As filed with the Securities and Exchange Commission on August 19, 2011

No. 333-175594

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No.1

to

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Burlington Coat Factory Warehouse Corporation

Additional Registrants Listed on Schedule A Hereto

(Exact name of registrant as specified in its charter)

Delaware	5311	22-1970303
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1830 Route 130 North

Burlington, New Jersey 08016

(609) 387-7800

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Paul C. Tang, Esq.

Burlington Coat Factory Warehouse Corporation

Executive Vice President and General Counsel

1830 Route 130 North

Burlington, New Jersey 08016

(609) 387-7800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Joshua N. Korff, Esq.

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

(212) 446-4800

Approximate date of commencement of proposed sale of the securities to the public: The exchange will occur as soon as practicable after the effective date of this Registration Statement  ☐

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to registered additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-Accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting Company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
10% Senior Notes due 2019	$450,000,000	$450,000,000	$52,245
Guarantees of 10% Senior Notes due 2019	$450,000,000	—	(3)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities act of 1933, as amended.
(2)	Previously paid.
(3)	Pursuant to Rule 457(n), no additional registration fee is payable with respect to the guarantees.

The registrant hereby amends this Registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Schedule A

Exact Name of Additional Registrants	Jurisdiction of Incorporation or Formation	Principal Executive Offices	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.

Burlington Coat Factory of Alabama, LLC	Alabama	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800	5311	20-4632712

Burlington Coat Factory Realty of Huntsville LLC	Alabama	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800	5311	22-1970303

Burlington Coat Factory Warehouse of Anchorage, Inc.	Alaska	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800	5311	93-1046485

Burlington Coat Factory of Arizona, LLC	Arizona	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800	5311	20-4632763

Burlington Coat Factory Realty of Desert Sky, Inc.	Arizona	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800	5311	86-1031005

Burlington Coat Factory Realty of Mesa, Inc.	Arizona	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800	5311	86-1031006

Burlington Coat Factory of Arkansas, LLC	Arkansas	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800	5311	20-4632817

Baby Depot of California, LLC	California	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800	5311	20-4633089

Burlington Coat Factory of California, LLC	California	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800	5311	20-4632887

Burlington Coat Factory Realty of Dublin, Inc.	California	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800	5311	94-3399808

Burlington Coat Factory Realty of Florin, Inc.	California	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800	5311	94-3399809

Exact Name of Additional Registrants	Jurisdiction of Incorporation or Formation	Principal Executive Offices	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.

Burlington Coat Factory Realty of Ventura, Inc.	California	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800	5311	77-0518590

Burlington Coat Factory of San Bernardino, LLC	California	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800	5311	20-4633016

MJM Designer Shoes of California, LLC	California	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800	5311	20-4632945

Burlington Coat Factory of Colorado, LLC	Colorado	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800	5311	20-4633153

Burlington Coat Factory of Connecticut, LLC	Connecticut	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800	5311	20-4633202

Burlington Coat Realty of East Windsor, Inc.	Connecticut	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800	5311	06-1391139

Cohoes Fashions of Connecticut, LLC	Connecticut	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800	5311	20-4633634

Burlington Coat Factory of Delaware, LLC	Delaware	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800	5311	20-4633728

Burlington Coat Factory of Texas, Inc.	Delaware	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800	5311	20-4633830

Burlington Coat Factory of Texas, L.P.	Delaware	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800	5311	20-4633782

Burlington Coat Factory Investments Holdings, Inc.	Delaware	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800	5311	20-4663833

Exact Name of Additional Registrants	Jurisdiction of Incorporation or Formation	Principal Executive Offices	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.

Burlington Coat Factory Realty Corp.	Delaware	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800	5311	22-3246670

C.F.I.C. Corporation	Delaware	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800	5311	51-0282085

MJM Designer Shoes of Delaware, LLC	Delaware	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800	5311	20-2681523

Bee Ridge Plaza, LLC	Florida	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800	5311	02-0693864

Burlington Coat Factory of Florida, LLC	Florida	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800	5311	58-1975714

Burlington Coat Factory Realty of Coral Springs, Inc.	Florida	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800	5311	03-0387530

Burlington Coat Factory Realty of Orlando, Inc.	Florida	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800	5311	59-3558218

Burlington Coat Factory Realty of Sarasota, Inc.	Florida	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800	5311	22-3869014

Burlington Coat Factory Realty of University Square, Inc.	Florida	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800	5311	59-3724802

Burlington Coat Factory Realty of West Colonial, Inc.	Florida	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800	5311	05-0550581

K&T Acquisition Corp.	Florida	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800	5311	57-1176343

Exact Name of Additional Registrants	Jurisdiction of Incorporation or Formation	Principal Executive Offices	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.

MJM Designer Shoes of Florida, LLC	Florida	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800	5311	60-0001903

Burlington Coat Factory of Georgia, LLC	Georgia	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800	5311	22-2310204

Burlington Coat Factory Realty of Morrow, Inc.	Georgia	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800	5311	58-2331013

Burlington Coat Factory Warehouse of Atlanta, Inc.	Georgia	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800	5311	22-2310222

Burlington Coat Factory of Hawaii, LLC	Hawaii	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800	5311	26-0845470

Burlington Coat Factory of Idaho, LLC	Idaho	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800	5311	20-4633933

Burlington Coat Factory of Illinois, LLC	Illinois	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800	5311	20-4634340

Burlington Coat Factory Realty of Bloomingdale, Inc.	Illinois	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800	5311	36-4446838

Burlington Coat Factory Realty of River Oaks, Inc.	Illinois	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800	5311	36-4171851

Burlington Coat Factory Warehouse of East St. Louis, Inc.	Illinois	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800	5311	36-3384100

Burlington Coat Realty of Gurnee, Inc.	Illinois	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800	5311	36-3898953

Exact Name of Additional Registrants	Jurisdiction of Incorporation or Formation	Principal Executive Offices	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.

Burlington Coat Factory of Indiana, LLC	Indiana	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800	5311	35-2086329

Burlington Coat Factory Realty of Greenwood, Inc.	Indiana	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800	5311	36-4494986

Burlington Coat Factory of Iowa, LLC	Iowa	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800	5311	42-1204776

Burlington Coat Factory of Kansas, LLC	Kansas	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800	5311	20-4634554

Burlington Coat Factory of Kentucky, Inc.	Kentucky	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800	5311	62-1247906

Burlington Coat Factory of Louisiana, LLC	Louisiana	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800	5311	20-4634617

Burlington Coat Factory of Maine, LLC	Maine	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800	5311	20-4634794

Burlington Coat Factory of Maryland, LLC	Maryland	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800	5311	20-4634824

Burlington Coat Factory of Massachusetts, LLC	Massachusetts	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800	5311	58-2669608

Burlington Coat Factory Realty of North Attleboro, Inc.	Massachusetts	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800	5311	04-3344507

Cohoes Fashions of Massachusetts, LLC	Massachusetts	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800	5311	20-4634868

Burlington Coat Factory of Michigan, LLC	Michigan	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800	5311	20-4635333

Exact Name of Additional Registrants	Jurisdiction of Incorporation or Formation	Principal Executive Offices	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.

Burlington Coat Factory Warehouse of Detroit, Inc.	Michigan	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800	5311	38-2424219

Burlington Coat Factory Warehouse of Grand Rapids, Inc.	Michigan	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800	5311	31-1045013

Burlington Coat Factory Warehouse of Redford, Inc.	Michigan	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800	5311	36-3251099

Burlington Coat Factory of Minnesota, LLC	Minnesota	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800	5311	20-4635381

Burlington Coat Factory of Mississippi, LLC	Mississippi	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800	5311	20-4804503

Burlington Coat Factory of Missouri, LLC	Missouri	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800	5311	20-4635447

Burlington Coat Factory Realty of Des Peres, Inc.	Missouri	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800	5311	43-1842990

Burlington Coat Factory of Montana, LLC	Montana	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800	5311	26-0845554

Burlington Coat Factory of Nebraska, LLC	Nebraska	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800	5311	20-4635566

Burlington Coat Factory of Nevada, LLC	Nevada	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800	5311	20-4635612

Burlington Coat Realty of Las Vegas, Inc.	Nevada	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800	5311	88-0314073

Exact Name of Additional Registrants	Jurisdiction of Incorporation or Formation	Principal Executive Offices	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.

Burlington Coat Factory of New Hampshire, LLC	New Hampshire	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800	5311	20-4635690

Burlington Coat Factory Direct Corporation	New Jersey	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800	5311	22-3531725

Burlington Coat Factory of New Jersey, LLC	New Jersey	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800	5311	20-4635873

Burlington Coat Factory Realty of Edgewater Park, Inc.	New Jersey	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800	5311	22-3815140

Burlington Coat Factory Realty of Paramus, Inc.	New Jersey	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800	5311	22-3823189

Burlington Coat Factory Realty of Pinebrook, Inc.	New Jersey	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800	5311	48-1266066

Burlington Coat Factory Warehouse of Edgewater Park, Inc.	New Jersey	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800	5311	22-3751945

Burlington Coat Factory Warehouse of Edgewater Park Urban Renewal Corp.	New Jersey	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800	5311	22-3843958

Burlington Coat Factory Warehouse of New Jersey, Inc.	New Jersey	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800	5311	22-2667705

Cohoes Fashions of New Jersey, LLC	New Jersey	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800	5311	20-4635964

MJM Designer Shoes of Moorestown, Inc.	New Jersey	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800	5311	20-0156497

Exact Name of Additional Registrants	Jurisdiction of Incorporation or Formation	Principal Executive Offices	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.

MJM Designer Shoes of New Jersey, LLC	New Jersey	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800	5311	20-4635926

Super Baby Depot of Moorestown, Inc.	New Jersey	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800	5311	20-0828544

Burlington Coat Factory of New Mexico, LLC	New Mexico	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800	5311	20-4771747

Burlington Coat Factory of New York, LLC	New York	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800	5311	20-4636047

Burlington Coat Factory Realty of Yonkers, Inc.	New York	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800	5311	13-4199049

Cohoes Fashions of New York, LLC	New York	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800	5311	20-4636764

Georgetown Fashions Inc.	New York	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800	5311	11-2463441

LC Acquisition Corp.	New York	1830 Route 130 Burlington, New Jersey 08016 (609) 387-7800	5311	22-2913067

MJM Designer Shoes of New York, LLC	New York	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800	5311	20-4636419

Monroe G. Milstein, Inc.	New York	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800	5311	13-3150740

Exact Name of Additional Registrants	Jurisdiction of Incorporation or Formation	Principal Executive Offices	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.

Burlington Coat Factory of North Carolina, LLC	North Carolina	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800	5311	20-4636810

Burlington Coat Factory of North Dakota, LLC	North Dakota	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800	5311	20-4680654

Burlington Coat Factory of Ohio, LLC	Ohio	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800	5311	20-4636839

Burlington Coat Factory Warehouse of Cleveland, Inc.	Ohio	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800	5311	34-1402739

Burlington Coat Factory of Oklahoma, LLC	Oklahoma	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800	5311	20-4636882

Burlington Coat Factory Realty of Tulsa, Inc.	Oklahoma	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800	5311	20-1593400

Burlington Coat Factory of Oregon, LLC	Oregon	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800	5311	93-1113593

Burlington Coat Factory of Pennsylvania, LLC	Pennsylvania	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800	5311	20-4636915

Burlington Coat Factory Realty of Langhorne, Inc.	Pennsylvania	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800	5311	51-0420881

Burlington Coat Factory Realty of West Mifflin, Inc.	Pennsylvania	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800	5311	25-1900644

Burlington Coat Factory Realty of Whitehall, Inc.	Pennsylvania	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800	5311	52-2367723

Exact Name of Additional Registrants	Jurisdiction of Incorporation or Formation	Principal Executive Offices	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.

Burlington Coat Factory Warehouse Inc.	Pennsylvania	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800	5311	52-1097225

Burlington Coat Factory Warehouse of Bristol, LLC	Pennsylvania	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800	5311	20-4637002

Burlington Coat Factory Warehouse of Cheltenham, Inc.	Pennsylvania	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800	5311	52-2004601

Burlington Coat Factory Warehouse of Langhorne, Inc.	Pennsylvania	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800	5311	22-3737338

Burlington Coat Factory Warehouse of Montgomeryville, Inc.	Pennsylvania	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800	5311	23-2777799

Burlington Factory Warehouse of Reading, Inc.	Pennsylvania	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800	5311	22-2263811

MJM Designer Shoes of Pennsylvania, LLC	Pennsylvania	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800	5311	20-4636967

Burlington Coat Factory of Puerto Rico, LLC	Puerto Rico	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800	5311	66-0697802

Burlington Coat Factory of Rhode Island, LLC	Rhode Island	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800	5311	20-4771799

Cohoes Fashions of Cranston, Inc.	Rhode Island	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800	5311	05-0478167

Burlington Coat Factory of South Carolina, LLC	South Carolina	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800	5311	20-4637038

Exact Name of Additional Registrants	Jurisdiction of Incorporation or Formation	Principal Executive Offices	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.

Burlington Coat Factory Warehouse of Charleston, Inc.	South Carolina	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800	5311	57-0903026

Burlington Coat Factory of South Dakota, LLC	South Dakota	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800	5311	26-0845641

Burlington Coat Factory Realty of Memphis, Inc.	Tennessee	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800	5311	71-0911391

Burlington Coat Factory Warehouse of Hickory Commons, Inc.	Tennessee	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800	5311	62-1664387

Burlington Coat Factory Warehouse of Memphis, Inc.	Tennessee	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800	5311	62-1142888

Burlington Coat Factory Warehouse of Shelby, Inc.	Tennessee	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800	5311	62-1283132

Burlington Coat Factory Realty of Bellaire, Inc.	Texas	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800	5311	76-0682036

Burlington Coat Factory Realty of El Paso, Inc.	Texas	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800	5311	20-1985900

Burlington Coat Factory Realty of Westmoreland, Inc.	Texas	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800	5311	75-2940553

Burlington Coat Factory Warehouse of Baytown, Inc.	Texas	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800	5311	76-0682033

Burlington Coat Realty of Houston, Inc.	Texas	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800	5311	76-0442092

Exact Name of Additional Registrants	Jurisdiction of Incorporation or Formation	Principal Executive Offices	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.

Burlington Coat Realty of Plano, Inc.	Texas	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800	5311	75-2491335

MJM Designer Shoes of Texas, Inc.	Texas	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800	5311	74-2579897

Burlington Coat Factory of Utah, LLC	Utah	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800	5311	20-4637069

Burlington Coat Factory of Vermont, LLC	Vermont	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800	5311	26-0845829

BCF Cards, Inc.	Virginia	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800	5311	26-0260474

Burlington Coat Factory of Virginia, LLC	Virginia	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800	5311	22-2377376

Burlington Coat Factory of Pocono Crossing, LLC	Virginia	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800	5311	46-0492681

Burlington Coat Factory Reality of Coliseum, Inc.	Virginia	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800	5311	54-2040601

Burlington Coat Factory Realty of Fairfax, Inc.	Virginia	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800	5311	54-2011140

Burlington Coat Factory Warehouse of Coliseum, Inc.	Virginia	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800	5311	54-2040603

Burlington Coat Realty of Potomac, Inc.	Virginia	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800	5311	52-1848892

Exact Name of Additional Registrants	Jurisdiction of Incorporation or Formation	Principal Executive Offices	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.

Burlington Coat Factory of Washington, LLC	Washington	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800	5311	20-4637093

Burlington Coat Factory Realty of Franklin, Inc.	Washington	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800	5311	91-2131354

Burlington Coat Factory of West Virginia, LLC	West Virginia	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800	5311	20-4637153

Burlington Coat Factory of Wisconsin, LLC	Wisconsin	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800	5311	20-4637125

The information in this prospectus is not complete and may be changed. We may not complete this exchange offer until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated August 19, 2011

Prospectus

$450,000,000

Burlington Coat Factory Warehouse Corporation

Exchange Offer for 10% Senior Notes due 2019

Offer for outstanding 10% Senior Notes due 2019, in the aggregate principal amount of $450,000,000 (which we refer to as the “Old Notes”) in exchange for up to $450,000,000 in aggregate principal amount of 10% Senior Notes due 2019 which have been registered under the Securities Act of 1933, as amended (which we refer to as the “Exchange Notes” and, together with the Old Notes, the “notes”).

Terms of the Exchange Offer

•	Expires 5:00 p.m., New York City time, , 2011, unless extended.

•	You may withdraw tendered outstanding Old Notes any time before the expiration or termination of the exchange offer.

•	Not subject to any condition other than that the exchange offer does not violate applicable law or any interpretation of the staff of the Securities and Exchange Commission.

•	We can amend or terminate the exchange offer.

•	We will not receive any proceeds from the exchange offer.

•	The exchange of Old Notes for the Exchange Notes should not be a taxable exchange for United States federal income tax purposes. See “Certain United States Federal Income Tax Considerations.”

Terms of the Exchange Notes

•

The Exchange Notes will be general unsecured obligations and will rank equally in right of payment with all of our existing and future indebtedness that is not expressly subordinated thereto, senior in right of payment to any future indebtedness that is expressly subordinated in right of payment thereto and effectively junior to our existing and future secured indebtedness to the extent of the value of the collateral securing such indebtedness in addition to all indebtedness of our non-guarantor subsidiary.

•

The Exchange Notes will be fully, jointly, severally and unconditionally guaranteed on a senior unsecured basis by Burlington Coat Factory Investments Holdings, Inc. and each of our U.S. subsidiaries to the extent such guarantor is a guarantor of our obligations under our New Term Loan Facility (as defined below).

•	The Exchange Notes will mature on February 15, 2019.

•	The Exchange Notes will accrue interest at a rate per annum equal to 10% and will be payable semi-annually on each February 15 and August 15, beginning on August 15, 2011.

•	We may redeem the Exchange Notes in whole or in part from time to time. See “Description of Exchange Notes.”

•	If we experience certain changes of control, we must offer to purchase the Exchange Notes at 101% of their aggregate principal amount, plus accrued and unpaid interest, if any.

•

The terms of the Exchange Notes are substantially identical to those of the outstanding Old Notes, except the transfer restrictions, registration rights and additional interest provisions relating to the Old Notes do not apply to the Exchange Notes.

For a discussion of the specific risks that you should consider before tendering your outstanding Old Notes in the exchange offer, see “Risk Factors” beginning on page 14 of this prospectus.

There is no established trading market for the Old Notes or the Exchange Notes.

Each broker dealer that receives Exchange Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. A broker dealer who acquired Old Notes as a result of market making or other trading activities may use this exchange offer prospectus, as supplemented or amended from time to time, in connection with any resales of the Exchange Notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Exchange Notes or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2011.

Each broker dealer that receives Exchange Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. By so acknowledging and by delivering a prospectus, a broker dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). A broker dealer who acquired Old Notes as a result of market making or other trading activities may use this prospectus, as supplemented or amended from time to time, in connection with any resales of the Exchange Notes. We have agreed that, for a period of up to 180 days after the closing of the exchange offer, we will make this prospectus available for use in connection with any such resale. See “Plan of Distribution.”

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy securities other than those specifically offered hereby or an offer to sell any securities offered hereby in any jurisdiction where, or to any person whom, it is unlawful to make such offer or solicitation. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our 10% Senior Notes due 2019.

i

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus contains “forward-looking statements” within the meaning of the meaning of Section 27A of the Securities Act and Section 21E in the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (each of which contain safe harbors which do not apply to statements made in connection with this offering), which involve risks and uncertainties. Forward-looking statements include all statements that do not relate solely to historical or current facts, and you can identify forward-looking statements because they contain words such as “projects,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “should,” “would,” “could,” “will,” “opportunity,” “potential” or “may,” or similar expressions that concern our prospects, objectives, strategies, plans or intentions. All statements made relating to our estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and financial results or to the impact of existing or proposed laws or regulations described in this prospectus are forward-looking statements. These forward-looking statements are subject to risks and uncertainties that may change at any time and, therefore, our actual results may differ materially from those expected. We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, it is very difficult to predict the impact of known factors and, of course, it is impossible to anticipate all factors that could affect our actual results. Important factors that could cause actual results to differ materially from the forward-looking statements contained in this prospectus include, among others:

•	general economic conditions;

•	changing consumer preferences and demand;

•	weather patterns, including, among other things, changes in year-over-year temperatures;

•	competitive factors, including pricing and promotional activities of major competitors;

•	industry trends, including changes in buying, inventory and other business practices by customers;

•	the availability of desirable store locations on suitable terms;

•	competitive factors, including pricing and promotional activities of major competitors;

•	the availability, selection and purchasing of attractive merchandise on favorable terms;

•	import risks;

•	our future profitability;

•	our ability to control costs and expenses;

•	unforeseen computer related problems;

•	any unforeseen material loss or casualty;

•	the effect of inflation;

•	an increase in competition within the markets in which we compete;

•	regulatory changes;

•	changes in general and/or regional economic conditions;

•	our relationships with employees;

•	the impact of current and future laws;

•	additional terrorist attacks, particularly attacks on or within markets in which we operate; and

•	natural and man-made disasters, including but not limited to fire, snow and ice storms, flood, hail, hurricanes and earthquakes.

ii

These factors should not be construed as exhaustive and should be read with the other cautionary statements in this prospectus. Although we base these forward-looking statements on assumptions that we believe are reasonable when made, we caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements contained in this prospectus. In addition, even if our results of operations, financial condition and liquidity, and the development of the industry in which we operate are consistent with the forward-looking statements contained in this prospectus, those results or developments may not be indicative of results or developments in subsequent periods.

Given these risks and uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statements contained in this prospectus speak only as of the date of such statement and, except for our ongoing obligations to disclose material information under the federal securities laws, we do not undertake any obligation to update such statements or to publicly announce the results of any revisions to any such statements to reflect future events or developments unless required by law. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

MARKET, RANKING AND OTHER INDUSTRY DATA

In this prospectus we rely on and refer to information and statistics regarding our industry, the size of certain markets and our position within the sectors in which we compete. Some of the market and industry data contained in this prospectus are based on independent industry publications or other publicly available information, while other information is based on our good faith estimates, which are derived from our review of internal surveys, as well as independent sources listed in this prospectus, and our management’s knowledge and experience in the markets in which we operate. Our estimates have also been based on information obtained from our customers, suppliers and other contacts in the markets in which we operate. Although we believe that these independent sources and our internal data are reliable as of their respective dates, the information contained in them has not been independently verified, and we cannot assure you as to the accuracy or completeness of this information. As a result, you should be aware that the market and industry data and the market share estimates set forth in this prospectus, and beliefs and estimates based thereon, may not be reliable.

TRADEMARKS, SERVICE MARKS AND TRADE NAMES

We own the trademarks, service marks and trade names that we use in connection with the operation of our business. Our trademarks include “BCF,” “BCF Burlington Coat Factory,” “Burlington Coat Factory,” “Cohoes,” “Luxury Linens,” “MJM Designer Shoes” and “Baby Depot”. This prospectus may also contain trademarks, service marks, trade names and copyrights of other companies, which are the property of their respective owners. Solely for convenience, the trademarks, service marks, trade names and copyrights referred to in this prospectus are listed without the TM, SM, © and ® symbols, but we will assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors, if any, to these trademarks, service marks, trade names and copyrights.

iii

PROSPECTUS SUMMARY

This summary highlights material information about our business and about this exchange offer. This is a summary of material information contained elsewhere in this prospectus and is not complete and does not contain all of the information that may be important to you. For a more complete understanding of our business and this exchange offer, you should read this entire prospectus, including the section entitled “Risk Factors”, along with the detailed information and the audited Consolidated Financial Statements and the related notes thereto and the unaudited Condensed Consolidated Financial Statements and the related notes thereto, included elsewhere in this prospectus. In this prospectus, unless otherwise indicated or the context otherwise requires, “we,” “us,” “our,” “Company,” “BCF” and “Burlington Coat Factory” refers to Burlington Coat Factory Warehouse Corporation and its consolidated subsidiaries and “Holdings” refers to Burlington Coat Factory Investments Holdings, Inc., which is the parent of Burlington Coat Factory Warehouse Corporation.

Because Holdings is a guarantor of the notes offered hereby, it is appropriate to include in this prospectus, certain financial statements of Holdings. Separate financial statements for us have not been presented. Holdings has no operations and its only asset is all of our capital stock. All discussions of operations in this prospectus relate to us, and such operations are reflected in the historical audited Consolidated Financial Statements of Holdings and the historical unaudited interim Condensed Consolidated Financial Statements of Holdings, included elsewhere in this prospectus.

Company Overview

We are a nationally recognized off-price retailer of high-quality, branded apparel at everyday low prices (“EDLP”). We opened our first store in Burlington, New Jersey in 1972, selling primarily coats and outerwear. Since then, and as of April 30, 2011, we have expanded our store base to 462 stores in 44 states and Puerto Rico and diversified our product categories by offering an extensive selection of in-season better and moderate brands, fashion-focused merchandise, including: ladies sportswear, menswear, coats, family footwear, baby furniture and accessories, as well as home decor and gifts. We continue to emphasize our rich heritage of coats and outerwear and we believe that we are viewed as the destination for coat shoppers. We offer a broad selection of desirable, first-quality, branded merchandise from nationally-recognized manufacturers and other suppliers. For the fiscal year ended January 29, 2011, we generated total revenue of $3,701.1 million, net sales of $3,669.6 million, net income of $31.0 million and Adjusted EBITDA (as defined below in “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources”) of $338.1 million.

As of April 30, 2011, we operated our stores under the names “Burlington Coat Factory Warehouse” (“BCFW”) (447 stores), “Cohoes Fashions” (two stores) and “MJM Designer Shoes” (13 stores). The average BCFW store is approximately 80,000 square feet, generally twice the size of our off-price competition but smaller than traditional department stores.

We believe that our customers are attracted to our stores principally by the availability of a large assortment of first-quality current branded merchandise at EDLP. We provide a wide range of apparel, accessories and furnishing for all ages. We believe our substantial selection of staple, destination products such as coats and products in our Baby Depot departments, as well as men’s and boys’ suits, attracts customers from beyond our local trade areas. This merchandise mix drives incremental store-traffic and differentiates us from our competitors. We also optimize our inventory by purchasing both pre-season and in-season merchandise. This enables us to respond effectively to changing market conditions and consumer fashion preferences.

We are owned by Holdings. Holdings has no operations and its only asset is all of our stock. We were initially organized in 1972 as a New Jersey corporation. In 1983, we were reincorporated in Delaware and currently exist as a Delaware corporation. Holdings was organized in 2006 (and currently exists) as a Delaware corporation. We became a wholly-owned subsidiary of Holdings in connection with our acquisition on April 13, 2006 by affiliates of Bain Capital in a take private transaction (the “Merger Transaction”). Holdings is a wholly-owned subsidiary of Burlington Coat Factory Holdings, Inc. (“Parent”).

Equity Sponsor

Bain Capital Partners, LLC is a global private investment firm that manages several pools of capital including private equity, high-yield assets, mezzanine capital and public equity with approximately $64 billion in assets under management. Since its inception in 1984, Bain Capital’s private equity affiliates have made over 350 investments in a variety of industries around the world. Currently, Bain Capital has a team of over 120 professionals dedicated to investing in and supporting its portfolio companies. Headquartered in Boston, Bain Capital has offices in New York, London, Munich, Hong Kong, Shanghai and Tokyo.

Bain Capital has a long and successful history of investing in retail businesses as well as consumer products companies distributing through retailers, and has a dedicated group of investment professionals focused on the sector. Bain Capital has made a number of retail and consumer products investments, including: Dunkin Brands, Shoppers Drug Mart, Burger King, Toys “R” Us, Dollarama, Michael’s, Gymboree, Staples, Domino’s Pizza, Brookstone, Duane Reade, Sealy, and Sports Authority.

Organizational Structure

The chart below illustrates our basic corporate and principal debt structure. The equity ownership percentages are approximations as of July 14, 2011. In connection with the offering of the Old Notes, on February 24, 2011, the Company refinanced its existing senior secured term loan credit facility (the “Existing Term Loan Facility”), issued in the original principal amount of $900.0 million, with the proceeds of a new $1.0 billion senior secured term loan facility (the “New Term Loan Facility”), and entered into a First Amendment (the “First Amendment”) to the Amended and Restated Credit Agreement, dated January 15, 2010 (as amended, supplemented and otherwise modified, the “Amended ABL Credit Agreement”), among the Company, as lead borrower, the borrowers party thereto, the facility guarantors party thereto, Bank of America, N.A. as administrative agent and collateral agent, the lenders party thereto, Wells Fargo Retail Finance, LLC and Regions Bank as co-syndication agents, J.P. Morgan Securities Inc. and UBS Securities LLC as co-documentation agents and General Electric Capital Corporation, US Bank, National Association and SunTrust Bank as senior managing agents, governing the Company’s existing senior secured asset-based revolving credit facility (the “ABL Line of Credit” and, together with the New Term Loan Facility, the “New Senior Secured Credit Facilities”).

Executive Offices

Our principal offices are located at 1830 Route 130 North, Burlington, New Jersey 08016. Our telephone number is (609) 387-7800. Our web site address is www.burlingtoncoatfactory.com. The information on our website does not constitute a part of, and is not incorporated by reference into, this prospectus.

The Exchange Offer

On February 24, 2011, we sold, through a private placement exempt from the registration requirements of the Securities Act, $450,000,000 of our 10% Senior Notes due 2019, CUSIP Nos. 121579 AF3, U10711 AD8, all of which are eligible to be exchanged for Exchange Notes. We refer to these notes as “Old Notes” in this prospectus.

Simultaneously with the private placement, we entered into that certain Registration Rights Agreement, dated February 24, 2011 (the “Registration Rights Agreement”), with the initial purchasers of the Old Notes. Under the Registration Rights Agreement, we are required to use our reasonable best efforts to file a registration statement with the United States Securities and Exchange Commission (the “SEC”) enabling the holders of the Old Notes to exchange their Old Notes for Exchange Notes with identical terms, and to complete the exchange offer within 45 days after the date on which the exchange offer registration statement is declared effective by the SEC. You may exchange your Old Notes for Exchange Notes in this exchange offer. You should read the discussion under the headings “—Summary of Exchange Offer,” “Exchange Offer” and “Description of Exchange Notes” for further information regarding the Exchange Notes.

We did not register the Old Notes under the Securities Act or any state securities law, nor do we intend to after the exchange offer. As a result, the Old Notes may only be transferred in limited circumstances under the securities laws. If the holders of the Old Notes do not exchange their Old Notes in the exchange offer, they lose their right to have the Old Notes registered under the Securities Act, subject to certain limitations. Anyone who still holds Old Notes after the exchange offer may be unable to resell their Old Notes.

Securities Offered	$450.0 million aggregate principal amount of 10% Senior Notes due 2019.

Exchange Offer	We are offering to exchange the Old Notes for a like principal amount at maturity of the Exchange Notes. Old Notes may be exchanged only in integral principal multiples of $1,000. This exchange offer is being made pursuant to the Registration Rights Agreement which grants the initial purchasers and any subsequent holders of the Old Notes certain exchange and registration rights. This exchange offer is intended to satisfy those exchange and registration rights with respect to the Old Notes. After the exchange offer is complete, you will no longer be entitled to any exchange or registration rights with respect to your Old Notes.

Expiration Date; Withdrawal of Tender	The exchange offer will expire 5:00 p.m., New York City time, on , 2011, or a later time if we choose to extend the exchange offer in our sole and absolute discretion. You may withdraw your tender of Old Notes at any time prior to the expiration date. All outstanding Old Notes that are validly tendered and not validly withdrawn will be exchanged. Any Old Notes not accepted by us for exchange for any reason will be returned to you at our expense as promptly as possible after the expiration or termination of the exchange offer.

Resales	We believe that you can offer for resale, resell and otherwise transfer the Exchange Notes without complying with the registration and prospectus delivery requirements of the Securities Act so long as:

•	you acquire the Exchange Notes in the ordinary course of business;

•	you are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the Exchange Notes;

•	you are not an “affiliate” of ours, as defined in Rule 405 of the Securities Act; and

•	you are not a broker dealer.

If any of these conditions is not satisfied and you transfer any Exchange Notes without delivering a proper prospectus or without qualifying for a registration exemption, you may incur liability under the Securities Act. We do not assume, or indemnify you against, any such liability.

Each broker dealer acquiring Exchange Notes issued for its own account in exchange for Old Notes, which it acquired through market making activities or other trading activities, must acknowledge that it will deliver a proper prospectus when any Exchange Notes issued in the exchange offer are transferred. A broker dealer may use this prospectus for an offer to resell, a resale or other retransfer of the Exchange Notes issued in the exchange offer.

Conditions to the Exchange Offer	Our obligation to accept for exchange, or to issue the Exchange Notes in exchange for, any Old Notes is subject to certain customary conditions, including our determination that the exchange offer does not violate any law, statute, rule, regulation or interpretation by the Staff of the SEC or any regulatory authority or other foreign, federal, state or local government agency or court of competent jurisdiction, some of which may be waived by us. We currently expect that each of the conditions will be satisfied and that no waivers will be necessary. See “Exchange Offer—Conditions to the Exchange Offer.”

Procedures for Tendering Old Notes held in the Form of Book-Entry Interests	The Old Notes were issued as global securities and were deposited upon issuance with Wilmington Trust FSB which issued uncertificated depositary interests in those outstanding Old Notes, which represent a 100% interest in those Old Notes, to The Depositary Trust Company (“DTC”).

Beneficial interests in the outstanding Old Notes, which are held by direct or indirect participants in DTC, are shown on, and transfers of the Old Notes can only be made through, records maintained in book-entry form by DTC.

You may tender your outstanding Old Notes by instructing your broker or bank where you keep the Old Notes to tender them for you. In some cases you may be asked to submit the letter of transmittal that may accompany this prospectus. By tendering your Old Notes you will be deemed to have acknowledged and agreed to be bound by the terms set forth under “Exchange Offer.” Your outstanding Old Notes must be tendered in multiples of $1,000.

In order for your tender to be considered valid, the exchange agent must receive a confirmation of book-entry transfer of your outstanding Old Notes into the exchange agent’s account at DTC, under the procedure described in this prospectus under the heading “Exchange Offer,” on or before 5:00 p.m., New York City time, on the expiration date of the exchange offer.

United States Federal Income Tax Considerations	The exchange offer should not result in any income, gain or loss to the holders of Old Notes or to us for United States federal income tax purposes. See “Certain United States Federal Income Tax Considerations.”

Use of Proceeds	We will not receive any proceeds from the issuance of the Exchange Notes in the exchange offer.

Exchange Agent	Wilmington Trust, National Association is serving as the exchange agent for the exchange offer.

Shelf Registration Statement	In limited circumstances, holders of Old Notes may require us to register their Old Notes under a shelf registration statement.

Consequences of Not Exchanging Old Notes

If you do not exchange your Old Notes in the exchange offer, your Old Notes will continue to be subject to the restrictions on transfer currently applicable to the Old Notes. In general, you may offer or sell your Old Notes only:

•	if they are registered under the Securities Act and applicable state securities laws;

•	if they are offered or sold under an exemption from registration under the Securities Act and applicable state securities laws; or

•	if they are offered or sold in a transaction not subject to the Securities Act and applicable state securities laws.

We do not currently intend to register the Old Notes under the Securities Act. Under some circumstances, however, holders of the Old Notes, including holders who are not permitted to participate in the exchange offer or who may not freely resell Exchange Notes received in the exchange offer, may require us to file, and to cause to become effective, a shelf registration statement covering resales of Old Notes by these holders. For more information regarding the consequences of not tendering your Old Notes and our obligation to file a shelf registration statement, see “Exchange Offer—Consequences of Exchanging or Failing to Exchange Old Notes” and “Description of Exchange Notes—Registration Rights.”

Description of Exchange Notes

Issuer	Burlington Coat Factory Warehouse Corporation.

Notes Offered	$450.0 million aggregate principal amount of 10% Senior Notes due 2019.

Maturity Date	The Exchange Notes will mature on February 15, 2019.

Interest Rate	The Exchange Notes will bear interest at a rate of 10% per annum. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Interest Payment Dates	Interest on the Exchange Notes will be payable semi-annually on February 15 and August 15 of each year, commencing on August 15, 2011.

Guarantees	The Exchange Notes will be fully and unconditionally guaranteed on a senior basis by Burlington Coat Factory Investments Holdings, Inc. and each of our U.S. subsidiaries to the extent such guarantor is a guarantor of our obligations under the New Term Loan Facility. See “Description of Exchange Notes—Guarantees.”

Ranking	The Exchange Notes will be our senior unsecured obligations. The Exchange Notes will rank equally in right of payment with all of our existing and future indebtedness that is not expressly subordinated thereto, senior in right of payment to any future indebtedness that is expressly subordinated in right of payment thereto and effectively junior to our existing and future secured indebtedness to the extent of the value of the collateral securing such indebtedness in addition to all indebtedness of our non-guarantor subsidiary.

The guarantees will be the guarantors’ senior unsecured obligations. The guarantees will rank equally in right of payment with all existing and future indebtedness of each guarantor that is not expressly subordinated thereto, senior in right of payment to any future indebtedness of each guarantor that is expressly subordinated in right of payment thereto and effectively junior to all existing and future secured indebtedness of each guarantor to the extent of the value of the collateral securing such indebtedness.

Optional Redemption	Prior to February 15, 2014, we may redeem up to 35% of the aggregate principal amount of the Exchange Notes with the proceeds of certain equity offerings at the redemption price set forth in this prospectus, plus accrued and unpaid interest, if any, to the redemption date. See “Description of Exchange Notes—Optional Redemption.”

Prior to February 15, 2015, we may redeem some or all of the Exchange Notes at a price equal to 100% of the principal amount of the Exchange Notes redeemed, plus accrued and unpaid interest, if any, to the redemption date and a “make-whole premium” as described in this prospectus. See “Description of Exchange Notes—Optional Redemption.”

On or after February 15, 2015, we may redeem all or a portion of the Exchange Notes at any time at the redemption prices set forth in this prospectus, plus accrued and unpaid interest, if any, to the redemption date. See “Description of Exchange Notes—Optional Redemption.”

Change of Control Offer	If we experience certain change of control events, we must offer to repurchase the Exchange Notes at 101% of their principal amount, plus accrued and unpaid interest, if any, to the applicable repurchase date. See “Description of Exchange Notes—Repurchase at the Option of Holders—Change of Control.”

Asset Sale Offer	If we sell assets under certain circumstances we must offer to repurchase the Exchange Notes at 100% of their principal amount, plus accrued and unpaid interest, if any, to the applicable repurchase date. See “Description of Exchange Notes—Repurchase at the Option of Holders—Asset Sales.”

Restrictive Covenants	The Exchange Notes will be issued under an indenture containing covenants that, among other things, will restrict our ability and the ability of our restricted subsidiaries to:

•	incur indebtedness or issue certain preferred equity;

•	enter into sale-leaseback transactions;

•	pay dividends, redeem stock or make other distributions or restricted payments;

•	make certain investments;

•	agree to payment restrictions affecting the restricted subsidiaries;

•	sell or otherwise transfer or dispose of assets, including equity interests of our subsidiaries;

•	enter into transactions with our affiliates;

•	create liens;

•	designate our subsidiaries as unrestricted subsidiaries; and

•	consolidate, merge or sell substantially all of our assets.

These covenants will be subject to a number of important exceptions and qualifications. See “Description of Exchange Notes—Certain Covenants.”

No Established Trading Market	The Exchange Notes are new issues of securities with no established trading market. The Exchange Notes will not be listed on any securities exchange or on any automated dealer quotation system. We cannot assure you that a liquid market for the Exchange Notes will develop or be maintained.

Use of Proceeds	We will not receive any proceeds from the issuance of the Exchange Notes pursuant to the exchange offer.

Risk Factors	Investment in the Exchange Notes involves substantial risks. See “Risk Factors” for a discussion of certain risks relating to an investment in the Exchange Notes. For more complete information about the Exchange Notes, see “Description of Exchange Notes” section of this prospectus.

SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA

The following table presents our summary historical consolidated financial data and certain other financial data. The historical consolidated balance sheet data as of January 29, 2011 and January 30, 2010 and statement of operations data, statement of cash flows data and other financial data for the fiscal year ended January 29, 2011 (“Fiscal 2010”), the transition period from May 31, 2009 to January 30, 2010 (the “Transition Period”), and for the fiscal years ended May 30, 2009 and May 31, 2008 have been derived from our historical audited consolidated financial statements, which are included in this prospectus. The historical consolidated balance sheet data as of May 30, 2009 and May 31, 2008 have been derived from our historical audited consolidated financial statements, which are not included in this prospectus. The historical consolidated statement of operations data, statement of cash flows data and other financial data for the 52 weeks ended January 30, 2010, have been derived from our historical unaudited consolidated financial statements, which are not included in this prospectus. The consolidated statement of operations data, balance sheet data, statement of cash flows data and other financial data as of and for the three months ended April 30, 2011 and May 1, 2010 have been derived from our historical unaudited interim condensed consolidated financial statements, which are included in this prospectus. Operating results for the three months ended April 30, 2011 are not necessarily indicative of the results that may be expected for the entire fiscal year ending January 28, 2012.

In order to conform to the predominant fiscal calendar used within the retail industry, on February 25, 2010 our board of directors (the “Board of Directors”) approved a change in our fiscal year from a fiscal year comprised of the twelve consecutive fiscal months ending on the Saturday closest to May 31 to a fiscal year comprised of the twelve consecutive fiscal months ending on the Saturday closest to January 31. Fiscal 2010 covers the 52 week period ended January 29, 2011. The Transition Period covers the 35 week transition period beginning on May 31, 2009, the day following the end of our 2009 fiscal year, and ended on January 30, 2010. Fiscal 2009 ended on May 30, 2009 (“Fiscal 2009”) and was a 52 week year. Fiscal 2008 ended on May 31, 2008 (“Fiscal 2008”) and was a 52 week year.

The unaudited consolidated statement of operations data, statement of cash flows data and other financial data for the 52 weeks ended January 30, 2010 have been calculated based on the sum of our four unaudited recasted interim consolidated financial statement data for the quarters ended May 2, 2009, August 1, 2009, October 31, 2009 and January 30, 2010.

The historical consolidated financial data and other financial data presented below should be read in conjunction with our audited Consolidated Financial Statements and the related notes thereto and our unaudited Condensed Consolidated Financial Statements and the related notes thereto, included elsewhere in this prospectus, and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Our historical consolidated financial data may not be indicative of our future performance.

	Fiscal Year Ended			Transition Period from	52 Weeks Ended	Fiscal Year Ended	Three Months Ended
	May 31, 2008	May 30, 2009		May 31, 2009 to January 30, 2010	January 30, 2010	January 29, 2011	May 1, 2010	April 30, 2011
Statement of Operations Data:
Revenues:
Net Sales	$3,393,417	$3,541,981		$2,457,567	$3,522,914	$3,669,602	$894,678	$929,081
Other Revenue	30,556	29,386		21,730	30,840	31,487	7,280	7,250

Total Revenue	3,423,973	3,571,367		2,479,297	3,553,754	3,701,089	901,958	936,331

Costs and Expenses:
Cost of Sales (Exclusive of Depreciation and Amortization)	2,095,364	2,199,766		1,492,349	2,181,707	2,252,346	552,353	577,303
Selling and Administrative Expenses	1,090,829	1,115,248		759,774	1,113,960	1,156,613	278,528	288,828
Restructuring	—	6,952		2,429	7,452	2,200	963	—
Depreciation and Amortization	166,666	159,607		103,605	156,388	146,759	36,729	36,620
Interest Expense	132,993	102,716		59,476	84,423	99,309	27,365	30,854
Impairment	25,256	332,048		46,776	71,391	2,080	185	9
Loss on Extinguishment of Debt	—	—		—	—	—	—	37,764
Other Income, Net	(12,861)	(5,998)		(15,335)	(16,635)	(11,346)	(2,966)	(2,809)

Total Costs and Expenses	3,498,247	3,910,339		2,449,074	3,598,686	3,647,961	893,157	968,569

(Loss)/Income Before Income Tax (Benefit)/ Expense	(74,274)	(338,972)		30,223	(44,932)	53,128	8,801	(32,238)
Income Tax (Benefit)/ Expense	(25,304)	(147,389)		11,570	(29,753)	22,130	3,588	(11,181)

Net (Loss)/Income	$(48,970)	$(191,583)		$18,653	$(15,179)	$30,998	$5,213	$(21,057)

Balance Sheet Data:
Inventory	$719,529	$641,833		$613,295	$613,295	$644,228	$634,008	$688,985
Total Assets	2,964,492	2,533,368		2,393,994	2,393,994	2,458,008	2,625,710	2,530,368
Working Capital(1)	284,438	312,298		349,732	349,732	386,196	244,237	154,916
Long Term Debt	1,480,231	1,438,751		1,399,152	1,399,152	1,358,021	1,264,484	1,451,636
Total Debt	1,483,884	1,449,546		1,413,353	1,413,353	1,372,285	1,279,933	1,462,424
Stockholder’s Equity	323,524	135,065		154,500	154,500	187,512	159,795	(132,392)
Statement of Cash Flow Data:
Net Cash Provided by Operations	$97,977	$172,296		$103,527	$7,980	$208,704	$369,139	$310,559
Net Cash Used in Investing Activities	(100,313)	(145,280)		(54,074)	(89,465)	(159,962)	(22,181)	(40,228)
Net Cash (Used in) Provided by Financing Activities	8,559	(41,307)		(50,513)	64,529	(43,278)	(134,529)	(233,009)
Capital Expenditures(2)	(102,751)	(140,185)		(60,035)	(101,657)	(132,553)	(22,239)	(33,190)
Other Financial Data:
Rent Expense(3)	$153,979	$170,873		$115,862	$172,840	$182,808	$44,461	$46,909
Number of Stores (at end of period)	397	433		442	442	460	449	462
Comparative Store Sales (Decline) Growth(4)	(5.1)%	(2.5)%		(4.8)%	(4.3)%	(0.2)%	3.3%	0.5%
Gross Margin Rate	38.3%	37.9%		39.3%	38.1%	38.6%	38.3%	37.9%
Average Store Inventory	1,812	1,482		1,388	1,388	1,401	1,412	1,491
Annualized Inventory turnover	2.4	2.4		2.7	2.7	2.8	2.8	2.8
Store Payroll %	12.1%	10.9%		10.2%	10.4%	10.3%	10.3%	10.0%
Ratio of Earnings to Fixed Charges(5)	0.6x	(1.1	)x	1.3x	0.6x	1.4x	1.3x	0.2x

(1)	We define working capital as current assets (excluding restricted cash) minus current liabilities (including the current portion of long-term debt and accrued interest thereon).
(2)	Includes cash paid for property and equipment, lease acquisition costs and tradename rights.
(3)	Rent expense represents (i) basic rent expense on a straight-line basis; (ii) contingent rent expense; (iii) amortization of leasehold purchase rights; and (iv) amortization of leasehold incentives received from landlords.

(4)	We define comparative store sales as sales of those stores commencing on the first day of the fiscal month one year after the end of their grand opening activities, which normally conclude within the first two months of operations.
(5)	For purposes of calculating the ratio of earnings to fixed charges, earnings consist of income before provision for income taxes plus fixed charges. Fixed charges include: interest expense; amortization of capitalized finance costs; a portion of operating lease expenses (primarily rent) that our management believes is representative of the interest component of operating leases; and amortization of capitalized interest; less interest capitalized. Due to losses for the fiscal years ended May 31, 2008 and May 30, 2009, the coverage ratio was less than 1:1. BCF must generate additional pretax earnings of $73.8 million and $338.6 million respectively to achieve a ratio of 1:1 for the periods.

RISK FACTORS

Before exchanging your Old Notes for the Exchange Notes, you should carefully consider the following risk factors as well as the other information and data included elsewhere in this prospectus, including our audited Consolidated Financial Statements and the related notes thereto and our unaudited Condensed Consolidated Financial Statements and the related notes thereto, and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The risks described below are not the only risks we face. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business, cash flows, financial condition or results of operations. Any of the following risks could materially and adversely affect our business, cash flows, financial condition or results of operations. In such case, you may lose all or part of your original investment.

Risks Related to the Exchange Offer and Holding the Exchange Notes

The Exchange Notes will be unsecured and will be effectively subordinated to our and the guarantors’ senior secured indebtedness and indebtedness of non-guarantor subsidiary.

Our obligations under the Exchange Notes and the guarantors’ obligations under the guarantees of the Exchange Notes will not be secured by any of our or our subsidiaries’ assets. Our borrowings under the New Term Loan Facility will be, secured by a pledge of the capital stock of substantially all of our and the guarantors’ direct domestic subsidiaries, and substantially all of our and the guarantors’ other tangible and intangible property. Our borrowings under our ABL Line of Credit are secured by certain of our and the guarantors’ assets, including credit card receivables and inventory. In addition, the indenture governing the Exchange Notes permits us and our subsidiaries to incur additional secured indebtedness. As a result, the Exchange Notes and the guarantees will be effectively subordinated to all of our and the guarantors’ secured indebtedness and other obligations to the extent of the value of the assets securing such obligations in addition to all indebtedness of our non-guarantor subsidiaries. As of April 30, 2011, we have $987.8 million of senior secured indebtedness outstanding under the New Senior Secured Credit Facilities. If we and the guarantors were to become insolvent or otherwise fail to make payments on the Exchange Notes, holders of our and our guarantors’ secured obligations would be paid first and would receive payments from the assets securing such obligations before the holders of the Exchange Notes would receive any payments. Holders of the Exchange Notes will participate ratably with all holders of our unsecured indebtedness that is deemed to be of the same class as the Exchange Notes, and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets. You may therefore not be fully repaid in the event we become insolvent or otherwise fail to make payments on the Exchange Notes.

The indenture governing the Exchange Notes and the credit agreements governing our New Senior Secured Credit Facilities impose significant operating and financial restrictions on us and our subsidiaries, which may prevent us from capitalizing on business opportunities.

The indenture governing the Exchange Notes and the credit agreements governing our New Senior Secured Credit Facilities contain covenants that place significant operating and financial restrictions on us. These covenants limit our ability to, among other things:

•	incur additional indebtedness or enter into sale and leaseback obligations;

•	pay certain dividends or make certain distributions on capital stock or repurchase capital stock;

•	make certain capital expenditures;

•	make certain investments or other restricted payments;

•	have our subsidiaries pay dividends or make other payments to us;

•	engage in certain transactions with stockholders or affiliates;

•	sell certain assets or merge with or into other companies;

•	guarantee indebtedness; and

•	create liens.

As a result of these covenants, we are limited in how we conduct our business and we may be unable to raise additional debt or equity financing to compete effectively or to take advantage of new business opportunities. The terms of any future indebtedness we may incur could include more restrictive covenants. If we fail to maintain compliance with these covenants in the future, we may not be able to obtain waivers from the lenders and/or amend the covenants.

Our failure to comply with the restrictive covenants described above, as well as others that may be contained in the indenture governing the Exchange Notes and the credit agreements governing our New Senior Secured Credit Facilities, could result in an event of default, which, if not cured or waived, could result in us being required to repay these borrowings before their due date. If we are unable to refinance these borrowings or are forced to refinance these borrowings on less favorable terms, our results of operations and financial condition could be adversely affected. See “Description of Other Indebtedness.”

Our substantial indebtedness requires a significant amount of cash. Our ability to generate sufficient cash depends on numerous factors beyond our control, and we may be unable to generate sufficient cash flow to service our debt obligations, including making payments on our outstanding notes.

On February 24, 2011, we completed certain refinancing transactions, described in further detail in the section of this prospectus entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” Note 23 to our Consolidated Financial Statements entitled “Subsequent Events” and Note 3 to our Condensed Consolidated Financial Statements entitled “Long Term Debt.” Following these transactions our total indebtedness was $1,610.4 million, including $1.0 billion under our New Term Loan Facility, $450.0 million of 10% senior notes due 2019, and $101.6 million of additional borrowings under our ABL Line of Credit. Estimated cash required to make minimum debt service payments (including principal and interest) for these debt obligations amounts to $87.6 million for the fiscal year ended January 28, 2012, inclusive of minimum interest payments related to the ABL Line of Credit. The ABL Line of Credit has no annual minimum principal payment requirement.

Our ability to make payments on and to refinance our debt and to fund planned capital expenditures will depend on our ability to generate cash in the future, which is to some extent, subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. If we are unable to generate sufficient cash flow to service our debt and meet our other commitments, we will be required to adopt one or more alternatives, such as refinancing all or a portion of our debt, including the notes, selling material assets or operations or raising additional debt or equity capital. We may not be able to successfully carry out any of these actions on a timely basis, on commercially reasonable terms or at all, or be assured that these actions would be sufficient to meet our capital requirements. In addition, the terms of our existing or future debt agreements, including the credit agreements governing our New Senior Secured Credit Facilities and the indenture governing the Exchange Notes, may restrict us from affecting any of these alternatives.

If we fail to make scheduled payments on our debt or otherwise fail to comply with our covenants, we will be in default and, as a result:

•	our debt holders could declare all outstanding principal and interest to be due and payable,

•	our secured debt lenders could terminate their commitments and commence foreclosure proceedings against our assets, and

•	we could be forced into bankruptcy or liquidation.

Repayment of our indebtedness, including the Exchange Notes, is dependent upon a significant amount of cash flow, all of which is generated by our subsidiaries. Our ability to generate cash depends on many factors beyond our control, and any failure to meet our debt service obligations could harm our business, financial condition and results of operations.

We are primarily a holding company with few material assets other than the equity interests of our subsidiaries. Our subsidiaries conduct substantially all of our operations and own substantially all of our assets. Therefore, repayment of our indebtedness, including the Exchange Notes, is dependent on the generation of cash flow by our subsidiaries and their ability to make such cash available to us, by dividend, debt repayment or otherwise. Our subsidiaries may not be able to, or be permitted to, make distributions to enable us to make payments in respect of our indebtedness, including the Exchange Notes. Each of our subsidiaries is a distinct legal entity and, under certain circumstances, legal and contractual restrictions may limit our ability to obtain cash from our subsidiaries. While the indenture governing the Exchange Notes limits the ability of our subsidiaries to incur consensual restrictions on their ability to pay dividends or make other intercompany payments to us, these limitations are subject to certain qualifications and exceptions. In the event that we do not receive distributions from our subsidiaries, we may be unable to make required principal and interest payments on our indebtedness, including the Exchange Notes.

Our ability to pay interest on and principal of the Exchange Notes offered hereunder and satisfy our other debt service obligations will primarily depend upon our future operating performance. As a result, prevailing economic conditions and financial, business and other factors, many of which are beyond our control, will affect our ability to make these payments.

If we are unable to generate sufficient cash flow to service our debt and meet our other commitments, we will be required to adopt one or more alternatives, such as refinancing all or a portion of our debt, including the Exchange Notes, selling material assets or operations or raising additional debt or equity capital. We may not be able to successfully carry out any of these actions on a timely basis, on commercially reasonable terms or at all, or be assured that these actions would be sufficient to meet our capital requirements. In addition, the terms of our existing or future debt agreements, including the credit agreements governing our New Senior Secured Credit Facilities and each indenture governing the Old Notes and the Exchange Notes offered hereby, may restrict us from affecting any of these alternatives.

If we fail to make scheduled payments on our debt or otherwise fail to comply with our covenants, we will be in default and, as a result:

•	our debt holders could declare all outstanding principal and interest to be due and payable;

•	our secured debt lenders could terminate their commitments and commence foreclosure proceedings against our assets; and

•	we could be forced into bankruptcy or liquidation.

Contractual limitations on our ability to execute any necessary alternative financing plans could exacerbate the effects of any failure to generate sufficient cash flow to satisfy our debt service obligations. Our ABL Line of Credit permits us to borrow up to $600 million (of which $388.9 million was available and no borrowings were outstanding as of April 30, 2011); however, our ability to borrow thereunder is limited by a borrowing base which is calculated periodically based on specified percentages of the value of eligible inventory and eligible credit card receivables, subject to certain reserves and other adjustments. Effective May 31, 2011, the original total line of credit of $721 million was reduced to $600 million through the maturity date. See “Description of Other Indebtedness—ABL Facility.” The value of our eligible inventory and credit card receivables, which in turn affect our ability to borrow under the ABL Line of Credit, can be affected by events beyond our control, and we cannot assure you that the value of these items will not decline materially.

The Exchange Notes and the guarantees will be structurally subordinated to indebtedness and other liabilities of our non-guarantor subsidiary.

We have one non-guarantor subsidiary that is not wholly-owned and is considered to be “minor” as that term is defined in Rule 3-10 of Regulation S-X promulgated by the Securities and Exchange Commission. Except for this minor non-guarantor subsidiary all of our other subsidiaries will guarantee the Exchange Notes. The Exchange Notes and the guarantees will be structurally subordinated to the indebtedness and other liabilities of any non-guarantor subsidiary and holders of the Exchange Notes will not have any claim as a creditor against any non-guarantor subsidiary. Accordingly, claims of holders of the Exchange Notes will be structurally subordinated to the claims of creditors of this non-guarantor subsidiary, including trade creditors. All obligations of our non-guarantor subsidiary will have to be satisfied before any of the assets of such subsidiary would be available for distribution, upon a liquidation or otherwise, to us or a guarantor of the Exchange Notes. In addition, subject to certain limitations, the indenture governing the Exchange Notes will permit non-guarantor subsidiaries to incur additional indebtedness.

Our failure to comply with the agreements relating to our outstanding indebtedness, including as a result of events beyond our control, could result in an event of default that could materially and adversely affect our results of operations and our financial condition.

If there were an event of default under any of the agreements relating to our outstanding indebtedness, the holders of the defaulted debt could cause all amounts outstanding, with respect to that debt, to be due and payable immediately. Our assets or cash flow may not be sufficient to fully repay borrowings under our outstanding debt instruments if accelerated upon an event of default. Further, if we are unable to repay, refinance or restructure our secured indebtedness, the holders of such debt could proceed against the collateral securing that indebtedness. In addition, any event of default or declaration of acceleration under one debt instrument could also result in an event of default under one or more of our other debt instruments.

We may be unable to repay or repurchase the notes at maturity.

At maturity, the entire outstanding principal amount of the notes, together with accrued and unpaid interest, will become due and payable. We may not have the funds to fulfill these obligations or the ability to refinance these obligations. If the maturity date occurs at a time when other arrangements prohibit us from repaying the Exchange Notes, we would try to obtain waivers of such prohibitions from the lenders and holders under those arrangements, or we could attempt to refinance the borrowings that contain the restrictions. If we could not obtain the waivers or refinance these borrowings, we would be unable to repay the Exchange Notes.

A financial failure by us or any guarantor may hinder the receipt of payment on the Exchange Notes and enforcement of remedies under the guarantees.

An investment in the Exchange Notes, as in any type of security, involves insolvency and bankruptcy considerations that investors should carefully consider. If we or any of our guarantors becomes a debtor subject to insolvency proceedings under the U.S. Bankruptcy Code, it is likely to result in delays in the payment of the Exchange Notes and in the exercise of enforcement remedies under the Exchange Notes or the guarantees. Provisions under the bankruptcy code or general principles of equity that could result in the impairment of your rights include the automatic stay, voidance of preferential transfers by a trustee or debtor-in- possession, substantive consolidation, limitations on collectability of unmatured interest or attorneys’ fees and forced restructuring of the Exchange Notes.

Under certain circumstances, a court could cancel the Exchange Notes or the related guarantees under fraudulent conveyance laws.

Our issuance of the Exchange Notes and the related guarantees may be subject to further review under federal or state fraudulent transfer law. If we become a debtor in a case under the U.S. Bankruptcy Code or encounter other financial difficulty, a court might avoid (that is, cancel) our and the guarantors’ obligations under the Exchange Notes and the related guarantees. The court might do so if it found that, when the Exchange Notes and/or the related guarantees were issued, (i) we received less than reasonably equivalent value or fair consideration and (ii) we either (1) were rendered insolvent, (2) were left with inadequate capital to conduct our business or (3) believed or reasonably should have believed that we would incur debts beyond our ability to pay. The court could also avoid the Exchange Notes and the related guarantees, without regard to factors (i) and (ii), if it found that we issued the Exchange Notes and the related guarantees with actual intent to hinder, delay or defraud our creditors.

In addition, a court could avoid any payment by us or any guarantor pursuant to the Exchange Notes, and require the return of any payment or the return of any realized value to us or the guarantor, as the case may be, or to a fund for the benefit of the creditors of us or the guarantor. In addition, under the circumstances described above, a court could subordinate rather than avoid obligations under the Exchange Notes or the guarantees. If the court were to avoid any guarantee, we cannot assure you that funds would be available to pay the Exchange Notes from another guarantor or from any other source.

The test for determining solvency for purposes of the foregoing will vary depending on the law of the jurisdiction being applied in any proceeding to determine whether a fraudulent transfer has occurred. In general, a court would consider an entity insolvent either if the sum of its debts, including contingent liabilities, was greater than the fair value of all of its assets; the present fair saleable value of its assets was less than the amount that would be required to pay the probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or it could not pay its debts as they become due. For this analysis, “debts” includes contingent and unliquidated debts.

The indenture governing the Exchange Notes will limit the liability of each guarantor on its guarantee to the maximum amount that such guarantor can incur without risk that its guarantee will be subject to avoidance as a fraudulent transfer. We cannot assure you that this limitation will protect such guarantees from fraudulent transfer challenges. For example, in a recent Florida bankruptcy case, a similar provision was found to be ineffective to protect similar guarantees. In any case, this provision may reduce the guarantor’s obligations to an amount that effectively makes the guarantee worthless.

If a court avoided our obligations under the Exchange Notes and the obligations of all the guarantors under their guarantees, you would cease to be our creditor or creditor of the guarantors under their guarantees, you would cease to be our creditor or creditor of the guarantors and likely have no source from which to recover amounts due under the Exchange Notes. Even if the guarantee of a guarantor is not avoided as a fraudulent transfer, a court may subordinate the guarantee to that guarantor’s other indebtedness. In that event, the guarantees would be structurally subordinated to all of that guarantor’s other indebtedness.

Any additional guarantees provided after the Exchange Notes are issued could be avoided as preferential transfers.

The indenture governing the Exchange Notes provides that certain future subsidiaries of ours will guarantee the Exchange Notes. Any future guarantee in favor of the noteholders might be avoidable by the grantor (as debtor-in-possession) or by its trustee in bankruptcy or other third parties if certain events or circumstances exist or occur. For instance, if the entity granting the future guarantee were insolvent at the time of the grant and if such grant was made within 90 days before that entity commenced a bankruptcy proceeding (or one year before commencement of a bankruptcy proceeding if the creditor that benefited from the guarantee is an “insider” under the U.S. Bankruptcy Code), and the granting of the future guarantee enabled the noteholders to receive more than they would if the grantor were liquidated under chapter 7 of the U.S. Bankruptcy Code, then such note guarantee could be avoided as a preferential transfer.

We may not have the ability to raise the funds necessary to finance the change of control offer and asset sale offer required by the indenture governing the notes, and, in the case of an asset sale offer, the debt agreements governing certain other indebtedness.

Upon the occurrence of certain specific kinds of change of control events, we will be required to offer to repurchase the Exchange Notes at 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase. However, it is possible that we will not have sufficient funds at the time of the change of control to make the required repurchase of the Exchange Notes. Our failure to repay holders tendering the Exchange Notes upon certain specific kinds of change of control events would result in an event of default under the indenture governing the Exchange Notes. In addition, the occurrence of a change of control would also constitute a default under the New Term Loan Facility and the ABL Line of Credit. A default under the New Term Loan Facility or the ABL Line of Credit would result in a default under the indenture governing the Exchange Notes if the lenders accelerate the indebtedness under the New Term Loan Facility or the ABL Line of Credit. If a change of control were to occur, we cannot assure you that we would have sufficient funds to repay any securities which we would be required to offer to purchase or that become immediately due and payable as a result. We may require additional financing from third parties to fund any such purchases, and we cannot assure you that we would be able to obtain financing on satisfactory terms or at all. In addition, certain important corporate events, such as leveraged recapitalizations that would increase the level of our indebtedness or certain reorganizations and restructurings, would not constitute a “Change of Control” under the indenture governing the notes. See “Description of Notes—Repurchase at the Option of Holders—Change of Control.”

Upon the occurrence of certain specific asset sales and certain events of loss, we will be required to offer to repurchase all outstanding Exchange Notes, and any other indebtedness governed by a debt agreement containing a similar asset sale provision, at 100% of the principal amount thereof plus accrued and unpaid interest. However, it is possible that we will not have sufficient funds at the time of such asset sale or event of loss to make the required repurchase of Exchange Notes and such other indebtedness, or that restrictions in our other indebtedness will not allow such repurchases of the Exchange Notes. Our failure to repay holders tendering Exchange Notes and such other indebtedness upon such an asset sale would result in an event of default under the indenture governing the Exchange Notes. If such an asset sale or event of loss were to occur, we cannot assure you that we would have sufficient funds to repay the Exchange Notes and such other indebtedness which we would be required to offer to purchase or that become immediately due and payable as a result. We may require additional financing from third parties to fund any such purchases, and we cannot assure you that we would be able to obtain financing on satisfactory terms or at all. See “Description of Notes—Repurchase at the Option of Holders—Asset Sales.”

Our failure to repurchase any Exchange Notes submitted in a change of control or asset sale offer could constitute an event of default under our other indebtedness, even if the change of control itself would not cause a default under such indebtedness.

Holders of notes may not be able to determine when a change of control giving rise to their right to have the notes repurchased by us has occurred following a sale of “substantially all” of our assets.

A change of control, as defined in the indenture governing the notes, will require us to make an offer to repurchase all outstanding notes. The definition of change of control includes a phrase relating to the sale, lease or transfer of “all or substantially all” of our assets. There is no precise established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase its notes as a result of a sale, lease or transfer of less than all our assets to another individual, group or entity may be uncertain.

The market price of the Exchange Notes may be volatile, which could affect the value of your investment.

It is impossible to predict whether the price of the Exchange Notes will rise or fall. Trading prices of the Exchange Notes will be influenced by our operating results and prospects and by economic, financial, regulatory and other factors. General market conditions, including the level of, and fluctuations in, the prices of high-yield notes, will also have an impact.

If an active trading market does not develop for the Exchange Notes, you may not be able to resell them.

The Exchange Notes are a new issue of securities. We do not intend to apply to list the Exchange Notes on any securities exchange or to arrange for quotation on any automated dealer quotation systems. There is no established public trading market for the Exchange Notes, and an active trading market may not develop. If no active trading market develops, you may not be able to resell your Exchange Notes at their fair market value or at all. Future trading prices of the Exchange Notes will depend on many factors, including, among other things, prevailing interest rates, our operating results and financial condition, the number of holders of Exchange Notes and the market for similar securities. We cannot assure you that the market, if any, for the Exchange Notes will be free from disruptions or that any such disruptions may not adversely affect the prices at which you may sell your Exchange Notes.

Holders of Old Notes who fail to exchange their Old Notes in the exchange offer will continue to be subject to restrictions on transfer.

If you do not exchange your Old Notes for Exchange Notes in the exchange offer, you will continue to be subject to the restrictions on transfer applicable to the Old Notes. The restrictions on transfer of your Old Notes arise because we issued the Old Notes under exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, you may only offer or sell the Old Notes if they are registered under the Securities Act and applicable state securities laws, or offered and sold under an exemption from these requirements. We do not plan to register the Old Notes under the Securities Act. In addition, if there are only a small number of Old Notes outstanding, there may not be a very liquid market in those Old Notes. There may be few investors that will purchase unregistered securities in which there is not a liquid market. For further information regarding the consequences of tendering your Old Notes in the exchange offer, see the discussion below under the caption “Exchange Offer—Consequences of Failure to Exchange.”

You must comply with the exchange offer procedures in order to receive new, freely tradable Exchange Notes.

Delivery of Exchange Notes in exchange for Old Notes tendered and accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of book-entry transfer of Old Notes into the exchange agent’s account at DTC, as depositary, including an Agent’s Message (as defined herein). We are not required to notify you of defects or irregularities in tenders of Old Notes for exchange. Exchange Notes that are not tendered or that are tendered but we do not accept for exchange will, following consummation of the exchange offer, continue to be subject to the existing transfer restrictions under the Securities Act and, upon consummation of the exchange offer, certain registration and other rights under the Registration Rights Agreement will terminate. See “Exchange Offer—Procedures for Tendering Old Notes” and “Exchange Offer—Consequences of Failure to Exchange.”

Some holders who exchange their Old Notes may be deemed to be underwriters, and these holders will be required to comply with the registration and prospectus delivery requirements in connection with any resale transaction.

If you exchange your Old Notes in the exchange offer for the purpose of participating in a distribution of the Exchange Notes, you may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

Based on interpretations by the Commission in no-action letters, we believe, with respect to Exchange Notes issued in the exchange offer, that:

•	holders who are not “affiliates” of ours within the meaning of Rule 405 of the Securities Act;

•	holders who acquire their Exchange Notes in the ordinary course of business;

•	holders who do not engage in, intend to engage in, or have arrangements to participate in a distribution (within the meaning of the Securities Act) of the Exchange Notes; and

•	are not broker-dealers

do not have to comply with the registration and prospectus delivery requirements of the Securities Act.

Holders described in the preceding sentence must tell us in writing at our request that they meet these criteria. Holders that do not meet these criteria could not rely on interpretations of the SEC in no-action letters, and will have to register the Exchange Notes they receive in the exchange offer and deliver a prospectus for them. In addition, holders that are broker-dealers may be deemed “underwriters” within the meaning of the Securities Act in connection with any resale of Exchange Notes acquired in the exchange offer. Holders that are broker-dealers must acknowledge that they acquired their outstanding Exchange Notes in market-making activities or other trading activities and must deliver a prospectus when they resell Exchange Notes they acquire in the exchange offer in order not to be deemed an underwriter.

Risks Related to Our Business

Our growth strategy includes the addition of a significant number of new stores each year. We may not be able to implement this strategy successfully, on a timely basis, or at all.

Our growth will largely depend on our ability to successfully open and operate new stores. We intend to continue to open new stores in future years, while remodeling a portion of our existing store base annually. The success of this strategy is dependent upon, among other things, the current retail environment, the identification of suitable markets and sites for store locations, the negotiation of acceptable lease terms, the hiring, training and retention of competent sales personnel, and the effective management of inventory to meet the needs of new and existing stores on a timely basis. Our proposed expansion also will place increased demands on our operational, managerial and administrative resources. These increased demands could cause us to operate our business less effectively, which in turn could cause deterioration in the financial performance of our existing stores. In addition, to the extent that our new store openings are in existing markets, we may experience reduced net sales volumes in existing stores in those markets. We expect to fund our expansion through cash flow from operations and, if necessary, by borrowings under our ABL Line of Credit; however, if we experience a decline in performance, we may slow or discontinue store openings. We may not be able to execute any of these strategies successfully, on a timely basis, or at all. If we fail to implement these strategies successfully, our financial condition and results of operations would be adversely affected.

If we are unable to renew or replace our store leases or enter into leases for new stores on favorable terms, or if one or more of our current leases are terminated prior to the expiration of their stated term and we cannot find suitable alternate locations, our growth and profitability could be negatively impacted.

We currently lease approximately 91% of our store locations. Most of our current leases expire at various dates after five-year terms, or ten-year terms in the case of our newer leases, the majority of which are subject to our option to renew such leases for several additional five-year periods. Our ability to renew any expiring lease or, if such lease cannot be renewed, our ability to lease a suitable alternative location, and our ability to enter into leases for new stores on favorable terms will depend on many factors which are not within our control, such as conditions in the local real estate market, competition for desirable properties and our relationships with current and prospective landlords. If we are unable to renew existing leases or lease suitable alternative locations, or enter into leases for new stores on favorable terms, our growth and our profitability may be negatively impacted.

Our net sales, operating income and inventory levels fluctuate on a seasonal basis and decreases in sales or margins during our peak seasons could have a disproportionate effect on our overall financial condition and results of operations.

Our net sales and operating income fluctuate seasonally, with a significant portion of our operating income typically realized during the five-month period from September through January. Any decrease in sales or margins during this period could have a disproportionate effect on our financial condition and results of operations. Seasonal fluctuations also affect our inventory levels. We must carry a significant amount of inventory, especially before the holiday season selling period. If we are not successful in selling our inventory, we may have to write down our inventory or sell it at significantly reduced prices or we may not be able to sell such inventory at all, which could have a material adverse effect on our financial condition and results of operations.

Fluctuations in comparative store sales and results of operations could cause our business performance to decline substantially.

Our results of operations for our individual stores have fluctuated in the past and can be expected to continue to fluctuate in the future. Since the beginning of the fiscal year ended May 29, 2005, our quarterly comparative store sales rates have ranged from 8.9% to negative 8.0%.

Our comparative store sales and results of operations are affected by a variety of factors, including:

•	fashion trends;

•	calendar shifts of holiday or seasonal periods;

•	the effectiveness of our inventory management;

•	changes in our merchandise mix;

•	weather patterns, including, among other things, changes in year-over-year temperatures;

•	availability of suitable real estate locations at desirable prices and our ability to locate them;

•	our ability to effectively manage pricing and markdowns;

•	changes in general economic conditions and consumer spending patterns;

•	our ability to anticipate, understand and meet consumer trends and preferences;

•	actions of competitors; and

•	the attractiveness of our inventory and stores to customers.

If our future comparative store sales fail to meet expectations, then our cash flow and profitability could decline substantially. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Because inventory is both fashion and season sensitive, extreme and/or unseasonable weather conditions could have a disproportionately large effect on our business, financial condition and results of operations because we would be forced to mark down inventory.

Extreme weather conditions in the areas in which our stores are located could have a material adverse effect on our business, financial condition and results of operations. For example, heavy snowfall or other extreme weather conditions over a prolonged period might make it difficult for our customers to travel to our stores. In addition, natural disasters such as hurricanes, tornados and earthquakes, or a combination of these or other factors, could severely damage or destroy one or more of our stores or facilities located in the affected areas, thereby disrupting our business operations. Our business is also susceptible to unseasonable weather conditions. For example, extended periods of unseasonably warm temperatures during the fall or winter season or cool weather during the spring or summer season could render a portion of our inventory incompatible with those unseasonable conditions. These prolonged unseasonable weather conditions could adversely affect our business, financial condition and results of operations. Historically, a majority of our net sales have occurred during the five-month period from September through January. Unseasonably warm weather during these months could adversely affect our business.

We do not have long-term contracts with any of our vendors and if we are unable to purchase suitable merchandise in sufficient quantities at competitive prices, we may be unable to offer a merchandise mix that is attractive to our customers and our sales may be harmed.

The products that we offer are manufactured by third party vendors. Many of our key vendors limit the number of retail channels they use to sell their merchandise resulting in intense competition among retailers to obtain and sell these goods. In addition, nearly all of the brands of our top vendors are sold by competing retailers and some of our top vendors also have their own dedicated retail stores. Moreover, we typically buy products from our vendors on a purchase order basis. We have no long-term purchase contracts with any of our vendors and, therefore, have no contractual assurances of continued supply, pricing or access to products, and any vendor could change the terms upon which they sell to us or discontinue selling to us at any time. If our relationships with our vendors are disrupted, we may not be able to acquire the merchandise we require in sufficient quantities or on terms acceptable to us. Any inability to acquire suitable merchandise would have a negative effect on our business and operating results because we would be missing products from our merchandise mix unless and until alternative supply arrangements were made, resulting in deferred or lost sales.

Our results may be adversely affected by fluctuations in energy prices.

Increases in energy costs may result in an increase in our transportation costs for distribution, utility costs for our stores and costs to purchase our products from suppliers. A sustained rise in energy costs could adversely affect consumer spending and demand for our products and increase our operating costs, both of which could have an adverse effect on our performance.

General economic conditions affect our business.

Consumer spending habits, including spending for the merchandise that we sell, are affected by, among other things, prevailing economic conditions, inflation, levels of employment, salaries and wage rates, prevailing interest rates, housing costs, energy costs, commodities pricing, income tax rates and policies, consumer confidence and consumer perception of economic conditions. In addition, consumer purchasing patterns may be influenced by consumers’ disposable income, credit availability and debt levels. A continued or incremental slowdown in the U.S. economy, an uncertain economic outlook or an expanded credit crisis could continue to adversely affect consumer spending habits resulting in lower net sales and profits than expected on a quarterly or annual basis. Consumer confidence is also affected by the domestic and international political situation. Our financial condition and operations could be impacted by changes in government regulations such as taxes, healthcare reform, and other areas. The outbreak or escalation of war, or the occurrence of terrorist acts or other hostilities in or affecting the U.S., could lead to a decrease in spending by consumers. In addition, natural disasters, industrial accidents and acts of war in various parts of the world could have the effect of disrupting supplies and raising prices globally which, in turn, may have adverse effects on the world and U.S. economies and lead to a downturn in consumer confidence and spending.

Parties with whom we do business may be subject to insolvency risks which could negatively impact our liquidity.

Many economic and other factors are outside of our control, including but not limited to commercial credit availability. Also affected are our vendors who, in many cases depend upon commercial credit to finance their operations. If they are unable to secure commercial financing, our vendors could seek to change the terms on which they sell to us, which could negatively affect our liquidity. In addition, the inability of vendors to access liquidity, or the insolvency of vendors, could lead to their failure to deliver merchandise to us.

Although we purchase most of our inventory from vendors domestically, apparel production is located primarily overseas.

Factors which affect overseas production could affect our suppliers and vendors and, in turn, our ability to obtain inventory and the price levels at which they may be obtained. Although such factors apply equally to our competitors, factors that cause an increase in merchandise costs or a decrease in supply could lead to generally lower sales and gross margins in the retail industry.

Such factors include:

•

political or labor instability in countries where suppliers are located or at foreign and domestic ports which could result in lengthy shipment delays, which if timed ahead of the Fall and Winter peak selling periods could materially and adversely affect our ability to stock inventory on a timely basis;

•	political or military conflict involving the apparel producing countries, which could cause a delay in the transportation of our products to us and an increase in transportation costs;

•

heightened terrorism security concerns, which could subject imported goods to additional, more frequent or more thorough inspections, leading to delays in deliveries or impoundment of goods for extended periods;

•

disease epidemics and health related concerns, such as the outbreaks of SARS, bird flu, swine flu and other diseases, which could result in closed factories, reduced workforces, scarcity of raw materials and scrutiny or embargoing of goods produced in infected areas;

•	natural disasters and industrial accidents, which could have the effect of curtailing production and disrupting supplies;

•	the migration and development of manufacturers, which can affect where our products are or will be produced;

•	fluctuation in our suppliers’ local currency against the dollar, which may increase our cost of goods sold; and

•

changes in import duties, taxes, charges, quotas, loss of “most favored nation” trading status with the United States for a particular foreign country and trade restrictions (including the United States imposing antidumping or countervailing duty orders, safeguards, remedies or compensation and retaliation due to illegal foreign trade practices).

Any of the foregoing factors, or a combination thereof could have a material adverse effect on our business.

Our business would be disrupted severely if either of our primary distribution centers were to shut down.

During Fiscal 2010, central distribution services were extended to approximately 84% of our merchandise units through our distribution facilities. Our two primary distribution centers are currently located in Edgewater Park, New Jersey and San Bernardino, California. Most of the merchandise we purchase is shipped directly to our distribution centers, where it is prepared for shipment to the appropriate stores. If either of our current primary distribution centers were to shut down or lose significant capacity for any reason, our operations would likely be disrupted. Although in such circumstances our stores are capable of receiving inventory directly from the suppliers via drop shipment, we would incur significantly higher costs and a reduced ability to control inventory levels during the time it takes for us to reopen or replace either of our primary distribution centers.

Software used for our management information systems may become obsolete or conflict with the requirements of newer hardware and may cause disruptions in our business.

We rely on our existing management information systems, including some software programs that were developed in-house by our employees, in operating and monitoring all major aspects of our business, including sales, distribution, purchasing, inventory control, merchandising planning and replenishment, as well as various financial systems. If we fail to update such software to meet the demands of changing business requirements or if we decide to modify or change our hardware and/or operating systems and the software programs that were developed in-house are not compatible with the new hardware or operating systems, disruption to our business may result.

Unauthorized disclosure of sensitive or confidential customer information, whether through a breach of our computer system or otherwise, could severely hurt our business.

As part of our normal course of business we collect, process and retain sensitive and confidential customer information in accordance with industry standards. Despite the security measures we have in place, our facilities and systems, and those of our third party service providers may be vulnerable to security breaches, acts of vandalism and theft, computer viruses, misplaced or lost data, programming and/or human errors, or other similar events. Any security breach involving misappropriation, loss or other unauthorized disclosure of confidential information, whether by us or our vendors, could severely damage our reputation, expose us to litigation and liability risks, disrupt our operations and harm our business.

Disruptions in our information systems could adversely affect our operating results.

The efficient operation of our business is dependent on our information systems. If an act of God or other event caused our information systems to not function properly, major business disruptions could occur. In particular, we rely on our information systems to effectively manage sales, distribution, merchandise planning and allocation functions. Our disaster recovery site is located within 15 miles of our Burlington, New Jersey headquarters. If a disaster impacts either location, while it most likely would not fully incapacitate us, our operations could be significantly affected. The failure of our information systems to perform as designed could disrupt our business and harm sales and profitability.

Changes in product safety laws may adversely impact our operations.

We are subject to regulations by a variety of state and federal regulatory authorities, including the Consumer Product Safety Commission. The Consumer Product Safety Improvement Act of 2008 (“CPSIA”) imposes new limitations on the permissible amounts of lead and phthalates allowed in children’s products. These regulations relate principally to product labeling, licensing requirements, flammability testing, and product safety particularly with respect to products used by children. In the event that we are unable to timely comply with regulatory changes, including those pursuant to the CPSIA, significant fines or penalties could result, and could adversely affect our operations.

Our future growth and profitability could be adversely affected if our advertising and marketing programs are not effective in generating sufficient levels of customer awareness and traffic.

We rely on print and television advertising to increase consumer awareness of our product offerings and pricing to drive store traffic. In addition, we rely and will increasingly rely on other forms of media advertising. Our future growth and profitability will depend in large part upon the effectiveness and efficiency of our advertising and marketing programs. In order for our advertising and marketing programs to be successful, we must:

•	manage advertising and marketing costs effectively in order to maintain acceptable operating margins and return on our marketing investment; and

•	convert customer awareness into actual store visits and product purchases.

Our planned advertising and marketing expenditures may not result in increased total or comparative net sales or generate sufficient levels of product awareness. Further, we may not be able to manage our advertising and marketing expenditures on a cost-effective basis. Additionally, some of our competitors may have substantially larger marketing budgets, which may provide them with a competitive advantage.

The loss of key personnel may disrupt our business and adversely affect our financial results.

We depend on the contributions of key personnel for our future success. Although we have entered into employment agreements with certain executives, we may not be able to retain all of our executive and key employees. These executives and other key employees may be hired by our competitors, some of which have considerably more financial resources than we do. The loss of key personnel, or the inability to hire and retain qualified employees, could adversely affect our business, financial condition and results of operations.

The interests of our controlling stockholders may conflict with the interests of our noteholders or us.

As of May 28, 2011, funds associated with Bain Capital owned approximately 97.9% of the common stock of Burlington Coat Factory Holdings, Inc. (“Parent”), with the remainder held by existing and former members of management. Additionally, management held options to purchase approximately 8.7% of the outstanding shares of Parent’s common stock as of May 28, 2011. Our controlling stockholders may have an incentive to increase the value of their investment or cause us to distribute funds at the expense of our financial condition and impact our ability to make payments on our outstanding notes. In addition, funds associated with Bain Capital have the power to elect a majority of our Board of Directors and appoint new officers and management and, therefore, effectively control many major decisions regarding our operations.

For further information regarding the ownership interest of, and related party transactions involving, Bain Capital and its associated funds, please see “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” and “Certain Relationships and Related Transactions, and Director Independence.”

Changes in legal and accounting rules and regulations may adversely affect our results of operations.

We are subject to numerous legal and accounting requirements. New accounting rules or regulations and varying interpretations of existing accounting rules or regulations have occurred and may occur in the future, including those related to the convergence of GAAP and IFRS. For example, accounting regulatory authorities have indicated that they may begin to require lessees to capitalize operating leases in their financial statements in future periods. If adopted, such a change would require us to record a significant amount of lease related assets and liabilities on our balance sheet and make other changes related to the recording and classification of lease related expenses on our statement of operations and cash flows. Future changes to accounting rules or regulations and failure to comply with laws and regulations could adversely affect our operations and financial results, involve significant expense and divert management’s attention and resources from other matters, which in turn could impact our business.

USE OF PROCEEDS

This exchange offer is intended to satisfy our obligations under the Registration Rights Agreement. We will not receive any cash proceeds from the issuance of the Exchange Notes. In consideration for issuing the Exchange Notes contemplated in this prospectus, we will receive outstanding securities in like principal amount, the form and terms of which are the same as the form and terms of the Exchange Notes, except as otherwise described in this prospectus. The Old Notes surrendered in exchange for the Exchange Notes will be retired and cancelled. Accordingly, no additional debt will result from the exchange offer. We will bear the expense of the exchange offer.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

The following table presents our selected historical consolidated financial data. The historical consolidated balance sheet data as of January 29, 2011 and January 30, 2010 and statement of operations data for the fiscal year ended January 29, 2011, the transition period from May 31, 2009 to January 30, 2010, and for the fiscal years ended May 30, 2009 and May 31, 2008 have been derived from our historical audited consolidated financial statements, which are included in this prospectus.

The historical consolidated balance sheet data as of May 30, 2009, May 31, 2008, June 2, 2007 and June 3, 2006 have been derived from our historical audited consolidated financial statements, which are not included in this prospectus. The statement of operations data for the fiscal year ended June 2, 2007, the period from May 25, 2005 through April 12, 2006 and the period from April 12, 2006 through June 30, 2006 have been derived from our historical audited consolidated financial statements, which are not included in this prospectus.

The consolidated statement of operations data and balance sheet data as of and for the three months ended April 30, 2011 and May 1, 2010 have been derived from our historical unaudited interim condensed consolidated financial statements, which are included in this prospectus. Operating results for the three months ended April 30, 2011 are not necessarily indicative of the results that may be expected for the entire fiscal year ending January 28, 2012.

In order to conform to the predominant fiscal calendar used within the retail industry, on February 25, 2010 our board of directors (the “Board of Directors”) approved a change in our fiscal year from a fiscal year comprised of the twelve consecutive fiscal months ending on the Saturday closest to May 31 to a fiscal year comprised of the twelve consecutive fiscal months ending on the Saturday closest to January 31. Fiscal 2010 covers the 52 week period ended January 29, 2011. The Transition Period covers the 35 week transition period beginning on May 31, 2009, the day following the end of our 2009 fiscal year, and ended on January 30, 2010. Fiscal 2009 ended on May 30, 2009 and was a 52 week year. Fiscal 2008 ended on May 31, 2008 and was a 52 week year. Fiscal 2007 ended on June 2, 2007 and was a 52 week year.

The selected historical consolidated financial data presented below should be read in conjunction with our audited Consolidated Financial Statements and the related notes thereto and our unaudited Condensed Consolidated Financial Statements and the related notes thereto, included elsewhere in this prospectus, and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Our historical consolidated financial data may not be indicative of our future performance.

The historical consolidated financial data and other financial data presented below should be read in conjunction with our audited Consolidated Financial Statements and the related notes thereto and our unaudited Condensed Consolidated Financial Statements and the related notes thereto, included elsewhere in this prospectus, and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Our historical consolidated financial data may not be indicative of our future performance.

	(in millions)
	Predecessor	Successor
	Period from 5/29/05 to 4/12/06	Period from 4/13/06 to 6/3/06	Fiscal Year Ended 6/2/07		Fiscal Year Ended 5/31/08		Fiscal Year Ended 5/30/09		Transition Period from 5/31/09 to 1/30/10		Fiscal Year Ended 1/29/11		Three Months Ended 5/1/10		Three Months Ended 4/30/11
Statement of Operations Data
Revenues	$3,045.3	$425.2	$3,441.6		$3,424.0		$3,571.4		$2,479.3		$3,701.1		$902.0		$936.3
Net Income (Loss) and Total Comprehensive Income (Loss)	94.3	(27.2)	(47.2	)(2)	(49.0	)(2)	(191.6	)(2)	18.7	(2)	31.0	(2)	5.2	(2)	(21.1	)(2)

	As of 4/12/06	As of 6/3/06	As of 6/2/07		As of 5/31/08		As of 5/30/09		As of 1/30/10		As of 1/29/11		As of 5/1/10		As of 4/30/11
Balance Sheet Data
Total Assets	(1)	$3,213.5	$3,036.5		$2,964.5		$2,533.4		$2,394.0		$2,458.0		$2,625.7		$2,530.4
Working Capital	(1)	219.3	280.6		284.4		312.3		349.7		386.2		244.2		154.9
Long-Term Debt	(1)	1,508.1	1,456.3		1,480.2		1,438.8		1,399.2		1,358.0		1,264.5		1,451.6
Stockholder’s Equity	(1)	419.5	380.5		323.5		135.1		154.5		187.5		159.8		(132.4)

(1)	Information not required.
(2)	Net Income (Loss) during Fiscal 2007, Fiscal 2008, Fiscal 2009, the Transition Period, and Fiscal 2010 reflects impairment charges of $24.4 million, $25.3 million, $332.0 million, $46.8 million, and $2.1 million, respectively. The impairment charges in Fiscal 2007, Fiscal 2008, the Transition period and Fiscal 2010 relate entirely to our long-lived assets while the impairment charge in Fiscal 2009 relate to both our tradenames and our long-lived assets.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL

CONDITION AND RESULTS OF OPERATIONS

For purposes of the following “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” unless indicated otherwise or the context requires, “we,” “us,” “our,” and “Company” refers to the operations of Burlington Coat Factory Warehouse Corporation and its consolidated subsidiaries, and the financial statements of Burlington Coat Factory Investments Holdings, Inc. and its subsidiaries. Except for the 35 week transition period ended January 30, 2010, we maintain our records on the basis of a 52 or 53 week fiscal year ending on the Saturday closest to January 31. The following discussion and analysis should be read in conjunction with the section entitled “Selected Historical Consolidated Financial Data” and our audited Consolidated Financial Statements and the related notes thereto and our unaudited Condensed Consolidated Financial Statements and the related notes thereto, included elsewhere in this prospectus.

In addition to historical information, this discussion and analysis contains forward-looking statements based on current expectations that involve risks, uncertainties and assumptions, such as our plans, objectives, expectations, and intentions set forth under the caption entitled “Cautionary Statement Regarding Forward-Looking Statements.” Our actual results and the timing of events may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth in the section entitled “Risk Factors.”

General

We are a nationally recognized off-price retailer of high-quality, branded apparel at EDLP. We opened our first store in Burlington, New Jersey in 1972, selling primarily coats and outerwear. Since then, and as of April 30, 2011, we have expanded our store base to 462 stores in 44 states and Puerto Rico and diversified our product categories by offering an extensive selection of in-season better and moderate brands, fashion-focused merchandise, including: ladies sportswear, menswear, coats, family footwear, baby furniture and accessories, as well as home decor and gifts. We continue to emphasize our rich heritage of coats and outerwear and we believe that we are viewed as the destination for coat shoppers. We offer a broad selection of desirable, first-quality, current-brand, labeled merchandise from nationally-recognized manufacturers and other suppliers.

As of April 30, 2011, we operated 462 stores under the names “Burlington Coat Factory Warehouse” (447 stores), “MJM Designer Shoes” (13 stores) and “Cohoes Fashions” (two stores), in 44 states and Puerto Rico. For the three months ended April 30, 2011, we generated total revenues of approximately $936.3 million.

Executive Summary

Overview of Three Month Period Ended April 30, 2011 Compared With Three Month Period Ended May 1, 2010

Consolidated net sales increased $34.4 million, or 3.8%, to $929.1 million for the three months ended April 30, 2011 from $894.7 million for the three months ended May 1, 2010. This increase was primarily attributable to an increase in sales related to new stores and stores previously opened that are not included in our comparative store sales as well as a 0.5% increase in our comparative store sales. We believe the comparative store sales increase was due primarily to our ongoing initiatives as discussed in further detail below (refer to the sections below entitled “Ongoing Initiatives for Fiscal 2011” and “Three Month Period Ended April 30, 2011 compared with Three Month Period Ended May 1, 2010” for further explanation).

Cost of sales increased $24.9 million, or 4.5%, during the three month period ended April 30, 2011 compared with the three month period ended May 1, 2010. The dollar increase in cost of sales was primarily related to 13 net new stores that were opened since May 1, 2010 as well as our 0.5%, or $4.5 million, comparative store sales increase. Cost of sales as a percentage of net sales increased to 62.1% during the three months ended April 30, 2011 compared with the three months ended May 1, 2010 of 61.7%. The increase in cost of sales as a percentage of net sales during the three months ended April 30, 2011 compared with the three months ended May 1, 2010 was a function of planned decreases in initial markup due to our initiative to be more aggressive in initial pricing which we believe will result in faster turnovers and reduced markdowns.

Total selling and administrative expenses increased $10.3 million, or 3.7%, during the three months ended April 30, 2011 compared with the three months ended May 1, 2010, primarily related to new stores. At April 30, 2011 we operated 462 stores compared with 449 stores at May 1, 2010. Selling and administrative expenses as a percentage of sales during the three months ended April 30, 2011 remained in line with the three months ended May 1, 2010 at 31.1%.

We recorded a net loss of $21.1 million for the three month period ended April 30, 2011 compared with net income of $5.2 million for the three month period ended May 1, 2010. The decline in our operating results during the three months ended April 30, 2011 compared with the three months ended May 1, 2010 was primarily attributable to a $37.8 million loss on extinguishment of debt that occurred during the three months ended April 30, 2011 related to our debt refinancing transactions, discussed in detail below under the caption “Long Term Borrowings, Lines of Credit and Capital Lease Obligations.”

Debt Refinancing and Dividend

During the three months ended April 30, 2011, we completed the refinancing of our $900 million Senior Secured Term Loan Facility (the “Existing Term Loan Facility”), 11.1% Senior Notes (the “Existing Senior Notes”), and 14.5% Senior Discount Notes (the “Existing Senior Discount Notes”). As a result of these transactions, the Existing Senior Notes and Existing Senior Discount Notes, with carrying values at February 24, 2011 of $302.0 million and $99.3 million, respectively, were repurchased. In addition, BCF completed the sale of $450 million aggregate principal amount of 10% Senior Notes due 2019 (the “Old Notes”) at an issue price of 100%. Additionally, the Existing Term Loan with a carrying value of $777.6 million as of February 24, 2011 was replaced with a $1.0 billion senior secured term loan facility (the “New Term Loan Facility”). Borrowings on the ABL Line of Credit related to the transaction were $101.6 million. In connection with the offering of the Old Notes and the refinancing of the Existing Term Loan Facility, a cash dividend of $300.0 million in the aggregate was declared to the equity holders of Burlington Coat Factory Holdings, Inc. (“Parent”) on a pro rata basis.

Overview of Fiscal 2010 Operating Results

We experienced an increase in net sales for Fiscal 2010 compared with the 52 weeks ended January 30, 2010. Consolidated net sales increased $146.7 million, or 4.2%, to $3,669.6 million for Fiscal 2010 from $3,522.9 million for the 52 weeks ended January 30, 2010. This increase was primarily attributable to an increase in net sales from new stores and previously opened stores in non comparative sales periods (non comparative stores) of $145.3 million. Comparative store sales decreased 0.2% during the year. We believe that the comparative store sales decrease was primarily due to warmer weather in September and October of 2010 as compared with the same period in the prior year (refer to section below entitled “Performance for the Fiscal Year (52 Weeks) Ended January 29, 2011 Compared With the 52 Weeks Ended January 30, 2010” for further explanation).

Gross margin as a percentage of net sales increased from 38.1% during the 52 weeks ended January 30, 2010 to 38.6% during Fiscal 2010. The improvement in gross margin as a percentage of net sales was due to fewer markdowns during Fiscal 2010 compared with the 52 weeks ended January 30, 2010, decreased freight expense, as well as a slight improvement in inventory shrinkage expense during Fiscal 2010 compared with the 52 weeks ended January 30, 2010.

Selling and administrative expenses as a percentage of net sales improved slightly from 31.6% during the 52 weeks ended January 30, 2010 to 31.5% during Fiscal 2010. Total selling and administrative expenses increased $42.6 million from $1,114.0 million during the 52 weeks ended January 30, 2010 to $1,156.6 million, during Fiscal 2010, which includes the opening of 18 net new stores during Fiscal 2010. The increase in selling and administrative expenses during Fiscal 2010 was primarily due to increases in payroll and payroll related and occupancy expenses due to new stores opened during the year and stores that were opened in the prior year, but did not operate for a full 12 months. The improvement in selling and administrative expenses as a percentage of net sales during Fiscal 2010 compared with the 52 weeks ended January 30, 2010 was due to our ongoing initiatives to reduce our cost structure.

We recorded net income of $31.0 million for Fiscal 2010 compared with a net loss of $15.2 million for the 52 weeks ended January 30, 2010. The loss recorded during the 52 weeks ended January 30, 2010 was primarily the result of impairment charges recorded during the period.

Store Openings, Closings, and Relocations.

During the three months ended April 30, 2011, we opened five new BCFW stores and closed three BCFW stores. During Fiscal 2010, we opened 25 new BCFW stores and closed seven BCFW stores. Six of the closed stores were in locations within the same trading market as new stores that were opened in previous years. As of April 30, 2011, we operated 462 stores under the names “Burlington Coat Factory Warehouse” (447 stores), “Cohoes Fashions” (two stores) and “MJM Designer Shoes” (13 stores).

We continue to pursue our growth plans and invest in capital projects that meet our required financial hurdles. During the fiscal year ending January 28, 2012 (“Fiscal 2011”), we plan to open between 18 and 23 new stores (exclusive of one relocation).

Ongoing Initiatives for Fiscal 2011

We continue to focus on a number of ongoing initiatives aimed at increasing our overall profitability by improving our comparative store sales trends, total sales growth and reducing expenses. These initiatives include, but are not limited to:

I.	Offering a Leading Selection of Branded Apparel at Every Day Low Prices (EDLP): We offer a merchandise category selection substantially broader than that of our off-price competitors and in contrast to merchandise at department and specialty stores, we offer a larger variety of brands and styles and our merchandise is offered at EDLP, allowing customers to obtain the best value at our stores without waiting for sales or promotions. We focus on delivering exceptional values that fit within a good, better, and best pricing strategy.

II.	Transition our Open to Buy Model and Improve Merchandising: Our “open to buy” paradigm, in which we purchase both pre-season and in-season merchandise, improves our receipt-to-reduction ratio and enables more flexibility for buying “wear-now” products. From Fiscal 2006 to Fiscal 2009, the majority of our purchasing was pre-season with the balance in-season and opportunistic. With our new model, we have moved towards purchasing less pre-season, with the majority in-season and opportunistically. This enables us to determine and stock for trends with better consumer data as well as drive better terms with our suppliers. By maximizing our in-season buys, we believe that we are able to take advantage of known trends and emerging businesses. We are also able to better focus on our core female customer by enhancing our merchandise content as well as keeping inventory fresh.

III.	Refining Our Store Experience Through the Eyes of the Customer: We have empowered our store teams to provide an outstanding customer experience for every customer in every store, every day. We will continue to streamline processes to create opportunities for fast and effective customer interactions. Our mission is to have stores that reflect clean, organized merchandise presentations that highlight the brands, value and diversity of our selection within our assortments. Through proper staffing flexibility we provide sales floor coverage during peak shopping hours to better serve the customer on the sales floor and at the check-out.

We plan to execute this initiative during Fiscal 2011 by:

a)	Continuing with our in-store customer satisfaction program that measures 13 different aspects of customer satisfaction. Examples include: friendliness of associates, interior cleanliness and selection of merchandise.

b)	Continuing the implementation of a store refresh program with respect to stores that we have identified as having certain needs such as new flooring, painting, fitting room improvements and various other improvements. We have completed store refreshes at 53 stores over the past two fiscal years and we expect to continue an aggressive refresh program going forward.

c)	Continuing the implementation of upgraded lighting retrofits in our stores which will make them more energy efficient and easier for customers to navigate. We have completed upgraded lighting retrofits at 144 stores over the last two fiscal years and expect to continue an aggressive lighting retrofit program through Fiscal 2011.

d)	Implementing a plan to restructure our stores’ management hierarchy during Fiscal 2011 by adding additional territorial and regional oversight to provide more consistency in execution and other workflow efficiencies at the store level and to provide greater role clarity for our management team.

IV.	Deliver Consistent Gross Margin: We continue to focus on having stable gross margin as a percentage of net sales.

We plan to execute this initiative during Fiscal 2011 by:

a)	Continuing to manage our inventory receipt to reduction ratio. By matching receipt dollars to sales dollars we will continue to be able to take advantage of in season buying opportunities and to capitalize on those businesses that are trending well.

b)	Continuing to ensure adequate open to buy and buying more opportunistically in season. By staying liquid, we put ourselves in a position to be able to take advantage of opportunistic in-season buys that will maximize our sales.

c)	Continuing to improve the amount of current inventory as a percentage of our total inventory. By having more current inventory in our merchandise mix, we will be afforded more pricing flexibility to provide additional value to our customers without reducing our overall margins.

d)	Reducing our shrink as a percentage of net sales. We have added additional resources to help improve existing controls and processes to reduce our shrink as a percentage of net sales without negatively impacting the store experience. We expect improved results to occur over time, becoming apparent in Fiscal 2011.

V.	The Continued Reduction of Our Cost Structure:

a)

Reduce store payroll costs.    We are planning to implement an automated workforce scheduling system in our stores which will be piloted in early 2011 and completed prior to the fourth quarter of Fiscal 2011. This new system will provide numerous efficiencies including, but not limited to, better forecasting of volume and workload, and improved allocation of manpower to meet customer demand, and will support our store experience and service initiatives. The majority of these efficiencies are expected to be fully recognized in Fiscal 2012. We believe that these actions will allow us to operate our business more efficiently without sacrificing our ability to serve our customers.

b)	Supply chain efficiencies. We continue to work on several logistics initiatives to improve supply chain efficiencies and service levels. We have implemented a new warehouse management system within our Edgewater Park, New Jersey and San Bernardino, California distribution centers. We believe that this new system will allow for further improvements in productivity by providing functionality not previously available. Accordingly, both facilities can process all receipts in a more efficient manner, further reducing the amount of transportation miles required to service our stores. We are also planning to make incremental investments during Fiscal 2011 that will allow these facilities to handle increased volume and provide value added services to our stores, such as breaking up units into smaller quantities to allow the right volumes to be placed in the right stores. Additionally, we have implemented a performance management program designed to drive productivity improvements within the four walls of our distribution centers.

Uncertainties and Challenges

As management strives to increase profitability through achieving positive comparative store sales and leveraging productivity initiatives focused on improving the in-store experience, more efficient movement of products from the vendors to the selling floors, and modifying our marketing plans to increase our core customer base and increase our share of our current customer’s spending, there are uncertainties and challenges that we face as an off-price retailer.

General Economic Conditions.    Consumer spending habits, including spending for the merchandise that we sell, are affected by, among other things, prevailing economic conditions, inflation, levels of employment, salaries and wage rates, prevailing interest rates, housing costs, energy costs, commodities pricing, income tax rates and policies, consumer confidence and consumer perception of economic conditions. In addition, consumer purchasing patterns may be influenced by consumers’ disposable income, credit availability and debt levels. A continued or incremental slowdown in the U.S. economy, an uncertain economic outlook or an expanded credit crisis could continue to adversely affect consumer spending habits resulting in lower net sales and profits than expected on a quarterly or annual basis. Consumer confidence is also affected by the domestic and international political situation. Our financial condition and operations could be impacted by changes in government regulations such as taxes, healthcare reform, and other areas. The outbreak or escalation of war, or the occurrence of terrorist acts or other hostilities in or affecting the U.S., could lead to a decrease in spending by consumers.

Competition and Margin Pressure.    We believe that in order to remain competitive with off-price retailers and discount stores, we must continue to offer brand-name merchandise at a discount from traditional department stores as well as an assortment of merchandise that is appealing to our customers.

The U.S. retail apparel and home furnishings markets are highly fragmented and competitive. We compete for business with department stores, off-price retailers, specialty stores, discount stores, wholesale clubs, and outlet stores. We anticipate that competition will increase in the future. Therefore, we will continue to look for ways to differentiate our stores from those of our competitors.

The U.S. retail industry continues to face increased pressure on margins as commodity prices increase and the overall challenging retail conditions have led consumers to be more value conscious. Despite a plentiful supply of goods in the market, which historically created downward pricing pressure for wholesale purchases, we expect to see rising costs. Our “open to buy” paradigm, in which we purchase both pre-season and in-season merchandise, allows us the flexibility to purchase less pre-season with the balance purchased in-season and opportunistically. It also provides us the flexibility to shift purchases between suppliers and categories. This enables us to obtain better terms with our suppliers, which we expect to help offset the expected rising costs of goods.

Changes to import and export laws could have a direct impact on our operating expenses and an indirect impact on consumer prices and we cannot predict any future changes in such laws.

Seasonality of Sales and Weather Conditions.    Our sales, like most other retailers, are subject to seasonal influences, with the majority of our sales and net income derived during the months of September through January, which includes the back-to-school and holiday seasons.

Additionally, our sales continue to be significantly affected by weather. Generally, our sales are higher if the weather is cold during the Fall and warm during the early Spring. Sales of cold weather clothing are increased by early cold weather during the Fall, while sales of warm weather clothing are improved by early warm weather conditions in the Spring. Although we have diversified our product offerings, we believe traffic to our stores is still heavily driven by weather patterns

Key Performance Measures

We consider numerous factors in assessing our performance. Key performance measures used by management include comparative store sales, gross margin and inventory levels, receipt-to-reduction ratio, liquidity and store payroll as a percentage of net sales.

Comparative Store Sales.    Comparative store sales measure performance of a store during the current reporting period against the performance of the same store in the corresponding period of the previous year. The method of calculating comparative store sales varies across the retail industry. As a result, our definition of comparative store sales may differ from other retailers.

We define comparative store sales as sales of those stores commencing on the first day of the fiscal month one year after the end of their grand opening activities, which normally conclude within the first two months of operations. The table below depicts our comparative store sales during Fiscal 2010, the Transition Period, the 52 weeks ended January 30, 2010, Fiscal 2009, Fiscal 2008, and the three month periods ended April 30, 2011 and May 1, 2010.

Comparative Store Sales
Fiscal 2010	(0.2)%
Transition Period	(4.8)%
52 weeks ended January 30, 2010	(4.3)%
Fiscal 2009	(2.5)%
Fiscal 2008	(5.1)%
Three months ended April 30, 2011	0.5%
Three months ended May 1, 2010	3.3%

Various factors affect comparative store sales, including, but not limited to, current economic conditions, weather conditions, the timing of our releases of new merchandise and promotional events, the general retail sales environment, consumer preferences and buying trends, changes in sales mix among distribution channels, competition, and the success of marketing programs. While any and all of these factors can impact comparative store sales, we believe that the decrease in comparative store sales during Fiscal 2010 was primarily driven by weather conditions. The decrease in comparative store sales during the Transition Period and Fiscal 2009 was primarily attributable to weakened consumer demand as a result of the overall challenging retail conditions. The decrease in comparative store sales during Fiscal 2008 was due to a combination of unfavorable weather, weakened consumer demand and temporarily low or out of stock issues in certain limited divisions.

Gross Margin.    Gross margin is a measure used by management to indicate whether we are selling merchandise at an appropriate gross profit. Gross margin is the difference between net sales and the cost of sales. Our cost of sales and gross margin may not be comparable to those of other entities, since some entities include all of the costs related to their buying and distribution functions in cost of sales. We include certain of these costs in the “Selling and Administrative Expenses” and “Depreciation and Amortization” line items in our Consolidated Statements of Operations and Comprehensive Income (Loss). We include in our “Cost of Sales” line item all costs of merchandise (net of purchase discounts and certain vendor allowances), inbound freight, distribution center outbound freight and certain merchandise acquisition costs, primarily commissions and import fees. The table below depicts our gross margin as a percentage of net sales during Fiscal 2010, the Transition Period, the 52 weeks ended January 30, 2010, Fiscal 2009, Fiscal 2008, and the three month periods ended April 30, 2011 and May 1, 2010:

Fiscal 2010	38.6%
Transition Period	39.3%
52 weeks ended January 30, 2010	38.1%
Fiscal 2009	37.9%
Fiscal 2008	38.3%
Three months ended April 30, 2011	37.9%
Three months ended May 1, 2010	38.3%

Inventory Levels. Inventory at April 30, 2011 was $689.0 million compared to $644.2 million at January 29, 2011. The increase in inventory resulted in an increase of average store inventory (inclusive of stores and warehouse inventory) at April 30, 2011 of approximately 6.5% to $1.5 million per store compared with average store inventory of $1.4 million at January 29, 2011.

Inventory at April 30, 2011 increased $55.0 million from $634.0 million at May 1, 2010 to $689.0 million at April 30, 2011. This increase was a result of the opening of 13 net new stores since May 1, 2010 and an increase in the level of inventory purchased and held as a result of opportunistic buys as of April 30, 2011 compared with May 1, 2010. Average store inventory (inclusive of store and warehouse inventory) at April 30, 2011 increased 5.6% to $1.5 million per store compared with average store inventory of $1.4 million at May 1, 2010. Average inventory per comparative store decreased 0.4%. In order to better serve our customers, and maximize sales, we continue to refine our merchandising mix and inventory levels within our stores. By managing our inventories conservatively we believe we will be better able to deliver a continual flow of fresh merchandise to our customers. We continue to move toward more productive inventories by increasing the amount of current inventory as a percent of total inventory.

Inventory at January 29, 2011 increased $30.9 million to $644.2 million from $613.3 million at January 30, 2010. This increase was the result of 18 net new stores opened during Fiscal 2010. Average store inventory at January 29, 2011 increased approximately 0.9% to $1.4 million per store compared with average store inventory at January 30, 2010. Average inventory per comparative store decreased 1.9%. This decrease in average inventory per comparative store was the result of our ongoing initiatives to enhance our supply chain efficiencies and our merchandise content.

The table below depicts our inventory levels as of the close of each of the following fiscal periods; Fiscal 2010, the Transition Period, the 52 weeks ended January 30, 2010, Fiscal 2009, Fiscal 2008, and the three month periods ended April 30, 2011 and May 1, 2010 (in thousands):

Fiscal 2010	$644,228
Transition Period	$613,295
52 weeks ended January 30, 2010	$613,295
Fiscal 2009	$641,833
Fiscal 2008	$719,529
Three months ended April 30, 2011	$688,985
Three months ended May 1, 2010	$634,008

Receipt-to-Reduction Ratio.    We are in the process of refining a more consistent merchandise flow based on a receipt-to-reduction ratio. We are attempting to better match forecasted levels of receipts to forecasted inventory outflows (inclusive of sales, markdowns, and inventory shrinkage) on a monthly basis. We believe this will result in a more normalized receipt cadence to support sales and will ultimately lead to an improved inventory turnover ratio.

Inventory turnover is a measure that indicates how efficiently inventory is bought and sold. It measures the length of time that we own our inventory. This is significant because the longer the inventory is owned, the more likely markdowns may be required to sell the inventory. Inventory turnover is calculated by dividing retail sales before sales discounts by the average retail value of the inventory for the period being measured. The table below depicts our annualized inventory turnover rate as of the close of each of the following fiscal periods; Fiscal 2010, the Transition Period, the 52 weeks ended January 30, 2010, Fiscal 2009, Fiscal 2008, and the three month periods ended April 30, 2011 and May 1, 2010:

Fiscal 2010	2.8
Transition Period	2.7
52 weeks ended January 30, 2010	2.7
Fiscal 2009	2.4
Fiscal 2008	2.4
Three months ended April 30, 2011	2.8
Three months ended May 1, 2010	2.8

Liquidity.    Liquidity measures our ability to generate cash. Management measures liquidity through cash flow and working capital position. Cash flow is the measure of cash generated from operating, financing, and investing activities.

We experienced a decrease in cash flow of $175.1 million during the three month period ended April 30, 2011 compared with the cash flow generated during the three month period ended May 1, 2010. This decrease was primarily driven by a smaller increase in accounts payable from January 29, 2011 to April 30, 2011 compared with the accounts payable increase from January 30, 2010 to May 1, 2010 related to our working capital management strategy at the end of each fiscal year. Based on the working capital management strategy we accelerated certain payments at the end of each fiscal year that typically would not have been made until the first quarter of the next fiscal year, which lowered our accounts payable balances at the end of each fiscal year. As our accounts payable balances return to historical levels at the end of the first quarter of each fiscal year, this creates additional cash flow. The decrease during the three months ended April 30, 2011 compared with the three months ended May 1, 2010 was primarily driven by these accelerated payments during January of Fiscal 2010 compared with January of the Transition Period and the timing of payments. Also contributing to the decrease in cash flow during the three months ended April 30, 2011 compared with the three months ended May 1, 2010 was the impact of the debt refinancing and the subsequent payment of $297.9 million of dividends. Cash and cash equivalents increased $37.3 million from January 29, 2011 to $67.5 million at April 30, 2011 (discussed in more detail under the caption below entitled “Liquidity and Capital Resources”).

We experienced an increase in cash flow of $22.4 million during Fiscal 2010 compared with the 52 weeks ended January 30, 2010 primarily due to accelerated vendor payments of $237.7 million made in January 2011 compared with $274.8 million of accelerated vendor payments, made in January 2010, as part of our working capital management strategy. Because the fiscal year had not yet changed at the time, there was no working capital management strategy employed at January 31, 2009. The impact of the working capital management strategy resulted in a significant amount of cash outflows during the 52 weeks ended January 30, 2010 as the result of paying accounts payable in the normal course during the period and then accelerating payments at the end of the period that typically would not have been paid until after January 30, 2010. The repeat of the working capital management strategy at the end of Fiscal 2010 which accelerated Fiscal 2011 payments into Fiscal 2010 did not have as great an impact on cash flow in Fiscal 2010 as it did in the prior fiscal year because there were fewer accounts payables paid during Fiscal 2010 due to the fact that the working capital management strategy employed during the 52 weeks ended January 31, 2009 had advanced payment of approximately the first two months of the accounts payable for Fiscal 2010.

Changes in working capital also impact our cash flows. Working capital equals current assets (exclusive of restricted cash and cash equivalents) minus current liabilities. Working capital at January 29, 2011 was $386.2 million compared with $349.7 million at January 30, 2010. The increase in working capital from January 30, 2010 is primarily attributable to increased inventory and accounts receivable balances at January 29, 2011, as a result of new stores opened during the period.

Working capital at April 30, 2011 was $154.9 million compared with $386.2 million at January 29, 2011. The decrease in working capital from January 29, 2011 was primarily attributable to an increase in accounts payable related to the Company’s year end working capital management strategy.

Working capital at April 30, 2011 decreased $89.3 million from $244.2 million at May 1, 2010 to $154.9 million at April 30, 2011. The decrease in working capital was primarily attributable to a decrease in cash and cash equivalents as a result of the dividend paid in connection with our debt refinancing transaction, partially offset by the cash generated from the refinancing transactions.

The table below depicts our increase (decrease) in cash and cash equivalents, our cash and cash equivalents balance and our working capital as of the close of each of the following fiscal periods; Fiscal 2010, the Transition Period, the 52 weeks ended January 30, 2010, Fiscal 2009, Fiscal 2008, and the three month periods ended April 30, 2011 and May 1, 2010 (in thousands):

Fiscal Period	Increase (Decrease) in Cash and Cash Equivalents	Cash and Cash Equivalents Balance	Working Capital
Fiscal 2010	$5,464	$30,214	$386,196
Transition Period	$(1,060)	$24,750	$349,732
52 weeks ended January 30, 2010	$(16,956)	$24,750	$349,732
Fiscal 2009	$(14,291)	$25,810	$312,298
Fiscal 2008	$6,223	$40,101	$284,438
Three months ended April 30, 2011	$37,322	$67,536	$154,916
Three months ended May 1, 2010	$212,429	$237,179	$244,237

Store Payroll as a Percentage of Net Sales. Store payroll as a percentage of net sales measures our ability to manage our payroll in accordance with increases or decreases in net sales. The method of calculating store payroll varies across the retail industry. As a result, our store payroll as a percentage of net sales may differ from other retailers. We define store payroll as regular and overtime payroll for all store personnel as well as regional and territory personnel, exclusive of payroll charges to corporate and warehouse employees. The table below depicts our store payroll as a percentage of net sales during Fiscal 2010, the Transition Period, the 52 weeks ended January 30, 2010, Fiscal 2009, Fiscal 2008, and the three month periods ended April 30, 2011 and May 1, 2010:

Fiscal 2010	10.3%
Transition Period	10.2%
52 weeks ended January 30, 2010	10.4%
Fiscal 2009	10.9%
Fiscal 2008	12.1%
Three months ended April 30, 2011	10.0%
Three months ended May 1, 2010	10.3%

Results of Operations for the Three Months Ended April 30, 2011

The following table sets forth certain items in the condensed consolidated statements of operations and comprehensive loss as a percentage of net sales for the three month periods ended April 30, 2011 and May 1, 2010.

	Percentage of Net Sales
	Three Months Ended
	April 30, 2011	May 1, 2010
Net Sales	100.0%	100%
Other Revenue	0.8	0.8

Total Revenue	100.8	100.8

Cost of Sales	62.1	61.7
Selling and Administrative Expenses	31.1	31.1
Restructuring and Separation Costs	0.0	0.1
Depreciation and Amortization	3.9	4.1
Impairment Charges—Long-Lived Assets	0.0	0.0
Other (Income) Expense, Net	(0.3)	(0.3)
Loss on Extinguishment of Debt	4.1	0.0
Interest Expense	3.3	3.1

Total Expense	104.2	99.8

(Loss) Income before Income Tax (Benefit) Expense	(3.5)	1.0
Income Tax (Benefit) Expense	(1.2)	0.4

Net (Loss) Income	(2.3)%	0.6%

Performance for the Three Month Period Ended April 30, 2011 Compared With Three Month Period Ended May 1, 2010

Net Sales

We experienced an increase in net sales for the three months ended April 30, 2011 compared with the three months ended May 1, 2010. Consolidated net sales increased $34.4 million, or 3.8%, to $929.1 million for the three months ended April 30, 2011 from $894.7 million for the three months ended May 1, 2010. This increase was primarily attributable to a combination of the following:

•	an increase in net sales of $31.6 million from stores previously opened that were not included in our comparative store sales,

•	an increase in net sales of $9.2 million related to five new stores opened during the three months ended April 30, 2011, and

•	an increase in comparative store sales of $4.5 million, or 0.5%, to $886.1 million; partially offset by

•	a decrease in net sales of $10.9 million from stores closed since the comparable period last year and other sales adjustments.

We believe the comparative store sales increase was due primarily to our ongoing initiatives as discussed previously under the caption entitled “Ongoing Initiatives for Fiscal 2011.”

Other Revenue

Other revenue (consisting of rental income from leased departments, sublease rental income, layaway, alteration and other service charges, and miscellaneous revenue items) for the three month period ended April 30, 2011 was consistent with other revenue for the three month period ended May 1, 2010 at $7.3 million.

Cost of Sales

Cost of sales increased $24.9 million, or 4.5%, during the three month period ended April 30, 2011 compared with the three month period ended May 1, 2010. The dollar increase in cost of sales was primarily related to 13 net new stores that were opened since May 1, 2010 as well as our 0.5% comparative store sales increase. Cost of sales as a percentage of net sales increased to 62.1 % during the three months ended April 30, 2011 compared with the three months ended May 1, 2010 of 61.7%. The increase in cost of sales as a percentage of net sales during the three months ended April 30, 2011 compared with the three months ended May 1, 2010 was a function of planned decreases in initial markup due to our initiative to be more aggressive in initial pricing which we believe will result in faster turnovers and reduced markdowns.

Selling and Administrative Expenses

Selling and administrative expenses increased $10.3 million, or 3.7%, for the three month period ended April 30, 2011 compared with the three month period ended May 1, 2010. The increase in selling and administrative expenses is summarized in the table below:

	(in thousands)
	Three Months Ended		$ Variance	% Change
	April 30, 2011	May 1, 2010
Occupancy	$93,775	$88,895	$4,880	5.5%
Payroll and Payroll Related	134,205	130,455	3,750	2.9
Advertising	17,513	16,817	696	4.1
Benefit Costs	4,670	4,032	638	15.8
Other	31,645	31,059	586	1.9
Business Insurance	7,020	7,270	(250)	(3.4)

Selling & Administrative Expenses	$288,828	$278,528	$10,300	3.7%

The increase in occupancy related costs of $4.9 million during the three months ended April 30, 2011 compared with the three months ended May 1, 2010 was primarily related to increases in stores that operated for the full three month period ended April 30, 2011 that were not operating for the full three months ended May 1, 2010 of $2.9 million and new store increases of $1.1 million.

The increase in payroll and payroll related expense of $3.8 million during the three months ended April 30, 2011 compared with the three months ended May 1, 2010 was primarily related to the addition of five new stores as well as stores that were operating for the full three months ended April 30, 2011 that were not operating for the full three months ended May 1, 2010. Amounts related to these stores resulted in an increase in payroll and payroll related costs of $4.8 million.

These increases were partially offset by a decrease in bonus expense of $0.8 million. This decrease was due to the timing of the year end bonus plan as a result of our change in fiscal year end as well as the impact of significantly exceeding our bonus plan in the prior bonus period resulting in less bonus expense during the three months ended April 30, 2011 as compared with the three months ended May 1, 2010.

The increase in advertising expense of $0.7 million during the three months ended April 30, 2011 compared with the three months ended May 1, 2010 was primarily related to increased national and spot television advertising during the historically strong Easter selling period. This increase was partially offset by less store grand opening advertising expense as five fewer stores were opened during the three months ended April 30, 2011 compared with the three months ended May 1, 2010.

Benefit costs increased $0.6 million during the three months ended April 30, 2011 compared with the three months ended May 1, 2010 due to increased participation in the health insurance plan at April 30, 2011 compared with May 1, 2010.

Restructuring and Separation Costs

There were no restructuring and separation costs during the three months ended April 30, 2011 compared with $1.0 million during the three months ended May 1, 2010.

Depreciation and Amortization

Depreciation and amortization expense related to the depreciation of fixed assets and the amortization of favorable and unfavorable leases amounted to $36.6 million during the three month period ended April 30, 2011 compared with $36.7 million during the three month period ended May 1, 2010.

Impairment Charges—Long-Lived Assets

There were less than $0.1 million of impairment charges during the three months ended April 30, 2011, compared with $0.2 million incurred during the three month period ended May 1, 2010. These impairment charges were related to fixed asset additions at stores that had been previously impaired and therefore could not support the additional asset value. There were no triggering events during these periods that would have required us to perform additional impairment testing.

The recoverability assessment related to these store-level assets requires judgments and estimates of future revenues, gross margin rates and store expenses. We base these estimates upon our past and expected future performance. We believe our estimates are appropriate in light of current market conditions. However, future impairment charges could be required if we do not achieve our current revenue or cash flow projections for each store.

Other (Income), Net

Other (Income), Net (consisting of investment income, gains and losses on disposition of assets, breakage income and other miscellaneous items) decreased $0.2 million to $2.8 million for the three month period ended April 30, 2011 compared with the three month period ended May 1, 2010.

Loss on Extinguishment of Debt

As discussed in more detail in Note 3 to our Condensed Consolidated Financial Statements entitled “Long Term Debt,” on February 24, 2011 we completed the refinancing of our Existing Term Loan Facility, Existing Senior Notes, and Existing Senior Discount Notes. As a result of these transactions, the Existing Senior Notes and Existing Senior Discount Notes, with carrying values at February 24, 2011 of $302.0 million and $99.3 million, respectively, have been replaced with a $450.0 million aggregated principal amount of 10% Senior Notes due 2019 at an issue price of 100%. Additionally, the Existing Term Loan Facility with a carrying value of $777.6 million at February 24, 2011 has been replaced with a $1,000.0 million senior secured term loan facility (New Term Loan Facility). Borrowings on the ABL Line of Credit related to the refinancing transactions were $101.6 million. In connection with the offering of the Old Notes and the refinancing of the Existing Term Loan Facility, the Company declared a dividend of approximately $300.0 million, in the aggregate, on a pro rata basis to the equity holders of Parent.

In accordance with ASC Topic No. 470, “Debt—Modifications and Extinguishments” (Topic 470), the transactions noted above were determined to be an extinguishment of the existing debt and an issuance of new debt. As a result, we recorded a loss on the extinguishment of debt in the amount of $37.8 million in the line item “Loss on Extinguishment of Debt” in our Condensed Consolidated Statements of Operations and Comprehensive (Loss) Income. Of the $37.8 million loss on the extinguishment of debt, $21.4 million represented early call premiums that we paid to the holders of our Existing Senior Notes and Existing Senior Discount Notes. The remaining $16.4 million represented the write off of deferred financing fees related to the extinguished debt facilities.

Interest Expense

Interest expense was $30.9 million for the three month period ended April 30, 2011 compared with $27.4 million for the three month period ended May 1, 2010. The $3.5 million increase in interest expense was primarily driven by higher average balances and higher interest rates related to our New Term Loan Facility and our ABL Line of Credit. As discussed in detail in Note 3 to our Condensed Consolidated Financial Statements entitled “Long-Term Debt,” on February 24, 2011, we refinanced the $900.0 million Existing Term Loan with the proceeds of a $1,000.0 million New Term Loan Facility.

These increases were partially offset by adjustments of the interest rate cap agreements to fair value, which are recorded in the line item “Interest Expense” in our Condensed Consolidated Statements of Operations and Comprehensive (Loss) Income. Adjustments of the interest rate cap agreements to fair value amounted to a loss of $1.3 million for the three months ended April 30, 2011 compared with a loss of $4.6 million for the three months ended May 1, 2010. The loss recognized during the three months ended April 30, 2011 was primarily the result of a decrease in the underlying market rates, which in turn, decreased the value of the interest rate cap agreements. These charges resulted in a year over year decrease in interest expense of $3.3 million.

Our average interest rates and average balances related to our New Term Loan Facility, Existing Term Loan Facility and our ABL Line of Credit, for the three months ended April 30, 2011 compared with the three months ended May 1, 2010 are summarized in the table below:

	Three Months Ended
	April 30, 2011	May 1, 2010
Average Interest Rate—ABL Line of Credit	4.5%	2.9%
Average Interest Rate—Term Loan	5.6%	2.5%
Average Balance—ABL Line of Credit	$72.7 million	$19.5 million
Average Balance—Term Loan	$927.5 million	$863.9 million

Income Tax (Benefit) Expense

Income tax benefit was $11.2 million for the three month period ended April 30, 2011. For the three months ended May 1, 2010 we recorded income tax expense of $3.6 million. The effective tax rates for the three month periods ended April 30, 2011 and May 1, 2010 were 34.7% and 40.8% respectively. In accordance with ASC Topic No. 270, “Interim Reporting” (Topic No. 270) and ASC Topic No. 740, “Income Taxes” (Topic No. 740), at the end of each interim period the Company is required to determine the best estimate of its annual effective tax rate and then apply that rate in providing for income taxes on a current year-to-date (interim period) basis. We used this methodology during the first quarter of Fiscal 2011, resulting in the annual effective income tax rate of 32.7% (before discrete items) being our best estimate. The effective tax rate for the three months ended April 30, 2011 was impacted by discrete adjustments that increased the tax benefit by $0.7 million predominantly relating to newly enacted state legislation during the quarter.

Our best estimate of the projected annual effective income tax rate for the three months ended May 1, 2010 was 37.8% (before discrete items). The effective tax rate for the three months ended May 1, 2010 was impacted by one discrete adjustment that increased tax expense by $0.3 million related to the accrual of interest related to unrecognized tax benefits established in prior years in accordance with Topic No. 740.

Net (Loss) Income

Net loss amounted to $21.1 million for the three months ended April 30, 2011 compared with net income of $5.2 million for the three months ended May 1, 2010. The decline in our net income of $26.3 million was directly attributable to a loss on extinguishment of debt that occurred during the three months ended April 30, 2011 compared with the three months ended May 1, 2010.

Results of Operations for Fiscal 2010 and the Transition Period

The following tables set forth certain items in our Consolidated Statements of Operations and Comprehensive Income (Loss) in both actual dollars and as a percentage of net sales for Fiscal 2010, the comparable 52 week period ended January 30, 2010, the Transition Period and the comparable 35 week period ended January 31, 2009 used in connection with the subsequent discussion. Financial information for Fiscal 2010 and the Transition Period were derived from audited financial statements. Financial information for the 52 week period ended January 30, 2010 and the 35 week period ended January 31, 2009, were derived from unaudited financial statements.

	(in thousands)
	52 Weeks Ended		35 Weeks Ended
	January 29, 2011	January 30, 2010 (Unaudited)	January 30, 2010	January 31, 2009 (Unaudited)
REVENUES:
Net Sales	$3,669,602	$3,522,914	$2,457,567	$2,476,635
Other Revenue	31,487	30,840	21,730	20,277

Total Revenue	3,701,089	3,553,754	2,479,297	2,496,912

COSTS AND EXPENSES:
Cost of Sales (Exclusive of Depreciation and Amortization as Shown Below)	2,252,346	2,181,707	1,492,349	1,510,409
Selling and Administrative Expenses	1,156,613	1,113,960	759,774	761,062
Restructuring and Separation Costs	2,200	7,452	2,429	1,929
Depreciation and Amortization	146,759	156,388	103,605	106,823
Interest Expense (Inclusive of Gain/Loss on Interest Rate Cap Agreements)	99,309	84,423	59,476	74,263
Impairment Charges—Long-Lived Assets	2,080	56,141	46,776	28,134
Impairment Charges—Tradenames	—	15,250	—	279,300
Other Income, Net	(11,346)	(16,635)	(15,335)	(4,698)

Total Costs and Expenses	3,647,961	3,598,686	2,449,074	2,757,222

Income (Loss) Before Income Tax Expense (Benefit)	53,128	(44,932)	30,223	(260,310)
Income Tax Expense (Benefit)	22,130	(29,753)	11,570	(104,667)

Net Income (Loss)	30,998	(15,179)	18,653	(155,643)

Total Comprehensive Income (Loss)	$30,998	$(15,179)	$18,653	$(155,643)

	52 Weeks Ended		35 Weeks Ended
	January 29, 2011	January 30, 2010 (Unaudited)	January 30, 2010	January 31, 2009 (Unaudited)
Statement of Operations Data:
Net Sales	100.0%	100.0%	100.0%	100.0%
Other Revenue	0.9	0.9	0.9	0.8

Total Revenue	100.9	100.9	100.9	100.8
Cost of Sales (Exclusive of Depreciation and Amortization, As Shown Below)	61.4	61.9	60.7	61.0
Selling and Administrative Expenses	31.5	31.6	30.9	30.7
Restructuring and Separation Costs	0.1	0.2	0.1	0.1
Depreciation and Amortization	4.0	4.4	4.2	4.3
Interest Expense (Inclusive of Gain/Loss on Interest Rate Cap Agreements)	2.7	2.4	2.4	3.0
Impairment Charges—Long Lived Assets	0.1	1.6	1.9	1.1
Impairment Charges—Trademark	0.0	0.4	0.0	11.3
Other Income, Net	(0.3)	(0.5)	(0.6)	(0.2)

Total Expense	99.5	102.0	99.6	111.3
Income (Loss) Before Income Tax Expense (Benefit)	1.4	(1.1)	1.3	(10.5)
Income Tax Expense (Benefit)	0.6	(0.8)	0.5	4.2

Net Income (Loss)	0.8%	(0.3)%	0.8%	(6.3)%

Performance for the Fiscal Year (52 weeks) Ended January 29, 2011 Compared with the 52 weeks Ended January 30, 2010

Net Sales

We experienced an increase in net sales for Fiscal 2010 compared with the 52 weeks ended January 30, 2010. Consolidated net sales increased $146.7 million, or 4.2%, to $3,669.6 million for Fiscal 2010 from $3,522.9 million for the 52 weeks ended January 30, 2010. This increase was primarily attributable to:

•	an increase in net sales of $145.3 million related to 25 new stores opened during Fiscal 2010,

•	an increase in net sales of $29.0 million for our non comparative stores, and

•	an increase in other sales of $3.0 million, partially offset by

•	a decrease in net sales of $24.3 million from seven stores closed since January 31, 2010 and

•	a comparative store sales decrease of $6.3 million, or 0.2%, to $3,460.1 million.

We believe the comparative store sales decrease was primarily due to warmer weather in September and October of 2010 as compared with the same period in the prior year.

Other Revenue

Other revenue (consisting of rental income from Leased Departments, subleased rental income, layaway, alterations, other service charges, and miscellaneous revenue items) increased $0.7 million to $31.5 million for Fiscal 2010 compared with $30.8 million for the 52 weeks ended January 30, 2010. This increase was primarily related to an increase in layaway fees of $1.4 million, partially offset by a $0.8 million decrease in rental income.

Cost of Sales

Cost of sales increased $70.6 million, or 3.2%, for Fiscal 2010 compared with the 52 weeks ended January 30, 2010. Cost of sales as a percentage of net sales improved to 61.4% during Fiscal 2010 compared with 61.9% during the 52 weeks ended January 30, 2010. The dollar increase of $70.6 million in cost of sales between Fiscal 2010 and the 52 weeks ended January 30, 2010 was primarily related to the increase in our net sales during the same periods.

During Fiscal 2010 as compared with the 52 weeks ended January 30, 2010, we experienced an increase in gross margin as a percent of net sales to 38.6% from 38.1%. The improvement in our gross margin as a percent of net sales was primarily the result of fewer markdowns, decreased freight expense incurred during Fiscal 2010 as compared with the 52 weeks ended January 30, 2010, and a slight improvement in shrink expense.

Selling and Administrative Expenses

Selling and administrative expenses increased $42.6 million, or 3.8% to $1,156.6 million for Fiscal 2010 from $1,114.0 million for the 52 weeks ended January 30, 2010. The increase in selling and administrative expenses is summarized in the table below:

	(in thousands)
	52 Weeks Ended
	January 29, 2011	January 30, 2010	$ Variance	% Change
Payroll and Payroll Related	$524,120	$497,234	$26,886	5.4%
Occupancy	373,166	362,103	11,063	3.1
Benefit Costs	15,326	9,927	5,399	54.4
Advertising	70,422	67,283	3,139	4.7
Other	141,430	139,012	2,418	1.7
Business Insurance	32,149	38,401	(6,252)	(16.3)

Selling & Administrative Expenses	$1,156,613	$1,113,960	$42,653	3.8%

The increase in selling and administrative expense during Fiscal 2010 compared with the 52 weeks ended January 30, 2010 was primarily caused by increases in payroll and payroll related costs and occupancy costs. The increase in payroll and payroll related costs of approximately $26.9 million was primarily related to the addition of 18 net new stores as well as stores that opened during the 52 weeks ended January 30, 2010 that did not operate for a full 52 weeks. Amounts related to these stores resulted in an increase in payroll and payroll related expenses of $23.3 million. Also contributing to the increase in payroll and payroll related costs was an increase in bonus expense of $6.1 million and an increase in state unemployment tax expense of $4.1 million. As we exceeded our bonus target for the June 2009 through May 2010 bonus period, our bonus expense increased and was recognized during the final quarter of the bonus year, which coincided with the first and second quarters of Fiscal 2010. Additionally, we had an increase in recruiting bonuses as we continued to enhance the talent of our organization during Fiscal 2010. The increase in state unemployment tax was due to rate increases in many of the states where we conduct business.

These increases were partially offset by a decrease in Fiscal 2010 of $4.2 million in payroll and payroll tax expense related to stores that were opened for the full 52 week periods ended January 29, 2011 and January 30, 2010 and a decrease in vacation expense of $2.2 million. The decrease in payroll and payroll tax expense related to stores that were opened for the full 52 week periods ended January 29, 2011 and January 30, 2010 was due to our ongoing initiative to reduce store payroll costs.

The increase in occupancy related costs of $11.1 million in Fiscal 2010 as compared with the 52 weeks ended January 30, 2010 was primarily related to new store openings during Fiscal 2010. New BCF stores opened during Fiscal 2010 accounted for $16.3 million of the total increase. These increases were partially offset by a decrease in utilities expense of $3.3 million as a result of our ongoing initiative to reduce costs as well as a $1.2 million decrease in real estate taxes.

The increase in benefit costs of $5.4 million during Fiscal 2010 compared with the 52 weeks ended January 30, 2010 was primarily the result of increased 401(k) Plan Match expense of $6.2 million and increased employee moving expenses of $2.4 million, partially offset by decreased health insurance claims of $3.3 million. The increase in 401(k) Plan expense during Fiscal 2010 compared with the 52 weeks ended January 30, 2010 was due to our ability to utilize less money recovered through forfeitures during Fiscal 2010 to fund some, or all, of our matching contribution obligation as compared with the 52 weeks ended January 30, 2010. A “forfeiture” is the portion of our contribution that is lost by a 401(k) Plan participant who terminates employment prior to becoming fully vested in such contribution. Based on the forfeitures available to us, we were not required to record any 401(k) Plan expense during the 52 weeks ended January 30, 2010.

The increase in advertising expense of $3.1 million during Fiscal 2010 compared with the 52 weeks ended January 30, 2010 was primarily related to shifts in the media used for marketing communications and an increase in the number of grand opening advertisements. During the 52 weeks ended January 30, 2010 we opened 15 new BCF stores. During Fiscal 2010, we incurred an additional $3.1 million in marketing and advertising expense primarily related to the opening of 25 new BCF stores.

The increase in other selling and administrative expenses of $2.4 million during Fiscal 2010 compared with the 52 weeks ended January 30, 2010 was primarily due to an increase in credit card fees of $3.9 million, a $3.4 million increase in temporary help, a $3.0 million increase related to fees incurred as part of our initial unsuccessful debt refinancing in the Fall of 2010, and a $1.5 million charge to miscellaneous taxes, partially offset by a $6.1 million decrease in our legal expense related to legal costs incurred in the prior year that did not repeat in the current year and $3.5 million in expense savings related to costs incurred with respect to our change in year end during the 52 weeks ended January 30, 2010 that did not repeat during Fiscal 2010.

The decrease in business insurance of $6.3 million in Fiscal 2010 compared with the 52 weeks ended January 30, 2010 was the result of increased claims experienced during the prior period. During the 52 weeks ended January 30, 2010, we experienced an increase in the cost of workers’ compensation claims and an increase in the number of general liability claims, each of which we believe was a result of the economic environment. This trend has slowed during Fiscal 2010 and we have returned to a more historical level of claims experience

Restructuring and Separation Costs

In an effort to better align our resources with our business objectives, in Fiscal 2009, we reviewed all areas of the business to identify efficiency opportunities to enhance our performance. In light of the then challenging economic and retail sales environments, we accelerated the implementation of several initiatives, including some that resulted in the elimination of certain positions and the restructuring of certain other jobs and functions. Our restructuring and separation efforts commenced in the third quarter of Fiscal 2009 and continued through the Transition Period and Fiscal 2010. We incurred $2.2 million and $7.5 million in restructuring and separation costs during Fiscal 2010 and the 52 week period ended January 30, 2010, respectively.

Depreciation and Amortization

Depreciation and amortization expense related to the depreciation of fixed assets and the amortization of favorable and unfavorable leases amounted to $146.8 million for Fiscal 2010 compared with $156.4 million for the 52 weeks ended January 30, 2010. The decrease in depreciation and amortization expense was primarily related to various assets that were recorded pursuant to purchase accounting in conjunction with the Merger Transaction. These assets became fully depreciated during the 12 months ended January 30, 2010, which resulted in less depreciation expense during Fiscal 2010.

Interest Expense

Interest expense was $99.3 million and $84.4 million during Fiscal 2010 and the 52 week periods ended January 30, 2010, respectively. The increase in interest expense was primarily driven by increased expense related to our interest rate cap agreements, other interest expense and our commitment fees. Adjustments of the interest rate cap agreements to fair value resulted in a loss of $5.5 million during Fiscal 2010 compared with a gain of $5.4 million for the 52 week period ended January 30, 2010, respectively. These charges resulted in a year over year increase in non-cash interest expense of $10.9 million, which was recorded through the line item “Interest Expense” in our Consolidated Statements of Operations and Comprehensive Income (Loss). Our interest rate cap agreements are discussed in more detail in the section entitled “Quantitative and Qualitative Disclosures About Market Risk” and Note 10 to our Consolidated Financial Statements entitled “Derivatives and Hedging Activities.”

Other interest expense increased $2.8 million during Fiscal 2010 as compared with the 52 week period ended January 30, 2010 which was primarily driven by interest incurred as part of a legal settlement. The increase in commitment fees of $2.5 million was primarily related to a higher commitment fee charged on our ABL Line of Credit combined with a lower average outstanding balance on the ABL Line of Credit during Fiscal 2010 as compared with the 52 weeks ended January 30, 2010.

These increases were partially offset by lower average interest rates on our Existing Term Loan Facility and ABL Line of Credit and a lower average balance on our Existing Term Loan Facility and our ABL Line of Credit as follows:

	52 Weeks Ended
	January 29, 2011	January 30, 2010
Average Interest Rate—ABL Line of Credit	2.7%	3.0%
Average Interest Rate—Term Loan	2.6%	2.7%
Average Balance—ABL Line of Credit	$10.5 Million	$27.2 Million
Average Balance—Term Loan	$854.8 Million	$868.9 Million

Impairment Charges—Long-Lived Assets

Impairment charges related to long-lived assets were $2.1 million and $56.1 million during Fiscal 2010 and the 52 week period ended January 30, 2010, respectively. The decrease in impairment charges was primarily related to the stabilization of our operating stores’ performance year over year. During Fiscal 2010, we recorded impairments related to nine stores as a result of the decline in the operating performance of those stores (refer to Note 9 to our Consolidated Financial Statements entitled “Impairment of Long-Lived Assets” for further discussion).

The recoverability assessment related to these store-level assets requires judgments and estimates of future revenues, gross margin rates and store expenses. We base these estimates upon our past and expected future performance. We believe our estimates are appropriate in light of current market conditions. However, future impairment charges could be required if we do not achieve our current revenue or cash flow projections for each store.

Impairment Charges—Tradenames

There was no impairment charge related to our tradenames during Fiscal 2010. Impairment charges related to our tradenames during the 52 weeks ended January 30, 2010 amounted to $15.3 million. In accordance with ASC Topic No. 350, “Intangibles—Goodwill and Other,” (Topic 350), we perform our annual impairment testing of goodwill and indefinite-lived assets at the beginning of each May.

In connection with the preparation of our Condensed Consolidated Financial Statements for the third quarter of Fiscal 2009 (relating to the three months ended February 28, 2009) as well as our Fiscal 2009 financial statements (relating to the year ended May 30, 2009), we concluded that it was appropriate to test our goodwill and indefinite-lived intangible assets for recoverability in light of the following factors:

•	Significant declines in the U.S. and international financial markets and the resulting impact of such events on then anticipated future macroeconomic conditions and customer behavior;

•	The determination that these macroeconomic conditions were impacting our sales trends as evidenced by the decreases in comparative store sales that we were experiencing;

•	Decreased comparative store sales results of the peak holiday and winter selling seasons in the third quarter of Fiscal 2009 which were significant to our financial results for the year;

•	Declines in market valuation multiples of peer group companies used in the estimate of our business enterprise value; and

•

Our expectation that comparative store sales trends during Fiscal 2009 would continue for an extended period. As a result, we developed a more moderate store opening plan which reduced our future projections of revenue and operating results offset by initiatives (which have since been implemented) to reduce our cost structure.

The recoverability assessment with respect to the tradenames used in our operations requires us to estimate the fair value of the tradenames as of the assessment date. Such determination is made using the “relief from royalty” valuation method. Inputs to the valuation model include:

•	Future revenue and profitability projections associated with the tradenames;

•

Estimated market royalty rates that could be derived from the licensing of our tradenames to third parties in order to establish the cash flows accruing to our benefit as a result of ownership of the tradenames; and

•	The rate used to discount the estimated royalty cash flow projections to their present value (or estimated fair value) based on the risk and nature of our cash flows.

During the 52 weeks ended January 30, 2010, we recorded an impairment charge related to our tradenames in the amount of $15.3 million. Of this amount, $9.0 million was attributable to lower revenues and profitability projections associated with our tradenames in the near term and lower estimated market royalty rate expectations in light of the then current general economic conditions compared with the analysis we performed during Fiscal 2008. Our projected revenues within the model were based on comparative store sales and new store assumptions over a nine year period. A less aggressive new store opening plan combined with revised comparative store sales assumptions for the first fiscal year of the projection had a significant negative impact on the valuation. We believe our estimates were appropriate based upon the then current market conditions.

The remaining $6.3 million of the $15.3 million impairment was related to our acquisition of certain tradename rights during the 52 weeks ended January 30, 2010. During that period, we purchased $6.3 million of tradename rights based on our belief that these tradename rights would ultimately provide us with substantial marketing benefits. Historically, we were restricted in our advertising campaigns such that we could only refer to ourselves as Burlington Coat Factory and were required to note that we were not affiliated with Burlington Industries. The purchase of these tradename rights allows us to shorten our name as appropriate based on the current marketing campaign and eliminates the requirement to note that we are not affiliated with Burlington Industries. Based on our tradenames impairment assessment, we could not support an increase in the asset value of our tradenames related to this acquisition on our Consolidated Balance Sheets. As a result, we immediately impaired the acquired asset.

In accordance with Topic 350, there were no triggering events that required us to test goodwill for impairment during Fiscal 2010. We believe our estimates were appropriate based upon current market conditions. However, future impairment charges could be required if we do not achieve our current cash flow, revenue and profitability projections or our weighted average cost of capital increases or market valuation multiple associated with peer group companies decline.

Other Income, net

Other income, net (consisting of investment income, gains and losses on disposition of assets, breakage income and other miscellaneous items) decreased $5.3 million to $11.3 million during Fiscal 2010 compared with the 52 week period ended January 30, 2010.

The decrease in other income during Fiscal 2010 compared with the 52 weeks ended January 30, 2010 was primarily related to the following:

•	A decrease in miscellaneous income of $4.9 million primarily related to a gain on a legal settlement in our favor during the 52 weeks ended January 30, 2010,

•	a decrease in breakage income of $3.3 million (refer to Note 11 to our Consolidated Financial Statements entitled “Store Value Cards” for further discussion),

•	a decrease of $1.5 million related to insurance recoveries, and

•

a decrease in our gain on investment of $0.6 million related to higher recoveries of previously written off investments during the 52 weeks ended January 30, 2010 compared with Fiscal 2010, partially offset by;

•

a $4.4 million increase related to a loss on the disposal of various fixed assets primarily related to our conversion to a new warehouse management system in Edgewater Park, New Jersey during the 52 weeks ended January 30, 2010, and

•	a $0.6 million increase in income received from vending machines and recycling.

Income Tax Expense

Income tax expense was $22.1 million for the 52 week period ended January 29, 2011 compared with an income tax benefit of $29.8 million for the 52 weeks ended January 30, 2010. The effective tax rates were 41.7% and 66.2%, respectively, for Fiscal 2010 and the 52 week period ended January 30, 2010. The decrease in the effective tax rate was primarily due to the fact that the 52 weeks ended January 30, 2010 had a pre-tax loss with a reduction in the valuation allowance for state net operating losses and reduced state blended tax rates, which had the effect of creating an income tax benefit for this period ended January 30, 2010. Due to the pre-tax loss, the tax benefits created by the reduction in the valuation allowance for state net operating losses and reduced state blended tax rates have the effect of increasing the effective tax rate (refer to Note 17 to our Consolidated Financial Statements entitled “Income Taxes” for further information).

Net Income

Net income amounted to $31.0 million for Fiscal 2010 compared with a net loss of $15.2 during the 52 weeks ended January 30, 2010. The increase in our operating results of $46.2 million was primarily attributable to fewer impairments.

Performance for the Fiscal Year (52 Weeks) Ended January 29, 2011 Compared with the Transition Period (35 Weeks) Ended January 30, 2010

Net Sales

We experienced an increase in net sales for Fiscal 2010 compared with the Transition Period. Consolidated net sales increased $1,212.0 million, or 49.3%, to $3,669.6 million for Fiscal 2010 from $2,457.6 million for the Transition Period. Comparative store sales during Fiscal 2010 decreased 0.2% compared with a decrease of 4.8% during the Transition Period. The overall increase in net sales during Fiscal 2010 as compared with the Transition Period is primarily driven by the additional 17 weeks of sales during Fiscal 2010. During that period, we generated $1,134.8 million of net sales.

Other Revenue

Other revenue (consisting of rental income from Leased Departments, subleased rental income, layaway, alterations, other service charges, and miscellaneous revenue items) increased $9.8 million to $31.5 million for Fiscal 2010 compared with $21.7 million for the Transition Period. This increase was primarily due to the additional 17 weeks included in Fiscal 2010 compared with the Transition Period. Other revenue generated during the additional 17 weeks of Fiscal 2010 amounted to $9.5 million. As a percentage of net sales, other revenue remained in line with the prior year at 0.9%.

Cost of Sales

Cost of sales increased $760.0 million, or 50.9% during Fiscal 2010 compared with the Transition Period. Cost of sales as a percentage of net sales increased to 61.4% during Fiscal 2010 compared with 60.7% during the Transition Period. The dollar increase of $760.0 million in cost of sales during Fiscal 2010 compared with the Transition Period was primarily related to the additional 17 weeks included in Fiscal 2010 compared with the Transition Period which resulted in $701.1 million of additional cost of sales during Fiscal 2010. During Fiscal 2010 as compared with the Transition Period, gross margin as a percent of net sales declined to 38.6% from 39.3%, respectively, reflecting the seasonality of the Transition Period.

Selling and Administrative Expenses

Selling and administrative expenses increased $396.8 million, or 52.2%, to $1,156.6 million for Fiscal 2010 from $759.8 million for the Transition Period. The increase in selling and administrative expenses is summarized in the table below:

	(in thousands)
	52 Weeks Ended	35 Weeks Ended
	January 29, 2011	January 30, 2010	$ Variance	% Change
Payroll and Payroll Related	$524,120	$337,057	$187,063	55.5%
Occupancy	373,166	246,082	127,084	51.6
Other	141,430	95,248	46,182	48.5
Advertising	70,422	49,378	21,044	42.6
Business Insurance	32,149	22,955	9,194	40.1
Benefit Costs	15,326	9,054	6,272	69.3

Selling & Administrative Expenses	$1,156,613	$759,774	$396,839	52.2%

The increase in selling and administrative expense during Fiscal 2010 compared with the Transition Period was primarily caused by the additional 17 weeks included Fiscal 2010 compared with the Transition Period as well as the addition of 18 net new stores during Fiscal 2010. During the 17 week period, the Company incurred selling and administrative expenses of $363.4 million and new stores opened in Fiscal 2010 contributed $43.6 million to the increase in selling and administrative expenses.

As a percentage of net sales, selling and administrative expenses increased to 31.5% for Fiscal 2010 from 30.9% for the Transition Period.

Restructuring and Separation Costs

In an effort to better align our resources with our business objectives, in Fiscal 2009, we reviewed all areas of the business to identify efficiency opportunities to enhance our performance. In light of the challenging economic and retail sales environments, we accelerated the implementation of several initiatives, including some that resulted in the elimination of certain positions and the restructuring of certain other jobs and functions. Our restructuring and separation efforts commenced in the third quarter of Fiscal 2009, and continued through the Transition Period and Fiscal 2010. We incurred $2.2 million and $2.4 million in restructuring and separation costs during Fiscal 2010 and the Transition Period, respectively.

Depreciation and Amortization

Depreciation and amortization expense related to the depreciation of fixed assets and the amortization of favorable and unfavorable leases amounted to $146.8 million during Fiscal 2010 compared with $103.6 during the Transition Period. The increase in depreciation and amortization expense was primarily the result of the additional 17 weeks included in Fiscal 2010 compared with the Transition Period which amounted to additional depreciation and amortization expense of $48.4 million.

As a percentage of net sales, depreciation and amortization decreased to 4.0% during Fiscal 2010 from 4.2% during the Transition Period.

Interest Expense

Interest expense was $99.3 million and $59.5 million during Fiscal 2010 and the Transition Period, respectively. The $39.8 million increase in interest expense was primarily the result of the additional 17 weeks included in Fiscal 2010 compared with the Transition Period which amounted to an additional $34.3 million in interest expense. In addition to the additional 17 weeks, interest expense increased further due to increased expense related to our interest rate cap agreements, other interest expense, and our commitment fees. Adjustments of the interest rate cap agreements to fair value resulted in a loss of $5.5 million during Fiscal 2010 compared with a gain of $0.5 million during the Transition Period, respectively. These charges resulted in a period over period increase in non-cash interest expense of $6.0 million, which was recorded through the line item “Interest Expense” in our Consolidated Statements of Operations and Comprehensive Income (Loss). Our interest rate cap agreements are discussed in more detail in the section entitled “Quantitative and Qualitative Disclosure About market Risk” and Note 10 to our Consolidated Financial Statements entitled “Derivatives and Hedging Activities.”

Other interest expense increased $2.8 million during Fiscal 2010 as compared with the Transition Period, which was primarily driven by interest incurred as part of a legal settlement. The increase in commitment fees of $3.0 million was primarily related to a higher commitment fee charged to our new ABL Line of Credit combined with a lower average outstanding balance on the ABL Line of Credit during Fiscal 2010 as compared with the Transition Period.

These increases were partially offset by a lower average balance on our Existing Term Loan Facility and our ABL Line of Credit as follows:

	52 Weeks Ended	35 Weeks Ended
	January 29, 2011	January 30, 2010
Average Interest Rate—ABL Line of Credit	2.7%	2.7%
Average Interest Rate—Term Loan	2.6%	2.6%
Average Balance—ABL Line of Credit	$10.5 Million	$31.5 Million
Average Balance—Term Loan	$854.8 Million	$867.0 Million

Impairment Charges—Long-Lived Assets

Impairment charges related to long-lived assets were $2.1 million and $46.8 million for Fiscal 2010 and the Transition Period, respectively. The decrease in impairment charges during Fiscal 2010 as compared with the Transition Period is primarily related to the stabilization of the operating stores’ performance during Fiscal 2010 as compared with the Transition Period (refer to Note 9 to our Consolidated Financial Statements entitled “Impairment of Long-Lived Assets” for further discussion).

The recoverability assessment related to these store-level assets requires judgments and estimates of future revenues, gross margin rates and store expenses. We base these estimates upon our past and expected future performance. We believe our estimates are appropriate in light of current market conditions. However, future impairment charges could be required if we do not achieve our current revenue or cash flow projections for each store.

Impairment Charges—Tradenames

There was no impairment charge related to our tradenames during Fiscal 2010 and the Transition Period. In accordance with ASC Topic No. 350, “Intangibles—Goodwill and Other,” (Topic 350), we perform our annual impairment testing of goodwill and indefinite-lived assets at the beginning of each May. In accordance with Topic 350, there were no triggering events that required us to test goodwill for impairment during Fiscal 2010 or the Transition Period.

Other Income, net

Other income, net (consisting of investment income, gains and losses on disposition of assets, breakage income and other miscellaneous items) decreased $4.0 million to $11.3 million during Fiscal 2010 compared with the Transition Period. The decrease in other income during Fiscal 2010 compared with the Transition Period was primarily related to a $4.1 million decrease in the loss on the sale of fixed assets from January 30, 2010 as compared with January 29, 2011.

Income Tax Expense

Income tax expense was $22.1 million during Fiscal 2010 compared with income tax expense of $11.6 million during the Transition Period. The effective tax rates were 41.7% and 38.3%, respectively, during Fiscal 2010 and the Transition Period. The increase in the effective tax rate was primarily due to a reduction in the valuation allowance for state net operating losses and an increase in the state tax prior year adjustment, which had the effect of increasing our income tax expense (refer to Note 17 to our Consolidated Financial Statements entitled “Income Taxes” for further information).

Net Income

Net income amounted to $31.0 million during Fiscal 2010 compared with a net income of $18.7 million during the Transition Period. The increase in our operating results of $12.3 million was primarily attributable to fewer impairments.

Performance for the Transition Period (35 Weeks) Ended January 30, 2010 Compared with the 35 Weeks Ended January 31, 2009

Net Sales

We experienced a decrease in net sales for the Transition Period compared with the 35 weeks ended January 31, 2009. Consolidated net sales decreased $19.0 million, or 0.8%, to $2,457.6 million during the Transition Period from $2,476.6 million during the 35 weeks ended January 31, 2009. This decrease was primarily attributable to:

•	a comparative store sales decrease of $114.2 million, or 4.8%, to $2,263.2 million,

•	a decrease in barter sales of $10.8 million, and

•	a decrease in net sales of $2.5 million from stores closed since the comparable period in Fiscal 2009, partially offset by

•	an increase in net sales of $63.2 million for stores previously opened that were not included in our comparative store sales,

•	an increase in net sales of $34.1 million related to nine new stores opened during the Transition Period, and

•	an increase in layaway and other sales of $10.8 million.

We believe the comparative store sales decrease was due to weather conditions and weakened consumer demand. November of 2009 was the warmest November in the prior eight years. The weakened consumer demand was a result of the contraction of credit available to consumers and the overall challenging retail conditions.

Other Revenue

Other revenue (consisting of rental income from Leased Departments, subleased rental income, layaway, alterations, other service charges, and miscellaneous revenue items) increased $1.4 million to $21.7 million during the Transition Period compared with $20.3 million for the 35 weeks ended January 31, 2009. This increase was primarily related to an increase in layaway fees of $1.8 million.

Cost of Sales

Cost of sales decreased $18.1 million or 1.2% during the Transition Period compared with the 35 weeks ended January 31, 2009. Cost of sales as a percentage of net sales decreased to 60.7% during the Transition Period compared with 61.0% during the 35 weeks ended January 31, 2009. The dollar decrease of $18.1 million in cost of sales between the Transition Period and the 35 weeks ended January 31, 2009 was primarily related to the decrease in our net sales during the same periods.

During the Transition Period, as compared with the 35 weeks ended January 31, 2009, we experienced an increase in gross margin as a percent of net sales from 39.0% to 39.3%. The improvement in our gross margin as a percent of net sales was primarily the result of fewer markdowns during the Transition Period as compared with the 35 weeks ended January 31, 2009. Markdowns improved 0.7% as a percentage of net sales as a result of our ongoing initiative to increase the amount of current inventory as a percent of our total inventory, ultimately leading to fewer markdowns. The improvement in markdowns was almost entirely offset by increased shrink of 0.6% as a percentage of net sales during the Transition Period as compared with the 35 weeks ended January 31, 2009.

Selling and Administrative Expenses

Selling and administrative expenses decreased $1.3 million, or 0.2%, to $759.8 million for the Transition Period from $761.1 million for the 35 weeks ended January 31, 2009. The decrease in selling and administrative expenses is summarized in the table below:

	(in thousands)
	35 Weeks Ended
	January 30, 2010	January 31, 2009	$ Variance	% Change
Payroll and Payroll Related	$337,057	$358,074	$(21,017)	(5.9)%
Advertising	49,378	57,283	(7,905)	(13.8)
Benefit Costs	9,054	12,176	(3,122)	(25.6)
Business Insurance	22,955	17,071	5,884	34.5
Occupancy	246,082	235,534	10,548	4.5
Other	95,248	80,924	14,324	17.7

Selling & Administrative Expenses	$759,774	$761,062	$(1,288)	(0.2)%

The decrease in selling and administrative expense during the Transition Period compared with the 35 weeks ended January 31, 2009 was primarily caused by decreases in payroll and payroll related costs. The decrease in payroll and payroll related costs of approximately $21.0 million was primarily related to a decrease in our store payroll as a percentage of net sales to 10.2% during the Transition Period from 10.9% during the 35 weeks ended January 31, 2009 and a corresponding decrease in payroll taxes of $1.8 million as a result of our initiative to reduce store payroll costs including the reduction of janitorial payroll in conjunction with our initiative to replace janitorial payroll with a third party provider.

The decrease in advertising expense of $7.9 million during the Transition Period compared with the 35 weeks ended January 31, 2009 was primarily related to shifts in the media used for marketing communications and a decrease in the number of grand opening advertisements. During the Transition Period we opened nine new BCF stores. During the 35 weeks ended January 31, 2009, we incurred additional marketing and advertising expense in connection with the opening of 34 new BCF stores.

The decrease in benefit costs of $3.1 million during the Transition Period compared with the 35 weeks ended January 31, 2009 was primarily a result of decreased 401(k) Plan expense. Under our

401(k) Plan, we are able to utilize monies recovered through forfeitures to fund some or all of our annual matching contribution obligation. A “forfeiture” is the portion of our contribution that is lost by a 401(k) Plan participant who terminates employment prior to becoming fully vested in such contribution. Based on the forfeitures available to us, we were not required to record any 401(k) Plan expense during the Transition Period. We used $3.5 million of 401(k) Plan forfeitures to fund our entire 401(k) Plan matching contribution for the 2009 401(k) Plan year.

The increase in business insurance of $5.9 million during the Transition Period compared with the 35 weeks ended January 31, 2009 was the result of our claims experience for the period. During the Transition Period, we experienced an increase in the cost of workers’ compensation claims and an increase in the number of general liability claims, each of which we believe was a result of the economic environment.

The increase in occupancy related costs of $10.5 million during the Transition Period as compared with the 35 weeks ended January 31, 2009 was primarily related to new store openings. New BCF stores opened during the Transition Period accounted for $4.2 million of the total increase; new BCF stores opened during this period that were not operating for a full 35 weeks during the 35 week period ended January 31, 2009 incurred incremental occupancy costs of $4.5 million during the Transition Period. Janitorial service expense increased $4.5 million ($0.4 million related to new stores) during the Transition Period compared with the 35 weeks ended January 31, 2009 due to our initiative to replace janitorial payroll with a third party provider. Real estate taxes increased $1.0 million due primarily to annual tax rate increases. These increases were partially offset by a decrease in utilities expense of $2.7 million as a result of our ongoing initiative to reduce costs.

The increase in other selling and administrative expenses of $14.3 million during the Transition Period compared with the 35 weeks ended January 31, 2009 was primarily due to a $7.5 million increase in our legal reserve, and a $3.0 million increase associated with the acceleration of fees associated with store physical inventories related to our change in fiscal year end.

Restructuring and Separation Costs

In an effort to better align our resources with our business objectives we reviewed all areas of the business to identify efficiency opportunities to enhance our performance in Fiscal 2009. In light of the challenging economic and retail sales environments, we accelerated the implementation of several initiatives, including some that resulted in the elimination of certain positions and the restructuring of certain other jobs and functions. Our restructuring and separation efforts commenced in the third quarter of Fiscal 2009, and continued during the Transition Period. We incurred $2.4 million and $1.9 million in restructuring and separation costs during the Transition Period and the 35 weeks ended January 31, 2009, respectively.

Depreciation and Amortization

Depreciation and amortization expense related to the depreciation of fixed assets and the amortization of favorable and unfavorable leases amounted to $103.6 million during the Transition Period compared with $106.8 for the 35 weeks ended January 31, 2009. The decrease in depreciation and amortization expense was primarily a result of various assets that were recorded pursuant to purchase accounting in conjunction with the Merger Transaction. These assets became fully depreciated during Fiscal 2009, which resulted in less depreciation expense during the Transition Period.

During the Transition Period, the Company made a reclassification of amortization of deferred financing fees from the line item “Depreciation and Amortization” in our Consolidated Statements of

Operations and Comprehensive Income (Loss) to the line item “Interest Expense” in our Consolidated Statements of Operations and Comprehensive Income (Loss) for each of the fiscal years ended May 30, 2009, and May 31, 2008.

Interest Expense

Interest expense was $59.5 million and $74.3 million during the Transition Period and the 35 weeks ended January 31, 2009, respectively. The decrease in interest expense was primarily driven by lower average interest rates on our Existing Term Loan Facility and ABL Line of Credit and a lower average balance on our ABL Line of Credit as follows:

	35 Weeks Ended
	January 30, 2010	January 31, 2009
Average Interest Rate—ABL Line of Credit	2.7%	4.4%
Average Interest Rate—Term Loan	2.6%	4.8%
Average Balance—ABL Line of Credit	$31.5 Million	$219.5 Million
Average Balance—Term Loan	$867.0 Million	$872.8 Million

Offsetting the decrease in interest expense were smaller gains on the adjustments of our interest rate cap agreements to fair value during the Transition Period as compared to the 35 weeks ended January 31, 2009. Our interest rate cap agreements are discussed in more detail in the section entitled “Quantitative and Qualitative Disclosures About Market Risk” and Note 10 to our Consolidated Financial Statements entitled “Derivatives and Hedging Activities.” Adjustments of the interest rate cap agreements to fair value resulted in gains of $0.5 million and $2.7 million during the Transition Period and the 35 weeks ended January 31, 2009, respectively, each of which were recorded in the line item “Interest Expense” in our Consolidated Statements of Operations and Comprehensive Income (Loss).

During the Transition Period, the Company made a reclassification of amortization of deferred financing fees from the line item “Depreciation and Amortization” in our Consolidated Statements of Operations and Comprehensive Income (Loss) to the line item “Interest Expense” in our Consolidated Statements of Operations and Comprehensive Income (Loss) for each of the fiscal years ended May 30, 2009 and May 31, 2008.

Impairment Charges—Long-Lived Assets

Impairment charges related to long-lived assets were $46.8 million and $28.1 million for the Transition Period and January 31, 2009, respectively. The increase in impairment charges was primarily related to the decline in the operating performance of 33 stores as a result of decreased comparative store sales.

The recoverability assessment related to these store-level assets requires judgments and estimates of future revenues, gross margin rates and store expenses. We base these estimates upon our past and expected future performance. We believe our estimates are appropriate in light of current market conditions. However, future impairment charges could be required if we do not achieve our current revenue or cash flow projections for each store.

The majority of the impairment charges during the Transition Period were related to the impairment of favorable leases in the amount of $34.6 million related to 24 of our stores. We also impaired $9.5 million of leasehold improvements, $2.3 million of furniture and fixtures and $0.4 million of other long-lived assets.

The majority of the impairment charges for the 35 week period ended January 31, 2009 was related to the impairment of favorable leases in the amount of $20.9 million related to 15 of our stores. We also impaired $5.8 million of leasehold improvements and $1.4 million of furniture and fixtures.

Impairment Charges—Tradenames

There was no impairment charge related to our tradenames during the Transition Period. Impairment charges related to our tradenames during the 35 weeks ended January 31, 2009 amounted to $279.3 million. In accordance with ASC Topic No. 350, “Intangibles—Goodwill and Other,” (Topic 350), we perform our annual impairment testing of goodwill and indefinite-lived assets at the beginning of each May.

In connection with the preparation of our Condensed Consolidated Financial Statements for the third quarter of Fiscal 2009 (relating to the three months ended February 28, 2009) as well as our Fiscal 2009 financial statements (relating to the year ended May 30, 2009), we concluded that it was appropriate to test our goodwill and indefinite-lived intangible assets for recoverability in light of the following factors:

•	Significant declines in the U.S. and international financial markets and the resulting impact of such events on then anticipated future macroeconomic conditions and customer behavior;

•	The determination that these macroeconomic conditions were impacting our sales trends as evidenced by the decreases in comparative store sales that we were experiencing;

•	Decreased comparative store sales results of the peak holiday and winter selling seasons in the third quarter of Fiscal 2009 which were significant to our financial results for the year;

•	Declines in market valuation multiples of peer group companies used in the estimate of our business enterprise value; and

•

Our expectation that then current comparative store sales trends would continue for an extended period. As a result, we developed a more moderate store opening plan which reduced our future projections of revenue and operating results offset by initiatives (which have since been implemented) to reduce our cost structure.

The recoverability assessment with respect to the tradenames used in our operations requires us to estimate the fair value of the tradenames as of the assessment date. Such determination is made using the “relief from royalty” valuation method. Inputs to the valuation model include:

•	Future revenue and profitability projections associated with the tradenames;

•

Estimated market royalty rates that could be derived from the licensing of our tradenames to third parties in order to establish the cash flows accruing to our benefit as a result of ownership of the tradenames; and

•	The rate used to discount the estimated royalty cash flow projections to their present value (or estimated fair value) based on the risk and nature of our cash flows.

During the 35 weeks ended January 31, 2009, we recorded an impairment charge related to our tradenames in the amount of $279.3 million. This impairment charge reflected lower revenues and profitability projections associated with our tradenames at the time and lower estimated market royalty rate expectations in light of the then current general economic conditions compared with the analysis we performed during Fiscal 2008. Our projected revenues within the model were based on comparative store sales and new store assumptions over a nine year period. A less aggressive new store opening plan combined with revised comparative store sales assumptions for the first fiscal year of the projection had a significant negative impact on the valuation. We believe our estimates were appropriate based upon the then current market conditions (refer to Note 7 to our Consolidated Financial Statements entitled “Intangible Assets” for further discussion).

Other Income, net

Other income, net (consisting of investment income, gains and losses on disposition of assets, breakage income and other miscellaneous items) increased $10.6 million to $15.3 million during the Transition Period as compared with the 35 week period ended January 31, 2009.

The increase in other income during the Transition Period compared with the 35 weeks ended January 30, 2009 was primarily related to the following:

•	An increase in miscellaneous income of $6.0 million primarily related to a gain on a legal settlement in our favor and other miscellaneous income,

•	an increase in gain on investment of $5.5 million related to additional distributions received from the Reserve Primary Fund (Fund) in excess of those anticipated,

•	an increase of $2.1 million related to insurance recoveries, and

•	an increase in breakage income of $2.8 million; partially offset by

•	a $5.1 million decrease related to a loss on the disposal of various fixed assets primarily related to our conversion to a new warehouse management system in Edgewater Park, New Jersey.

Income Tax Expense

Income tax expense was $11.6 million during the Transition Period compared with an income tax benefit of $104.7 million for the 35 weeks ended January 31, 2009. The effective tax rates were 38.3% and 40.2%, respectively, for the Transition Period and the 35 week period ended January 31, 2009. The decrease in the effective tax rate was primarily due to a change in the valuation allowance for state net operating losses and lower state blended tax rates, which had the effect of reducing our net deferred tax liability and decreasing our income tax expense.

Net Income

Net income amounted to $18.7 million during the Transition Period compared with a net loss of $155.6 million for the 35 weeks ended January 31, 2009. The increase in our operating results of $174.3 million was primarily attributable to fewer impairments.

Results of Operations—Fiscal 2009 and Fiscal 2008

The following table sets forth certain items in our Consolidated Statements of Operations and Comprehensive Income (Loss) as a percentage of net sales for periods indicated that are used in connection with the discussion herein.

	May 30, 2009	May 31, 2008
Statement of Operations Data:
Net Sales	100.0%	100.0%
Other Revenue	0.8	0.9

Total Revenue	100.8	100.9
Cost of Sales (Exclusive of Depreciation and Amortization, As Shown Below)	62.1	61.8
Selling & Administrative Expenses	31.5	32.2
Restructuring and Separation Costs	0.2	—
Depreciation and Amortization	4.5	4.9
Interest Expense (Inclusive of Gain/Loss on Interest Rate Cap Agreements)	2.9	3.9
Impairment Charges—Long Lived Assets	1.1	0.7
Impairment Charges—Tradenames	8.3	—
Other Income, Net	(0.2)	(0.4)

Total Expense	110.4	103.1
Loss Before Income Tax Benefit	(9.6)	(2.2)
Income Tax Benefit	(4.2)	(0.8)

Net Loss	(5.4)%	(1.4)%

Performance for the Fiscal Year (52 weeks) Ended May 30, 2009 Compared with the Fiscal Year (52 weeks) Ended May 31, 2008

Net Sales

We experienced an increase in net sales for Fiscal 2009 compared with Fiscal 2008. Consolidated net sales increased $148.6 million, or 4.4%, to $3,542.0 million for Fiscal 2009 from $3,393.4 million for Fiscal 2008. This increase was attributable to:

•	an increase in net sales of $222.8 million related to 36 net new stores opened in 2009,

•	an increase in net sales of $42.1 million for stores opened in 2008 that are not included in our comparative store sales,

•	an increase in barter sales of $5.5 million; partially offset by

•	a comparative store sales decrease of $83.9 million, or 2.5%, to $3,213.1 million, and

•	a decrease in net sales of $19.4 million from stores closed since the comparable period last year.

We believe the comparative store sales decrease was due primarily to weakened consumer demand as a result of the contraction of credit available to consumers and the overall challenging retail conditions.

Other Revenue

Other revenue (consisting of rental income from Leased Departments; subleased rental income; layaway, alteration, dormancy, and other service charges; and miscellaneous revenue items) decreased $1.2 million to $29.4 million for Fiscal 2009 from $30.6 million for Fiscal 2008. This decrease was primarily related to a decrease in dormancy fees of $2.2 million, partially offset by an increase in layaway fees of $1.1 million.

The decrease in dormancy fees was related to our decision during the third quarter of Fiscal 2008 to cease charging dormancy fees on outstanding balances of store value cards, which were recorded in the line item “Other Revenue” in our Consolidated Statements of Operations and Comprehensive Income (Loss), and begin recording store value card breakage income in the line item “Other Income, Net” in our Statements of Operations and Comprehensive Income (Loss). These dormancy fees contributed an additional $2.2 million to the line item “Other Revenue” in our Statements of Operations and Comprehensive Income (Loss) for Fiscal 2008 compared with Fiscal 2009. We now recognize breakage income related to outstanding store value cards in the line item “Other Income, Net” in our Statements of Operations and Comprehensive Income (Loss).

Cost of Sales

Cost of sales increased $104.4 million, or 5.0%, for Fiscal 2009 compared with Fiscal 2008. Cost of sales as a percentage of net sales increased to 62.1% during Fiscal 2009 from 61.8% in Fiscal 2008. The dollar increase of $104.4 million in cost of sales between Fiscal 2008 and Fiscal 2009 was primarily related to the operation of 36 net new stores which were opened in Fiscal 2009.

Gross margin as a percent of net sales decreased from 38.2% for Fiscal 2008 to 37.9% for Fiscal 2009. The decline in gross margin was primarily due to increased shrink results based on physical inventories taken in the fourth quarter of Fiscal 2009.

Selling and Administrative Expenses

Selling and administrative expenses increased $24.4 million, or 2.2%, to $1,115.2 million for Fiscal 2009 from $1,090.8 million for Fiscal 2008. The increase in selling and administrative expenses is summarized in the table below:

	(in thousands)
	Year Ended
	May 30, 2009	May 31, 2008	$ Variance	% Change
Occupancy	$351,555	$304,052	$47,503	15.6%
Business Insurance	32,515	26,994	5,521	20.5
Advertising	75,188	70,879	4,309	6.1
Benefit Costs	13,049	14,555	(1,506)	(10.3)
Other	124,689	138,713	(14,024)	(10.1)
Payroll and Payroll Related	518,252	535,636	(17,384)	(3.2)

Selling & Administrative Expenses	$1,115,248	$1,090,829	$24,419	2.2%

The increase in occupancy related costs of $47.5 million during Fiscal 2009 was primarily related to new store openings. New stores opened in Fiscal 2009 accounted for $29.0 million of the total increase. Stores opened in Fiscal 2008 that were not operating for a full twelve months in Fiscal 2008 incurred incremental occupancy costs of $4.2 million during Fiscal 2009. Utility expenses increased $10.0 million ($5.5 million related to new stores) due primarily to an increase in electricity rates. Janitorial service expense increased $8.7 million ($1.0 million related to new stores) due to our initiative to replace janitorial payroll with a third party provider, and real estate taxes increased $6.8 million ($3.0 million related to new stores) due primarily to annual tax rate increases.

The increase in business insurance of $5.5 million in Fiscal 2009 compared with Fiscal 2008 was the result of our claims experience for the year. During Fiscal 2009, we experienced an increase in the value of workers’ compensation claims and an increase in the number of general liability claims which we believe was a result of the economic environment.

The increase in advertising expense of $4.3 million during Fiscal 2009 compared with Fiscal 2008 was primarily related to increases in advertising as a result of 36 net new stores opened during Fiscal 2009. This increase was partially offset by the continued cost efficiencies realized by our internal performance of an increasing number of production and creative functions.

The increases in selling and administrative expense during Fiscal 2009 were partially offset by decreases in payroll and payroll related costs, other costs and benefit costs. The decrease in other selling and administrative expenses of approximately $14.0 million during Fiscal 2009 was a result of several initiatives included in our plan to reduce our cost structure, as well as decreases in costs related to security, miscellaneous taxes, temporary help and travel and entertainment.

The decrease in payroll and payroll related costs of approximately $17.4 million was primarily related to a decrease in our store payroll as a percentage of net sales related to our initiative to reduce store payroll costs and the reduction of janitorial payroll in conjunction with our initiative to replace janitorial payroll with a third party provider. These initiatives resulted in a decrease in store payroll as a percentage of net sales to 10.9 % million during Fiscal 2009 compared with 12.1% during Fiscal 2008. Additionally, vacation expense decreased $6.7 million during Fiscal 2009 as a result of our implementation of a new vacation and personal time policy.

The decreases in payroll and payroll related costs were partially offset by new store payroll and increased bonus and stock compensation expense in Fiscal 2009 compared with Fiscal 2008. New store payroll related to the opening of 36 net new stores during Fiscal 2009 contributed an additional $23.3 million to payroll. Additionally, incremental payroll related to stores that were opened during Fiscal 2008, but were not operating for the full fiscal period contributed incremental payroll expense of $2.9 million.

Bonus and stock compensation expense increased $7.1 million and $1.3 million, respectively, in Fiscal 2009 compared with Fiscal 2008. The increase in bonus expense of $7.1 million for Fiscal 2009 was due to the fact that during Fiscal 2008 we did not achieve the targets under our bonus plan, and consequently, reversed the previously recognized expense of $1.5 million during the fiscal year. In contrast, during Fiscal 2009, we attained the bonus targets so there was not a similar reversal during Fiscal 2009. The increase in stock compensation expense of $1.3 million was related to a greater number of options and restricted stock awards granted in Fiscal 2009 compared with Fiscal 2008.

Restructuring and Separation Costs

Our restructuring and separation efforts commenced in Fiscal 2009 and resulted in costs totaling $7.0 million for the fiscal year; no restructuring or separation costs were incurred in Fiscal 2008. In an effort to better align our resources with our business objectives, we reviewed all areas of the business to identify efficiency opportunities to enhance our performance. In light of the challenging economic and retail sales environments, we accelerated the implementation of several initiatives, including some that resulted in the elimination of certain positions and the restructuring of certain other jobs and functions. This resulted in the reduction of approximately 2,300 positions in our corporate office and our stores during the third and fourth quarters of Fiscal 2009. This reduction, which amounted to slightly less than 9% of our workforce, resulted in a severance and related payroll tax charge of $2.8 million.

Additionally, on February 16, 2009 our former President and Chief Executive Officer entered into a separation agreement with us. As part of his separation agreement, we paid his salary through May 30, 2009 at which time continuation payments and other benefits payable as provided in his separation agreement commenced. We recorded a charge of $1.8 million of continuation payments related to the separation of our former President and Chief Executive Officer during Fiscal 2009. The continuation payments will be paid out in bi-weekly installments through May 30, 2011. Continuation payments of $0.2 million were paid during Fiscal 2009.

In addition to the continuation payments, other charges relating to benefits payable pursuant to the former President and Chief Executive Officer’s separation agreement included additional non-cash compensation charges of approximately $2.4 million during Fiscal 2009 related to the repurchase of a portion of his restricted stock and a modification of his stock options.

Depreciation and Amortization

Depreciation and amortization expense related to the depreciation of fixed assets and the amortization of favorable and unfavorable leases amounted to $159.6 million for Fiscal 2009 compared with $166.7 million for Fiscal 2008. The decrease in depreciation and amortization expense in Fiscal 2009 compared with Fiscal 2008 was primarily a result of various assets that were recorded pursuant to purchase accounting in conjunction with the Merger Transaction. These assets were fully depreciated during Fiscal 2009, which resulted in less depreciation expense during the fiscal year.

During the Transition Period, the Company made a reclassification of amortization of deferred financing fees from the line item “Depreciation and Amortization” in our Consolidated Statements of Operations and Comprehensive Income (Loss) to the line item “Interest Expense” in our Consolidated Statements of Operations and Comprehensive Income (Loss) for each of the fiscal years ended May 30, 2009 and May 31, 2008.

Interest Expense

Interest expense was $102.7 million for Fiscal 2009 compared with $133.0 million for Fiscal 2008. This decrease in interest expense was primarily related to lower average interest rates on our ABL Line of Credit and Existing our Term Loan Facility in Fiscal 2009 compared with Fiscal 2008, partially offset by a higher average balance on the ABL Line of Credit as follows:

	Year Ended
	May 30, 2009	May 31, 2008
Average Interest Rate—ABL Line of Credit	4.3%	6.6%
Average Interest Rate—Term Loan	4.3%	7.0%
Average Balance—ABL Line of Credit	$148.4 Million	$144.0 Million
Average Balance—Term Loan	$870.4 Million	$873.1 Million

Also contributing to the decrease in interest expense were gains on the adjustments of our interest rate cap agreements to fair value. Our interest rate cap agreements are more fully discussed in the audited Consolidated Financial Statements and the related notes thereto included elsewhere in this prospectus. Adjustments of the interest rate cap agreements to fair value resulted in gains of $4.2 million and $0.1 million, respectively, for Fiscal 2009 and Fiscal 2008, each of which are recorded as “Interest Expense” in our Consolidated Statements of Operations and Comprehensive Income (Loss). The gains in Fiscal 2009 were primarily the result of an increase in the underlying market rates, which in turn, increased the value of the interest rate cap agreements.

During the Transition Period, the Company made a reclassification of amortization of deferred financing fees from the line item “Depreciation and Amortization” in our Consolidated Statements of Operations and Comprehensive Income (Loss) to the line item “Interest Expense” in our Consolidated Statements of Operations and Comprehensive Income (Loss) for each of the fiscal years ended May 30, 2009 and May 31, 2008.

Impairment Charges—Long-Lived Assets

Impairment charges related to long-lived assets for Fiscal 2009 were $37.5 million compared with $25.3 million for Fiscal 2008. The increase in impairment charges was primarily related to the decline in the operating performance of 37 stores as a result of the declining macroeconomic conditions that were negatively impacting our comparative store sales.

The recoverability assessment related to these store-level assets requires judgments and estimates of future revenues, gross margin rates and store expenses. We base these estimates upon our past and expected future performance. We believe our estimates are appropriate in light of the then current market conditions. However, future impairment charges could be required if we do not achieve our current revenue or cash flow projections for each store.

The majority of the impairment charges for Fiscal 2009 were related to the impairment of favorable leases in the amount of $26.1 million related to 21 of our stores. We also impaired $6.3 million of leasehold improvements, $2.1 million of furniture and fixtures and $3.0 million of other long-lived assets during Fiscal 2009.

The majority of impairment charges for Fiscal 2008 related to favorable lease assets of $18.8 million, leasehold improvements of $3.9 million and furniture and fixtures of $2.0 million. Impairment charges at the store level were primarily related to a decline in the operating performance of the respective stores as a result of weakening consumer demand during the period.

Impairment Charges—Tradenames

Impairment charges related to our tradenames totaled $294.6 million during Fiscal 2009. There were no impairment charges related to our tradenames during Fiscal 2008. We typically perform our annual impairment testing of goodwill and indefinite-lived intangible assets at the beginning of May of each fiscal year. However, in connection with the preparation of our Consolidated Financial Statements for the third quarter of Fiscal 2009 (relating to the three months ended February 28, 2009) as well as our Fiscal 2009 financial statements (relating to the year ended May 30, 2009), we concluded that it was appropriate to test our goodwill and indefinite-lived intangible assets for recoverability at that time in light of the following factors:

•	Significant declines in the U.S. and international financial markets and the resulting impact of such events on then anticipated future macroeconomic conditions and customer behavior;

•	The determination that these macroeconomic conditions were impacting our sales trends as evidenced by the decreases in comparative store sales that we were experiencing;

•	Decreased comparative store sales results of the peak holiday and winter selling seasons in the third quarter of Fiscal 2009 which are significant to our financial results for the year;

•	Declines in market valuation multiplies of peer group companies used in the estimate of our business enterprise value; and

•

Our expectation that current comparative store sales trends would continue for an extended period. As a result, we developed a more moderate store opening plan which reduced our future projections of revenue and operating results offset by initiatives (which have since been implemented) to reduce our cost structure.

In addition to our testing during the third quarter of Fiscal 2009, we updated that testing during the fourth quarter of Fiscal 2009, in accordance with our policies, using the same methodology. The recoverability assessment with respect to the tradenames used in our operations requires us to estimate the fair value of the tradenames as of the assessment date. Such determination is made using the “relief from royalty” valuation method. Inputs to the valuation model include:

•	Future revenue and profitability projections associated with the tradenames;

•

Estimated market royalty rates that could be derived from the licensing of our tradenames to third parties in order to establish the cash flows accruing to our benefit as a result of ownership of the tradenames; and

•	Rate used to discount the estimated royalty cash flow projections to their present value (or estimated fair value) based on the risk and nature of our cash flows.

Based upon the impairment analysis of our tradenames during Fiscal 2009, we determined that a portion of the tradenames was impaired and recorded an impairment charge of $288.3 million. This impairment charge reflected lower revenues and profitability projections associated with our tradenames in the near term and lower estimated market royalty rate expectations in light of general economic conditions compared with the analysis we performed during Fiscal 2008. Our projected revenues within the model were based on comparative store sales and new store assumptions over a nine year period. A less aggressive new store opening plan combined with revised comparative store sales assumptions for the first fiscal year of the projection had a significant negative impact on the valuation. We believed our estimates were appropriate based upon then current market conditions.

During the fourth quarter of Fiscal 2009, we purchased additional tradename rights in the amount of $6.3 million based on our belief that these tradename rights will ultimately provide us with substantial marketing benefits. Historically, we were restricted in our advertising campaigns to only refer to ourselves as Burlington Coat Factory and we were required to note that we were not affiliated with Burlington Industries. The purchase of these tradename rights allowed us to shorten our name as appropriate based on the current marketing campaign and eliminates the requirement to note that we are not affiliated with Burlington Industries. Based on our tradenames impairment assessment, we could not support an increase in the asset value of our tradenames on our Consolidated Balance Sheets. As a result, we immediately impaired the acquired asset.

As a result of the impairments noted during the third quarter, we also assessed our goodwill for impairment. Based upon the interim impairment analysis of our recorded goodwill during the third quarter of Fiscal 2009, and the update that we performed during the fourth quarter, we determined that none of our goodwill was impaired. We believed our estimates were appropriate based upon market conditions.

Other Income, net

Other income, net (consisting of investment income, gains and losses on disposition of assets, breakage income and other miscellaneous items) decreased $6.9 million to $6.0 million for Fiscal 2009. This decrease was primarily attributable to our recording a loss on our investment in the Fund of $4.7 million and a decrease in breakage income of $2.2 million during Fiscal 2009 compared with Fiscal 2008.

Based on various communications issued by the Fund throughout Fiscal 2009, we recorded a $4.7 million loss on our investment in the Fund.

Breakage income decreased $2.2 million to $3.1 million during 2009. The decrease in breakage income was related to our initial recording of breakage income during the third quarter of Fiscal 2008. In connection with the establishment of BCF Cards, Inc., we recorded $4.7 million of store value card breakage income in the line item “Other Income/Expense, Net” in our Consolidated Statements of Operations and Comprehensive Income (Loss) during the third quarter of Fiscal 2008, which included cumulative breakage income related to store value cards issued since we introduced our store value card program.

Income Tax Benefit

Income tax benefit was $147.4 million and $25.3 million for Fiscal 2009 and Fiscal 2008, respectively. Income tax benefit resulting from the tradenames impairment discussed above was $116.8 million for Fiscal 2009. The effective tax rates for Fiscal 2009 and Fiscal 2008 were 43.5% and 34.1%, respectively. In Fiscal 2008 we recorded increases to our tax liability which had the effect of reducing our overall income tax benefit and effective tax rate for the year. The increase in the effective tax rate was also due to lower state blended tax rates which had the effect of reducing our net deferred tax liability and increasing our income tax benefit.

Net Loss

Net losses amounted to $191.6 million for Fiscal 2009 compared with net losses of $49.0 million for Fiscal 2008. The decrease in our operating results of $142.6 million was primarily attributable to increased impairment charges related to our tradenames and long-lived assets, partially offset by increased sales driven primarily by non-comparative stores, improved expense management as part of our initiative to reduce our cost structure, and lower interest expense incurred during Fiscal 2009 compared with Fiscal 2008.

Liquidity and Capital Resources

Overview

We fund inventory expenditures during normal and peak periods through cash flows from operating activities, available cash, and our ABL Line of Credit. Liquidity may be affected by the terms we are able to obtain from vendors and their factors. Our working capital needs follow a seasonal pattern, peaking each October and November when inventory is received for the Fall selling season. Our largest source of operating cash flows is cash collections from our customers. In general, our primary uses of cash are providing for working capital, which principally represents the purchase of inventory, the payment of operating expenses, debt servicing, the opening of new stores and the remodeling of existing stores. As of April 30, 2011, we had unused availability on our ABL Line of Credit of $388.9 million.

Our ability to satisfy interest payment obligations on our outstanding debt and maintain compliance with our debt covenants, as discussed below, will depend largely on our future performance which, in turn, is subject to prevailing economic conditions and to financial, business and other factors beyond our control. If we do not have sufficient cash flow to service interest payment obligations on our outstanding indebtedness and if we cannot borrow or obtain equity financing to satisfy those obligations, our business and results of operations will be materially adversely affected. We cannot be assured that any replacement borrowing or equity financing could be successfully completed on terms similar to our current financing agreements, or at all.

We closely monitor our net sales, gross margin, expenses and working capital. We have performed scenario planning such that if our net sales decline, we have identified variable costs that could be reduced to partially mitigate the impact of these declines and maintain compliance with our debt covenants. We believe that cash generated from operations, along with our existing cash and our ABL Line of Credit, will be sufficient to fund our expected cash flow requirements and planned capital expenditures for at least the next twelve months as well as the foreseeable future. However, there can be no assurance that we would be able to offset any declines in our comparative store sales with continued savings initiatives in the event that the economy declines.

Our New Term Loan agreement contains financial, affirmative and negative covenants and requires that we, among other things, maintain on the last day of each fiscal quarter a consolidated leverage ratio not to exceed a maximum amount and maintain a consolidated interest coverage ratio of at least a certain amount. Specifically, the consolidated leverage ratio is our total debt to Adjusted EBITDA, as each term is defined in the credit agreement governing the New Term Loan, for the trailing twelve months most recently ended on or prior to such date, that may not exceed 6.75 to 1 through October 27, 2012; 6.25 to 1 through November 2, 2013; 5.5 to 1 through November 1, 2014; 5.00 to 1 through October 31, 2015; and 4.75 to 1 January 30, 2016 and thereafter. The consolidated interest coverage ratio is our consolidated interest expense to Adjusted EBITDA, as each term in defined in the new credit agreement governing the New Term Loan, for the trailing twelve months most recently ended on or prior to such date, that must exceed 1.75 to 1 through October 27, 2012; 1.85 to 1 through November 2, 2013; 2.00 to 1 through October 31, 2015; and 2.10 to 1 at January 30, 2016 and thereafter. Adjusted EBITDA is a non-GAAP financial measure of our liquidity. Adjusted EBITDA, as defined in the credit agreement governing our New Term Loan, starts with consolidated net (loss) income for the period and adds back (i) depreciation, amortization, impairments and other non-cash charges that were deducted in arriving at consolidated net (loss) income, (ii) the (benefit) provision for taxes, (iii) interest expense, (iv) advisory fees, and (v) unusual, non-recurring or extraordinary expenses, losses or charges as reasonably approved by the administrative agent for such period. Adjusted EBITDA is used to calculate the consolidated leverage ratio. We present Adjusted EBITDA because we believe it is a useful supplemental measure in evaluating the performance of our business and provides greater transparency into our results of operations. Adjusted EBITDA provides management, including our chief operating decision maker, with helpful information with respect to our operations such as our ability to meet our future debt service, fund our capital expenditures and working capital requirements, and comply with various covenants in each indenture governing our outstanding notes and the credit agreements governing our senior secured credit facilities which are material to our financial condition and financial statements. As of April 30, 2011, we were in compliance with all of our covenants under our New Term Loan Facility.

Adjusted EBITDA has limitations as an analytical tool, and should not be considered either in isolation or as a substitute for net income or other data prepared in accordance with GAAP or for analyzing our results or cash flows from operating activities, as reported under GAAP. Some of these limitations include:

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

•	Adjusted EBITDA does not reflect our interest expense, or the cash requirements necessary to service interest or principal payments, on our debt;

•	Adjusted EBITDA does not reflect our income tax expense or the cash requirements to pay our taxes;

•	Adjusted EBITDA does not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments;

•

Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will likely have to be replaced in the future, and Adjusted EBITDA measures do not reflect any cash requirements for such replacements; and

•	Other companies in our industry may calculate Adjusted EBITDA differently such that our calculation may not be directly comparable.

Adjusted EBITDA for the three months ended April 30, 2011 increased $2.2 million, or 2.8%, to $80.4 million from $78.2 million during the three months ended May 1, 2010. The improvement in Adjusted EBITDA was primarily the result of increased sales during the three months ended April 30, 2011.

The following table shows our calculation of Adjusted EBITDA for the three months ended April 30, 2011 compared with the three months ended May 1, 2010:

	(in thousands)
	3 Months Ended
	April 30, 2011	May 1, 2010
Reconciliation of Net (Loss) Income to Adjusted EBITDA:
Net (Loss) Income	$(21,057)	$5,213
Interest Expense	30,854	27,365
Income Tax (Benefit) Expense	(11,181)	3,588
Depreciation and Amortization	36,620	36,729
Impairment Charges—Long-Lived Assets	9	185
Interest Income	—	(85)
Non Cash Straight-Line Rent Expense (a)	2,510	1,905
Advisory Fees (b)	1,116	1,062
Stock Compensation Expense (c)	705	233
Amortization of Purchased Lease Rights (d)	218	210
Franchise Taxes (e)	632	301
Insurance Reserve (f)	1,176	393
Advertising Expense Related to Barter (g)	1,278	406
Loss on Disposal of Fixed Assets (h)	249	212
Change in Fiscal Year End Costs (i)	—	515
Refinancing Fees (j)	(528)	—
Loss on Extinguishment of Debt (k)	37,764	—
Other Non-Cash Charges (l)	35	—

Adjusted EBITDA	$80,400	$78,232

Reconciliation of Adjusted EBITDA to Net Cash Provided by Operating Activities:
Adjusted EBITDA	$80,400	$78,232
Interest Expense	(30,854)	(27,365)
Changes in Operating Assets and Liabilities	270,573	321,258
Other Items, Net	(9,560)	(2,986)

Net Cash Provided by Operating Activities	$(310,559)	$369,139

Net Cash Used in Investing Activities	$(40,228)	$(22,181)

Net Cash Used in Financing Activities	$(233,009)	$(134,529)

During Fiscal 2011, with approval from the administrative agents for the New Term Loan Facility and the ABL Line of Credit, we changed the components comprising Adjusted EBITDA such that specific charges associated with our debt refinancing transaction were added back to consolidated net (loss) income when calculating Adjusted EBITDA. These changes, summarized in footnote (k) below, resulted in approximately $37.8 million in incremental Adjusted EBITDA for the first quarter of Fiscal 2011 and had no impact on the prior periods presented. We believe that these add-backs provide a more accurate comparison to the comparative periods’ performance.

(a)	Represents the difference between the actual base rent and rent expense calculated in accordance with GAAP (on a straight line basis), in accordance with the credit agreements governing the New Term Loan Facility and ABL Line of Credit.
(b)	Represents the annual advisory fee of Bain Capital expensed during the fiscal periods, in accordance with the credit agreements governing the New Term Loan Facility and ABL Line of Credit.

(c)	Represents expenses recorded under ASC Topic No. 718 “Stock Compensation” during the fiscal periods, in accordance with the credit agreements governing the New Term Loan Facility and ABL Line of Credit.
(d)	Represents amortization of purchased lease rights which are recorded in rent expense within our selling and administrative line items, in accordance with the credit agreements governing the New Term Loan Facility and ABL Line of Credit.
(e)	Represents franchise taxes paid based on our equity, as approved by the administrative agents for the New Term Loan Facility and ABL Line of Credit.
(f)	Represents the non-cash change in reserves based on estimated general liability, workers compensation and health insurance claims as approved by the administrative agents for the New Term Loan Facility and ABL Line of Credit. Based on the timing of payments, we expect $1.1 million of this amount to reverse in the second quarter of Fiscal 2011.
(g)	Represents non-cash advertising expense based on the usage of barter advertising credits obtained as part of a non-cash exchange of inventory, as approved by the administrative agents for the New Term Loan Facility and ABL Line of Credit.
(h)	Represents the gross non-cash loss recorded on the disposal of certain assets in the ordinary course of business, in accordance with the credit agreements governing the New Term Loan Facility and ABL Line of Credit.
(i)	Represents costs incurred in conjunction with changing our fiscal year end from the Saturday closest to May 31 to the Saturday closest to January 31 commencing with the transition period ended January 30, 2010. This change was approved by the administrative agents for the New Term Loan Facility and ABL Line of Credit.
(j)	Represents refinancing fees that reduce Adjusted EBITDA per the administrative agents for the New Term Loan Facility and the ABL Line of Credit.
(k)	Represents charges incurred in accordance with Topic 470, whereby we incurred a loss on the settlement of the old debt instruments as approved by the administrative agents for the New Term Loan Facility and the ABL Line of Credit.
(l)	Represents other non-cash charges in accordance with the credit agreements governing the New Term Loan Facility and ABL Line of Credit.

Adjusted EBITDA for Fiscal 2010 increased $31.3 million, or 10.2%, to $338.1 million from $306.8 million for the 52 weeks ended January 30, 2010. This improvement in Adjusted EBITDA was primarily the result of increased net sales and the cost reductions realized during Fiscal 2010, as further described above under the caption entitled “Executive Summary.”

Adjusted EBITDA for Fiscal 2010 increased $77.6 million, or 29.8%, to $338.1 million from $260.5 million for the Transition Period. This improvement in Adjusted EBITDA was primarily the result of an additional 17 weeks of operations during Fiscal 2010 compared with the Transition Period.

Adjusted EBITDA for the Transition Period increased $12.0 million, or 4.8%, to $260.5 million from $248.5 million for the 35 weeks ended January 31, 2009. This improvement in Adjusted EBITDA was primarily the result of the cost reductions realized during the Transition Period, as further described above under the caption entitled “Executive Summary.”

Adjusted EBITDA for Fiscal 2009 increased $22.8 million, or 8.4%, to $294.8 from $272.0 million for Fiscal 2008. This improvement in Adjusted EBITDA was primarily the result of sales growth from new stores and the cost reductions realized during Fiscal 2009.

The following table shows our calculation of Adjusted EBITDA for Fiscal 2010, the 52 week period ended January 30, 2010, the Transition Period, the 35 weeks ended January 31, 2009, Fiscal 2009 and Fiscal 2008, each of which were derived from audited and unaudited financial information.

	(in thousands)
	Year Ended	52 Weeks Ended	35 Weeks Ended		Year Ended
	January 29, 2011	January 30, 2010	January 30, 2010	January 31, 2009	May 30, 2009	May 31, 2008
Reconciliation of Net Income (Loss) to Adjusted EBITDA:
Net Income (Loss)	$30,998	$(15,179)	$18,653	$(155,643)	$(191,583)	$(48,970)
Interest Expense	99,309	84,423	59,476	74,263	102,716	132,993
Income Tax Expense (Benefit)	22,130	(29,753)	11,570	(104,667)	(147,389)	(25,304)
Depreciation and Amortization	146,759	156,388	103,605	106,823	159,607	166,666
Impairment Charges—Long-Lived Assets	2,080	56,141	46,776	28,134	37,498	25,256
Impairment Charges—Tradenames	—	15,250	—	279,300	294,550	—
Interest Income	(384)	(303)	(196)	(535)	(641)	(1,975)
Non Cash Straight-Line Rent Expense(a)	10,639	5,320	4,196	6,236	7,358	6,768
Advisory Fees(b)	4,289	4,198	2,879	3,342	4,660	4,316
Stock Compensation Expense(c)	2,230	4,391	994	2,728	6,124	2,436
Sox Compliance(d)	—	112	—	1,077	1,189	2,989
(Gain) Loss on Investment in Money Market Fund(e)	(240)	(859)	(3,849)	1,669	4,661	—
Amortization of Purchased Lease Rights(f)	857	896	560	620	893	140
Severance(g)	81	3,097	2,264	1,929	2,737	—
Franchise Taxes(h)	1,172	1,620	751	631	1,500	760
Insurance Reserve(i)	3,916	9,037	3,731	255	5,561	2,950
Advertising Expense Related to Barter Transactions(j)	2,644	2,275	1,816	1,875	2,334	1,636
CEO Transition Costs(k)	—	2,147	—	—	2,173	—
Loss on Disposal of Fixed Assets(l)	1,740	6,160	5,824	468	805	1,351
Change in Fiscal Year End Costs(m)	587	1,445	1,445	—	—	—
Litigation Reserve(n)	4,923	—	—	—	—	—
Transfer Tax(o)	1,358	—	—	—	—	—
Refinancing Fees(p)	3,040	—	—	—	—	—

Adjusted EBITDA	$338,128	$306,806	$260,495	$248,505	$294,753	$272,012

Reconciliation of Adjusted EBITDA to Net Cash Provided by Operating Activities:
Adjusted EBITDA	338,128	306,806	260,495	248,505	294,753	272,012
Interest Expense	(99,309)	(84,423)	(59,476)	(74,263)	(102,716)	(132,993)
Changes in Operating Assets and Liabilities	(27,405)	(220,884)	(72,323)	118,846	(30,929)	(19,050)
Other Items, Net	(2,710)	6,481	(25,169)	(25,245)	11,188	(21,992)

Net Cash Provided by Operating Activities	208,704	7,980	103,527	267,843	172,296	97,977

Net Cash Used in Investing Activities	(159,962)	(89,465)	(54,074)	(109,887)	(145,280)	(100,313)

Net Cash (Used in) Provided by Financing Activities	$(43,278)	$64,529	$(50,513)	$(156,351)	$(41,307)	$8,559

During Fiscal 2010, with approval from the administrative agents for the Existing Term Loan Facility and ABL Line of Credit, we changed the components comprising Adjusted EBITDA such that specific charges associated with our litigation reserve, transfer tax liability, and refinancing fees were added back to consolidated net income (loss) when calculating Adjusted EBITDA. These changes resulted in approximately $9.3 million in Adjusted EBITDA during Fiscal 2010 and had no impact on the prior periods presented. We believe that these add-backs provide a more accurate comparison to the comparative periods’ performance.

(a)	Represents the difference between the actual base rent and rent expense calculated in accordance with GAAP (on a straight line basis), in accordance with the credit agreements governing the Term Loan and ABL Line of Credit.
(b)	Represents the annual advisory fee of Bain Capital expensed during the fiscal periods, in accordance with the credit agreements governing the Existing Term Loan Facility and ABL Line of Credit.
(c)	Represents expenses recorded under ASC No. 718 “Stock Compensation” during the fiscal periods, in accordance with the credit agreements governing the Existing Term Loan Facility and ABL Line of Credit.
(d)	As a voluntary non-accelerated filer, we furnished our initial management report on Internal Controls Over Financial Reporting in our Annual Report on Form 10-K for Fiscal 2008. These costs represent professional fees related to this compliance effort that were incurred during Fiscal 2008 and the first quarter of Fiscal 2009, as well as fees incurred as part of our ongoing internal controls compliance effort for Fiscal 2009, as approved by the administrative agents for the Existing Term Loan Facility and ABL Line of Credit.
(e)	Represents the (gain) loss on our investment in the Fund, related to recoveries/declines in the fair value of the underlying securities held by the Fund, as approved by the administrative agents for the Existing Term Loan Facility and ABL Line of Credit.
(f)	Represents amortization of purchased lease rights which are recorded in rent expense within our selling and administrative line items, in accordance with the credit agreements governing the Existing Term Loan Facility and ABL Line of Credit.
(g)	Represents a severance charge resulting from a reduction of our workforce, in accordance with the credit agreements governing the Existing Term Loan Facility and ABL Line of Credit.
(h)	Represents franchise taxes paid based on our equity, as approved by the administrative agents for the Existing Term Loan Facility and ABL Line of Credit.
(i)	Represents the non-cash change in reserves based on estimated general liability, workers compensation and health insurance claims as approved by the administrative agents for the Existing Term Loan Facility and ABL Line of Credit.
(j)	Represents non-cash advertising expense based on the usage of barter advertising credits obtained as part of a non-cash exchange of inventory, as approved by the administrative agents for the Existing Term Loan Facility and ABL Line of Credit.
(k)	Represents recruiting costs incurred in connection with the hiring of our new President and Chief Executive Officer on December 2, 2008, and other benefits payable to our former President and Chief Executive Officer pursuant to the separation agreement we entered into with him on February 16, 2009. Both of these adjustments were approved by the administrative agents for the Existing Term Loan Facility and ABL Line of Credit.
(l)	Represents the gross non-cash loss recorded on the disposal of certain assets in the ordinary course of business, as in accordance with the credit agreements governing the Existing Term Loan Facility and ABL Line of Credit.
(m)	Represents costs incurred in conjunction with changing our fiscal year end from the Saturday closest to May 31 to the Saturday closest to January 31 commencing with the 35 weeks ended January 30, 2010. This change was approved by the administrative agents for the Existing Term Loan Facility and ABL Line of Credit.
(n)	Represents charges incurred in conjunction with a non-recurring litigation reserve as approved by the administrative agents for the Existing Term Loan Facility and the ABL Line of Credit.
(o)	Represents one-time transfer taxes incurred with respect to certain leased properties as approved by the administrative agents for the Existing Term Loan Facility and the ABL Line of Credit.
(p)	Represents charges incurred related to the initial unsuccessful refinancing of the Existing Term Loan Facility and repurchase of the outstanding Existing Senior Notes and Existing Senior Discount Notes and corresponding offering of new notes payable in Fall 2010 as approved by the administrative agents for the Existing Term Loan Facility and the ABL Line of Credit.

Cash Flows

Net cash flows for Fiscal 2010, as derived from audited financial statements, the 52 week period ended January 30, 2010, as derived from unaudited financial statements, the Transition Period, as derived from audited financial statements, and the 35 week period ended January 31, 2009, as derived from unaudited financial statements, were as follows:

	Year Ended January 29, 2011	52 Weeks Ended January 30, 2010 (unaudited)	35 Weeks Ended January 30, 2010	35 Weeks Ended January 31, 2009 (unaudited)
OPERATING ACTIVITIES
Net Income (Loss)	$30,998	$(15,179)	$18,653	$(155,643)
Adjustments to Reconcile Net Income (Loss) to Net Cash Provided by Operating Activities:
Depreciation and Amortization	146,759	156,388	103,605	106,823
Amortization of Debt Issuance Costs	12,346	11,616	8,238	6,957
Impairment Charges—Long-Lived Assets	2,080	56,141	46,776	28,134
Impairment Charges—Tradenames	—	15,250	—	279,300
Accretion of Senior Notes and Senior Discount Notes	733	655	449	402
Interest Rate Cap Contracts-Adjustment to Market	5,500	(5,443)	(455)	(2,692)
Provision for Losses on Accounts Receivable	2,098	2,799	1,993	2,026
Provision for Deferred Income Taxes	886	(25,931)	(19,815)	(137,494)
Loss on Disposition of Fixed Assets and Leasehold Improvements	1,539	5,417	5,386	266
(Gain) Loss on Investments in Money Market Fund	(240)	(857)	(3,849)	1,669
Non-Cash Stock Option Expense	2,230	4,390	994	2,728
Non-Cash Rent Expense	(1,485)	(5,334)	(3,327)	1,711
Changes in Assets and Liabilities:
Accounts Receivable	(1,168)	(1,316)	(3,638)	(5,649)
Merchandise Inventories	(30,933)	81,743	28,538	24,491
Prepaid and Other Current Assets	(18,272)	(6,763)	2,013	1,238
Accounts Payable	50,659	(258,826)	(89,955)	61,588
Other Current Liabilities and Income Tax Payable	(28,183)	(23,510)	(8,737)	24,517
Deferred Rent Incentives	19,429	13,285	7,649	36,246
Other Long-Term Assets and Long-Term Liabilities	13,728	3,455	9,009	(8,775)

Net Cash Provided by Operations	208,704	7,980	103,527	267,843
INVESTING ACTIVITIES
Cash Paid for Property and Equipment	(132,131)	(94,070)	(60,035)	(95,922)
Change in Restricted Cash and Cash Equivalents	(27,659)	(315)	17	402
(Expenses) Proceeds From Sale of Property and Equipment and Assets Held for Sale	(38)	1,320	1,062	111
Lease Acquisition Costs	(422)	(1,337)	—	(2,391)
Lease Rights Acquired	—	—	—	(250)
Purchase of Tradename Rights	—	(6,250)	—	—
Issuance of Notes Receivable	—	—	—	—
Redesignation of Cash Equivalents to Investment in Money Market Fund	—	—	—	(56,294)
Redemption of Investment in Money Market Fund	240	11,115	4,844	44,367
Purchase of Tradenames Rights	—	—	—	—
Other	48	72	38	90

Net Cash Used in Investing Activities	(159,962)	(89,465)	(54,074)	(109,887)

	Year Ended January 29, 2011	52 Weeks Ended January 30, 2010 (unaudited)	35 Weeks Ended January 30, 2010	35 Weeks Ended January 31, 2009 (unaudited)
FINANCING ACTIVITIES
Proceeds from Long Term Debt—ABL Line of Credit	204,200	715,115	444,315	601,851
Principal Payments on Long Term Debt	(1,998)	(1,743)	(1,537)	(1,391)
Principal Payments on Long Term Debt—Term Loan	(87,202)	(8,055)	(5,998)	—
Principal Payments on Long Term Debt—ABL Line of Credit	(156,800)	(623,915)	(473,422)	(753,451)
Purchase of Interest Rate Cap Contract	—	—	—	—
Payment of Dividends	(251)	(3,214)	(212)	(3,360)
Debt Issuance Costs	(1,227)	(13,659)	(13,659)	—

Net Cash (Used in) Provided by Financing Activities	(43,278)	64,529	(50,513)	(156,351)

Increase (Decrease) in Cash and Cash Equivalents	5,464	(16,956)	(1,060)	1,605
Cash and Cash Equivalents at Beginning of Period	24,750	41,706	25,810	40,101

Cash and Cash Equivalents at End of Period	30,214	24,750	24,750	41,706

Supplemental Disclosure of Cash Flow Information:
Interest Paid	$79,187	$80,610	$47,963	$55,110

Income Tax Payment (Refund), Net	$41,505	$34,979	$48,764	$8,444

Non-Cash Investing Activities:
Accrued Purchases of Property and Equipment	$17,606	$10,667	$10,667	$1,064

Notes Receivable from Sale of Assets Held for Sale	$—	$(2,000)	$(2,000)	$—

Cash Flow for the Three Months Ended April 30, 2011 Compared with the Three Months Ended May 1, 2010

We generated $37.3 million of cash flow for the three months ended April 30, 2011 compared with $212.4 million of cash flow for the three months ended May 1, 2010. Net cash provided by operating activities amounted to $310.6 million for the three months ended April 30, 2011. For the three months ended May 1, 2010, net cash provided by operating activities amounted to $369.1 million. The decrease in net cash provided by operating activities was primarily the result of changes in the Company’s working capital. The biggest driver of the decrease relates to cash flow from changes in accounts payable. Cash flow from the change in accounts payable for the three months ended April 30, 2011 decreased $65.7 million compared with the three months ended May 1, 2010. This decrease was primarily driven by a smaller increase in accounts payable from January 29, 2011 to April 30, 2011 compared with the accounts payable increase from January 30, 2010 to May 1, 2010 related to our working capital management strategy at the end of each fiscal year. Based on the working capital management strategy, we accelerated certain payments at the end of each fiscal year that typically would not have been made until the first quarter of the next fiscal year, which lowered our accounts payable balances at the end of each fiscal year. As our accounts payable balances return to historical levels at the end of the first quarter of each fiscal year, this creates additional cash flow. The decrease in accounts payable that generates this item was primarily driven by the difference in the accelerated payments during January of Fiscal 2010 of $237.7 million compared with the payments made in January of the Transition Period of $274.8 million and the timing of payments. The increase in inventory from January 29, 2011 to April 30, 2011 was partially offset by the changes in other operating liabilities.

Net cash used in investing activities increased from $22.2 million for the three months ended May 1, 2010 to $40.2 million for the three months ended April 30, 2011. This increase was primarily the result of an $11.0 million increase in cash paid for property and equipment and a $7.0 million increase in restricted cash and cash equivalents.

Cash flow used in financing activities increased $98.5 million during the three months ended April 30, 2011 compared with the three months ended May 1, 2010. The primary driver of the increased use of cash in financing activities was primarily related to the dividend paid in connection with our debt refinancing transaction, partially offset by the impact of the debt refinancing as discussed in Note 3 of the Company’s Condensed Consolidated Financial Statements entitled “Long Term Debt.”

Cash flow and working capital levels assist management in measuring our ability to meet our cash requirements. Working capital measures our current financial position. Working capital is defined as current assets (exclusive of restricted cash) less current liabilities. Working capital at April 30, 2011 was $154.9 million compared with $386.2 million at January 29, 2011. The decrease in working capital was primarily the result of increased accounts payable as of April 30, 2011 compared with January 29, 2011.

Cash Flows for the 52 Weeks Ended January 29, 2011 (Fiscal 2010) Compared with the 52 Weeks Ended January 30, 2010

We generated $5.5 million of cash flow for Fiscal 2010 compared with using $17.0 million of cash flow for the 52 week period ended January 30, 2010. Net cash provided by operating activities amounted to $208.7 million for Fiscal 2010. For the 52 weeks ended January 30, 2010, net cash provided by operating activities was $8.0 million. The increase in net cash provided by operating activities was primarily the result of our working capital management strategy at the end of Fiscal 2010 and the 52 weeks ended January 30, 2010 in which we accelerated $237.7 million and $274.8 million, respectively, of payments that typically would not have been made until the first quarters of Fiscal 2010 and Fiscal 2011, respectively. Because our fiscal year had not changed at the time, there was no working capital management strategy employed at January 31, 2009. The working capital management strategy resulted in a significant amount of cash outflows during the twelve months ended January 30, 2010 as the result of paying accounts payable in the normal course during the period and then accelerating payments at the end of the period that typically would not have been paid until after January 30, 2010. The repeat of the working capital management strategy at the end of Fiscal 2010, which accelerated Fiscal 2011 payments into Fiscal 2010 did not have as great an impact on cash flow in Fiscal 2010 as it did in the prior fiscal year because there were fewer accounts payable paid during Fiscal 2010 due to the fact that the working capital management strategy during the 52 weeks ended January 30, 2010 had advanced payment of approximately the first two months of the accounts payable for Fiscal 2010.

The increase in net cash flows provided by operating activities was partially offset by an increase in net cash used in investing and financing activities. Net cash used in investing activities increased to $160.0 million during Fiscal 2010 from $89.5 million for the 52 weeks ended January 30, 2010. This increase was primarily the result of increased capital expenditures during Fiscal 2010 compared with the 52 week period ended January 30, 2010. Capital expenditures increased $38.1 million for Fiscal 2010 compared with the 52 weeks ended January 30, 2010 due to more store openings during Fiscal 2010 compared with the 52 weeks ended January 30, 2010. Also contributing to the increased use of cash in investing activities was $27.7 million used as collateral, in lieu of a letter of credit, related to certain self-insurance contracts.

Net cash used in financing activities increased $107.8 million during Fiscal 2010 compared with the 52 weeks ended January 30, 2010. Increased use of cash in financing activities was primarily related to repayments on our Term Loan. Repayments on our Existing Term Loan Facility amounted to $87.2 million and $8.1 million, respectively, for Fiscal 2010 and the 52 week period ended January 30, 2010. Also contributing to the increased use of cash in financing activities was a decrease in our ABL borrowings, net of repayments. During Fiscal 2010 we borrowed $47.4 million, net of repayments, compared with $91.2 million of borrowings, net of repayments, during the 52 weeks ended January 30, 2010.

Cash flow and working capital levels assist management in measuring our ability to meet our cash requirements. Working capital measures our current financial position. Working capital is defined as current assets (exclusive of restricted cash) less current liabilities. Working capital at January 29, 2011 was $386.2 million compared with $349.7 million at January 30, 2010. The increase in working capital was primarily the result of increased inventory and accounts receivable balances as of January 29, 2011 compared with January 30, 2010 due to new stores opened during Fiscal 2010.

Cash Flows for the 52 Weeks Ended January 29, 2011 (Fiscal 2010) Compared with the 35 Weeks Ended January 30, 2010 (Transition Period)

Cash and cash equivalents increased $5.5 million during Fiscal 2010 compared with a decline of $1.1 million during the Transition Period. Net cash provided by operating activities increased to $208.7 during Fiscal 2010 from $103.5 million during the Transition Period. The $105.2 million increase in net cash provided by operating activities was primarily the result of the acceleration of $237.7 million and $274.8 million of accounts payable payments at the end of Fiscal 2010 and the Transition Period, respectively, as part of our working capital management strategy. As the working capital management strategy was not employed at January 31, 2009, the Transition Period had a higher accounts payable balance during the year as compared with Fiscal 2010, resulting in a larger decrease in the accounts payable balance after the accelerated payment was made at January 30, 2010. The decrease in accounts payable due to the working capital management strategy was partially offset by an increase in inventory due to more new stores opened during Fiscal 2010.

The increase in net cash provided by operating activities was partially offset by increased net cash used in investing activities. Net cash used in investing activities increased $105.9 million to $160.0 million during Fiscal 2010 from $54.1 million used during the Transition Period. The increase in net cash used in investing activities was primarily related to increased capital expenditures related to 18 net new stores opened during Fiscal 2010 compared with 9 new stores opened during the Transition Period. Also contributing to the increased use of cash in investing activities was an additional $27.7 million of restricted cash used as collateral, in lieu of a letter of credit, related to certain self-insurance contracts.

Net cash used in financing activities decreased $7.2 million during Fiscal 2010 compared with the Transition Period. The decreased use of cash in financing activities was primarily related to repayments on our Existing Term Loan Facility partially offset by ABL borrowings. Repayments on our Existing Term Loan Facility amounted to $87.2 million and $6.0 million, respectively, for Fiscal 2010 and the Transition Period. The decreased use of cash in financing activities was a partially offset by an increase in our ABL borrowings, net of repayments. During Fiscal 2010 we borrowed $47.4 million, net of repayments, compared with $29.1 million of repayments, net of borrowings, during the Transition Period.

Cash Flows for the 35 Weeks Ended January 30, 2010 (Transition Period) Compared with the 35 Weeks Ended January 31, 2009

Cash and cash equivalents declined $1.1 million during the Transition Period compared with generating $1.6 million of cash flow for the 35 week period ended January 31, 2009. Net cash provided by operating activities amounted to $103.5 million during the Transition Period. For the 35 weeks ended January 31, 2009, net cash provided by operating activities was $267.8 million. The decrease in net cash provided by operating activities was primarily the result of our working capital management strategy at the end of the Transition Period in which we accelerated $274.8 million of payments that typically would not have been made until the first quarter of Fiscal 2010. This lowered our accounts payable balance at the end of the Transition Period which resulted in a decrease in accounts payable for the 35 weeks ended January 30, 2010 of $151.5 million compared with the 35 week period of Fiscal 2009. There was no such working capital management strategy in place during the 35 weeks ended January 31, 2009.

The decrease in net cash flows provided by operating activities was partially offset by improvements in net cash used in investing and financing activities. Net cash used in investing activities decreased to $54.1 million for the 35 weeks ended January 30, 2010 from $109.9 million for the 35 weeks ended January 31, 2009. This reduction was primarily the result of decreased capital expenditures during the 35 weeks ended January 30, 2010 compared with the 35 week period ended January 31, 2009. Capital expenditures decreased $35.9 million for the 35 weeks ended January 30, 2010 compared with the 35 weeks ended January 31, 2009 due to fewer store openings during the 35 weeks ended January 30, 2010 compared with the first 35 weeks of Fiscal 2009.

Net cash used in financing activities decreased $105.8 million during the 35 weeks ended January 30, 2010 compared with the 35 weeks ended January 31, 2009. The decreased use of cash in financing activities was primarily related to repayments, net of borrowings, on our ABL Line of Credit. Repayments, net of borrowings, on our ABL Line of Credit amounted to $29.1 million and $151.6 million, respectively, during the Transition Period and the 35 week period ended January 31, 2009.

Working capital at January 30, 2010 was $349.7 million compared with $179.7 million at January 31, 2009. The increase in working capital was primarily the result of decreased accounts payable as of January 30, 2010 compared with January 31, 2009 due to our working capital management strategy.

Cash Flows for the Twelve Months Ended May 30, 2009 Compared with the Twelve Months Ended May 31, 2008

We used $14.3 million of cash flow during Fiscal 2009 compared with generating $6.2 million of cash flow in Fiscal 2008. Net cash provided by operating activities was $172.3 million for Fiscal 2009 compared with $98.0 million for Fiscal 2008. The improvement in net cash provided by operating activities was primarily the result of improved operating results. This increase was primarily the result of increased sales from new store growth, decreased selling and administrative costs in connection with our plan to reduce our cost structure, and decreased interest expense as a result of lower average interest rates on our ABL Line of Credit and our Existing Term Loan Facility.

The improvements in cash flows provided by operating activities were offset by increased cash outlays in investing and financing activities. For Fiscal 2009, we used $41.3 million of cash in financing activities, the majority of which represents repayments, net of borrowings, of $31.3 million, on our ABL Line of Credit. For Fiscal 2008, we generated $8.6 million in cash from financing activities, the majority of which represents borrowings, net of repayments, of $22.6 million on our ABL Line of Credit. Cash flow used in investing activities increased $45.0 million due primarily to higher levels of capital expenditures, the re-designation of cash and cash equivalents to investments in money market funds, partially offset by redemptions of our investment in the Fund during Fiscal 2009 as compared with the Fiscal 2008, and the purchase of tradename rights during Fiscal 2009.

Working capital at May 30, 2009 was $312.3 million compared with $284.4 million at May 31, 2008. The increase in working capital from May 31, 2008 to May 30, 2009 was primarily due to a decrease in accounts payable as a result of the timing of payments in Fiscal 2009 compared with Fiscal 2008.

Operational Growth

During the three months ended April 30, 2011, we opened five BCF stores, and closed three stores. Two of the closed stores were an MJM and a Super Baby Depot which were in the same shopping center as an existing BCF store. The existing BCF store was expanded and remodeled to absorb the MJM and Super Baby Depot businesses. As of April 30, 2011, we operated stores under the names “Burlington Coat Factory Warehouse” (447 stores), “MJM Designer Shoes” (13 stores) and “Cohoes Fashions” (two stores). We estimate that we will spend between $125 and $135 million, net of approximately $42 million of landlord allowances, in capital expenditures during Fiscal 2011, including approximately $68 million, net of the previously mentioned landlord allowances for store expenditures, and $17 million for information technology. We expect to use the remaining capital to support continued distribution facility enhancements and other initiatives. For the three months ended April 30, 2011, capital expenditures, net of landlord allowances, amounted to $14.2 million.

We monitor the availability of desirable locations for our stores from such sources as dispositions by other retail chains and bankruptcy auctions, as well as locations presented to us by real estate developers, brokers and existing landlords. Most of our stores are located in malls, strip shopping centers, regional power centers or are freestanding. We also lease existing space and are opening some built-to-suit locations. For most of our new leases, we have revised our lease model to provide for at least a ten year initial term with a number of five year options thereafter. Typically, our lease strategy includes landlord allowances for leasehold improvements. We believe our lease model makes us more competitive with other retailers for desirable locations. We may seek to acquire a number of such locations either through transactions to acquire individual locations or transactions that involve the acquisition of multiple locations simultaneously.

Additionally, we may consider strategic acquisitions. If we undertake such transactions, we may seek additional financing to fund acquisitions and carrying charges (i.e., the cost of rental, maintenance, tax and other obligations associated with such properties from the time of commitment to acquire to the time that such locations can be readied for opening as our stores) related to the newly acquired stores. There can be no assurance, however, that any additional locations will become available from other retailers or that, if available, we will undertake to bid or be successful in bidding for such locations. Furthermore, to the extent that we decide to purchase additional store locations, it may be necessary to finance such acquisitions with additional long term borrowings.

From time to time we make available for sale certain assets based on current market conditions. These assets are recorded in the line item “Assets Held for Sale” in our Condensed Consolidated Balance Sheets. Based on prevailing market conditions, we may determine that it is no longer advantageous to continue marketing certain assets and will reclassify those assets out of the line item “Assets Held for Sale” and into the respective asset category based on the lesser of their carrying value or fair value less cost to sell.

Debt

Holdings and each of our current and future subsidiaries, except one subsidiary which is considered minor, have fully, jointly, severally and unconditionally guaranteed our obligations pursuant to the $600 million ABL Line of Credit, $1,000 million New Term Loan Facility and the $450 million of Old Notes due in 2019. As of April 30, 2011, we were in compliance with all of our debt covenants. Significant changes in our debt consist of the following:

Existing Senior Notes and Existing Senior Discount Notes

Senior Notes Offering

On February 24, 2011, we completed the sale of $450 million aggregate principal amount of 10% Senior Notes due 2019 at an issue price of 100% (the “Old Notes”) in a private offering that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), to qualified institutional buyers in accordance with Rule 144A and to persons outside of the United States pursuant to Regulation S under the Securities Act. The Old Notes were issued pursuant to an indenture, dated February 24, 2011 (the “Indenture”), among us, the guarantors signatory thereto and Wilmington Trust FSB, governing the Old Notes.

The Old Notes are our senior unsecured obligations and are guaranteed on a senior basis by our, Holdings and each of our U.S. subsidiaries to the extent such guarantor is a guarantor of our obligations under the New Term Loan Facility. Interest is payable on the Old Notes on each February 15 and August 15, commencing August 15, 2011. We may redeem some or all of the Old Notes at any time prior to February 15, 2015 at a price equal to 100% of the principal amount of the Old Notes redeemed plus accrued and unpaid interest, if any, and an applicable make-whole premium. On or after February 15, 2015, we may redeem some or all of the Old Notes at redemption prices set forth in the Indenture. In addition, at any time prior to February 15, 2014, we may redeem up to 35% of the aggregate principal amount of the Old Notes, at a specified redemption price with the net cash proceeds of certain equity offerings.

The Indenture contains covenants that, among other things, restrict our ability, the ability of Holdings and certain of our subsidiaries to: incur, assume or guarantee additional indebtedness; pay dividends or redeem or repurchase capital stock; make other restricted payments; incur liens; redeem debt that is junior in right of payment to the Old Notes; sell or otherwise dispose of assets, including capital stock of subsidiaries; enter into mergers or consolidations; and enter into transactions with affiliates. These covenants are subject to a number of important exceptions and qualifications. In addition, in certain circumstances, if we sell assets or experiences certain changes of control, we must offer to purchase the Old Notes.

We used the net proceeds from the offering of the Old Notes, together with borrowings under the New Term Loan Facility and the ABL Line of Credit, to (i) repurchase any and all of the outstanding Existing Senior Notes and Existing Senior Discount Notes (collectively, the “Existing Notes”), pursuant to cash tender offers commenced us and Holdings on February 9, 2011, and to redeem any Existing Notes that remain outstanding after the completion of the cash tender offers, and pay related fees and expenses, including tender or redemption premiums and accrued interest on the Existing Notes, (ii) to repay existing indebtedness and (iii) to pay a special cash dividend of approximately $300.0 million in the aggregate to the equity holders of Parent on a pro rata basis, and to pay related fees and expenses. Any remaining net proceeds will be used for general corporate purposes.

Tender Offer and Redemption

In connection with the offering of the Old Notes, the application of proceeds therefrom and the early settlement of ours and Holdings’ cash tender offers for any and all of the Existing Senior Notes and Existing Senior Discount Notes, respectively, on February 24, 2011, we entered into a Second Supplemental Indenture, dated February 24, 2011 between us, the guarantors signatory thereto and Wilmington Trust FSB, relating to an Indenture (as amended, supplemented or otherwise modified, the “BCF Indenture”), dated April 13, 2006, between us, the guarantors signatory thereto and the Wilmington Trust FSB (as successor trustee to Wells Fargo Bank, N.A.), and the Holdings’ entered into a First Supplemental Indenture, dated February 24, 2011 (the “First Supplemental Indenture”), between Holdings and Wilmington Trust FSB, relating to an Indenture, dated April 13, 2006 (as amended, supplemented or otherwise modified, the “Holdings Indenture”), between Holdings and the Wilmington Trust FSB (as successor trustee to Wells Fargo Bank, N.A.), to eliminate substantially all of the restrictive covenants, certain affirmative covenants, certain events of default and substantially all of the restrictions on our or Holdings’ ability, as applicable, to merge, consolidate or sell all or substantially all of their properties or assets contained in each indenture and the related Existing Notes.

In addition, in connection with the early tender and settlement of 100% of the Senior Discount Notes by the noteholders of the Existing Senior Discount Notes on February 24, 2011, Holdings satisfied and discharged its obligations under the Holdings Indenture and with respect to the Existing Senior Discount Notes.

Further, on February 24, 2011, we delivered a notice of redemption for the remaining principal amount not purchased in the early tender and settlement of the Existing Senior Notes, and irrevocably deposited with Wilmington Trust FSB an amount of funds sufficient to pay the redemption price of the Existing Senior Notes to satisfy and discharge its obligations under the BCF Indenture and with respect to the Existing Senior Notes. On April 15, 2011, we redeemed the remaining principal amount outstanding of the Existing Senior Notes at a redemption price equal to 102.781% of the aggregate principal amount of the Existing Senior Notes to be redeemed, plus accrued and unpaid interest on the Existing Senior Notes to the redemption date.

New Term Loan Facility

On February 25, 2010, we entered into a second amendment to the credit agreement governing the Existing Term Loan Facility. Among other things, the amendment provides that consolidated EBITDA (as defined in credit agreement governing the Existing Term Loan Facility) will be increased or decreased for any period to the extent necessary to eliminate the effects during such period of any increase or decrease in legal, auditing, consulting, and accounting related expenses for such period relating directly to our change in fiscal year compared to the amount of such expenses that would have been incurred in such period had the fiscal year change not occurred. The amendment also provides that for purposes of any calculation of consolidated interest coverage ratio and consolidated leverage ratio, as of the last day of any fiscal quarter ending on or after January 30, 2010 and prior to the completion of the fiscal year ending the Saturday closest to January 31, 2011, consolidated EBITDA and consolidated interest expense will be determined for the most recent period of twelve consecutive fiscal months. Pursuant to the terms of the amendment, we paid a fee to each lender consenting to the amendment in the amount of 0.05% (or $0.4 million in the aggregate) of the principal amount of such lender’s outstanding loan under the credit agreement governing the Existing Term Loan Facility.

In connection with the offering of the Old Notes (as discussed above), on February 24, 2011, we refinanced the Existing Term Loan Facility with the proceeds of a $1.0 billion New Term Loan Facility.

On February 24, 2011, we, Holdings and our U.S. and Puerto Rican subsidiaries from time to time party thereto, as facility guarantors (collectively, the “Term Loan Guarantors”) entered into a new credit agreement (the “New Term Loan Credit Agreement”) with JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Term Loan Administrative Agent”) and as collateral agent, the lenders party thereto, J.P. Morgan Securities LLC and Goldman Sachs Lending Partners LLC, as joint bookrunners and J.P. Morgan Securities LLC, Goldman Sachs Lending Partners LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as joint arrangers, governing the terms of the New Term Loan Facility.

Like the Existing Term Loan Facility, the New Term Loan Facility is secured by (a) a perfected first priority lien on substantially all real and personal property of ours and the Term Loan Guarantors and (b) a perfected second priority lien on all inventory, accounts and personal property related to our inventory and accounts and the Term Loan Guarantors, in each case subject to various limitations and exceptions. The New Term Loan Facility requires us to maintain a minimum consolidated interest coverage ratio and a maximum consolidated leverage ratio (each measured quarterly) and contains limitations on our ability to, among other things, incur indebtedness and liens, make investments, capital expenditures and restricted payments, sell assets and prepay certain indebtedness. The New Term Loan Facility also requires us to prepay the loans thereunder with a portion of its excess cash flow (commencing with the fiscal year ending January 28, 2012), the proceeds of certain indebtedness and, subject to certain re-investment rights, the proceeds of certain asset sales of certain casualty or other insured events. The New Term Loan Facility contains customary events of default including for failure to make payments under the New Term Loan Facility, materially incorrect representations, breaches of covenants (subject to a 30 day grace period after notice in the case of certain covenants), cross-default to other material indebtedness, material unstayed judgments, certain ERISA, bankruptcy and insolvency events, failure of guarantees or security to remain in full force and effect, change of control, certain uninsured losses to any material portion of the collateral, any undismissed felony indictment of any Term Loan Guarantors or us or the imposition of orders or stays having a material adverse effect.

The interest rates for the New Term Loan Facility are based on: (i) for LIBO rate loans for any interest period, at a rate per annum equal to (a) the greater of (x) the LIBO rate as determined by the Term Loan Administrative Agent, for such interest period multiplied by the Statutory Reserve Rate (as defined in the New Term Loan Credit Agreement) and (y) 1.50% (the Term Loan Adjusted LIBO Rate), plus an applicable margin; and (ii) for prime rate loans, a rate per annum equal to the highest of (a) the variable annual rate of interest then announced by JPMorgan Chase Bank, N.A. at its head office as its “prime rate,” (b) the federal funds rate in effect on such date plus 0.50% per annum, and (c) the Term Loan Adjusted LIBO Rate for the applicable class of term loans for one-month plus 1.00%, plus, in each case, an applicable margin.

In addition, the New Term Loan Facility provides for an uncommitted incremental term loan facility of up to $150.0 million that is available subject to the satisfaction of certain conditions.

The New Term Loan Facility has a six year maturity, at February 23, 2017, except that term loans made in connection with the incremental term loan facility or extended in connection with the extension mechanics of the New Term Loan Facility have the maturity dates set forth in the amendments applicable to such term loans.

ABL Line of Credit

In connection with the offering of the Old Notes and the refinancing of the Existing Term Loan Facility, on February 24, 2011, we entered into a first amendment (the First Amendment) to the Amended and Restated Credit Agreement, dated January 15, 2010 (as amended, supplemented and otherwise modified, the “Amended ABL Credit Agreement”), among us, as lead borrower, the borrowers party thereto, the facility guarantors party thereto, Bank of America, N.A. as administrative agent and collateral agent, the lenders party thereto, Wells Fargo Retail Finance, LLC and Regions Bank as co-syndication agents, J.P. Morgan Securities Inc. and UBS Securities LLC as co-documentation agents and General Electric Capital Corporation, US Bank, National Association and SunTrust Bank as senior managing agents, governing the ABL Line of Credit to permit us to, among other things, (i) issue and guarantee the Old Notes, (ii) incur additional indebtedness in connection with the refinancing of the Existing Term Loan Facility by increasing the limitation on term loan indebtedness from $900.0 million to $1.0 billion, (iii) have additional flexibility to make investments, capital expenditures, and dividends and other distributions with respect to equity interests and (iv) make a cash dividend of approximately $300.0 million in the aggregate to the equity holders of Parent on a pro rata basis. In connection with the offering of the Old Notes and the New Term Loan Facility we borrowed $101.6 million on our ABL Line of Credit.

Capital Expenditures

We spent $119.6 million, net of $19.4 million of landlord allowances, in capital expenditures during Fiscal 2010. These capital expenditures include $70.7 million (net of the $19.4 million of landlord allowances) for store expenditures, $8.3 million for upgrades of distribution facilities, and $40.6 million for IT software and other capital expenditures.

For Fiscal 2011, we estimate that we will spend between $125 million and $135 million, net of the benefit of landlord allowances of approximately $42 million, for store openings, improvements to distribution facilities, information technology upgrades, and other capital expenditures. Of the total planned expenditures, approximately $68 million, net of the benefit of $42 million of landlord allowances, is currently expected for expenditures related to new stores, relocations and other store requirements. Capital of approximately $17 million is expected to support information technology and the remaining capital is currently expected to support continued distribution facility enhancements and other initiatives. As part of our growth strategy, we plan to open between 18 and 23 new BCF stores (exclusive of one relocation) and remodel/refresh an additional 15 to 20 BCF stores during Fiscal 2011.

Dividends

Payment of dividends is prohibited under our credit agreements except in limited circumstances. In connection with the offering of the Old Notes and the refinancing of the Existing Term Loan Facility, on February 24, 2011, we entered into a first amendment (the First Amendment) to the Amended and Restated Credit Agreement, dated January 15, 2010, to among other things make a cash dividend of approximately $300.0 million in the aggregate to the equity holders of Parent, on a pro rata basis, which was approved by the Parent’s Board of Directors in February 2011. Of the $300.0 million in dividends that were declared, $297.9 million was paid as of April 30, 2011 and the remaining $2.1 million was recorded in “Current Liabilities” in the Company’s Condensed Consolidated Balance Sheet as of April 30, 2011. There were no dividends paid for the three months ended May 1, 2010. Dividends equal to $0.3 million, $0.2 million, $3.0 million, and $0.7 million were paid during Fiscal 2010, the Transition Period, Fiscal 2009, and Fiscal 2008 respectively, to Holdings in order to repurchase capital stock of the Parent from executives who left our employment.

Certain Information Concerning Contractual Obligations

The following table sets forth certain information regarding our obligations to make future payments under current contracts as of April 30, 2011:

	Payments Due By Period (in thousands)
	Total	Less Than 1 Year	2-3 Years	4-5 Years	Thereafter
Long-Term Debt Obligations (1)	$1,447,710	$7,710	$30,000	$960,000	$450,000
Interest on Long-Term Debt (2)	714,533	71,725	320,081	232,727	90,000
Capital Lease Obligations (3)	44,228	1,962	8,212	22,109	11,945
Operating Lease Obligations (4)	1,318,182	192,137	386,827	299,589	439,629
Related Party Fees (5)	17,830	3,000	8,000	6,830	—
Purchase Obligations (6)	498,883	491,345	7,396	139	3
Topic No. 740 and Other Tax Liabilities (7)	—	—	—	—	—
Letters of Credit (8)	37,005	37,005	—	—	—
Other (9)	527	527	—	—	—

Total	$4,078,898	$805,411	$760,516	$1,521,394	$991,577

Notes:

(1)	Excludes interest on Long-Term Debt.

(2)	Interest rates related to the Existing Term Loan were 6.3% as of April 30, 2011.

(3)	Capital Lease Obligations include future interest payments.

(4)	Represents minimum rent payments for operating leases under the current terms.

(5)	Represent fees to be paid to Bain Capital under the terms of our advisory agreement with them (refer to Note 21 to our Consolidated Financial Statements entitled “Related Party Transactions” for further detail).

(6)	Represents commitments to purchase goods or services that have not been received as of April 30, 2011.

(7)	The Topic No. 740 liabilities represent uncertain tax positions related to temporary differences. The total Topic No. 740 liability as of April 30, 2011 was $23.3 million exclusive of $12.6 million of interest and penalties included in our total Topic No. 740 liability neither of which is presented in the table above as we are not certain if and when these payments would be required.

(8)	Represents irrevocable letters of credit guaranteeing payment and performance under certain leases, insurance contracts, debt agreements and utility agreements as of April 30, 2011 (refer to Note 11 to our Condensed Consolidated Financial Statements entitled “Commitments and Contingencies” for further discussion).

(9)	Represents severance agreements with former members of management, and our agreements with each of three former employees (including our former President and Chief Executive Officer) to pay their beneficiaries $1.0 million upon their deaths for a total of $3.0 million which is not reflected in the table above because the timing of the payments are unpredictable.

During Fiscal 2007, we sold lease rights for three store locations that were previously operated by us. In the event of default by the assignee, we could be liable for obligations associated with these real estate leases which have future lease related payments (not discounted to present value) of approximately $4.0 million through the end of our fiscal year ending February 1, 2014, and which are not reflected in the table above. The scheduled future aggregate minimum rentals for these leases over the three consecutive fiscal years following Fiscal 2010 are $1.6 million, $1.6 million, and $0.8 million, respectively. We believe the likelihood of a material liability being triggered under these leases is remote, and no liability has been accrued for these contingent lease obligations as of April 30, 2011.

Contingencies

Legal

We establish reserves for the settlement amounts, as well as reserves relating to legal claims, in connection with litigation to which we are party from time to time in the ordinary course of business. The aggregate amount of such reserves was $6.9 million, $6.9 million and $11.8 million as of April 30, 2011, January 29, 2011 and May 1, 2010, respectively. We believe that potential liabilities in excess of those recorded will not have a material adverse effect on our Condensed Consolidated Financial Statements. However, there can be no assurances to this effect.

We are party to various litigation matters, in most cases involving ordinary and routine claims incidental to our business. We cannot estimate with certainty our ultimate legal and financial liability with respect to such pending litigation matters. However, we believe, based on our examination of such matters, that our ultimate liability will not have a material adverse effect on our financial position, results of operations or cash flows.

A putative class action lawsuit, entitled May Vang, and all others similarly situated, v. Burlington Coat Factory Warehouse Corporation, Case No. 09-CV-08061-CAS, was filed in the Superior Court of the State of California on September 17, 2009 and was amended and refiled on November 16, 2009 in the U.S. District Court for the Central District of California—Western Division. The named plaintiff purports to assert claims on behalf of all current, former, and future employees in the United States and the State of California for the relevant statutory time period. The amended complaint asserts claims for failure to pay all earned hourly wages in violation of the Fair Labor Standards Act (FLSA), failure to pay all earned hourly wages in violation of the California Labor Code, providing compensatory time off in lieu of overtime pay, forfeiture of vacation pay, failure to provide meal and rest periods, secret payment of lower wages than that required by statute or contract, failure to provide accurate, written wage statements, and unfair competition. The complaint seeks certification as a class with respect to the FLSA claims, certification of a class with respect to California law claims, appointment of class counsel and class representative, civil penalties, statutory penalties, declaratory relief, injunctive relief, actual damages, liquidated damages, restitution, pre-judgment interest, costs of suit and attorney’s fees. On March 7, 2011, the United States District Court for the Central District of California—Western Division granted preliminary approval to a settlement agreement pursuant to which we will pay class members an immaterial amount in settlement of claims on a class basis. The court rescheduled a hearing for final approval on June 27, 2011. This settlement is included in our $6.9 million legal reserve discussed above.

Critical Accounting Policies and Estimates

Our Consolidated Financial Statements have been prepared in accordance with accounting principles generally accepted in the United States of America (GAAP). We believe there are several accounting policies that are critical to understanding our historical and future performance as these policies affect the reported amounts of revenues and other significant areas that involve management’s judgments and estimates. The preparation of our financial statements requires management to make estimates and assumptions that affect (i) the reported amounts of assets and liabilities; (ii) the disclosure of contingent assets and liabilities at the date of the Consolidated Financial Statements; and (iii) the reported amounts of revenues and expenses during the reporting period. On an ongoing basis, management evaluates its estimates and judgments, including those related to revenue recognition, inventories, long-lived assets, intangible assets, goodwill impairment, insurance reserves, allowances for doubtful accounts and income taxes. Historical experience and various other factors that are believed to be reasonable under the circumstances form the basis for making estimates and judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. A critical accounting estimate meets two criteria: (1) it requires assumptions about highly uncertain matters and (2) there would be a material effect on the financial statements from either using a different, although reasonable, amount within the range of the estimate in the current period or from reasonably likely period-to-period changes in the estimate.

While there are a number of accounting policies, methods and estimates affecting our Consolidated Financial Statements as addressed in Note 1 to our Consolidated Financial Statements entitled “Summary of Significant Accounting Policies,” areas that are particularly critical and significant include:

Revenue Recognition.    We record revenue at the time of sale and delivery of merchandise, net of allowances for estimated future returns. We present sales, net of sales taxes, in our Consolidated Statements of Operations and Comprehensive Income (Loss). We account for layaway sales and leased department revenue in compliance with ASC Topic No. 605, Revenue Recognition in Financial Statements. Layaway sales are recognized upon delivery of merchandise to the customer. The amount of cash received upon initiation of the layaway is recorded as a deposit liability within the line item “Other Current Liabilities” in our Consolidated Balance Sheets. Store value cards (gift cards and store credits issued for merchandise returns) are recorded as a liability at the time of issuance, and the related sale is recorded upon redemption. Prior to December 29, 2007, except where prohibited by law, after 13 months of non-use, a monthly dormancy service fee was deducted from the remaining balance of the store value card and recorded in the line item “Other Revenue” in our Consolidated Statements of Operations and Comprehensive Income (Loss).

On December 29, 2007, in connection with establishing a gift card subsidiary, we discontinued assessing a dormancy service fee on inactive store value cards. Instead, we now estimate and recognize store value card breakage income in proportion to actual store value card redemptions and record such income in the line item “Other Income, Net” in our Consolidated Statements of Operations and Comprehensive Income (Loss). We determine an estimated store value card breakage rate by continuously evaluating historical redemption data. Breakage income is recognized on a monthly basis in proportion to the historical redemption patterns for those store value cards for which the likelihood of redemption is remote.

Inventory.    Our inventory is valued at the lower of cost or market using the retail inventory method. Under the retail inventory method, the valuation of inventory at cost and resulting gross margin are calculated by applying a calculated cost to retail ratio to the retail value of inventory. The retail inventory method is an averaging method that is widely used in the retail industry due to its practicality. Additionally, the use of the retail inventory method results in valuing inventory at the lower of cost or market if markdowns are currently taken as a reduction of the retail value of inventory. Inherent in the retail inventory method calculation are certain significant management judgments and estimates including merchandise markon, markups, markdowns and shrinkage which significantly impact the ending inventory valuation at cost as well as the resulting gross margin. Management believes that our retail inventory method and application of the average cost method provides an inventory valuation which approximates cost using a first-in, first-out assumption and results in carrying value at the lower of cost or market. Typically, estimates are used to charge inventory shrinkage for the first three quarters of a fiscal year. Actual physical inventories are typically conducted during the fourth quarter of each fiscal year to calculate actual shrinkage.

We also estimate required markdown and aged inventory reserves. If actual market conditions are less favorable than those projected by management, additional markdowns may be required. While we make estimates on the basis of the best information available to us at the time the estimates are made, over accruals or under accruals of shrinkage may be identified as a result of the physical inventory requiring fourth quarter adjustments in a typical fiscal year.

Long-Lived Assets.    We test for recoverability of long-lived assets in accordance with Topic 360 whenever events or changes in circumstances indicate that their carrying amount may not be recoverable. This includes performing an analysis of anticipated undiscounted future net cash flows of long-lived assets. If the carrying value of the related assets exceeds the undiscounted cash flow, we reduce the carrying value to its fair value, which is generally calculated using discounted cash flows. The recoverability assessment related to these store-level assets requires judgments and estimates of future revenues, gross margin rates and store expenses. We base these estimates upon our past and expected future performance. We believe our estimates are appropriate in light of current market conditions. To the extent these future projections change, our conclusions regarding impairment may differ from the estimates. Future adverse changes in market conditions or poor operating results of underlying assets could result in losses or an inability to recover the carrying value of the assets that may not be reflected in an asset’s current carrying value, thereby possibly requiring an impairment charge in the future. During Fiscal 2010, the Transition Period, Fiscal 2009, Fiscal 2008, and the three month periods ended April 30, 2011 and May 1, 2010, we recorded $2.0 million, $12.0 million, $10.0 million, $6.5 million, less than $0.1 million and $0.2 million respectively, in impairment charges related to long-lived assets (exclusive of finite-lived intangible assets).

Intangible Assets.    As discussed above, the Merger Transaction was completed on April 13, 2006 and was financed by a combination of borrowings under our senior secured credit facilities, the issuance of senior notes and senior discount notes and the equity investment of affiliates of Bain Capital and management. The purchase price, including transaction costs, was approximately $2.1 billion. Purchase accounting required that all assets and liabilities be recorded at fair value on the acquisition date, including identifiable intangible assets separate from goodwill. Identifiable intangible assets include tradenames, and net favorable lease positions. Goodwill represents the excess of cost over the fair value of net assets acquired. The fair values and useful lives of identified intangible assets are based on many factors, including estimates and assumptions of future operating performance, estimates of cost avoidance, the specific characteristics of the identified intangible assets and our historical experience.

On an annual basis we compare the carrying value of our indefinite-lived intangible assets (tradenames) to their estimated fair value. The recoverability assessment with respect to the tradenames used in our operations requires us to estimate the fair value of the tradenames as of the assessment date. Such determination is made using the “relief from royalty” valuation method. Inputs to the valuation model include:

•	Future revenue and profitability projections associated with the tradenames;

•

Estimated market royalty rates that could be derived from the licensing of our tradenames to third parties in order to establish the cash flows accruing to our benefit as a result of ownership of the tradenames; and

•	Rate used to discount the estimated royalty cash flow projections to their present value (or estimated fair value) based on the risk and nature of our cash flows.

Our finite-lived intangible assets are reviewed for impairment whenever circumstances change, in conjunction with the impairment testing of our long-lived assets as described above. If the carrying value is greater than the respective estimated fair value, we then determine if the asset is impaired, and whether some, or all, of the asset should be written off as a charge to operations, which could have a material adverse effect on our financial results. During Fiscal 2010 and the three month periods ended April 30, 2011 and May 1, 2010, there were no impairment charges related to our finite-lived intangible assets. Impairment charges of $34.6 million, $26.1 million and $18.8 million were recorded related to our finite-lived intangible assets during the Transition Period, Fiscal 2009 and Fiscal 2008, respectively, and are included in the line item “Impairment Charges—Long-Lived Assets” in our Consolidated Statements of Operations and Comprehensive Income (Loss). During Fiscal 2010 and the Transition Period, we did not record any impairment charges related to our indefinite-lived intangible assets. During Fiscal 2009 we recorded $294.6 million of impairment charges related to our indefinite-lived intangible assets in the line item “Impairment Charges—Tradenames” in our Consolidated Statement of Operations and Comprehensive Income (Loss). During Fiscal 2008 there was no impairment charge related to our indefinite-lived intangible assets.

Goodwill Impairment.    Goodwill represents the excess of cost over the fair value of net assets acquired. Topic No. 350 requires periodic tests of the impairment of goodwill. Topic No. 350 requires a comparison, at least annually, of the net book value of the assets and liabilities associated with a reporting unit, including goodwill, with the fair value of the reporting unit, which corresponds to the discounted cash flows of the reporting unit, in the absence of an active market. Our impairment analysis includes a number of assumptions around our future performance, which may differ from actual results. When this comparison indicates that impairment must be recorded, the impairment recognized is the amount by which the carrying amount of the assets exceeds the fair value of these assets. Our annual goodwill impairment review is typically performed during the beginning of May of the fiscal year. For Fiscal 2009, in response to several factors, including, but not limited to declines in the U.S. and international financial markets, decreased comparative store sales results of the peak holiday and winter selling seasons and our expectation that the then current comparative store sales trends would continue for an extended period, we determined that it was appropriate to perform our annual goodwill impairment testing in the third and fourth quarters of Fiscal 2009. There were no impairment charges recorded on the carrying value of our goodwill during Fiscal 2010, the Transition Period, Fiscal 2009, Fiscal 2008 or either of the three month periods ended April 30, 2011 and May 1, 2010.

Insurance Reserves.    We have risk participation agreements with insurance carriers with respect to workers’ compensation, general liability insurance and health insurance. Pursuant to these arrangements, we are responsible for paying individual claims up to designated dollar limits. The amounts included in our costs related to these claims are estimated and can vary based on changes in assumptions or claims experience included in the associated insurance programs. For example, changes in legal trends and interpretations, as well as changes in the nature and method of how claims are settled, can impact ultimate costs. An increase in workers’ compensation claims by employees, health insurance claims by employees or general liability claims may result in a corresponding increase in our costs related to these claims. Insurance reserves amounted to $49.6 million, $45.8 million, 42.3 million, $36.7 million, $50.8 million and $46.0 million at January 29, 2011, January 30, 2010, May 30, 2009, May 31, 2008, April 30, 2011 and May 1. 2010.

Income Taxes.    We account for income taxes in accordance with ASC Topic No. 740 “Income Taxes” (Topic No. 740). Our provision for income taxes and effective tax rates are based on a number of factors, including our income, tax planning strategies, differences between tax laws and accounting rules, statutory tax rates and credits, uncertain tax positions, and valuation allowances, by legal entity and jurisdiction. We use significant judgment and estimations in evaluating our tax positions.

U.S. federal and state tax authorities regularly audit our tax returns. We establish tax reserves when it is considered more likely than not that we will not succeed in defending our positions. We adjust these tax reserves, as well as the related interest and penalties, based on the latest facts and circumstances, including recently published rulings, court cases, and outcomes of tax audits. To the extent our actual tax liability differs from our established tax reserves our effective tax rate may be materially impacted. While it is often difficult to predict the final outcome of, the timing of, or the tax treatment of any particular tax position or deduction, we believe that our tax reserves reflect the most likely outcome of known tax contingencies.

We record deferred tax assets and liabilities for any temporary differences between the tax reflected in our financial statements and tax presumed rates. We establish valuation allowances for our deferred tax assets when we believe it is more likely than not that the expected future taxable income or tax liabilities thereon will not support the use of a deduction or credit. For example, we would establish a valuation allowance for the tax benefit associated with a loss carryover in a tax jurisdiction if we did not expect to generate sufficient taxable income to utilize the loss carryover.

On June 3, 2007, we adopted FASB Interpretation No. 48 (as amended)—“Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109,” as codified in Topic No. 740. Adjustments related to the adoption of Topic No. 740 are reflected as an adjustment to retained earnings in Fiscal 2008. Topic No. 740 clarifies the accounting for uncertainty in income taxes recognized in an entity’s financial statements, and prescribes a recognition threshold and measurement attributes for financial statement disclosure of tax positions taken or expected to be taken on a tax return. Topic No. 740 requires that we recognize in our financial statements the impact of a tax position taken or expected to be taken in a tax return, if that position is “more likely than not” of being sustained upon examination by the relevant taxing authority, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position are measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate resolution. Additionally, Topic No. 740 provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.

Recent Accounting Pronouncements

There were no new accounting standards issued through the first quarter ended April 30, 2011 that are expected to have a material impact on our Consolidated Financial Statements.

Fluctuations in Operating Results

We expect that our revenues and operating results may fluctuate from fiscal quarter to fiscal quarter or over the longer term. Certain factors that may cause such fluctuations are discussed in the section entitled “Risk Factors” and elsewhere in this prospectus.

Seasonality

Our business is seasonal, with our highest sales occurring in the months of September through January of each year. For the past 60 months, an average of approximately 50% of our net sales occurred during the period from September through January. Weather, however, continues to be an important contributing factor to our sales. Generally, our sales are higher if the weather is cold during the Fall and warm during the early Spring.

Inflation

We do not believe that our operating results have been materially affected by inflation during Fiscal 2010. Historically, as the costs of merchandising and related operating expenses have increased, the Company has been able to mitigate the effect of such impact on the Company’s operations.

The U.S retail industry continues to face increased pressure on margins as commodity prices increase and the overall challenging retail conditions have led consumers to be more value conscious. Despite a plentiful supply of goods in the market, which historically created downward pricing pressure for wholesale purchases, we expect to experience rising costs. Our “open to buy” paradigm, in which we purchase both pre-season and in-season merchandise, allows us the flexibility to purchase less pre-season with the balance purchased in-season and opportunistically. It also provides us the flexibility to shift purchases between suppliers and categories. This enables us to obtain better terms with our suppliers which we expect to help offset the expected rising costs of goods.

Market Risk

We are exposed to market risks relating to fluctuations in interest rates. Our New Senior Secured Credit Facilities contain floating rate obligations and are subject to interest rate fluctuations. The objective of our financial risk management is to minimize the negative impact of interest rate fluctuations on our earnings and cash flows. Interest rate risk is managed through the use of a combination of fixed and variable interest debt as well as the periodic use of interest rate cap agreements.

As more fully described in Note 10 to our Consolidated Financial Statements entitled, “Derivatives and Hedging Activities,” we enter into interest rate cap agreements to manage interest rate risks associated with our long-term debt obligations. Gains and losses associated with these contracts are accounted for as interest expense and are recorded under the caption “Interest Expense” on our Consolidated Statements of Operations and Comprehensive Income (Loss). We continue to have exposure to interest rate risks to the extent they are not hedged.

Off-Balance Sheet Transactions

Other than operating leases consummated in the normal course of business and letters of credit, as more fully described above under the caption “Certain Information Concerning Contractual Obligations,” we are not involved in any off-balance sheet arrangements that have or are reasonably likely to have a material current or future impact on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Quantitative and Qualitative Disclosures About Market Risk

We are exposed to certain market risks as part of our ongoing business operations. Primary exposures include changes in interest rates, as borrowings under our ABL Line of Credit and New Term Loan Facility bear interest at floating rates based on LIBOR or the base rate, in each case plus an applicable borrowing margin and investing activities. The New Term Loan interest is also dependent on the LIBOR, prime rate and the federal funds rate. We will manage our interest rate risk by balancing the amount of fixed-rate and floating-rate debt. For fixed-rate debt, interest rate changes do not affect earnings or cash flows. Conversely, for floating-rate debt, interest rate changes generally impact our earnings and cash flows, assuming other factors are held constant.

At April 30, 2011, we had $474.6 million principal amount of fixed-rate debt and $987.8 million of floating-rate debt. Based on $987.8 million outstanding as floating rate debt, an immediate increase of one percentage point would cause an increase to cash interest expense of approximately $9.8 million per year, resulting in $9.8 million less in our pre-tax earnings. As of January 29, 2011, we estimated that an immediate increase of one percentage point would cause an increase to cash interest expense of approximately $9.5 million per year. This sensitivity analysis assumes our mix of financial instruments and all other variables will remain constant in future periods. These assumptions are made in order to facilitate the analysis and are not necessarily indicative of our future intentions.

If a one point increase in interest rate were to occur over the next four fiscal quarters (excluding the effect of our interest rate cap agreements discussed below), such an increase would result in the following additional interest expenses (assuming current borrowing level remains constant):

	(in thousands)
Floating-Rate Debt	Principal Outstanding at April 30, 2011	Additional Interest Expense Q2 2011	Additional Interest Expense Q3 2011	Additional Interest Expense Q4 2011	Additional Interest Expense Q1 2012
New Term Loan	$987,799	$2,464	$2,459	$2,454	$2,449

We have two interest rate cap agreements for a maximum principal amount of $900 million which limit our interest rate exposure to 7% for our first $900 million of borrowings under our variable rate debt obligations and if interest rates were to increase above the 7% cap rate, then our maximum interest rate exposure would be $6.8 million assuming constant borrowing levels of $900 million. Currently, we have unlimited interest rate risk related to our variable rate debt in excess of $900 million. At April 30, 2011, the borrowing rate related to our Term Loan was 6.3%.

On January 16, 2009, we entered into two additional interest rate cap agreements to limit interest rate risk associated with our future long-term debt. Each agreement was effective on May 31, 2011 upon termination of the two interest rate cap agreements noted above. The new agreements each have a notional principal amount of $450 million with a cap rate of 7.0% and terminate on May 31, 2015.

Our ability to satisfy our interest payment obligations on our outstanding debt will depend largely on our future performance, which in turn, is subject to prevailing economic conditions and to financial, business and other factors beyond our control. If we do not have sufficient cash flow to service interest payment obligations on our outstanding indebtedness and if we cannot borrow or obtain equity financing to satisfy those obligations, our business and results of operations will be materially adversely affected. We cannot be assured that any replacement borrowing or equity financing could be successfully completed.

A change in interest rates generally does not have an impact upon our future earnings and cash flow for fixed-rate debt instruments. As fixed-rate debt matures, however, and if additional debt is acquired to fund the debt repayment, future earnings and cash flow may be affected by changes in interest rates. This effect would be realized in the periods subsequent to the periods when the debt matures.

BUSINESS

Overview

We are a nationally recognized off-price retailer of high-quality, branded apparel at EDLP. We opened our first store in Burlington, New Jersey in 1972, selling primarily coats and outerwear. Since then, and as of April 30, 2011, we have expanded our store base to 462 stores in 44 states and Puerto Rico and diversified our product categories by offering an extensive selection of in-season better and moderate brands, fashion-focused merchandise, including: ladies sportswear, menswear, coats, family footwear, baby furniture and accessories, as well as home decor and gifts. We continue to emphasize our rich heritage of coats and outerwear and we believe that we are viewed as the destination for coat shoppers. We offer a broad selection of desirable, first-quality, branded merchandise from nationally-recognized manufacturers and other suppliers. For the fiscal year ended January 29, 2011 we generated total revenue of $3,701.1 million, net sales of $3,669.6 million, and Adjusted EBITDA (as defined below) of $338.1 million.

As of April 30, 2011, we operated our stores under the names “Burlington Coat Factory Warehouse” (447 stores), “Cohoes Fashions” (two stores) and “MJM Designer Shoes” (13 stores). The average BCFW store is approximately 80,000 square feet, generally twice the size of our off-price competition but smaller than traditional department stores.

We are owned by Holdings. Holdings has no operations and its only asset is all of our stock. We were initially organized in 1972 as a New Jersey corporation. In 1983, we were reincorporated in Delaware and currently exist as a Delaware corporation. Holdings was organized in 2006 (and currently exists) as a Delaware corporation. We became a wholly-owned subsidiary of Holdings in connection with the Merger Transaction. Holdings is a wholly-owned subsidiary of Parent.

Change in Fiscal Year End

In order to conform to the predominant fiscal calendar used within the retail industry, on February 25, 2010 our Board of Directors approved a change in our fiscal year from a fiscal year comprised of the twelve consecutive fiscal months ending on the Saturday closest to May 31 to a fiscal year comprised of the twelve consecutive fiscal months ending on the Saturday closest to January 31. This change commenced with the transition period beginning on May 31, 2009 and ending on January 30, 2010 (Transition Period). The Company’s last three complete fiscal years prior to Fiscal 2010 ended on May 30, 2009 (Fiscal 2009), May 31, 2008 (Fiscal 2008), and June 2, 2007 (Fiscal 2007), and each of those years contained 52 weeks.

Debt Refinancing and Dividend

In the first quarter of Fiscal 2011, we completed the refinancing of our Existing Term Loan, Existing Senior Notes and Existing Senior Discount Notes. As a result of these transactions, the Existing Senior Notes and Existing Senior Discount Notes, with carrying values at January 29, 2011 of $302.0 million and $99.3 million, respectively, have been repurchased. In addition, we completed the sale of $450 million aggregate principal amount of Old Notes at an issue price of 100%. Additionally, the Existing Term Loan with a carrying value of $777.6 million as of January 29, 2011 has been replaced with a $1,000.0 million New Term Loan Facility. Borrowings on the ABL Line of Credit related to the transaction were $101.6 million. As a result of these transactions, we incurred various fees and charges of approximately $63 million. In connection with the offering of the Old Notes and the refinancing of the Existing Term Loan facility, a cash dividend of approximately $300.0 million in the aggregate was paid to the equity holders of Parent on a pro rata basis.

The Stores

As of April 30, 2011, we operated 462 stores under the names: “Burlington Coat Factory Warehouse” (447 stores), “MJM Designer Shoes” (13 stores) and “Cohoes Fashions” (two stores). Our store base is geographically diversified with stores located in 44 states and Puerto Rico. We believe that our customers are attracted to our stores principally by the availability of a large assortment of first-quality current brand-name merchandise at EDLP.

Burlington Coat Factory Warehouse stores (BCF stores) offer customers a complete line of value-priced apparel, including: ladies sportswear, menswear, coats, and family footwear, as well as baby furniture, accessories, home decor and gifts. We continue to emphasize our rich heritage of coats and outerwear and we believe that we are viewed as the destination for coat shoppers. BCF’s broad selection provides a wide range of apparel, accessories and furnishing for all ages. We purchase both pre-season and in-season merchandise, allowing us to respond timely to changing market conditions and consumer fashion preferences. Furthermore, we believe BCF stores’ substantial selection of staple, destination products such as coats and products in our Baby Depot departments, as well as men’s and boys’ suits, attracts customers from beyond our local trade areas. These products drive incremental store-traffic and differentiate us from our competitors. Over 98% of our net sales are derived from our BCF stores.

We opened our first MJM Designer Shoe store in 2002. MJM Designer Shoe stores offer an extensive collection of men’s, women’s and children’s moderate-to higher-priced designer and fashion shoes, sandals, boots and sneakers. MJM Designer Shoe stores also carry accessories such as handbags, wallets, belts, socks, hosiery and novelty gifts. MJM Designer Shoes stores provide a superior shoe shopping experience for the value conscious consumer by offering a broad selection of quality goods at discounted prices in stores with a convenient self-service layout.

In some of our stores, we grant unaffiliated third parties the right to use designated store space solely for the purpose of selling such third parties’ goods, including items such as fragrances, and jewelry (Leased Departments). During Fiscal 2010, our rental income from all such arrangements aggregated less than 1% of our total revenues. We do not own or have any rights to any trademarks, licenses or other intellectual property used in connection with the brands sold by such unaffiliated third parties.

Store Expansion

Since 1972 when our first store was opened in Burlington, New Jersey, we have expanded to 447 BCF stores, two Cohoes Fashions stores and 13 MJM Designer Shoes stores.

We believe the size of our typical BCF store represents a competitive advantage. Most of our stores are approximately 80,000 square feet, occupying significantly more selling square footage than most off-price or specialty store competitors. Major landlords frequently seek us as a tenant because the appeal of our apparel merchandise profile attracts a desired customer base and because we can take on larger facilities than most of our competitors. In addition, we have built long-standing relationships with major shopping center developers. As of April 30, 2011, we operated stores in 44 states and Puerto Rico, and we are exploring expansion opportunities both within our current market areas and in other regions.

We believe that our ability to find satisfactory locations for our stores is essential for the continued growth of our business. The opening of stores generally is contingent upon a number of factors including, but not limited to, the availability of desirable locations with suitable structures and the negotiation of acceptable lease terms. There can be no assurance, however, that we will be able to find suitable locations for new stores or that even if such locations are found and acceptable lease terms are obtained, we will be able to open the number of new stores presently planned.

Real Estate Strategy

As of April 30, 2011, we owned the land and/or buildings for 40 of our 462 stores. Generally, however, our policy has been to lease our stores, with average rents per square foot that are below the rents of our off-price competitors. Our large average store size (generally twice that of our off-price competitors), ability to attract foot traffic and our disciplined real estate strategy enable us to secure these lower rents. Most of our stores are located in malls, strip shopping centers, regional power centers or are freestanding.

Our current lease model generally provides for a ten year initial term with a number of five year options thereafter. Typically, our lease strategy includes landlord allowances for leasehold improvements and tenant fixtures. We believe our lease model keeps us competitive with other retailers for desirable locations.

We have a proven track record of new store expansion. Our store base has grown from 13 stores in 1980 to 462 stores as of April 30, 2011. Assuming that appropriate locations are identified, we believe that we will be able to execute our growth strategy without significantly impacting our current stores. The table below shows our store openings and closings since the beginning of our fiscal year ended June 3, 2006.

Fiscal Years	2006	2007		2008	2009	35 weeks ended January 30, 2010	2010	Three Months ended April 30, 2011
Stores (Beginning of Period)	362	368		379	397	433	442	460
Stores Opened	12	19		20	37	9	25	5
Stores Closed	(6)	(8)		(2)	(1)	0	(7)	(3)

Stores (End of Period)	368	379	*	397	433	442	460	462

*	Inclusive of three stores that closed because of hurricane damage, which reopened in 2007.

Distribution

We have two primary distribution centers that ship approximately 84% of merchandise units to our stores. The remaining 16% of merchandise units are drop shipped directly to our stores. The two distribution centers, located in Edgewater Park, New Jersey and San Bernardino, California, occupy an aggregate of 1,088,000 square feet and each includes processing and storage capacity. In addition to our two primary distribution facilities, we recently reopened our distribution facility in Burlington, New Jersey. This 402,000 square foot facility is being used primarily for storage of product that has been purchased well in advance of the selling season. The vast majority of product stored at this facility will be processed and shipped through our Edgewater Park, New Jersey facility.

We continue to work on several logistics initiatives to improve supply chain efficiencies and service levels. We have implemented a new warehouse management system within our Edgewater Park, New Jersey and San Bernardino, California distribution centers. We believe that this new system will allow for further improvements in productivity by providing functionality not previously available. Accordingly, both facilities can process all receipts in a more efficient manner, further reducing the amount of transportation miles required to service our stores. We are also planning to make incremental investments during Fiscal 2011 that will allow these facilities to handle increased volume and provide value added services to our stores, such as breaking up units into smaller quantities to allow the right volumes to be placed in the right stores. Additionally, we have implemented a performance management program designed to drive productivity improvements within the four walls of our distribution centers.

Location	Calendar Year Operational	Size (sq. feet)	Leased or Owned
Edgewater Park, New Jersey	2004	648,000	Owned
San Bernardino, California	2006	440,000	Leased
Burlington, New Jersey	1987	402,000	Owned

Customer Demographic

Our core customer is the 25–49 year-old woman. The core customer is educated, resides in mid- to large-sized metropolitan areas and has an annual household income of $35,000 to $60,000. This customer shops for herself, her family and her home. We appeal to value seeking and fashion conscious customers who are price-driven but enjoy the style and fit of high-quality, branded merchandise. These core customers are drawn to us not only by our value proposition, but also by our broad selection of styles, our brands and our highly appealing product selection for families.

Customer Service

We are committed to providing our customers with an enjoyable shopping experience and strive to make continuous efforts to improve customer service. In training our employees, our goal is to emphasize knowledgeable, friendly customer service and a sense of professional pride. We offer our customers special services to enhance the convenience of their shopping experience, such as professional tailors, a baby gift registry, and layaways.

We have empowered our store teams to provide an outstanding customer experience for every customer in every store, every day. We have streamlined processes and will continue to strive to create opportunities for fast and effective customer interactions. Our stores must reflect clean, organized merchandise presentations that highlight the brands, value and diversity of our selection within our assortments.

Marketing and Advertising

We use a variety of broad-based and targeted marketing and advertising strategies to efficiently deliver the right message to the targeted audience at the right time. These strategies include national television and local radio advertising, direct mail, email marketing and targeted digital and magazine advertisements. Broadcast communication and reach is balanced with relevant customer contacts to increase frequency of store visits.

Employees

As of April 30, 2011, we employed 27,749 people, including part-time and seasonal employees. Our staffing requirements fluctuate during the year as a result of the seasonality of the apparel industry. We hire additional employees and increase the hours of part-time employees during seasonal peak selling periods. As of April 30, 2011, employees at two of our stores were subject to collective bargaining agreements.

Competition

The retail business is highly competitive. Competitors include off-price retailers, department stores, mass merchants and specialty apparel stores. At various times throughout the year, traditional full-price department store chains and specialty shops offer brand-name merchandise at substantial markdowns, which can result in prices approximating those offered by us at our BCF stores.

Merchandise Vendors

We purchase merchandise from many suppliers, each of which accounted for less than 3% of our net purchases during Fiscal 2010. We have no long-term purchase commitments or arrangements with any of our suppliers, and believe that we are not dependent on any one supplier. We continue to have good working relationships with our suppliers.

Seasonality

Our business, like that of most retailers, is subject to seasonal influences, with the major portion of sales and income typically realized during the back-to-school and holiday seasons (September through January). Weather, however, continues to be an important contributing factor to the sale of our clothing. Generally, our sales are higher if the weather is cold during the Fall and warm during the early Spring.

Tradenames

We have tradename assets such as Burlington Coat Factory, Baby Depot, Luxury Linens and MJM Designs. We consider these tradenames and the accompanying name recognition to be valuable to our business. We believe that our rights to these properties are adequately protected. Our rights in these tradenames endure for as long as they are used.

Properties

As of April 30, 2011, we operated 462 stores in 44 states throughout the U.S. and Puerto Rico. We own the land and/or building for 40 of our stores and lease the other 422 stores. Store leases generally provide for fixed monthly rental payments, plus the payment, in most cases, of real estate taxes and other charges with escalation clauses. In many locations, our store leases contain formulas providing for the payment of additional rent based on sales.

We own five buildings in Burlington, New Jersey and approximately 47 acres of land on which we have constructed our corporate headquarters. In addition, we own approximately 50 acres of undeveloped land in Florence, New Jersey. We also own approximately 43 acres of land in Edgewater Park, New Jersey on which we have constructed a distribution center and office facility of approximately 648,000 square feet. We lease an additional 440,000 square foot distribution facility in San Bernardino, California. We lease approximately 35,000 square feet of office space in New York City. Refer to Note 12 to the Company’s Consolidated Financial Statements entitled “Long-Term Debt.”

The following table identifies the years in which leases, existing at April 30, 2011, expire (exclusive of distribution and corporate leased location), showing both expiring leases for which we have no renewal options available and expiring leases for which we have renewal options available. For purposes of this table, only the expiration dates of the current lease term (exclusive of any available options) are identified. Historically, we have been able to renew a large number of our expiring leases each year.

Fiscal Years Ending	Number of Leases Expiring with No Additional Renewal Options	Number of Leases Expiring with Additional Renewal Options
2011-2012	9	37
2013-2014	13	100
2015-2016	5	96
2017-2018	5	63
2019-2020	3	50
Thereafter to 2078	14	29

Total	49	375

Legal Proceedings

A putative class action lawsuit, entitled May Vang, and all others similarly situated, v. Burlington Coat Factory Warehouse Corporation, Case No. 09-CV-08061-CAS, was filed in the Superior Court of the State of California on September 17, 2009 and was amended and refiled on November 16, 2009 in the U.S. District Court for the Central District of California—Western Division. The named plaintiff purported to assert claims on behalf of all current, former, and future employees in the United States and the State of California for the relevant statutory time period. The amended complaint asserted claims for failure to pay all earned hourly wages in violation of the Fair Labor Standards Act, or “FLSA”, failure to pay all earned hourly wages in violation of the California Labor Code, providing compensatory time off in lieu of overtime pay, forfeiture of vacation pay, failure to provide meal and rest periods, secret payment of lower wages than that required by statute or contract, failure to provide accurate, written wage statements, and unfair competition. The complaint sought certification as a class with respect to the FLSA claims, certification of a class with respect to California law claims, appointment of class counsel and class representative, civil penalties, statutory penalties, declaratory relief, injunctive relief, actual damages, liquidated damages, restitution, pre-judgment interest, costs of suit and attorney’s fees. On March 7, 2011, the United States District Court for the Central District of California —Western Division granted preliminary approval to a settlement agreement pursuant to which the Company will pay class members an immaterial amount in settlement of claims on a class basis. On June 27, 2011, the District Court granted final approval of the parties’ settlement agreement.

In addition to the litigation discussed above we are party to various other litigation matters, in most cases involving ordinary and routine claims incidental to our business. We cannot estimate with certainty our ultimate legal and financial liability with respect to such pending litigation matters. However, we believe, based on our examination of such matters, that our ultimate liability will not have a material adverse effect on our financial position, results of operations or cash flows.

MANAGEMENT

Identification of Our Directors

Set forth below is the biographical information for each of our current directors, including age (as of July 1, 2011), business experience, memberships on committees of our Board of Directors (Board of Directors), the date when each director first became a member of our Board of Directors, and the experience, qualifications, attributes or skills that caused the Board of Directors to conclude that the person should serve as a director.

Joshua Bekenstein—Director.    Mr. Bekenstein, 53, has served as a member of our Board of Directors since the closing of the Merger Transaction on April 13, 2006 and currently serves as a member of our Compensation Committee. Mr. Bekenstein is currently a Managing Director of Bain Capital, having joined the firm at its inception in 1984. Mr. Bekenstein serves as a board member of Bombardier Recreational Products, Bright Horizons Family Solutions, Dollarama, Gymboree Corp, Michaels Stores, Toys “R” Us and Waters Corporation. Prior to joining Bain Capital, Mr. Bekenstein spent two years as a consultant at Bain & Company. Mr. Bekenstein received an M.B.A. from Harvard Business School and a B.A. from Yale University. Mr. Bekenstein possesses valuable financial expertise, including extensive experience with capital markets transactions and investments in both public and private companies. Mr. Bekenstein’s service as a member of the boards of directors of several other companies provides him with substantial knowledge of a full range of corporate and board functions.

Jordan Hitch—Director.    Mr. Hitch, 44, has served as a member of our Board of Directors since the closing of the Merger Transaction on April 13, 2006 and currently serves as a member of our Compensation Committee. Mr. Hitch is currently a Managing Director of Bain Capital, having joined the firm in 1997. Mr. Hitch serves as a board member of Bombardier Recreational Products, Guitar Center, Gymboree Corp and Bright Horizons Family Solutions. Prior to joining Bain Capital, Mr. Hitch was a consultant at Bain & Company where he worked in the financial services, healthcare and utility industries. Mr. Hitch received an M.B.A., with distinction, from the University of Chicago Graduate School of Business and a B.S. in Mechanical Engineering from Lehigh University. Mr. Hitch possesses valuable financial expertise, including extensive experience with capital markets transactions and investments in both public and private companies.

David Humphrey—Director.    Mr. Humphrey, 34, has served as a member of our Board of Directors since September 2009 and currently serves as a member of our Audit Committee. Mr. Humphrey is currently a Principal in the Private Equity group of Bain Capital, having joined the firm in 2001. Mr. Humphrey serves on the board of directors of Bright Horizons Family Solutions and Skillsoft plc. Prior to joining Bain Capital, Mr. Humphrey was an investment banker in the mergers and acquisitions group at Lehman Brothers from 1999 to 2001. Mr. Humphrey received an M.B.A. from Harvard Business School and a B.A. from Harvard University. Mr. Humphrey has substantial knowledge of the capital markets from his experience as an investment banker and is valuable to the Board of Directors’ discussions of our capital and liquidity needs.

Thomas A. Kingsbury—President, Chief Executive Officer and Director.    Mr. Kingsbury, 58, has served as our President and Chief Executive Officer, and on our Board of Directors, since December 2008. Prior to joining us, Mr. Kingsbury served as Senior Executive Vice President—Information Services, E-Commerce, Marketing and Business Development of Kohl’s Corporation from August 2006 to December 2008. Prior to joining Kohl’s, Mr. Kingsbury served in various management positions with The May Department Stores Company commencing in 1976 and as President and Chief Executive Officer of the Filene’s division since February 2000. Mr. Kingsbury received a B.B.A. degree from the University of Wisconsin-Madison. Mr. Kingsbury’s day-to-day leadership and experience as our President and Chief Executive Officer gives him unique insights into our challenges, opportunities and operations.

Jay Margolis—Director.    Mr. Margolis, 62, has served as a member of our Board of Directors since December 2009. Mr. Margolis most recently served as CEO of Limited Corporation where he oversaw operations of Limited Brands’ Apparel Division (Express and Limited Stores) and was responsible for revamping the product line as well as operations. Mr. Margolis has served as President or Chief Executive Officer of seven retail apparel corporations. Prior to Limited Corporation, Mr. Margolis served as President, Chief Operating Officer & Director of Reebok International Ltd. and as Chief Executive Officer & Chairman of the Board of Esprit de Corporation, USA. He also held senior executive positions at Tommy Hilfiger Inc., Liz Claiborne Inc., Cluett Peabody, Inc., Ron Chereskin Menswear and Bidermann Industries. Mr. Margolis currently serves on the Board of Directors of Boston Beer Company and Godiva Chocolatier, Inc. He earned his B.A. degree from Queens College, part of The City University of New York. Mr. Margolis has extensive executive experience within the retail industry and brings a unique and valuable perspective to the Board of Directors.

Mark Verdi—Director.    Mr. Verdi, 45, has served as a member of our Board of Directors since October 2007 and currently serves as a member of our Audit Committee. Mr. Verdi is currently a Managing Director in the Portfolio Group of Bain Capital, having joined the firm in 2004. Mr. Verdi serves on the board of managers of OSI Restaurant Partners and Styron Luxco S.à r.l. Prior to joining Bain Capital, Mr. Verdi worked at IBM Global Services from 2001 to 2004. From 1996 to 2001, Mr. Verdi served as Senior Vice President of Finance and Operations and a member of the board of directors of Mainspring, Inc., a publicly held strategy consulting firm. From 1988 to 1996, Mr. Verdi held various positions at PricewaterhouseCoopers. Mr. Verdi received an M.B.A. from Harvard Business School and a B.S. from the University of Vermont. Mr. Verdi possesses valuable financial expertise, including extensive experience in corporate finance and accounting and extensive experience providing strategic advisory services to numerous organizations.

The directors named above also currently serve as directors of Parent and Holdings. Other than the provisions of the Stockholders Agreement described below under the caption entitled “Governance of the Company,” we do not know of any arrangements or understandings between any of our directors and any other person pursuant to which a director was or is to be selected as a director, other than any arrangements or understandings with our directors acting solely in their capacities as such.

Governance of the Company

Our business, property and affairs are managed by, or under the direction of, our Board of Directors. In connection with the Merger Transaction, Parent entered into a Stockholders Agreement, dated as of April 13, 2006, with its stockholders, including funds associated with Bain Capital and certain management personnel (Stockholders Agreement). Pursuant to the Stockholders Agreement, each holder of Management Shares and Investor Shares (as each term is defined in the Stockholders Agreement) agrees to cast all votes to which such holder is entitled in respect of such shares:

•	To fix the number of members of Parent’s board of directors at such number as may be specified from time to time by the holders of a majority of the Investor Shares; and

•	To elect members of Parent’s board of directors as follows:

•	one individual nominated by Bain Capital Fund IX, LLC; and

•	for the remaining members of Parent’s board of directors, such individuals nominated by the holders of a majority of the Investor Shares.

The Stockholders Agreement additionally provides that Parent will cause our Board of Directors and the board of directors of Holdings to consist at all times of the same members as Parent’s board of directors.

Our Board of Directors currently consists of six members. Each director shall hold office until a successor is duly elected and qualified or until his earlier death, resignation or removal as provided in our By-Laws. Directors may be removed at any time, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors. Our Board of Directors currently has two standing committees: an Audit Committee and a Compensation Committee.

Nominees to Board of Directors

Since the date of the Stockholders Agreement there have been no material changes to the procedures by which security holders may recommend nominees to our Board of Directors.

Audit Committee

Our Board of Directors has a separately designated audit committee consisting of Messrs. Verdi and Humphrey. Our Board of Directors has determined that each of its members is financially literate. However, as we are now privately held and controlled by affiliates of Bain Capital, our Board of Directors has determined that it is not necessary to designate one or more of our Audit Committee members as an “audit committee financial expert” at this time.

Identification of Our Executive Officers

Our executive officers have been elected to their respective offices by our Board of Directors. Set forth below is the biographical information for each of our current executive officers (other than Mr. Kingsbury, our President and Chief Executive Officer, and a member of our Board of Directors, whose biographical information is set forth above under the caption entitled “Identification of Our Directors”), including age (as of July 1, 2011) and business experience:

Fred Hand—Executive Vice President of Stores.    Mr. Hand, 47, has served as our Executive Vice President of Stores since February 2008. Prior to joining us, Mr. Hand served as Senior Vice President, Group Director of Stores of Macy’s, Inc. from March 2006 to February 2008. From 2001 to 2006, Mr. Hand served as Senior Vice President, Stores and Visual Merchandising of Filene’s Department Stores. Mr. Hand held various other positions at the May Department Stores Company from 1991 to 2001, including Area Manager, General Manager, and Regional Vice President.

Marc Katz—Executive Vice President, Merchandising Support and Information Technology.    Mr. Katz, 46, has served as our Executive Vice President, Merchandising Support and Information Technology since April 3, 2011. From December 2009 through April 3, 2011, Mr. Katz served as our Executive Vice President of Merchandise Planning and Allocation. From the commencement of his employment with us in July 2008 through December 2009, Mr. Katz served as our Executive Vice President and Chief Accounting Officer. Prior to joining us, Mr. Katz served as Executive Vice President and Chief Financial Officer of A.C. Moore Arts & Crafts, Inc., a specialty retailer of arts, crafts and floral merchandise, from September 2006 to June 27, 2008. From May 2003 to September 2006, Mr. Katz was Senior Vice President and Chief Information Officer of Foot Locker, Inc., a specialty retailer of athletic footwear, apparel and related items. Mr. Katz served as Vice President and Chief Information Officer of Foot Locker from July 2002 to May 2003. From 1997 to 2002, Mr. Katz served in the following capacities at the financial services center of Foot Locker: Vice President and Controller from July 2001 to July 2002; Controller from December 1999 to July 2001; Retail Controller from October 1997 to December 1999; and Director of Inventory Control from June 1997 to October 1997. Prior to his employment with Foot Locker, Mr. Katz served for eight years in various financial positions at The May Department Stores Company, an operator of department store chains. Mr. Katz received an M.B.A. from Saint Louis University and a Bachelor’s Degree in Business Administration from the University of Missouri—St. Louis.

Joyce Manning Magrini—Executive Vice President—Human Resources.    Ms. Magrini, 56, has served as our Executive Vice President—Human Resources since November 2009. Prior to joining us, Ms. Magrini served as Executive Vice President—Administration of Finlay Jewelry since June 2005. From March 1999 to June 2005, Ms. Magrini served as Senior Vice President of Human Resources of Finlay Jewelry and from January 1995 to February 1999, Ms. Magrini was Vice President of Human Resources of Finlay Jewelry. Ms. Magrini held various human resources and customer service positions at Macy’s from 1978 through December 1994. Ms. Magrini holds a B.A. degree from Montclair State University and a J.D. degree from Seton Hall University.

Todd Weyhrich—Executive Vice President and Chief Financial Officer.    Mr. Weyhrich, 48, has served as our Executive Vice President and Chief Financial Officer since November 2007. From the commencement of his employment with us in August 2007 through November 2007, Mr. Weyhrich served as our Chief Accounting Officer and interim Chief Financial Officer. Prior to joining us, Mr. Weyhrich served as Chief Financial Officer of Arby’s Restaurant Group, Inc. from May 2004 to June 2006. From February 2003 to April 2004, he served as Senior Vice President—Merger Integration of The Sports Authority and served as Senior Vice President—Chief Accounting Officer and Logistics of The Sports Authority from February 2001 to February 2003. Prior to that, Mr. Weyhrich was Senior Vice President—Finance from 2000 to 2001 and Vice President—Controller from 1995 to 2000 of Pamida Holdings Corporation, which became a wholly-owned subsidiary of ShopKo Stores, Inc. in July 1999. Prior to that, Mr. Weyhrich served in various capacities, most recently as Audit Senior Manager, with Deloitte & Touche LLP from 1985 to 1995. Mr. Weyhrich received a Bachelors Degree in Business Administration from Wayne State College in Wayne, Nebraska.

We do not know of any arrangements or understandings between any of our executive officers and any other person pursuant to which he or she was or is to be selected as an officer, other than any arrangements or understandings with our officers acting solely in their capacities as such.

Code of Ethics

We have adopted a written Code of Business Conduct and Ethics (Code of Business Conduct) which applies to all of our directors, officers and other employees, including our principal executive officer, principal financial officer and controller. In addition, we have adopted a written Code of Ethics for the Chief Executive Officer and Senior Financial Officers (Code of Ethics) which applies to our principal executive officer, principal financial officer, controller and other designated members of our management. We will provide any person, without charge, upon request, a copy of our Code of Business Conduct or Code of Ethics. Such requests should be made in writing to the attention of our Corporate Counsel at the following address: Burlington Coat Factory Warehouse Corporation, 1830 Route 130 North, Burlington, New Jersey 08016.

Section 16(a) Beneficial Ownership Reporting Compliance

As we do not have a class of equity securities registered pursuant to Section 12 of the Exchange Act, none of our directors, officers or stockholders were subject to the reporting requirements of Section 16(a) of the Exchange Act during the fiscal year ended January 29, 2011 (Fiscal 2010).

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following Compensation Discussion and Analysis describes the material elements of compensation for our most highly compensated executive officers as of January 29, 2011 (collectively our named executive officers). The specific amounts paid or payable to our named executive officers are disclosed in the tables and narrative following this Compensation Discussion and Analysis. The following discussion cross-references those specific tabular and narrative disclosures where appropriate.

Setting Named Executive Officer Compensation

Currently comprised of Messrs. Hitch and Bekenstein, the Compensation Committee (Committee) of our Board of Directors is tasked with discharging our Board of Directors’ responsibilities related to oversight of the compensation of our named executive officers and ensuring that our executive compensation program meets our corporate objectives.

The Committee (and, in some cases, our entire Board of Directors) makes decisions regarding salaries, annual incentive awards and long-term equity incentives for our named executive officers. The Committee is also responsible for reviewing and approving corporate goals and objectives relevant to the compensation of our named executive officers, as well as evaluating their performance in light of those goals and objectives. Based on this review and evaluation, as well as on input from our chief executive officer regarding the performance of our other named executive officers and his recommendations as to their compensation, the Committee, as authorized by our Board of Directors, determines and approves our named executive officers’ compensation. Our named executive officers do not play a role in their own compensation determinations.

Objectives of Our Compensation Program

Our overall objective is to have a compensation program that will allow us to attract and retain executive officers of a caliber and level of experience necessary to effectively manage our business and motivate such executive officers to increase our value. We believe that, in order to achieve that objective, our program must:

•

provide each named executive officer with compensation opportunities that are competitive with the compensation opportunities available to executives in comparable positions at companies with whom we compete for talent;

•	tie a significant portion of each named executive officer’s compensation to our financial performance; and

•	promote and reward the achievement of objectives that our Board of Directors believes will lead to long-term growth in shareholder value.

New Members of Our Management Team

Mr. Geraghty and Ms. Magrini joined us during the 35 week period commencing on May 31, 2009 and ended January 30, 2010 (Transition Period) in line with our overall goal of attracting superior talent. Consequently, the process for determining the compensation of Ms. Magrini and Mr. Geraghty was significantly influenced by our need to attract new and additional talent.

Prior to hiring a new executive officer to fill a vacant or a newly created position, we typically described the responsibilities of the position and the skills and level of experience required for the position to one or more national executive search firms. The search firm(s) informed us about the compensation ranges of executives in positions with similar responsibilities at comparable companies, and provided us with guidance as to how different skills and levels of experience impact those compensation ranges. By using the information obtained from the search firms, as well as information obtained from compensation surveys, the Committee determined target compensation ranges for the positions we were seeking to fill, taking into account the individual candidates’ particular skills and levels of experience. In specific circumstances, when making an offer to a new executive officer, the Committee also considered other factors such as the amount of unvested compensation that the executive officer had with his former employer.

By using information provided by one or more search firms, the Committee sought to ensure that the compensation information considered was both comprehensive and reliable. The Committee would most likely use a similar benchmarking process in seeking to fill new executive officer positions, as it has enabled us to attract superior individuals for key positions by providing for reasonable and competitive compensation.

Elements of Compensation

Our executive compensation program utilizes three primary integrated elements to accomplish the objectives described above:

•	base salary;

•	annual incentive awards; and

•	long-term equity incentives.

We believe that we can meet the objectives of our executive compensation program by achieving a balance among these three elements that is competitive with our industry peers and creates appropriate incentives for our named executive officers. Actual compensation levels are a function of both corporate and individual performance as described under each compensation element below. In making compensation determinations, the Committee considers, among other things, the competitiveness of compensation both in terms of individual pay elements and the aggregate compensation package.

Mix of Total Compensation

In regard to the allocation of the various pay elements within the total compensation program, no formula or specific weightings or relationships are used. Cash compensation includes base salary and annual incentive awards which, for our named executive officers, are targeted to a percentage of base salary to emphasize performance-based compensation, rather than salaries or other forms, which are fixed compensation. Perquisites and other types of non-cash benefits are used on a limited basis and, other than certain relocation and temporary living expenses reimbursed by us, represent only a small portion of total compensation for our named executive officers. Equity compensation includes long-term incentives, which provide a long-term capital appreciation element to our executive compensation program and are not performance-based.

Base Salary

We provide our named executive officers with base salary in the form of fixed cash compensation to compensate them for services rendered during the fiscal year. The base salary of each of our named executive officers is reviewed for adjustment annually by the Committee. Generally, in making a determination of whether to make base salary adjustments, the Committee considers the following factors:

•	our success in meeting our strategic operational and financial goals;

•	each named executive officer’s individual performance;

•	length of service to us of such named executive officer;

•	changes in scope of responsibilities of such named executive officer; and

•	competitive market compensation paid by other companies for similar positions.

In addition, the Committee considers internal equity within our organization and, when reviewing the base salaries of our named executive officers, their current aggregate compensation.

Mr. Geraghty and Ms. Magrini were hired by us during the Transition Period, Messrs. Kingsbury and Katz were hired by us during Fiscal 2009, and Messrs. Hand and Weyhrich were hired by us during Fiscal 2008. Accordingly, their initial base salaries were determined through the “executive search firm” process described above under the caption entitled “New Members of Our Management Team.” Effective as of November 2007, Mr. Weyhrich received an increase in salary of $100,000 from $350,000 to $450,000 to reflect his promotion to Chief Financial Officer. Mr. Weyhrich was appointed as our Chief Financial Officer in November 2007 after having served as our interim Chief Financial Officer since the commencement of his employment with us in August 2007. The base salaries of each of our named executive officers in fiscal years after the fiscal year in which they were hired are subject to annual review by the Committee.

The Committee reviewed the annual base salary rates for Messrs. Kingsbury, Katz, Hand and Weyhrich and, pursuant to its review, increased each named executive officer’s salary by 2.5% for Fiscal 2010. As Mr. Geraghty and Ms. Magrini were hired by us during the Transition Period, neither of them was eligible for a base salary increase in connection with the Committee’s review.

Annual Incentive Awards

Annual incentive awards are an important part of the overall compensation we pay our named executive officers. Unlike base salary, which is fixed, annual incentive awards are paid only if specified performance levels are achieved. We believe that annual incentive awards encourage our named executive officers to focus on specific short-term business and financial goals. Our named executive officers are eligible to receive annual cash incentive awards under our annual Management Incentive Bonus Plan (Bonus Plan).

Under our Bonus Plan, each named executive officer has an annual incentive target expressed as a percentage of his or her base salary as follows: 100% for Mr. Kingsbury and 50% for each named executive officer other than Mr. Kingsbury. As described below, each named executive officer’s annual incentive award is based on a combination of our Adjusted EBITDA results (Financial Component) and his or her personal performance (Performance Component). We believe that this methodology more closely aligns the named executive officer’s interests with our stockholders’ interests (as we believe that Adjusted EBITDA is a more accurate indicator of our financial performance) while also rewarding each of the named executive officers for his or her individual performance. We calculate Adjusted EBITDA, for this purpose, as earnings (loss) before interest, tax, depreciation and amortization with certain adjustments.

Subject to adjustment based on the Performance Component determination discussed in the following paragraph, (i) achievement at the target Adjusted EBITDA would result in a potential payout at the target level; (ii) if Adjusted EBITDA performance is less than the established Adjusted EBITDA target but greater than a predetermined threshold Adjusted EBITDA, each named executive officer would be eligible for an incentive bonus equivalent to a fractional share of his or her target bonus determined by the proportion of the Adjusted EBITDA achieved in relation to target Adjusted EBITDA; and (iii) if Adjusted EBITDA is greater than target Adjusted EBITDA, each named executive officer would be eligible for his or her target bonus plus an additional bonus payment equivalent to a percentage of every dollar above the Adjusted EBITDA target (not subject to any maximum amount). If Adjusted EBITDA is less than the threshold Adjusted EBITDA, no bonus would be payable.

Once the Committee assesses the Financial Component, specific payments to each named executive officer depend on the Committee’s rating of his or her personal performance. A rating of “Meets Expectations” means that the named executive officer has generally met his or her individual performance objectives for the year and would be eligible to receive up to 100% of his or her target bonus. A rating of “Exceeds Expectations” means that a named executive officer has exceeded his or her individual performance objectives and would be eligible to receive up to 110% of his or her target bonus. Finally, a rating of “Outstanding” means that a named executive officer has substantially exceeded his or her individual performance objectives and would be eligible to receive up to 125% of his or her target bonus. Where a named executive officer is rated below “Meets Expectations,” no bonus would be payable. Notwithstanding the foregoing formulas, the Committee has the discretion to pay more or less than the formula amount to any named executive officer.

On February 25, 2010, our Board of Directors approved a change in our fiscal year from a fiscal year comprised of the twelve consecutive fiscal months ending on the Saturday closest to May 31 to a fiscal year comprised of the twelve consecutive fiscal months ending on the Saturday closest to January 31. Notwithstanding this fiscal year change, which commenced with the Transition Period, the Committee determined that the Bonus Plan applicable to the Transition Period should be administered based on our prior fiscal calendar such that awards were established with reference to performance for the twelve months ending on May 29, 2010 (Prior Bonus Period). The portion of the Prior Bonus Period commencing on May 31, 2009 and ending on January 30, 2010 is referred to in this prospectus as the “Transition Bonus Period” and the portion of the Prior Bonus Period commencing on January 31, 2010 and ending on May 29, 2010 is referred to in this prospectus as the “Initial Fiscal 2010 Bonus Period.” The Committee determined that the Bonus Plan applicable to the period following the Initial Fiscal 2010 Bonus Period through the end of Fiscal 2010 (referred to in this prospectus as the “Subsequent Fiscal 2010 Bonus Period”) should be administered solely with reference to performance during the Subsequent Fiscal 2010 Bonus Period.

Initial Fiscal 2010 Bonus Period

As disclosed in our Form 8-K filed on July 9, 2010, following the conclusion of the Prior Bonus Period, the Committee assessed the Performance Component and the Financial Component applicable to such period. The Committee assigned each named executive officer a rating of “Meets Expectations.” Additionally, our actual Adjusted EBITDA for the Prior Bonus Period exceeded our Adjusted EBITDA target of $325 million for the Prior Bonus Period. After giving effect to the Committee’s assessment, we made awards under the Bonus Plan to our named executive officers on July 2, 2010. The Bonus Plan awards earned in the Initial Fiscal 2010 Bonus Period by each named executive officer are reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. Such amounts represent a portion of each named executive officer’s award earned during the Prior Bonus Period prorated for the number of days included in the Initial Fiscal 2010 Bonus Period.

Subsequent Fiscal 2010 Bonus Period

As the Subsequent Fiscal 2010 Bonus Period relates to two-thirds of Fiscal 2010, each named executive officer’s annual incentive target under the Bonus Plan applicable to the Subsequent Fiscal 2010 Bonus Period is multiplied by two-thirds. Following the conclusion of the Subsequent Fiscal 2010 Bonus Period, the Committee assessed the Performance Component and the Financial Component applicable to such period. The Committee assigned each named executive officer a rating of “Meets Expectations.” Additionally, our actual Adjusted EBITDA for the Subsequent Fiscal 2010 Bonus Period

exceeded our Adjusted EBITDA target of $245.2 million for the Subsequent Fiscal 2010 Bonus Period. After giving effect to the Committee’s assessment, we made awards under the Bonus Plan to our named executive officers in May 2011. The Bonus Plan awards earned in the Subsequent Fiscal 2010 Bonus Period by each named executive officer are reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

Long-Term Incentives

We believe that long-term incentives are a component of compensation that helps us to attract and retain our named executive officers. These incentives also align the financial rewards paid to our named executive officers with our long-term performance, thereby encouraging our named executive officers to focus on long-term goals. We offer long-term incentives under our 2006 Management Incentive Plan (Incentive Plan) which Parent adopted concurrently with the Merger Transaction. Under the Incentive Plan, named executive officers (as well as other key employees) are eligible to receive restricted common stock of Parent or stock options to purchase Parent’s common stock. Awards of restricted stock and stock options under the Incentive Plan generally are expressed in terms of “units.” Each unit consists of nine shares of Class A Common Stock of Parent (Class A Stock) and one share of Class L Common Stock of Parent (Class L Stock). Awards granted under the Incentive Plan are exercisable only for whole units and cannot be separately exercised for the individual classes of Parent common stock. More detail about the stock options and restricted stock granted to our named executive officers (including the vesting provisions related to these grants) are set out in the tables that follow this discussion.

Options

Upon commencement of their employment with us, Ms. Magrini and Messrs. Kingsbury, Weyhrich, Hand, Geraghty and Katz received options to purchase 10,000, 100,000, 12,500, 10,000, 12,000 and 10,000 units under the Incentive Plan, respectively. As provided for under his employment agreement with us, Mr. Weyhrich received options to purchase an additional 7,500 units concurrently with his elevation to Chief Financial Officer in November 2007. On April 13, 2009, Mr. Hand received options to purchase an additional 10,000 units, and on July 22, 2009, Mr. Katz received options to purchase an additional 10,000 units.

The amounts of each named executive officer’s option awards were based on their position with us and the total target compensation packages deemed appropriate for their positions. The Committee concluded that these awards were reasonable and consistent with the nature of the individuals’ responsibilities.

Options granted to our named executive officers prior to April 2009 under the Incentive Plan are exercisable in three tranches; options granted to our named executive officers from and after April 2009 under the Incentive Plan are exercisable in two tranches. Grants are made at or above fair market value, and the tranche structure of the option awards, with increasing exercise prices in each tranche, is designed to encourage long-term performance by tying the value of the options to long-term increases in the value of Parent’s common stock. Option awards granted to (i) Mr. Geraghty were scheduled to vest 33.34% on the first anniversary of the grant date, 33.33% on the second anniversary of the grant date, and 33.33% on the day immediately preceding the third anniversary of the grant date, and (ii) each named executive officer other than Mr. Geraghty vest 40% on the second anniversary of the award with the remaining options vesting ratably over the subsequent three years. All options become exercisable upon a change of control and, unless determined otherwise by the plan administrator, upon cessation of employment, options that have not vested will terminate immediately (except with respect to Mr. Kingsbury, whose option agreement provides a formula for calculating a number of options which will vest in the event that Mr. Kingsbury’s employment is terminated without cause or Mr. Kingsbury resigns with good reason), units issued upon the exercise of vested options will be callable under our Stockholders Agreement, and unexercised vested options will be exercisable for a period of 60 days. The final exercise date for any option granted is the tenth anniversary of the grant date.

As a result of his resignation as our Chief Operating Officer on January 28, 2011, Mr. Geraghty’s then unvested options were immediately forfeited as of such date and his then vested options remained exercisable for a period of time after his resignation.

On April 24, 2009, our Board of Directors approved amendments to all outstanding option agreements between us and our employees, including certain of our named executive officers, to exchange eligible options on a one-for-one basis for replacement options and re-price certain options to a lower exercise price. All then-current employees who previously received options were permitted to exchange options with an exercise price of $270 per unit for an equal number of options with an exercise price of $90 per unit and a new five year vesting schedule commencing on April 24, 2009. In addition, all then-current employees with options having an exercise price of $100 per unit were eligible to have the exercise price of such options re-priced to $90 per unit with no loss of vesting. These amendments were designed to create better incentives for employees to remain with us and contribute to achieving our business objectives.

In April 2011, the Parent’s Board of Directors, in order to reflect the dividends paid in connection with the debt refinancing described elsewhere in this prospectus, approved a reduction of the exercise prices of each then outstanding option from $90 per unit and $180 per unit, respectively, to $30.60 and $120.60 per unit, respectively, without affecting the existing vesting schedules thereof.

Restricted Stock

Upon commencement of his employment with us, Mr. Kingsbury received an award of 7,500 units of restricted stock. In the judgment of the Committee, this grant was appropriate for Mr. Kingsbury’s position and was instrumental to our successful recruiting of Mr. Kingsbury as our President and Chief Executive Officer.

On April 24, 2009, our Board of Directors granted one-time awards of units of restricted stock to certain of our management employees, including certain of our named executive officers as follows: Mr. Kingsbury—3,611; Mr. Weyhrich—4,444; and Mr. Hand—5,111, and Mr. Katz—4,000. The amount of each named executive officer’s restricted stock award was based on his position with us and the total target compensation package deemed appropriate for his position. The Committee concluded that these awards were reasonable and consistent with the nature of the named executive officer’s responsibilities.

Units of restricted stock granted (i) on April 24, 2009 to each of our named executive officers vested 50% on April 24, 2011 and 50% on April 24, 2012 and (ii) to Mr. Kingsbury on December 2, 2008 will vest one-third on December 2, 2011. Two-thirds of the units of restricted stock granted to Mr. Kingsbury on December 2, 2008 were vested as of December 2, 2010. Except as otherwise noted:

•	units of restricted stock vest only in the event that the recipient remains continuously employed by us on each vesting date;

•

all unvested units of restricted stock will remain unvested following any change of control, provided, however, that 100% of such units will vest if, following a change of control, the recipient’s employment is terminated by us without cause or the recipient resigns with good reason (except with respect to Mr. Kingsbury, whose restricted stock agreements provide that all unvested units of restricted stock will accelerate and vest as of the date of a change of control);

•	all unvested units of restricted stock will vest if the recipient’s employment is terminated prior to vesting as a result of the recipient’s death or disability;

•

all unvested units of restricted stock will automatically be forfeited (and will not vest) if the recipient’s employment with us terminates for any reason (other than if, following a change of control, recipient’s employment is terminated by us without cause or the recipient resigns with good reason) prior to the vesting date (except with respect to Mr. Kingsbury, whose restricted stock agreements include a formula for calculating a number of units of restricted stock which will vest in the event that Mr. Kingsbury’s employment is terminated without cause or Mr. Kingsbury resigns with good reason);

•	all vested units of restricted stock are callable under the Stockholders Agreement; and

•	holders of unvested restricted units have the right to vote such units but cannot dispose of them until such units have vested.

Benefits and Perquisites

Benefits

We maintain broad-based benefits that are provided to all full-time employees, including health, dental, life and disability insurance. Certain of these benefits require employees to pay a portion of the premium. Except with respect to life insurance (our named executive officers all receive life insurance in an amount equal to three time their annual base salary) and participation in an executive medical reimbursement plan (pursuant to which our named executive officers receive a certain amount per year, to offset the cost of covered medical expenses), these benefits are offered to our named executive officers on the same basis as all other employees. We also maintain a savings plan in which our named executive officers who have at least one year of employment with us are eligible to participate, along with a substantial majority of our employees. The savings plan is a traditional 401(k) plan, under which we match 100% of the first 3% of the named executive officer’s compensation that is deferred and 50% of the next 2% of the named executive officer’s compensation that is deferred, up to the Internal Revenue Code limit for each respective year in which the named executive officer participates in the plan.

Perquisites or Other Personal Benefits

Although our named executive officers are entitled to few perquisites or other personal benefits that are not otherwise available to all of our employees, we do provide our named executive officers with perquisites that the Committee believes are reasonable and consistent with the perquisites that would be available to them at companies with whom we compete for experienced senior management. We provide each of our named executive officers with the use of a company car, company paid car maintenance, and reimbursement of gas and insurance expenses. Additionally, certain of our newly hired named executive officers have received reimbursement of certain relocation and temporary living expenses (subject to clawback in the event of termination on the conditions specified in each such named executive officer’s employment agreement).

Other than certain relocation and temporary living expenses reimbursed by us, these perquisites or other personal benefits represent a relatively modest portion of each named executive officer’s total compensation. The cost of these perquisites or other personal benefits to us is set forth below in the Summary Compensation Table below under the column “All Other Compensation,” and detail about each element is set forth in the footnote table following the Summary Compensation Table.

Tax and Accounting Considerations

We structure our compensation program in a manner that is consistent with our compensation philosophy and objectives. However, in the course of making decisions about executive compensation, the Committee takes into account certain tax and accounting considerations. For example, they take into account Section 409A of the Internal Revenue Code regarding non-qualified deferred compensation. In making decisions about executive compensation, they also consider how various elements of compensation will affect our financial reporting. For example, they consider the impact of FASB ASC Topic 718—Stock Compensation, which requires us to recognize the cost of employee services received in exchange for awards of equity instruments based upon the grant date fair value of those awards.

While it is the general intention of the Committee to design the components of our executive compensation program in a manner that is tax efficient for both us and our named executive officers, there can be no assurance that they will always approve compensation that is advantageous for us from a tax perspective.

Termination Based Compensation

Severance arrangements applicable to our named executive officers are set forth in each of their respective employment agreements. We believe these arrangements play an important role in protecting our highly competitive business by restricting our executive officers from working for a competitor during the specified severance period. Additionally, each named executive officer’s option grant agreement and restricted stock agreement (if applicable) contains terms regarding vesting in connection with the termination of employment and changes in control. A detailed discussion of compensation payable upon termination or a change in control is provided below under the caption entitled “Potential Payments Upon Termination or Change-in-Control.”

Compensation Committee Interlocks and Insider Participation

Messrs. Bekenstein and Hitch served at all times during Fiscal 2010, and continue to currently serve, on the Committee. Neither of these individuals (i) has ever been an officer or an employee of ours, nor (ii) except as otherwise set forth herein, has any relationship that is required to be disclosed pursuant to the rules of the Securities and Exchange Commission. In addition, none of our executive officers serve (or served at any time during Fiscal 2010) as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving as a member of our Board of Directors or the Committee.

Summary Compensation Table

The following table sets forth summary information concerning the compensation of our named executive officers:

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)		Stock Awards ($)(6)	Option Awards ($)(7)	Non-Equity Incentive Plan Compensation ($)(8)	All Other Compensation ($)(10)	Total ($)
Thomas A. Kingsbury,	2010	884,920	500,000	(9)	—	—	1,074,784	43,029	2,502,733
President and Chief	5/31/09-1/30/2010	556,260	—		—	—	915,441	4,250	1,475,951
Executive Officer	2009	422,381	—		769,809	3,169,250	451,128	357,477	5,170,045

Todd Weyhrich,	2010	457,486	—		—	—	284,502	14,784	756,772
Executive Vice	5/31/09-1/30/2010	294,396	—		—	—	242,322	15,969	552,687
President and Chief	2009	508,942	—		203,535	52,430	241,245	12,402	1,018,554
Financial Officer	2008	335,654	212,000	(1)	—	1,049,918	—	565,356	2,162,928

Michael Geraghty,	2010	499,000	—		—	—	137,099	69,273	705,372
Chief Operating Officer(2)	5/31/09-1/30/2010	28,846	35,000	(3)	—	500,200	29,672	14,250	607,968

Joyce Manning Magrini,	2010	348,657	—		—	—	213,783	71,099	633,539
Executive Vice President—Human Resources	5/31/09-1/30/2010	90,386	150,000	(3)	—	263,400	69,235	24,273	597,294

Marc Katz,	2010	409,807	—		—	—	252,891	18,255	680,953
Executive Vice	5/31/09-1/30/2010	261,688	—		—	245,967	215,397	13,869	736,921
President, Merchandise Support and Information Technology(4)	2009	358,461	300,000	(5)	183,200	281,869	214,440	39,666	1,377,636

Fred Hand,	2010	512,260	—		—	—	309,226	19,952	841,438
Executive Vice President—Stores

(1)	Represents a bonus in lieu of direct participation in the Bonus Plan for the first year of employment pursuant to the terms of Mr. Weyhrich’s employment agreement.
(2)	Mr. Geraghty resigned from his position as our Chief Operating Officer effective January 28, 2011 due to personal reasons. In order to receive an award under the Bonus Plan, a participant must be actively employed by us at the time we make payment of awards under the Bonus Plan. Accordingly, Mr. Geraghty was not eligible to receive an award under the Bonus Plan for the Subsequent Fiscal 2010 Bonus Period.
(3)	Represents a sign-on bonus pursuant to the terms of the named executive officer’s employment agreement.
(4)	Effective as of April 3, 2011, Mr. Katz assumed the role of Executive Vice President, Merchandising Support and Information Technology. Effective as of December 22, 2009, Mr. Katz assumed the role of Executive Vice President of Merchandise Planning and Allocation of the Company and ceased serving as the Company’s Principal Accounting Officer.
(5)	Represents, pursuant to the terms of Mr. Katz’s employment agreement, a repair bonus in the amount of $300,000 to recompense Mr. Katz for bonuses from his prior employer which were forfeited by reason of Mr. Katz’s employment with us.
(6)	Represents the aggregate grant date fair value of awards of restricted units of Parent’s common stock. Each unit consists of nine shares of Class A Stock and one share of Class L Stock. The amounts shown were calculated in accordance with FASB ASC Topic 718, excluding the effect of certain forfeiture assumptions, and are based on a number of key assumptions described in Note 13 to our Consolidated Financial Statements. The vesting terms and conditions of restricted stock awards to our named executive officers are described below under the table entitled “Outstanding Equity Awards at Fiscal Year-End.”
(7)	Represents the aggregate grant date fair value of awards of options to purchase units of Parent’s common stock. With respect to each of Messrs. Kingsbury, Weyhrich and Katz, the amount shown in Fiscal 2009 includes the incremental value (calculated in accordance with FASB ASC Topic 718) of the repriced and exchanged options described below under the caption entitled “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table” and the table entitled “Outstanding Equity Awards at Fiscal Year-End.” Each unit consists of nine shares of Class A Stock and one share of Class L Stock. The amounts shown were calculated in accordance with FASB ASC Topic 718, excluding the effect of certain forfeiture assumptions, and are based on a number of key assumptions described in our Consolidated Financial Statements. The amount of compensation, if any, actually realized by a named executive officer from the exercise and sale of vested options will depend on numerous factors, including the continued employment of the named executive officer during the vesting period of the award and the amount by which the unit price on the day of exercise and sale exceeds the option exercise price. The vesting terms and conditions of option awards to our named executive officers are described below under the table entitled “Outstanding Equity Awards at Fiscal Year-End.”
(8)	The amounts reported in this column for Fiscal 2010 represent the aggregate Bonus Plan award earned by each named executive officer with respect to the Initial Fiscal 2010 Bonus Period and the Subsequent Fiscal 2010 Bonus Period.
(9)	Represents a special one-time bonus award for Mr. Kingsbury for his performance during Fiscal 2010.

(10)	The amounts reported in this column for Fiscal 2010 represent the following:

Name	Relocation Expenses ($)(a)	Company Matching 401(k) Contributions ($)	Automobile Reimbursement ($)(b)	Tax Reimbursements ($)(c)	Other Perquisites or Contractual Arrangements ($)(d)	Total ($)
Thomas A. Kingsbury	—	9,800	5,937	24,223	3,069	43,029
Todd Weyhrich	—	9,800	3,939	—	1,045	14,784
Michael Geraghty	48,208	—	17,851	—	3,214	69,273
Joyce Manning Magrini	29,500	9,800	17,296	14,198	305	71,099
Marc Katz	—	9,800	5,116	—	3,339	18,255
Fred Hand	—	9,800	8,555	—	1,597	19,952

(a)	Consists of payment for certain temporary housing accommodations.
(b)	Consists of the following incremental costs to us associated with the provision of the use of a company car: (i) the value of the use of the company car purchased in the Transition Period for Mr. Geraghty ($13,250) and Ms. Magrini ($12,750); (ii) $1,241 of automobile insurance costs incurred by each named executive officer; (iii) fuel expenses in the following amounts: Mr. Kingsbury: $2,157; Mr. Weyhrich—$2,170; Mr. Geraghty—$2,361; Ms. Magrini—$2,921; Mr. Katz—$1,843; and Mr. Hand—$3,477; and (iv) maintenance expenses in the following amounts: Mr. Kingsbury: $2,539; Mr. Weyhrich—$528; Mr. Geraghty—$999; Ms. Magrini—$384; Mr. Katz—$2,032; and Mr. Hand—$3,837. We incurred the following costs to purchase new cars for each of the following named executive officers in prior fiscal years: Mr. Weyhrich—$62,171 (Fiscal 2008); Mr. Hand—$47,715 (Fiscal 2008); Mr. Kingsbury—$50,324 (Fiscal 2009); Mr. Katz—$32,931 (Fiscal 2009).
(c)	Represents reimbursement of income taxes related to temporary housing ($13,405) and out of pocket expenses ($10,818) for Mr. Kingsbury, and temporary housing expenses ($14,198) for Ms. Magrini.
(d)	Represents amounts reimbursed by us to each named executive officer as part of participation in our executive medical reimbursement plan.

Grants of Plan-Based Awards

The following table sets forth information regarding our grants of plan-based awards to our named executive officers during Fiscal 2010:

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Unit)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)(2)
Thomas A. Kingsbury	N/A	292,012	584,025	—	—	—	—	—
Todd Weyhrich	N/A	77,297	154,595	—	—	—	—	—
Michael Geraghty(3)	N/A	—	—	—	—	—	—	—
Joyce Manning Magrini	N/A	58,654	117,308	—	—	—	—	—
Marc Katz	N/A	68,709	137,418	—	—	—	—	—
Fred Hand	N/A	85,886	171,772	—	—	—	—	—

(1)	The amounts shown reflect the Subsequent Fiscal 2010 Bonus Period and represent the threshold and target payments the named executive officer will be eligible to receive under our Bonus Plan in the event that the named executive officer “Meets Expectations” pursuant to the Performance Component.
(2)	Under the Bonus Plan, each named executive officer is eligible for his or her target bonus plus an additional bonus payment equivalent to a percentage of every dollar above the Adjusted EBITDA target in the event that actual Adjusted EBITDA is greater than target Adjusted EBITDA (subject to adjustment based on the Performance Component determination discussed under the section above entitled “Annual Incentive Awards”). Accordingly, the Bonus Plan provides for unlimited potential awards and, as such, this column contains no maximum values. For additional information regarding the Bonus Plan, please refer to the section above entitled “Annual Incentive Awards.”
(3)	In order to receive an award under the Bonus Plan, a participant must be actively employed by us at the time we make payment of awards under the Bonus Plan. Accordingly, Mr. Geraghty was not eligible to receive an award under the Bonus Plan for the Subsequent Fiscal 2010 Bonus Period.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

We have written employment agreements with each of our named executive officers that provide for, among other things, the payment of base salary, reimbursement of certain costs and expenses, and for each named executive officer’s participation in our Bonus Plan and employee benefit plans. Additionally, we have written agreements with each named executive officer pursuant to which we have granted them units of restricted stock and/or options to purchase units under our Incentive Plan. For additional information regarding such grants, please refer to the section above entitled “Long Term Incentives.”

In addition, each employment agreement specifies payments and benefits that would be due to such named executive officer upon the termination of his or her employment with us. For additional information regarding amounts payable upon termination to each of our named executive officers, see the discussion below under the caption entitled “Potential Payments Upon Termination or Change in Control.”

On April 24, 2009, our Board of Directors approved amendments to all outstanding option agreements between us and our employees, including certain of our named executive officers, to exchange eligible options on a one-for-one basis for replacement options and re-price certain options to a lower exercise price. All then-current employees who previously received options were permitted to exchange options with an exercise price of $270 per unit for an equal number of options with an exercise price of $90 per unit and a new five year vesting schedule commencing on April 24, 2009. In addition, all then-current employees with options having an exercise price of $100 per unit were eligible to have the exercise price of such options re-priced to $90 per unit with no loss of vesting.

In April 2011, the Parent’s Board of Directors, in order to reflect the dividends paid in connection with the debt refinancing described elsewhere in this prospectus, approved a reduction of the exercise prices of each then outstanding option from $90 per unit and $180 per unit, respectively, to $30.60 and $120.60 per unit, respectively, without affecting the existing vesting schedules thereof.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information with respect to the outstanding stock options and units of unvested restricted stock held by each named executive officer as of January 29, 2011:

	Option Awards						Stock Awards
Name	Grant Date	Number of Units Underlying Unexercised Options (#) Exercisable	Number of Units Underlying Unexercised Options (#) Unexercisable(1)		Option Exercise Price ($/Unit)	Option Expiration Date	Number of Units That Have Not Vested (#)(5)	Market Value Of Units of Stock That Have Not Vested ($)(6)
Thomas A. Kingsbury	12/2/2008	—	—		—	—	2,500	175,150
	12/2/2008	20,000	30,000	(2)	90	12/2/2018	—	—
	12/2/2008	10,000	15,000		180	12/2/2018	—	—
	12/2/2008	—	25,000	(3)	90	12/2/2018	—	—
	4/24/2009	—	—		—	—	3,611	252,987

Todd Weyhrich	8/21/2007	2,499	1,667	(2)	90	8/21/2017	—	—
	8/21/2007	2,500	1,667		180	8/21/2017	—	—
	8/21/2007	—	4,167	(3)	90	8/21/2017	—	—
	11/5/2007	1,500	1,000	(2)	90	11/5/2017	—	—
	11/5/2007	1,500	1,000		180	11/5/2017	—	—
	11/5/2007	—	2,500	(3)	90	11/5/2017	—	—
	4/24/2009	—	—		—	—	4,444	311,347

Michael Geraghty(4)	1/4/2010	2,666	—		90	4/30/2011	—	—
	1/4/2010	1,333	—		180	4/30/2011	—	—

Joyce Manning Magrini	11/2/2009	—	6,667		90	11/2/2019	—	—
	11/2/2009	—	3,333		180	11/2/2019	—	—

Marc Katz	7/9/2008	1,333	2,000	(2)	90	7/9/2018	—	—
	7/9/2008	1,333	2,000		180	7/9/2018	—	—
	7/9/2008	—	3,334	(3)	90	7/9/2018	—	—
	4/24/2009	—	—		—	—	4,000	280,240
	7/22/2009	—	6,667		90	7/22/2019	—	—
	7/22/2009	—	3,333		180	7/22/2019	—	—

Fred Hand	2/11/2008	1,333	2,000	(2)	90	2/11/2018	—	—
	2/11/2008	1,333	2,000		180	2/11/2018	—	—
	2/11/2008	—	3,334	(3)	90	2/11/2018	—	—
	4/13/2009	—	6,667		90	4/13/2019	—	—
	4/13/2009	—	3,333		180	4/13/2019	—	—
	4/24/2009	—	—		—	—	5,111	358,077

(1)	Unless otherwise noted, all options vest 40% on the second anniversary of the grant date, 20% on the third anniversary of the grant date, 20% on the fourth anniversary of the grant date and 20% on the fifth anniversary.
(2)	Pursuant to an amendment to the named executive officer’s option agreement on April 24, 2009, the exercise price of these options was modified to be $90 per unit.
(3)	Pursuant to an amendment to the named executive officer’s option agreement on April 24, 2009, these options were replaced on a one-for-one basis for replacement options with (i) an exercise price of $90 per unit, and (ii) a new five-year vesting period commencing from and after such date, such that 40% of these options shall vest on April 24, 2011, and then one-third of the remaining 60% shall vest on April 24, 2012, 2013 and 2014, respectively.

(4)	In connection with his employment with us, Mr. Geraghty received options to purchase 12,000 units vesting as follows: 33.34% on the first anniversary of the grant date, 33.33% on the second anniversary of the grant date, and 33.33% on the day immediately preceding the third anniversary of the grant date. Mr. Geraghty resigned as our Chief Operating Officer on January 28, 2011 and, as a result (i) Mr. Geraghty’s unvested options were immediately forfeited as of such date, and (ii) Mr. Geraghty’s vested options remained exercisable for a period of time following his resignation.
(5)	Provided, in each case, that the named executive officer remains continuously employed by us on such date, the units of restricted stock granted to (i) each of the named executive officers on April 24, 2009 vested 50% on April 24, 2011 and 50% on April 24, 2012; and (ii) Mr. Kingsbury on December 2, 2008 will vest one-third on December 2, 2011. One-third of the units of restricted stock granted to Mr. Kingsbury on December 2, 2008 vested on December 2, 2009 and one-third of the units of restricted stock granted to Mr. Kingsbury on December 2, 2008 vested on December 2, 2010.
(6)	The amounts set forth in this column represent the fair market value of the unvested shares of restricted stock held by the named executive officer using a price of $70.06 per unit, which was the fair market value of each unit at the end of Fiscal 2010.

Option Exercises and Stock Vested

The following table sets forth information regarding the vesting of our named executive officers’ restricted stock during Fiscal 2010. None of our named executive officers exercised stock options during Fiscal 2010.

	Option Awards		Stock Awards
Name	Number of Units Acquired on Exercise	Value Realized on Exercise	Number of Units Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Thomas A. Kingsbury	—	—	2,500	175,150
Todd Weyhrich	—	—	—	—
Michael Geraghty	—	—	—	—
Joyce Manning Magrini	—	—	—	—
Marc Katz	—	—	—	—
Fred Hand	—	—	—	—

(1)	The value realized is equal to the fair market value of $70.06 per unit on the day of vesting multiplied by the number of units that vested. Mr. Kingsbury’s units of restricted stock vested on December 2, 2010.

Pension Benefits

None of our named executive officers participate in or have account balances in qualified or non-qualified defined benefit plans sponsored by us.

Nonqualified Deferred Compensation

None of our named executive officers participate in or have account balances in any defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified.

Potential Payments Upon Termination or Change-in-Control

The following is a discussion of payments and benefits that would be due to each of our named executive officers upon the termination of his or her employment with us, including termination in connection with a change of control. The amounts in the table below assume that each termination was effective as of January 28, 2011, the last business day of Fiscal 2010, and are merely illustrative of the impact of a hypothetical termination of each executive’s employment. The amounts to be payable upon an actual termination of employment can only be determined at the time of such termination based on the facts and circumstances then prevailing.

Mr. Geraghty was entitled to receive only the benefits described below under the caption entitled “Termination for Any Other Reason” in connection with his resignation on January 28, 2011.

Employment Agreements

We maintain employment agreements with each of our named executive officers that provide certain benefits upon termination of employment.

Termination Without Cause or for Good Reason

Each named executive officer’s employment agreement provides that he will be entitled to receive the following in the event that (i) his or her employment is terminated by us without “cause” or by him or her for “good reason” (as those terms are defined below), or (ii) the term of his or her employment expires on the expiration date specified in his or her employment agreement (as applicable):

•	all previously earned and accrued but unpaid base salary and vacation and unpaid business expenses up to the date of such termination;

•	as applicable, any unpaid guaranteed bonuses or unreimbursed permitted relocation expenses;

•	a pro-rated portion of the then current year’s annual target performance bonus under the Bonus Plan through the date of termination, based on actual results (Bonus Payment);

•	a severance payment (Severance Payment) equal to his or her then current base salary (in Mr. Kingsbury’s case, two times his then current base salary); and

•

full continuation of his hospital, health, disability, medical and life insurance benefits during the one-year period commencing on the date of termination (in Mr. Kingsbury’s case, a two year period commencing on the date of termination) (Healthcare Continuation).

Each named executive officer shall only be entitled to receive the Bonus Payment, Severance Payment and Healthcare Continuation in the event that he or she:

•	executes a release of claims in respect of his employment with us; and

•

has not breached, as of the date of termination or at any time during the period for which such payments or services are to be made, certain restrictive covenants (Restrictive Covenants) contained in his or her employment agreement regarding (i) confidentiality, (ii) intellectual property rights, and (iii) non-competition and non-solicitation (each of which extend for a period of one year (or two years, in the case of Mr. Kingsbury) following termination of employment).

Our obligation to make such payments or provide such services will terminate upon the occurrence of any such breach during such period. Payments in connection with a termination without cause or for good reason shall be (unless otherwise provided) paid by us in regular installments in accordance with our general payroll practices.

For purposes of each named executive officer’s employment agreement,

•	“cause” means the named executive officer (i) is convicted of a felony or other crime involving dishonesty towards us or material misuse of our property; (ii) engages in willful misconduct or fraud with respect to us or any of our customers or suppliers or an intentional act of dishonesty or disloyalty in the course of his or her employment; (iii) refuses to perform his or her material obligations under his or her employment agreement which failure is not cured within 15 days after written notice to him or her; (iv) misappropriates one or more of our material assets or business opportunities; or (v) breaches a Restrictive Covenant which breach, if capable of being cured, is not cured within 10 days of written notice to him or her; and

•

“good reason” means the occurrence of any of the following events without the written consent of the named executive officer: (i) a material diminution of his or her duties or the assignment to him or her of duties that are inconsistent in any substantial respect with the position, authority or responsibilities associated with his or her position; (ii) our requiring him or her to be based at a location which is 50 or more miles from his or her principal office location on the date he or she commences employment with us; or (iii) a material breach by us of our obligations pursuant to his or her employment agreement (which breach goes uncured after notice and a reasonable opportunity to cure). No such condition is deemed to be “good reason” unless (i) we are notified within 30 days of the initial existence of such condition and are provided with a period of at least 30 days from the date of notice to remedy the condition, and (ii) (a) with respect to each named executive officer other than Mr. Kingsbury, within 10 days after the expiration of such period (but in no event later than 120 days after the initial existence of the condition), the named executive officer actually terminates his or her employment with us by providing written notice of resignation for our failure to remedy the condition; or (b) with respect to Mr. Kingsbury, at any time during the period commencing 10 days after the expiration of such period and ending 180 days after Mr. Kingsbury’s knowledge of the initial existence of the condition (but in all events within two years after the initial existence of said condition), Mr. Kingsbury actually terminates his employment with us by providing written notice of resignation for our failure to remedy the condition.

Termination for Any Other Reason

In the event that he or she is terminated for any other reason, including as a result of his death, disability, voluntary resignation for other than good reason or by resolution of our Board of Directors for cause, each named executive officer’s employment agreement provides that he shall only be entitled to receive all previously earned and accrued but unpaid base salary, vacation and unpaid business expenses up to the date of such termination.

Change-in-Control

None of our named executive officers are entitled to receive any payments upon a change-in-control pursuant to the terms of his or her employment agreement.

Option and Restricted Stock Agreements

Pursuant to the terms of the option agreements with each of our named executive officers, all options become exercisable upon a change of control and, unless determined otherwise by the plan administrator, upon cessation of employment and subject to the terms of the Incentive Plan,

•

options that have not vested will terminate immediately (except with respect to Mr. Kingsbury, whose option agreement provides a formula for calculating a number of options which will vest in the event that Mr. Kingsbury’s employment is terminated by us without cause or Mr. Kingsbury resigns with good reason);

•	units issued upon the exercise of vested options will be callable under our Stockholders Agreement; and

•	unexercised vested options will be exercisable for a period of 60 days;

•	Pursuant to the terms of the restricted stock agreements with each of our named executive officers and subject to the terms of the Incentive Plan,

•

all unvested units of restricted stock will remain unvested following any change of control, provided, however, that 100% of such units will vest if, following a change of control, the recipient’s employment is terminated by us without cause or the recipient resigns with good reason (except with respect to Mr. Kingsbury, whose restricted stock agreements provide that all unvested units of restricted stock will accelerate and vest as of the date of a change of control);

•	all unvested units of restricted stock will vest if the recipient’s employment is terminated prior to vesting as a result of the recipient’s death or disability;

•

all unvested units of restricted stock will automatically be forfeited (and will not vest) if the recipient’s employment with us terminates for any reason (other than if, following a change of control, recipient’s employment is terminated by us without cause or the recipient resigns with good reason) prior to the vesting date (except with respect to Mr. Kingsbury, whose restricted stock agreements include a formula for calculating a number of units of restricted stock which will vest in the event that Mr. Kingsbury’s employment is terminated without cause or Mr. Kingsbury resigns with good reason); and

•	all vested units of restricted stock are callable under the Stockholders Agreement.

Termination Without Cause or for Good Reason

Name	Base Salary ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Health Benefits ($)(3)	Other Payments ($)	Option and Restricted Stock Acceleration ($)(4)	Termination for Any Other Reason ($)(5)	Option Acceleration Upon Change of Control ($)(6)	Restricted Stock Acceleration Upon Change of Control, Death or Disability ($)(7)
Thomas A. Kingsbury	1,742,500	595,354	18,080	—	518,958	—	—	428,137
Todd Weyhrich	461,250	157,593	9,040	—	—	—	—	311,347
Michael Geraghty	500,000	—	7,139	—	—	—	—	—
Joyce Manning Magrini	350,000	119,583	9,040	—	—	—	—	—
Marc Katz	410,000	140,083	9,040	—	—	—	—	280,240
Fred Hand	512,500	175,104	9,040	—	—	—	—	358,077

(1)	The amount set forth in this column (i) reflects the severance pay the named executive officers would be entitled to receive based upon salaries in effect as of January 28, 2011, (ii) with respect to Mr. Kingsbury, assumes that the severance pay will be provided for a period of two years in accordance with the terms of his employment agreement; and (iii) with respect to each named executive officer other than Mr. Kingsbury, assumes that the severance pay will be provided for a period of one year in accordance with the terms of his or her employment agreement.
(2)	The amounts set forth in this column for each of the named executive officers reflect the actual award received pursuant to the Bonus Plan with respect to the Subsequent Fiscal 2010 Bonus Period.
(3)	The amounts set forth in this column have been calculated based upon the health coverage rates and elections in effect as of as January 28, 2011 for each of the named executive officers, and assumes that coverage will be provided (i) for a period of two years for Mr. Kingsbury; and (ii) for a period of one year with respect to each named executive officer other than Mr. Kingsbury.
(4)	As described above, upon cessation of employment and subject to the terms of the Incentive Plan, options and restricted stock that have not vested will terminate immediately (except with respect to Mr. Kingsbury, whose option and restricted stock agreements contain a formula for calculating a number of options and restricted stock which will vest in the event that Mr. Kingsbury’s employment is terminated without cause or if Mr. Kingsbury resigns with good reason). Because units of our capital stock are not publicly traded, the value of our stock is only available when a valuation is performed. The units were valued at $70.06 per unit (Valuation Price) as of December 2, 2010. The dollar value in this column with respect to Mr. Kingsbury represents the product obtained by multiplying the number of accelerated units of restricted stock (calculated pursuant to the formula contained in Mr. Kingsbury’s restricted stock agreements and assuming withholding tax obligations due in connection with the restricted stock are satisfied by a cash payment to us) by the Valuation Price. As the Valuation Price is less than the exercise price of Mr. Kingsbury’s accelerated options, Mr. Kingsbury would not receive any payment relating to such accelerated options.
(5)

Under our employment agreement with each named executive officer, in the event that such named executive officer is terminated for any reason other than by us without cause or by him or her for good reason, including as a result of death, disability, voluntary resignation for other than good reason or by resolution of our Board of Directors for cause, he or she shall only be entitled to receive all previously earned and accrued but unpaid base salary, vacation and unpaid business expenses up to the date of such termination. Mr. Geraghty resigned as our Chief Operating Officer effective as of January 28, 2011 and, as a result, received only his previously earned and accrued but unpaid base salary, vacation and unpaid business expenses up to such date.

(6)	As described above, all outstanding options fully vest upon a change-in-control. As the Valuation Price is less than the exercise price of each vested option, no values are reflected in this column.
(7)	As described above, all unvested units of restricted stock will remain unvested following any change of control, provided, however, that 100% of such units will vest if, following a change of control, the named executive officer’s employment is terminated by us without cause or the named executive officer resigns with good reason (except with respect to Mr. Kingsbury, whose restricted stock agreements provide that all unvested units of restricted stock will accelerate and vest as of the date of a change of control). In all cases, unvested units of restricted stock will vest if the named executive officer’s employment is terminated prior to vesting as a result of the named executive officer’s death or disability. Accordingly, the amount set forth in this column represents (assuming withholding tax obligations due in connection with the restricted stock are satisfied by a cash payment to us), (i) with respect to Mr. Kingsbury in the event of a change of control or his death or disability, the product obtained by multiplying the number of unvested units of restricted stock by the Valuation Price; and (ii) with respect to each named executive officer other than Mr. Kingsbury, the product obtained by multiplying the number of unvested units of restricted stock by the Valuation Price in the event (a) of such named executive officer’s death or disability, or (b) the employment of such named executive officer is terminated by us without cause or he or she resigns with good reason following a change of control.

Share Repurchase Rights

Under the Stockholders Agreement, upon termination of a named executive officer’s employment for any reason, Parent has the option to purchase all or any portion of the named executive officer’s (i) fully vested units of restricted stock at the fair market value of the units; and (ii) units issued upon the exercise of options held by such named executive officer at the fair market value of the units (provided that in the event such termination was by us for cause or following such termination of employment (for any reason) the executive has breached any non-competition obligation he has to us under any agreement, the per unit purchase price will be equal to the lesser of the exercise price paid by the executive to obtain the unit and the fair market value of the units). If Parent elects to purchase the named executive officer’s units, it must deliver notice to the named executive officer no later than 180 days after the later of (i) the date of termination or (ii) the exercise of any option originally granted to the executive. The fair market value of the units shall be determined as of the later of (i) the 181st day after the exercise of the applicable option or after such unit has vested pursuant to the terms of the restricted stock grant, as applicable, and (ii) the date on which Parent’s notice is delivered.

Compensation of Directors

Other than Mr. Margolis, the members of our Board of Directors are not separately compensated for their services as directors. Compensation provided to Mr. Kingsbury in his capacity as an executive officer is provided in the Summary Compensation Table above. All directors, however, are entitled to receive reimbursement for out-of-pocket expenses incurred in connection with rendering such services.

Mr. Margolis receives an annual fee of $30,000 as compensation for his services as a director, which is payable in equal quarterly installments (and pro-rated for partial quarters). In addition, Mr. Margolis received options to purchase 2,000 units under the Incentive Plan in connection with his election to our Board of Directors on December 15, 2009. These options vest 40% on December 15, 2011, 20% on December 15, 2012, 20% on December 15, 2013 and 20% on December 15, 2014.

The table below summarizes the compensation paid to Mr. Margolis during Fiscal 2010:

Name	Fees Earned Or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Jay Margolis	27,500	—	—	—	—	—	27,500

As of January 29, 2011, the aggregate number of options outstanding for Mr. Margolis was 2,000.

Compensation Committee Interlocks and Insider Participation

Messrs. Bekenstein and Hitch served at all times during Fiscal 2010, and continue to currently serve, on the Committee. Neither of these individuals (i) has ever been an officer or an employee of ours, nor (ii) except as otherwise set forth herein, has any relationship that is required to be disclosed pursuant to the rules of the Securities and Exchange Commission. In addition, none of our executive officers serve (or served at any time during Fiscal 2010) as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving as a member of our Board of Directors or the Committee.

SECURITY OWNERSHIP OF OUR DIRECTORS, EXECUTIVE OFFICERS AND

5% BENEFICIAL OWNERS

As a result of the Merger Transaction, all of our outstanding capital stock is beneficially owned by Holdings, and all of Holdings’ outstanding capital stock is beneficially owned by Parent. The following table shows information about the beneficial ownership of Parent’s Class A Stock and Class L Stock as of May 28, 2011.

•	Each person we know to be the beneficial owner of at least five percent of Parent’s common stock;

•	Each current director;

•	Each of our named executive officers; and

•	All current directors and executive officers as a group.

The table also sets forth ownership information for these persons regarding unvested stock options for which these persons are not deemed to beneficially own the underlying shares of common stock.

The percentages of shares outstanding provided in the table below are based upon 5,048,239 shares of Class L Stock of and 45,434,151 shares of Class A Stock outstanding as of May 28, 2011.

Name and Address of Beneficial Owner(1)	Amount and Nature of Class L Stock Beneficially Owned	Percentage of Class	Amount and Nature of Class A Stock Beneficially Owned	Percentage of Class	Options to Purchase Units Not Exercisable Within the Next 60 Days
Affiliates of Bain Capital, LLC(2)	4,944,444	97.9%	44,499,996	97.9%	—
Jay Margolis(3)	—	—	—	—	2,000
Todd Weyhrich(4)	15,109	*	135,981	*	9,335
Joyce Manning Magrini(5)	—	—	—	—	20,000
Thomas Kingsbury(6)	51,111	1.0%	459,999	1.0%	60,000
Michael Geraghty(7)	2,666	*	23,994	*	—
Fred Hand(8)	14,441	*	129,969	*	10,670
Marc Katz(9)	13,330	*	119,970	*	10,670
Joshua Bekenstein(10)	—	—	—	—	—
Jordan Hitch(10)	—	—	—	—	—
Mark Verdi(10)	—	—	—	—	—
David Humphrey(11)	—	—	—	—	—
Executive Officers and Directors as a Group (10 persons)(12)	93,991	1.8%	845,919	1.8%	112,675

*	Less than 1%
(1)	A “beneficial owner” of a security is determined in accordance with Rule 13d-3 under the Exchange Act and generally means any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has or shares:

•	voting power which includes the power to vote, or to direct the voting of, such security; and/or

•	investment power which includes the power to dispose, or to direct the disposition of, such security.

Unless otherwise indicated, each person named in the table above has sole voting and investment power, or shares voting and investment power with his spouse (as applicable), with respect to all shares of stock listed as owned by that person. Shares issuable upon the exercise of options exercisable on May 28, 2011 or within 60 days thereafter are considered outstanding and to be beneficially owned by the person holding such options for the purpose of computing such person’s percentage beneficial ownership, but are not deemed outstanding for the purposes of computing the percentage of beneficial ownership of any other person. The address of our named executive officers and Mr. Margolis is c/o Burlington Coat Factory Warehouse Corporation, 1830 Route 130 North, Burlington, New Jersey 08016.

(2)	Includes shares beneficially owned, and with respect to which sole power to vote and sole power of disposition are held, by each of Bain Capital Integral Investors, LLC (Integral), Bain Capital Fund IX, LLC (Fund IX), BCIP TCV, LLC (BCIP TCV) and BCIP Associates—G (BCIP-G) as follows:

Name of Fund	Class L Stock	Class A Stock
Integral	2,523,111	23,077,824
Fund IX	2,361,567	21,254,078
BCIP TCV	58,596	157,560
BCIP-G	1,170	10,534

Bain Capital Fund IX, L.P. (“Fund IX LP”) is the sole member of Fund IX. Bain Capital Partners IX, L.P. (“Partners IX”) is the general partner of Fund IX LP. Bain Capital Investors, LLC (“BCI”) is the administrative member of each of Integral and BCIP TCV, the managing partner of BCIP-G, and the general partner of Partners IX. BCI, by virtue of the relationships described above, may be deemed to beneficially own the shares held by Integral, BCIP TCV, and BCIP-G. BCI disclaims beneficial ownership of such shares except to the extent of its pecuniary interest therein. Fund IX LP, Partners IX, and BCI, by virtue of the relationships described above, may be deemed to beneficially own the shares held by Fund IX LLC. Fund IX LP, Partners IX, and BCI disclaim beneficial ownership of such shares except to the extent of their pecuniary interest therein. The address of each entity referenced in this footnote is 111 Huntington Avenue, Boston, Massachusetts 02199.

(3)	Mr. Margolis received options to purchase 2,000 units under the 2006 Management Incentive Plan of Parent (the “Incentive Plan”) in connection with his election to our Board of Directors on December 15, 2009. These options vest 40% on December 15, 2011, 20% on December 15, 2012, 20% on December 15, 2013 and 20% on December 15, 2014.
(4)	Mr. Weyhrich’s Class L Stock is comprised of (i) 4,444 shares that were granted to Mr. Weyhrich on April 24, 2009, and (ii) vested options to purchase 10,665 shares. Mr. Weyhrich’s Class A Stock is comprised of (i) 39,996 shares that were granted to Mr. Weyhrich on April 24, 2009, and (ii) vested options to purchase 95,985 shares.
(5)	Ms. Magrini received options to purchase 10,000 units under the Incentive Plan in connection with the commencement of her employment on November 2, 2009. These options vest 40% on November 2, 2011, 20% on November 2, 2012, 20% on November 2, 2013 and 20% on November 2, 2014. Ms. Magrini received additional options to purchase 10,000 units under the Incentive Plan on May 13, 2011. These options vest 40% on May 13, 2013, 20% on May 13, 2014, 20% on May 13, 2015 and 20% on May 13, 2016.
(6)	Mr. Kingsbury’s Class L Stock is comprised of (i) 7,500 shares that were granted to Mr. Kingsbury on December 2, 2008; (ii) 3,611 shares that were granted to Mr. Kingsbury on April 24, 2009; and (iii) vested options to purchase 40,000 shares. Mr. Kingsbury’s Class A Stock is comprised of (i) 67,500 shares that were granted to Mr. Kingsbury on December 2, 2008; (ii) 32,499 shares that were granted to Mr. Kingsbury on April 24, 2009; and (iii) vested options to purchase 360,000 shares.
(7)

In connection with his employment with us, Mr. Geraghty received options to purchase 12,000 units. Mr. Geraghty resigned as our Chief Operating Officer on January 28, 2011. Mr. Geraghty’s 8,001 unvested options were immediately forfeited as of such date and Mr. Geraghty’s 3,999 vested options remained exercisable for period of time following his resignation, during which Mr. Geraghty exercised 2,666 options.
(8)	Mr. Hand’s Class L Stock is comprised of (i) 5,111 shares that were granted to Mr. Hand on April 24, 2009; and (ii) vested options to purchase 9,330 shares. Mr. Hand’s Class A Stock is comprised of (i) 45,999 shares that were granted to Mr. Hand on April 24, 2009; and (ii) vested options to purchase 83,970 shares.
(9)	Mr. Katz’s Class L Stock is comprised of (i) 4,000 shares that were granted to Mr. Katz on April 24, 2009; (ii) vested options to purchase 3,999 shares; (iii) options to purchase 1,332 shares that will vest on July 9, 2011; and (iv) options to purchase 3,999 shares that will vest on July 22, 2011. Mr. Katz’s Class A Stock is comprised of (i) 36,000 shares that were granted to Mr. Katz on April 24, 2009; (ii) vested options to purchase 35,991 shares; (iii) options to purchase 11,988 shares that will vest on July 9, 2011; and (iv) options to purchase 35, 991 shares that will vest on July 22, 2011.
(10)	Messrs. Bekenstein, Hitch and Verdi are managing directors of BCI and, accordingly, may be deemed to beneficially own the shares owned by BCI. Messrs. Bekenstein, Hitch and Verdi disclaim beneficial ownership of such shares except to the extent of their pecuniary interest therein. The address of Messrs. Bekenstein, Hitch and Verdi is c/o Bain Capital Partners, LLC, 111 Huntington Avenue, Boston, Massachusetts 02199.
(11)	David Humphrey is a general partner, and BCI is the managing partner, of each of BCIP Associates III (“BCIP III”), BCIP Associates III-B (“BCIP III-B”), BCIP Trust Associates III (“BCIP Trust III”) and BCIP Trust Associates III-B (“BCIP Trust III-B”), and accordingly Mr. Humphrey may be deemed to beneficially own the shares owned by BCIP Associates III, LLC (“BCIP III LLC”), BCIP Associates III-B, LLC (“BCIP III-B LLC”), BCIP T Associates III, LLC (“BCIP T III LLC”) and BCIP T Associates III-B, LLC (“BCIP T III-B LLC”).

BCIP III LLC may be deemed to hold 1,107,809 shares of Class A Stock and 79,985 shares of Class L Stock by virtue of its membership in Integral. BCIP III is the sole member of BCIP III LLC. BCIP III-B LLC may be deemed to hold 60,481 shares of Class A Stock and 8,736 shares of Class L Stock by virtue of its membership in Integral. BCIP III-B is the sole member of BCIP III-B LLC. BCIP T III LLC may be deemed to hold 129,086 shares of Class A Stock and 57,449 shares of Class L Stock by virtue of its membership in BCIP TCV. BCIP Trust III is the sole member of BCIP T III LLC. BCIP T III-B LLC may be deemed to hold 28,474 shares of Class A Stock and 1,147 shares of Class L Stock by virtue of its membership in BCIP TCV. BCIP Trust III-B is the sole member of BCIP T III-B LLC.

Mr. Humphrey disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. The address of Mr. Humphrey, as well as each of the entities referenced in this footnote, is c/o Bain Capital Partners, LLC, 111 Huntington Avenue, Boston, Massachusetts, 02199.

(12)	Includes our current directors (Messrs. Kingsbury, Margolis, Bekenstein, Hitch, Humphrey and Verdi) and our current executive officers (Ms. Magrini and Messrs. Kingsbury, Weyhrich, Hand and Katz).

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth, as of May 28, 2011, information concerning equity compensation plans under which Parent’s securities are authorized for issuance. The table does not reflect grants, awards, exercises, terminations or expirations since that date.

Plan Category	(A) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(B) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	(C) Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities reflected in column (A)
Equity Compensation Plans Approved by Security Holders	(1)	$66.83	(2)
Equity Compensation Plans Not Approved by Security Holders	—	—	—

Total	(1)	$66.83	(2)

(1)	As of May 28, 2011, 4,356,549 shares of Class A Stock and 484,061 shares of Class L Stock were issuable pursuant to outstanding options under our Incentive Plan.
(2)	As of May 28, 2011, 960,120 shares of Class A Stock and 106,680 shares of Class L Stock may be issued pursuant to future issuances under our Incentive Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

2006 Management Incentive Plan

In connection with the Merger Transaction, Holdings adopted the Incentive Plan, which provides for grants of awards to designated employees subject to the terms and conditions set forth in the Incentive Plan. 730,478 shares of Class L stock and 6,574,302 shares of Class A stock are currently reserved for issuance under the Incentive Plan.

Stockholders Agreement

In connection with the Merger Transaction, Parent entered into the Stockholders Agreement with its stockholders, including funds associated with Bain Capital, which among other things establishes the composition of our Board of Directors (as discussed in further detail under the caption above entitled “Governance of the Company”), provides certain restrictions and rights with respect to sale and issuance of Parent’s common stock and provides for limited approval rights in favor of Bain Capital. In particular, the Stockholders Agreement provides that no stockholder may transfer his or her common stock except to permitted transferees and except in compliance with certain restrictions on transfer. Parent’s stockholders have the right to sell a pro rata portion of their common stock if funds associated with Bain Capital elect to sell all or a portion of its common stock. The holders of a majority of Parent’s outstanding common stock (and in some cases funds associated with Bain Capital acting alone) also have the right to cause a sale of us to occur and to require the other holders of our common stock to participate in such a sale. If Parent or any affiliate of Parent proposes to issue new equity securities, each holder of Parent’s common stock will have the right to purchase its pro rata share of such new securities. In addition, under the Stockholders Agreement, funds associated with Bain Capital and other holders of common stock will have the ability to cause Parent to register their shares of common stock and to participate in registrations by us of Holdings’ or any other affiliate’s common stock. We will be responsible for paying expenses of holders of Parent’s common stock in connection with any such registration.

Advisory Agreement

In connection with the Merger Transaction, we entered into an advisory agreement with Bain Capital pursuant to which Bain Capital provides us with management and consulting services and financial and other advisory services. Pursuant to the agreement, we pay Bain Capital a periodic fee of $1 million per fiscal quarter plus reimbursement for reasonable out-of-pocket fees, and a fee equal to 1% of the transaction value of each financing, acquisition, disposition or change of control or similar transaction by or involving us. Bain Capital received a fee of approximately $21 million in consideration for financial advisory services related to the Merger Transaction. The advisory agreement has a 10-year initial term, and thereafter is subject to automatic one-year extensions unless we or Bain Capital provides written notice of termination, except that the agreement terminates automatically upon an initial public offering or a change of control. If the agreement is terminated early, then Bain Capital will be entitled to receive all unpaid fees and unreimbursed out-of-pocket fees and expenses, as well as the present value of the periodic fee that would otherwise have been payable through the end of the term. The agreement includes customary indemnities in favor of Bain Capital.

Merchandise Purchases

Jim Magrini, brother-in-law of Ms. Magrini, is an independent sales representative of one of our suppliers of merchandise inventory. This relationship predated the commencement of Ms. Magrini’s employment with us. We have determined that the dollar amount of purchases through such supplier represents an insignificant amount of our inventory purchases.

Indemnification

The Merger Agreement provides that, after the Merger, we and Parent will, jointly and severally, and Parent will cause us to, indemnify and hold harmless the individuals who are now, or have been at any time prior to the execution of the Merger Agreement or who become such prior to the effective time of the Merger, our directors or officers or any of our subsidiaries, or our employees or any of its subsidiaries providing services to or for such a director or officer in connection with the Merger Agreement or any of the transactions contemplated by the Merger Agreement, against costs and liabilities incurred in connection with any pending, threatened or completed claim, action, suit, proceeding or investigation arising out of or pertaining to (i) the fact that such individual is or was an officer, director, employee, fiduciary or agent of ours or any of our subsidiaries, or (ii) matters occurring or existing at or prior to the effective time of the Merger (including acts or omissions occurring in connection with the Merger Agreement and the transactions contemplated thereby), whether asserted or claimed prior to, at or after the effective time of the Merger.

The Merger Agreement provides that Holdings will provide, for a period of six years after the Merger becomes effective, directors’ and officers’ liability insurance for the benefit of those persons covered under our officers’ and directors’ liability insurance policy on terms with respect to coverage and amounts no less favorable than those of the policy in effect as of the execution of the Merger Agreement, provided that, subject to certain exceptions, the surviving corporation will not be obligated to pay premiums in excess of 300% of the annualized policy premium based on a rate as of the execution of the Merger Agreement. Notwithstanding the foregoing, prior to the effective time of the Merger we are permitted to purchase prepaid “tail” policies in favor of such indemnified persons with respect to the matters referred to above (provided that the annual premium for such tail policy may not exceed 300% of the annualized policy premium based on a rate as of the execution of the Merger Agreement), in which case Parent has agreed to maintain such tail policies in effect and continue to honor the obligations under such policies.

We and Parent have also agreed (i) to continue in effect for at least six years after the effective time of the Merger all rights to indemnification existing in favor of, and all exculpations and limitations of the personal liability of, our directors, officers, employees, fiduciaries and agents and our subsidiaries in our certificate of incorporation as of the effective time of the Merger with respect to matters occurring at or prior to the effective time of the Merger and (ii) to honor our indemnification agreements with our directors (including one former director, Harvey Morgan) and with certain officers. Each such indemnification agreement provides, among other things, that we will indemnify such indemnified person to the fullest extent permitted by the Delaware General Corporation Law (DGCL), including advancement of legal fees and other expenses incurred by the indemnified person in connection with any legal proceedings arising out the indemnified person’s service as director and/or officer, subject to certain exclusions and procedures set forth in the indemnification agreement.

In addition, our officers and directors under our Certificate of Incorporation and Bylaws are indemnified and held harmless against any and all claims alleged against any of them in their official capacities to the fullest extent authorized by the DGCL as it exists today or as it may be amended but only to the extent that such amendment permits us to provide broader indemnification rights than previously permitted.

Review, Approval or Ratification of Transactions with Related Persons

Under our Code of Business Conduct, which was approved by our Board of Directors, employees are asked to avoid potential, or the appearance of, conflicts of interest, and if the avoidance of such conflict of interest is not possible, then the employee is required to make full written disclosure of the proposed transaction for review by the employee’s immediate supervisor who should in turn bring it to the attention of our Corporate Compliance Officer in appropriate circumstances. Our Code of Business Conduct specifically discusses standards applicable to certain prohibited conflicts of interest including, but not limited to, the following:

•

Employment by, directorship with or financial interests in any competitor, customer, distributor, vendor, or supplier where such employment, directorship or financial interest would influence, or appear to influence, action on our behalf;

•	Loans to, and guarantees of obligations of, employees or directors incurred for personal reasons;

•	Supervision, review or influence on the job evaluation or salary of persons with whom employees have a family or close relationship;

•

Dealings with businesses which provide or seek to provide goods or services to us in which immediate family members or close relationships of employees have an ownership interest in or work in a managerial or executive capacity for;

•	Dealings with charitable or community organizations in individual capacities rather than our behalf;

•	Solicitation or distribution activities not relating to our business;

•	Lobbying activities (or even the appearance of lobbying any governmental body or public official) as our representative;

•	Appropriation of the benefit of certain business ventures, opportunities or potential opportunities; and

•	Acceptance of gifts and commercial bribery.

Director Independence

Although we do not currently have securities listed on a national securities exchange or on an inter-dealer quotation system, prior to the Merger Transaction our Board of Directors utilized director independence standards designed to satisfy the corporate governance requirements of the New York Stock Exchange (NYSE) when determining whether or not members of our Board of Directors were independent. Under such standards, none of the current members of our Board of Directors other than Mr. Margolis would be considered independent. In making this determination, our Board of Directors did not consider any related party transactions that are not described herein.

Under NYSE rules, we are considered a “controlled company” because more than 50% of Parent’s voting power is held by affiliates of Bain Capital. Accordingly, even if we were a listed company, we would not be required by NYSE rules to maintain a majority of independent directors on our Board of Directors, nor would we be required to maintain a compensation committee or a nominating/corporate governance committee comprised entirely of independent directors. We do not maintain a nominating/corporate governance committee and our compensation committee does not include any independent directors.

DESCRIPTION OF OTHER INDEBTEDNESS

Senior Secured Credit Facilities

Term Loan Facility

On February 24, 2011, we, Holdings and our U.S. and Puerto Rican subsidiaries from time to time party thereto, as facility guarantors (collectively, the “Term Loan Guarantors”) entered into a new credit agreement (the “New Term Loan Credit Agreement”) with JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Term Loan Administrative Agent”) and as collateral agent, the lenders party thereto, J.P. Morgan Securities LLC and Goldman Sachs Lending Partners LLC, as joint bookrunners and J.P. Morgan Securities LLC, Goldman Sachs Lending Partners LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as joint arrangers, governing the terms of the New Term Loan Facility. As of April 30, 2011, we have $987.8 million of senior secured indebtedness outstanding under the New Term Loan Facility.

Like the Existing Term Loan Facility, the New Term Loan Facility is secured by (a) a perfected first priority lien on substantially all of our real and personal property and the Term Loan Guarantors and (b) a perfected second priority lien on all inventory, accounts and personal property related to inventory and accounts of ours and the Term Loan Guarantors, in each case subject to various limitations and exceptions.

The New Term Loan Facility is to be repaid in quarterly payments of $2.5 million from April 30, 2011 to January 28, 2017, with the balance of the New Term Loan Facility due upon maturity on February 23, 2017. The New Term Loan Facility also requires us to prepay the loans thereunder with a portion of its excess cash flow (commencing with the fiscal year ending January 28, 2012), the proceeds of certain indebtedness and, subject to certain re-investment rights, the proceeds of certain asset sales of certain casualty or other insured events.

The New Term Loan Facility contains financial, affirmative and negative covenants and requires that the Company, among other things, maintain on the last day of each fiscal quarter a consolidated leverage ratio not to exceed a maximum amount and maintain a consolidated interest coverage ratio of at least a certain amount. Specifically, the consolidated leverage ratio is our total debt to Adjusted EBITDA, as each term is defined in the new credit agreement governing the New Term Loan, for the trailing twelve months most recently ended on or prior to such date, that may not exceed 6.75 to 1 through October 27, 2012; 6.25 to 1 through November 2, 2013; 5.5 to 1 through November 1, 2014; 5.00 to 1 through October 31, 2015; and 4.75 to 1 at January 30, 2016 and thereafter. The consolidated interest coverage ratio is our consolidated interest expense to Adjusted EBITDA, as each term in defined in the new credit agreement governing the New Term Loan, for the trailing twelve months most recently ended on or prior to such date, that must exceed 1.75 to 1 through October 27, 2012; 1.85 to 1 through November 2, 2013; 2.00 to 1 through October 31, 2015; and 2.10 to 1 at January 30, 2016 and thereafter. Adjusted EBITDA is a non-GAAP financial measure of our liquidity. Adjusted EBITDA, as defined in the credit agreement governing our Term Loan, starts with consolidated net (loss) income for the period and adds back (i) depreciation, amortization, impairments and other non-cash charges that were deducted in arriving at consolidated net (loss) income, (ii) the (benefit) provision for taxes, (iii) interest expense, (iv) advisory fees, and (v) unusual, non-recurring or extraordinary expenses, losses or charges as reasonably approved by the administrative agent for such period.

The New Term Loan Facility also contain customary events of default including for failure to make payments under the New Term Loan Facility, materially incorrect representations, breaches of covenants (subject to a 30 day grace period after notice in the case of certain covenants), cross-default to other material indebtedness, material unstayed judgments, certain ERISA, bankruptcy and insolvency events, failure of guarantees or security to remain in full force and effect, change of control, certain uninsured losses to any material portion of the collateral, any undismissed felony indictment of any Term Loan Guarantors or us or the imposition of orders or stays having a material adverse effect.

The interest rates for the New Term Loan Facility are based on: (i) for LIBO rate loans for any interest period, at a rate per annum equal to (a) the greater of (x) the LIBO rate as determined by the Term Loan Administrative Agent, for such interest period multiplied by the Statutory Reserve Rate (as defined in the New Term Loan Credit Agreement) and (y) 1.50% (the Term Loan Adjusted LIBO Rate), plus an applicable margin; and (ii) for prime rate loans, a rate per annum equal to the highest of (a) the variable annual rate of interest then announced by JPMorgan Chase Bank, N.A. at its head office as its “prime rate,” (b) the federal funds rate in effect on such date plus 0.50% per annum, and (c) the Term Loan Adjusted LIBO Rate for the applicable class of term loans for one-month plus 1.00%, plus, in each case, an applicable margin. The interest rate on the New Term Loan Facility was 6.25% as of April 30, 2011.

In addition, the New Term Loan Facility provides for an uncommitted incremental term loan facility of up to $150.0 million that is available subject to the satisfaction of certain conditions. The New Term Loan Facility has a six year maturity, at February 23, 2017, except that term loans made in connection with the incremental term loan facility or extended in connection with the extension mechanics of the New Term Loan Facility have the maturity dates set forth in the amendments applicable to such term loans.

ABL Facility

In connection with the offering of the Old Notes and the refinancing of the Existing Term Loan Facility, on February 24, 2011, we entered into a first amendment (the “First Amendment”) to the Amended and Restated Credit Agreement, dated January 15, 2010 (as amended, supplemented and otherwise modified, the “Amended ABL Credit Agreement”), among us, as lead borrower, the borrowers party thereto, the facility guarantors party thereto, Bank of America, N.A. as administrative agent and collateral agent, the lenders party thereto, Wells Fargo Retail Finance, LLC and Regions Bank as co-syndication agents, J.P. Morgan Securities Inc. and UBS Securities LLC as co-documentation agents and General Electric Capital Corporation, US Bank, National Association and SunTrust Bank as senior managing agents, governing the ABL Line of Credit. At April 30, 2011, we had $388.9 million available under the ABL Line of Credit and no outstanding borrowings.

The ABL Line of Credit is fully, jointly, severally, unconditionally, and irrevocably guaranteed by all of Holdings’ and our subsidiaries (with the exception of one immaterial non-guarantor subsidiary). The ABL Line of Credit is collateralized by a first lien on our inventory and receivables and a second lien on our real estate and property and equipment.

Under the Amended ABL Credit Agreement, the ABL loans owing to Extending Lenders (as defined in the Amended ABL Credit Agreement) mature on the earlier of (i) February 5, 2014 and (ii) 45 days prior to the maturity date of the Existing Term Loan Facility unless the Pro Forma Availability Condition (as defined and described below) has been satisfied or the outstanding principal amount of the Existing Term Loan Facility on such date maturing on or before February 5, 2014 is not more than $75.0 million. The ABL loans owing to Non-Extending Lenders mature and the commitments of the Non-Extending Lenders shall terminate on the earlier of (i) May 28, 2011 and (ii) the date on which the maturity of the obligations is accelerated and the commitments under the Original ABL Credit Agreement are terminated due to an event of default (the “Existing Termination Date”).

With respect to the Extending Lenders, the interest rates under the Amended ABL Credit Agreement are determined as follows: (i) for LIBO loans for any interest period, at a rate per annum equal to (a) the LIBO rate as determined by the ABL Administrative Agent, for such interest period multiplied by the Statutory Reserve Rate (as defined in the Amended ABL Credit Agreement) (the “ABL Adjusted LIBO Rate”), plus an applicable margin of (x) 3.50% from January 15, 2010 to June 1, 2010 or (y) 3.25%, 3.50% or 3.75% after June 1, 2010, based on Availability (as defined in the Amended ABL Credit Agreement) for the most recently ended Fiscal Quarter (as defined in the Amended ABL Credit Agreement); and (ii) for prime rate loans, a rate per annum equal to the highest of (a) the variable annual rate of interest then announced by Bank of America, N.A. at its head office as its “prime rate,” (b) the federal funds rate in effect on such date plus 0.50% per annum, and (c) the ABL Adjusted LIBO Rate in effect on January 15, 2010 and on each 30-day period after January 15, 2010 plus 1.00% per annum, plus an applicable margin of (x) 2.50% from January 15, 2010 to June 1, 2010 or (y) 2.25%, 2.50% or 2.75% after June 1, 2010, based on Availability for the most recently ended Fiscal Quarter. With respect to the Non-Extending Lenders, the interest rates are the same as those set forth under the Original ABL Credit Agreement; namely (i) for LIBO loans for any interest period, at a rate per annum equal to (a) the ABL Adjusted LIBO Rate, plus an applicable margin of 1.00%, 1.25%, 1.50% or 1.75% based on Availability (as defined in the Amended ABL Credit Agreement) for the most recently ended Fiscal Quarter (as defined in the Amended ABL Credit Agreement); and (ii) for prime rate loans, a rate per annum equal to the highest of (a) the variable annual rate of interest then announced by Bank of America, N.A. at its head office as its “prime rate,” and (b) the federal funds rate in effect on such date plus 0.50% per annum.

Senior Notes

On February 24, 2011, we completed our sale of $450 million aggregate principal amount of 10% Senior Notes due 2019 at an issue price of 100% (the “Old Notes”) in a private offering exempt from the registration requirements of the Securities Act, to qualified institutional buyers in accordance with Rule 144A and to persons outside of the United States pursuant to Regulation S under the Securities Act. The Old Notes were issued pursuant to an Indenture among us, the guarantors signatory thereto and Wilmington Trust FSB, as trustee.

The Old Notes are our senior unsecured obligations and are guaranteed on a senior basis by Holdings, us and each of our U.S. subsidiaries to the extent such guarantor is a guarantor of our obligations under the New Term Loan Facility. Interest is payable on the Old Notes on each February 15 and August 15, commencing August 15, 2011. We may redeem some or all of the Old Notes at any time prior to February 15, 2015 at a price equal to 100% of the principal amount of the Old Notes redeemed plus accrued and unpaid interest, if any, and an applicable make-whole premium. On or after February 15, 2015, we may redeem some or all of the Old Notes at redemption prices set forth in the Indenture. In addition, at any time prior to February 15, 2014, we may redeem up to 35% of the aggregate principal amount of the Old Notes, at a specified redemption price with the net cash proceeds of certain equity offerings.

The Indenture contains covenants that, among other things, restrict the ability of Holdings, our ability and certain of our subsidiaries to: incur, assume or guarantee additional indebtedness; pay dividends or redeem or repurchase capital stock; make other restricted payments; incur liens; redeem debt that is junior in right of payment to the Old Notes; sell or otherwise dispose of assets, including capital stock of subsidiaries; enter into mergers or consolidations; and enter into transactions with affiliates. These covenants are subject to a number of important exceptions and qualifications. In addition, in certain circumstances, if we sell assets or experience certain changes of control, we must offer to purchase the Old Notes.

EXCHANGE OFFER

Purpose of the Exchange Offer

The exchange offer is designed to provide holders of Old Notes with an opportunity to acquire Exchange Notes which, unlike the Old Notes, will be freely transferable at all times, subject to any restrictions on transfer imposed by state “blue sky” laws and provided that the holder is not our affiliate within the meaning of the Securities Act and represents that the Exchange Notes are being acquired in the ordinary course of the holder’s business and the holder is not engaged in, and does not intend to engage in, a distribution of the Exchange Notes.

The Old Notes were originally issued and sold on February 24, 2011, to the initial purchasers, pursuant to the purchase agreement dated February 17, 2011. The Old Notes were issued and sold in a transaction not registered under the Securities Act in reliance upon Rule 144A and Regulation S under the Securities Act. The Old Notes may not be reoffered, resold or transferred other than (i) to us or our subsidiaries, (ii) to a qualified institutional buyer in compliance with Rule 144A promulgated under the Securities Act, (iii) outside the United States to a non-U.S. person within the meaning of Regulation S under the Securities Act, (iv) pursuant to the exemption from registration provided by Rule 144 promulgated under the Securities Act (if available) or (v) pursuant to an effective registration statement under the Securities Act.

In connection with the original issuance and sale of the Old Notes, we entered into the Registration Rights Agreement, pursuant to which we agreed to file with the SEC a registration statement covering the exchange by us of the Exchange Notes for the Old Notes, pursuant to the exchange offer. The Registration Rights Agreement provides that we will file with the SEC an exchange offer registration statement on an appropriate form under the Securities Act and offer to holders of Old Notes who are able to make certain representations the opportunity to exchange their Old Notes for Exchange Notes.

Under existing interpretations by the Staff of the SEC as set forth in no-action letters issued to third parties in other transactions, the Exchange Notes would, in general, be freely transferable after the exchange offer without further registration under the Securities Act; provided, however, that in the case of broker dealers participating in the exchange offer, a prospectus meeting the requirements of the Securities Act must be delivered by such broker dealers in connection with resales of the Exchange Notes. We have agreed to furnish a prospectus meeting the requirements of the Securities Act to any such broker dealer for use in connection with any resale of any Exchange Notes acquired in the exchange offer. A broker dealer that delivers such a prospectus to purchasers in connection with such resales will be subject to certain of the civil liability provisions under the Securities Act and will be bound by the provisions of the Registration Rights Agreement (including certain indemnification rights and obligations).

We do not intend to seek our own interpretation regarding the exchange offer, and we cannot assure you that the staff of the SEC would make a similar determination with respect to the Exchange Notes as it has in other interpretations to third parties.

Each holder of Old Notes that exchanges such Old Notes for Exchange Notes in the exchange offer will be deemed to have made certain representations, including representations that (i) any Exchange Notes to be received by it will be acquired in the ordinary course of its business, (ii) it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of Exchange Notes and (iii) it is not our affiliate as defined in Rule 405 under the Securities Act, or if it is an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

If the holder is not a broker dealer, it will be required to represent that it is not engaged in, and does not intend to engage in, the distribution of Old Notes or Exchange Notes. If the holder is a broker dealer that will receive Exchange Notes for its own account in exchange for Old Notes that were acquired as a result of market making activities or other trading activities, it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes.

Terms of the Exchange Offer; Period for Tendering Outstanding Old Notes

Upon the terms and subject to the conditions set forth in this prospectus, we will accept any and all Old Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. We will issue $1,000 principal amount of Exchange Notes in exchange for each $1,000 principal amount of Old Notes accepted in the exchange offer. Holders may tender some or all of their Old Notes pursuant to the exchange offer. However, Old Notes may be tendered only in integral multiples of $1,000.

The form and terms of the Exchange Notes are the same as the form and terms of the outstanding Old Notes except that:

(1) the Exchange Notes will be registered under the Securities Act and will not have legends restricting their transfer;

(2) the Exchange Notes will not contain the registration rights and liquidated damages provisions contained in the outstanding Old Notes; and

(3) interest on the Exchange Notes will accrue from the last interest date on which interest was paid on your Old Notes.

The Exchange Notes will evidence the same debt as the Old Notes and will be entitled to the benefits of the Indenture.

We intend to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the SEC.

We will be deemed to have accepted validly tendered Old Notes when, as and if we have given oral or written notice of our acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purpose of receiving the Exchange Notes from us.

If any tendered Old Notes are not accepted for exchange because of an invalid tender or the occurrence of specified other events set forth in this prospectus, the certificates for any unaccepted Old Notes will be promptly returned, without expense, to the tendering holder.

Holders who tender Old Notes in the exchange offer will not be required to pay brokerage commissions or fees or transfer taxes with respect to the exchange of Old Notes pursuant to the exchange offer. We will pay all charges and expenses, other than transfer taxes in certain circumstances, in connection with the exchange offer. See “Fees and expenses” and “Transfer taxes” below.

The exchange offer will remain open for at least 20 full business days. The term “expiration date” will mean 5:00 p.m., New York City time, on                     , 2011, unless we, in our sole discretion, extend the exchange offer, in which case the term “expiration date” will mean the latest date and time to which the exchange offer is extended.

To extend the exchange offer, prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date, we will:

(1) notify the exchange agent of any extension by oral notice (promptly confirmed in writing) or written notice, and

(2) mail to the registered holders an announcement of any extension, and issue a notice by press release or other public announcement before such expiration date.

We reserve the right, in our sole discretion:

(1) if any of the conditions below under the heading “—Conditions to the Exchange Offer” shall have not been satisfied,

(a) to delay accepting any Old Notes,

(b) to extend the exchange offer, or

(c) to terminate the exchange offer, or

(2) to amend the terms of the exchange offer in any manner, provided however, that if we amend the exchange offer to make a material change, including the waiver of a material condition, we will extend the exchange offer, if necessary, to keep the exchange offer open for at least five business days after such amendment or waiver; provided further, that if we amend the exchange offer to change the percentage of Old Notes being exchanged or the consideration being offered, we will extend the exchange offer, if necessary, to keep the exchange offer open for at least ten business days after such amendment or waiver.

Any delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice to the registered holders.

Procedures for Tendering Old Notes Through Brokers and Banks

Since the Old Notes are represented by global book-entry notes, DTC, as depositary, or its nominee is treated as the registered holder of the Old Notes and will be the only entity that can tender your Old Notes for Exchange Notes. Therefore, to tender Old Notes subject to this exchange offer and to obtain Exchange Notes, you must instruct the institution where you keep your Old Notes to tender your Old Notes on your behalf so that they are received on or prior to the expiration of this exchange offer.

The letter of transmittal that may accompany this prospectus may be used by you to give such instructions.

YOU SHOULD CONSULT YOUR ACCOUNT REPRESENTATIVE AT THE BROKER OR BANK WHERE YOU KEEP YOUR OLD NOTES TO DETERMINE THE PREFERRED PROCEDURE.

IF YOU WISH TO ACCEPT THIS EXCHANGE OFFER, PLEASE INSTRUCT YOUR BROKER OR ACCOUNT REPRESENTATIVE IN TIME FOR YOUR OLD NOTES TO BE TENDERED BEFORE THE 5:00 PM (NEW YORK CITY TIME) DEADLINE ON                     , 2011.

Deemed Representations

To participate in the exchange offer, we require that you represent to us that:

(1) you or any other person acquiring Exchange Notes in exchange for your Old Notes in the exchange offer is acquiring them in the ordinary course of business;

(2) neither you nor any other person acquiring Exchange Notes in exchange for your Old Notes in the exchange offer is engaging in or intends to engage in a distribution of the Exchange Notes within the meaning of the federal securities laws;

(3) neither you nor any other person acquiring Exchange Notes in exchange for your Old Notes has an arrangement or understanding with any person to participate in the distribution of Exchange Notes issued in the exchange offer;

(4) neither you nor any other person acquiring Exchange Notes in exchange for your Old Notes is our “affiliate” as defined under Rule 405 of the Securities Act; and

(5) if you or another person acquiring Exchange Notes in exchange for your Old Notes is a broker dealer and you acquired the Old Notes as a result of market making activities or other trading activities, you acknowledge that you will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the Exchange Notes.

BY TENDERING YOUR OLD NOTES YOU ARE DEEMED TO HAVE MADE THESE REPRESENTATIONS.

Broker dealers who cannot make the representations in item (5) of the paragraph above cannot use this exchange offer prospectus in connection with resales of the Exchange Notes issued in the exchange offer.

If you are our “affiliate,” as defined under Rule 405 of the Securities Act, if you are a broker dealer who acquired your Old Notes in the initial offering and not as a result of market making or trading activities, or if you are engaged in or intend to engage in or have an arrangement or understanding with any person to participate in a distribution of Exchange Notes acquired in the exchange offer, you or that person:

(1) may not rely on the applicable interpretations of the Staff of the SEC and therefore may not participate in the exchange offer; and

(2) must comply with the registration and prospectus delivery requirements of the Securities Act or an exemption therefrom when reselling the Old Notes.

You may tender some or all of your Old Notes in this exchange offer. However, your Old Notes may be tendered only in integral multiples of $1,000.

When you tender your outstanding Old Notes and we accept them, the tender will be a binding agreement between you and us as described in this prospectus.

The method of delivery of outstanding Old Notes and all other required documents to the exchange agent is at your election and risk.

We will decide all questions about the validity, form, eligibility, acceptance and withdrawal of tendered Old Notes, and our reasonable determination will be final and binding on you. We reserve the absolute right to:

(1) reject any and all tenders of any particular Old Note not properly tendered;

(2) refuse to accept any Old Note if, in our reasonable judgment or the judgment of our counsel, the acceptance would be unlawful; and

(3) waive any defects or irregularities or conditions of the exchange offer as to any particular Old Notes before the expiration of the offer.

Our interpretation of the terms and conditions of the exchange offer will be final and binding on all parties. You must cure any defects or irregularities in connection with tenders of Old Notes as we will reasonably determine. Neither we, the exchange agent nor any other person will incur any liability for failure to notify you or any defect or irregularity with respect to your tender of Old Notes. If we waive any terms or conditions pursuant to (3) above with respect to a noteholder, we will extend the same waiver to all noteholders with respect to that term or condition being waived.

Procedures for Brokers and Custodian Banks; DTC ATOP Account

In order to accept this exchange offer on behalf of a holder of Old Notes you must submit or cause your DTC participant to submit an Agent’s Message as described below.

The exchange agent, on our behalf will seek to establish an Automated Tender Offer Program (“ATOP”) account with respect to the outstanding Old Notes at DTC promptly after the delivery of this prospectus. Any financial institution that is a DTC participant, including your broker or bank, may make book-entry tender of outstanding Old Notes by causing the book-entry transfer of such Old Notes into our ATOP account in accordance with DTC’s procedures for such transfers. Concurrently with the delivery of Old Notes, an Agent’s Message in connection with such book-entry transfer must be transmitted by DTC to, and received by, the exchange agent on or prior to 5:00 pm, New York City Time on the expiration date. The confirmation of a book entry transfer into the ATOP account as described above is referred to herein as a “Book-Entry Confirmation.”

The term “Agent’s Message” means a message transmitted by the DTC participants to DTC, and thereafter transmitted by DTC to the exchange agent, forming a part of the Book-Entry Confirmation which states that DTC has received an express acknowledgment from the participant in DTC described in such Agent’s Message stating that such participant and beneficial holder agree to be bound by the terms of this exchange offer.

Each Agent’s Message must include the following information:

(1) Name of the beneficial owner tendering such Old Notes;

(2) Account number of the beneficial owner tendering such Old Notes;

(3) Principal amount of Old Notes tendered by such beneficial owner; and

(4) A confirmation that the beneficial holder of the Old Notes tendered has made the representations for our benefit set forth under “—Deemed Representations” above.

BY SENDING AN AGENT’S MESSAGE THE DTC PARTICIPANT IS DEEMED TO HAVE CERTIFIED THAT THE BENEFICIAL HOLDER FOR WHOM NOTE ARE BEING TENDERED HAS BEEN PROVIDED WITH A COPY OF THIS PROSPECTUS.

The delivery of Old Notes through DTC, and any transmission of an Agent’s Message through ATOP, is at the election and risk of the person tendering Old Notes. We will ask the exchange agent to instruct DTC to promptly return those Old Notes, if any, that were tendered through ATOP but were not accepted by us, to the DTC participant that tendered such Old Notes on behalf of holders of the Old Notes.

Acceptance of Outstanding Old Notes for Exchange; Delivery of Exchange Notes

We will accept validly tendered Old Notes when the conditions to the exchange offer have been satisfied or we have waived them. We will have accepted your validly tendered Old Notes when we have given oral or written notice to the exchange agent. The exchange agent will act as agent for the tendering holders for the purpose of receiving the Exchange Notes from us. If we do not accept any tendered Old Notes for exchange by book-entry transfer because of an invalid tender or other valid reason, we will credit the Notes to an account maintained with DTC promptly after the exchange offer terminates or expires.

THE AGENT’S MESSAGE MUST BE TRANSMITTED TO EXCHANGE AGENT ON OR BEFORE 5:00 PM, NEW YORK CITY TIME, ON THE EXPIRATION DATE.

Withdrawal Rights

You may withdraw your tender of outstanding Old Notes at any time before 5:00 p.m., New York City time, on the expiration date.

For a withdrawal to be effective, you should contact your bank or broker where your Old Notes are held and have them send an ATOP notice of withdrawal so that it is received by the exchange agent before 5:00 p.m., New York City time, on the expiration date. Such notice of withdrawal must:

(1) specify the name of the person that tendered the Old Notes to be withdrawn;

(2) identify the Old Notes to be withdrawn, including the CUSIP number and principal amount at maturity of the Old Notes; specify the name and number of an account at the DTC to which your withdrawn Old Notes can be credited.

We will decide all questions as to the validity, form and eligibility of the notices and our determination will be final and binding on all parties. Any tendered Old Notes that you withdraw will not be considered to have been validly tendered. We will promptly return any outstanding Old Notes that have been tendered but not exchanged, or credit them to the DTC account. You may re-tender properly withdrawn Old Notes by following one of the procedures described above before the expiration date.

Conditions on the Exchange Offer

Notwithstanding any other provision of the exchange offer, or any extension of the exchange offer, we will not be required to accept for exchange, or to issue Exchange Notes in exchange for, any outstanding Old Notes and may terminate the exchange offer (whether or not any Old Notes have been accepted for exchange) or amend the exchange offer, if any of the following conditions has occurred or exists or has not been satisfied, or has not been waived by us, prior to the expiration date:

•

there is threatened, instituted or pending any action or proceeding before, or any injunction, order or decree issued by, any court or governmental agency or other governmental regulatory or administrative agency or commission:

(1) seeking to restrain or prohibit the making or completion of the exchange offer or any other transaction contemplated by the exchange offer, or assessing or seeking any damages as a result of this transaction; or

(2) resulting in a material delay in our ability to accept for exchange or exchange some or all of the Old Notes in the exchange offer; or

(3) any statute, rule, regulation, order or injunction has been sought, proposed, introduced, enacted, promulgated or deemed applicable to the exchange offer or any of the transactions contemplated by the exchange offer by any governmental authority, domestic or foreign; or

•

any action has been taken, proposed or threatened, by any governmental authority, domestic or foreign, that, in our sole reasonable judgment, would directly or indirectly result in any of the consequences referred to in clauses (1), (2) or (3) above or, in our sole reasonable judgment, would result in the holders of Exchange Notes having obligations with respect to resales and transfers of Exchange Notes which are greater than those described in the interpretation of the SEC referred to above, or would otherwise make it inadvisable to proceed with the exchange offer; or the following has occurred:

(1) any general suspension of or general limitation on prices for, or trading in, securities on any national securities exchange or in the over-the-counter market; or

(2) any limitation by a governmental authority which adversely affects our ability to complete the transactions contemplated by the exchange offer; or

(3) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or any limitation by any governmental agency or authority which adversely affects the extension of credit; or

(4) a commencement of a war, armed hostilities or other similar international calamity directly or indirectly involving the United States, or, in the case of any of the preceding events existing at the time of the commencement of the exchange offer, a material acceleration or worsening of these calamities; or

•

any change, or any development involving a prospective change, has occurred or been threatened in our business, financial condition, operations or prospects and those of our subsidiaries taken as a whole that is or may be adverse to us, or we have become aware of facts that have or may have an adverse impact on the value of the Old Notes or the Exchange Notes, which in our sole reasonable judgment in any case makes it inadvisable to proceed with the exchange offer and/or with such acceptance for exchange or with such exchange; or

•

there shall occur a change in the current interpretation by the Staff of the SEC which permits the Exchange Notes issued pursuant to the exchange offer in exchange for Old Notes to be offered for resale, resold and otherwise transferred by holders thereof (other than broker dealers and any such holder which is our affiliate within the meaning of Rule 405 promulgated under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holders’ business and such holders have no arrangement or understanding with any person to participate in the distribution of such Exchange Notes; or

•	any law, statute, rule or regulation shall have been adopted or enacted which would impair our ability to proceed with the exchange offer; or

•

a stop order shall have been issued by the SEC or any state securities authority suspending the effectiveness of the registration statement, or proceedings shall have been initiated or, to our knowledge, threatened for that purpose, or any governmental approval has not been obtained, which approval we shall, in our sole reasonable discretion, deem necessary for the consummation of the exchange offer as contemplated hereby; or

•

we have received an opinion of counsel experienced in such matters to the effect that there exists any actual or threatened legal impediment (including a default or prospective default under an agreement, indenture or other instrument or obligation to which we are a party or by which we are bound) to the consummation of the transactions contemplated by the exchange offer.

If we determine in our sole reasonable discretion that any of the foregoing events or conditions has occurred or exists or has not been satisfied, we may, subject to applicable law, terminate the exchange offer (whether or not any Old Notes have been accepted for exchange) or may waive any such condition or otherwise amend the terms of the exchange offer in any respect. If such waiver or amendment constitutes a material change to the exchange offer, we will promptly disclose such waiver or amendment by means of a prospectus supplement that will be distributed to the registered holders of the Old Notes and will extend the exchange offer to the extent required by Rule 14e-1 promulgated under the Exchange Act.

These conditions are for our sole benefit and we may assert them regardless of the circumstances giving rise to any of these conditions, or we may waive them, in whole or in part, in our sole reasonable discretion, provided that we will not waive any condition with respect to an individual holder of Old Notes unless we waive that condition for all such holders. Any reasonable determination made by us concerning an event, development or circumstance described or referred to above will be final and binding on all parties. Our failure at any time to exercise any of the foregoing rights will not be a waiver of our rights and each such right will be deemed an ongoing right which may be asserted at any time before the expiration of the exchange offer.

Exchange Agent

Wilmington Trust, National Association, a federal savings bank, has been appointed the exchange agent for the exchange offer. Letters of transmittal and all correspondence in connection with the exchange offer should be sent or delivered by each holder of outstanding Old Notes, or a beneficial owner’s commercial bank, broker, dealer, trust company or other nominee, to the exchange agent at the following address and telephone number:

Wilmington Trust, National Association

c/o Wilmington Trust Company

Corporate Capital Markets

Rodney Square North

1100 North Market Street

Wilmington, DE 19890-1826

Phone: (302) 636-6181

Additionally, any questions concerning tender procedures and requests for additional copies of this prospectus or the letter of transmittal should be directed to the exchange agent. Holders of outstanding Old Notes may also contact their commercial bank, broker, dealer, trust company or other nominee for assistance concerning the exchange offer.

DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT

CONSTITUTE A VALID DELIVERY.

Fees and Expenses

The principal solicitation is being made through DTC by Wilmington Trust, National Association, as exchange agent. We will pay the exchange agent customary fees for its services, reimburse the exchange agent for its reasonable out-of-pocket expenses incurred in connection with the provisions of these services and pay other registration expenses, including registration and filing fees, fees and expenses of compliance with federal securities and state blue sky securities laws, printing expenses, messenger and delivery services and telephone, fees and disbursements to our counsel, application and filing fees and any fees and disbursements to our independent certified public accountants. We will not make any payment to brokers, dealers, or others soliciting acceptances of the exchange offer except for reimbursement of mailing expenses.

Additional solicitations may be made by telephone, facsimile or in person by our and our affiliates’ officers employees and by persons so engaged by the exchange agent.

Accounting Treatment

The Exchange Notes will be recorded at the same carrying value as the existing Old Notes, as reflected in our accounting records on the date of exchange. Accordingly, we will recognize no gain or loss for accounting purposes. The expenses of the exchange offer will be capitalized and expensed over the term of the Exchange Notes.

Transfer Taxes

If you tender outstanding Old Notes for exchange you will not be obligated to pay any transfer taxes. However, if you instruct us to register Exchange Notes in the name of, or request that your Old Notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder, you will be responsible for paying any transfer tax owed.

YOU MAY SUFFER ADVERSE CONSEQUENCES IF YOU FAIL TO EXCHANGE OUTSTANDING OLD NOTES.

If you do not tender your outstanding Old Notes, you will not have any further registration rights, except for the rights described in the Registration Rights Agreement and described above, and your Old Notes will continue to be subject to the provisions of the indenture governing the Old Notes regarding transfer and exchange of the Old Notes and the restrictions on transfer of the Old Notes imposed by the Securities Act and states securities law when we complete the exchange offer. These transfer restrictions are required because the Old Notes were issued under an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. Accordingly, if you do not tender your Old Notes in the exchange offer, your ability to sell your Old Notes could be adversely affected. Once we have completed the exchange offer, holders who have not tendered Old Notes will not continue to be entitled to any increase in interest rate that the indenture governing the Old Notes provides for if we do not complete the exchange offer.

Consequences of Failure to Exchange

The Old Notes that are not exchanged for Exchange Notes pursuant to the exchange offer will remain restricted securities. Accordingly, the Old Notes may be resold only:

(1) to us upon redemption thereof or otherwise;

(2) so long as the outstanding securities are eligible for resale pursuant to Rule 144A, to a person inside the United States who is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A, in accordance with Rule 144 under the Securities Act, or pursuant to another exemption from the registration requirements of the Securities Act, which other exemption is based upon an opinion of counsel reasonably acceptable to us;

(3) outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act; or

(4) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States.

Shelf Registration

The Registration Rights Agreement also requires that we file a shelf registration statement if:

(1) we cannot file a registration statement for the exchange offer because the exchange offer is not permitted by law or SEC policy;

(2) a law or SEC policy prohibits a holder from participating in the exchange offer;

(3) a holder cannot resell the Exchange Notes it acquires in the exchange offer without delivering a prospectus and this prospectus is not appropriate or available for resales by the holder; or

(4) a holder is a broker dealer and holds notes acquired directly from us or one of our affiliates.

We will also register the Exchange Notes under the securities laws of jurisdictions that holders may request before offering or selling notes in a public offering. We do not intend to register Exchange Notes in any jurisdiction unless a holder requests that we do so.

Old Notes may be subject to restrictions on transfer until:

(1) a person other than a broker dealer has exchanged the Old Notes in the exchange offer;

(2) a broker dealer has exchanged the Old Notes in the exchange offer and sells them to a purchaser that receives a prospectus from the broker, dealer on or before the sale;

(3) the Old Notes are sold under an effective shelf registration statement that we have filed; or

(4) the Old Notes are sold to the public under Rule 144 of the Securities Act.

DESCRIPTION OF EXCHANGE NOTES

The Company issued the old notes under an indenture (the “Indenture”), among itself, the Guarantors and Wilmington Trust FSB, as Trustee (the “Trustee”). The exchange notes will also be issued under the Indenture. Any old note that remains outstanding after the completion with the exchange offer, together with the exchange notes issued in connection with the exchange offer, will be treated as a single class of securities under the Indenture.

In this description, references to the “Notes” are to the exchange notes, unless the context otherwise requires. In this description, the term “Company” refers only to Burlington Coat Factory Warehouse Corporation and not to any of its Subsidiaries and the term “Holdings” refers only to Burlington Coat Factory Investment Holdings, Inc. and not to any of its Subsidiaries. You can find the definitions of certain other terms used in this description under the subheading “—Certain Definitions.” The Company will issue the Exchange Notes under the Indenture. The old notes were issued in a private transaction that is not subject to the registration requirements of the Securities Act.

The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended.

The following description is a summary of the material provisions of the Indenture and the Registration Rights Agreement. The following description does not restate the Indenture and the Registration Rights Agreement in their entirety. We urge you to read the Indenture and the Registration Rights Agreement because they and not this description, define your rights as holders of the Notes. Copies of the Indenture and the Registration Rights Agreement may be obtained from the Company upon request. Certain defined terms used in this description but not defined below under “—Certain Definitions” have the meanings assigned to them in the Indenture or the Registration Rights Agreement, as applicable.

The registered holder of any Note will be treated as the owner of it for all purposes. Only registered holders will have rights under the Indenture.

Brief Description of the Notes and the Guarantees

The Notes:

•	are general unsecured obligations of the Company;

•	are senior in right of payment to any future Subordinated Indebtedness of the Company;

•	are pari passu in right of payment to all existing and future unsecured Indebtedness of the Company that is not subordinated in right of payment to the Notes;

•	are effectively subordinated to any Secured Indebtedness of the Company to the extent of the value of the assets securing such Secured Indebtedness (including the Credit Facilities); and

•	are structurally subordinated to all liabilities of each Subsidiary of the Company that is not a Guarantor.

The Guarantees of the Notes:

•	are general unsecured obligations of each Guarantor;

•	are senior in right of payment to any existing and future Subordinated Indebtedness of such Guarantor;

•	are pari passu in right of payment to all existing and future Indebtedness of such Guarantor that is not subordinated in right of payment to the Guarantees; and

•	are effectively subordinated to any Secured Indebtedness (including the Guarantors’ guarantees under the Credit Facilities) of any Guarantor as to the assets securing such Indebtedness.

As of April 30, 2011, the Company and the Guarantors had outstanding total Indebtedness of approximately $1,462.4 million, of which $987.8 million was secured, including the Credit Facilities, and an additional $388.9 million was available for borrowing under the ABL Facility, all of which were secured if borrowed. The Notes are unsecured. In the event of a bankruptcy or insolvency, any secured lenders will have a prior secured claim to any collateral securing the debt owed to them.

The Indenture will permit the Company and its Restricted Subsidiaries to incur additional Indebtedness, subject to compliance with the covenant described under “Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock.”

As of the date of the Indenture, all of the Subsidiaries of the Company will be “Restricted Subsidiaries.” Under the circumstances described under the caption “—Certain Covenants—Restricted Payments” and the definition of “Unrestricted Subsidiary,” the Company will be permitted to designate any of its Subsidiaries as “Unrestricted Subsidiaries.” Unrestricted Subsidiaries will not be subject to the restrictive covenants of the Indenture and will not guarantee the Notes.

Principal, Maturity and Interest

In this offering, the Company will issue Notes in an aggregate principal amount of $450.0 million. The Indenture will provide for the issuance of additional Notes having identical terms and conditions to the Notes offered in this offering (the “Additional Notes”), subject to compliance with the covenants contained in the Indenture. Any Additional Notes will be part of the same issue as the Notes offered hereby and will vote on all matters with the Notes offered in this offering. Such Additional Notes will be identical in all material respects to the Notes offered hereby, except that Notes offered in the future will have different issuance dates and may have different issuance prices. The Notes will mature on February 15, 2019.

The Notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. Interest on the Notes will accrue at a rate of 10% per annum and will be payable semi-annually in arrears on February 15 and August 15 of each year. The Company will make each interest payment to the holders of record of the Notes on the immediately preceding February 1 and August 1.

Interest on the Notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of Receiving Payments on the Notes

If a holder has given wire transfer instructions to the Company at least three Business Days prior to the applicable payment date, the Company, through the paying agent or otherwise, will pay all principal, interest and premium and Additional Interest, if any, on that holder’s Notes in accordance with those instructions. All other payments on the Notes will be made at the office or agency of the paying agent and registrar, unless the Company elects to make interest payments by check mailed to the holders at their address set forth in the register of holders.

Paying Agent and Registrar for the Notes

The Company will maintain one or more paying agents (each, a “paying agent”) for the Notes.

The Company will also maintain one or more registrars (each, a “registrar”) and a transfer agent. The Trustee will serve as initial registrar and transfer agent at its corporate trust office. The registrar and the transfer agent will maintain a register reflecting ownership of Notes outstanding from time to time and will make payments on and facilitate transfer of Notes on behalf of the Company.

The Company may change the paying agents, the registrars or the transfer agents without prior notice to the holders. The Company or any Restricted Subsidiary may act as a paying agent or registrar.

Transfer and Exchange

A holder may transfer or exchange Notes in accordance with the Indenture. The registrar and the Trustee may require a holder to furnish appropriate endorsements and transfer documents in connection with a transfer of Notes. Holders will be required to pay all taxes due on transfer. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

Optional Redemption

On or after February 15, 2015, the Company may redeem all or a part of the Notes at its option, upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as a percentage of the principal amount) set forth below, plus accrued and unpaid interest and Additional Interest, if any, on the Notes to be redeemed to the applicable redemption date if redeemed during the twelve-month period beginning on February 15 of the years indicated below:

Year	Percentage
2015	105%
2016	102.5%
2017 and thereafter	100%

In addition, at any time prior to February 15, 2014, the Company may on one or more occasions redeem in the aggregate up to 35% of the aggregate principal amount of the Notes issued under the Indenture with the net cash proceeds of one or more Equity Offerings, at a redemption price of 110% of the principal amount of the Notes, plus accrued and unpaid interest and Additional Interest, if any, to the redemption date (provided that if the Equity Offering is an offering by Holdings or any of its direct or indirect parent corporations, a portion of the net cash proceeds thereof equal to the amount required to redeem any such Notes is contributed to the equity capital of the Company); provided, however, that:

(1) at least 65% of the aggregate principal amount of the Notes originally issued under the Indenture must remain outstanding immediately after the occurrence of each such redemption (excluding in such calculation Notes held by Holdings and its Subsidiaries); and

(2) the redemption occurs within 90 days of the date of the closing of such Equity Offering.

The Notes may also be redeemed, in whole or in part, at any time prior to February 15, 2015, at the option of the Company upon not less than 30 nor more than 60 days’ prior notice mailed by first class mail to each holder’s registered address, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to, the applicable redemption date.

Any redemption or notice of any redemption may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of an Equity Offering, other offering or other corporate transaction or event. Notice of any redemption in respect of an Equity Offering may be given prior to the completion thereof.

In addition, the Company may acquire Notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws, so long as such acquisition does not otherwise violate the terms of the Indenture.

Guarantees

The Guarantors of the Notes will jointly, fully, unconditionally and severally guarantee the Company’s obligations under the Indenture and the Notes on a senior unsecured basis. The obligations of each Guarantor (other than a company that is a direct or indirect parent of the Company) under its Guarantee will be limited as necessary to prevent the Guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law. See “Risk Factors—Risk Factors Related to the Notes—Under certain circumstances, a court could cancel the notes or the related guarantees under fraudulent conveyance laws.”

Each Guarantor may consolidate with or merge into or sell its assets to the Company or another Guarantor without limitation, or with, into or to any other Persons upon the terms and conditions set forth in the Indenture. See “—Certain Covenants—Merger, Consolidation or Sale of Assets.” The Guarantee of a Guarantor will be released in the event that:

(a) the sale, disposition or other transfer (including through merger or consolidation) of all of the Capital Stock (or any sale, disposition or other transfer of Capital Stock following which the applicable Guarantor is no longer a Restricted Subsidiary), or all or substantially all the assets of the applicable Guarantor if such sale, disposition or other transfer is made in compliance with the provisions of the Indenture;

(b) the Company designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in accordance with the provisions of the Indenture;

(c) in the case of any Restricted Subsidiary which after the Issue Date is required to guarantee the Notes pursuant to the covenant described under “—Certain Covenants—Additional Guarantees,” the release or discharge of the guarantee by such Restricted Subsidiary of Indebtedness of the Company or any Restricted Subsidiary or the repayment of the Indebtedness or Disqualified Stock, in each case, which resulted in the obligation to guarantee the Notes;

(d) if the Company exercises its legal defeasance option or its covenant defeasance option as described under “—Legal Defeasance and Covenant Defeasance” or if its obligations under the Indenture are discharged in accordance with the terms of the Indenture; or

(e) such Guarantor is also a guarantor or borrower under the Credit Facilities as in effect on the Issue Date and, at the time of release of its Guarantee, (x) has been released from its guarantee of, and all pledges and security, if any, granted in connection with the Credit Facilities, (y) is not an obligor under any Indebtedness (other than Indebtedness permitted to be incurred pursuant to clause (7), (9), (10) or (15) of the second paragraph of the covenant described under “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock”) and (z) does not guarantee any Indebtedness of the Company or any of the other Guarantors.

Mandatory Redemption

The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, the Company may be required to offer to purchase Notes as described under the captions “—Repurchase at the Option of Holders—Change of Control” and “—Repurchase at the Option of Holders—Asset Sales.” The Company may at any time and from time to time purchase Notes in the open market or otherwise.

Repurchase at the Option of Holders

Change of Control

If a Change of Control occurs, unless the Company at such time has given notice of redemption under the caption “—Optional Redemption” with respect to all outstanding Notes, each holder of Notes will have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that holder’s Notes pursuant to a Change of Control Offer on the terms set forth in the Indenture. In the Change of Control Offer, the Company will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and Additional Interest, if any, on the Notes repurchased, to the date of purchase. Within 30 days following any Change of Control, unless the Company at such time has given notice of redemption under the caption “—Optional Redemption” with respect to all outstanding Notes, the Company will mail a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the Change of Control Payment Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the Indenture and described in such notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the Indenture by virtue of such conflict.

On the Change of Control Payment Date, the Company will, to the extent lawful:

(1) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(2) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(3) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

The paying agent will promptly mail to each holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in a minimum principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

The Company will not be required to make a Change of Control Offer upon a Change of Control if (i) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes properly tendered and not withdrawn under the

Change of Control Offer or (ii) a notice of redemption has been given pursuant to the Indenture as described under “—Optional Redemption” unless and until there is a default in the payment of the applicable redemption price. A Change of Control Offer may be made in advance of a Change of Control or conditional upon the occurrence of a Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

The Credit Facilities prohibit the Company from purchasing Notes, and also provide that the occurrence of certain change of control events with respect to Holdings would constitute a default thereunder. Prior to complying with any of the provisions of this “Change of Control” covenant under the Indenture governing the Notes, but in any event within 90 days following a Change of Control, to the extent required to permit the Company to comply with this covenant, the Company will either repay all outstanding Indebtedness under the Credit Facilities or other Indebtedness ranking pari passu with the Notes or obtain the requisite consents, if any, under all agreements governing outstanding such Indebtedness. If the Company does not repay such Indebtedness or obtain such consents, the Company will remain prohibited from purchasing Notes in a Change of Control, which after appropriate notice and lapse of time would result in an Event of Default under the Indenture, which would in turn constitute a default under the Credit Facilities.

Future indebtedness that Holdings or its Subsidiaries (including the Company) may incur may contain prohibitions on the occurrence of certain events that would constitute a Change of Control or require the repurchase of such indebtedness upon a Change of Control. Moreover, the exercise by the holders of their right to require the Company to repurchase their Notes could cause a default under such indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on Holdings. Finally, the Company’s ability to pay cash to the holders of Notes following the occurrence of a Change of Control may be limited by its then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases. See “Risk Factors—Risk Factors Related to the Notes—We may not have the ability to raise the funds necessary to finance the change of control offer and asset sale offer required by the indenture governing the notes, and, in the case of an asset sale offer, the debt agreements governing certain other indebtedness.”

The provisions described above that require the Company to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the holders of the Notes to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

The Change of Control purchase feature of the Notes may in certain circumstances make more difficult or discourage a sale or takeover of Holdings or its Subsidiaries (including the Company) and, thus, the removal of incumbent management. The Change of Control purchase feature is a result of negotiations between the Company and the initial purchasers of the Notes. The Company has no present intention to engage in a transaction involving a Change of Control, although it is possible that the Company could decide to do so in the future. Subject to the limitations discussed below, Holdings or its Subsidiaries (including the Company) could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect the capital structure of the Company or its credit ratings. Restrictions on the ability of the Company and its Subsidiaries to incur additional Indebtedness are contained in the covenants described under “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock.” Such restrictions can only be waived with the consent of the holders of a majority in principal amount of the Notes then outstanding. Except for the limitations contained in such covenants, however, the Indenture will not contain any covenants or provisions that may afford holders of the Notes protection in the event of a highly leveraged transaction.

The definition of “Change of Control” includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of the Company and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of Notes to require the Company to repurchase its Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Subsidiaries taken as a whole to another Person or group may be uncertain.

Asset Sales

The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1) the Company (or such Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

(2) in the case of Asset Sales involving consideration in excess of $10.0 million, the fair market value is determined in good faith by the Company’s Board of Directors; and

(3) at least 75% of the consideration received in the Asset Sale by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents.

For purposes of clause (3) above, the amount of (i) any liabilities (as shown on the Company’s or the applicable Restricted Subsidiary’s most recent balance sheet or in the notes thereto) of the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes or the Guarantees) that are assumed by the transferee of any such assets and from which the Company and all Restricted Subsidiaries have been validly released by all creditors in writing, (ii) any securities received by the Company or such Restricted Subsidiary from such transferee that are converted by the Company or Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of such Asset Sale, (iii) any assets described in clauses (2) or (3) below, and (iv) any Designated Noncash Consideration received by the Company or any of its Restricted Subsidiaries in such Asset Sale having an aggregate fair market value (as determined in good faith by the Board of Directors of the Company), taken together with all other Designated Noncash Consideration received pursuant to this clause (iii) that is at that time outstanding, not to exceed the greater of (x) $60.0 million and (y) an amount equal to 3.0% of Consolidated Total Assets of the Company on the date on which such Designated Noncash Consideration is received (with the fair market value of each item of Designated Noncash Consideration being measured at the time received without giving effect to subsequent changes in value), shall be deemed to be cash for purposes of this paragraph and for no other purpose.

Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply those Net Proceeds at its option:

(1) to reduce Obligations under Secured Indebtedness of the Company or any Guarantor or Indebtedness of the Company that ranks pari passu with the Notes (provided that if the Company shall so reduce Obligations under Indebtedness that ranks pari passu with the Notes (other than Secured Indebtedness), it will equally and ratably reduce Obligations under the Notes by causing the Company to make an offer (in accordance with the procedures set forth below for an Asset Sale Offer (as defined below)) to all holders of Notes to purchase at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, on the pro rata principal amount of Notes) or Indebtedness of a Restricted Subsidiary that (x) is a Subsidiary of the Company and (y) is not a Guarantor, in each case other than Indebtedness owed to Holdings or an Affiliate of Holdings; and/or

(2) to an investment in (i) any one or more Permitted Businesses; provided that such investment in any Permitted Businesses is in the form of the acquisition of Capital Stock and results in the Company or a Restricted Subsidiary owning an amount of the Capital Stock of such business such that such business constitutes a Restricted Subsidiary, (ii) capital expenditures, (iii) other non-current assets, that in the case of each of clauses (ii) and (iii), are used or useful in a Permitted Business; and/or

(3) to an investment in (i) any one or more Permitted Businesses; provided that such investment in any Permitted Business is in the form of the acquisition of Capital Stock and it results in the Company or a Restricted Subsidiary owning an amount of the Capital Stock of such business such that such business constitutes a Restricted Subsidiary, (ii) properties or (iii) assets that, in each of (ii) and (iii), replace the businesses, properties and assets that are the subject of such Asset Sale.

Any Net Proceeds from an Asset Sale not applied or invested in accordance with the preceding paragraph within 365 days from the date of the receipt of such Net Proceeds shall constitute “Excess Proceeds”; provided that if during such 365-day period the Company or a Restricted Subsidiary enters into a definitive binding agreement committing it to apply such Net Proceeds in accordance with the requirements of clause (2) or (3) of the immediately preceding paragraph after such 365th day, such 365-day period will be extended with respect to the amount of Net Proceeds so committed for a period not to exceed 180 days until such Net Proceeds are required to be applied in accordance with such agreement (or, if earlier, until termination of such agreement).

When the aggregate amount of Excess Proceeds exceeds $20.0 million, the Company or the applicable Restricted Subsidiary will make an offer (an “Asset Sale Offer”) to all holders of Notes and Indebtedness that ranks pari passu with the Notes and contains provisions similar to those set forth in the Indenture with respect to offers to purchase with the proceeds of sales of assets to purchase, on a pro rata basis, provided however, with such adjustments so that no Notes or pari passu Indebtedness are purchased in part in an unauthorized denomination, the maximum principal amount of Notes and such other Indebtedness that ranks pari passu with the Notes that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase, and will be payable in cash.

Pending the final application of any Net Proceeds, the Company or the applicable Restricted Subsidiary may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by the Indenture.

If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company or the applicable Restricted Subsidiary may use those Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee will select the Notes to be purchased on a pro rata basis, provided however, with such adjustments so that no Notes or pari passu Indebtedness are purchased in part in an unauthorized denomination. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

The Company or the applicable Restricted Subsidiary will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the Indenture, the Company or the applicable Restricted Subsidiary will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the Indenture by virtue of such conflict.

Because the Credit Facilities are secured by substantially all of our properties and assets, and since the definition of “Net Proceeds” excludes all amounts in respect of any Asset Sale that are used to repay any Indebtedness that is secured by the property or assets that are the subject of such Asset Sale, it is unlikely that any meaningful amount of Net Proceeds will be generated from any Asset Sale so long as the Credit Facilities remain outstanding.

Selection and Notice

If less than all of the Notes are to be redeemed at any time, the Trustee will select Notes for redemption as follows:

(1) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or

(2) if the Notes are not listed on any national securities exchange, on a pro rata basis to the extent practicable and with adjustments so that no Notes are redeemed in part in an unauthorized denomination or by lot or such other method as the Trustee shall deem fair and appropriate.

No Notes of $2,000 or less can be redeemed in part. Except as otherwise provided herein, notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of Notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture. Except for a redemption to be effected pursuant to the heading “Optional Redemption,” notices of redemption may not be conditional.

If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount of that Note that is to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the holder of that Note upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

Suspension of Covenants

During any period of time after the Issue Date that (i) the notes are rated Investment Grade by each of S&P and Moody’s (or, if either (or both) of S&P and Moody’s have been substituted in accordance with the definition of “Rating Agencies”, by each of the then applicable Rating Agencies) and (ii) no Default has occurred and is continuing under the Indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”), the Company and its Restricted Subsidiaries will not be subject to the covenants in the Indenture specifically listed under the following captions in this “Description of Notes” section of this prospectus (the “Suspended Covenants”):

(1) “—Repurchase at the Option of Holders—Asset Sales”;

(2) “—Certain Covenants—Restricted Payments”;

(3) “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock”;

(4) “—Certain Covenants—Dividend and Other Payment Restrictions Affecting Subsidiaries”;

(5) clause (4) of”—Certain Covenants—Merger, Consolidation or Sale of Assets”;

(6) “—Certain Covenants—Transactions with Affiliates”; and

(7) “—Certain Covenants—Business Activities.”

During any Suspension Period, the Company may not designate any of its Restricted Subsidiaries as Unrestricted Subsidiaries pursuant to the second sentence of the definition of “Unrestricted Subsidiary.”

In the event that the Company and its Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) the condition set forth in clause (i) of the first paragraph of this section is no longer satisfied, then Holdings and its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants with respect to future events. The period of time between the date of the Covenant Suspension Event and the Reversion Date is referred to in this description as the “Suspension Period.”

On each Reversion Date, all Indebtedness incurred during the Suspension Period prior to such Reversion Date will be deemed to be Indebtedness permitted to be incurred under clause (3) of Permitted Debt. For purposes of calculating the amount available to be made as Restricted Payments under clause (3) of the first paragraph of the “Restricted Payments” covenant, calculations under such covenant shall be made as though such covenant had been in effect during the entire period of time after the Issue Date (including the Suspension Period). Restricted Payments made during the Suspension Period not otherwise permitted pursuant to the second paragraph of the “Restricted Payments” covenant will reduce the amount available to be made as Restricted Payments under clause (3) of the first paragraph of such covenant.

There can be no assurance that the notes will ever achieve or maintain a rating of Investment Grade from any Rating Agency.

As used above “Rating Agencies” means S&P and Moody’s; provided, that if either S&P or Moody’s (or both) shall cease issuing a rating on the Notes for reasons outside the control of the Company, the Company may select a nationally recognized statistical rating agency to substitute for S&P or Moody’s (or both).

Certain Covenants

Restricted Payments

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(a) declare or pay any dividend or make any other distribution on account of the Company’s or any of its Restricted Subsidiaries’ Equity Interests, including any dividend or distribution payable in connection with any merger or consolidation (other than (A) dividends or distributions by the Company payable in Equity Interests (other than Disqualified Stock) of the Company or in options, warrants or other rights to purchase such Equity Interests (other than Disqualified Stock), (B) dividends or distributions by a Restricted Subsidiary payable to the Company or any other Restricted Subsidiary or (C), in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly Owned Subsidiary, pro rata dividends or distributions to minority stockholders of such Restricted Subsidiary (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation), provided that the Company or one of its Restricted Subsidiaries receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities);

(b) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any direct or indirect parent entity of the Company held by any Person (other than by a Restricted Subsidiary), including in connection with any merger or consolidation;

(c) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness (other than (x) Indebtedness permitted under clauses (7) and (8) of the definition of “Permitted Debt” or (y) the purchase, repurchase or other acquisition or retirement of Indebtedness subordinated or junior in right of payment to the Notes purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase, acquisition or retirement); or

(d) make any Restricted Investment;

(all such payments and other actions set forth in these clauses (a) through (d) being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:

(1) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

(2) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the Applicable Four-Quarter Period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock”; and

(3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clauses (2), (3), (4), (5), (6), (7), (9), (10), (11), (12), (13), (14), (15) and (16) of the next succeeding paragraph; provided that the calculation of Restricted Payments shall also exclude the amounts paid or distributed pursuant to clause (1) of the next paragraph to the extent that the declaration of such dividend or other distribution shall have previously been included as a Restricted Payment), is less than the sum, without duplication, of

(a) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the first fiscal quarter commencing following the Issue Date to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit), plus

(b) 100% of the aggregate net cash proceeds and the fair market value, as determined in good faith by the Board of Directors of the Company, of property and marketable securities received by the Company after the Issue Date from the issue or sale of (x) Equity Interests of the Company (including Retired Capital Stock (as defined below) but excluding (i) cash proceeds received from the sale of Equity Interests of the Company and, to the extent actually contributed to the Company, Equity Interests of the Company’s direct or indirect parent corporations to members of management, directors or consultants of the Company, any direct or indirect parent corporation of the Company and the Subsidiaries of the Company after the Issue Date to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph, (ii) cash proceeds received from the sale of Refunding Capital Stock (as defined below) to the extent such amounts have been applied to Restricted Payments made in accordance with clause (2) of the next succeeding paragraph, (iii) Designated Preferred Stock, (iv) the Cash Contribution Amount and (v) Disqualified Stock) or (y) debt securities of the Company that have been converted into such Equity Interests of the Company (other than Refunding Capital Stock or Equity Interests or convertible debt securities of Holdings sold to a Restricted Subsidiary or Holdings, as the case may be, and other than Disqualified Stock or Designated Preferred Stock or debt securities that have been converted into Disqualified Stock or Designated Preferred Stock), plus

(c) 100% of the aggregate amount of cash and the fair market value, as determined in good faith by the Board of Directors of the Company, of property and marketable securities contributed to the capital of the Company after the Issue Date (other than (i) by a Restricted Subsidiary, (ii) any Excluded Contributions, (iii) any Disqualified Stock, (iv) any Refunding Capital Stock, (v) any Designated Preferred Stock, (vi) the Cash Contribution Amount and (vii) cash proceeds applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph), plus

(d) to the extent not already included in Consolidated Net Income, 100% of the aggregate amount received in cash and the fair market value, as determined in good faith by the Board of Directors of the Company, of property and marketable securities received after the Issue Date by means of (A) the sale or other disposition (other than to the Company or a Restricted Subsidiary) of Restricted Investments made by the Company or its Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from the Company or its Restricted Subsidiaries and repayments of loans or advances which constitute Restricted Investments of the Company or its Restricted Subsidiaries or (B) the sale (other than to the Company or a Restricted Subsidiary) of the Capital Stock of an Unrestricted Subsidiary or a distribution from an Unrestricted Subsidiary (other than in each case to the extent the Investment in such Unrestricted Subsidiary was made by a Restricted Subsidiary pursuant to clause (10) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment) or a dividend from an Unrestricted Subsidiary, plus
(e) in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary or the merger or consolidation of an Unrestricted Subsidiary into the Company or a Restricted Subsidiary or the transfer of assets of an Unrestricted Subsidiary to the Company or a Restricted Subsidiary, the fair market value of the Investment in such Unrestricted Subsidiary, as determined by the Board of Directors of the Company in good faith at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary or at the time of such merger, consolidation or transfer of assets (other than an Unrestricted Subsidiary to the extent the Investment in such Unrestricted Subsidiary was made by a Restricted Subsidiary pursuant to clause (10) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment).

The preceding provisions will not prohibit:

(1) the payment of any dividend or other distribution within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of the Indenture;

(2) (A) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company or any direct or indirect parent of the Company (“Retired Capital Stock”) or Indebtedness subordinated to the Notes in exchange for or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary or the Company) of Equity Interests of the Company or contributions to the equity capital of the Company (in each case, other than Disqualified Stock and the Cash Contribution Amount) (“Refunding Capital Stock”) and (B) the declaration and payment of dividends on the Retired Capital Stock out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company or to an employee stock ownership plan or any trust established by the Company or any of its Subsidiaries) of Refunding Capital Stock;

(3) the redemption, repurchase or other acquisition or retirement of Indebtedness subordinated to the Notes made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the borrower thereof which is incurred in compliance with the covenant

“—Incurrence of Indebtedness and Issuance of Preferred Stock” so long as (A) such new Indebtedness is subordinated to the Notes and any Guarantees thereof at least to the same extent as such Indebtedness subordinated to such Notes so redeemed, repurchased, acquired or retired, (B) such new Indebtedness has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Indebtedness subordinated to such Notes being so redeemed, repurchased, acquired or retired and (C) such new Indebtedness has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Indebtedness subordinated to such Notes being so redeemed, repurchased, acquired or retired;

(4) a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of Equity Interests of the Company or any of its direct or indirect parent corporations held by any future, present or former employee, director or consultant of the Company, any Subsidiary or any of its direct or indirect parent corporations (or their permitted transferees, assigns, estates or heirs) pursuant to any management equity plan or stock option plan or any other management or employee benefit plan, agreement or arrangement, provided, however, that the aggregate amount of Restricted Payments made under this clause (4) does not exceed in any calendar year $10.0 million (with any unused amounts in any calendar year being carried over to the two immediately succeeding calendar years); and provided, further, that such amount in any calendar year may be increased by an amount not to exceed (A) the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of the Company and, to the extent contributed to the Company, Equity Interests of any of its direct or indirect parent corporations, in each case to members of management, directors or consultants of the Company, any of its Subsidiaries or any of its direct or indirect parent corporations that occurs after the Issue Date plus (B) the cash proceeds of “key man” life insurance policies received by the Company or its Restricted Subsidiaries after the Issue Date (provided that the Company may elect to apply all or any portion of the aggregate increase contemplated by clauses (A) and (B) above in any calendar year) (it being understood that the forgiveness of any debt by such Person shall not be a Restricted Payment hereunder) less (C) the amount of any Restricted Payments previously made pursuant to clauses (A) and (B) of this clause (4);

(5) the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Company or any Restricted Subsidiary issued or incurred in accordance with this covenant to the extent such dividends are included in the definition of Fixed Charges for such entity;

(6) the declaration and payment of dividends or distributions to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued after the Issue Date and the declaration and payment of dividends to any direct or indirect parent corporation of the Company the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of any direct or indirect parent corporation of the Company issued after the Issue Date; provided, however, that (A) for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock, after giving effect to such issuance (and the payment of dividends or distributions thereon) on a pro forma basis, the Company would have had a Fixed Charge Coverage Ratio of at least 2.0 to 1.0 and (B) the aggregate amount of dividends declared and paid pursuant to this clause (6) does not exceed the net cash proceeds actually received by the Company from any such sale of Designated Preferred Stock (other than Disqualified Stock) issued after the Issue Date;

(7) repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(8) the payment of dividends on the Company’s common stock (or the payment of dividends to any direct or indirect parent company of the Company, as the case may be, to fund the payment by any such parent company of the Company of dividends on such entity’s common stock) following the first public offering of the Company’s common stock or the common stock of any of its direct or indirect parent corporations after the Issue Date, of up to 6.0% per annum of the net cash proceeds received by or contributed to the Company after the Issue Date in any such public offering, other than public offerings of common stock of the Company (or any direct or indirect parent company of the Company) registered on Form S-4 or Form S-8 and other than any public sale constituting an Excluded Contribution;

(9) Restricted Payments that are made with Excluded Contributions;

(10) other Restricted Payments in an aggregate amount not to exceed $25.0 million after the Issue Date;

(11) distributions or payments of Securitization Fees and purchases of Securitization Assets pursuant to a Securitization Repurchase Obligation in connection with a Qualified Securitization Financing;

(12) the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness pursuant to provisions similar to those described under the captions “—Repurchase at the Option of Holders—Change of Control” and “—Repurchase at the Option of Holders—Asset Sales”; provided that a Change of Control Offer or Asset Sale Offer, as applicable, has been made and all Notes tendered by holders of the Notes in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value;

(13) the declaration and payment of dividends to, or the making of loans to, a direct or indirect parent corporation of the Company in amounts required for such Person to pay, without duplication:

(A) franchise taxes and other fees, taxes and expenses required to maintain its corporate existence;

(B) income taxes to the extent such income taxes are attributable to the income of the Company and its Restricted Subsidiaries and, to the extent of the amount actually received from the Unrestricted Subsidiaries, in amounts required to pay such taxes to the extent attributable to the income of the Unrestricted Subsidiaries, provided, however, that in each case the amount of such payments in any fiscal year does not exceed the amount of income taxes that the Company and its Restricted Subsidiaries would be required to pay for such fiscal year were the Company and its Restricted Subsidiaries to pay such taxes as a stand-alone taxpayer;

(C) customary salary, bonus, severance, indemnification obligations and other benefits payable to officers and employees of such direct or indirect parent corporation of the Company to the extent such salaries, bonuses, severance, indemnification obligations and other benefits are attributable to the ownership or operation of the Company and its Restricted Subsidiaries;

(D) general corporate overhead and operating expenses for such direct or indirect parent corporation of the Company to the extent such expenses are attributable to the ownership or operation of the Company and its Restricted Subsidiaries;

(E) reasonable fees and expenses incurred in connection with any unsuccessful debt or equity offering or other financing transaction by such direct or indirect parent corporation of the Company;

(F) taxes with respect to income of any direct or indirect parent company of the Company derived from funding made available to the Company and its Restricted Subsidiaries by such direct or indirect parent company; and

(G) obligations under the Management Agreement (as in effect on the Issue Date);

(14) cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock of the

Company; provided, however, that any such cash payment shall not be for the purpose of evading the limitation of the covenant described under this subheading (as determined in good faith by the Board of Directors of the Company);

(15) the distribution, by dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Company or a Restricted Subsidiary by, Unrestricted Subsidiaries; or

(16) any payments made in connection with the consummation of the Transactions as described in this prospectus;

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (6), (8), (10), (12) and (13)(G) above, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof.

The amount of all Restricted Payments (other than cash) will be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant will be determined in good faith by the Board of Directors of the Company. Such determination must be based upon an opinion or appraisal issued by an Independent Financial Advisor if the fair market value exceeds $50.0 million.

As of the Issue Date, all of the Company’s Subsidiaries will be Restricted Subsidiaries. The Company will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the second to last sentence of the definition of Unrestricted Subsidiary. For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding investments by the Company and the Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the second paragraph of the definition of Investments. Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time under this covenant or the definition of Permitted Investments and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants described in this summary.

For the avoidance of doubt, any dividend or distribution otherwise permitted pursuant to this covenant may be in the form of a loan.

Incurrence of Indebtedness and Issuance of Preferred Stock

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively “incur”) any Indebtedness (including Acquired Debt) and will not permit any of its Restricted Subsidiaries to issue any shares of Preferred Stock; provided, however, that the Company and any Restricted Subsidiary that is a Guarantor may incur Indebtedness (including Acquired Debt) and any Restricted Subsidiary that is a Guarantor may issue Preferred Stock if the Fixed Charge Coverage Ratio of the Company and its Subsidiaries (on a consolidated combined basis) for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Preferred Stock is issued would have been at least 2.0 to 1.0 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period.

The first paragraph of this covenant will not prohibit the incurrence of any of the following (collectively, “Permitted Debt”):

(1) (A) the incurrence by the Company or a Restricted Subsidiary of Indebtedness under the ABL Facilities together with the incurrence by the Company or any Restricted Subsidiary of the guarantees thereunder and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof), up to an aggregate principal amount, equal to the greater of (x) the Borrowing Base and (y) $600.0 million outstanding at any one time, less the amount of all payments actually made by the borrower thereunder in respect of Indebtedness thereunder with Net Proceeds from Asset Sales pursuant to clause (1) of the second paragraph of the covenant described under the caption “Repurchase at the Option of Holders—Asset Sales”; and (B) the incurrence by the Company or a Restricted Subsidiary of Indebtedness under the Term Loan Facility together with the incurrence by the Company or any Restricted Subsidiary of the guarantees thereunder, up to an aggregate principal amount, equal to $1,000.0 million outstanding at any one time, less the amount of all payments actually made by the borrower thereunder in respect of Indebtedness thereunder with Net Proceeds from Asset Sales pursuant to clause (1) of the second paragraph of the covenant described under the caption “Repurchase at the Option of Holders—Asset Sales”;

(2) the incurrence by the Company and the Guarantors of Indebtedness represented by the Notes (including any Guarantee thereof) on the Issue Date and any Notes issued in exchange for such Notes (including any Guarantee thereof) pursuant to the Registration Rights Agreement;

(3) any Indebtedness of the Company and its Restricted Subsidiaries in existence on the Issue Date (other than Indebtedness described in clauses (1) or (2));

(4) Indebtedness (including Capitalized Lease Obligations) incurred by the Company or any Restricted Subsidiary to finance the purchase, lease or improvement of property (real or personal) or equipment that is used or useful in a Permitted Business (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) in an aggregate principal amount that, when aggregated with the principal amount of all other Indebtedness then outstanding and incurred pursuant to this clause (4) does not exceed the greater of $90.0 million and 3.5% of Consolidated Total Assets;

(5) Indebtedness incurred by the Company or any Restricted Subsidiary constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including without limitation letters of credit in respect of workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers’ compensation claims; provided, however, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

(6) Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price, earn-outs or similar obligations, in each case, incurred or assumed in connection with the disposition or acquisition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that (A) such Indebtedness is not reflected on the balance sheet of the Company or any Restricted Subsidiary (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (A)) and (B) the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds including noncash proceeds (the fair market value of such noncash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Company and any Restricted Subsidiaries in connection with a disposition;

(7) Indebtedness of the Company owed to and held by any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owed to and held by the Company or any other Restricted Subsidiary; provided, however, that (A) any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness (except to the Company or a Restricted Subsidiary) shall be deemed, in each case, to constitute the incurrence of such Indebtedness by the issuer thereof and (B) if the Company or a Guarantor is the obligor on such Indebtedness, such Indebtedness is expressly subordinated in right of payment to all obligations of the Company or such Guarantor with respect to the Notes;

(8) shares of Preferred Stock of a Restricted Subsidiary issued to the Company or a Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Company or a Restricted Subsidiary) shall be deemed in each case to be an issuance of such shares of Preferred Stock;

(9) Hedging Obligations of the Company or any Restricted Subsidiary (excluding Hedging Obligations entered into for speculative purposes) for the purpose of limiting, hedging or managing (A) interest rates with respect to any Indebtedness that is permitted by the terms of the Indenture to be outstanding, (B) currency exchange rates or (c) commodity prices;

(10) obligations in respect of performance and surety bonds, appeal bonds and other similar types of bonds and performance and completion guarantees provided by the Company or any Restricted Subsidiary or obligations in respect of letters of credit related thereto, in each case in the ordinary course of business or consistent with past practice;

(11) Indebtedness of the Company or any Restricted Subsidiary or Preferred Stock of any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference which, when aggregated with the principal amount and liquidation preference of all other Indebtedness and Preferred Stock then outstanding and incurred pursuant to this clause (11) does not at any one time outstanding exceed $50.0 million;

(12) (x) any guarantee by the Company or a Guarantor of Indebtedness or other obligations of any Restricted Subsidiary so long as the incurrence of such Indebtedness incurred by such Restricted Subsidiary is permitted under the terms of the Indenture; provided that if such Indebtedness is by its express terms subordinated in right of payment to the Notes or the Guarantee of such Restricted Subsidiary or the Company, as applicable, any such guarantee of such Guarantor with respect to such Indebtedness shall be subordinated in right of payment to such Guarantor’s Guarantee with respect to the Notes substantially to the same extent as such Indebtedness is subordinated to the Notes or the Guarantee of such Restricted Subsidiary, as applicable, (y) any guarantee by a Restricted Subsidiary that is not a Guarantor of Indebtedness of another Restricted Subsidiary that is not a Guarantor incurred in accordance with the terms of the Indenture, and (z) any guarantee by a Guarantor of Indebtedness of the Company incurred in accordance with the terms of the Indenture;

(13) the incurrence by the Company or any Restricted Subsidiary of Indebtedness or Preferred Stock that serves to refund or refinance any Indebtedness incurred as permitted under the first paragraph of this covenant and clauses (2) and (3) above, this clause (13) and clauses (14) and (19) below or any Indebtedness issued to so refund or refinance such Indebtedness including additional Indebtedness incurred to pay premiums and fees in connection therewith (the “Refinancing Indebtedness”) prior to its respective maturity; provided, however, that such

Refinancing Indebtedness (A) has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the earlier of (x) the Stated Maturity of the Indebtedness being refunded or refinanced and (y) the Stated Maturity of any Notes then outstanding, (B) to the extent such Refinancing Indebtedness refinances Indebtedness subordinated or pari passu to the Notes or the Guarantees such Refinancing Indebtedness is subordinated or pari passu to the Notes or the Guarantees at least to the same extent as the Indebtedness being refinanced or refunded, (C) shall not include (x) Indebtedness or Preferred Stock of a Subsidiary that is not a Guarantor that refinances Indebtedness or Preferred Stock of the Company or a Guarantor or (y) Indebtedness or Preferred Stock of the Company or a Restricted Subsidiary that refinances Indebtedness or Preferred Stock of an Unrestricted Subsidiary, (D) shall not be in a principal amount in excess of the principal amount of, premium, if any, accrued interest on, and related fees and expenses of, the Indebtedness being refunded or refinanced and (E) shall not have a stated maturity date that is earlier than the earlier of (x) the Stated Maturity of the Indebtedness being refunded or refinanced and (y) the Stated Maturity of any Notes then outstanding;

(14) Indebtedness or Preferred Stock of a Person incurred and outstanding on or prior to the date on which such Person was acquired by, the Company or any Restricted Subsidiary or merged into the Company or a Restricted Subsidiary in accordance with the terms of the Indenture; provided that such Indebtedness or Preferred Stock is not incurred in connection with or in contemplation of, or to provide all or any portion of the funds or credit support utilized to consummate, such acquisition or merger; and provided, further, that after giving effect to such incurrence of Indebtedness either (A) the Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of this covenant or (B) the Fixed Charge Coverage Ratio would be greater than such Fixed Charge Coverage Ratio immediately prior to such acquisition;

(15) Indebtedness arising from the honoring by a bank or financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five business days of its incurrence;

(16) Indebtedness of the Company or any of its Restricted Subsidiaries supported by a letter of credit issued pursuant to a Credit Facility in a principal amount not in excess of the stated amount of such letter of credit;

(17) Indebtedness incurred by a Securitization Subsidiary in a Qualified Securitization Financing that is not recourse to the Company or any of its Restricted Subsidiaries, other than a Securitization Subsidiary (except for Standard Securitization Undertakings);

(18) Indebtedness consisting of promissory notes issued by the Company or any Guarantor to current or former officers, directors and employees, their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of Company or any of its direct or indirect parent corporations permitted by the covenant described under the caption “—Restricted Payments”;

(19) Contribution Indebtedness;

(20) Indebtedness of the Company or any Restricted Subsidiary to the extent the proceeds of such Indebtedness are deposited and used to defease the Notes as described under “Legal Defeasance and Covenant Defeasance” or “Satisfaction and Discharge”;

(21) Indebtedness of the Company or any Restricted Subsidiary consisting of the financing of insurance premiums in the ordinary course of business; and

(22) Indebtedness incurred by a Foreign Subsidiary, provided, however, that the aggregate principal amount of Indebtedness incurred under this clause (22) which, when aggregated with the principal amount of all other Indebtedness then outstanding and incurred pursuant to this clause (22) does not exceed the greater of (x) $30.0 million and (y) an amount equal to 1.5% of Consolidated Total Assets of the Foreign Subsidiaries of the Company;

For purposes of determining compliance with this “—Incurrence of Indebtedness and Issuance of Preferred Stock” covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (22) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company will be permitted to classify and later reclassify such item of Indebtedness in any manner that complies with this covenant, and such item of Indebtedness will be treated as having been incurred pursuant to only one of such categories. Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness will not be deemed to be an incurrence of Indebtedness for purposes of this covenant. Notwithstanding the foregoing, Indebtedness under the Credit Facilities outstanding on the Issue Date will be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt. Additionally, all or any portion of any item of Indebtedness may later be reclassified as having been incurred pursuant to the first paragraph of this covenant or under any category of Permitted Debt described in clauses (1) through (22) above so long as such Indebtedness is permitted to be incurred pursuant to such provision at the time of reclassification.

For purposes of determining compliance with any U.S. dollar restriction on the incurrence of Indebtedness where the Indebtedness incurred is denominated in a different currency, the amount of such Indebtedness will be the U.S. Dollar Equivalent determined on the date of the incurrence of such Indebtedness; provided, however, that if any such Indebtedness denominated in a different currency is subject to a currency agreement with respect to U.S. dollars covering all principal, premium, if any, and interest payable on such Indebtedness, the amount of such Indebtedness expressed in U.S. dollars will be as provided in such currency agreement. The principal amount of any refinancing Indebtedness incurred in the same currency as the Indebtedness being refinanced will be the U.S. Dollar Equivalent of the Indebtedness being refinanced, except to the extent that (1) such U.S. Dollar Equivalent was determined based on a currency agreement, in which case the refinancing Indebtedness will be determined in accordance with the preceding sentence, and (2) the principal amount of the refinancing Indebtedness exceeds the principal amount of the Indebtedness being refinanced, in which case the U.S. Dollar Equivalent of such excess will be determined on the date such refinancing Indebtedness is incurred. The maximum amount of Indebtedness that the Company and its Restricted Subsidiaries may incur pursuant to this covenant shall not be deemed to be exceeded, with respect to any outstanding Indebtedness, solely as a result of fluctuations in the exchange rate of currencies.

The Indenture governing the Notes will provide that the Company will not, and will not permit any Restricted Subsidiary that is a Guarantor to, directly or indirectly, incur any Indebtedness that is or purports to be by its terms (or by the terms of any agreement governing such Indebtedness) contractually subordinated or junior in right of payment to any Indebtedness (including Acquired Debt) of the Company or such Restricted Subsidiary, as the case may be, unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinate to the Notes to the extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of the Company or such Guarantor’s Guarantee of the Notes. Indebtedness shall not be considered subordinate or junior in right of payment by virtue of being secured to a greater or lesser extent or with different priority.

Liens

The Company will not, and will not permit any of its Restricted Subsidiaries that are Guarantors to, directly or indirectly, create, incur, assume or suffer to exist any Lien (other than any Permitted

Lien) that secures obligations under any Indebtedness or, if applicable, any Guarantee on any asset or property of the Company or any Restricted Subsidiary, or any income or profits therefrom, or assign or convey any right to receive income therefrom, unless:

(1) in the case of Liens securing Indebtedness subordinated to the Notes or the Guarantees, the Notes and the Guarantees are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; or

(2) in all other cases, the Notes and the Guarantees are equally and ratably secured.

Dividend and Other Payment Restrictions Affecting Subsidiaries

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any such Restricted Subsidiary to:

(1) pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries;

(2) make loans or advances to the Company or any of its Restricted Subsidiaries; or

(3) sell, lease or transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1) contractual encumbrances or restrictions in effect (x) pursuant to a Credit Facility or related documents as in effect on the Issue Date or (y) on the Issue Date, including, without limitation, pursuant to Indebtedness in existence on the Issue Date;

(2) the Indenture, the Notes and Guarantees (including any Exchange Notes with respect to the Notes and related Guarantees);

(3) purchase money obligations or other obligations described in clause (4) of the second paragraph of “—Incurrence of Indebtedness and Issuance of Preferred Stock” that, in each case, impose restrictions of the nature discussed in clause (3) above in the first paragraph of this covenant on the property so acquired;

(4) applicable law or any applicable rule, regulation or order;

(5) any agreement or other instrument of a Person acquired by the Company or any Restricted Subsidiary in existence at the time of such acquisition (but not created in connection therewith or in contemplation thereof or to provide all or a portion of the funds or credit support utilized to consummate such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

(6) contracts for the sale of assets, including without limitation, customary restrictions with respect to a Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary;

(7) Secured Indebtedness otherwise permitted to be incurred pursuant to the covenants described under the captions “—Incurrence of Indebtedness and Issuance of Preferred Stock” and “—Liens” that limits the right of the debtor to dispose of the assets securing such Indebtedness;

(8) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(9) other Indebtedness or Preferred Stock of any Restricted Subsidiary (i) that is a Guarantor that is incurred subsequent to the Issue Date pursuant to the covenant described under “—Incurrence of Indebtedness and Issuance of Preferred Stock” or (ii) that is incurred by a Foreign Subsidiary of the Company subsequent to the Issue Date;

(10) customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business;

(11) customary provisions contained in leases, subleases, licenses or asset sale agreements and other agreements; and

(12) any encumbrances or restrictions of the type referred to in clauses (1), (2) and (3) of the first paragraph above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (11) above; provided that the encumbrances or restrictions imposed by such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Board of Directors of the Company, not materially less favorable to the holders of the Notes than encumbrances and restrictions contained in such predecessor agreements and do not affect the Company’s and Guarantors’ ability, taken as a whole, to make payments of interest and scheduled payments of principal in respect of the Notes, in each case as and when due; provided, further, however, that with respect to agreements existing on the Issue Date, any refinancings or amendments thereof contain such encumbrances or restrictions that are not materially less favorable to the holders of the Notes than the encumbrances or restrictions contained in such agreements as in effect on the Issue Date.

Merger, Consolidation or Sale of Assets

The Company may not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation); or (2) sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries, taken as a whole, in one or more related transactions, to another Person; unless:

(1) the Company is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made is a corporation or limited liability company organized or existing under the laws of the United States, any state of the United States or the District of Columbia (the Company or such Person, including the Person to which such sale, assignment, transfer, conveyance, lease or other disposition has been made, as the case may be, being herein called the “Successor Company”);

(2) the Successor Company (if other than the Company) assumes all the obligations of the Company pursuant to agreements necessary under the terms of the Notes, the Indenture and the Registration Rights Agreement;

(3) immediately after such transaction, no Default or Event of Default exists; and

(4) immediately after giving pro forma effect to such transaction and any related financing transactions, as if the same had occurred at the beginning of the applicable four-quarter period, either (a) the Successor Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described under “—Incurrence of Indebtedness and Issuance of Preferred Stock” or (b) the Fixed Charge Coverage Ratio for the Successor Company and its Restricted Subsidiaries would be greater than such ratio for the Company and its Restricted Subsidiaries immediately prior to such transaction.

Similar provisions relating to any consolidation, merger or sale, assignment, transfer, conveyance, lease or other disposition of all or substantially all of the properties or assets of a Guarantor (excluding clause (4) above and excluding any transaction permitted by “—Repurchase at the Option of Holders—Asset Sales” above) will also be included in this covenant. See “—Guarantees.”

For purposes of this covenant, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Restricted Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Restricted Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of the Company.

The predecessor company will be released from its obligations under the Indenture and the Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture, but, in the case of a lease of all or substantially all its assets, the predecessor will not be released from the obligation to pay the principal of and interest on the Notes.

Although there is a limited body of case law interpreting the phrase “substantially all,” there is not precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve “all or substantially all” of the property or assets of a Person.

This “—Merger, Consolidation or Sale of Assets” covenant will not apply to a sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Company and its Restricted Subsidiaries. Notwithstanding the foregoing, clauses (3) and (4) will not be applicable to (a) any Restricted Subsidiary consolidating with, merging into or selling, assigning, transferring, conveying, leasing or otherwise disposing of all or part of its properties and assets to the Company or to another Restricted Subsidiary and (b) the Company merging with an Affiliate solely for the purpose of reincorporating the Company, as the case may be, in another jurisdiction.

Transactions with Affiliates

The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, assign, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an “Affiliate Transaction”) involving aggregate consideration in excess of $5.0 million, unless:

(1) the Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or Restricted Subsidiary with an unrelated Person; and

(2) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $15.0 million, a majority of the disinterested members of the Board of Directors of the Company have determined in good faith that the criteria set forth in the immediately preceding clause (1) are satisfied and have approved the relevant Affiliate Transaction as evidenced by a resolution of the Board of Directors of the Company.

The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1) any transaction with the Company, a Restricted Subsidiary or joint venture or similar entity which would constitute an Affiliate Transaction solely because the Company or a Restricted Subsidiary owns an equity interest in or otherwise controls such Restricted Subsidiary, joint venture or similar entity;

(2) Restricted Payments and Permitted Investments permitted by the Indenture;

(3) the payment to the Sponsors, any of their Affiliates, and officers or Affiliates of the Company or any of its Restricted Subsidiaries, of management, consulting, monitoring and advisory fees, termination payments and related reasonable expenses pursuant to (A) the Management Agreement or any amendment thereto (so long as any such amendment is not less advantageous to the holders of the Notes in any material respect than the Management Agreement) or (B) other agreements as in effect on the Issue Date that are entered into in connection with the Transactions and as in effect on the Issue Date or any amendment thereto (so long as any such amendment is not less advantageous to the holders of the Notes in any material respect than the original agreement as in effect on the Issue Date);

(4) the payment of reasonable compensation and fees to, and indemnities provided on behalf of (and entering into related agreements with) officers, directors, employees or consultants of the Company, any of its direct or indirect parent corporations, or any Restricted Subsidiary, as determined in good faith by the Board of Directors of the Company or senior management thereof;

(5) payments made by the Company or any Restricted Subsidiary to the Sponsors and any of their Affiliates for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures, which payments are approved by a majority of the disinterested members of the Board of Directors of the Company in good faith;

(6) transactions in which the Company or any Restricted Subsidiary delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view;

(7) payments or loans (or cancellations of loans) to employees or consultants of the Company or any of its direct or indirect parent corporations or any Restricted Subsidiary which are approved by the Board of Directors of the Company and which are otherwise permitted under the Indenture, but in any event not to exceed $10.0 million in the aggregate outstanding at any one time;

(8) payments made or performance under any agreement as in effect on the Issue Date (other than the Management Agreement and Shareholders Agreement, but including, without limitation, each of the other agreements entered into in connection with the Transactions);

(9) the existence of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under the terms of, the Shareholders Agreement (including any registration rights agreement or purchase agreements related thereto to which it is a party on the Issue Date and any similar agreement that it may enter into thereafter); provided, however, that the existence of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under, any future amendment to the Shareholders Agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (9) to the extent that the terms of any such existing agreement together with all amendments thereto, taken as a whole, or new agreement are not otherwise more disadvantageous to holders of the Notes in any material respect than the original agreement as in effect on the Issue Date;

(10) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services (including Holdings and its Subsidiaries), in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture that are fair to the Company or its Restricted Subsidiaries, in the reasonable determination of the members of the Board of Directors of the Company or the senior management thereof, or are on terms at least as favorable as would reasonably have been entered into at such time with an unaffiliated party;

(11) if otherwise permitted hereunder, the issuance of Equity Interests (other than Disqualified Stock) of the Company to any Permitted Holder, any director, officer, employee or consultant of the Company or its Subsidiaries or any other Affiliates of the Company (other than a Subsidiary); and

(12) any transaction with a Securitization Subsidiary effected as part of a Qualified Securitization Financing.

Business Activities

The Company will not, and will not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Subsidiaries taken as a whole.

Payments for Consent

The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid and is paid to all holders of the Notes that so consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Additional Guarantees

After the Issue Date, the Company will cause (i) each of its Domestic Subsidiaries (other than any Unrestricted Subsidiary) that incurs any Indebtedness in excess of $10.0 million (other than Indebtedness permitted to be incurred pursuant to clauses (5), (6), (7), (8), (9), (10) and (15) of the second paragraph of the covenant described under “—Incurrence of Indebtedness and Issuance of Preferred Stock”) and (ii) each Restricted Subsidiary that guarantees any Indebtedness of the Company or any of the Guarantors, in each case, within 10 business days of such incurrence of any such Indebtedness or guarantee of such Indebtedness, to execute and deliver to the Trustee a supplement to the Indenture pursuant to which such Restricted Subsidiary will unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any and interest on the Notes and all other obligations under the Indenture on the same terms and conditions as those set forth in the Indenture.

Each Guarantee will be limited to an amount not to exceed the maximum amount that can be guaranteed by that Restricted Subsidiary without rendering the Guarantee, as it relates to such Restricted Subsidiary, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

Each Guarantee shall be released in accordance with the provisions of the Indenture described under “—Guarantees.”

Reports

Whether or not required by the Commission, so long as any Notes are outstanding, if not filed electronically with the Commission through the Commission’s Electronic Data Gathering, Analysis, and Retrieval System (or any successor system), the Company will furnish to the holders of Notes, within the time periods specified in the Commission’s rules and regulations:

(1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K, if the Company were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Company’s certified independent accountants; and

(2) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

In addition, whether or not required by the Commission, after the consummation of the Exchange Offer or the effectiveness of the Shelf Registration Statement, the Company will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the Commission for public availability within the time periods specified in the Commission’s rules and regulations (unless the Commission will not accept such a filing) for a filer that is not an “accelerated filer” (as defined in such rules and regulations) and make such information available to securities analysts and prospective investors upon request. In addition, the Company have agreed that, for so long as any Notes remain outstanding, it will furnish to the holders of the Notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

In addition, if at any time any direct or indirect parent (including Holdings) is or becomes a Guarantor (there being no obligation of any such parent to do so), holds no material assets other than cash, Cash Equivalents and the Capital Stock of the Company or any other direct or indirect parent of the Company (and performs the related incidental activities associated with such ownership) and complies with the requirements of Rule 3-10 of Regulation S-X promulgated by the Commission (or any successor provision), the reports, information and other documents required to be filed and furnished to holders of the Notes pursuant to this covenant may, at the option of the Company, be filed by and be those of parent rather than the Company.

Notwithstanding the foregoing, such requirements shall be deemed satisfied prior to the commencement of the exchange offer (as described under “Exchange Offer; Registration Rights”) or the effectiveness of a shelf registration statement relating to the registration of the Notes under the Securities Act the shelf registration statement (as described under “Exchange Offer; Registration Rights”) by the filing with the Commission of an exchange offer registration statement, and any amendments thereto, with such financial information that satisfies Regulation S-X of the Securities Act within the time periods and in accordance with the other provisions described under “Exchange Offer; Registration Rights.”

Events of Default and Remedies

Under the Indenture, an Event of Default is defined as any of the following:

(1) the Company defaults in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Notes;

(2) the Company defaults in the payment when due of interest or Additional Interest, if any, on or with respect to the Notes and such default continues for a period of 30 days;

(3) the Company defaults in the performance of, or breaches any covenant, warranty or other agreement contained in, the Indenture (other than a default in the performance or breach of a covenant, warranty or agreement which is specifically dealt with in clauses (1) or (2) above) and such default or breach continues for a period of 60 days after the notice from the Trustee or the holders of at least 25% in principal amount of Notes outstanding under the Indenture;

(4) a default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Company or any Restricted Subsidiary or the payment of which is guaranteed by the Company or any Restricted Subsidiary (other than Indebtedness owed to the Company or a Restricted Subsidiary), whether such Indebtedness or guarantee now exists or is created after the Issue Date, if (A) such default either (1) results from the failure to pay any such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or (2) relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity and (B) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $50.0 million (or its foreign currency equivalent) or more at any one time outstanding;

(5) certain events of bankruptcy affecting the Company or any Significant Subsidiary;

(6) the failure by the Company or any Significant Subsidiary to pay final judgments aggregating in excess of $50.0 million (other than any judgments covered by indemnities or insurance policies issued by reputable and creditworthy companies), which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after the applicable judgment becomes final; or

(7) the Guarantee of a Significant Subsidiary that is a Guarantor or any group of Subsidiaries that are Guarantors and that, taken together as of the date of the most recent audited financial statements of the Company, would constitute a Significant Subsidiary ceases to be in full force and effect (except as contemplated by the terms hereof) or any Guarantor denies or disaffirms its obligations under the Indenture or any Guarantee, other than by reason of the release of the Guarantee in accordance with the terms of the Indenture, and such Default continues for 30 days.

If an Event of Default (other than an Event of Default specified in clause (5) above with respect to the Company) shall occur and be continuing, the Trustee or the holders of at least 25% in principal amount of outstanding Notes under the Indenture may declare the principal of and accrued interest on such Notes to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a “notice of acceleration” (the “Acceleration Notice”), and the same shall become immediately due and payable.

If an Event of Default specified in clause (5) above with respect to the Company occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder of the Notes.

The Indenture provides that, at any time after a declaration of acceleration with respect to the Notes, as described in the two preceding paragraphs, the holders of a majority in principal amount of the Notes may rescind and cancel such declaration and its consequences:

(1) if the rescission would not conflict with any judgment or decree;

(2) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;

(3) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

(4) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances; and

(5) in the event of the cure or waiver of an Event of Default of the type described in clause (5) of the description above of Events of Default, the Trustee shall have received an Officers’ Certificate and an opinion of counsel that such Event of Default has been cured or waived.

No such rescission shall affect any subsequent Default or impair any right consequent thereto.

The holders of a majority in principal amount of the Notes issued and then outstanding under the Indenture may waive any existing Default or Event of Default under such Indenture, and its consequences, except a default in the payment of the principal of or interest on the Notes.

In the event of any Event of Default specified in clause (4) of the first paragraph above, such Event of Default and all consequences thereof (excluding, however, any resulting payment default) will be annulled, waived and rescinded, automatically and without any action by the Trustee or the holders of the Notes, if within 30 days after such Event of Default arose the Company delivers an Officers’ Certificate to the Trustee stating that (x) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged or (y) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or (z) the default that is the basis for such Event of Default has been cured, it being understood that in no event shall an acceleration of the principal amount of the Notes as described above be annulled, waived or rescinded upon the happening of any such events.

Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture and under the Trust Indenture Act of 1939, as amended. Subject to the provisions of the Indenture relating to the duties and rights of the Trustee, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the holders of the Notes, unless such holders have offered to the Trustee indemnity satisfactory to it. Subject to applicable provisions of the Indenture and applicable law, the holders of a majority in aggregate principal amount of the then outstanding Notes issued under such Indenture have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture. Upon becoming aware of any Default or Event of Default, the Company is required to promptly deliver to the Trustee a statement specifying such Default or Event of Default, its status and what action the Company is taking or proposing to take in respect thereof.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or stockholder of the Company, any of its Subsidiaries or any of its direct or indirect parent corporations, as such, will have any liability for any obligations of the Company or any Guarantor under the Notes, the Indenture, the Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the Commission that such waiver is against public policy.

Governing Law

The Indenture, the Notes and the Guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

Legal Defeasance and Covenant Defeasance

The Company may, concurrently and only concurrently, at its option and at any time, elect to have all of its obligations and the obligations of the applicable Guarantors discharged with respect to the outstanding Notes (“Legal Defeasance”) except for:

(1) the rights of holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium and Additional Interest, if any, on such Notes when such payments are due from the trust referred to below;

(2) the Company’s obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the Trustee, and the Company’s obligations in connection therewith; and

(4) the Legal Defeasance provisions of the Indenture.

In addition, the Company may, at its option and at any time, elect to have its obligations and the obligations of the Guarantors released with respect to substantially all of the covenants in the Indenture (“Covenant Defeasance”) and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default. In the event that a Covenant Defeasance occurs, certain events (not including nonpayment, bankruptcy, receivership, rehabilitation and insolvency events of the Company but including such events with respect to any Significant Subsidiary) described under “—Events of Default and Remedies” will no longer constitute an Event of Default.

In order to exercise either Legal Defeasance or Covenant Defeasance under the Indenture:

(1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the Notes, cash in U.S. dollars, non-callable U.S. Government Securities, or a combination of cash in U.S. dollars and non-callable U.S. Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, or interest and premium and Additional Interest, if any, on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

(2) in the case of Legal Defeasance, the Company has delivered to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Company has delivered to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that the holders of the respective outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Event of Default has occurred and is continuing on the date of such deposit (other than an Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowings) or, insofar as Events of Default resulting from the borrowing of funds or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

(5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which the Company or any Guarantor are a party or by which the Company or any Guarantor is bound;

(6) the Company must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the holders of Notes over the other creditors of the Company or any Guarantor or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or any Guarantor or others; and

(7) the Company must deliver to the Trustee an Officers’ Certificate and an opinion of counsel (which may be subject to certain qualifications), each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Notwithstanding the foregoing, the requirements of clause (2) above with respect to a Legal Defeasance need not be complied with if all Notes not theretofore delivered to the Trustee for cancellation (x) have become due and payable or (y) will become due and payable on the maturity date within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by such Trustee in the name, and at the expense, of the Company.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the Indenture or the Notes may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the Notes then outstanding issued thereunder (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing default or compliance with any provision of the Indenture or the Notes may be waived (except a default in respect of the payment of principal or interest on the Notes) with the consent of the holders of a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).

Without the consent of each holder affected, an amendment or waiver of the Indenture may not (with respect to any Notes held by a non-consenting holder):

(1) reduce the principal amount of Notes whose holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than provisions relating to the covenants described above under the caption “—Repurchase at the Option of Holders” except as set forth in item (10) below);

(3) reduce the rate of or change the time for payment of interest on any Note;

(4) waive a Default or Event of Default in the payment of principal of, or interest or premium, or Additional Interest, if any, on the Notes (except a rescission of acceleration of the Notes by the holders of at least a majority in aggregate principal amount of the Notes with respect to a nonpayment default and a waiver of the payment default that resulted from such acceleration);

(5) make any Note payable in money other than that stated in the Notes;

(6) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of holders of Notes to receive payments of principal of, or interest or premium or Additional Interest, if any, on the Notes or impair the right of any holder of Notes to institute suit for the enforcement of any payment on or with respect to such holder’s Notes;

(7) waive a redemption payment with respect to any Note (other than a payment required by one of the covenants described above under the caption “—Repurchase at the Option of Holders” except as set forth in item (10) below);

(8) make any change in the ranking or priority of any Note that would adversely affect the holders of the Notes;

(9) modify the Guarantees in any manner adverse to the holders of the Notes;

(10) amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer in respect of a Change of Control that has occurred or make and consummate an Asset Sale Offer in respect of an Asset Sale that has been consummated after a requirement to make an Asset Sale Offer has arisen; or

(11) make any change in the preceding amendment and waiver provisions.

Notwithstanding the preceding, without the consent of any holder of Notes, the Company, the Guarantors and the Trustee may amend or supplement the Indenture or the Notes:

(1) to cure any ambiguity, mistake, defect or inconsistency;

(2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3) to provide for the assumption by a Successor Company or a successor company of a Guarantor, as applicable, of the Company’s or such Guarantor’s obligations under the Indenture, the Notes or any Guarantee;

(4) to make any change that would provide any additional rights or benefits to the holders of Notes or that does not adversely affect the legal rights under the Indenture of any such holder;

(5) to secure the Notes;

(6) to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act of 1939, as amended;

(7) to add a Guarantee of the Notes;

(8) to release a Guarantor upon its sale or designation as an Unrestricted Subsidiary or other permitted release from its Guarantee; provided that such sale, designation or release is in accordance with the applicable provisions of the Indenture;

(9) to conform the text of the Indenture, Notes or Guarantees to any provision of this “Description of Notes.”

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect as to all Notes when:

(1) either:

(a) all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or

(b) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable by reason of the mailing of a notice of redemption or otherwise within one year and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the holders of the Notes, cash in U.S. dollars, non-callable U.S. Government Securities, or a combination thereof, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium and Additional Interest, if any, and accrued interest to the date of maturity or redemption;

(2) no Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit (other than a Default resulting from borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing) and the deposit will not result in a breach or violation of, or constitute a default under, any other material instrument to which the Company is a party or by which the Company is bound;

(3) the Company has paid or caused to be paid all sums payable by it under the Indenture; and

(4) the Company has delivered irrevocable instructions to the Trustee under the Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

In addition, the Company must deliver an Officers’ Certificate and an opinion of counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

If the Trustee becomes a creditor of the Company, the Indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue to serve as trustee or resign.

The holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default occurs and is continuing, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of Notes, unless such holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Certain Definitions

Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a more detailed presentation of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

“ABL Facility” means that certain Amended and Restated Credit Agreement, dated as of January 15, 2010, among Holdings, the Company, the facility guarantors party thereto, Bank of America, N.A., as Administrative Agent and Collateral Agent, the lenders party thereto, Wells Fargo Retail Finance, LLC and Regions Bank as Co-Syndication Agents, J.P. Morgan Securities Inc. and UBS Securities LLC as Co-Documentation Agents and General Electric Capital Corporation, US Bank, National Association and SunTrust Bank as Senior Managing Agents, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, supplemented, modified, renewed, refunded, replaced (whether at maturity or thereafter) or refinanced from time to time in one or more agreements or indentures (in each case with the same or new agents, lenders or institutional investors), including any agreement adding or changing the borrower or any guarantor or extending the maturity thereof or otherwise restructuring all or any portion of the Indebtedness thereunder or increasing the amount loaned or issued thereunder or altering the maturity thereof (provided that such increase in borrowings is permitted under the covenant entitled “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock”).

“Acquired Debt” means, with respect to any specified Person:

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, or to provide all or any portion of the funds or credit support utilized in connection with, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

(2) Indebtedness secured by an existing Lien encumbering any asset acquired by such specified Person.

“Additional Interest” has the meaning set forth in the Registration Rights Agreement.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Applicable Premium” means, with respect to any Note on any applicable redemption date, the excess of:

(a) the present value at such redemption date of (i) the redemption price at February 15, 2015, with respect to such Note (such redemption price being set forth in the table under the caption “—Optional Redemption”) plus (ii) all required interest payments due on such Note through February 15, 2015 (excluding accrued but unpaid interest to the date of redemption), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b) the then outstanding principal amount of such Note.

“Applicable Four-Quarter Period” means for any period ending (i) prior to January 29, 2011, the last twelve fiscal months prior to such measurement date and (ii) on or after January 29, 2011 the previous four fiscal quarter period prior to such measurement date.

“Asset Sale” means (i) the sale, conveyance, transfer, lease (as lessor) or other voluntary disposition (whether in a single transaction or a series of related transactions) of property or assets (including by way of a sale and leaseback) of the Company (other than the sale of Equity Interests of the Company) or any of its Restricted Subsidiaries (each referred to in this definition as a “disposition”) or (ii) the issuance or sale of Equity Interests of any Restricted Subsidiary (whether in a single transaction or a series of related transactions), in each case, other than:

(1) a disposition of Cash Equivalents or obsolete, damaged or worn out property or equipment in the ordinary course of business or inventory (or other assets) held for sale in the ordinary course of business and dispositions of property no longer used or useful in the conduct of the business of the Company and its Restricted Subsidiaries or the disposition of inventory in the ordinary course of business;

(2) the disposition of all or substantially all of the assets of the Company in a manner permitted pursuant to the covenant contained under the caption “Certain Covenants—Merger, Consolidation or Sale of Assets” or any disposition that constitutes a Change of Control pursuant to the Indenture;

(3) the making of any Restricted Payment or Permitted Investment that is permitted to be made, and is made, pursuant to the covenant contained under the caption “Certain Covenants—Restricted Payments” or the granting of a Lien permitted by the covenant contained under the caption “Certain Covenants—Liens”;

(4) any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary (other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary) in any transaction or series of transactions with an aggregate fair market value of less than $5.0 million;

(5) any disposition of property or assets or issuance of securities by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to another Restricted Subsidiary;

(6) the lease, assignment, sublease, license or sublicense of any real or personal property in the ordinary course of business;

(7) any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(8) foreclosures on assets or transfers by reason of eminent domain;

(9) disposition of an account receivable in connection with the collection or compromise thereof;

(10) sales of Securitization Assets and related assets of the type specified in the definition of “Securitization Financing” to a Securitization Subsidiary in connection with any Qualified Securitization Financing; and

(11) a transfer of Securitization Assets and related assets of the type specified in the definition of “Securitization Financing” (or a fractional undivided interest therein) by a Securitization Subsidiary in a Qualified Securitization Financing.

“Bankruptcy Law” means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns,” “Beneficially Owned” and “Beneficial Ownership” have a corresponding meaning.

“Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation;

(2) with respect to a partnership, the board of directors of the general partner of the partnership; and

(3) with respect to any other Person, the board or committee of such Person serving a similar function.

“Borrowing Base” means, as of any date, an amount equal to the sum of (x) 95% of the face value of all accounts receivable of the Company and its Restricted Subsidiaries and (y) 65% of the net book value of all inventory owned by the Company and its Restricted Subsidiaries, in each case, calculated on a consolidated basis; provided, however, that if Indebtedness is being incurred to finance an acquisition pursuant to which any accounts receivable or inventory will be acquired (whether through the direct acquisition of assets or the acquisition of Capital Stock of a Person), the Borrowing Base shall be calculated to give appropriate pro form effect to any increase in the amount of the Company’s and its Restricted Subsidiaries’ accounts receivable and inventory resulting from such acquisition.

“Capital Stock” means:

(1) in the case of a corporation, capital stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with

GAAP (except for temporary treatment of construction-related expenditures under EITF 97-10, “The Effect of Lessee Involvement in Asset Construction,” which will ultimately be treated as operating leases upon a sale-leaseback transaction).

“Cash Contribution Amount” means the aggregate amount of cash contributions made to the capital of the Company or any other Guarantor described in the definition of “Contribution Indebtedness.”

“Cash Equivalents” means:

(1) U.S. dollars or, in the case of any Foreign Subsidiary, such local currencies held by it from time to time in the ordinary course of business;

(2) securities issued or directly and fully and unconditionally guaranteed or insured by the government or any agency or instrumentality of the United States, the United Kingdom or any member state of the European Union whose legal tender is the euro having maturities of not more than 12 months from the date of acquisition;

(3) certificates of deposit, time deposits and eurodollar time deposits with maturities of 12 months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding 12 months and overnight bank deposits, in each case, with any lender party to either Credit Facility or with any commercial bank having capital and surplus in excess of $250 million;

(4) repurchase obligations for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5) commercial paper maturing within 12 months after the date of acquisition and having a rating of at least A-1 from Moody’s or P-1 from S&P;

(6) readily marketable direct obligations issued by any state of the United States or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody’s or S&P with maturities of 12 months or less from the date of acquisition;

(7) instruments equivalent to those referred to in clauses (1) to (6) above denominated in euro or pounds sterling or any other foreign currency comparable in credit quality and tenor to those referred to above and customarily used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by any Restricted Subsidiary organized in such jurisdiction; and

(8) investment in funds which invest substantially all of their assets in Cash Equivalents of the kinds described in clauses (1) through (7) of this definition.

“Change of Control” means the occurrence of any of the following:

(1) the sale, lease, transfer or other conveyance, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person other than to a Permitted Holder; or

(2) the Company becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of Beneficial Ownership, directly or indirectly, of 50% or more of the total voting power of the Voting Stock of the Company or any of its direct or indirect parent entities, including Holdings.

“Code” means the United States Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code, as in effect on the Issue Date, and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

“Commission” means the U.S. Securities and Exchange Commission.

“Consolidated Depreciation and Amortization Expense” means, with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees, and other noncash charges (excluding any noncash item that represents an accrual or reserve for a cash expenditure for a future period) of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum, without duplication, of: (a) consolidated interest expense of such Person and its Restricted Subsidiaries for such period (including amortization of original issue discount, noncash interest payments (other than imputed interest as a result of purchase accounting), commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing, the interest component of Capitalized Lease Obligations, net payments (if any) pursuant to interest rate Hedging Obligations (any net receipts pursuant to such interest rate Hedging Obligations shall be included as a reduction to Consolidated Interest Expense), but excluding amortization of deferred financing fees or expensing of any bridge or other financing fees and any loss on the early extinguishment of Indebtedness) and (b) consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, less (c) interest income actually received or receivable in cash for such period; provided, however, that Securitization Fees shall not be deemed to constitute Consolidated Interest Expense.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, however, that

(1) any extraordinary (net of any tax effect), unusual or nonrecurring gains, losses, costs, charges or expenses (including, without limitation, severance, relocation, transition and other restructuring costs and litigation settlements or losses) shall be excluded;

(2) the Net Income for such period shall not include the cumulative effect of a change in accounting principle(s) during such period;

(3) any net after-tax gains or losses attributable to asset dispositions other than in the ordinary course of business (as determined in good faith by the Board of Directors of the Company) and any gain (or loss) realized upon the sale or other disposition of any Capital Stock of any Person shall be excluded;

(4) the Net Income for such period of any Person that is not a Subsidiary of such Person, or that is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided that, to the extent not already included, Consolidated Net Income of such Person shall be (A) increased by the amount of dividends or other distributions that are actually paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period (subject in the case of dividends paid or distributions made to a Restricted Subsidiary (other than a Guarantor) to the limitations contained in clause (5) below) and (B) decreased by the amount of any equity of the Company in a net loss of any such Person for such period to the extent the Company has funded such net loss in cash with respect to such period;

(5) solely for the purpose of determining the amount available for Restricted Payments under clause (3) of the first paragraph of “Certain Covenants—Restricted Payments,” the Net Income for such period of any Restricted Subsidiary (other than a Guarantor) shall be excluded if the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not permitted at the date of determination without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided that the Consolidated Net Income of such Person shall be, subject to the exclusion contained in clause (3) above, increased by the amount of dividends or similar distributions that are actually paid in cash (or to the extent converted into cash) to such Person or a Restricted Subsidiary thereof (subject to the provisions of this clause (5)) in respect of such period, to the extent not already included therein;

(6) non-cash compensation charges, including any such charges arising from stock options, restricted stock grants or other equity-incentive programs shall be excluded;

(7) any net after-tax gains or losses and all fees and expenses or charges relating thereto attributable to the early extinguishment of Indebtedness shall be excluded;

(8) the effect of any non-cash items resulting from any amortization, write-up, write-down or write-off of assets (including intangible assets, goodwill and deferred financing costs in connection with the Transactions or any future acquisition, disposition, merger, consolidation or similar transaction or any other non-cash impairment charges incurred subsequent to the Issue Date resulting from the application at SFAS Nos. 141, 142 or 144 (excluding any such non-cash item to the extent that it represents an accrual of or reserve for cash expenditures in any future period except to the extent such item is subsequently reversed) shall be excluded;

(9) any net gain or loss resulting from Hedging Obligations (including pursuant to the application of SFAS No. 133) shall be excluded; and

(10) any net after-tax income or loss from discontinued operations and any net after-tax gains or losses on disposal of discontinued operations shall be excluded.

Notwithstanding the foregoing, for the purpose of the covenant contained under the caption “—Certain Covenants—Restricted Payments” only, there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by the

Company and its Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments made by the Company and its Restricted Subsidiaries, any repayments of loans and advances which constitute Restricted Investments made by the Company and any Restricted Subsidiary, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under clause (3)(d) of the first paragraph of the covenant contained under the caption “—Certain Covenants—Restricted Payments.”

“Consolidated Total Assets” means the total consolidated assets of the Company and its Restricted Subsidiaries or Foreign Subsidiaries, as the case may be, in each case as shown on the most recent balance sheet.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Contribution Indebtedness” means Indebtedness of the Company or any Guarantor in an aggregate principal amount not greater than two times the aggregate amount of cash contributions (other than Excluded Contributions) made to the capital of the Company or such Guarantor after the Issue Date; provided that such Contribution Indebtedness:

(1) if the aggregate principal amount of such Contribution Indebtedness is greater than one times such cash contribution amount to the capital of the Company or such Guarantor, as applicable, the amount of such excess shall be (A) Subordinated Indebtedness and (B) Indebtedness with a Stated Maturity later than the Stated Maturity of the Notes, and

(2) (A) is incurred within 180 days after the making of such cash contributions and (B) is so designated as Contribution Indebtedness pursuant to an Officers’ Certificate on the date of the incurrence thereof.

“Credit Facilities” means, with respect to the Company or any of its Restricted Subsidiaries, one or more debt facilities, including the ABL Facility and the Term Loan Facility, or other financing arrangements (including, without limitation, commercial paper facilities or indentures) providing for revolving credit loans, term loans, letters of credit or other indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refunding thereof and any indentures or credit facilities or commercial paper facilities that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock”) or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or investor or group of lenders or investors.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default; provided that any Default that results solely from the taking of an action that would have been permitted but for the continuation of a previous Default will be deemed to be cured if such previous Default is cured prior to becoming an Event of Default.

“Designated Noncash Consideration” means the fair market value of noncash consideration received by the Company or any of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Noncash Consideration pursuant to an Officers’ Certificate setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of such Designated Noncash Consideration.

“Designated Preferred Stock” means Preferred Stock of the Company or any direct or indirect parent corporation of the Company (other than Disqualified Stock of the Company), that is issued for cash (other than to Holdings or any of its Subsidiaries or an employee stock ownership plan or trust established by the Company or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officers’ Certificate, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (3) of the first paragraph of the covenant described under “—Certain Covenants—Restricted Payments.”

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is putable or exchangeable), or upon the happening of any event, matures or is mandatorily redeemable (other than as a result of a change of control or asset sale), pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than as a result of a change of control or asset sale), in whole or in part, in each case prior to the earlier of the final maturity date of the Notes or the date the Notes are no longer outstanding; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of the Company or any of its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company or any of its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“Domestic Subsidiary” means any direct or indirect Subsidiary of the Company that was formed under the laws of the United States, any state of the United States or the District of Columbia.

“EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication,

(1) the provision for taxes based on income or profits, plus franchise or similar taxes, of such Person for such period deducted in computing Consolidated Net Income, plus

(2) Consolidated Interest Expense of such Person for such period to the extent the same was deducted in calculating such Consolidated Net Income, plus

(3) Consolidated Depreciation and Amortization Expense of such Person for such period to the extent such depreciation, amortization and non-cash charges were deducted in computing Consolidated Net Income, plus

(4) any expenses or charges incurred in connection with any Equity Offering, Permitted Investment, acquisition, recapitalization or Indebtedness permitted to be incurred under the Indenture (in each case whether or not consummated) or the Transactions and, in each case, deducted in such period in computing Consolidated Net Income, plus

(5) the amount of any restructuring charges or reserves (which, for the avoidance of doubt, shall include retention, severance, systems establishment cost, excess pension charges, contract termination costs, future lease commitments, and costs to consolidate facilities and relocate employees) deducted in such period in computing Consolidated Net Income, plus

(6) any other noncash charges, expenses or losses (including any impairment charges and the impact of purchase accounting, including, but not limited to, the amortization of inventory step-up) reducing Consolidated Net Income for such period (excluding any such charge that represents an accrual or reserve for a cash expenditure for a future period, other that straight-line rent expense determined in accordance with GAAP), plus

(7) the amount of management, monitoring, consulting, advisory fees, termination payments and related expenses paid to the Sponsors (or any accruals relating to such fees and related expenses) during such period pursuant to the Management Agreement, plus

(8) Securitization Fees to the extent deducted in calculating Consolidated Net Income for such period, less

(9) noncash items increasing Consolidated Net Income of such Person for such period (excluding any items which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges made in any prior period) or which will result in the receipt of cash in a future period or the amortization of lease incentives).

Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and non-cash charges of, a Restricted Subsidiary (other than a Guarantor) shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion, including by reason of minority interests) that the net income or loss of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without any prior governmental approval (which has not been obtained) or would not be restricted from being so dividended, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or in similar distributions has been legally waived.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means any public or private sale of common stock or Preferred Stock of the Company or any of its direct or indirect parent corporations (excluding Disqualified Stock of such entity), other than (i) public offerings with respect to common stock of the Company or of any of its direct or indirect parent corporations registered on Form S-4 or Form S-8, (ii) any such public or private sale that constitutes an Excluded Contribution or (iii) an issuance to any Subsidiary of the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Excluded Contribution” means net cash proceeds, marketable securities or Qualified Proceeds, in each case received by the Company and its Restricted Subsidiaries from:

(1) contributions to its common equity capital; and

(2) the sale (other than to a Subsidiary or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Company or any Subsidiary) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock), in each case designated as Excluded Contributions pursuant to an Officers’ Certificate on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be, which are excluded from the calculation set forth in clause (3) of the first paragraph of the covenant contained under the caption “—Certain Covenants—Restricted Payments.”

“Fixed Charge Coverage Ratio” means, with respect to any Person for any period consisting of such Person and its Restricted Subsidiaries’ most recently ended four fiscal quarters for which internal financial statements are available, the ratio of EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Company or any Restricted Subsidiary incurs, assumes, guarantees or repays any Indebtedness or issues or redeems Disqualified Stock or Preferred Stock, in each case, subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee or repayment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period and as if the Company or Restricted Subsidiary had not earned the interest income actually earned during such period in respect of such cash used to repay, repurchase, defease or otherwise discharge such Indebtedness.

If Investments, acquisitions, dispositions, mergers or consolidations have been made by the Company or any Restricted Subsidiary during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Calculation Date, then the Fixed Charge Coverage Ratio shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers or consolidations (and the change in any associated Fixed Charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period.

If since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Investment, acquisition, disposition, merger or consolidation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger or consolidation had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to an Investment, acquisition, disposition, merger or consolidation and the amount of income or earnings relating thereto, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company and shall comply with the requirements of Rule 11-02 of Regulation S-X promulgated by the Commission, except that such pro forma calculations may include operating expense reductions for such period resulting from the transaction which is being given pro forma effect that (A) have been realized or (B) for which the steps necessary for realization have been taken (or are taken concurrently with such transaction) or (C) for which the steps necessary for realization are reasonably expected to be taken within the twelve month period following such transaction and, in each case, including, but not limited to, (a) reduction in personnel expenses, (b) reduction of costs related to administrative functions, (c) reduction of costs related to leased or owned properties and (d) reductions from the consolidation of operations and streamlining of corporate overhead, provided that, in each case, such adjustments are set forth in an Officers’ Certificate signed by the Company’s chief financial officer and another Officer which states (i) the amount of such adjustment or adjustments, (ii) in the case of items (B) or (C) above, that such adjustment or adjustments are based on the reasonable good faith beliefs of the Officers executing such Officers’ Certificate at the time of such execution and (iii) that any related incurrence of Indebtedness is permitted pursuant to the Indenture. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness if the related hedge has a remaining term in excess of twelve months).

Interest on a Capitalized Lease Obligation shall be deemed to accrue at the interest rate reasonably determined by a responsible financial or accounting officer of the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Company may designate.

“Fixed Charges” means, with respect to any Person for any period, the sum of, without duplication, (a) Consolidated Interest Expense (excluding all noncash interest expense and amortization/accretion of original issue discount (including any original issue discount created by fair value adjustments to Indebtedness in existence as of the Issue Date as a result of purchase accounting)) of such Person for such period, (b) all cash dividends paid during such period (excluding items eliminated in consolidation) on any series of Preferred Stock of such Person and its Subsidiaries and (c) all cash dividends paid during such period (excluding items eliminated in consolidation) on any series of Disqualified Stock of such Person and its Subsidiaries.

“Foreign Subsidiary” means any Restricted Subsidiary of the Company that is not a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles in the United States in effect on the date of the Indenture. For purposes of this description of the Notes, the term “consolidated” with respect to any Person means such Person consolidated with its Restricted Subsidiaries and does not include any Unrestricted Subsidiary.

“guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness or other obligations. When used as a verb, “guarantee” shall have a corresponding meaning.

“Guarantee” means any guarantee of the obligations of the Company under the Indenture and the Notes by a Guarantor in accordance with the provisions of the Indenture. When used as a verb, “Guarantee” shall have a corresponding meaning.

“Guarantor” means any Person that incurs a Guarantee of the Notes; provided that upon the release and discharge of such Person from its Guarantee in accordance with the Indenture, such Person shall cease to be a Guarantor. On the Issue Date, the Guarantors will be each Domestic Subsidiary of the Company that is a Restricted Subsidiary, a guarantor under the Term Credit Facility and a borrower or guarantor under the ABL Facility.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under:

(1) currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements; and

(2) (2) other agreements or arrangements designed to manage, hedge or protect such Person with respect to fluctuations in currency exchange, interest rates or commodity prices.

“Indebtedness” means, with respect to any Person,

(a) any indebtedness (including principal and premium) of such Person, whether or not contingent:

(i) in respect of borrowed money,

(ii) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or, without duplication, reimbursement agreements in respect thereof),

(iii) representing the deferred and unpaid balance of the purchase price of any property (including Capitalized Lease Obligations), except any such balance that constitutes a trade payable or similar obligation to a trade creditor in each case accrued in the ordinary course of business or

(iv) representing any interest rate Hedging Obligations,

if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP,

(b) Disqualified Stock of such Person,

(c) to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the Indebtedness of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business), and

(d) to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset (other than a Lien on Capital Stock of an Unrestricted Subsidiary) owned by such Person (whether or not such Indebtedness is assumed by such Person);

provided, however, (A) that Contingent Obligations incurred in the ordinary course of business and not in respect of borrowed money and documentary letters of credit issued in connection with inventory purchases in the ordinary course of business and (B) items that would appear as a liability on a balance sheet prepared in accordance with GAAP as a result of the application of EITF 97-10, “The Effect of Lessee Involvement in Asset Construction,” shall be deemed not to constitute Indebtedness.

“Independent Financial Advisor” means an accounting, appraisal or investment banking firm or consultant to Persons engaged in a Permitted Business of nationally recognized standing that is, in the good faith judgment of the Board of Directors of the Company, qualified to perform the task for which it has been engaged.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including guarantees or other obligations), advances or capital contributions (including by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others, but excluding accounts receivable, trade credit, advances to customers, commission, travel and similar advances to officers and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of such Person in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in the last paragraph of the covenant described above under the caption “—Certain Covenants—Restricted Payments.”

For purposes of the definition of “Unrestricted Subsidiary” and the covenant described above under the caption “—Certain Covenants—Restricted Payments,” (i) “Investments” shall include the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to (x) the Company’s “Investment” in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Company and (iii) any transfer of Capital Stock that results in an entity which became a Restricted Subsidiary after the Issue Date ceasing to be a Restricted Subsidiary shall be deemed to be an Investment in an amount equal to the fair market value (as determined by the Board of Directors of the Company in good faith as of the date of initial acquisition) of the Capital Stock of such entity owned by the Company and its Restricted Subsidiaries immediately after such transfer.

“Issue Date” means February 24, 2011.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Management Agreement” means the Advisory Agreement dated as of April 13, 2006, by and among Holdings, the Company and the Sponsors, as in effect on the Issue Date or otherwise amended, modified or supplemented.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating business.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends or accretion of any Preferred Stock.

“Net Proceeds” means the aggregate cash proceeds received by the Company or any Restricted Subsidiary in respect of any Asset Sale, in each case net of legal, accounting and investment banking fees, and brokerage and sales commissions, any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), repayment of Indebtedness (including any required premiums or prepayment penalties) that is secured by the property or assets that are the subject of such Asset Sale and any deduction of appropriate amounts to be provided by the Company as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Company after such sale or other disposition thereof, including, without limitation, pension and other post employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Company.

“Officers’ Certificate” means a certificate signed on behalf of the Company, by two Officers of the Company, one of whom is the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company that meets the requirements set forth in the Indenture.

“Permitted Business” means the business and any services, activities or businesses incidental, or directly related or similar to, any line of business engaged in by the Company and its Subsidiaries as of the Issue Date or any business activity that is a reasonable extension, development or expansion thereof or ancillary thereto.

“Permitted Debt” is defined under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock.”

“Permitted Holders” means (i) each of the Sponsors and their respective Affiliates, (ii) Officers, provided that if such Officers beneficially own more shares of Voting Stock of either of the Company or any of its direct or indirect parent entities than the number of such shares beneficially owned by all the Officers as of the Issue Date, such excess shall be deemed not to be beneficially owned by Permitted Holders, and (iii) any “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members, provided that in the case of such “group” and without giving effect to the existence of such “group” or any other “group,” such Sponsors, Affiliates and Officers (subject, in the case of Officers, to the foregoing limitation), collectively, have beneficial ownership, directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company or any of its direct or indirect parent entities held by such “group.”

“Permitted Investments” means

(1) any Investment by the Company in any Restricted Subsidiary or by a Restricted Subsidiary in the Company or another Restricted Subsidiary;

(2) any Investment in cash and Cash Equivalents;

(3) any Investment by the Company or any Restricted Subsidiary in a Person that is engaged in a Permitted Business if as a result of such Investment (A) such Person becomes a Restricted Subsidiary or (B) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary;

(4) any Investment in securities or other assets not constituting cash or Cash Equivalents and received in connection with an Asset Sale made pursuant to the provisions described above under the caption “—Repurchase at the Option of Holders—Asset Sales” or any other disposition of assets not constituting an Asset Sale;

(5) any Investment existing on the Issue Date and any modification, replacement, renewal or extension thereof; provided that the amount of any such Investment may be increased (x) as required by the terms of such Investment as in existence on the Issue Date or (y) as otherwise permitted under the Indenture;

(6) loans and advances to employees and any guarantees made in the ordinary course of business, but in any event not in excess of $10.0 million in the aggregate outstanding at any one time;

(7) any Investment acquired by the Company or any Restricted Subsidiary (A) in exchange for any other Investment or accounts receivable held by the Company or Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (B) as a result of a foreclosure by the Company or Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(8) Hedging Obligations permitted under clause (9) of the definition of “Permitted Debt”;

(9) loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business;

(10) any Investment by the Company or a Restricted Subsidiary having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (10) that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash and/or marketable securities), not to exceed the greater of $50.0 million and an amount equal to 1.5% of Consolidated Total Assets (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided that if such Investment is in Capital Stock of a Person that subsequently becomes a Restricted Subsidiary, such Investment shall thereafter be deemed permitted under clause (1) above and shall not be included as having been made pursuant to this clause (10);

(11) Investments the payment for which consists of Equity Interests of the Company or any of its direct or indirect parent corporations (exclusive of Disqualified Stock);

(12) guarantees (including Guarantees) of Indebtedness permitted under the covenant contained under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock” and performance guarantees and consistent with past practice;

(13) Investments consisting of licensing of intellectual property pursuant to joint marketing arrangements with other Persons;

(14) any Investment in a Securitization Subsidiary or any Investment by a Securitization Subsidiary in any other Person in connection with a Qualified Securitization Financing, including, without limitation, Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Securitization Financing or any related Indebtedness; provided, however, that any Investment in a Securitization Subsidiary is in the form of a Purchase Money Note, contribution of additional Securitization Assets or an equity interest;

(15) Investments consisting of earnest money deposits required in connection a purchase agreement or other acquisition; and

(16) Investments in Unrestricted Subsidiaries in an amount at any time outstanding not to exceed $30.0 million.

“Permitted Liens” means the following types of Liens:

(1) Liens securing Indebtedness subordinated to the Notes or the Guarantees, so long as the Notes and the Guarantees are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens;

(2) Liens so long as the Notes and the Guarantees are equally and ratably secured;

(3) Liens existing on the Issue Date to the extent and in the manner such Liens are in effect on the Issue Date;

(4) (A) Liens securing the Notes and the Guarantees and any Notes issued in exchange therefor pursuant to the Registration Rights Agreement (including Notes issued in exchange for Additional Notes), (B) Liens securing Indebtedness permitted to be incurred pursuant to clauses (1) and (11) of the definition of “Permitted Debt” and (C) Liens securing Indebtedness that, at the time of incurrence does not exceed the maximum principal amount of Indebtedness that, as of such date, and after giving effect to the incurrence of such Indebtedness and the application of the proceeds therefrom on such date, would not cause the Secured Indebtedness Leverage Ratio of the Company to exceed 3.50 to 1.0;

(5) deposits of cash or government bonds made in the ordinary course of business to secure surety or appeal bonds to which such Person is a party;

(6) Liens in favor of issuers of performance, surety, bid, indemnity, warranty, release, appeal or similar bonds or with respect to other regulatory requirements or letters of credit or bankers’ acceptance issued, and completion guarantees provided for, in each case pursuant to the request of and for the account of such Person in the ordinary course of its business or consistent with past practice;

(7) Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, or to provide all or any portion of the funds or credit support utilized in connection with, such other Person becoming such a Subsidiary; provided, further, however, that such Liens may not extend to any other property owned by the Company or any of its Restricted Subsidiary;

(8) Liens on property at the time the Company or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Company or any of its Restricted Subsidiaries; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, or to provide all or any portion of the funds or credit support utilized for, such acquisition; provided, further, however, that such Liens may not extend to any other property owned by the Company or any Restricted Subsidiary;

(9) Liens securing Hedging Obligations so long as the related Indebtedness is permitted to be incurred under the Indenture and is secured by a Lien on the same property securing such Hedging Obligation;

(10) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(11) Liens in favor of the Company or any Restricted Subsidiary;

(12) Liens to secure any Indebtedness that is incurred to refinance any Indebtedness that has been secured by a Lien existing on the Issue Date or referred to in clauses (3), (4) and (19)(B) of this definition; provided, however, that such Liens (x) are no less favorable to the holders of the Notes taken as a whole, and are not more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being refinanced; and (y) do not extend to or cover any property or assets of the Company or any of its Restricted Subsidiaries not securing the Indebtedness so refinanced;

(13) Liens on Securitization Assets and related assets of the type specified in the definition of “Securitization Financing” incurred in connection with any Qualified Securitization Financing incurred pursuant to clause (17) of the definition of Permitted Debt;

(14) Liens for taxes, assessments or other governmental charges or levies not yet delinquent or the failure to pay would not result in a material adverse effect, or which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted or for property taxes on property that the Company or one of its Subsidiaries has determined to abandon if the sole recourse for such tax, assessment, charge, levy or claim is to such property;

(15) judgment liens in respect of judgments that do not constitute an Event of Default;

(16) pledges, deposits or security under workmen’s compensation, unemployment insurance and other social security laws or regulations, or deposits to secure the performance of tenders, contracts (other than for the payment of Indebtedness) or leases, or deposits to secure public or statutory obligations, or deposits as security for contested taxes or import or customs duties or for the payment of rent, or deposits or other security securing liabilities to insurance carriers under insurance or self-insurance arrangements or earnest money deposits required in connection a purchase agreement or other acquisition, in each case incurred in the ordinary course of business or consistent with past practice;

(17) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by applicable law, (i) arising in the ordinary course of business and securing obligations that are not overdue by more than sixty (60) days, (ii)(A) that are being contested in good faith by appropriate proceedings, (B) the Company or Restricted Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (C) such contest effectively suspends collection of the contested obligation and enforcement of any Lien securing such obligation or (iii) the existence of which would not reasonably be expected to result in a material adverse effect;

(18) encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building codes or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of business or to the ownership of properties that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business;

(19) leases, licenses, subleases or sublicenses granted to others in the ordinary course of business that do not (x) interfere in any material respect with the business of the Company or any of its material Restricted Subsidiaries or (y) secure any Indebtedness;

(20) the rights reserved or vested in any Person by the terms of any lease, license, franchise, grant or permit held by the Company or any of its Restricted Subsidiaries or by a statutory provision, to terminate any such lease, license, franchise, grant or permit, or to require annual or periodic payments as a condition to the continuance thereof;

(21) banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution;

(22) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases or consignments entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;

(23) (A) other Liens securing Indebtedness for borrowed money or other obligations with respect to property or assets with an aggregate fair market value (valued at the time of creation thereof) of not more than $25.0 million at any time and (B) Liens securing Indebtedness incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property of such Person; provided, however, that (x) the Lien may not extend to any other property (except for accessions to such property) owned by such Person or any of its Restricted Subsidiaries at the time the Lien is incurred, (y) such Liens attach concurrently with or within 270 days after the acquisition, repair, replacement, construction or improvement (as applicable) of the property subject to such Liens and (z) with respect to Capitalized Lease Obligations, such Liens do not at any time extend to or cover any assets (except for accessions to such assets) other than the assets subject to such Capitalized Lease Obligations; provided that individual financings of property provided by one lender may be cross collateralized to other financings of equipment provided by such lender;

(24) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business; and (iii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(25) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(26) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Company or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Company and its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into by the Company or any Restricted Subsidiary in the ordinary course of business;

(27) Liens solely on any cash earnest money deposits made by the Company or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted under the Indenture;

(28) Liens with respect to the assets of a Restricted Subsidiary that is not a Guarantor securing Indebtedness of such Restricted Subsidiary incurred in accordance with the covenant contained under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock”;

(29) Liens to secure Indebtedness incurred pursuant to clauses (20) and (21) of the definition of “Permitted Debt”);

(30) Liens arising by operation of law under Article 2 of the Uniform Commercial Code in favor of a reclaiming seller of goods or buyer of goods;

(31) security given to a public or private utility or any governmental authority as required in the ordinary course of business;

(32) landlords’ and lessors’ Liens in respect of rent not in default for more than sixty days or the existence of which, individually or in the aggregate, would not reasonably be expected to result in a material adverse effect;

(33) Liens in favor of customs and revenues authorities imposed by applicable law arising in the ordinary course of business in connection with the importation of goods and securing obligations (i) that are not overdue by more than sixty (60) days, (ii)(A) that are being contested in good faith by appropriate proceedings, (B) the Company or Restricted Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (C) such contest effectively suspends collection of the contested obligation and enforcement of any Lien securing such obligation, or (iii) the existence of which would not reasonably be expected to result in a material adverse effect;

(34) Liens on securities which are the subject of repurchase agreements incurred in the ordinary course of business; and

(35) Liens on the Capital Stock of Unrestricted Subsidiaries.

“Person” means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Preferred Stock” means any Equity Interest with preferential rights of payment of dividends upon liquidation, dissolution or winding up.

“Purchase Money Note” means a promissory note of a Securitization Subsidiary evidencing a line of credit, which may be irrevocable, issued by the Company or any Subsidiary of the Company to such Securitization Subsidiary in connection with a Qualified Securitization Financing, which note is intended to finance that portion of the purchase price that is not paid in cash or a contribution of equity and which (a) shall be repaid from cash available to the Securitization Subsidiary, other than (i) amounts required to be established as reserves, (ii) amounts paid to investors in respect of interest, (iii) principal and other amounts owing to such investors and (iv) amounts paid in connection with the purchase of newly generated receivables and (b) may be subordinated to the payments described in clause (a).

“Qualified Proceeds” means assets that are used or useful in, or Capital Stock of any Person engaged in, a Permitted Business; provided that the fair market value of any such assets or Capital Stock shall be determined by the Board of Directors of the Company in good faith.

“Qualified Securitization Financing” means any Securitization Financing of a Securitization Subsidiary that meets the following conditions: (i) the Board of Directors of the Company shall have determined in good faith that such Qualified Securitization Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Company and the Securitization Subsidiary, (ii) all sales of Securitization Assets and related assets to the Securitization Subsidiary are made at fair market value (as determined in good faith by the Company) and (iii) the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the Company) and may include Standard Securitization Undertakings. The grant of a security interest in any Securitization Assets of the Company or any of its Restricted Subsidiaries (other than a Securitization Subsidiary) to secure Indebtedness under a Credit Facility and any Refinancing Indebtedness with respect thereto shall not be deemed a Qualified Securitization Financing.

“Registration Rights Agreement” means the Registration Rights Agreement dated as of the Issue Date between the Company, the Guarantors and Goldman, Sachs & Co., as representatives of the initial purchasers relating to the Notes.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” means, at any time, any direct or indirect Subsidiary of the Company (including any Foreign Subsidiary) that is not then an Unrestricted Subsidiary; provided, however, that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of Restricted Subsidiary.

“S&P” means Standard and Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor to its rating business.

“Secured Indebtedness” means any Indebtedness secured by a Lien permitted to be incurred under the Indenture.

“Secured Indebtedness Leverage Ratio” means, with respect to any Person, at any date the ratio of (i) Secured Indebtedness of such Person and its Restricted Subsidiaries as of such date of calculation (determined on a consolidated basis in accordance with GAAP) to (ii) EBITDA of such Person for the four full fiscal quarters for which internal financial statements are available immediately preceding such date on which such additional Indebtedness is Incurred. In the event that the Company or any of its Restricted Subsidiaries incurs or redeems any Indebtedness subsequent to the commencement of the period for which the Secured Indebtedness Leverage Ratio is being calculated but prior to the event for which the calculation of the Secured Indebtedness Leverage Ratio is made (the “Secured Leverage Calculation Date”), then the Secured Indebtedness Leverage Ratio shall be calculated giving pro forma effect to such incurrence or redemption of Indebtedness as if the same had occurred at the beginning of the applicable four-quarter period. The Secured Indebtedness Leverage Ratio shall be calculated in a manner consistent with the definition of “Fixed Charge Coverage Ratio,” including any pro forma calculations to EBITDA (including for acquisitions).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Securitization Assets” means any accounts receivable or other revenue streams subject to a Qualified Securitization Financing.

“Securitization Fees” means reasonable distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Securitization Subsidiary in connection with any Qualified Securitization Financing.

“Securitization Financing” means any transaction or series of transactions that may be entered into by the Company or any of its Subsidiaries pursuant to which the Company or any of its Subsidiaries may sell, convey or otherwise transfer to (a) a Securitization Subsidiary (in the case of a transfer by the Company or any of its Subsidiaries) and (b) any other Person (in the case of a transfer by a Securitization Subsidiary), or may grant a security interest in, any Securitization Assets (whether now existing or arising in the future) of the Company or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such Securitization Assets, all contracts and all guarantees or other obligations in respect of such Securitization Assets, proceeds of such Securitization Assets and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving Securitization Assets and any Hedging Obligations entered into by the Company or any such Subsidiary in connection with such Securitization Assets.

“Securitization Repurchase Obligation” means any obligation of a seller of Securitization Assets in a Qualified Securitization Financing to repurchase Securitization Assets arising as a result of a breach of a representation, warranty or covenant or otherwise, including, without limitation, as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Securitization Subsidiary” means a Wholly Owned Subsidiary of the Company (or another Person formed for the purposes of engaging in a Qualified Securitization Financing in which the Company or any Subsidiary of the Company makes an Investment and to which the Company or any Subsidiary of the Company transfers Securitization Assets and related assets) which engages in no activities other than in connection with the financing of Securitization Assets of the Company or its Subsidiaries, all proceeds thereof and all rights (contingent and other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the Board of Directors of the Company or such other Person (as provided below) as a

Securitization Subsidiary and (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Company or any other Subsidiary of the Company (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the Company or any other Subsidiary of the Company in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset of the Company or any other Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (b) with which neither the Company nor any other Subsidiary of the Company has any material contract, agreement, arrangement or understanding other than on terms which the Company reasonably believes to be no less favorable to either the Company or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company and (e) to which neither the Company nor any other Subsidiary of the Company has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results. Any such designation by the Board of Directors of the Company or such other Person shall be evidenced to the Trustee by filing with such Trustee a certified copy of the resolution of the Board of Directors of the Company or such other Person giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing conditions.

“Shareholders Agreement” means the Shareholders Agreement dated as of April 13, 2006, by and among the Sponsors, Holdings and certain other stockholders signatory thereto.

“Significant Subsidiary” means any Restricted Subsidiary that would be “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

“Sponsors” means Bain Capital Partners, LLC and its Affiliates.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Company or any Subsidiary of the Company which the Company has determined in good faith to be customary in a Securitization Financing, including, without limitation, those relating to the servicing of the assets of a Securitization Subsidiary, it being understood that any Securitization Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subordinated Indebtedness” means (a) with respect to the Company, any Indebtedness of the Company that is by its terms subordinated in right of payment to the Notes and (b) with respect to any Guarantor of the Notes, any Indebtedness of such Guarantor that is by its terms subordinated in right of payment to its Guarantee of the Notes.

“Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity, of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership, joint venture, limited liability company or similar entity of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise and (y) such Person or any Wholly Owned Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Term Loan Facility” means that certain term loan credit agreement, dated on or about the date of the Indenture, among the Company, JPMorgan Chase Bank, NA as Administrative Agent and the lenders party thereto, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, supplemented, modified, renewed, refunded, replaced (whether at maturity or thereafter) or refinanced from time to time in one or more agreements or indentures (in each case with the same or new agents, lenders or institutional investors), including any agreement adding or changing the borrower or any guarantor or extending the maturity thereof or otherwise restructuring all or any portion of the Indebtedness thereunder or increasing the amount loaned or issued thereunder or altering the maturity thereof (provided that such increase in borrowings is permitted under the covenant entitled “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock”).

“Transactions” means the transactions contemplated by (i) the Term Loan Facility and (ii) the offering of the Notes, including the Restricted Payments on or after the Issue Date as part of the transactions described under and not to exceed the amount set forth in the section titled “Use of Proceeds” in this prospectus.

“Treasury Rate” means, as of the applicable redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to such redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to February 15, 2015; provided, however, that if the period from such redemption date to February 15, 2015 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Unrestricted Subsidiary” means (i) any Subsidiary of the Company that at the time of determination is an Unrestricted Subsidiary (as designated by the Board of Directors of the Company, as provided below) and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of the Company may designate any Subsidiary of the Company (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, the Company or any Subsidiary of the Company (other than any Subsidiary of the Subsidiary to be so designated); provided that (a) any Unrestricted Subsidiary must be an entity of which shares of the Capital Stock or other equity interests (including partnership interests) entitled to cast at least a majority of the votes that may be cast by all shares or equity interests having ordinary voting power for the election of directors or other governing body are owned, directly or indirectly, by the Company, (b) such designation complies with the covenant contained under the caption “—Certain Covenants—Restricted Payments” and (c) each of (I) the Subsidiary to be so designated and (II) its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any Restricted Subsidiary (other than the Capital Stock of such Subsidiary to be so designated). The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation, no Event of Default shall have occurred and any Indebtedness assumed or otherwise incurred in connection with such designation shall have been permitted to have been incurred by the Company pursuant to the covenant described under “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock.” Any such designation by the Board of Directors of the Company shall be notified by the Company to the Trustee by promptly filing with such Trustee a copy of the board resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.

“U.S. Dollar Equivalent” means with respect to any monetary amount in a currency other than U.S. dollars, at any time for determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as published in The Wall Street Journal in the “Exchange Rates” column under the heading “Currency Trading” on the date two business days prior to such determination.

Except as described under “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock,” whenever it is necessary to determine whether the Company has complied with any covenant in the Indenture or a Default has occurred and an amount is expressed in a currency other than U.S. dollars, such amount will be treated as the U.S. Dollar Equivalent determined as of the date such amount is initially determined in such currency.

“U.S. Government Securities” means securities that are

(a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or

(b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Securities or a specific payment of principal of or interest on any such U.S. Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Securities or the specific payment of principal of or interest on the U.S. Government Securities evidenced by such depository receipt.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2) the then outstanding principal amount of such Indebtedness.

“Wholly Owned Restricted Subsidiary” is any Wholly Owned Subsidiary that is a Restricted Subsidiary.

“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares and shares issued to foreign nationals under applicable law) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain United States federal income tax considerations relating to the exchange of Old Notes for Exchange Notes in the exchange offer, but does not purport to be a complete analysis of all potential tax considerations relating to the exchange. This summary is based on the provisions of the United States Internal Revenue Code of 1986, as amended (the “Code”), the Treasury Regulations promulgated thereunder, judicial authority, published administrative positions of the United States Internal Revenue Service (“IRS”) and other applicable authorities. Changes in such rules or new interpretations thereof may have retroactive effect and could significantly affect the United States federal income tax considerations discussed below. We have not sought any ruling from the IRS with respect to the statements made and the conclusions reached in the following summary and there can be no assurance that the IRS will agree with our statements and conclusions or that a court would not sustain any challenge by the IRS in the event of litigation.

This summary is limited to holders of Old Notes who hold the Old Notes as “capital assets” within the meaning of section 1221 of the Code. This summary is general in nature and does not purport to deal with all aspects of United States federal income taxation that might be relevant to particular holders in light of their personal investment circumstances or status, nor does it address tax considerations applicable to investors that may be subject to special tax rules, such as banks or certain other financial institutions, individual retirement and other tax-deferred accounts, tax-exempt organizations, S corporations, partnerships or other pass-through entities for United States federal income tax purposes or investors in such entities, insurance companies, regulated investment companies, real estate investment trusts, broker-dealers, dealers or traders in securities or currencies, certain former citizens or residents of the United States, and corporations that accumulate earnings to avoid United States federal income tax. This summary also does not discuss notes held as part of a hedge, straddle, constructive sale, synthetic security or conversion transaction, or situations in which the “functional currency” of a holder is not the United States dollar. Moreover, the effect of any applicable federal estate or gift, alternative minimum, state, local or non-United States tax laws is not discussed.

In the case of Old Notes held by an entity that is classified as a partnership for United States federal income tax purposes, the tax treatment to a partner in the partnership generally will depend upon the tax status of the partner and the activities of the partner and the partnership. If you are a partnership or a partner in a partnership holding notes, then you should consult your tax advisors.

The following discussion is for informational purposes only and is not a substitute for careful tax planning and advice. Holders of the Old Notes should consult their own tax advisors with respect to the application of the United States federal income tax laws to their particular situations, as well as any tax consequences arising under the federal estate, gift or alternative minimum tax laws or the laws of any state, local or non-United States taxing jurisdiction or under any applicable tax treaty.

Consequences of Tendering Old Notes

The exchange of your Old Notes for Exchange Notes in the exchange offer should not constitute a taxable exchange for United States federal income tax purposes because the Exchange Notes should not be considered to differ materially in kind or extent from the Old Notes. Accordingly, the exchange offer should have no United States federal income tax consequences to you if you exchange your Old Notes for Exchange Notes. For example, there should be no change in your tax basis and your holding period should carry over to the Exchange Notes. In addition, the United States federal income tax consequences of holding and disposing of your Exchange Notes should be the same as those applicable to your Old Notes.

The preceding discussion of certain United States federal income tax considerations of the exchange offer is for general information only and is not tax advice. Accordingly, each investor should consult its own tax advisor as to particular tax consequences to it of exchanging Old Notes for Exchange Notes, including the applicability and effect of any state, local or foreign tax laws, and of any proposed changes in applicable laws.

PLAN OF DISTRIBUTION

Each broker dealer that receives Exchange Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of Exchange Notes.

This prospectus, as it may be amended or supplemented from time to time, may be used by a broker dealer in connection with resales of Exchange Notes received in exchange for Old Notes if the Old Notes were acquired as a result of market making activities or other trading activities.

We have agreed to make this prospectus, as amended or supplemented, available to any broker dealer to use in connection with any such resale for a period of at least 180 days after the expiration date. In addition, until (90 days after the date of this prospectus), all broker dealers effecting transactions in the Exchange Notes may be required to deliver a prospectus.

We will not receive any proceeds from any sale of Exchange Notes by broker dealers. Exchange Notes received by broker dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions:

•	in the over-the-counter market;

•	in negotiated transactions; or

•	through the writing of options on the Exchange Notes or a combination of such methods of resale.

These resales may be made:

•	at market prices prevailing at the time of resale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Any such resale may be made directly to purchasers or to or through brokers or dealers. Brokers or dealers may receive compensation in the form of commissions or concessions from any such broker dealer or the purchasers of any such Exchange Notes. An “underwriter” within the meaning of the Securities Act includes:

•	any broker dealer that resells Exchange Notes that were received by it for its own account pursuant to the exchange offer; or

•	any broker or dealer that participates in a distribution of such Exchange Notes.

Any profit on any resale of Exchange Notes and any commissions or concessions received by any persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of not less than 180 days after the expiration of the exchange offer we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker dealer that requests those documents in the letter of transmittal. We have agreed to pay all expenses incident to performance of our obligations in connection with the exchange offer, other than commissions or concessions of any brokers or dealers. We will indemnify the holders of the Exchange Notes (including any broker dealers) against certain liabilities, including liabilities under the Securities Act, and will contribute to payments that they may be required to make in request thereof.

LEGAL MATTERS

Certain legal matters in connection with the exchange of the notes will be passed upon for us by Kirkland & Ellis LLP, New York, New York.

EXPERTS

The consolidated financial statements of Burlington Coat Factory Investments Holdings, Inc. as of January 29, 2011 and January 30, 2010, and for the fiscal year ended January 29, 2011, the 35 week period ended January 30, 2010 and each of the two fiscal years in the period ended May 30, 2009, included in this Prospectus and the related financial statement schedule included elsewhere in the Registration Statement, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein (which report expresses an unqualified opinion on the consolidated financial statements and financial statement schedule and includes an explanatory paragraph relating to the adoption of new guidance on the accounting for uncertainty in income taxes effective June 3, 2007). Such consolidated financial statements and financial statement schedule have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-4 under the Securities Act with respect to the Exchange Notes being offered hereby. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement. For further information with respect to us and the Exchange Notes, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, we refer you to the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit.

We are not currently subject to the informational requirements of the Exchange Act. As a result of the offering of the Exchange Notes, we will become subject to the informational requirements of the Exchange Act, and, in accordance therewith, will file reports and other information with the SEC. Currently, Holdings voluntarily files annual, quarterly and current reports and other information with the SEC. The registration statement, such reports and other information can be inspected and copied at the Public Reference Room of the SEC located at Room 1580, 100 F Street, N.E., Washington D.C. 20549. Copies of such materials, including copies of all or any portion of the registration statement, can be obtained from the Public Reference Room of the SEC at prescribed rates. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room. Such materials may also be accessed electronically by means of the SEC’s home page on the Internet (http://www.sec.gov).

Under the terms of the Indenture, we agree, whether or not we are required to do so by the rules and regulations of the SEC, to furnish to the holders of the Exchange Notes (a) all quarterly and annual financial information that would be required to be filed with the SEC on Forms 10-Q and 10-K if we were required to file such reports and (b) all information that would be required to be filed with the SEC on Form 8-K if we were required to file such reports, in each case, within the time periods specified in the SEC’s rules and regulations. In addition, for so long as any Exchange Notes remain outstanding, during such times as we are not required to file such reports with the SEC we will furnish to the holders of Exchange Notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. Copies of such documents are available upon request, without charge, by writing or telephoning us at Burlington Coat Factory Warehouse Corporation, 1830 Route 130 North Burlington, New Jersey 08016, Attention: Corporate Counsel, Telephone: (609) 387-7800.

INDEX TO FINANCIAL STATEMENTS

Page
Audited Financial Statements

Report Of Independent Registered Public Accounting Firm	F-2
Consolidated Balance Sheets as of January 29, 2011 and January 30, 2010	F-3

Consolidated Statements Of Operations and Comprehensive Income (Loss) for the fiscal year ended January  29, 2011, the 35 week period ended January 30, 2010 and the fiscal years ended May 30, 2009 and May 31, 2008

F-4
Consolidated Statements Of Cash Flows for the fiscal year ended January 29, 2011, the 35 week period ended January 30, 2010 and the fiscal years ended May 30, 2009 and May 31, 2008	F-5
Consolidated Statements Of Stockholder’s Equity for the fiscal year ended January 29, 2011, the 35 week period ended January 30, 2010 and the fiscal years ended May 30, 2009 and May 31, 2008	F-6
Notes to Consolidated Financial Statements for the fiscal year ended January 29, 2011, the 35 week period ended January 30, 2010 and the fiscal years ended May 30, 2009 and May 31, 2008	F-7

Unaudited Financial Statements

Condensed Consolidated Balance Sheets as of April 30, 2011, January 29, 2011 and May 1, 2010	F-61
Condensed Consolidated Statements of Operations and Comprehensive (Loss) Income for the three months ended April 30, 2011 and May 1, 2010	F-62
Condensed Consolidated Statements of Cash Flows for the three months ended April 30, 2011 and May 1, 2010	F-63
Notes to Condensed Consolidated Financial Statements for the three months ended April 30, 2011 and May 1, 2010	F-64

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholder of Burlington Coat Factory Investments Holdings, Inc.

Burlington, NJ

We have audited the accompanying consolidated balance sheets of Burlington Coat Factory Investments Holdings, Inc. and subsidiaries (the “Company”) as of January 29, 2011 and January 30, 2010, and the related consolidated statements of operations and comprehensive income (loss), stockholder’s equity, and cash flows for the year ended January 29, 2011, the 35 week period ended January 30, 2010 and each of the two years in the period ended May 30, 2009. Our audits also included the financial statement schedule included in Item 21(b). These financial statements and financial statement schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Burlington Coat Factory Investments Holdings, Inc. and subsidiaries as of January 29, 2011 and January 30, 2010, and the results of their operations and their cash flows for the year ended January 29, 2011, the 35 week period ended January 30, 2010 and each of the two years in the period ended May 30, 2009, in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

As discussed in Note 1 to the Consolidated Financial Statements, effective June 3, 2007, the Company adopted new guidance on the accounting for uncertainty in income taxes.

/s/ DELOITTE & TOUCHE LLP

Parsippany, New Jersey

April 14, 2011

BURLINGTON COAT FACTORY INVESTMENTS HOLDINGS, INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS

(All amounts in thousands, except share amounts)

	January 29, 2011	January 30, 2010
ASSETS
Current Assets:
Cash and Cash Equivalents	$30,214	$24,750
Restricted Cash and Cash Equivalents	30,264	2,605
Accounts Receivable (Net of Allowances for Doubtful Accounts of $175 at January 29, 2011, and $513 at January 30, 2010)	49,875	31,278
Merchandise Inventories	644,228	613,295
Deferred Tax Assets	24,835	29,644
Prepaid and Other Current Assets	36,109	29,443
Prepaid Income Taxes	16,447	4,841
Assets Held for Disposal	2,156	521

Total Current Assets	834,128	736,377

Property and Equipment—Net of Accumulated Depreciation	857,589	856,149
Tradenames	238,000	238,000
Favorable Leases—Net of Accumulated Amortization	389,986	421,091
Goodwill	47,064	47,064
Other Assets	91,241	95,313

Total Assets	$2,458,008	$2,393,994

LIABILITIES AND STOCKHOLDER’S EQUITY
Current Liabilities:
Accounts Payable	$190,460	$139,802
Income Taxes Payable	4,429	14,223
Other Current Liabilities	208,515	215,814
Current Maturities of Long Term Debt	14,264	14,201

Total Current Liabilities	417,668	384,040

Long Term Debt	1,358,021	1,399,152
Other Liabilities	215,528	173,067
Deferred Tax Liabilities	279,279	283,235
Commitments and Contingencies (Note 12, 14, 20, and 21)
Stockholder’s Equity:
Common Stock, Par Value $0.01; Authorized 1,000 Shares; 1,000 Issued and Outstanding at January 29, 2011 and January 30, 2010	—	—
Capital in Excess of Par Value	466,754	464,489
Accumulated Deficit	(279,242)	(309,989)

Total Stockholder’s Equity	187,512	154,500

Total Liabilities and Stockholder’s Equity	$2,458,008	$2,393,994

See Notes to Consolidated Financial Statements

BURLINGTON COAT FACTORY INVESTMENTS HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(All amounts in thousands)

	Year Ended January 29, 2011	35 Weeks Ended January 30, 2010	Year Ended May 30, 2009	Year Ended May 31, 2008
REVENUES:
Net Sales	$3,669,602	$2,457,567	$3,541,981	$3,393,417
Other Revenue	31,487	21,730	29,386	30,556

Total Revenue	3,701,089	2,479,297	3,571,367	3,423,973

COSTS AND EXPENSES:
Cost of Sales (Exclusive of Depreciation and Amortization as Shown Below)	2,252,346	1,492,349	2,199,766	2,095,364
Selling and Administrative Expenses	1,156,613	759,774	1,115,248	1,090,829
Restructuring and Separation Costs (Note 16)	2,200	2,429	6,952	—
Depreciation and Amortization	146,759	103,605	159,607	166,666
Interest Expense (Inclusive of (Gain)/Loss on Interest Rate Cap Agreements)	99,309	59,476	102,716	132,993
Impairment Charges—Long-Lived Assets	2,080	46,776	37,498	25,256
Impairment Charges—Tradenames	—	—	294,550	—
Other Income, Net	(11,346)	(15,335)	(5,998)	(12,861)

Total Costs and Expenses	3,647,961	2,449,074	3,910,339	3,498,247

Income/(Loss) Before Income Tax Expense/(Benefit)	53,128	30,223	(338,972)	(74,274)
Income Tax Expense/(Benefit)	22,130	11,570	(147,389)	(25,304)
Net Income/(Loss)	30,998	18,653	(191,583)	(48,970)

Total Comprehensive Income/(Loss)	$30,998	$18,653	$(191,583)	$(48,970)

See Notes to Consolidated Financial Statements

BURLINGTON COAT FACTORY INVESTMENTS HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(All amounts in thousands)

	Year Ended January 29, 2011	35 Weeks Ended January 30, 2010	Year Ended May 30, 2009	Year Ended May 31, 2008
OPERATING ACTIVITIES
Net Income (Loss)	$30,998	$18,653	$(191,583)	$(48,970)
Adjustments to Reconcile Net Income (Loss) to Net Cash Provided by Operating Activities:
Depreciation and Amortization	146,759	103,605	159,607	166,666
Amortization of Debt Issuance Costs	12,346	8,238	10,335	10,309
Impairment Charges—Long-Lived Assets	2,080	46,776	37,498	25,256
Impairment Charges—Tradenames	—	—	294,550	—
Accretion of Senior Notes and Senior Discount Notes	733	449	608	11,872
Interest Rate Cap Contracts-Adjustment to Market	5,500	(455)	(4,173)	(70)
Provision for Losses on Accounts Receivable	2,098	1,993	2,832	2,977
Provision for Deferred Income Taxes	886	(19,815)	(144,106)	(61,961)
Loss on Disposition of Fixed Assets and Leasehold Improvements	1,539	5,386	297	1,096
(Gain) Loss on Investments in Money Market Fund	(240)	(3,849)	4,661	—
Non-Cash Stock Option Expense	2,230	994	6,124	2,436
Non-Cash Rent Expense	(1,485)	(3,327)	(296)	981

Changes in Assets and Liabilities:
Accounts Receivable	(1,168)	(3,638)	(175)	(3,187)
Merchandise Inventories	(30,933)	28,538	77,696	(8,958)
Prepaid and Other Current Assets	(18,272)	2,013	(7,538)	4,682
Accounts Payable	50,659	(89,955)	(107,283)	(58,335)
Other Current Liabilities and Income Tax Payable	(28,183)	(8,737)	8,345	21,289
Deferred Rent Incentives	19,429	7,649	38,730	32,885
Other Long-Term Assets and Long-Term Liabilities	13,728	9,009	(13,833)	(991)

Net Cash Provided by Operations	208,704	103,527	172,296	97,977

INVESTING ACTIVITIES
Cash Paid for Property and Equipment	(132,131)	(60,035)	(129,957)	(95,615)
Change in Restricted Cash and Cash Equivalents	(27,659)	17	70	61
(Expenses) Proceeds From Sale of Property and Equipment and Assets Held for Sale	(38)	1,062	369	2,429
Lease Acquisition Costs	(422)	—	(3,978)	(7,136)
Issuance of Notes Receivable	—	—	—	(72)
Redesignation of Cash Equivalents to Investment in Money Market Fund	—	—	(56,294)	—
Redemption of Investment in Money Market Fund	240	4,844	50,637	—
Purchase of Tradenames Rights	—	—	(6,250)	—
Other	48	38	123	20

Net Cash Used in Investing Activities	(159,962)	(54,074)	(145,280)	(100,313)

FINANCING ACTIVITIES
Proceeds from Long Term Debt—ABL Line of Credit	204,200	444,315	857,051	685,655
Principal Payments on Long Term Debt	(1,998)	(1,537)	(1,597)	(1,448)
Principal Payments on Long Term Debt—Term Loan	(87,202)	(5,998)	(2,057)	(11,443)
Principal Payments on Long Term Debt—ABL Line of Credit	(156,800)	(473,422)	(888,344)	(663,056)
Purchase of Interest Rate Cap Contract	—	—	(3,360)	(424)
Payment of Dividends	(251)	(212)	(3,000)	(725)
Debt Issuance Costs	(1,227)	(13,659)	—	—

Net Cash (Used in) Provided by Financing Activities	(43,278)	(50,513)	(41,307)	8,559
Increase (Decrease) in Cash and Cash Equivalents	5,464	(1,060)	(14,291)	6,223
Cash and Cash Equivalents at Beginning of Period	24,750	25,810	40,101	33,878
Cash and Cash Equivalents at End of Period	$30,214	$24,750	$25,810	$40,101

Supplemental Disclosure of Cash Flow Information:
Interest Paid	$79,187	$47,963	$96,543	$109,808

Income Tax Payment (Refund), Net	$41,505	$48,764	$(5,341)	$33,692

Non-Cash Investing Activities:
Accrued Purchases of Property and Equipment	$17,606	$10,667	$(1,849)	$(395)

Notes Receivable from Sale of Assets Held for Sale	$—	$(2,000)	$—	$—

See Notes to Consolidated Financial Statements

BURLINGTON COAT FACTORY INVESTMENTS HOLDINGS, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF STOCKHOLDER’S EQUITY

(All amounts in thousands)

	Common Stock	Capital in Excess of Par Value	Retained Earnings (Accumulated Deficit)	Total
Balance at June 2, 2007	$—	$454,935	$(74,465)	$380,470

Net Loss	—	—	(48,970)	(48,970)
Adoption of ASC Topic No. 740	—	—	(9,687)	(9,687)
Stock Based Compensation	—	2,436	—	2,436
Dividend	—	—	(725)	(725)

Balance at May 31, 2008	—	457,371	(133,847)	323,524

Net Loss	—	—	(191,583)	(191,583)
Stock Based Compensation	—	6,124	—	6,124
Dividend	—	—	(3,000)	(3,000)

Balance at May 30, 2009	—	463,495	(328,430)	135,065
Net Income	—	—	18,653	18,653
Stock Based Compensation	—	994	—	994
Dividend	—	—	(212)	(212)

Balance at January 30, 2010	—	464,489	(309,989)	154,500

Net Income	—	—	30,998	30,998
Excess Tax Benefit of Stock Based Compensation	—	35	—	35
Stock Based Compensation	—	2,230	—	2,230
Dividend	—	—	(251)	(251)

Balance at January 29, 2011	$—	$466,754	$(279,242)	$187,512

See Notes to Consolidated Financial Statements

BURLINGTON COAT FACTORY INVESTMENTS HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Summary of Significant Accounting Policies

Business and Current Conditions

As of January 29, 2011, Burlington Coat Factory Investments Holdings, Inc. and its subsidiaries (the Company or Holdings) operated 460 stores in 44 states and Puerto Rico, selling apparel, shoes and accessories for men, women and children. A majority of those stores offer a home furnishing and linens department and a juvenile furniture department. As of January 29, 2011, the Company operated stores under the names “Burlington Coat Factory” (443 stores), “Cohoes Fashions” (two stores), “MJM Designer Shoes” (14 stores), and “Super Baby Depot” (one store). Cohoes Fashions offers products similar to that of Burlington Coat Factory. MJM Designer Shoes offers moderately priced designer and fashion shoes. The Super Baby Depot store offers baby clothing, accessories, furniture and other merchandise in the middle to higher price range. During Fiscal 2010, the Company opened 25 new Burlington Coat Factory Warehouse stores.

The primary subsidiary of the Company is Burlington Coat Factory Warehouse Corporation (BCFWC), which was initially organized in 1972 as a New Jersey corporation. In 1983, BCFWC was reincorporated in Delaware and currently exists as a Delaware corporation. The Company was incorporated in 2006 (and currently exists) as a Delaware corporation. In 2006, BCFWC became a wholly-owned subsidiary of the Company in a take private transaction (the Merger Transaction).

Prior to the Transition Period (as defined below under the caption “Fiscal Years”), the Company experienced recurring annual net losses since its formation in April 2006. These losses were primarily the result of impairment charges, as detailed in Note 9 to the Company’s Consolidated Financial Statements entitled “Impairment of Long-Lived Assets,” and increased interest expense associated with the Company’s leveraged debt structure as detailed in Note 12 to the Company’s Consolidated Financial Statements entitled “Long Term Debt.”

In the first quarter of Fiscal 2011, the Company completed the refinancing of its Term Loan, Senior Notes, and Senior Discount Notes. As a result of these transactions, the Senior Notes and Senior Discount Notes, with carrying values at January 29, 2011 of $302.0 million and $99.3 million, respectively, have been repurchased. In addition, BCFWC completed the sale of $450 million aggregate principal amount of 10% Senior Notes due 2019 (the Notes) at an issue price of 100%. Additionally, the Term Loan with a carrying value of $777.6 million as of January 29, 2011 has been replaced with a $1,000.0 million senior secured term loan facility (New Term Loan). Borrowings on the ABL Line of Credit related to the transaction were $101.6 million. As a result of these transactions, the Company incurred various fees and charges of approximately $73 million. In connection with the offering of the Notes and the refinancing of the Term Loan facility, a cash dividend of approximately $300.0 million in the aggregate was paid to the equity holders of Parent on a pro rata basis.

Significant declines in the United States and international financial markets and the resulting impact of such events on macroeconomic conditions have impacted and are anticipated to continue to impact customer behavior and consumer spending at retailers which impacts the Company’s sales trends. In response to these economic conditions, the Company implemented several initiatives to restructure its workforce and reduce its cost structure (refer to Note 16 to the Company’s Consolidated Financial Statements entitled “Restructuring and Separation Costs” for further discussion). The Company continues to focus on a number of ongoing initiatives aimed at improving its comparative store sales and operating results. The Company believes it is also prudently managing its capital spending and operating expenses.

Despite the current trends in the retail environment and their negative impact on the Company’s comparative store sales, the Company believes that cash generated from operations, along with its existing cash and its new debt facilities, as further described in Note 23 to the Company’s Consolidated Financial Statements entitled “Subsequent Events,” will be sufficient to fund its expected cash flow requirements and planned capital expenditures for at least the next twelve months as well as the foreseeable future. However, there can be no assurance that, should the economy continue to decline, the Company would be able to continue to offset decreases in its comparative store sales with continued savings initiatives. At January 29, 2011, working capital was $386.2 million, cash and cash equivalents were $30.2 million and unused availability under the Company’s ABL Senior Secured Revolving Facility (ABL Line of Credit) was $180.0 million.

Fiscal Years

In order to conform to the predominant fiscal calendar used within the retail industry, on February 25, 2010 the Company’s Board of Directors approved a change in the Company’s fiscal year from a fiscal year comprised of the twelve consecutive fiscal months ending on the Saturday closest to May 31 to a fiscal year comprised of the twelve consecutive fiscal months ending on the Saturday closest to January 31. As a result, these Consolidated Financial Statements include the 52 week period ended January 29, 2011 (Fiscal 2010), the 35 week period ended January 30, 2010 (the Transition Period), the 52 week period ended May 30, 2009 (Fiscal 2009) and the 52 week period ended May 31, 2008 (Fiscal 2008). See Note 2 to the Company’s Consolidated Financial Statements entitled “Fiscal Year End Change” for the comparative Consolidated Statements of Operations and Comprehensive Income (Loss) for the Transition Period compared with the 35 week period ended January 31, 2009.

Basis of Presentation

The Consolidated Financial Statements include the accounts of the Company. The Company has no operations and its only asset is all of the stock in BCFWC. All discussions of operations in this report relate to BCFWC, which are reflected in the Consolidated Financial Statements of the Company.

Principles of Consolidation

The Consolidated Financial Statements include the accounts of the Company in which it has controlling financial interest through direct ownership. All intercompany accounts and transactions have been eliminated.

The Company was incorporated in the State of Delaware on April 10, 2006. The Company’s Certificate of Incorporation authorizes 1,000 shares of common stock, par value of $0.01 per share. All 1,000 shares are issued and outstanding and Burlington Coat Factory Holdings, Inc. (Parent) is the only holder of record of this stock.

Use of Estimates

The Company’s Consolidated Financial Statements have been prepared in conformity with GAAP. Certain amounts included in the Consolidated Financial Statements are estimated based on historical experience, currently available information and management’s judgment as to the outcome of future conditions and circumstances. While every effort is made to ensure the integrity of such estimates, actual results could differ from these estimates, and such differences could have a material impact on the Company’s Consolidated Financial Statements.

Cash and Cash Equivalents

Cash and cash equivalents represent cash and short-term, highly liquid investments with maturities of three months or less at the time of purchase. Book cash overdrafts are reclassified to the line item “Accounts Payable” on the Company’s Consolidated Balance Sheets for financial reporting purposes.

Accounts Receivable

Accounts receivable consists of credit card receivables, lease incentive receivables and other receivables. Accounts receivable are recorded at net realizable value, which approximates fair value. The Company provides for an allowance for doubtful accounts for amounts deemed uncollectible.

Inventories

Merchandise inventories are valued at the lower of cost, on an average cost basis, or market, as determined by the retail inventory method. The Company records its cost of merchandise (net of purchase discounts and certain vendor allowances), certain merchandise acquisition costs (primarily commissions and import fees), inbound freight, distribution center outbound freight, and freight on internally transferred merchandise in the line item “Cost of Sales” in the Company’s Consolidated Statements of Operations and Comprehensive Income (Loss). Costs associated with the Company’s distribution, buying, and store receiving functions are included in the line items “Selling and Administrative Expenses” and “Depreciation and Amortization” in the Company’s Consolidated Statements of Operations and Comprehensive Income (Loss). Distribution and purchasing costs included in the line item “Selling and Administrative Expenses” amounted to $74.1 million, $40.1 million, $63.3 million, and $63.7 million for Fiscal 2010, the Transition Period, Fiscal 2009 and Fiscal 2008, respectively. Depreciation and amortization related to the distribution and purchasing functions for the same periods amounted to $9.6 million, $12.3 million, $9.3 million, and $9.5 million, respectively.

Assets Held for Disposal

Assets held for disposal represent assets owned by the Company that management has committed to sell in the near term. The Company has either identified or is actively seeking out potential buyers for these assets as of the balance sheet dates. The assets listed in the line item “Assets Held for Disposal” in the Company’s Consolidated Balance Sheets are comprised of several plots of land and a building related to store operations, as of January 29, 2011.

Based on prevailing market conditions, the Company may determine that it is no longer advantageous to continue marketing certain assets and reclassify those assets out of the line item “Assets Held for Disposal” and into the respective asset category based on the lesser of their carrying value or fair value less cost to sell (refer to Note 5 to the Company’s Consolidated Financial Statements entitled “Assets Held for Disposal” for further details).

Property and Equipment

Property and equipment are recorded at cost, and depreciation is computed using the straight-line method over the estimated useful lives of the assets. The estimated useful lives are between 20 and 40 years for buildings, depending upon the expected useful life of the facility, and three to ten years for store fixtures and equipment. Leasehold improvements are depreciated over the lease term including any reasonably assured renewal options or the expected economic life of the improvement, whichever is less. Repairs and maintenance expenditures are expensed as incurred. Renewals and betterments, which significantly extend the useful lives of existing property and equipment, are capitalized. Assets recorded under capital leases are recorded at the present value of minimum lease payments and are amortized over the lease term. Amortization of assets recorded as capital leases is included in the line item “Depreciation and Amortization” in the Company’s Consolidated Statements of Operations and Comprehensive Income (Loss). The carrying value of all long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable, in accordance with ASC Topic No. 360 “Property, Plant, and Equipment” (Topic No. 360). An impairment charge is recorded when an asset’s carrying value exceeds its fair value. The Company recorded $2.0 million, $12.0 million, $10.0 million, and $6.5 million of impairment charges related to property and equipment during Fiscal 2010, the Transition Period, Fiscal 2009 and Fiscal 2008, respectively. These amounts are recorded in the line item “Impairment Charges—Long-Lived Assets” in the Company’s Consolidated Statements of Operations and Comprehensive Income (Loss).

Capitalized Computer Software Costs

The Company accounts for capitalized software in accordance with ASC Topic No. 350 “Intangibles—Goodwill and Other” (Topic No. 350). Topic No. 350 requires the capitalization of certain costs incurred in connection with developing or obtaining software for internal use. The Company capitalized $22.9 million and $7.2 million, relating to these costs during Fiscal 2010 and the Transition Period, respectively.

Purchased and internally developed software is amortized on a straight line basis over the product’s estimated economic life, which is generally three to five years. The net carrying value of software is included in the line item “Property and Equipment—Net of Accumulated Depreciation” on the Company’s Consolidated Balance Sheets and software amortization is included in the line item “Depreciation and Amortization” on the Company’s Consolidated Statements of Operations and Comprehensive Income (Loss).

Intangible Assets

The Company accounts for intangible assets in accordance with Topic No. 350. The Company’s intangible assets primarily represent tradenames and favorable lease positions. The tradename asset, Burlington Coat Factory, is expected to generate cash flows indefinitely and does not have an estimable or finite useful life and, therefore, is accounted for as an indefinite-lived asset not subject to amortization. The values of favorable and unfavorable lease positions are amortized on a straight-line basis over the expected lease terms. Amortization of net favorable lease positions is included in the line item “Depreciation and Amortization” in the Company’s Consolidated Statements of Operations and Comprehensive Income (Loss).

Indefinite-lived intangible assets: The Company tests identifiable intangible assets with an indefinite life for impairment on an annual basis, or when a triggering event occurs, relying on a number of factors that include operating results, business plans and projected future cash flows. The impairment test consists of a comparison of the fair value of the indefinite-lived intangible asset with its carrying amount. The Company determines fair value through multiple valuation techniques. During Fiscal 2009, the Company recorded impairment charges related to its tradenames of $294.6 million. See Note 7 to the Company’s Consolidated Financial Statements entitled “Intangible Assets” for further discussion of impairment charges recorded as part of the Company’s review.

Finite-lived intangible assets: Identifiable intangible assets that are subject to amortization are evaluated for impairment in accordance with Topic No. 360 using a process similar to that used to evaluate other long-lived assets as described in Note 9 to the Company’s Consolidated Financial Statements entitled “Impairment of Long-Lived Assets.” An impairment loss is recognized for the amount by which the carrying value exceeds the fair value of the asset. For the favorable lease positions, if the carrying amount exceeds the estimated expected undiscounted future cash flows, the Company measures the amount of the impairment by comparing the carrying amount of the asset to its fair value. The estimation of fair value is measured by discounting expected future cash flows using the Company’s risk adjusted rate of interest. There were no charges related to identifiable intangible assets during Fiscal 2010. The Company recorded impairment charges related to identifiable intangible assets of $34.6 million, $26.1 million, and $18.8 million during the Transition Period, Fiscal 2009 and Fiscal 2008, respectively. These charges are recorded in the line item “Impairment Charges—Long-Lived Assets” in the Company’s Consolidated Statements of Operations and Comprehensive Income (Loss).

Goodwill

Goodwill represents the excess of the acquisition cost over the estimated fair value of tangible assets and other identifiable intangible assets acquired less liabilities assumed. Topic No. 350 replaces the amortization of goodwill and indefinite-lived intangible assets with periodic tests for the impairment of these assets. Topic No. 350 requires a comparison, at least annually, of the carrying value of the assets and liabilities associated with a reporting unit, including goodwill, with the fair value of the reporting unit. The Company determines fair value through multiple valuation techniques. If the carrying value of the assets and liabilities exceeds the fair value of the reporting unit, the Company would calculate the implied fair value of its reporting unit goodwill as compared with the carrying value of its reporting unit goodwill to determine the appropriate impairment charge. The Company estimates the fair value of its reporting unit using widely accepted valuation techniques. These techniques use a variety of assumptions including projected market conditions, discount rates and future cash flows. See Note 8 to the Company’s Consolidated Financial Statements entitled “Goodwill” for further discussion of the fair value of reporting unit goodwill.

Impairment of Long-Lived Assets

The Company accounts for impaired long-lived assets in accordance with Topic No. 360. This Topic requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Also, long-lived assets and certain intangibles to be disposed of should be reported at the lower of the carrying amount or fair value less cost to sell. The Company considers historical performance and future estimated results in its evaluation of potential impairment and then compares the carrying amount of the asset to the estimated future cash flows expected to result from the use of the asset. If the carrying amount of the asset exceeds the estimated expected undiscounted future cash flows, the Company measures the amount of the impairment by comparing the carrying amount of the asset to its fair value. The estimation of fair value is either based on prices for similar assets or measured by discounting expected future cash flows by the Company’s risk adjusted rate of interest. The Company recorded impairment charges related to long-lived assets of $2.0 million, $12.0 million, $10.0 million, and $6.5 million during Fiscal 2010, the Transition Period, Fiscal 2009 and Fiscal 2008, respectively. These charges are recorded in the line item “Impairment Charges—Long-Lived Assets” in the Company’s Consolidated Statements of Operations and Comprehensive Income (Loss). See Note 9 to the Company’s Consolidated Financial Statements entitled “Impairment of Long-Lived Assets” for further discussion of the Company’s measurement of impairment of long-lived assets.

Other Assets

Other assets consist primarily of deferred financing fees, landlord owned store assets that the Company has paid for as part of its lease, purchased lease rights, notes receivable and the net accumulation of excess rent income, accounted for on a straight-line basis, over actual rental income receipts. Deferred financing fees are amortized over the life of the related debt facility using the interest method of amortization. Amortization of deferred financing fees is recorded in the line item “Interest Expense” in the Company’s Consolidated Statements of Operations and Comprehensive Income (Loss). Landlord owned assets represent leasehold improvements at certain stores where the landlord has retained title to such assets. These assets are amortized over the straight line rent period and the amortization is included in the line item “Depreciation and Amortization” in the Company’s Consolidated Statements of Operations and Comprehensive Income (Loss). Purchased lease rights are amortized over the straight line rent period and the amortization is recorded in the line item “Selling and Administrative Expenses” in the Company’s Consolidated Statements of Operations and Comprehensive Income (Loss). Both landlord owned assets and purchased lease rights are assessed for impairment in accordance with Topic No. 360. During Fiscal 2010, the Transition Period and Fiscal 2009, the Company recorded impairment charges of $0.1 million, $0.1 million and $1.4 million, respectively, related to landlord owned assets and purchased lease rights. There were no such impairment charges in Fiscal 2008. These charges were recorded in the line item “Impairment Charges—Long-Lived Assets” in the Company’s Consolidated Statements of Operations and Comprehensive Income (Loss). See Note 9 to the Company’s Consolidated Financial Statements entitled “Impairment of Long-Lived Assets” for further discussion of the Company’s measurement of impairment of long-lived assets.

Other Current Liabilities

Other current liabilities primarily consist of sales tax payable, customer liabilities, accrued payroll costs, self-insurance reserves, accrued operating expenses, payroll taxes payable, current portion of deferred rent expense and other miscellaneous items. Customer liabilities totaled $30.2 million and $33.2 million, as of January 29, 2011 and January 30, 2010, respectively.

The Company has risk participation agreements with insurance carriers with respect to workers’ compensation, general liability insurance and health insurance. Pursuant to these arrangements, the Company is responsible for paying individual claims up to designated dollar limits. The amounts included in costs related to these claims are estimated and can vary based on changes in assumptions or claims experience included in the associated insurance programs. An increase in workers’ compensation claims by employees, health insurance claims by employees or general liability claims may result in a corresponding increase in costs related to these claims. Self insurance reserves were $49.6 million and $45.8 million, as of January 29, 2011 and January 30, 2010, respectively. At January 29, 2011 and January 30, 2010, the portion of the self insurance reserve expected to be paid in the next twelve months of $19.1 million and $24.2 million, respectively, was recorded in the line item “Other Current Liabilities” in the Company’s Consolidated Balance Sheets. The remaining respective balances of $30.5 million and $21.6 million were recorded in the line item “Other Liabilities” in the Company’s Consolidated Balance Sheets.

Other Liabilities

Other liabilities primarily consist of deferred lease incentives, the net accumulation of excess straight-line rent expense over actual rental payments and tax liabilities associated with the uncertainty in income taxes recognized by the Company in accordance with ASC Topic No. 740 “Income Taxes” (Topic No. 740).

Deferred lease incentives are funds received or receivable from landlords used primarily to offset the costs of store remodeling. These deferred lease incentives are amortized over the expected lease term including rent holiday periods and option periods where the exercise of the option can be reasonably assured. Amortization of deferred lease incentives is included in the line item “Selling and Administrative Expenses” on the Company’s Consolidated Statements of Operations and Comprehensive Income (Loss). At January 29, 2011, deferred lease incentives were $123.0 million.

Common Stock

The Company has 1,000 shares of common stock issued and outstanding, all of which are owned by Parent. Parent has 51,674,204 shares of Class A common stock, par value $0.001 per share and 5,769,356 shares of Class L common stock, par value $0.001 per share, authorized. As of January 29, 2011, 45,458,316 shares of Class A common stock and 5,050,924 shares of Class L common stock were outstanding. As of January 30, 2010, 45,669,546 shares of Class A common stock and 5,074,394 shares of Class L common stock were outstanding.

Revenue Recognition

The Company records revenue at the time of sale and delivery of merchandise, net of allowances for estimated future returns. The Company presents sales, net of sales taxes, in its Consolidated Statements of Operations and Comprehensive Income (Loss). The Company accounts for layaway sales and leased department revenue in compliance with ASC Topic No. 605 “Revenue Recognition” (Topic No. 605). Layaway sales are recognized upon delivery of merchandise to the customer. The amount of cash received upon initiation of the layaway is recorded as a deposit liability in the line item “Other Current Liabilities” in the Company’s Consolidated Balance Sheets. Store value cards (gift cards and store credits issued for merchandise returns) are recorded as a liability at the time of issuance, and the related sale is recorded upon redemption. Prior to December 29, 2007, except where prohibited by law, after 13 months of non-use, a monthly dormancy service fee was deducted from the remaining balance of store value cards and recorded in the line item “Other Revenue” in the Company’s Consolidated Statements of Operations and Comprehensive Income (Loss).

On December 29, 2007, the Company discontinued assessing a dormancy service fee on inactive store value cards and began estimating and recognizing store value card breakage income in proportion to actual store value card redemptions. Such income is recorded in the line item “Other Income, Net” in the Company’s Consolidated Statements of Operations and Comprehensive Income (Loss). The Company determines an estimated store value card breakage rate by continuously evaluating historical redemption data. Breakage income is recognized monthly in proportion to the historical redemption patterns for those store value cards for which the likelihood of redemption is remote.

Other Revenue

Other revenue consists of rental income received from leased departments; subleased rental income; layaway, alteration, dormancy and other service charges, inclusive of shipping and handling revenues (Service Fees); and other miscellaneous items.

	(in thousands)
	Year Ended	35 Weeks Ended	Years Ended
	January 29, 2011	January 30, 2010	May 30, 2009	May 31, 2008
Service Fees	$12,453	$8,183	$9,517	$10,529
Rental Income from Leased Departments	7,843	5,997	8,699	7,886
Subleased Rental Income and Other Miscellaneous Items	11,191	7,550	11,170	12,141

Total	$31,487	$21,730	$29,386	$30,556

Rental income from leased departments results from arrangements at some of the Company’s stores where the Company has granted unaffiliated third parties the right to use designated store space solely for the purpose of selling such third parties’ goods, including such items as fragrances and jewelry. The Company does not own or have any rights to any tradenames, licenses or other intellectual property in connection with the brands sold by such unaffiliated third parties.

Vendor Rebates and Allowances

Rebates and allowances received from vendors are accounted for in compliance with Topic No. 605, which specifically addresses whether a reseller should account for cash consideration received from a vendor as an adjustment of cost of sales, revenue, or as a reduction to a cost incurred by the reseller. Rebates and allowances received from vendors that are dependent on purchases of inventories are recognized as a reduction of cost of goods sold when the related inventory is sold or marked down.

Rebates and allowances that are reimbursements of specific expenses that meet the criteria of Topic No. 605 are recognized as a reduction of selling and administrative expenses when earned, up to the amount of the incurred cost. Any vendor reimbursement in excess of the related incurred cost is characterized as a reduction of inventory and is recognized as a reduction to cost of sales as inventories are sold. Reimbursements of expenses, exclusive of advertising rebates, amounted to $1.9 million, $1.3 million, $2.6 million and $2.0 million during Fiscal 2010, the Transition Period, Fiscal 2009 and Fiscal 2008, respectively.

Advertising Costs

The Company’s net advertising costs consist primarily of television and newspaper costs. The production costs of net advertising are expensed as incurred. Net advertising expenses are included in the line item “Selling and Administrative Expenses” on the Company’s Consolidated Statements of Operations and Comprehensive Income (Loss). During Fiscal 2010, the Transition Period, Fiscal 2009 and Fiscal 2008, advertising expense was $70.4 million, $49.4 million, $75.2 million and $70.8 million, respectively.

The Company nets certain cooperative advertising reimbursements received from vendors that meet the criteria of Topic No. 605 against specific, incremental, identifiable costs incurred in connection with selling the vendors’ products. Any excess reimbursement is characterized as a reduction of inventory and is recognized as a reduction to cost of sales as inventories are sold. Vendor rebates netted against advertising expenses were $0.4 million, $0.2 million, $1.7 million and $0.4 million during Fiscal 2010, the Transition Period, Fiscal 2009 and Fiscal 2008, respectively.

Barter Transactions

The Company accounts for barter transactions under ASC Topic No. 845 “Nonmonetary Transactions.” Barter transactions with commercial substance are recorded at the estimated fair value of the products exchanged, unless the products received have a more readily determinable estimated fair value. Revenue associated with barter transactions is recorded at the time of the exchange of the related assets. During Fiscal 2010 and the Transition Period, the Company did not enter into any new barter agreements. During Fiscal 2009 and Fiscal 2008, the Company exchanged $10.7 million and $5.2 million, respectively, of inventory for certain advertising credits. To account for the exchange, the Company recorded “Sales” and “Cost of Sales” of $10.7 million and $5.2 million in the Company’s Consolidated Statements of Operations and Comprehensive Income (Loss) during Fiscal 2009 and Fiscal 2008, respectively. The remaining advertising credits received of $7.5 million are to be used over the four consecutive fiscal years following Fiscal 2010.

The following table summarizes the prepaid advertising expense in the line items “Prepaid and Other Current Assets” and “Other Assets” in the Company’s Consolidated Balance Sheets as of January 29, 2011 and January 30, 2010:

	(in thousands)
	January 29, 2011	January 30, 2010
Prepaid and Other Current Assets	$2,681	$2,681
Other Assets	4,864	7,508

Total Prepaid Advertising Expense	$7,545	$10,189

The following table details barter credit usage for Fiscal 2010, the Transition Period, Fiscal 2009 and Fiscal 2008:

	(in thousands)
	Fiscal Year Ended	35 Weeks Ended	Fiscal Years Ended
	January 29, 2011	January 30, 2010	May 30, 2009	May 31, 2008
Barter Credit Usage	$2,644	$1,816	$2,334	$1,635

Income Taxes

The Company accounts for income taxes in accordance with ASC Topic No. 740 “Income Taxes” (Topic No. 740). Deferred income taxes reflect the impact of temporary differences between amounts of assets and liabilities for financial reporting purposes and such amounts as measured by tax laws. A valuation allowance against the Company’s deferred tax assets is recorded when it is more likely than not that some portion or all of the deferred tax assets will not be realized. In determining the need for a valuation allowance, management is required to make assumptions and to apply judgment, including forecasting future earnings, taxable income, and the mix of earnings in the jurisdictions in which the Company operates. Management periodically assesses the need for a valuation allowance based on the Company’s current and anticipated results of operations. The need for and the amount of a valuation allowance can change in the near term if operating results and projections change significantly.

On June 3, 2007, the Company adopted Topic No. 740. Adjustments related to the adoption of Topic No. 740 are reflected as an adjustment to retained earnings in Fiscal 2008. Topic No. 740 clarifies the accounting for uncertainty in income taxes recognized in an entity’s financial statements, and prescribes a recognition threshold and measurement attributes for financial statement disclosure of tax positions taken or expected to be taken on a tax return. Topic No. 740 requires the recognition in the Company’s Consolidated Financial Statements of the impact of a tax position taken or expected to be taken in a tax return, if that position is “more likely than not” of being sustained upon examination by the relevant taxing authority, based on the technical merits of the position. The tax benefits recognized in the Company’s Consolidated Financial Statements from such a position are measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate resolution. Additionally, Topic No. 740 provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. The Company records interest and penalties related to unrecognized tax benefits as part of income taxes.

Other Income, Net

Other income, net, consists of investment income gains and losses, breakage income, net losses from disposition of fixed assets, and other miscellaneous income items.

As noted above under the caption “Revenue Recognition” and the caption “Other Revenue,” the Company ceased recognizing dormancy fees in Fiscal 2008 and began recognizing breakage income related to store value cards. During Fiscal 2010, the Transition Period, Fiscal 2009 and Fiscal 2008, the Company recognized $2.7 million, $4.9 million, $3.1 million and $5.3 million, respectively, of breakage income in the line item “Other Income, Net” in the Company’s Consolidated Statements of Operations and Comprehensive Income (Loss).

Comprehensive Income (Loss)

The Company presents comprehensive income (loss) on its Consolidated Statements of Operations and Comprehensive Income (Loss) in accordance with ASC Topic No. 220 “Comprehensive Income.” During Fiscal 2010, the Transition Period, Fiscal 2009 and Fiscal 2008, comprehensive income (loss) consisted of net income (loss).

Lease Accounting

The Company leases store locations, distribution centers and office space used in its operations. The Company accounts for these types of leases under the provisions of ASC Topic No. 840, “Leases” (Topic No. 840) and subsequent amendments, which require that leases be evaluated and classified as operating or capital leases for financial reporting purposes. Assets held under capital leases are included in the line item “Property and Equipment—Net of Accumulated Depreciation” in the Company’s Consolidated Balance Sheets. For leases classified as operating, the Company calculates rent expense on a straight-line basis over the lesser of the lease term including renewal options, if reasonably assured, or the economic life of the leased premises, taking into consideration rent escalation clauses, rent holidays and other lease concessions. The Company expenses rent during the store fixturing and merchandising phase of the leased property.

Share-Based Compensation

The Company accounts for share-based compensation in accordance with ASC Topic No. 718, “Stock Compensation” (Topic No. 718), which requires companies to record stock compensation expense for all non-vested and new awards beginning as of the adoption date. There are 730,478 units reserved under the 2006 Management Incentive Plan (as amended). Each unit consists of nine shares of Parent’s Class A common stock and one share of Parent’s Class L common stock. As of January 29, 2011, 489,499 options to purchase units and 98,367 units of restricted stock were outstanding and are being accounted for under Topic No. 718. During Fiscal 2010, the Transition Period, Fiscal 2009 and Fiscal 2008, the Company recognized non cash stock compensation expense of $2.2 million, $1.0 million, $6.1 million and $2.4 million, respectively (refer to Note 13 to the Company’s Consolidated Financial Statements entitled “Stock Option and Award Plans and Stock Based Compensation” for further details).

Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash, cash equivalents and investments. The Company manages the credit risk associated with cash equivalents and investments by investing with high-quality institutions and, by policy, limiting investments only to those which meet prescribed investment guidelines. The Company maintains cash accounts that, at times, may exceed federally insured limits. The Company has not experienced any losses from maintaining cash accounts in excess of such limits. Management believes that it is not exposed to any significant risks on its cash and cash equivalent accounts.

2. Fiscal Year End Change

On February 25, 2010, the Company’s Board of Directors resolved that the fiscal year that began on May 31, 2009, would end on the Saturday nearest January 31, 2010, and from and after that date, fiscal years would be the 52 or 53 week periods ending on the Saturday closest to January 31 of each successive year.

For comparative purposes, Consolidated Statements of Operations and Comprehensive Income (Loss) for the 35 week periods ended January 30, 2010 and January 31, 2009 are presented as follows:

	(in thousands)
	35 Weeks Ended
	January 30, 2010	January 31, 2009 (Unaudited)
REVENUES:
Net Sales	$2,457,567	$2,476,635
Other Revenue	21,730	20,277

Total Revenue	2,479,297	2,496,912

COSTS AND EXPENSES:
Cost of Sales (Exclusive of Depreciation and Amortization as Shown Below)	1,492,349	1,510,409
Selling and Administrative Expenses	759,774	761,062
Restructuring and Separation Costs (Note 16)	2,429	1,929
Depreciation and Amortization	103,605	106,823
Interest Expense (Inclusive of Gain/Loss on Interest Rate Cap Agreements)	59,476	74,263
Impairment Charges—Long-Lived Assets	46,776	28,134
Impairment Charges—Tradenames	—	279,300
Other Income, Net	(15,335)	(4,698)

Total Costs and Expenses	2,449,074	2,757,222

Income (Loss) Before Income Tax Expense (Benefit)	30,223	(260,310)
Income Tax Expense (Benefit)	11,570	(104,667)
Net Income (Loss)	18,653	(155,643)

Total Comprehensive Income (Loss)	$18,653	$(155,643)

3. Recent Accounting Pronouncements

In March 2010, the FASB issued ASU No. 2010-11, “Derivatives and Hedging (Topic No. 815): Scope Exception Related to Embedded Credit Derivatives” (ASU 2010-11). ASU 2010-11 clarifies the only form of embedded credit derivative that is exempt from the embedded derivative bifurcation requirements is one that is related only to the subordination of one financial instrument to another. As a result, entities that have contracts containing an embedded credit derivative feature in a form other than such subordination may need to separately account for the embedded credit derivative feature. The amendments in this ASU were effective at the beginning of a reporting entity’s first fiscal quarter beginning after June 15, 2010. The adoption of ASU 2010-11 did not have a material impact on the Company’s Consolidated Financial Statements.

4. Restricted Cash and Cash Equivalents

At January 29, 2011, restricted cash and cash equivalents consisted of $27.8 million of collateral in lieu of a letter of credit for certain insurance contracts and $2.5 million restricted contractually for the acquisition and maintenance of a building related to a store operated by the Company. At January 30, 2010 restricted cash and cash equivalents consisted of $2.6 million restricted contractually for the acquisition and maintenance of a building related to a store operated by the Company.

5. Assets Held for Disposal

Assets held for disposal represent assets owned by the Company that management has committed to sell in the near term. The Company either identified or was actively seeking out potential buyers for these assets as of the balance sheet dates. Included in the line item “Assets Held for Disposal” in the Company’s Consolidated Balance Sheet as of January 29, 2011 were three owned parcels of land adjacent to three of the Company’s stores and an owned building which is currently vacant.

As of January 30, 2010, included in the line item “Assets Held for Disposal” in the Company’s Consolidated Balance Sheet was an owned parcel of land adjacent to one of the Company’s stores.

Assets held for disposal are valued at the lower of their carrying value or fair value less cost to sell as follows:

	(in thousands)
	January 29, 2011	January 30, 2010
Property and Equipment	$2,156	$521

6. Property and Equipment

Property and equipment consist of:

		(in thousands)
	Useful Lives	January 29, 2011	January 30, 2010
Land	N/A	$160,998	$162,089
Buildings	20 to 40 Years	353,187	348,780
Store Fixtures and Equipment	3 to 10 Years	383,927	326,165
Software	3 to 5 Years	118,630	95,681
Leasehold Improvements	Shorter of lease term or useful life	358,976	331,746
Construction in Progress	N/A	6,104	23,414

		1,381,822	1,287,875
Less: Accumulated Depreciation		(524,233)	(431,726)

Total Property and Equipment, Net of Accumulated Depreciation		$857,589	$856,149

As of January 29, 2011 and January 30, 2010, assets, net of accumulated amortization of $7.8 million, and $6.1 million, respectively, held under capital leases amounted to approximately $28.5 million and $30.1 million, respectively, and are included in the line item “Buildings” in the foregoing table. Amortization expense related to capital leases is included in the line item “Depreciation and Amortization” in the Company’s Consolidated Statements of Operations and Comprehensive

Income (Loss). The total amount of depreciation expense during Fiscal 2010, the Transition Period, Fiscal 2009 and Fiscal 2008 was $112.2 million, $80.4 million, $125.7 million and $133.1 million, respectively.

During Fiscal 2010, the Transition Period, Fiscal 2009 and Fiscal 2008, the Company recorded impairment charges related to Property and Equipment of $2.0 million, $12.0 million, $10.0 million and $6.5 million, respectively (refer to Note 9 to the Company’s Consolidated Financial Statements entitled “Impairment of Long-Lived Assets” for further discussion).

Internally developed software is being amortized on a straight line basis over three to five years and is being recorded in the line item “Depreciation and Amortization” in the Company’s Consolidated Statements of Operations and Comprehensive Income (Loss). Depreciation and amortization of internally developed software amounted to $13.9 million, $8.2 million, $20.7 million and $20.0 million, respectively, during Fiscal 2010, the Transition Period, Fiscal 2009 and Fiscal 2008.

7. Intangible Assets

The Company accounts for indefinite-lived intangible assets and finite-lived intangible assets in accordance with Topic No. 350 and Topic No. 360, respectively. In accordance with Topic No. 350, indefinite-lived intangible assets not subject to amortization shall be tested for impairment on an annual basis, and between annual tests in certain circumstances. The Company typically performs this assessment in the beginning of May of the fiscal year. During Fiscal 2010 and the Transition Period, there were no triggering events that required the Company to perform its Topic No. 350 testing during other quarterly or annual periods. During Fiscal 2009, the Company concluded it was appropriate to test its indefinite-lived intangible assets for recoverability in the third fiscal quarter (refer to Note 8 to the Company’s Consolidated Financial Statements entitled “Goodwill” for further discussion regarding the Company’s decision to accelerate impairment testing under Topic No. 350 in Fiscal 2009).

In accordance with Topic No. 360, the Company tests long-lived assets and certain identifiable intangibles (favorable leases) to be held and used by an entity for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company considers historical performance and future estimated results in its evaluation of potential impairment and then compares the carrying amount of the asset to the estimated future cash flows expected to result from the use of the asset. If the carrying amount of the asset exceeds the estimated expected undiscounted future cash flows, the Company measures the amount of the impairment by comparing the carrying amount of the asset to its fair value. The estimation of fair value is either based on prices for similar assets or measured by discounting expected future cash flows using the Company’s risk adjusted interest rate (refer to Note 9 to the Company’s Consolidated Financial Statements entitled “Impairment of Long-Lived Assets” for further discussion regarding the Company’s impairment testing under Topic No. 360).

Intangible assets at January 29, 2011 and January 30, 2010 consist primarily of tradenames and favorable lease positions as follows:

	(in thousands)
	January 29, 2011			January 30, 2010
	Gross Carrying Amount	Accumulated Amortization	Net Amount	Gross Carrying Amount	Accumulated Amortization	Net Amount
Tradenames	$238,000	$—	$238,000	$238,000	$—	$238,000

Favorable Leases	$521,561	$(131,575)	$389,986	$521,775	$(100,684)	$421,091

Tradenames

The gross carrying amount of the Company’s tradenames as of January 29, 2011 reflects no change in the balance from January 30, 2010. As part of the Company’s annual assessment in accordance with Topic No. 350, the fair value of the Company’s tradenames as of January 29, 2011 exceeded its carrying value indicating that the asset was not impaired.

The recoverability assessment with respect to the tradenames used in the Company’s operations requires the Company to estimate the fair value of the tradenames as of the assessment date. Such determination is made using “relief from royalty” valuation method. Inputs to the valuation model include:

•	Future revenue and profitability projections associated with the tradenames;

•

Estimated market royalty rates that could be derived from the licensing of the Company’s tradenames to third parties in order to establish the cash flows accruing to the benefit of the Company as a result of its ownership of the tradenames; and

•	A rate used to discount the estimated royalty cash flow projections to their present value (or estimated fair value) based on the risk and nature of the Company’s cash flows.

Favorable Leases

Fiscal 2010

The decrease in the gross carrying amount of the Company’s favorable leases from January 30, 2010 to January 29, 2011 reflects a reduction of $0.2 million cost adjustment recorded during Fiscal 2010 which represented certain favorable leases becoming fully amortized during the period.

Accumulated amortization of favorable leases as of January 29, 2011 reflects increased amortization expense of $31.1 million, partially offset by a decrease of $0.2 million related to a cost adjustment, as discussed above, which decreased both the carrying cost and accumulated amortization of the favorable leases.

The weighted average amortization period remaining for the Company’s favorable leases is 16.9 years. Amortization expense of favorable leases for each of the next five fiscal years is estimated to be as follows:

Fiscal years:	(in thousands)
2011	$29,854
2012	28,590
2013	27,972
2014	26,812
2015	25,698

Total	$138,926

8. Goodwill

Goodwill totaled $47.1 million as of both January 29, 2011 and January 30, 2010. The Company accounts for goodwill in accordance with Topic No. 350. In accordance with Topic No. 350, goodwill shall be tested for impairment on an annual basis, and between annual tests in certain circumstances. The Company typically performs this testing during the beginning of May of each fiscal year. During Fiscal 2010 and the Transition Period, there were no triggering events that required the Company to accelerate its Topic No. 350 impairment testing. During Fiscal 2009, the Company concluded that it was appropriate to test its goodwill for recoverability in connection with the preparation of the Company’s Condensed Consolidated Financial Statements for the third quarter of Fiscal 2009 (the three month period ended February 28, 2009) in light of the following factors:

•	Significant declines in the U.S. and international financial markets and the resulting impact of such events on current and anticipated future macroeconomic conditions and customer behavior;

•	The determination that these macroeconomic conditions were impacting the Company’s sales trends as evidenced by decreases in comparative store sales;

•	Decreased comparative store sales during the peak holiday and winter selling seasons which were significant to the Company’s annual financial results;

•	Declines in market valuation multiples of peer group companies used in the estimate of the Company’s business enterprise value; and

•	The Company’s expectation that unfavorable comparative store sales trends would continue for an extended period.

The Company revised its business strategies to include a more moderate store opening plan which reduced future projections of revenue and operating results offset by initiatives that were implemented to reduce the Company’s cost structure as discussed in Note 16 to the Company’s Consolidated Financial Statements entitled “Restructuring and Separation Costs.” As a result of the review, the Company assessed that there was no goodwill impairment during Fiscal 2009.

The Company assesses the recoverability of goodwill using a combination of valuation approaches to determine the Company’s business enterprise value including: (i) discounted cash flow techniques and (ii) a market approach using a guideline public company methodology. Inputs to the valuation model include:

•	Estimated future cash flows;

•	Growth assumptions for future revenues, which include net store openings as well as future gross margin rates, expense rates and other estimates;

•	Rate used to discount the Company’s estimated future cash flow projections to their present value (or estimated fair value); and

•	Market values and financial information of similar publicly traded companies to determine market valuation multiples.

Based upon the Company’s impairment analysis of recorded goodwill during Fiscal 2010, the Company determined that there was no goodwill impairment. The Company believes its estimates were appropriate based upon the then current market conditions. However, future impairment charges could be required if the Company does not achieve its current cash flow, revenue and profitability projections or the weighted average cost of capital increases or market valuation multiples associated with peer group companies continue to decline. There have been no cumulative goodwill impairments to date.

9. Impairment of Long-Lived Assets

The Company accounts for impaired long-lived assets in accordance with Topic No. 360. This statement requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. This statement also requires that long-lived assets and certain intangibles to be disposed of should be reported at the lower of the carrying amount or fair value less cost to sell. The Company considers historical performance and future estimated results in its evaluation of potential impairment and then compares the carrying amount of the asset to the estimated future cash flows expected to result from the use of the asset. If the carrying amount of the asset exceeds the estimated expected undiscounted future cash flows, the Company measures the amount of the impairment by comparing the carrying amount of the asset to its fair value. The estimation of fair value is either based on prices for similar assets or measured by discounting expected future cash flows using the Company’s risk adjusted interest rate.

The recoverability assessment related to store-level assets requires judgments and estimates of future revenues, gross margin rates and store expenses. The Company bases these estimates upon its past and expected future performance. The Company believes its estimates are appropriate in light of current market conditions. However, future impairment charges could be required if the Company does not achieve its current revenue or cash flow projections. The impairment charges noted below are primarily related to a decline in revenues of the respective stores as a result of unfavorable weather conditions and the declining macroeconomic conditions that are negatively impacting the Company’s current comparative store sales.

Impairment charges recorded during Fiscal 2010, the Transition Period, Fiscal 2009 and Fiscal 2008 amounted to $2.1 million, $46.8 million, $37.5 million and $25.3 million, respectively. Impairment charges during these periods related to the following:

	(in thousands)
Asset Categories	Fiscal Year January 29, 2011	35 Weeks Ended January 30, 2010	May 30, 2009	May 31, 2008
Favorable Leases	$—	$34,642	$26,080	$18,786
Leasehold Improvements	779	9,443	6,282	3,908
Furniture and Fixtures	1,148	2,284	2,086	2,026
Other Property and Equipment	93	291	1,624	536
Other Assets	60	116	1,426	—

Total	$2,080	$46,776	$37,498	$25,256

The impairment of store level assets related to nine of the Company’s stores for Fiscal 2010, 33 of the Company’s stores during the Transition Period, 37 of the Company’s stores during Fiscal 2009, and 23 of the Company’s stores for Fiscal 2008.

As noted above, long-lived assets are measured at fair value on a non-recurring basis for purposes of calculating impairment using the fair value hierarchy of Topic No. 820. The nine stores that were impaired during Fiscal 2010 were 100% impaired and therefore have zero fair value as of January 29, 2011 and would be categorized as Level 3—Significant Un-Observable Inputs.

10. Derivatives and Hedging Activities

The Company accounts for derivatives and hedging activities in accordance with ASC Topic No. 815 “Derivatives and Hedging” (Topic No. 815). Topic No. 815 provides disclosure requirements to provide users of financial statements with an enhanced understanding of: (i) How and why an entity uses derivative instruments; (ii) How derivative instruments and related hedged items are accounted for under Topic No. 815 and its related interpretations; and (iii) How derivative instruments and related hedged items affect an entity’s financial position, financial performance and cash flows.

The Company is exposed to certain risks relating to its ongoing business operations, including market risks relating to fluctuations in interest rates. The Company’s senior secured credit facilities contain floating rate obligations and are subject to interest rate fluctuations. The Company uses interest rate cap agreements, which are designated as economic hedges, to manage interest rate risk associated with the Company’s variable-rate borrowings and to minimize the negative impact of interest rate fluctuations on its earnings and cash flows, thus reducing the Company’s exposure to variability in expected future cash flows attributable to the changes in LIBOR rates.

Topic No. 815 requires recognition of all derivative instruments as either assets or liabilities at fair value in the statement of financial position. The Company does not monitor its interest rate cap agreements for hedge effectiveness and therefore does not designate its interest rate cap agreements as cash flow hedges of certain future interest payments on variable-rate debt. Instead, the interest rate cap agreements are adjusted to market on a quarterly basis. As a result, gains or losses associated with the interest rate cap agreements are recorded in the line item “Interest Expense” in the Company’s Consolidated Statements of Operations and Comprehensive Income (Loss) and in the line item “Interest Rate Cap Contract—Adjustment to Market” in the Company’s Consolidated Statements of Cash Flows.

As of January 29, 2011, the Company was party to four outstanding interest rate cap agreements to manage the interest rate risk associated with future interest payments on variable-rate debt.

(in thousands)
Fair Values of Derivative Instruments
Asset Derivatives
	January 29, 2011		January 30, 2010
Derivatives Not Designated as Hedging Instruments Under Topic No. 815	Balance Sheet Location	Fair Value	Balance Sheet Location	Fair Value
Interest Rate Cap Agreements	Other Assets	$3,279	Other Assets	$8,779

(in thousands)
Liberty Derivatives
	January 29, 2011		January 30, 2010
Derivatives Not Designated as Hedging Instruments Under Topic No. 815	Balance Sheet Location	Fair Value	Balance Sheet Location	Fair Value
Interest Rate Cap Agreements	Other Liabilities	$—	Other Liabilities	$—

		(in thousands)
		(Gain)/Loss on Derivatives Instruments
		Amount of Loss or (Gain) Recognized in Income on Derivatives
		Year Ended	35 Weeks Ended	Year Ended
Derivatives Not Designated as Hedging Instruments Under Topic No. 815	Location of (Gain) or Loss Recognized in Income on Derivative	January 29, 2011	January 30, 2010	May 30, 2009	May 31, 2008
Interest Rate Cap Agreements	Interest Expense	$5,550	$(455)	$(4,173)	$(70)

One of the four interest rate cap agreements became effective on May 12, 2006. It has a notional principal amount of $300 million with a cap rate of 7.0% and terminates on May 31, 2011. Upon the effective date the Company determined that it would not monitor this interest rate cap agreement for hedge effectiveness. The Company adjusts this interest rate cap agreement to fair value on a quarterly basis and records all gains and losses associated with this contract in the line item “Interest Expense” in the Company’s Consolidated Statements of Operations and Comprehensive Income (Loss).

On December 20, 2007, the Company entered into an additional interest rate cap agreement to limit interest rate risk associated with its future long-term debt obligations. The agreement has a notional principal amount of $600 million with a cap rate of 7.0% and terminates on May 31, 2011. The agreement became effective on May 29, 2009 upon the termination of an expiring $700 million interest rate cap agreement. As of the effective date, the Company determined that it would not monitor this interest rate cap agreement for hedge effectiveness. Instead, the Company adjusts the interest rate cap to fair value on a quarterly basis and records all gains and losses associated with this contract in the line item “Interest Expense” in the Company’s Consolidated Statements of Operations and Comprehensive Income (Loss).

On January 16, 2009, the Company entered into two additional interest rate cap agreements to limit interest rate risk associated with its future long-term debt. Each agreement will be effective on May 31, 2011 upon termination of the Company’s existing $300 million and $600 million interest rate cap agreements described above. Each agreement has a notional principal amount of $450 million with a cap rate of 7.0% and terminates on May 31, 2015. The Company will determine prior to the effective date whether it will monitor these interest rate cap agreements for hedge effectiveness. Until the Company determines the accounting treatment that will be used, the Company will adjust the interest rate caps to fair value on a quarterly basis and as a result, gains or losses associated with these agreements will be included in the line item “Interest Expense” on the Company’s Consolidated Statements of Operations and Comprehensive Income (Loss) and in the line item “Interest Rate Cap Contract—Adjustment to Market” on the Company’s Consolidated Statements of Cash Flows.

11. Store Value Cards

Store value cards include gift cards and store credits issued from merchandise returns. Store value cards are recorded as a current liability upon purchase, and revenue is recognized when the store value card is redeemed for merchandise. Store value cards issued by the Company do not have an expiration date and are not redeemable for cash. Beginning in September of 2007 and continuing through December 29, 2007, if a store value card remained inactive for greater than 13 months, the Company assessed the recipient a monthly dormancy service fee, where allowed by law, which was automatically deducted from the remaining value of the card. Dormancy service fee income was recorded as part of the line item “Other Revenue” in the Company’s Consolidated Statements of Operations and Comprehensive Income (Loss).

Early in Fiscal 2008, the Company determined it had accumulated adequate historical data to determine a reliable estimate of the amount of gift cards that would not be redeemed. The Company formed a subsidiary in Virginia (BCF Cards, Inc.) to issue the Company’s store value cards commencing on December 29, 2007. In connection with the establishment of BCF Cards, Inc., the Company recorded $4.7 million of store value card breakage income in the line item “Other Income, Net” in the Company’s Consolidated Statements of Operations and Comprehensive Income (Loss) during the year ended May 31, 2008, which included cumulative breakage income related to store value cards issued since the Company introduced its store value card program.

On December 29, 2007, the Company discontinued assessing dormancy service fees on inactive store value cards and began estimating and recognizing store value card breakage income in proportion to actual store value card redemptions. Such income is recorded in the line item “Other Income, Net” in the Company’s Consolidated Statements of Operations and Comprehensive Income (Loss). The Company now determines an estimated store value card breakage rate by continuously evaluating historical redemption data. Breakage income is recognized in proportion to the historical redemption patterns for those store value cards for which the likelihood of redemption is remote. During Fiscal 2010, the Transition Period, Fiscal 2009 and Fiscal 2008, the Company recorded $2.7 million, $4.9 million, $3.1 million and $5.3 million, respectively, of breakage income.

12. Long-Term Debt

Long-Term Debt consists of:

	(in thousands)
	January 29, 2011	January 30, 2010
$900,000 Senior Secured Term Loan Facility, Libor plus 2.3% due in quarterly payments of $2,250 from August 26, 2011 to May 28, 2013	$777,550	$864,752
$721,000 ABL Senior Secured Revolving Facility, Libor plus spread based on average outstanding balance, expires February 4, 2014(a)	168,600	121,200
Senior Notes, 11.1% due at maturity on April 15, 2014, semi-annual interest payments from April 15, 2011 to April 15, 2014	301,997	301,264
Senior Discount Notes, 14.5% due at maturity on October 15, 2014, semi-annual interest payments from April 15, 2011 to October 15, 2014	99,309	99,309
Industrial Revenue Bonds, 6.1% due in semi-annual payments of various amounts from March 1, 2010 to September 1, 2010	—	1,210
Promissory Note, non-interest bearing, due in monthly payments of $17 through January 1, 2012	200	400
Promissory Note, 4.4% due in monthly payments of $8 through December 23, 2011	82	167
Capital Lease Obligations	24,547	25,051

Total debt	1,372,285	1,413,353
Less: current maturities	(14,264)	(14,201)

Long-term debt, net of current maturities	$1,358,021	$1,399,152

(a)	The $721 million ABL Line of Credit is effective through May 31, 2011, at which time the facility is reduced to a $600 million ABL Line of Credit. The $600 million ABL Line of Credit expires February 4, 2014.

Term Loan

As part of the financing of the Merger Transaction, the Company entered into agreements with several lenders to establish the Senior Secured Term Loan Facility (Term Loan). The $900 million Term Loan was for a seven year period at an interest rate of LIBOR plus 2.3%. The loan was to be repaid in quarterly payments of $2.3 million from August 26, 2011 to May 28, 2013. The Company was also required to make an additional payment based on 50% of the available free cash flow (as defined in the credit agreement for the Term Loan) at the end of each fiscal year. This payment offset future mandatory quarterly payments.

In January 2011 and January 2010, the Company made prepayments in the amount of $75.0 million and $11.5 million, respectively, on its Term Loan. These prepayments offset the mandatory quarterly payments of $2.3 million per quarter.

On February 25, 2010, the Company entered into a second amendment to the credit agreement governing the Term Loan. Among other things, the amendment provides that consolidated EBITDA (as defined in credit agreement governing the Term Loan) will be increased or decreased for any period to the extent necessary to eliminate the effects during such period of any increase or decrease in legal, auditing, consulting, and accounting related expenses for such period relating directly to the Company’s change in fiscal year compared to the amount of such expenses that would have been incurred in such period had the fiscal year change not occurred. The amendment also provides that for purposes of any calculation of consolidated interest coverage ratio and consolidated leverage ratio, as of the last day of any fiscal quarter ending on or after January 30, 2010 and prior to the completion of the fiscal year ending the Saturday closest to January 31, 2011, consolidated EBITDA and consolidated interest expense will be determined for the most recent period of twelve consecutive fiscal months. Pursuant to the terms of the amendment, the Company paid a fee to each lender consenting to the amendment in the amount of 0.05% (or $0.4 million in the aggregate) of the principal amount of such lender’s outstanding loan under the credit agreement governing the Term Loan.

On February 24, 2011, the Company refinanced the Term Loan with the proceeds of a new $1.0 billion senior secured term loan facility (New Term Loan Facility). Refer to Note 23 to the Company’s Consolidated Financial Statements entitled “Subsequent Events” for further details.

ABL Line of Credit

On January 15, 2010, the Company completed an amendment and restatement of the credit agreement governing the Company’s ABL Line of Credit, which (among other things) extended the maturity date for consenting lenders constituting $600 million of commitments to February 5, 2014. As part of the amendment and restatement, the Company eliminated the outstanding $65 million A-1 tranche commitments, although the Company maintained the ability to restore up to $65 million of the A-1 tranche with the consent of lenders holding the majority of outstanding commitments. The Company offered the banks in the terminated A-1 tranche the option to convert to the A tranche or opt out of the agreement altogether. This reduced the Company’s total line of credit to $721 million through May 31, 2011, after which the line of credit will be reduced to $600 million through the new maturity date. The Company believes the $600 million line of credit will provide adequate liquidity to support its operating activities.

The ABL Line of Credit carried an interest rate of LIBOR plus a spread which is determined by our annual average borrowings outstanding. Commitment fees of 0.75% to 1.0%, based on our usage of the line of credit, were charged on the unused portion of the facility and were included in the line item “Interest Expense” on the Company’s Consolidated Statements of Operations and Comprehensive Income (Loss).

At January 29, 2011, the Company had $180.0 million available under the ABL Line of Credit. The maximum borrowings under the ABL Line of Credit during Fiscal 2010 and the Transition Period were $171.8 million and $150.3 million, respectively. Average borrowings under the ABL Line of Credit amounted to $10.5 million at an average interest rate of 2.7% during Fiscal 2010 and $31.5 million at an average interest rate of 2.7% during the Transition Period. At January 29, 2011 and January 30, 2010, $168.6 million and $121.2 million, respectively, were outstanding under the ABL Line of Credit and were included in the line item “Long-Term Debt” in the Company’s Consolidated Balance Sheets. Borrowings as of January 29, 2011 and January 30, 2010 were due to the working capital management strategy in place at the end of the year which required increased borrowings in order to accelerate accounts payable payments in both years. Prior to the modification, commitment fees of 0.25% were charged on the unused portion of the facility and were included in the line item “Interest Expense” in the Company’s Consolidated Statements of Operations and Comprehensive Income (Loss).

At January 29, 2011 and January 30, 2010, the Company’s borrowing rate related to the ABL Line of Credit was 5.1% and 5.3%, respectively. At January 29, 2011 and January 30, 2010, the Company’s borrowing rates related to the Term Loan were 2.6% and 2.5%, respectively.

On February 24, 2011, the Company modified its ABL Line of Credit. Refer to Note 23 to the Company’s Consolidated Financial Statements entitled “Subsequent Events” for further details.

Both the Term Loan and the ABL Line of Credit are fully, jointly, and severally, guaranteed by all of the Company’s subsidiaries. The ABL Line of Credit is collateralized by a first lien on the Company’s inventory and receivables and a second lien on the Company’s real estate and property and equipment. The Term Loan is collateralized by a first lien on the Company’s real estate, favorable leases, and machinery and equipment and a second lien on the Company’s inventory and receivables.

The Term Loan agreement contains financial, affirmative and negative covenants and requires that we, among other things; maintain on the last day of each fiscal quarter a consolidated leverage ratio not to exceed a maximum amount. Adjusted EBITDA is a non-GAAP financial measure of our liquidity. Adjusted EBITDA, as defined in the credit agreement governing our Term Loan, starts with consolidated net income (loss) for the period and adds back (i) depreciation, amortization, impairments and other non-cash charges that were deducted in arriving at consolidated net income (loss), (ii) the provision for taxes, (iii) interest expense, (iv) advisory fees, and (v) unusual, non-recurring or extraordinary expenses, losses or charges as reasonably approved by the administrative agent for such period. Refer to Note 23 of the Company’s Consolidated Financial Statements for discussion of covenants under the New Term Loan.

Senior Notes and Senior Discount Notes

In connection with the Merger Transaction, the Company and BCFWC, respectively, entered into agreements with several lenders to issue a $305 million aggregate principal amount of senior unsecured notes (Senior Notes) and a $99.3 million aggregate principal amount of senior unsecured discount notes (Senior Discount Notes). The $305 million Senior Notes, issued at a $5.9 million discount, accrued interest at a rate of 11.1% payable semi-annually on October 15th and April 15th of each year. The Senior Notes were scheduled to mature on April 15, 2014 and were guaranteed by Holdings and each of the Company’s existing and future subsidiaries. The $99.3 million Senior Discount Notes were issued at a substantial discount and generated gross proceeds of approximately $75 million. The Senior Discount Notes accreted at a rate of 14.5%, compounded semi-annually up to the accreted value of $99.3 million as of April 15, 2008. Interest was paid semi-annually on October 15th and April 15th, commencing on October 15, 2008 at a rate of 14.5%. The Senior Discount Notes were scheduled to mature on October 15, 2014 and were not guaranteed by the Company or any of its subsidiaries. Accretion, related to both the Senior Discount Notes and the Senior Notes, amounted to $0.7 million, $0.4 million, $0.6 million, and $11.9 million during Fiscal 2010, the Transition Period, Fiscal 2009 and Fiscal 2008, respectively. Accretion of the Senior Discount Notes is included in the line item “Interest Expense” in the Company’s Consolidated Statements of Operations and Comprehensive Income (Loss) and is included as an adjustment to net income (loss) in arriving at net cash provided by operating activities in the Company’s Consolidated Statements of Cash Flows. Upon maturity of the Senior Notes and Senior Discount Notes, the payment of the accreted value of the notes was included as a cash flow used in financing activities within the Company’s Consolidated Statement of Cash Flow.

On February 24, 2011, BCFWC completed its sale of $450.0 million aggregate principal amount of 10% senior notes due 2019 at an issue price of 100% (the Notes). In connection with the offering of the Notes, the refinancing of the New Term Loan and the modification of the ABL Line of Credit, the Company repurchased the Senior Notes and the Senior Discount Notes. Refer to Note 23 to the Company’s Consolidated Financial Statements entitled “Subsequent Events” for further details.

As of January 29, 2011, the Company was in compliance with all of its financial debt covenants. The credit agreements regarding the ABL Line of Credit and the Term Loan, as well as the indentures governing the Senior Notes and Senior Discount Notes, contain covenants that, among other things, limit the ability of the Company and its restricted subsidiaries to, among other things:

•	pay dividends on, redeem or repurchase capital stock;

•	make investments and other restricted payments;

•	incur additional indebtedness or issue preferred stock;

•	create liens;

•	permit dividend or other payment restrictions on the Company’s restricted subsidiaries;

•	sell all or substantially all of the Company’s assets or consolidate or merge with or into other companies; and

•	engage in transactions with affiliates.

Other Debt

The Industrial Revenue Bonds, which were paid in full during Fiscal 2010, were issued in connection with the construction of the Company’s distribution center in Burlington, New Jersey. The bonds were secured by a first mortgage on the distribution center. Payment of interest and principal was guaranteed under an irrevocable letter of credit in the amount of $1.2 million. Refer to Note 20 entitled “Commitments and Contingencies” for further discussion regarding the Company’s outstanding letters of credit.

On December 5, 2001, the Company borrowed $2.0 million from the Burlington County Board of Chosen Freeholders. The proceeds were used for part of the acquisition and development costs of the Company’s distribution facility in Edgewater Park, New Jersey. The loan is interest-free, matures on January 1, 2012 and is to be repaid in monthly installments of seventeen thousand dollars, which began on February 1, 2002. The loan balance at January 29, 2011 was $0.2 million.

In January 2006, the Company purchased the ground lease and sublease related to one of its store locations. The Company financed this purchase partially through the issuance of a promissory note (the Note) in the principal amount of $0.5 million. The Note bears interest at 4.4% per annum and matures on December 23, 2011. The outstanding principal balance of the loan amounted to $0.1 million at January 29, 2011 and is to be repaid in equal monthly installments of eight thousand dollars, which began on February 23, 2006.

Scheduled maturities of the Company’s long-term debt and capital lease obligations, as they exists as of January 29, 2011, in each of the next five fiscal years are as follows. Refer to Note 23 to the Company’s Consolidated Financial Statements entitled “Subsequent Events” for maturities of the Company’s long-term debt based on the Company’s debt refinancing.

	(in thousands)
Fiscal years ending in	Long-Term Debt	Capital Lease Obligations	Total
2011	$13,717	$547	$14,264
2012	355,675	706	356,381
2013	421,875	778	422,653
2014	559,474	868	560,342
2015 and Thereafter	—	21,648	21,648

Total	1,350,741	24,547	1,375,288
Less: Unamortized Discount	(3,003)	—	(3,003)

Total	1,347,738	24,547	1,372,285
Less: Current Portion	(13,717)	(547)	(14,264)

Long Term Debt	$1,334,021	$24,000	$1,358,021

The capital lease obligations noted above are exclusive of interest charges of $2.1 million, $2.0 million, $2.0 million, $1.9 million and $12.4 million for the fiscal years ended January 28, 2012, February 2, 2013, February 1, 2014, January 31, 2015 and thereafter, respectively.

The Company has $29.2 million and $40.3 million in deferred financing fees related to its long term debt instruments recorded in the line item “Other Assets” in the Company’s Consolidated Balance Sheets as of January 29, 2011 and January 30, 2010, respectively. Amortization of deferred financing fees amounted to $12.3 million, $8.2 million, $10.3 million and $10.3 million during Fiscal 2010, the Transition Period, Fiscal 2009 and Fiscal 2008, respectively, and is included in the line item “Interest Expense” in the Company’s Consolidated Statements of Operations and Comprehensive Income (Loss). During Fiscal 2010, the Company recognized $1.2 million of additional deferred financing fees incurred as a result of the Company’s modification of the ABL Line of Credit in January 2010. Amortization expense related to the deferred financing fees as they existed at January 29, 2011 for each of the next five fiscal years is estimated to be as follows:

Fiscal Years	(in thousands)
2011	$12,357
2012	12,398
2013	3,761
2014	703
2015 and Thereafter	—

Total	$29,219

Deferred financing fees have a weighted average amortization period of approximately 2.5 years.

13. Stock Option and Award Plans and Stock-Based Compensation

On April 13, 2006, the Parent’s Board of Directors (the Board) adopted the 2006 Management Incentive Plan (the Plan). The Plan provides for the granting of service-based and performance-based stock options, restricted stock and other forms of awards to directors, executive officers and other key employees of the Company and its subsidiaries. Awards made pursuant to the Plan are comprised of units of Parent’s common stock. Each “unit” consists of nine shares of Class A common stock and one share of Class L common stock of the Parent. The shares comprising a unit are in the same proportion as the shares of Class A and Class L common stock held by all stockholders of the Parent. Options granted pursuant to the Plan are exercisable only for whole units and cannot be separately exercised for the individual classes of the Parent common stock. As of January 29, 2011, there were 730,478 units reserved under the Plan consisting of 6,574,302 shares of Class A common stock of Parent and 730,478 shares of Class L common stock of Parent.

On April 24, 2009, Parent’s Board approved new forms of: (i) Non-Qualified Stock Option Agreements applicable to certain members of executive management and other members of management, both of which are substantially similar to the pre-existing form of the Non-Qualified Stock Option Agreement with the exception that the new forms grant options to purchase units of Parent’s common stock at two (instead of three) exercise prices, of which two-thirds of the options granted will be at an exercise price of $90 per unit and one-third will be at an exercise price of $180 per unit, whereas previously the options under an award were divided equally between exercise prices of $100 or $90 per unit, $180 per unit and $270 per unit; and (ii) Restricted Stock Grant Agreements applicable to certain members of executive management and other members of management, both of which are substantially similar to the pre-existing form of Restricted Stock Agreement except that:

•

awards granted under the new agreements vest 50% on the second anniversary of the grant date and 50% on the third anniversary of the grant date (instead of vesting 100% on the first anniversary of the grant date); and

•	the new agreements contain a mechanism by which recipients of awards granted thereunder may comply with certain of their income tax obligations relating to such awards.

In order to conform outstanding options to the new forms of Non-Qualified Stock Option Agreements described above, on April 24, 2009, the Board also approved amendments to (i) then outstanding option agreements entered into prior to 2007 in order to lower the exercise price of options issued at an exercise price of $270 per unit to $90 per unit; provided, however, that the modified options commenced a new five year vesting period from and after the date of each amendment; and (ii) then outstanding option agreements entered into after 2006 in order to (a) re-price options issued at an exercise price of $100 per unit to $90 per unit; and (b) lower the exercise price of options issued at $270 per unit to $90 per unit, as stated above. The incremental compensation cost resulting from the modifications over the remaining vesting period of the options at the time of modification was $1.2 million, which is expected to be recognized by the Company over the next 3.2 years from the date of modification. Incremental compensation expense recognized during Fiscal 2010, the Transition Period and Fiscal 2009 related to the modification was $0.1 million, $0.1 million and less than $0.1 million, respectively.

Non-cash stock compensation expense during Fiscal 2010, the Transition Period, Fiscal 2009 and Fiscal 2008 amounted to $2.2 million, $1.0 million, $6.1 million and $2.4 million, respectively. The table below summarizes the types of stock compensation:

	(in thousands)
	Year Ended January 29, 2011	35 Weeks Ended January 30, 2010		Years Ended
Type of Non-Cash Stock Compensation				May 30, 2009		May 31, 2008
Stock Compensation—Separation Costs	$—	$56	(b)	$2,425	(a)	$—
Stock Option Compensation(b)	1,378	180		3,448		2,436
Restricted Stock
Compensation(b)	852	758		251		—

Total	$2,230	$994		$6,124		$2,436

(a)	Included in the line item “Restructuring and Separation Costs” in the Company’s Consolidated Statements of Operations and Comprehensive Income (Loss).
(b)	Included in the line item “Selling and Administrative Expense” in the Company’s Consolidated Statements of Operations and Comprehensive Income (Loss).

The $0.1 million and $2.4 million, respectively, of stock compensation—separation costs during the Transition Period and Fiscal 2009 relate to the separation of certain executives from the Company during the Transition Period and the separation of the Company’s former President and Chief Executive Officer (Former CEO) from the Company during Fiscal 2009. These costs are related to the purchase of a portion of the former executives’ and the Former CEO’s restricted stock and the acceleration of certain options previously granted to the Former CEO, each pursuant to the former executive’s separation agreement (refer to Note 16 to the Company’s Consolidated Financial Statements entitled “Restructuring and Separation Costs” for further information regarding the separation of the Former CEO from the Company).

Stock Options

Options granted during Fiscal 2010, the Transition Period, Fiscal 2009 and Fiscal 2008 were all service-based awards and were granted, or modified, at exercise prices of $90 per unit and $180 per unit.

With the exception of 3,999 options that were granted during the Transition Period and vested during Fiscal 2010, all options vest 40% on the second anniversary of the award with the remaining amount vesting ratably over the subsequent three years. The final exercise date for any option granted is the tenth anniversary of the grant date.

All options awarded pursuant to the Plan become exercisable upon a change of control. Unless determined otherwise by the plan administrator and except as otherwise set forth in the option holders’ agreement, upon cessation of employment, (1) options that have not vested will terminate immediately; (2) units previously issued upon the exercise of vested options will be callable at the Company’s option; and (3) unexercised vested options will be exercisable for a period of 60 days.

As of January 29, 2011, the Company had 489,499 options outstanding to purchase units, all of which are service-based awards. The Company accounts for awards issued under the Plan in accordance with Topic No. 718 using the modified prospective method, which requires companies to record stock compensation expense for all non-vested and new awards beginning as of the adoption date (June 4, 2006 for the Company).

During Fiscal 2010, the Company recognized non-cash stock option compensation expense of $1.4 million ($0.8 million after tax), net of a $1.4 million forfeiture adjustment that was recorded as a result of actual forfeitures being higher than initially estimated. During the Transition Period, the Company recognized non-cash stock compensation expense of $0.2 million ($0.1 million after tax), net of a $1.7 million forfeiture adjustment that was recorded as a result of actual forfeitures being higher than initially estimated.

During Fiscal 2009 and Fiscal 2008, the Company recognized non-cash stock option compensation expense of $3.4 million ($1.9 million after tax) and $2.4 million ($1.6 million after tax), net of $1.2 million and $1.0 million, respectively, of forfeiture adjustments that were recorded as a result of actual forfeitures being higher than initially estimated.

Non-cash stock option compensation expense is included in the line item “Selling and Administrative Expense” in the Company’s Consolidated Statements of Operations and Comprehensive Income (Loss). As of January 29, 2011, there was approximately $6.2 million of unearned non-cash stock-based compensation that the Company expected to recognize as expense over the next 4.9 years. The service-based awards are expensed on a straight-line basis over the requisite service period of 3 to 5 years. As of January 29, 2011, 33.8% of outstanding options to purchase units had vested.

Stock option transactions are summarized as follows:

	Number of Units	Weighted Average Grant Date Fair Value Per Unit
Options Outstanding May 31, 2008	412,000	$181.25
Options Issued	157,000	115.22
Options Forfeited	(68,000)	181.96
Options Cancelled	(12,500)	180.00

Options Outstanding May 30, 2009	488,500	$123.62
Options Issued	52,000	120.00
Options Forfeited	(62,000)	120.00

Options Outstanding January 30, 2010	478,500	$123.70
Options Issued	82,000	120.00
Options Forfeited	(71,001)	120.00
Options Outstanding January 29, 2011	489,499	$123.62

Non-vested stock option unit transactions during Fiscal 2010 are summarized below:

	Number of Units	Weighted Average Grant Date Fair Value Per Unit
Non-Vested Options Outstanding, January 30, 2010	361,500	$36.50
Non-Vested Options Granted	82,000	44.68
Non-Vested Options Vested	(70,799)	38.18
Non-Vested Options Forfeited	(48,601)	35.16

Non-Vested Options Outstanding, January 29, 2011	324,100	$38.28

The following table summarizes information about the options to purchase units that were outstanding under the Plan as well as options that were exercisable under the Plan as of January 29, 2011:

	Options Outstanding		Options Exercisable
Exercise Prices	Number Outstanding At January 29, 2011	Weighted Average Remaining Contractual Life (Years)	Number Exercisable at January 29, 2011	Weighted Average Remaining Contractual Life (Years)
$ 90.00	320,666	7.7	96,266	5.8
$180.00	154,833	7.0	55,133	5.4
$270.00	14,000	2.3	14,000	2.3

	489,499		165,399

The following table summarizes information about the stock options vested and expected to vest during the contractual term:

Exercise Prices	Options	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price
Vested and Expected to Vest as of January 29, 2011
$ 90.00	259,333	7.7	$90.00
$ 180.00	126,666	7.0	$180.00
$ 270.00	14,000	2.3	$270.00

	399,999

The fair value of each stock option granted is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions used for grants under the Plan during Fiscal 2010, the Transition Period, Fiscal 2009 and Fiscal 2008:

	Fiscal 2010	35 Weeks Ended January 30, 2010	Fiscal 2009	Fiscal 2008
Risk-Free Interest Rate	1.8 – 3.4%	2.9 – 3.5%	2.5 – 2.8%	3.6 – 3.8%
Expected Volatility	38.2%	46.6%	49.1%	35.0%
Expected Life (years)	6.6 – 9.5	6.0 – 9.9	7.3 – 8.7	6.6 – 7.9
Contractual Life (years)	10.0	10.0	10.0	10.0
Expected Dividend Yield	0.0%	0.0%	0.0%	0.0%
Weighted Average Grant Date Fair Value of Options Issued at an exercise price of:
$ 90.00	$49.80	$26.31	$21.77	$73.85
$ 180.00	$34.45	$24.24	$26.24	$46.81
$ 270.00	$ N/A	$ N/A	$25.38	$36.83

The weighted average grant date fair value of options granted has varied from period to period due to changes in the Company’s business enterprise value resulting from changes in the Company’s business forecast, market conditions and changes in the fair value and book value of the Company’s debt. For additional information, refer to Note 8 to the Company’s Consolidated Financial Statements entitled “Goodwill.”

Restricted Stock Awards

Under the Plan, the Company also has the ability to grant restricted stock awards (Awards).

During Fiscal 2010, the Company did not grant any Awards. During the Transition Period, the Company made one grant of 840 Awards of restricted stock at a weighted average fair value per Grant of $56.36. This grant vests 50% on the second anniversary of the grant and 50% on the third anniversary of the grant. During Fiscal 2009, The Company granted 114,245 Awards at a weighted average fair value per Award of $48.32. The fair value of each unit of restricted stock granted under the Plan is estimated on the date of grant using inputs that include the Company’s business enterprise value, the book value of outstanding debt and the number of shares of common stock outstanding. All Awards of restricted stock granted to date under the Plan are service-based awards. Following a change of control, as defined by the Plan, all unvested Awards shall accelerate and vest as of the date of such change of control.

During Fiscal 2010, the Transition Period and Fiscal 2009, the Company recorded $0.9 million, net of a $0.2 million forfeiture adjustment related to actual forfeitures being higher than initially estimated, $0.8 million, net of a $0.1 million forfeiture adjustment related to actual forfeitures being higher than initially estimated, and $0.3 million, respectively, of non-cash restricted stock compensation expense. There was no forfeiture adjustment during Fiscal 2009. These expenses were included in the line item “Selling and Administrative Expense” on the Company’s Consolidated Statements of Operations and Comprehensive Income (Loss). As of January 29, 2011, there was approximately $1.2 million of unearned non-cash stock-based compensation that the Company expects to recognize as an expense over the next 1.4 years. Awards of restricted stock are expensed on a straight-line basis over the requisite service period of three years. At January 29, 2011, 27,227 of the outstanding Awards of restricted stock were vested.

Grant Transactions for Fiscal 2010 are summarized below:

Number of Awards
Awards Outstanding May 31, 2008	61,120
Awards Granted	114,245
Awards Forfeited	(33,333)

Awards Outstanding May 30, 2009	142,032
Awards Granted	840
Awards Forfeited	(22,813)

Awards Outstanding January 30, 2010	120,059
Awards Granted	—
Awards Forfeited	(21,692)

Awards Outstanding January 29, 2011	98,367

Non-vested Award transactions during Fiscal 2010 are summarized below:

	Number of Awards	Weighted Average Grant Date Fair Value Per Awards
Non-Vested Awards Outstanding, January 30, 2010	92,552	$47.97
Awards Granted	—	—
Awards Vested	(2,500)	84.19
Awards Forfeited	(18,912)	45.80

Non-Vested Awards Outstanding, January 29, 2011	71,140	$47.27

14. Lease Commitments

The Company leases stores, distribution facilities and office space under operating and capital leases that will expire principally during the next thirty years. The leases typically include renewal options and escalation clauses and provide for contingent rentals based on a percentage of gross sales.

The following is a schedule of future minimum lease payments having an initial or remaining term in excess of one year:

	(in thousands)
Fiscal Years	Operating Leases(a)	Capital Leases
2011	$192,945	$2,616
2012	194,148	2,724
2013	184,487	2,733
2014	157,634	2,755
2015 and Thereafter	555,183	34,054

Total Minimum Lease Payments	1,284,397	44,882
Amount Representing Interest	—	(20,335)

Total Future Minimum Lease Payments	$1,284,397	$24,547

(a)	Total future minimum lease payments include $37.6 million related to options to extend lease terms that are reasonably assured of being exercised and also includes $101.7 million of minimum lease payments for nine stores that the Company has committed to open during Fiscal 2011.

The above schedule of future minimum lease payments has not been reduced by future minimum sublease rental income of $47.0 million relating to operating leases under non-cancelable subleases and other contingent rental agreements.

The following is a schedule of net rent expense for Fiscal 2010, the Transition Period, Fiscal 2009 and Fiscal 2008:

	(in thousands)
	Year Ended	35 Weeks Ended	Year Ended
	January 29, 2011	January 30, 2010	May 30, 2009	May 31, 2008
Rent Expense:
Minimum Rental Payments	$182,473	$117,737	$170,134	$150,979
Contingent Rental Payments	1,882	912	1,515	1,171
Straight-Line Rent Expense	10,639	4,196	7,358	6,768
Lease Incentives Amortization	(13,043)	(7,543)	(9,090)	(5,079)
Amortization of Purchased Lease Rights	857	560	956	140

Total Rent Expense	182,808	115,862	170,873	153,979
Less All Rental Income	(17,711)	(12,741)	(18,546)	(18,769)

Total Net Rent Expense	$165,097	$103,121	$152,327	$135,210

15. Employee Retirement Plans

The Company has a discretionary noncontributory profit-sharing plan covering employees who meet age and service requirements. The Company also provides additional retirement security to participants through a cash or deferred (salary deferral) feature qualifying under Section 401(k) of the Internal Revenue Code (401(k) Plan). Participation in the salary deferment feature is voluntary. Employees may, up to certain prescribed limits, contribute to the 401(k) Plan and a portion of these contributions are matched by the Company (401(k) Plan Match).

During Fiscal 2010, the Company recorded $2.4 million of 401(k) Plan Match expense. Under the Company’s 401(k) Plan, the Company is able to utilize monies recovered through forfeitures to fund some or all of the annual 401(k) Plan Match expense. A forfeiture is the portion of the Company’s matching contribution that is lost by a 401(k) Plan participant who terminates employment prior to becoming fully vested in such matching contribution. The Company used $0.7 million of 401(k) Plan forfeitures during Fiscal 2010 to fund a portion of the 401(k) Plan Match for the 2010 401(k) Plan year, which ended on December 31, 2010.

During the Transition Period, the Company recorded $0.3 million of 401(k) Plan Match expense. The Company used $3.5 million of 401(k) Plan forfeitures during the Transition Period to fund the entire 401(k) Plan Match for the 2009 401(k) Plan year. The $0.3 million of 401(k) expenses recorded during the Transition Period represents 401(k) Plan Match expense for the Company’s 2010 401(k) Plan year which began on January 1, 2010.

During Fiscal 2009, the Company reversed $1.4 million of previously recorded 401(k) Plan Match expense as a result of the Company’s ability to offset 401(k) Plan Match expense with monies recovered through forfeitures. The Company used $3.9 million of 401(k) Plan forfeitures during Fiscal 2009 to fund the entire 401(k) Plan match for the 2008 401(k) Plan year. During Fiscal 2008 the company recorded $4.1 million of 401(k) Plan Match expense.

16. Restructuring and Separation Costs

The Company accounts for restructuring and separation costs in accordance with ASC Topic No. 420, “Exit or Disposal Cost Obligations” (Topic No. 420). In accordance with Topic No. 420, the Company recorded a liability for one-time benefit costs related to (i) the workforce reduction described in the following paragraph, and (ii) the separation of the Company’s former President and Chief Executive Officer (Former CEO) from the Company during the fiscal year ended May 30, 2009.

In an effort to better align the Company’s resources with its business objectives, during Fiscal 2009, the Company reviewed all areas of the business to identify efficiency opportunities to enhance the organization’s performance. In light of the current challenging economic and retail sales environments, the Company executed the implementation of several initiatives, including some that resulted in the elimination of certain positions and the restructuring of certain other jobs and functions. These reductions, which continued through the Transition Period and, to a lesser extent, Fiscal 2010, resulted in severance and related payroll tax charges during Fiscal 2010, the Transition Period and Fiscal 2009 of $2.2 million, $2.4 million and $2.8 million, respectively. There were no such charges prior to Fiscal 2009.

Additionally, on February 16, 2009, the Former CEO entered into a separation agreement with the Company. As part of his separation agreement, the Company paid the Former CEO’s salary through May 30, 2009 at which time continuation payments and other benefits payable as provided in his separation agreement commenced. The continuation payments will be paid out in biweekly installments through May 30, 2011. The total amount of all continuation payments and other benefits payable to the Former CEO pursuant to the terms of his separation agreement is $4.2 million, $2.4 million of which is non-cash stock compensation.

The table below summarizes the charges incurred related to the Company’s restructuring and separation costs, which are included in the line items “Other Current Liabilities” and “Other Liabilities” in the Company’s Consolidated Balance Sheet:

	(in thousands)
	May 31, 2008	Charges	Adjustments	Capital in Excess of Par Value	Cash Payments	May 30, 2009
Severance-Restructuring	$—	3,035	(299)	—	(1,612)	$1,124
Severance-Separation Cost	—	4,410	(194)	(2,426)	(182)	1,608

Total	$—	7,445	(493)	(2,426)	(1,794)	$2,732

	(in thousands)
	May 30, 2009	Charges	Cash Payments	January 30, 2010
Severance-Restructuring(a)	$1,124	2,429	(1,993)	$1,560
Severance-Separation Cost(b)	1,608	—	(696)	912

Total	$2,732	2,429	(2,689)	$2,472

	(in thousands)
	January 30, 2010	Charges	Cash Payments	Other	January 29, 2011
Severance-Restructuring(a)	$1,560	—	(1,444)	(110)	$6
Severance-Separation Cost(b)	912	2,310	(1,991)	—	1,231

Total	$2,472	2,310	(3,435)	(110)	$1,237

(a)	The balance as of January 29, 2011 and January 30, 2010 are recorded in the line item “Other Current Liabilities” in the Company’s Consolidated Balance Sheets.

(b)	As of January 29, 2011 the balance is recorded in the line item “Other Current Liabilities” in the Company’s Consolidated Balance Sheets. Approximately $0.7 million and $0.2 million of the balance as of January 30, 2010 are recorded in the line items “Other Current Liabilities” and “Other Liabilities,” respectively, in the Company’s Consolidated Balance Sheets.

17. Income Taxes

Earnings (loss) before income taxes are as follows for Fiscal 2010, the Transition Period, Fiscal 2009 and Fiscal 2008:

	(in thousands)
	Year Ended	35 Weeks Ended	Year Ended
	January 29, 2011	January 30, 2010	May 30, 2009	May 31, 2008
Earnings (Loss) before income taxes	$53,128	$30,223	$(338,972)	$(74,274)

Income tax expense (benefit) is as follows for Fiscal 2010, the Transition Period, Fiscal 2009 and Fiscal 2008:

	(in thousands)
	Year Ended	35 Weeks Ended	Year Ended
	January 29, 2011	January 30, 2010	May 30, 2009	May 31, 2008
Current:
Federal	$11,229	$27,191	$(2,889)	$32,225
State and Other	10,015	4,194	(394)	15,441

Subtotal	21,244	31,385	(3,283)	47,666

Deferred:
Federal	3,241	(14,278)	(107,924)	(57,177)
State	(2,355)	(5,537)	(36,182)	(15,793)

Subtotal	886	(19,815)	(144,106)	(72,970)

Total income tax expense (benefit)	$22,130	$11,570	$(147,389)	$(25,304)

The tax rate reconciliations are as follows for Fiscal 2010, the Transition Period, Fiscal 2009 and Fiscal 2008:

	Year Ended	35 Weeks Ended	Year Ended
	January 29, 2011	January 30, 2010	May 30, 2009	May 31, 2008
Tax at statutory rate (%)	35.0%	35.0%	(35.0)%	(35.0)%
State income taxes, net of federal benefit	8.9	1.2	(7.8)	(1.0)
Change in valuation allowance	(2.3)	(5.3)	0.7	—
Other charges (benefits)	0.5	6.7	(0.2)	0.5
Tax credits	(2.6)	(4.1)	(0.5)	(2.1)
Tax reserves	2.2	4.8	(0.7)	3.5

Effective tax rate (%)	41.7%	38.3%	(43.5)%	(34.1)%

The tax effects of temporary differences are included in deferred tax accounts as follows:

Period Ended	(in thousands)
	January 29, 2011		January 30, 2010
	Tax Assets	Tax Liabilities	Tax Assets	Tax Liabilities
Current deferred tax assets and liabilities:
Allowance for doubtful accounts	$69	$—	$202	$—
Compensated absences	658	—	751	—
Inventory costs and reserves capitalized for tax purposes	11,990	—	12,930	—
Insurance reserves	9,576	—	8,768	—
Prepaid items deductible for tax purposes	—	9,433	—	7,981
Sales return reserves	3,037	—	3,859	—
Reserve for lawsuits	2,781	—	4,571	—
Accrued interest (IRS audit settlement)	323	—	277	—
Prepaid items taxable for tax purposes	501	—	143	—
Unrealized gain/loss on investments	—	—	—	—
Deferred revenue	1,779	—	3,796	—
Incentive Compensation	4,939	—	4,268	—
Other	319	—	344	—
Valuation allowance (net of federal benefit)	(1,704)	—	(2,285)	—

Total Current deferred tax assets and liabilities	$34,268	$9,433	$37,624	$7,981

Period Ended	(in thousands)
	January 29, 2011		January 30, 2010
	Tax Assets	Tax Liabilities	Tax Assets	Tax Liabilities
Non-Current deferred tax assets and liabilities:
Property and equipment basis adjustments	$—	$117,441	$—	$104,708
Deferred rent	22,716	—	19,119	—
Pre-opening costs	—	—	172	—
Intangibles—Long-Lived	—	150,438	—	162,401
Intangibles—Indefinite-Lived	—	93,916	—	93,994
Insurance reserves	9,283	—	8,517	—
Stock based compensation	4,968	—	4,108	—
State net operating losses (net of federal benefit)	9,286	—	11,212	—
Valuation allowance (net of federal -benefit)	(4,104)	—	(4,728)	—
Prepaid items taxable for tax purposes	764	—	1,566	—
Landlord allowances	28,692	—	28,584	—
Accrued interest	3,728	—	2,980	—
Other	7,183	—	6,340	—

Total non-current deferred tax assets and liabilities	$82,516	$361,795	$77,870	$361,103

The Company’s net deferred tax position is a net deferred tax liability of $254.4 million and $253.6 million as of January 29, 2011 and January 30, 2010, respectively.

Over the past three fiscal periods, the Company has generated a cumulative loss for financial statement purposes. As a result, management performed an analysis of the deferred tax assets to assess whether significant positive evidence exists to demonstrate that it is more likely than not that they will be realized and to determine the appropriate level of valuation allowance necessary. In performing this analysis, management considered the fact that the Company has historically been in a federal taxable position, projected future taxable income, the expected timing of the reversal of existing deferred tax liabilities and deferred tax assets, and the prior year operating results excluding non-recurring items. Based on the available evidence, management has determined that it is more likely than not that all of the recorded deferred tax assets, with the exception of certain state net operating losses, will be realized in future periods; therefore, no valuation allowances for federal income taxes are necessary.

As a result of the Merger Transaction in 2006, the Company incurred a change in ownership as defined by Section 382 of the Internal Revenue Code. Section 382 imposes limitations on a corporation’s ability to utilize its net operating loss carryforwards if it experiences an “ownership change.” In general terms, an ownership change results from transactions increasing the ownership of certain stockholders in the stock of a corporation by more than 50% over a three-year period. The Company’s ability to utilize its state net operating loss carryforwards are subject to similar state income tax law restrictions.

The Company determined that, as of January 29, 2011 and January 30, 2010, a valuation allowance against a portion of the deferred tax assets associated with state net operating losses was appropriate. GAAP requires companies to weigh both positive and negative evidence in determining the need for a valuation allowance. Management determined that valuation allowances of $5.8 million and $7.0 million, were required against the $9.2 million and $11.2 million, of tax benefits associated with these state net operating losses. The decrease in the Company’s valuation allowance was primarily attributable to a change in the Company’s state net operating loss position which resulted in a reduction in the state net operating loss deferred tax asset and a corresponding reduction in the associated valuation allowance. The Company still believes that it is more likely than not that some amount of the benefit of the state net operating losses will not be realized. The state net operating losses have been generated in a number of taxing jurisdictions and are subject to various expiration periods ranging from five to twenty years beginning with the Company’s 2010 fiscal year. Commencing during the Transition Period, the provisions of Topic No. 805 were effective for the Company, and any future tax benefits related to the recognition of any state tax net operating losses, where a valuation allowance has been established, will be recorded to the Company’s Consolidated Statements of Operations and Comprehensive Income (Loss).

The Company adopted the provisions of FASB Interpretation (“FIN”) No. 48, “Accounting for Uncertainty in Income Taxes—An Interpretation of FASB Statement No. 109,” as codified in Topic No. 740, as of June 3, 2007. Topic No. 740 prescribes a recognition threshold and measurement attributes for financial statement disclosure of tax positions taken or expected to be taken on a tax return, and requires that the Company recognize in its financial statements the impact of a tax position taken or expected to be taken in a tax return, if that position is “more likely than not” of being sustained upon examination by the relevant taxing authority, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position are measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate resolution. Additionally, Topic No. 740 provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.

Upon adoption, the cumulative effect of applying the provisions of Topic No. 740 was an increase of approximately $48.9 million in the liability for unrecognized tax benefits and related interest and penalty, a $39.2 million decrease in the deferred income tax liability and a $9.7 million increase in the accumulated deficit.

A reconciliation of the beginning and ending amount of gross unrecognized tax benefits (exclusive of interest and penalties) is as follows:

(in thousands)
Gross Unrecognized Tax Benefits, Exclusive of Interest and Penalties
Ending balance at May 31, 2008	$38,003
Additions for tax positions of the current year	1,275
Additions for tax positions of prior years	147
Reduction for tax positions of prior years	(1,436)
Settlements	(12,706)
Lapse of statute of limitations	(155)

Ending balance at May 30, 2009	$25,128
Additions for tax positions of the current year	—
Additions for tax positions of prior years	—
Reduction for tax positions of prior years	(1,923)
Settlements	—
Lapse of statute of limitations	—

Ending balance at January 30, 2010	$23,205
Additions for tax positions of the current year	—
Additions for tax positions of prior years	1,590
Reduction for tax positions of prior years	(1,524)
Settlements	—
Lapse of statute of limitations	—

Ending balance at January 29, 2011	$23,271

As of January 29, 2011, the Company reported total unrecognized benefits of $23.3 million, of which $9.1 million would affect the Company’s effective tax rate if recognized. As a result of previous positions taken, the Company recorded $1.8 million of interest and penalties during Fiscal 2010 in the line item “Income Tax Expense (Benefit)” in the Company’s Consolidated Statements of Operations and Comprehensive Income (Loss). Cumulative interest and penalties of $12.6 million have been recorded in the line item “Other Liabilities” in the Company’s Consolidated Balance Sheet as of January 29, 2011. The Company recognizes interest and penalties related to unrecognized tax benefits as part of income taxes. Within the next twelve months, the Company does not expect a material change in its Topic No. 740 liability.

As of January 30, 2010, the Company reported total unrecognized benefits of $23.2 million, of which $9.1 million would affect the Company’s effective tax rate if recognized. As a result of previous positions taken, the Company recorded $1.4 million of interest and penalties during the Transition Period in the line item “Income Tax Expense (Benefit)” in the Company’s Consolidated Statements of Operations and Comprehensive Income (Loss). Cumulative interest and penalties of $10.8 million have been recorded in the line item “Other Liabilities” in the Company’s Consolidated Balance Sheet as of January 30, 2010.

As of May 30, 2009, the Company reported total unrecognized benefits of $25.1 million, of which $9.1 million would affect the Company’s effective tax rate if recognized. As a result of previous positions taken, the Company recorded a reduction of $7.2 million of interest and penalties during Fiscal 2009 in the line item “Income Tax (Benefit)” in the Company’s Consolidated Statements of

Operations and Comprehensive Income (Loss). Cumulative interest and penalties of $9.3 million have been recorded in the line item “Other Liabilities” in the Company’s Consolidated Balance Sheet as of May 30, 2009.

As of May 31, 2008, the Company reported total unrecognized benefits of $38.0 million, of which $8.3 million would affect the Company’s effective tax rate if recognized. As a result of previous positions taken, the Company recorded $4.0 million of interest and penalties during Fiscal 2008 in the line item “Income Tax (Benefit)” in the Company’s Consolidated Statements of Operations and Comprehensive Income (Loss). Cumulative interest and penalties of $16.6 million have been recorded in the line item “Other Liabilities” in the Company’s Consolidated Balance Sheet as of May 31, 2008.

The Company files tax returns in the U.S. federal jurisdiction and various state jurisdictions. The Company is open to audit by the Internal Revenue Service (“IRS”) for fiscal years 2006 through 2010, which includes the Transition Period, under the applicable statutes of limitations. The Company or its subsidiaries’ state income tax returns are open to audit for the fiscal years 2006 through 2010, which includes the Transition Period, under the applicable statutes of limitations. The Company’s federal income tax returns for Fiscal 2006 and Fiscal 2007 are currently under examination by the IRS. The Company does not expect that the results of this examination will have a material effect on our financial condition or results of operations. The IRS and the Company agreed to a settlement related to audits of the Company’s Fiscal 2004 and Fiscal 2005 years in the amount of $10.4 million plus interest of $3.1 million that was paid in January 2010.

The Small Business Jobs Act of 2010 and The Tax Relief, Unemployment Insurance Reauthorization and Job Creation Act of 2010 (“2010 Tax Relief Act”) extended 50% bonus depreciation for qualifying property through 2012 and created a new 100% bonus depreciation for qualifying property placed in service between September 9, 2010 and December 31, 2011. The impact on cash flow for FYE 01/29/2011 is approximately $7.7 million, which represents an acceleration of tax benefits that would have otherwise been deductible over the life of the qualifying assets. The cash flow benefit of 100% bonus depreciation for the period 01/30/2011—01/28/2012 has not yet been determined.

18. Fair Value of Financial Instruments

In September 2006, the FASB issued SFAS No. 157, as codified under Topic No. 820, which defines fair value, establishes a framework for measurement and expands disclosure about fair value measurements. Topic No. 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price), and classifies the inputs used to measure fair value into the following hierarchy:

Level 1:	Quoted prices for identical assets or liabilities in active markets.

Level 2:	Quoted market prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; and model-derived valuations whose inputs are observable or whose significant value drivers are observable.

Level 3:	Pricing inputs that are unobservable for the assets and liabilities and include situations where there is little, if any, market activity for the assets and liabilities.

The inputs into the determination of fair value require significant management judgment or estimation.

Financial Assets

The Company’s financial assets as of January 29, 2011 and January 30, 2010 include cash equivalents, interest rate cap agreements and a note receivable. The Company’s financial liabilities are discussed below. The carrying value of cash equivalents approximates fair value due to its short-term nature. The fair value of the interest rate cap agreements are determined using quotes that are based on models whose inputs are observable LIBOR forward interest rate curves. To comply with the provisions of Topic No. 820, the Company incorporates credit valuation adjustments to appropriately reflect both the Company’s non-performance risk and the respective counterparty’s non-performance risk in the fair value measurements. In adjusting the fair value of the Company’s interest rate cap agreements for the effect of non-performance risk, the Company has considered the impact of netting and any applicable credit enhancements, such as collateral postings, thresholds, mutual puts, and guarantees. As a result, the Company has determined that the inputs used to value this investment fall within Level 2 of the fair value hierarchy.

The fair value of the note receivable is based on a discounted cash flow analysis whose inputs are unobservable, and therefore it falls within Level 3 of the fair value hierarchy.

Although the Company has determined that the majority of the inputs used to value its interest rate cap agreements fall within Level 2 of the fair value hierarchy, the credit valuation adjustments associated with the Company’s interest rate cap agreements utilize Level 3 inputs, such as estimates of current credit spreads to evaluate the likelihood of default. As of January 29, 2011, the Company has recorded credit valuation adjustments of $0.1 million to the overall valuation of the Company’s interest rate cap agreements. The credit valuation adjustment is not considered significant to the valuation of each of the individual interest rate cap agreements and as a result, the Company has determined that its interest rate cap agreement valuations in their entirety are classified as Level 2 within the fair value hierarchy.

The fair values of the Company’s financial assets and the hierarchy of the level of inputs are summarized below:

	(in thousands)
	Fair Value Measurements at January 29, 2011	Fair Value Measurements at January 30, 2010
Assets:
Level 1
Cash equivalents (including restricted cash)	$30,331	$2,758
Level 2
Interest rate cap agreements(a)	$3,279	$8,779
Level 3
Note Receivable(b)	$1,090	$1,407

(a)	Included in “Other Assets” within the Company’s Consolidated Balance Sheets (refer to Note 10 of the Company’s Consolidated Financial Statements, entitled “Derivative Instruments and Hedging Activities” for further discussion regarding the Company’s interest rate cap agreements).
(b)	Included in “Prepaid and Other Current Assets” and “Other Assets” on the Company’s Consolidated Balance Sheets. The change in the fair value of our Level 3 note receivable is related to the Company receiving a partial payment in the amount of $0.5 million, which was partially offset by unrealized gains in the amount of $0.2 million.

Financial Liabilities

The fair values of the Company’s financial liabilities are summarized below:

	(in thousands)
	January 29, 2011		January 30, 2010
	Carrying Amount(3)	Fair Value(3)	Carrying Amount(3)	Fair Value(3)
$900,000 Senior Secured Term Loan Facility, Libor plus 2.3% due in quarterly payments of $2,250 from August 26, 2011 to May 28, 2013	$777,550	$773,986	$864,752	$804,219
$721,000 ABL Senior Secured Revolving Facility, Libor plus spread based on average outstanding balance(1)	168,600	168,600	121,200	121,200
Senior Notes, 11.1% due at maturity on April 15, 2014, semi-annual interest payments from October 15, 2008 to April 15, 2014	301,997	313,322	301,264	310,051
Senior Discount Notes, 14.5% due at maturity on October 15, 2014, semi-annual interest payments from October 15, 2008 to October 15, 2014	99,309	104,274	99,309	98,812
Other Debt(2)	282	282	1,777	1,777

Total debt	$1,347,738	$1,360,464	$1,388,302	$1,336,059

(1)	The carrying value of the ABL Line of Credit approximates its fair value due to its short term nature (borrowings are typically done in 30 day increments) and its variable interest rate.
(2)	Other debt includes the industrial revenue bonds and both promissory notes, as further described in Note 12 to the Company’s Consolidated Financial Statements entitled “Long-Term Debt.”
(3)	Capital lease obligations are excluded from the table above.

As of January 29, 2011, the fair value of the Company’s debt, exclusive of capital leases, was $1,360.5 million compared with the carrying value of $1,347.7 million. The fair values presented herein are based on pertinent information available to management as of the respective year end dates. Although management is not aware of any factors that could significantly affect the estimated fair value amounts, such amounts have not been comprehensively revalued for purposes of these financial statements since that date, and current estimates of fair value may differ from amounts presented herein.

Due to the short term nature of the Company’s accounts receivable and accounts payable, the recorded value approximates fair value.

19. Segment Information

The Company reports segment information in accordance with ASC Topic No. 280 “Segment Reporting” (Topic No. 280). The Company has identified operating segments at the store level. However, each stores’ operating performance has been aggregated into one reportable segment. Each store meets the aggregation criteria set forth in Topic No. 280. The Company’s operating segments are aggregated for financial reporting purposes because they are similar in each of the following areas: economic characteristics, class of consumer, nature of products, nature of production processes and distribution methods. Revenues from customers are derived from merchandise sales and the Company does not rely on any major customers as a source of revenue.

20. Commitments and Contingencies

Legal

The Company establishes reserves for the settlement amounts, as well as reserves relating to legal claims, in connection with litigation to which the Company is party from time to time in the ordinary course of business. The aggregate amount of such reserves was $6.9 million and $11.6 million as of January 29, 2011 and January 30, 2010, respectively. The Company believes that potential liabilities in excess of those recorded will not have a material adverse effect on the Company’s Consolidated Financial Statements. However, there can be no assurances to this effect.

We are party to various litigation matters, in most cases involving ordinary and routine claims incidental to our business. We cannot estimate with certainty our ultimate legal and financial liability with respect to such pending litigation matters. However, we believe, based on our examination of such matters, that our ultimate liability will not have a material adverse effect on our financial position, results of operations or cash flows.

A putative class action lawsuit, entitled May Vang, and all others similarly situated, v. Burlington Coat Factory Warehouse Corporation, Case No. 09-CV-08061-CAS, was filed in the Superior Court of the State of California on September 17, 2009 and was amended and refiled on November 16, 2009 in the U.S. District Court for the Central District of California—Western Division. The named plaintiff purports to assert claims on behalf of all current, former, and future employees in the United States and the State of California for the relevant statutory time period. The amended complaint asserts claims for failure to pay all earned hourly wages in violation of the Fair Labor Standards Act (FLSA), failure to pay all earned hourly wages in violation of the California Labor Code, providing compensatory time off in lieu of overtime pay, forfeiture of vacation pay, failure to provide meal and rest periods, secret payment of lower wages than that required by statute or contract, failure to provide accurate, written wage statements, and unfair competition. The complaint seeks certification as a class with respect to the FLSA claims, certification of a class with respect to California law claims, appointment of class counsel and class representative, civil penalties, statutory penalties, declaratory relief, injunctive relief, actual damages, liquidated damages, restitution, pre-judgment interest, costs of suit and attorney’s fees. On March 7, 2011, the United States District Court for the Central District of California —Western Division granted preliminary approval to a settlement agreement pursuant to which the Company will pay class members an immaterial amount in settlement of claims on a class basis. The court rescheduled a hearing for final approval on June 27, 2011. This settlement is included in our $6.9 million legal reserve discussed above.

Lease Agreements

The Company enters into lease agreements during the ordinary course of business in order to secure favorable store locations. As of January 29, 2011, the Company committed to nine new lease agreements (exclusive of one relocation) for locations at which stores are expected to be opened in Fiscal 2011. The nine new stores are expected to have minimum lease payments of $3.8 million, $7.9 million, $8.2 million, $8.3 million and $73.5 million during the fiscal years ended January 28, 2012, February 2, 2013, February 1, 2014, January 31, 2015, and January 30, 2016 and subsequent years thereafter, respectively.

Lease Guarantees

During Fiscal 2007, we sold lease rights for three store locations that were previously operated by us. In the event of default by the assignee, we could be liable for obligations associated with these real estate leases which have future lease related payments (not discounted to present value) of approximately $4.0 million through the end of our fiscal year ending February 1, 2014, and which are not reflected in the table above. The scheduled future aggregate minimum rentals for these leases over the three consecutive fiscal years following Fiscal 2010 are $1.6 million, $1.6 million, and $0.8 million, respectively. We believe the likelihood of a material liability being triggered under these leases is remote, and no liability has been accrued for these contingent lease obligations as of January 29, 2011.

Letters of Credit

The Company had irrevocable letters of credit in the amounts of $39.6 million and $79.6 million as of January 29, 2011 and January 30, 2010, respectively. Based on the terms of the credit agreement relating to the ABL Line of Credit, the Company had available letters of credit of $180.0 million as of January 29, 2011.

Letters of credit outstanding as of January 29, 2011 and January 30, 2010 amounted to $30.4 million and $68.5 million, respectively, guaranteeing performance under various lease agreements, insurance contracts, and utility agreements. The Company also had a letter of credit amounting to $1.2 million at January 30, 2010, guaranteeing the Company’s Industrial Revenue Bonds. The Company also had outstanding letters of credit arrangements in the aggregate amount of $9.2 million and $9.9 million at January 29, 2011 and January 30, 2010, respectively, related to certain merchandising agreements.

Severance and Separation

During Fiscal 2010, the Transition Period and Fiscal 2009, the Company entered into certain severance and separation agreements which require it to make payments to certain former employees. These obligations resulted in a charge during Fiscal 2010, the Transition Period and Fiscal 2009 of approximately $2.2 million, $2.4 million and $7.0 million, respectively. All $2.4 million of the charge recorded during the Transition Period and $2.8 million of the charge during Fiscal 2009 related to the reduction of the Company’s workforce at its corporate office and stores. Additionally, $4.2 million of the charge recorded during the year ended May 30, 2009 relates to the separation of the Former CEO from the Company ($2.4 million of which represents non-cash stock compensation incurred by the Company). As of January 29, 2011, $0.2 million of this liability remains to be paid, all of which will be paid by May 30, 2011.

Purchase Commitments

The Company had $491.2 million of purchase commitments related to goods or services that were not received as of January 29, 2011. The Company expects to settle over 98.5% of this amount during Fiscal 2011.

Death Benefits

In November of 2005, the Company entered into agreements with three of the Company’s former executives whereby upon each of their deaths, the Company will pay $1.0 million to the respective designated beneficiary.

21. Related Party Transactions

In connection with the purchase of the Company by Bain Capital in April of 2006, the Company entered into an advisory agreement with Bain Capital (the Advisory Agreement) pursuant to which Bain Capital provides management, consulting, financial and other advisory services. Pursuant to the agreement, Bain Capital is paid a periodic fee of $1.0 million per fiscal quarter plus reimbursement for reasonable out-of-pocket fees, and a fee equal to 1% of the transaction value of certain financing, acquisition, disposition or change of control or similar transaction by or involving the Company. Fees paid to Bain Capital amounted to $4.3 million, $2.9 million, $4.7 million and $4.3 million during Fiscal 2010, the Transition Period, Fiscal 2009 and Fiscal 2008, respectively, and are included in the line item “Selling and Administrative Expenses” in the Company’s Consolidated Statements of Operations and Comprehensive Income (Loss). The Advisory Agreement has a 10-year initial term, and is thereafter subject to automatic one-year extensions unless the Company or Bain Capital provides written notice of termination, except that the agreement terminates automatically upon an initial public offering or a change of control of the Company. If the Advisory Agreement is terminated early, Bain Capital will be entitled to receive all unpaid fees and unreimbursed out-of-pocket fees and expenses, as well as the present value of the periodic fee that would otherwise have been payable through the end of the 10-year term.

As of both January 29, 2011 and January 30, 2010, the Company had $0.7 million of prepaid advisory fees related to the Advisory Agreement recorded within the line item “Prepaid and Other Current Assets” in the Company’s Consolidated Balance Sheets.

22. Dividends

Neither the Company nor any of its subsidiaries may declare or pay cash dividends or make other distributions of property to any affiliate unless such dividends are used for certain specified purposes including, among others, to pay general corporate and overhead expenses incurred by Holdings or Parent in the ordinary course of business, or the amount of any indemnification claims made by any director or officer of Holdings or Parent, to pay taxes that are due and payable by Holdings or any of its direct or indirect subsidiaries, pay interest on Holdings Senior Discount Notes or other eligible distributions, provided that no event of default under BCFWC’s debt agreements has occurred or will occur as the result of such interest payment.

Dividends equal to $0.3 million, $0.2 million, $3.0 million and $0.7 million were paid during Fiscal 2010, the Transition Period, Fiscal 2009 and Fiscal 2008, respectively, to Parent in order to repurchase capital stock of the Parent from executives who left the Company, which are permissible under our debt agreements. In connection with the offering of the Notes and the refinancing of the Term Loan facility, a cash dividend of approximately $300.0 million in the aggregate was paid on a pro rata basis to the equity holders of Parent. Refer to Note 23 to the Company’s Consolidated Financial Statements entitled “Subsequent Events” for further discussions related to dividend payments.

23. Subsequent Events

On February 24, 2011, BCFWC completed the refinancing of its Term Loan, Senior Notes, and Senior Discount Notes, and a dividend of approximately $300.0 million in the aggregate was paid on a pro rata basis, to the equity holders of Parent. The results of these transactions are noted in the table below and are further described following the table:

New Borrowings	(in thousands)
New Term Loan(a)	$990,000
New Senior Notes	450,000
ABL Facility	101,630

Total	$1,541,630

Repayments	(in thousands)
Term Loan	$777,550
Senior Notes	301,997
Senior Discount Notes	99,309

Total	$1,178,856

(a)	As further described below, the New Term Loan is a $1,000.0 million facility with a $10.0 million original issue discount which the Company will accrete up to the $1,000.0 million over the life of the facility.

Scheduled maturities of the Company’s long-term debt and capital lease obligations, as they exist at January 29, 2011, giving consideration to the refinancing, in each of the next five fiscal years are as follows:

	(in thousands)
Fiscal years ending in	Long-Term Debt	Capital Lease Obligations	Total
2011	$10,282	$547	$10,829
2012	10,000	706	10,706
2013	10,000	778	10,778
2014	280,230	868	281,098
2015 and Thereafter	1,410,000	21,648	1,431,648

Total	1,720,512	24,547	1,745,059
Less: Unamortized Discount	(10,000)	—	(10,000)

Total	1,710,512	24,547	1,735,059
Less: Current Portion	(10,282)	(547)	(10,829)

Long Term Debt	$1,700,230	$24,000	$1,724,230

The capital lease obligations noted above are exclusive of interest charges of $2.1 million, $2.0 million, $2.0 million, $1.9 million and $12.4 million for the fiscal years ended January 28, 2012, February 2, 2013, February 1, 2014, January 31, 2015 and thereafter, respectively.

Senior Notes Offering

On February 24, 2011, BCFWC completed its sale of $450.0 million aggregate principal amount of 10% Senior Notes due 2019 at an issue price of 100% (the Notes) in a private offering that is exempt from the registration requirements of the Securities Act of 1933, as amended (the Securities Act), to qualified institutional buyers in accordance with Rule 144A and to persons outside of the United States pursuant to Regulation S under the Securities Act. The Notes were issued pursuant to an indenture, dated February 24, 2010 (the Indenture), among BCFWC, the guarantors signatory thereto and Wilmington Trust FSB, governing the Notes.

The Notes are senior unsecured obligations of BCFWC and are guaranteed on a senior basis by BCFWC, the Company and each of BCFWC’s U.S. subsidiaries to the extent such guarantor is a guarantor of BCFWC’s obligations under the New Term Loan Facility (as defined below). Interest is payable on the Notes on each February 15 and August 15, commencing August 15, 2011. BCFWC may redeem some or all of the Notes at any time prior to February 15, 2015 at a price equal to 100% of the principal amount of the Notes redeemed plus accrued and unpaid interest, if any, and an applicable make-whole premium. On or after February 15, 2015, BCFWC may redeem some or all of the Notes at redemption prices set forth in the Indenture. In addition, at any time prior to February 15, 2014, BCFWC may redeem up to 35% of the aggregate principal amount of the Notes, at a specified redemption price with the net cash proceeds of certain equity offerings.

The Indenture contains covenants that, among other things, restrict the ability of BCFWC and the ability of the Company and certain of its subsidiaries to: incur, assume or guarantee additional indebtedness; pay dividends or redeem or repurchase capital stock; make other restricted payments; incur liens; redeem debt that is junior in right of payment to the Notes; sell or otherwise dispose of assets, including capital stock of subsidiaries; enter into mergers or consolidations; and enter into transactions with affiliates. These covenants are subject to a number of exceptions and qualifications.

BCFWC used the net proceeds from the offering of the Notes, together with borrowings under the New Term Loan Facility and the ABL Line of Credit, to (i) repurchase any and all of the outstanding Senior Notes and Senior Discount Notes (collectively the Existing Notes), pursuant to cash tender offers commenced by BCFWC and the Company on February 9, 2011, and to redeem any Existing Notes that remain outstanding after the completion of the cash tender offers, and pay related fees and expenses, including tender or redemption premiums and accrued interest on the Existing Notes, (ii) to repay existing indebtedness and (iii) to pay a special cash dividend of approximately $300.0 million in the aggregate to the equity holders of the Parent on a pro rata basis, and to pay related fees and expenses.

Tender Offer and Redemption

In connection with the offering of the Notes, the application of proceeds therefrom and the previously announced early settlement of the cash tender offers of BCFWC and the Company for any and all of the Senior Notes and Senior Discount Notes, respectively, on February 24, 2011, BCFWC entered into a Second Supplemental Indenture, dated February 24, 2011 between BCFWC, the guarantors signatory thereto and Wilmington Trust FSB, relating to an Indenture (as amended, supplemented or otherwise modified, the BCF Indenture), dated April 13, 2006, between BCFWC, the guarantors signatory thereto and the Wilmington Trust FSB (as successor trustee to Wells Fargo Bank, N.A.), and the Company entered into a First Supplemental Indenture, dated February 24, 2011 (the “First Supplemental Indenture”), between the Company and Wilmington Trust FSB, relating to an Indenture, dated April 13, 2006 (as amended, supplemented or otherwise modified, the Holdings Indenture), between the Company and the Wilmington Trust FSB (as successor trustee to Wells Fargo Bank, N.A.), to eliminate substantially all of the restrictive covenants, certain affirmative covenants, certain events of default and substantially all of the restrictions on the ability of BCFWC or the Company, as applicable, to merge, consolidate or sell all or substantially all of their properties or assets contained in each indenture and the related Existing Notes.

In addition, in connection with the early tender and settlement of 100% of the Senior Discount Notes by the noteholders of the Senior Discount Notes on February 24, 2011, the Company satisfied and discharged its obligations under the Holdings Indenture and with respect to the Senior Discount Notes.

Further, on February 24, 2011, BCFWC delivered a notice of redemption for the remaining principal amount not purchased in the early tender and settlement of the Senior Notes, and irrevocably deposited with Wilmington Trust FSB an amount of funds sufficient to pay the redemption price of the Senior Notes to satisfy and discharge its obligations under the BCF Indenture and with respect to the Senior Notes. On April 15, 2011, BCFWC will redeem the remaining principal amount outstanding of the Senior Notes at a redemption price equal to 102.781% of the aggregate principal amount of the Senior Notes to be redeemed, plus accrued and unpaid interest on the Senior Notes to the redemption date.

New Term Loan

In connection with the offering of the Notes, on February 24, 2011, BCFWC refinanced the Term Loan with the proceeds of a new $1.0 billion senior secured term loan facility (the New Term Loan Facility).

On February 24, 2011, BCFWC and the Company and the U.S. and Puerto Rican subsidiaries of BCFWC from time to time party thereto, as facility guarantors (collectively, the Term Loan Guarantors) entered into a new credit agreement (the New Term Loan Credit Agreement) with JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the Term Loan Administrative Agent) and as collateral agent, the lenders party thereto, J.P. Morgan Securities LLC and Goldman Sachs Lending Partners LLC, as joint bookrunners and J.P. Morgan Securities LLC, Goldman Sachs Lending Partners LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as joint arrangers, governing the terms of the New Term Loan Facility.

Like the Existing Term Loan Facility, the New Term Loan Facility is secured by (a) a perfected first priority lien on substantially all real and personal property of BCFWC and the Term Loan Guarantors and (b) a perfected second priority lien on all inventory, accounts and personal property related to inventory and accounts of BCFWC and the Term Loan Guarantors, in each case subject to various limitations and exceptions. The New Term Loan Facility requires BCFWC to maintain a minimum consolidated interest coverage ratio and a maximum consolidated leverage ratio (each measured quarterly) and contains limitations on BCFWC’s ability to, among other things, incur indebtedness and liens, make investments, capital expenditures and restricted payments, sell assets and prepay certain indebtedness. The New Term Loan Facility also requires BCFWC to prepay the loans thereunder with a portion of its excess cash flow (commencing with the fiscal year ending January 28, 2012), the proceeds of certain indebtedness and, subject to certain re-investment rights, the proceeds of certain asset sales of certain casualty or other insured events. The New Term Loan Facility contains customary events of default including for failure to make payments under the New Term Loan Facility, materially incorrect representations, breaches of covenants (subject to a 30 day grace period after notice in the case of certain covenants), cross-default to other material indebtedness, material unstayed judgments, certain ERISA, bankruptcy and insolvency events, failure of guarantees or security to remain in full force and effect, change of control, certain uninsured losses to any material portion of the collateral, any undismissed felony indictment of any Term Loan Guarantors or BCFWC or the imposition of orders or stays having a material adverse effect.

The interest rates for the New Term Loan Facility are based on: (i) for LIBO rate loans for any interest period, at a rate per annum equal to (a) the greater of (x) the LIBO rate as determined by the Term Loan Administrative Agent, for such interest period multiplied by the Statutory Reserve Rate (as defined in the New Term Loan Credit Agreement) and (y) 1.50% (the Term Loan Adjusted LIBO Rate), plus an applicable margin; and (ii) for prime rate loans, a rate per annum equal to the highest of (a) the variable annual rate of interest then announced by JPMorgan Chase Bank, N.A. at its head office as its “prime rate,” (b) the federal funds rate in effect on such date plus 0.50% per annum, and (c) the Term Loan Adjusted LIBO Rate for the applicable class of term loans for one-month plus 1.00%, plus, in each case, an applicable margin.

In addition, the New Term Loan Facility provides for an uncommitted incremental term loan facility of up to $150.0 million that is available subject to the satisfaction of certain conditions.

The New Term Loan Facility has a six year maturity, except that term loans made in connection with the incremental term loan facility or extended in connection with the extension mechanics of the New Term Loan Facility have the maturity dates set forth in the amendments applicable to such term loans.

ABL Facility

In connection with the offering of the Notes and the refinancing of the Existing Term Loan Facility, on February 24, 2011, BCFWC entered into a first amendment (the First Amendment) to the Amended and Restated Credit Agreement, dated January 15, 2010 (as amended, supplemented and otherwise modified, the Amended ABL Credit Agreement), among BCFWC, as lead borrower, the borrowers party thereto, the facility guarantors party thereto, Bank of America, N.A. as administrative agent and collateral agent, the lenders party thereto, Wells Fargo Retail Finance, LLC and Regions Bank as co-syndication agents, J.P. Morgan Securities Inc. and UBS Securities LLC as co-documentation agents and General Electric Capital Corporation, US Bank, National Association and SunTrust Bank as senior managing agents, governing the ABL Line of Credit to permit BCFWC to, among other things, (i) issue and guarantee the Notes, (ii) incur additional indebtedness in connection with the refinancing of the Existing Term Loan Facility by increasing the limitation on term loan indebtedness from $900.0 million to $1.0 billion, (iii) have additional flexibility to make investments, capital expenditures, and dividends and other distributions with respect to equity interests and (iv) make a cash dividend of approximately $300.0 million in the aggregate to the equity holders of Parent, on a pro rata basis.

As a result of these transactions, the Senior Notes and Senior Discount Notes, with carrying values at January 29, 2011 of $302.0 million and $99.3 million, respectively, have been eliminated and replaced with a $450.0 million aggregate principal amount of 10% Senior Notes due 2019 at an issue price of 100%. Additionally, the Term Loan with a carrying value of $777.6 million at January 29, 2011 has been replaced with the $1,000.0 million New Term Loan Facility. Borrowings on the ABL Line of Credit related to the transaction were $101.6 million. As a result of these transactions, the Company incurred various fees and charges of approximately $73 million. In connection with the offering of the Notes and the refinancing of the Term Loan facility, a cash dividend of approximately $300.0 million in the aggregate was paid to the equity holders of Parent, on a pro rata basis.

The aggregate impact of these transactions is expected to result in a loss on the extinguishment of debt of $36 million—$40 million, which will be recorded in the line item “Gain/Loss on the Extinguishment of Debt” in the Company’s Condensed Consolidated Statements of Operations and Comprehensive Income (Loss) during the first quarter of Fiscal 2011.

24. Consolidated Guarantor Data

On April 13, 2006, BCFWC issued $305 million aggregate principal amount of 11.125% Senior Notes due in 2014. The notes were issued under an indenture issued on April 13, 2006. Holdings and subsidiaries of BCFWC have fully and unconditionally guaranteed these notes. In addition, Holdings and certain subsidiaries of BCFWC fully and unconditionally guarantee BCFWC’s obligations under the $721 million ABL Line of Credit and $900 million Term Loan. These guarantees are both joint and several. The following consolidating financial statements present the financial position, results of operations and cash flows of Holdings, BCFWC, exclusive of subsidiaries (referred to herein as “BCFW”), and the guarantor subsidiaries. The Company has one non-guarantor subsidiary that is not wholly-owned and is considered to be “minor” as defined in Rule 3-10 of Regulation S-X promulgated by the Securities and Exchange Commission.

Neither the Company nor any of its subsidiaries may declare or pay cash dividends or make other distributions of property to any affiliate unless such dividends are used for certain specified purposes including, among others, to pay general corporate and overhead expenses incurred by Holdings or Parent in the ordinary course of business, or the amount of any indemnification claims made by any director or officer of Holdings or Parent, to pay taxes that are due and payable by Holdings or any of its direct or indirect subsidiaries, or to pay interest on Holdings Senior Discount Notes, provided that no event of default under BCFWC’s debt agreements has occurred or will occur as the result of such interest payment.

BURLINGTON COAT FACTORY INVESTMENTS HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(All amounts in thousands)

	As of January 29, 2011
	Holdings	BCFW	Guarantors	Eliminations	Consolidated
ASSETS
Current Assets:
Cash and Cash Equivalents	$—	$7,168	$23,046	$—	$30,214
Restricted Cash and Cash Equivalents	—	27,800	2,464	—	30,264
Investments	—	—	—	—	—
Accounts Receivable	—	19,691	30,184	—	49,875
Merchandise Inventories	—	—	644,228	—	644,228
Deferred Tax Assets	—	10,144	14,691	—	24,835
Prepaid and Other Current Assets	—	12,617	23,492	—	36,109
Prepaid Income Taxes	—	13,934	2,513	—	16,447
Assets Held for Disposal	—	—	2,156	—	2,156

Total Current Assets	—	91,354	742,774	—	834,128

Property and Equipment-Net of Accumulated Depreciation	—	68,181	789,408	—	857,589
Tradenames	—	238,000	—	—	238,000
Favorable Leases-Net of Accumulated Amortization	—	—	389,986	—	389,986
Goodwill	—	47,064	—	—	47,064
Other Assets	187,512	1,431,147	52,800	(1,580,218)	91,241

Total Assets	$187,512	$1,875,746	$1,974,968	$(1,580,218)	$2,458,008

LIABILITIES AND STOCKHOLDER’S EQUITY
Current Liabilities:
Accounts Payable	$—	$190,460	$—	$—	$190,460
Income Taxes Payable	—	4,344	85	—	4,429
Other Current Liabilities	—	127,763	80,752	—	208,515
Current Maturities of Long Term Debt	—	—	14,264	—	14,264

Total Current Liabilities	—	322,567	95,101	—	417,668
Long Term Debt	—	1,248,147	109,874	—	1,358,021
Other Liabilities	—	28,442	197,086	(10,000)	215,528
Deferred Tax Liability	—	89,078	190,201	—	279,279
Commitments and Contingencies	—	—	—	—	—
Stockholder’s Equity:
Common Stock	—	—	—	—	—
Capital in Excess of Par Value	466,754	466,754	663,151	(1,129,905)	466,754
Accumulated Deficit	(279,242)	(279,242)	719,555	(440,313)	(279,242)

Total Stockholder’s Equity	187,512	187,512	1,382,706	(1,570,218)	187,512

Total Liabilities and Stockholder’s Equity	$187,512	$1,875,746	$1,974,968	$(1,580,218)	$2,458,008

BURLINGTON COAT FACTORY INVESTMENTS HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(All amounts in thousands)

	As of January 30, 2010
	Holdings	BCFW	Guarantors	Eliminations	Consolidated
ASSETS
Current Assets:
Cash and Cash Equivalents	$—	$4,176	$20,574	$—	$24,750
Restricted Cash and Cash Equivalents	—	—	2,605	—	2,605
Investments	—	—	—	—	—
Accounts Receivable	—	19,886	11,392	—	31,278
Merchandise Inventories	—	540	612,755	—	613,295
Deferred Tax Assets	—	10,001	19,643	—	29,644
Prepaid and Other Current Assets	—	12,959	16,484	—	29,443
Prepaid Income Taxes	—	3,870	971	—	4,841
Assets Held for Disposal	—	—	521	—	521

Total Current Assets	—	51,432	684,945	—	736,377

Property and Equipment-Net of Accumulated Depreciation	—	52,526	803,623	—	856,149
Tradenames	—	238,000	—	—	238,000
Favorable Leases-Net of Accumulated Amortization	—	—	421,091	—	421,091
Goodwill	—	47,064	—	—	47,064
Other Assets	154,500	1,441,062	37,792	(1,538,041)	95,313

Total Assets	$154,500	$1,830,084	$1,947,451	$(1,538,041)	$2,393,994

LIABILITIES AND STOCKHOLDER’S EQUITY
Current Liabilities:
Accounts Payable	—	139,802	—	—	139,802
Income Taxes Payable	—	10,628	3,595	—	14,223
Other Current Liabilities	—	125,839	89,975	—	215,814
Current Maturities of Long Term Debt	—	12,202	1,999	—	14,201

Total Current Liabilities	—	288,471	95,569	—	384,040
Long Term Debt	—	1,275,014	124,138	—	1,399,152
Other Liabilities	—	23,374	159,693	(10,000)	173,067
Deferred Tax Liability	—	88,725	194,510	—	283,235
Commitments and Contingencies	—	—	—	—	—
Stockholder’s Equity:
Common Stock	—	—	—	—	—
Capital in Excess of Par Value	464,489	464,489	836,784	(1,301,273)	464,489
Accumulated Deficit	(309,989)	(309,989)	536,757	(226,768)	(309,989)

Total Stockholder’s Equity	154,500	154,500	1,373,541	(1,528,041)	154,500

Total Liabilities and Stockholder’s Equity	$154,500	$1,830,084	$1,947,451	$(1,538,041)	$2,393,994

BURLINGTON COAT FACTORY INVESTMENTS HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(All amounts in thousands)

	As of January 29, 2011
	Holdings	BCFW	Guarantors	Eliminations	Consolidated
REVENUES:
Net Sales	$—	$862	$3,668,740	$—	$3,669,602
Other Revenue	—	477	31,010	—	31,487

Total Revenue		1,339	3,699,750	—	3,701,089

COSTS AND EXPENSES:
Cost of Sales (Exclusive of Depreciation and Amortization)	—	825	2,251,521	—	2,252,346
Selling and Administrative Expenses	—	165,450	991,163	—	1,156,613
Restructuring and Separation Costs	—	1,256	944	—	2,200
Depreciation and Amortization	—	18,159	128,600	—	146,759
Interest Expense	—	82,302	17,007	—	99,309
Impairment Charges—Long-Lived Assets	—	61	2,019	—	2,080
Impairment Charges—Tradenames	—	—	—	—	—
Other Income, Net	—	(6,541)	(4,805)	—	(11,346)
Equity in (Earnings) Loss of Subsidiaries	(30,998)	(182,798)	—	213,796	—

Total Costs and Expenses	(30,998)	78,714	3,386,449	213,796	3,647,961

Income (Loss) Before Provision for (Benefit from) Income Tax	30,998	(77,375)	313,301	(213,796)	53,128
(Benefit from) Provision for Income Tax	—	(108,373)	130,503	—	22,130

Net Income (Loss)	$30,998	$30,998	$182,798	$(213,796)	$30,998

BURLINGTON COAT FACTORY INVESTMENTS HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(All amounts in thousands)

	For the 35 Weeks Ended January 30, 2010
	Holdings	BCFW	Guarantors	Eliminations	Consolidated
REVENUES:
Net Sales	$—	$1,135	$2,456,432	$—	$2,457,567
Other Revenue	—	452	21,278	—	21,730

Total Revenue		1,587	2,477,710	—	2,479,297

COSTS AND EXPENSES:
Cost of Sales (Exclusive of Depreciation and Amortization)	—	965	1,491,384	—	1,492,349
Selling and Administrative Expenses	—	108,364	651,410	—	759,774
Restructuring and Separation Costs	—	2,032	397	—	2,429
Depreciation and Amortization	—	10,885	92,720	—	103,605
Interest Expense	—	47,975	11,501	—	59,476
Impairment Charges—Long-Lived Assets	—	197	46,579	—	46,776
Impairment Charges—Tradenames	—	—	—	—	—
Other Income, Net	—	(7,772)	(7,563)	—	(15,335)
Equity in (Earnings) Loss of Subsidiaries	(18,653)	(118,055)	—	136,708	—

Total Costs and Expenses	(18,653)	44,591	2,286,428	136,708	2,449,074

Income (Loss) Before Provision for (Benefit from) Income Tax	18,653	(43,004)	191,282	(136,708)	30,223
Provision for (Benefit from) Income Tax	—	(61,657)	73,227	—	11,570

Net Income (Loss)	$18,653	$18,653	$118,055	$(136,708)	$18,653

BURLINGTON COAT FACTORY INVESTMENTS HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(All amounts in thousands)

	For the Year Ended May 30, 2009
	Holdings	BCFW	Guarantors	Eliminations	Consolidated
REVENUES:
Net Sales	$—	$3,012	$3,538,969	$—	$3,541,981
Other Revenue	—	(319)	29,705	—	29,386

Total Revenue	—	2,693	3,568,674	—	3,571,367

COSTS AND EXPENSES:
Cost of Sales (Exclusive of Depreciation and Amortization)	—	3,036	2,196,730	—	2,199,766
Selling and Administrative Expenses	—	153,436	961,812	—	1,115,248
Restructuring and Separation Costs	—	3,259	3,693	—	6,952
Depreciation and Amortization	—	26,859	132,748	—	159,607
Interest Expense	—	85,518	17,198	—	102,716
Impairment Charges—Long-Lived Assets	—	—	37,498	—	37,498
Impairment Charges—Tradenames	—	294,550	—	—	294,550
Other Income, Net	—	(5,452)	(546)	—	(5,998)
Equity in Earnings (Loss) of Subsidiaries	191,583	(124,082)	—	(67,501)	—

Total Costs and Expenses	191,583	437,124	3,349,133	(67,501)	3,910,339

(Loss) Income Before (Benefit from) Provision for Income Tax	(191,583)	(434,431)	219,541	67,501	(338,972)
(Benefit from) Provision for Income Tax	—	(242,848)	95,459	—	(147,389)

Net (Loss) Income	$(191,583)	$(191,583)	$124,082	$67,501	$(191,583)

BURLINGTON COAT FACTORY INVESTMENTS HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(All amounts in thousands)

	For the Year Ended May 31, 2008
	Holdings	BCFW	Guarantors	Eliminations	Consolidated
REVENUES:
Net Sales	$—	$3,890	$3,389,527	$—	$3,393,417
Other Revenue	—	470	30,086	—	30,556

Total Revenue	—	4,360	3,419,613	—	3,423,973

COSTS AND EXPENSES:
Cost of Sales (Exclusive of Depreciation and Amortization)	—	2,550	2,092,814	—	2,095,364
Selling and Administrative Expenses	—	147,701	943,128	—	1,090,829
Depreciation and Amortization Expense	—	24,754	141,912	—	166,666
Interest Expense	—	115,605	17,388	—	132,993
Impairment Charges—Long-Lived Assets	—	—	25,256	—	25,256
Other Income, Net	—	(4,782)	(8,079)	—	(12,861)
Equity in Earnings (Loss) of Subsidiaries	48,970	(136,603)	—	87,633	—

Total Costs and Expenses	48,970	149,225	3,212,419	87,633	3,498,247

(Loss) Income Before (Benefit from) Provision for Income Tax	(48,970)	(144,865)	207,194	(87,633)	(74,274)
(Benefit from) Provision for Income Tax	—	(95,895)	70,591	—	(25,304)

Net (Loss) Income	$(48,970)	$(48,970)	$136,603	$(87,633)	$(48,970)

BURLINGTON COAT FACTORY INVESTMENTS HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(All amounts in thousands)

	For the Year Ended January 29, 2011
	Holdings	BCFW	Guarantors	Eliminations	Consolidated
OPERATING ACTIVITIES
Net Cash Provided by Operations	$—	$109,416	$99,288	$—	$208,704
INVESTING ACTIVITIES
Cash Paid for Property and Equipment	—	(37,533)	(94,598)	—	(132,131)
(Increase) Decrease in Restricted Cash and Cash Equivalents	—	(27,659)	—	—	(27,659)
Proceeds from Sale of Property and Equipment and Assets Held for Disposal	—	—	(38)	—	(38)
Lease Acquisition Costs	—	—	(422)	—	(422)
Redemption of Investment in Money Market Fund	—	—	240	—	240
Other		48	—	—	48

Net Cash Used in Investing Activities	—	(65,144)	(94,818)	—	(159,962)
FINANCING ACTIVITIES
Proceeds from Long-Term Debt—ABL Line of Credit	—	204,200	—	—	204,200
Principal Payments on Long-Term Debt	—	—	(1,998)	—	(1,998)
Principal Payments on Long-Term Debt—Term Loan	—	(87,202)	—	—	(87,202)
Principal Payments on Long-Term Debt—ABL Line of Credit	—	(156,800)	—	—	(156,800)
Debt Issuance Cost	—	(1,227)	—	—	(1,227)
Payment of Dividends	(251)	(251)	—	251	(251)
Receipt of Dividends	251	—	—	(251)	—

Net Cash Used in Financing Activities	—	(41,280)	(1,998)	—	(43,278)

Increase in Cash and Cash Equivalents	—	2,992	2,472	—	5,464
Cash and Cash Equivalents at Beginning of Period	—	4,176	20,574	—	24,750

Cash and Cash Equivalents at End of Period	$—	$7,168	$23,046	$—	$30,214

BURLINGTON COAT FACTORY INVESTMENTS HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(All amounts in thousands)

	For the 35 Weeks Ended January 30, 2010
	Holdings	BCFW	Guarantors	Eliminations	Consolidated
OPERATING ACTIVITIES
Net Cash Provided by Operations	$—	$69,188	$34,339	$—	$103,527
INVESTING ACTIVITIES
Cash Paid for Property and Equipment	—	(18,074)	(41,961)	—	(60,035)
(Increase) Decrease in Restricted Cash and Cash Equivalents	—	—	17	—	17
Proceeds from Sale of Property and Equipment and Assets Held for Disposal	—	—	1,062	—	1,062
Redemption of Investment in Money Market Fund	—	—	4,844	—	4,844
Other		38	—	—	38

Net Cash Used in Investing Activities	—	(18,036)	(36,038)	—	(54,074)
FINANCING ACTIVITIES
Proceeds from Long-Term Debt—ABL Line of Credit	—	444,315	—	—	444,315
Principal Payments on Long-Term Debt	—	—	(1,537)	—	(1,537)
Principal Payments on Long-Term Debt—Term Loan	—	(5,998)	—	—	(5,998)
Principal Payments on Long-Term Debt—ABL Line of Credit	—	(473,422)	—	—	(473,422)
Debt Issuance Cost	—	(13,659)	—	—	(13,659)
Payment of Dividends	(212)	—	(212)	212	(212)
Receipt of Dividends	212	—		(212)	—

Net Cash Used in Financing Activities	—	(48,764)	(1,749)	—	(50,513)

Increase in Cash and Cash Equivalents	—	2,388	(3,448)	—	(1,060)
Cash and Cash Equivalents at Beginning of Period	—	1,788	24,022	—	25,810

Cash and Cash Equivalents at End of Period	$—	$4,176	$20,574	$—	$24,750

BURLINGTON COAT FACTORY INVESTMENTS HOLDINGS, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS

(All amounts in thousands)

	For the Year Ended May 30, 2009
	Holdings	BCFW	Guarantors	Eliminations	Consolidated
OPERATING ACTIVITIES
Net Cash Provided by Operations	$—	$74,536	$97,760	$—	$172,296

INVESTING ACTIVITIES
Cash Paid for Property and Equipment	—	(31,025)	(98,932)	—	(129,957)
(Increase) Decrease in Restricted Cash and Cash Equivalents		—	70	—	70
Proceeds from Sale of Property and Equipment and Assets Held for Disposal	—	—	369	—	369
Lease Acquisition Costs	—	—	(3,978)	—	(3,978)
Redesignation of Cash Equivalents to Investment in Money Market Fund	—	—	(56,294)	—	(56,294)
Redemption of Investment in Money Market Fund	—	—	50,637	—	50,637
Purchase of Tradenames Rights	—	(6,250)	—	—	(6,250)
Other	—	123	—	—	123

Net Cash Used in Investing Activities	—	(37,152)	(108,128)	—	(145,280)
FINANCING ACTIVITIES
Proceeds from Long-Term Debt—ABL Line of Credit	—	857,051	—	—	857,051
Principal Payments on Long-Term Debt		—	(1,597)	—	(1,597)
Principal Payments on Long-Term Debt—Term Loan	—	(2,057)	—	—	(2,057)
Principal Payments on Long-Term Debt—ABL Line of Credit	—	(888,344)	—	—	(888,344)
Purchase of Interest Rate Cap Contract	—	(3,360)	—	—	(3,360)
Payment of Dividends	(3,000)	(3,000)	—	3,000	(3,000)
Receipt of Dividends	3,000	—	—	(3,000)	—

Net Cash Used in Financing Activities	—	(39,710)	(1,597)	—	(41,307)

Decrease in Cash and Cash Equivalents	—	(2,326)	(11,965)	—	(14,291)
Cash and Cash Equivalents at Beginning of Period	—	4,114	35,987	—	40,101

Cash and Cash Equivalents at End of Period	$—	$1,788	$24,022	$—	$25,810

BURLINGTON COAT FACTORY INVESTMENTS HOLDINGS, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS

(All amounts in thousands)

	For the Year Ended May 31, 2008
	Holdings	BCFW	Guarantors	Eliminations	Consolidated
OPERATING ACTIVITIES
Net Cash Provided by Operations	$—	$4,136	$93,841	$—	$97,977

INVESTING ACTIVITIES
Cash Paid for Property and Equipment	—	(30,012)	(65,603)	—	(95,615)
Change in Restricted Cash and Cash Equivalents	—	—	61	—	61
Proceeds from Sale of Property and Equipment and Assets Held for Sale	—	—	2,429	—	2,429
Lease Acquisition Costs	—	—	(7,136)	—	(7,136)
Issuance of Notes Receivable	—	(72)	—	—	(72)
Other	—	20	—	—	20

Net Cash Used in Investing Activities	—	(30,064)	(70,249)	—	(100,313)

FINANCING ACTIVITIES
Proceeds from Long Term Debt—ABL Line of Credit	—	685,655	—	—	685,655
Principal Payments on Long Term Debt	—	—	(1,448)	—	(1,448)
Principal Payments on Long Term Debt—Term Loan	—	(11,443)	—	—	(11,443)
Principal Payments on Long Term Debt—ABL Line of Credit	—	(663,056)	—	—	(663,056)
Purchase of Interest Rate Cap Contract	—	(424)	—	—	(424)
Payment of Dividends	(725)	(725)	—	725	(725)
Receipt of Dividends	725	—	—	(725)	—

Net Cash Provided by (Used in) Financing Activities	—	10,007	(1,448)	—	8,559

Increase (Decrease) in Cash and Cash Equivalents	—	(15,921)	22,144	—	6,223
Cash and Cash Equivalents at Beginning of Period	—	20,035	13,843	—	33,878

Cash and Cash Equivalents at End of Period	$—	$4,114	$35,987	$—	$40,101

BURLINGTON COAT FACTORY INVESTMENTS HOLDINGS, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(All amounts in thousands)

	April 30, 2011	January 29, 2011	May 1, 2010
ASSETS
Current Assets:
Cash and Cash Equivalents	$67,536	$30,214	$237,179
Restricted Cash and Cash Equivalents	37,274	30,264	2,595
Accounts Receivable, Net of Allowances for Doubtful Accounts	33,763	49,875	32,405
Merchandise Inventories	688,985	644,228	634,008
Deferred Tax Assets	22,174	24,835	29,813
Prepaid and Other Current Assets	37,402	36,109	50,081
Prepaid Income Taxes	25,169	16,447	9,416
Assets Held for Disposal	2,156	2,156	521

Total Current Assets	914,459	834,128	996,018

Property and Equipment—Net of Accumulated Depreciation	849,606	857,589	840,492
Tradenames	238,000	238,000	238,000
Favorable Leases—Net of Accumulated Amortization	382,474	389,986	413,267
Goodwill	47,064	47,064	47,064
Other Assets	98,765	91,241	90,869

Total Assets	$2,530,368	$2,458,008	$2,625,710

LIABILITIES AND STOCKHOLDER’S EQUITY
Current Liabilities:
Accounts Payable	$489,481	$190,460	$504,501
Income Taxes Payable	3,403	4,429	20,329
Other Current Liabilities	218,597	208,515	208,907
Current Maturities of Long Term Debt	10,788	14,264	15,449

Total Current Liabilities	722,269	417,668	749,186

Long Term Debt	1,451,636	1,358,021	1,264,484
Other Liabilities	214,347	215,528	175,547
Deferred Tax Liabilities	274,508	279,279	276,698
Commitments and Contingencies (Notes 3 and 11)

Stockholder’s (Deficit) Equity:
Common Stock (Par Value $0.01; 1,000 Shares Issued and Outstanding at April 30, 2011, January 29, 2011 and May 1, 2010)	—	—	—
Capital in Excess of Par Value	467,907	466,754	464,722
Accumulated Deficit	(600,299)	(279,242)	(304,927)

Total Stockholder’s (Deficit) Equity	(132,392)	187,512	159,795

Total Liabilities and Stockholder’s (Deficit) Equity	$2,530,368	$2,458,008	$2,625,710

See Notes to Condensed Consolidated Financial Statements.

BURLINGTON COAT FACTORY INVESTMENTS HOLDINGS, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE (LOSS) INCOME

(Unaudited)

(All amounts in thousands)

	Three Months Ended
	April 30, 2011	May 1, 2010
REVENUES:
Net Sales	$929,081	$894,678
Other Revenue	7,250	7,280

Total Revenue	936,331	901,958

COSTS AND EXPENSES:
Cost of Sales (Exclusive of Depreciation and Amortization)	577,303	552,353
Selling and Administrative Expenses	288,828	278,528
Restructuring and Separation Costs	—	963
Depreciation and Amortization	36,620	36,729
Impairment Charges—Long-Lived Assets	9	185
Other Income, Net	(2,809)	(2,966)
Loss on Extinguishment of Debt	37,764	—
Interest Expense (Inclusive of Gain (Loss) on Interest Rate Cap Agreements)	30,854	27,365

Total Costs and Expenses	968,569	893,157
(Loss) Income Before Income Tax (Benefit) Expense	(32,238)	8,801

Income Tax (Benefit) Expense	(11,181)	3,588

Net (Loss) Income	$(21,057)	$5,213

Total Comprehensive (Loss) Income	$(21,057)	$5,213

See Notes to Condensed Consolidated Financial Statements.

BURLINGTON COAT FACTORY INVESTMENTS HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(All amounts in thousands)

	Three Months Ended
	April 30, 2011	May 1, 2010
OPERATING ACTIVITIES
Net (Loss) Income	$(21,057)	$5,213
Adjustments to Reconcile Net (Loss) Income to Net Cash Provided by Operating Activities:
Depreciation and Amortization	36,620	36,729
Impairment Charges—Long-Lived Assets	9	185
Amortization of Debt Issuance Costs	2,552	3,070
Accretion of New Senior Notes and Existing Senior Notes and Discount Notes	358	174
Interest Rate Cap Agreement—Adjustment to Market	1,252	4,592
Provision for Losses on Accounts Receivable	448	549
Provision for Deferred Income Taxes	(2,110)	(6,706)
Loss on Retirement of Fixed Assets	168	172
Loss on Extinguishment of Debt—Write-off of Deferred Financing Fees	16,435	—
Excess Tax Benefit from Stock Based Compensation	(448)	—
Non-Cash Stock Compensation Expense	705	233
Non-Cash Rent Expense	(1,165)	(827)
Changes in Assets and Liabilities:
Accounts Receivable	(3,283)	(1,115)
Merchandise Inventories	(44,757)	(20,713)
Prepaid and Other Current Assets	(9,588)	(25,212)
Accounts Payable	299,021	364,700
Other Current Liabilities and Income Tax Payable	15,616	4,004
Deferred Rent Incentives	18,995	3,684
Other Long Term Assets and Long Term Liabilities	788	407

Net Cash Provided by Operating Activities	310,559	369,139
INVESTING ACTIVITIES
Cash Paid for Property and Equipment	(33,118)	(22,160)
(Loss)/Proceeds Received from Sale of Property and Equipment	(50)	39
(Increase) Decrease in Restricted Cash and Cash Equivalents	(7,010)	10
Lease Acquisition Costs	(72)	(79)
Other	22	9

Net Cash Used in Investing Activities	(40,228)	(22,181)
FINANCING ACTIVITIES
Proceeds from Long Term Debt—ABL Line of Credit	153,000	—
Proceeds from Long Term Debt—Notes Payable	450,000	—
Proceeds from Long Term Debt—Term Loan	990,000	—
Principal Payments on Long Term Debt—ABL Line of Credit	(321,600)	(121,200)
Principal Payments on Long Term Debt—Senior Discount Notes	(99,309)	—
Principal Payments on Long Term Debt—Senior Notes	(302,056)	—
Principal Payments on Long Term Debt	(205)	(193)
Principal Payments on Long Term Debt—Term Loan	(780,050)	(12,202)
Payment of Dividends	(297,917)	—
Excess Tax Benefit from Stock Based Compensation	448	—
Debt Issuance Costs	(25,320)	(934)

Net Cash Used in Financing Activities	(233,009)	(134,529)
Increase in Cash and Cash Equivalents	37,322	212,429
Cash and Cash Equivalents at Beginning of Period	30,214	24,750

Cash and Cash Equivalents at End of Period	$67,536	$237,179

Supplemental Disclosure of Cash Flow Information
Interest Paid	$27,185	$32,524

Net Income Tax Payments	$301	$8,746

Non-Cash Investing Activities:
Accrued Purchases of Property and Equipment	$8,453	$5,202

Notes Receivable from Sale of Assets Held for Sale	$—	$(2,000)

See Notes to Condensed Consolidated Financial Statements.

BURLINGTON COAT FACTORY INVESTMENTS HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

APRIL 30, 2011

(Unaudited)

1. Summary of Significant Accounting Policies

Basis of Presentation

These unaudited Condensed Consolidated Financial Statements include the accounts of Burlington Coat Factory Investments Holdings, Inc. and all of its subsidiaries (Company or Holdings). Holdings has no operations and its only asset is all of the stock of Burlington Coat Factory Warehouse Corporation. All discussions of operations in this report relate to Burlington Coat Factory Warehouse Corporation and its subsidiaries (BCFWC), which are reflected in the financial statements of Holdings. The Condensed Consolidated Financial Statements are unaudited, but in the opinion of management reflect all adjustments (which are of a normal and recurring nature) necessary for the fair presentation of the results of operations for the interim periods presented. Certain information and note disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America (GAAP) have been condensed or omitted. It is suggested that these Condensed Consolidated Financial Statements be read in conjunction with the financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 29, 2011 (Fiscal 2010 10-K). The balance sheet at January 29, 2011 has been derived from the audited Consolidated Financial Statements contained in the Fiscal 2010 10-K. Because the Company’s business is seasonal in nature, the operating results for the three month period ended April 30, 2011 are not necessarily indicative of results for the fiscal year ending January 28, 2012 (Fiscal 2011).

Accounting policies followed by the Company are described in Note 1 to the audited Consolidated Financial Statements contained in the Fiscal 2010 10-K.

There were no new accounting standards that had an impact on the Company’s Condensed Consolidated Financial Statements during the first quarter ended April 30, 2011 and there were no new accounting pronouncements that were issued but not yet effective as of April 30, 2011 that the Company expects to have a material impact upon becoming effective.

2. Stockholder’s (Deficit) Equity

Activity for the three month periods ended April 30, 2011 and May 1, 2010 in the Company’s common stock, capital in excess of par value, accumulated deficit, and total stockholder’s (deficit) equity are summarized below:

	(in thousands)
	Common Stock	Capital in Excess of Par Value	Accumulated Deficit	Total
Balance at January 29, 2011	$—	$466,754	$(279,242)	$187,512
Net Loss	—	—	(21,057)	(21,057)
Excess Tax Benefit from Stock Based Compensation		448		448
Stock Based Compensation	—	705	—	705
Dividends(a)	—	—	(300,000)	(300,000)

Balance at April 30, 2011	$—	$467,907	$(600,299)	$(132,392)

	(in thousands)
	Common Stock	Capital in Excess of Par Value	Accumulated Deficit	Total
Balance at January 30, 2010	$—	$464,489	$(309,989)	$154,500
Net Income	—	—	5,213	5,213
Stock Based Compensation	—	233	—	233
Dividends(a)	—	—	(151)	(151)

Balance at May 1, 2010	$—	$464,722	$(304,927)	$(159,795)

(a)	Represents dividends declared to the equity holders of Burlington Coat Factory Holdings, Inc. (Parent), in conjunction with the Company’s debt refinancing, of which $297.9 million was paid as of April 30, 2011, as further discussed in Note 3 of the Company’s Condensed Consolidated Financial Statements entitled “Long Term Debt.” The remaining $2.1 million is recorded in “Current Liabilities” on the Company’s Condensed Consolidated Balance Sheets as of April 30, 2011. The $0.2 million of dividends declared at May 1, 2010 was recorded in “Current Liabilities” in the Company’s Condensed Consolidated Balance Sheets as of May 1, 2010.

3. Long Term Debt

Long term debt consists of:

	(in thousands)
	April 30, 2011	January 29, 2011	May 1, 2010
$1,000,000 Senior Secured Term Loan Facility, LIBOR (with a floor of 1.50%) plus 4.75% due in quarterly payments of $2,500 from April 30, 2011 to January 28, 2017, matures on February 23, 2017	$987,799	$—	$—
$450,000 Senior Notes, 10%, due at maturity on February 15, 2019, semi-annual interest payments on August 15 and February 15, from August 15, 2011 to February 15, 2019	450,000	—	—
$900,000 Senior Secured Term Loan Facility, LIBOR plus 2.3%.	—	777,550	852,550
$721,000 ABL Senior Secured Revolving Facility, LIBOR plus spread based on average outstanding balance, expires February 4, 2014.(a)	—	168,600	—
Senior Notes, 11.1%	—	301,997	301,439
Senior Discount Notes, 14.5%	—	99,309	99,309
Industrial Revenue Bonds, 6.1%	—	—	1,210
Promissory Note, non-interest bearing, due in monthly payments of $17 through January 1, 2012	150	200	350
Promissory Note, 4.4% due in monthly payments of $8 through December 23, 2011	60	82	146
Capital Lease Obligations	24,415	24,547	24,929

Total debt	1,462,424	1,372,285	1,279,933
Less: current maturities	(10,788)	(14,264)	(15,449)

Long-term debt, net of current maturities	$1,451,636	$1,358,021	$1,264,484

(a)	The $721 million ABL Line of Credit is effective through May 31, 2011, at which time the facility is reduced to a $600 million ABL Line of Credit. The $600 million ABL Line of Credit expires February 4, 2014. Additional information regarding the ABL Line of Credit is included below.

Senior Notes Offering

On February 24, 2011, BCFWC completed its sale of $450.0 million aggregate principal amount of 10% Senior Notes due 2019 at an issue price of 100% (the Notes) in a private offering that is exempt from the registration requirements of the Securities Act of 1933, as amended (the Securities Act), to qualified institutional buyers in accordance with Rule 144A and to persons outside of the United States pursuant to Regulation S under the Securities Act. The Notes were issued pursuant to an indenture, dated February 24, 2010 (the Indenture), among BCFWC, the guarantors signatory thereto and Wilmington Trust FSB, governing the Notes.

The Notes are senior unsecured obligations of BCFWC and are guaranteed on a senior basis by BCFWC, the Company and each of BCFWC’s U.S. subsidiaries to the extent such guarantor is a guarantor of BCFWC’s obligations under the New Term Loan Facility (as defined below). Interest is payable on the Notes on each February 15 and August 15, commencing August 15, 2011. BCFWC may redeem some or all of the Notes at any time prior to February 15, 2015 at a price equal to 100% of the principal amount of the Notes redeemed plus accrued and unpaid interest, if any, and an applicable make-whole premium. On or after February 15, 2015, BCFWC may redeem some or all of the Notes at redemption prices set forth in the Indenture. In addition, at any time prior to February 15, 2014, BCFWC may redeem up to 35% of the aggregate principal amount of the Notes, at a specified redemption price with the net cash proceeds of certain equity offerings.

The Indenture contains covenants that, among other things, restrict the ability of BCFWC and the ability of the Company and certain of its subsidiaries to: incur, assume or guarantee additional indebtedness; pay dividends or redeem or repurchase capital stock; make other restricted payments; incur liens; redeem debt that is junior in right of payment to the Notes; sell or otherwise dispose of assets, including capital stock of subsidiaries; enter into mergers or consolidations; and enter into transactions with affiliates. These covenants are subject to a number of exceptions and qualifications.

Tender Offer and Redemption

In connection with the offering of the Notes, the application of proceeds therefrom and the previously announced early settlement of the cash tender offers of BCFWC and the Company for any and all of the 11.1% Senior Notes (Existing Senior Notes) and 14.5% Senior Discount Notes (Existing Senior Discount Notes), respectively, on February 24, 2011, BCFWC entered into a Second Supplemental Indenture, dated February 24, 2011 between BCFWC, the guarantors signatory thereto and Wilmington Trust FSB, relating to an Indenture (as amended, supplemented or otherwise modified, the BCF Indenture), dated April 13, 2006, between BCFWC, the guarantors signatory thereto and the Wilmington Trust FSB (as successor trustee to Wells Fargo Bank, N.A.), and the Company entered into a First Supplemental Indenture, dated February 24, 2011 (the First Supplemental Indenture), between the Company and Wilmington Trust FSB, relating to an Indenture, dated April 13, 2006 (as amended, supplemented or otherwise modified, the Holdings Indenture), between the Company and the Wilmington Trust FSB (as successor trustee to Wells Fargo Bank, N.A.), to eliminate substantially all of the restrictive covenants, certain affirmative covenants, certain events of default and substantially all of the restrictions on the ability of BCFWC or the Company, as applicable, to merge, consolidate or sell all or substantially all of their properties or assets contained in each indenture and the related Existing Notes (as defined below).

In addition, in connection with the early tender and settlement of 100% of the Senior Discount Notes by the noteholders of the Senior Discount Notes on February 24, 2011, the Company satisfied and discharged its obligations under the Holdings Indenture and with respect to the Senior Discount Notes.

Further, on February 24, 2011, BCFWC delivered a notice of redemption for the remaining principal amount not purchased in the early tender and settlement of the Existing Senior Notes, and irrevocably deposited with Wilmington Trust FSB an amount of funds sufficient to pay the redemption price of the Existing Senior Notes to satisfy and discharge its obligations under the BCF Indenture and with respect to the Existing Senior Notes. On April 15, 2011, BCFWC redeemed the remaining principal amount outstanding of the Existing Senior Notes at a redemption price equal to 102.781% of the aggregate principal amount of the Existing Senior Notes to be redeemed, plus accrued and unpaid interest on the Existing Senior Notes to the redemption date.

$1 Billion Senior Secured Term Loan Facility

In connection with the offering of the Notes, on February 24, 2011, BCFWC refinanced its $900 Million Senior Secured Term Loan Facility (the Existing Term Loan Facility) with the proceeds of a new $1.0 Billion Senior Secured Term Loan Facility (New Term Loan or New Term Loan Facility).

On February 24, 2011, BCFWC and the Company and the U.S. and Puerto Rican subsidiaries of BCFWC from time to time party thereto, as facility guarantors (collectively, the Term Loan Guarantors) entered into a new credit agreement (the New Term Loan Credit Agreement) with JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the Term Loan Administrative Agent) and as collateral agent, the lenders party thereto, J.P. Morgan Securities LLC and Goldman Sachs Lending Partners LLC, as joint bookrunners and J.P. Morgan Securities LLC, Goldman Sachs Lending Partners LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as joint arrangers, governing the terms of the New Term Loan Facility.

Like the Existing Term Loan Facility, the New Term Loan Facility is secured by (a) a perfected first priority lien on substantially all real and personal property of BCFWC and the Term Loan Guarantors and (b) a perfected second priority lien on all inventory, accounts and personal property related to inventory and accounts of BCFWC and the Term Loan Guarantors, in each case subject to various limitations and exceptions. The New Term Loan Facility requires BCFWC to maintain a minimum consolidated interest coverage ratio and a maximum consolidated leverage ratio (each measured quarterly). The New Term Loan Facility also contains limitations on BCFWC’s ability to, among other things, incur indebtedness and liens, make investments, capital expenditures and restricted payments, sell assets and prepay certain indebtedness.

The New Term Loan Facility is to be repaid in quarterly payments of $2.5 million from April 30, 2011 to January 28, 2017, with the balance of the New Term Loan Facility due upon maturity on February 23, 2017. Beginning with the fiscal year ending on January 28, 2012, at the end of each fiscal year, the Company is required to make a payment based on its available free cash flow (as defined in the credit agreement governing the New Term Loan Facility). This payment offsets future mandatory quarterly payments.

The Company’s New Term Loan Facility contains financial, affirmative and negative covenants and requires that the Company, among other things, maintain on the last day of each fiscal quarter a consolidated leverage ratio not to exceed a maximum amount and maintain a consolidated interest coverage ratio of at least a certain amount. Specifically, the consolidated leverage ratio is our total debt to Adjusted EBITDA, as each term is defined in the new credit agreement governing the New Term Loan, for the trailing twelve months most recently ended on or prior to such date, that may not exceed 6.75 to 1 through October 27, 2012; 6.25 to 1 through November 2, 2013; 5.5 to 1 through November 1, 2014; 5.00 to 1 through October 31, 2015; and 4.75 to 1 at January 30, 2016 and thereafter. The consolidated interest coverage ratio is our consolidated interest expense to Adjusted EBITDA, as each term in defined in the new credit agreement governing the New Term Loan, for the trailing twelve months most recently ended on or prior to such date, that must exceed 1.75 to 1 through

October 27, 2012; 1.85 to 1 through November 2, 2013; 2.00 to 1 through October 31, 2015; and 2.10 to 1 at January 30, 2016 and thereafter. Adjusted EBITDA is a non-GAAP financial measure of our liquidity. Adjusted EBITDA, as defined in the credit agreement governing our Term Loan, starts with consolidated net (loss) income for the period and adds back (i) depreciation, amortization, impairments and other non-cash charges that were deducted in arriving at consolidated net (loss) income, (ii) the (benefit) provision for taxes, (iii) interest expense, (iv) advisory fees, and (v) unusual, non-recurring or extraordinary expenses, losses or charges as reasonably approved by the administrative agent for such period.

The interest rates for the New Term Loan Facility are based on: (i) for LIBO rate loans for any interest period, at a rate per annum equal to (a) the greater of (x) the LIBO rate as determined by the Term Loan Administrative Agent, for such interest period multiplied by the Statutory Reserve Rate (as defined in the New Term Loan Credit Agreement) and (y) 1.50% (the Term Loan Adjusted LIBO Rate), plus an applicable margin; and (ii) for prime rate loans, a rate per annum equal to the highest of (a) the variable annual rate of interest then announced by JPMorgan Chase Bank, N.A. at its head office as its “prime rate,” (b) the federal funds rate in effect on such date plus 0.50% per annum, and (c) the Term Loan Adjusted LIBO Rate for the applicable class of term loans for one-month plus 1.00%, plus, in each case, an applicable margin. The interest rate on the New Term Loan Facility was 6.25% as of April 30, 2011.

In addition, the New Term Loan Facility provides for an uncommitted incremental term loan facility of up to $150.0 million that is available subject to the satisfaction of certain conditions. The New Term Loan Facility has a six year maturity, except that term loans made in connection with the incremental term loan facility or extended in connection with the extension mechanics of the New Term Loan Facility have the maturity dates set forth in the amendments applicable to such term loans.

BCFWC used the net proceeds from the offering of the Notes, together with borrowings under the New Term Loan Facility and the ABL Line of Credit, to (i) repurchase any and all of the outstanding Existing Senior Notes and Existing Senior Discount Notes, pursuant to cash tender offers commenced by BCFWC and the Company on February 9, 2011, and to redeem any Existing Notes that remained outstanding after the completion of the cash tender offers, and pay related fees and expenses, including tender or redemption premiums and accrued interest on the Existing Notes, (ii) to repay the indebtedness under Existing Term Loan Facility and (iii) to pay a special cash dividend of approximately $300.0 million in the aggregate to the equity holders of the Parent on a pro rata basis, and to pay related fees and expenses.

In accordance with ASC Topic No. 470-50, “Debt—Modifications and Extinguishments” (Topic 470), the transactions noted above were determined to be an extinguishment of the existing debt and an issuance of new debt. As a result, the Company recorded a loss on the extinguishment of debt in the amount of $37.8 million in the line item “Loss on Extinguishment of Debt” in its Condensed Consolidated Statements of Operations and Comprehensive (Loss) Income. Of the $37.8 million loss on the extinguishment of debt, $21.4 million represented early call premiums that the Company paid to the holders of its Existing Senior Notes and Existing Senior Discount Notes as a result of repurchasing both notes prior to their maturity. The remaining $16.4 million represented the write off of deferred financing fees related to the extinguished debt facilities.

In conjunction with the issuance of the new debt facilities, the Company paid $25.3 million of legal, consulting, audit related and placement fees. These costs were all deferred and recorded in the line item “Other Assets” in the Company’s Condensed Consolidated Balance Sheets and will be amortized through the line item “Interest Expense” in the Company’s Condensed Consolidated Statements of Operations and Comprehensive (Loss) Income over the respective lives of the new debt facilities using the interest method.

ABL Line of Credit

The ABL Line of Credit carries an interest rate of LIBOR plus a spread which is determined by the Company’s annual average borrowings outstanding. Commitment fees of 0.75% to 1.0%, based on the Company’s usage of the line of credit, were charged on the unused portion of the facility and were included in the line item “Interest Expense” on the Company’s Consolidated Statements of Operations and Comprehensive (Loss) Income.

In connection with the offering of the Notes and the refinancing of the Term Loan Facility, on February 24, 2011, BCFWC entered into a first amendment (the First Amendment) to the Amended and Restated Credit Agreement, dated January 15, 2010 (as amended, supplemented and otherwise modified, the Amended ABL Credit Agreement), among BCFWC, as lead borrower, the borrowers party thereto, the facility guarantors party thereto, Bank of America, N.A. as administrative agent and collateral agent, the lenders party thereto, Wells Fargo Retail Finance, LLC and Regions Bank as co-syndication agents, J.P. Morgan Securities Inc. and UBS Securities LLC as co-documentation agents and General Electric Capital Corporation, US Bank, National Association and SunTrust Bank as senior managing agents, governing the ABL Line of Credit to permit BCFWC to, among other things, (i) issue and guarantee the Notes, (ii) incur additional indebtedness in connection with the refinancing of the Existing Term Loan Facility by increasing the limitation on term loan indebtedness from $900.0 million to $1.0 billion, (iii) have additional flexibility to make investments, capital expenditures, and dividends and other distributions with respect to equity interests and (iv) make a cash dividend of approximately $300.0 million in the aggregate to the equity holders of Parent, on a pro rata basis.

As a result of these debt refinancing transactions, the Existing Senior Notes and Existing Senior Discount Notes, with carrying values at February 24, 2011 of $302.0 million and $99.3 million, respectively, were eliminated and replaced with a $450.0 million aggregate principal amount of 10% Senior Notes (the Notes) due 2019 at an issue price of 100%. Additionally, the Existing Term Loan with a carrying value of $777.6 million at February 24, 2011 was replaced with the $1,000.0 million New Term Loan Facility with a $10 million original issue discount. This original issue discount will accrete over the life of the New Term Loan Facility. Borrowings on the ABL Line of Credit related to the refinancing transactions were $101.6 million. As a result of these refinancing transactions, the Company incurred various fees and charges of approximately $63 million. In connection with the offering of the Notes and the refinancing of the Term Loan facility, a cash dividend of approximately $300.0 million in the aggregate was paid to the equity holders of Parent, on a pro rata basis.

At April 30, 2011, the Company had $388.9 million available under the ABL Line of Credit and no outstanding borrowings. The maximum borrowings under the facility during the three month period ended April 30, 2011 amounted to $184.9 million. Average borrowings during the three month period ended April 30, 2011 amounted to $72.7 million at an average interest rate of 4.5%. At January 29, 2011, $168.6 million was outstanding under this credit facility.

At May 1, 2010, the Company had $306.6 million available under the ABL Line of Credit and no borrowings outstanding. The maximum borrowings under the facility during the three month period ended May 1, 2010 amounted to $121.2 million. Average borrowings during the three month period ended May 1, 2010 amounted to $19.5 million at an average interest rate of 2.9%.

Both the New Term Loan and the ABL Line of Credit are fully, jointly, severally, unconditionally, and irrevocably guaranteed by all of the Company’s subsidiaries (with the exception of one immaterial non-guarantor subsidiary). The ABL Line of Credit is collateralized by a first lien on the Company’s inventory and receivables and a second lien on the Company’s real estate and property and equipment. The New Term Loan is collateralized by a first lien on the Company’s real estate, favorable leases, and machinery and equipment and a second lien on the Company’s inventory and receivables.

Holdings and all of the Company’s subsidiaries fully and unconditionally guarantee BCFWC’s obligations under the $721 million ABL Line of Credit and the $1,000 million New Term Loan Facility. These guarantees are both joint and several.

As of April 30, 2011, the Company was in compliance with all of its debt covenants. The agreements regarding the ABL Line of Credit and the New Term Loan Facility, as well as the indenture governing the Notes, contain covenants that, among other things, limit the Company’s ability, and the ability of the Company’s restricted subsidiaries, to pay dividends on, redeem or repurchase capital stock; make investments; incur additional indebtedness or issue preferred stock; create liens; permit dividends or other restricted payments by the Company’s subsidiaries; sell all or substantially all of the Company’s assets or consolidate or merge with or into other companies; and engage in transactions with affiliates.

The Company had $35.5 million, $29.2 million and $38.2 million in deferred financing fees, net of accumulated amortization, as of April 30, 2011, January 29, 2011 and May 1, 2010, respectively, related to its debt instruments recorded in the line item “Other Assets” on the Company’s Condensed Consolidated Balance Sheets. Amortization of deferred financing fees amounted to $2.6 million and $3.1 million for the three month periods ended April 30, 2011 and May 1, 2010, respectively, and is included in the line item “Interest Expense” in the Company’s Condensed Consolidated Statements of Operations and Comprehensive (Loss) Income. During the three months ended April 30, 2011, the Company recorded $25.3 million of new deferred financing costs related to the New Term Loan Facility and the Notes described above and wrote off $16.4 million of previously capitalized deferred debt costs related to the Existing Term Loan and the Existing Senior Notes and Existing Senior Discount Notes which were all settled in connection with the refinancing transactions described above.

4. Fair Value Measurements

The Company accounts for fair value measurements in accordance with ASC Topic No. 820, “Fair Value Measurements and Disclosures,” (Topic No. 820) which defines fair value, establishes a framework for measurement and expands disclosure about fair value measurements. Topic No. 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price), and classifies the inputs used to measure fair value into the following hierarchy:

Level 1:	Quoted prices for identical assets or liabilities in active markets.

Level 2:	Quoted market prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; and model-derived valuations whose inputs are observable or whose significant value drivers are observable.

Level 3:	Pricing inputs that are unobservable for the assets and liabilities and include situations where there is little, if any, market activity for the assets and liabilities.

The inputs into the determination of fair value require significant management judgment or estimation.

Financial Assets

The Company’s financial assets as of April 30, 2011 included cash equivalents, interest rate cap agreements and a note receivable. The Company’s financial liabilities are discussed below. The carrying value of cash equivalents approximates fair value due to its short-term nature. The fair values of the interest rate cap agreements are determined using quotes that are based on models whose inputs are observable LIBOR forward interest rate curves. To comply with the provisions of Topic No. 820, the Company incorporates credit valuation adjustments to appropriately reflect both the

Company’s non-performance risk and the respective counterparty’s non-performance risk in the fair value measurements. In adjusting the fair value of the Company’s interest rate cap agreements for the effect of non-performance risk, the Company has considered the impact of netting and any applicable credit enhancements, such as collateral postings, thresholds, mutual puts, and guarantees. As a result, the Company has determined that the inputs used to value this investment fall within Level 2 of the fair value hierarchy.

The fair value of the note receivable is based on a discounted cash flow analysis whose inputs are unobservable, and therefore it falls within Level 3 of the fair value hierarchy.

Although the Company has determined that the majority of the inputs used to value its interest rate cap agreements fall within Level 2 of the fair value hierarchy, the credit valuation adjustments associated with the Company’s interest rate cap agreements utilize Level 3 inputs, such as estimates of current credit spreads to evaluate the likelihood of default. As of April 30, 2011, the Company recorded credit valuation adjustments of less than $0.1 million to the overall valuation of the Company’s interest rate cap agreements. The credit valuation adjustment is not considered significant to the valuation of each of the individual interest rate cap agreements and as a result, the Company has determined that its interest rate cap agreement valuations in their entirety are classified as Level 2 within the fair value hierarchy.

The fair values of the Company’s financial assets and the hierarchy of the level of inputs are summarized below:

	(in thousands)
	Fair Value Measurements at
	April 30, 2011	January 29, 2011	May 1, 2010
Assets:
Level 1
Cash equivalents (including restricted cash)	$69,754	$30,331	$214,051

Level 2
Interest rate cap agreements(a)	$2,027	$3,279	$4,186

Level 3
Note Receivable(b)	$1,099	$1,090	$1,407

(a)	Included in “Other Assets” within the Company’s Condensed Consolidated Balance Sheets (refer to Note 5 of the Company’s Condensed Consolidated Financial Statements, entitled “Derivative Instruments and Hedging Activities” for further discussion regarding the Company’s interest rate cap agreements).
(b)	Included in “Prepaid and Other Current Assets” and “Other Assets” on the Company’s Consolidated Balance Sheets. The change in fair value of the Company’s Level 3 note receivable from January 29, 2011 to April 30, 2011 is related to unrealized gains. The change in fair value of the Company’s Level 3 note receivable from May 1, 2010 to January 29, 2011 is related to the Company receiving a partial payment in the amount of $0.5 million, which was partially offset by unrealized gains of $0.2 million.

Financial Liabilities

The fair value of the Company’s debt as of April 30, 2011, January 29, 2011 and May 1, 2010 is noted in the table below:

	(in thousands)
	April 30, 2011		January 29, 2011		May 1, 2010
	Carrying Amount(c)	Fair Value(c)	Carrying Amount(c)	Fair Value(c)	Carrying Amount(c)	Fair Value(c)
$1,000,000 Senior Secured Term Loan Facility, 6.25% due in quarterly payments of 2,500 from April 30, 2011 to January 28, 2017, matures on February 23, 2017	$987,799	$988,622	$—	$—	$—	$—
$450,000 Senior Notes, 10% due at maturity on February 15, 2019, semi-annual interest payments on August 15 and February 15, from August 15, 2011 to February 15, 2019	450,000	456,750	—	—	—	—
$900,000 Senior Secured Term Loan Facility, LIBOR plus 2.3%	—	—	777,550	773,986	852,550	802,818
$721,000 ABL Senior Secured Revolving Facility, LIBOR plus spread based on average outstanding balance, expires February 4, 2014.(a)	—	—	168,600	168,600	—	—
Senior Notes, 11.1%	—	—	301,997	313,322	301,439	308,975
Senior Discount Notes, 14.5%	—	—	99,309	104,274	99,309	98,316
Other debt(b)	210	210	282	282	1,706	1,706

Total debt	$1,438,009	$1,445,582	$1,347,738	$1,360,464	$1,255,004	$1,211,815

(a)	The carrying value of the ABL Line of Credit approximates its fair value due to its short term nature (borrowings are typically done in increments of 30 days or less) and its variable interest rate.
(b)	Other debt includes the industrial revenue bonds and both promissory notes, as further described in Note 3 of the Company’s Condensed Consolidated Financial Statements entitled “Long Term Debt.”
(c)	Capital lease obligations are excluded from the table above.

As of April 30, 2011, the fair value of the Company’s debt, exclusive of capital leases, was $1,445.6 million compared to the carrying value of $1,438.0 million. The fair values presented herein are based on estimates using quoted market prices for the same or similar issues and other pertinent information available to management as of the respective period end dates. Although management is not aware of any factors that could significantly affect the estimated fair value amounts, such amounts have not been comprehensively revalued for purposes of these Condensed Consolidated Financial Statements since April 30, 2011, and current estimates of fair value may differ from amounts presented herein.

5. Derivative Instruments and Hedging Activities

The Company accounts for derivatives and hedging activities in accordance with ASC Topic No. 815 “Derivatives and Hedging” (Topic No. 815). Topic No. 815 provides disclosure requirements to provide users of financial statements with an enhanced understanding of: (i) How and why an entity uses derivative instruments; (ii) How derivative instruments and related hedged items are accounted for under Topic No. 815 and its related interpretations; and (iii) How derivative instruments and related hedged items affect an entity’s financial position, financial performance and cash flows.

The Company is exposed to certain risks relating to its ongoing business operations, including market risks relating to fluctuations in interest rates. The Company’s senior secured credit facilities contain floating rate obligations and are subject to interest rate fluctuations. The Company uses interest rate cap agreements, which are designated as economic hedges, to manage interest rate risk associated with the Company’s variable-rate borrowings and to minimize the negative impact of interest rate fluctuations on its earnings and cash flows, thus reducing the Company’s exposure to variability in expected future cash flows attributable to the changes in LIBOR rates.

Topic No. 815 requires recognition of all derivative instruments as either assets or liabilities at fair value in the statement of financial position. The Company does not monitor its interest rate cap agreements for hedge effectiveness and therefore does not designate its interest rate cap agreements as cash flow hedges of certain future interest payments on variable-rate debt. Instead, the interest rate cap agreements are adjusted to market on a quarterly basis. As a result, gains or losses associated with the interest rate cap agreements are recorded in the line item “Interest Expense” on the Company’s Condensed Consolidated Statements of Operations and Comprehensive (Loss) Income and in the line item “Interest Rate Cap Contract—Adjustment to Market” on the Company’s Condensed Consolidated Statements of Cash Flows.

As of April 30, 2011, January 29, 2011 and May 1, 2010, the Company was party to four outstanding interest rate cap agreements to manage the interest rate risk associated with future interest payments on variable-rate debt.

	(in thousands)
	Fair Values of Derivative Instruments
	Asset Derivatives
	April 30, 2011		January 29, 2011		May 1, 2010
Derivatives Not Designated as Hedging Instruments Under Topic No. 815	Balance Sheet Location	Fair Value	Balance Sheet Location	Fair Value	Balance Sheet Location	Fair Value
Interest Rate Cap Agreements	Other Assets	$2,027	Other Assets	$3,279	Other Assets	$4,186

Liability Derivatives
	April 30, 2011		January 29, 2011		May 1, 2010
Derivatives Not Designated as Hedging Instruments Under Topic No. 815	Balance Sheet Location	Fair Value	Balance Sheet Location	Fair Value	Balance Sheet Location	Fair Value
Interest Rate Cap Agreements	Other Liabilities	$—	Other Liabilities	$—	Other Liabilities	$—

	(Gain) Loss on Derivative Instruments
Derivatives Not Designated as Hedging Instruments Under Topic No. 815	Location of (Gain) or Loss Recognized in Income on Derivatives	Amount of (Gain) or Loss Recognized in Income on Derivatives
		Three Months Ended
		April 30, 2011	May 1, 2010
Interest Rate Cap Agreements	Interest Expense	$1,252	$4,592

One of the four interest rate cap agreements became effective on May 12, 2006. It has a notional principal amount of $300 million with a cap rate of 7.0% and terminated on May 31, 2011. Upon the effective date, the Company determined that it would not monitor this interest rate cap agreement for hedge effectiveness. The Company adjusts this interest rate cap agreement to fair value on a quarterly basis and records all gains and losses associated with this contract in the line item “Interest Expense” in the Company’s Condensed Consolidated Statements of Operations and Comprehensive (Loss) Income.

On December 20, 2007, the Company entered into an additional interest rate cap agreement. The agreement has a notional principal amount of $600 million with a cap rate of 7.0% and terminated on May 31, 2011. The agreement became effective on May 29, 2009 upon the termination of an expiring $700 million interest rate cap agreement. As of the effective date, the Company determined that it would not monitor this interest rate cap agreement for hedge effectiveness. Instead, the Company adjusts the interest rate cap to fair value on a quarterly basis and records all gains and losses associated with this contract in the line item “Interest Expense” in the Company’s Condensed Consolidated Statements of Operations and Comprehensive (Loss) Income.

On January 16, 2009, the Company entered into two additional interest rate cap agreements, each of which became effective on May 31, 2011 upon termination of the Company’s existing $300 million and $600 million interest rate cap agreements described above. Each agreement has a notional principal amount of $450 million with a cap rate of 7.0% and terminates on May 31, 2015. As of the effective date, the Company determined that it would not monitor them for hedge effectiveness. The Company will adjust these interest rate cap agreements to fair value on a quarterly basis and as a result, gains or losses associated with these agreements will be included in the line item “Interest Expense” on the Company’s Condensed Consolidated Statements of Operations and Comprehensive (Loss) Income and in the line item “Interest Rate Cap Contract—Adjustment to Market” on the Company’s Condensed Consolidated Statements of Cash Flows.

6. Income Taxes

As of April 30, 2011, the Company had a current deferred tax asset of $22.2 million and a non-current deferred tax liability of $274.5 million. As of January 29, 2011, the Company had a current deferred tax asset of $24.8 million and a non-current deferred tax liability of $279.3 million. As of May 1, 2010, the Company had a current deferred tax asset of $29.8 million and a non-current deferred tax liability of $276.7 million. Current deferred tax assets consisted primarily of certain operating costs and inventory related costs not currently deductible for tax purposes. Non-current deferred tax liabilities primarily relate to rent expense, pre-opening costs, intangible costs and depreciation expense where the Company has a future obligation for tax purposes.

In accordance with ASC Topic No. 270, Interim Reporting (Topic No. 270) and ASC Topic No. 740, Income Taxes (Topic No. 740), at the end of each interim period the Company is required to determine the best estimate of its annual effective tax rate and then apply that rate in providing for income taxes on a current year-to-date (interim period) basis. For the first quarter ending April 30, 2011, the Company’s best estimate of its annual effective income tax rate was 32.7%, excluding discrete items.

As of April 30, 2011, January 29, 2011 and May 1, 2010, valuation allowances amounted to $5.8 million, $5.8 million and $7.0 million, respectively, and related primarily to state tax net operating losses. The Company believes that it is more likely than not that a portion of the benefit of the state tax net operating losses will not be realized. The state net operating losses have been generated in a number of taxing jurisdictions and are subject to various expiration periods ranging from five to twenty years beginning with Fiscal 2011. Any future tax benefit recognized by the use of a state tax net operating loss where a valuation allowance has been established, will be recorded to the Company’s

Condensed Consolidated Statements of Operations and Comprehensive (Loss) Income according to the provisions of ASC Topic No. 805, “Business Combinations” (Topic No. 805). Within the next twelve months the Company does not expect material changes in its liability for uncertain tax positions.

7. Stock Option and Award Plans and Stock-Based Compensation

On April 13, 2006, Parent’s Board of Directors adopted the 2006 Management Incentive Plan (the Plan). The Plan provides for the granting of service-based and performance-based stock options, restricted stock and other forms of awards to executive officers and other key employees of the Company and its subsidiaries. Grants made pursuant to the Plan are comprised of units of Parent’s common stock. Each “unit” consists of nine shares of Parent’s Class A common stock and one share of Parent’s Class L common stock. The shares comprising a unit are in the same proportion as the shares of Class A and Class L common stock held by all stockholders of the Parent. Options granted pursuant to the Plan are exercisable only for whole units and cannot be separately exercised for the individual classes of Parent’s common stock. As of April 30, 2011, there were 730,478 units reserved under the Plan consisting of 6,574,302 shares of Parent’s Class A common stock and 730,478 shares of Parent’s Class L common stock.

Non-cash stock compensation expense for the three months ended April 30, 2011 and May 1, 2010 amounted to $0.7 million and $0.2 million, respectively. The table below summarizes the types of stock compensation:

	(in thousands)
	Three Months Ended
Type of Non-Cash Stock Compensation	April 30, 2011	May 1, 2010
Stock Option Compensation(a)	$463	$3
Restricted Stock Compensation(a)	242	230

Total	$705	$233

(a)	Included in the line item “Selling and Administrative Expense” in the Company’s Condensed Consolidated Statements of Operations and Comprehensive (Loss) Income.

Stock Options

Options granted during the three month period ended April 30, 2011 were all service-based awards and were granted at exercise prices of $90 per unit and $180 per unit. Options granted during the three month period ended May 1, 2010 were all service-based awards and were granted at exercise prices of $90 per unit and $180 per unit.

In April 2011, the Parent’s Board of Directors, in order to reflect the dividends paid in connection with the debt refinancing, approved a reduction of the exercise prices of each then outstanding option from $90 per unit and $180 per unit, respectively, to $30.60 and $120.60 per unit, respectively, without affecting the existing vesting schedules thereof. Upon application of modification accounting, which contemplates fair value of awards both before and after the debt refinancing and related dividends, the stock compensation cost did not change as a result of this modification.

All of the service-based awards granted during the three month period ended April 30, 2011 and May 1, 2010 vest 40% on the second anniversary of the award with the remaining amount vesting ratably over the subsequent three years. The final exercise date for any option granted is the tenth anniversary of the grant date.

All options awarded pursuant to the Plan become exercisable upon a change of control. Unless determined otherwise by the plan administrator and except as otherwise set forth in the option holders’ stock agreement, upon cessation of employment, (1) options that have not vested will terminate immediately; (2) units previously issued upon the exercise of vested options will be callable at the Company’s option; and (3) unexercised vested options will be exercisable for a period of 60 days.

As of April 30, 2011, the Company had 479,997 options outstanding to purchase units, all of which are service-based awards. The Company accounts for awards issued under the Plan in accordance with ASC Topic No. 718, “Stock Compensation.” For the three months ended April 30, 2011, the Company recognized non-cash stock compensation expense of $0.7 million before the adjustment for forfeitures of $0.2 million, which resulted in $0.5 million of expense for the quarter. These forfeiture adjustments were the result of actual forfeitures being higher than initially estimated.

In comparison, for the three months ended May 1, 2010, the Company recognized non-cash stock compensation expense of $0.7 million before the adjustment for forfeitures of $0.7 million, which resulted in zero expense for the quarter. These forfeiture adjustments were the result of actual forfeitures being higher than initially estimated.

Non-cash stock option compensation expense is included in the line item “Selling and Administrative Expense” in the Company’s Condensed Consolidated Statements of Operations and Comprehensive (Loss) Income. As of April 30, 2011 there was approximately $5.5 million of unearned non-cash stock-based compensation that the Company expected to recognize as expense over the next 4.8 years. The service-based awards are expensed on a straight-line basis over the requisite service period of five years. As of April 30, 2011, 46.6% percent of outstanding options to purchase units had vested.

Stock option transactions are summarized as follows:

	Number of Units	Weighted Average Exercise Price Per Unit
Options Outstanding January 29, 2011	489,499	$123.62
Options Issued	9,000	60.60
Options Forfeited	(18,502)	(111.97)

Options Outstanding April 30, 2011	479,997	$66.14

Non-vested stock option unit transactions during the three months ended April 30, 2011 are summarized below:

	Number of Units	Weighted Average Grant Date Fair Value Per Unit
Non-Vested Options Outstanding, January 29, 2011	324,100	$38.28
Granted	9,000	17.93
Vested	(58,065)	(39.48)
Forfeited	(18,502)	(30.09)

Non-Vested Options Outstanding, April 30, 2011	256,533	$37.65

The following table summarizes information about the options to purchase units that were outstanding under the Plan as well as options that were exercisable under the Plan as of April 30, 2011:

	Stock Option Units Outstanding		Stock Option Units Exercisable
Exercise Prices	Number Outstanding At April 30, 2011	Weighted Average Remaining Contractual Life (Years)	Number Exercisable At April 30, 2011	Weighted Average Remaining Contractual Life (Years)
$ 30.60	313,665	7.5	146,620	6.2
$120.60	152,332	6.7	62,844	5.4
$270.00	14,000	2.1	14,000	2.1

	479,997		223,464

The following table summarizes information about the options to purchase units vested and expected to vest during the contractual term:

Exercise Prices	Options	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price
Vested and Expected to Vest as of April 30, 2011
$ 30.60	254,665	7.4	$ 30.60
$120.60	125,332	6.6	$ 120.60
$270.00	14,000	2.1	$270.00

	393,997

The fair value of each option granted is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions used for grants under the Plan during the three months ended April 30, 2011 and May 1, 2010:

	Three Months Ended
	April 30, 2011	May 1, 2010
Risk-Free Interest Rate	2.9 – 3.8%	2.9 – 3.4%
Expected Volatility	35.49%	47.7%
Expected Life (years)	6.4 – 9.8	6.6 – 9.5
Contractual Life (years)	10	10
Expected Dividend Yield	0.0%	0.0%
Weighted Average Grant Date Fair Value of Options Issued at an exercise price of:
$ 30.60	$20.57	$34.23
$120.60	$12.64	$26.67

The weighted average grant date fair value of options granted has varied from period to period due to changes in the Company’s business enterprise value resulting from changes in the Company’s business forecast, market conditions and the refinancing of the Company’s debt and related dividend payments (as further described in Note 3 to the Condensed Consolidated Financial Statements entitled “Long Term Debt”).

Restricted Stock Awards

Under the Plan, the Company also has the ability to grant restricted stock awards. All awards granted typically vest 50% on the second anniversary of the grant and 50% on the third anniversary of the grant. Following a change of control, as defined by the Plan, all unvested units shall accelerate and vest as of the date of such change of control.

During the three months ended April 30, 2011, the Company recorded $0.2 million of non-cash restricted stock compensation expense, inclusive of forfeitures of less than $0.1 million, which is included in the line item “Selling and Administrative Expense” on the Company’s Condensed Consolidated Statements of Operations and Comprehensive (Loss) Income. As of April 30, 2011, there was approximately $0.9 million of unearned non-cash stock-based compensation that the Company expects to recognize as expense over the next 1.1 years. Awards of restricted stock are expensed on a straight-line basis over the requisite service period of three years. At April 30, 2011, 60,943 of the outstanding Awards of restricted stock were vested.

Restricted Stock Awards Transactions for the three months ended April 30, 2011 are summarized below:

Number of Awards
Awards Outstanding January 29, 2011	98,367
Awards Granted	—
Awards Forfeited	(367)
Awards Outstanding April 30, 2011	98,000

Non-vested Award transactions during the three months ended April 30, 2011 are summarized below:

	Number of Awards	Weighted Average Grant Date Fair Value Per Awards
Non-Vested Awards Outstanding, January 29, 2011	71,140	$47.27
Awards Granted	—	—
Awards Vested	(33,716)	(45.80)
Awards Forfeited	(367)	(45.80)

Non-Vested Awards Outstanding, April 30, 2011	37,057	$48.64

8. Comprehensive (Loss) Income

The Company presents comprehensive (loss) income on its Condensed Consolidated Statements of Operations and Comprehensive (Loss) Income in accordance with ASC Topic No. 220 “Comprehensive Income.” For the three months ended April 30, 2011 and May 1, 2010, comprehensive (loss) income consisted of net (loss) income.

9. Other Current Liabilities

Other current liabilities primarily consist of sales tax payable, liabilities due to customers, accrued payroll costs, self-insurance reserves, accrued operating expenses, payroll taxes payable, current portion of deferred rent expense and other miscellaneous items. Liabilities due to customers totaled $30.9 million, $30.2 million and $33.0 million as of April 30, 2011, January 29, 2011 and May 1, 2010, respectively.

The Company has risk participation agreements with insurance carriers with respect to workers’ compensation, general liability insurance and health insurance. Pursuant to these arrangements, the Company is responsible for paying individual claims up to designated dollar limits. The amounts included in costs related to these claims are estimated and can vary based on changes in assumptions or claims experience included in the associated insurance programs. An increase in worker’s compensation or health insurance claims by employees or general liability claims may result in a corresponding increase in costs related to these claims. Self-insurance reserves were $50.8 million, $49.6 million and $46.0 million, as of April 30, 2011, January 29, 2011 and May 1, 2010, respectively. At April 30, 2011, January 29, 2011 and May 1, 2010, the portion of self-insurance reserve expected to be paid in the next twelve months of $19.5 million, $19.1 million and $24.3 million, respectively, were recorded in the line item “Other Current Liabilities” in the Company’s Condensed Consolidated Balance Sheets. The remaining respective balances of $31.3 million, $30.5 million and $21.7 million were recorded in the line item “Other Liabilities” in the Company’s Condensed Consolidated Balance Sheets.

10. Segment Information

The Company reports segment information in accordance with ASC Topic No. 280 “Segment Reporting” (Topic 280). The Company has one reportable segment.

11. Commitments and Contingencies

Legal

The Company establishes reserves relating to legal claims, in connection with litigation to which the Company is party from time to time in the ordinary course of business. The aggregate amounts of such reserves were $6.9 million, $6.9 million and $11.8 million as of April 30, 2011, January 29, 2011 and May 1, 2010, respectively. The Company believes that potential liabilities in excess of those recorded will not have a material adverse effect on the Company’s Consolidated Financial Statements. However, there can be no assurances to this effect.

A putative class action lawsuit, entitled May Vang, and all others similarly situated, v. Burlington Coat Factory Warehouse Corporation, Case No. 09-CV-08061-CAS, was filed in the Superior Court of the State of California on September 17, 2009 and was amended and refiled on November 16, 2009 in the U.S. District Court for the Central District of California—Western Division. The named plaintiff purports to assert claims on behalf of all current, former, and future employees in the United States and the State of California for the relevant statutory time period. The amended complaint asserts claims for failure to pay all earned hourly wages in violation of the Fair Labor Standards Act (FLSA), failure to pay all earned hourly wages in violation of the California Labor Code, providing compensatory time off in lieu of overtime pay, forfeiture of vacation pay, failure to provide meal and rest periods, secret payment of lower wages than that required by statute or contract, failure to provide accurate, written wage statements, and unfair competition. The complaint seeks certification as a class with respect to the FLSA claims, certification of a class with respect to California law claims, appointment of class counsel and class representative, civil penalties, statutory penalties, declaratory relief, injunctive relief, actual damages, liquidated damages, restitution, pre-judgment interest, costs of suit and attorney’s fees. On March 7, 2011, the United States District Court for the Central District of California —Western Division granted preliminary approval to a settlement agreement pursuant to which the Company will pay class members an immaterial amount in settlement of claims on a class basis. The court rescheduled a hearing for final approval on June 27, 2011. This settlement is included in the Company’s $6.9 million legal reserve discussed above.

There have been no significant changes in the Company’s commitments and contingencies from those disclosed in the Fiscal 2010 10-K, except as noted below:

Lease Agreements

The Company enters into lease agreements during the ordinary course of business in order to secure favorable store locations. As of April 30, 2011, the Company was committed to seven new lease agreements (exclusive of two relocations) for locations at which stores are expected to be opened during the remainder of Fiscal 2011. Inclusive of these new leases, the Company’s minimum lease payments for all operating leases are expected to be $192.1 million, $198.1 million, $188.8 million, $162.1 million, and $577.1 million for the remainder of the fiscal year ended January 28, 2012, and the fiscal years ended February 2, 2013, February 1, 2014, January 31, 2015 and January 30, 2016 and subsequent years thereafter, respectively.

Letters of Credit

The Company had letter of credit arrangements with various banks in the aggregate amount of $37.0 million and $71.8 million as of April 30, 2011 and May 1, 2010, respectively. Based on the terms of the credit agreement related to the ABL Line of Credit, the Company had available letters of credit of $388.9 million and $234.8 million as of April 30, 2011 and May 1, 2010, respectively. Among these arrangements as of April 30, 2011 and May 1, 2010, the Company had letters of credit in the amount of $32.2 million and $62.4 million, respectively, guaranteeing performance under various insurance contracts and utility agreements. The Company also had an outstanding letter of credit of $1.2 million at May 1, 2010 guaranteeing its Industrial Revenue Bonds. Finally, the Company had outstanding letters of credit agreements in the amount of $4.8 million and $8.2 million at April 30, 2011 and May 1, 2010, respectively, related to certain merchandising agreements.

The Company had irrevocable letters of credit in the amount of $39.6 million as of January 29, 2011. Based on the terms of the credit agreement relating to the ABL Line of Credit, the Company had available letters of credit of $180.0 million as of January 29, 2011. Letters of credit outstanding at January 29, 2011 amounted to $30.4 million, guaranteeing performance under various lease agreements, insurance contracts and utility agreements. The Company also had letters of credit in the amount of $9.2 million at January 29, 2011 related to certain merchandising agreements.

12. Subsequent Events

Subsequent to the end of the first quarter ended April 30, 2011 in an effort to improve workflow efficiencies and realign certain responsibilities, the Company effected a reorganization of certain positions within its stores and corporate locations. In connection therewith, the Company estimates that it will record a severance charge of approximately $4.4 million in the line item “Restructuring and Separation Costs” in its Condensed Consolidated Statement of Operations and Comprehensive (Loss) Income for the second quarter of Fiscal 2011.

13. Condensed Guarantor Data

The following condensed consolidating financial statements present the financial position, results of operations and cash flows of Holdings, BCFWC (exclusive of subsidiaries, referred to herein as “BCFW”), and the guarantor subsidiaries. The Company has one immaterial non-guarantor subsidiary that is not wholly-owned and is considered to be “minor” as that term is defined in Rule 3-10 of Regulation S-X promulgated by the Securities and Exchange Commission.

Neither the Company nor any of its subsidiaries may declare or pay cash dividends or make other distributions of property to any affiliate unless such dividends are used for certain specified purposes including, among others, to pay general corporate and overhead expenses incurred by Holdings in the ordinary course of business, or the amount of any indemnification claims made by any director or officer of Holdings or the Company, or to pay taxes that are due and payable by Holdings or any of its direct or indirect subsidiaries.

BURLINGTON COAT FACTORY INVESTMENTS HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATING BALANCE SHEETS

(All amounts in thousands)

	As of April 30, 2011
	Holdings	BCFW	Guarantors	Eliminations	Consolidated
ASSETS
Current Assets:
Cash and Cash Equivalents	$—	$37,797	$29,739	$—	$67,536
Restricted Cash and Cash Equivalents	—	34,800	2,474	—	37,274
Accounts Receivable	—	22,989	10,774	—	33,763
Merchandise Inventories	—	—	688,985	—	688,985
Deferred Tax Asset	—	7,894	14,280	—	22,174
Prepaid and Other Current Assets	—	14,995	22,407	—	37,402
Prepaid Income Tax	—	22,584	2,585	—	25,169
Assets Held for Sale	—	—	2,156	—	2,156

Total Current Assets	—	141,059	773,400	—	914,459
Property and Equipment—Net of Accumulated Depreciation	—	67,191	782,415	—	849,606
Tradenames	—	238,000	—	—	238,000
Favorable Leases—Net of Accumulation Amortization	—	—	382,474	—	382,474
Goodwill	—	47,064	—	—	47,064
Investment in subsidiaries	—	1,699,645	—	(1,699,645)	—
Other Assets	—	42,423	236,326	(179,984)	98,765

Total Assets	$—	$2,235,382	$2,174,615	$(1,879,629)	$2,530,368

LIABILITIES AND STOCKHOLDER’S EQUITY
Current Liabilities:
Accounts Payable	$—	$489,481	$—	$—	$489,481
Income Taxes Payable	—	3,295	108	—	3,403
Other Current Liabilities	—	150,713	67,884	—	218,597
Current Maturities of Long Term Debt	—	10,000	788	—	10,788

Total Current Liabilities	—	653,489	68,780	—	722,269
Long Term Debt	—	1,427,799	23,837	—	1,451,636
Other Liabilities	—	200,416	193,915	(179,984)	214,347
Deferred Tax Liability	—	86,070	188,438	—	274,508
Investment in Subsidiaries	132,392	—	—	(132,392)	—

Stockholder’s (Deficit) Equity:
Common Stock	—	—	—	—	—
Capital in Excess of Par Value	467,907	467,907	930,923	(1,398,830)	467,907
(Accumulated Deficit) Retained Earnings	(600,299)	(600,299)	768,722	(168,423)	(600,299)

Total Stockholder’s (Deficit) Equity	(132,392)	(132,392)	1,699,645	(1,567,253)	(132,392)

Total Liabilities and Stockholder’s (Deficit) Equity	$—	$2,235,382	$2,174,615	$(1,879,629)	$2,530,368

BURLINGTON COAT FACTORY INVESTMENTS HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(All amounts in thousands)

	As of January 29, 2011
	Holdings	BCFW	Guarantors	Eliminations	Consolidated
ASSETS
Current Assets:
Cash and Cash Equivalents	$—	$7,168	$23,046	$—	$30,214
Restricted Cash and Cash Equivalents	—	27,800	2,464	—	30,264
Accounts Receivable	—	19,691	30,184	—	49,875
Merchandise Inventories	—	—	644,228	—	644,228
Deferred Tax Assets	—	10,144	14,691	—	24,835
Prepaid and Other Current Assets	—	12,617	23,492	—	36,109
Prepaid Income Taxes	—	13,934	2,513	—	16,447
Assets Held for Disposal	—	—	2,156	—	2,156

Total Current Assets	—	91,354	742,774	—	834,128
Property and Equipment—Net of Accumulated Depreciation	—	68,181	789,408	—	857,589
Tradenames	—	238,000	—	—	238,000
Favorable Leases—Net of Accumulated Amortization	—	—	389,986	—	389,986
Goodwill	—	47,064	—	—	47,064
Investment in Subsidiaries	187,512	1,382,706	—	(1,570,218)	—
Other Assets	—	48,441	52,800	(10,000)	91,241

Total Assets	$187,512	$1,875,746	$1,974,968	$(1,580,218)	$2,458,008

LIABILITIES AND STOCKHOLDER’S EQUITY
Current Liabilities:
Accounts Payable	$—	$190,460	$—	$—	$190,460
Income Taxes Payable	—	4,344	85	—	4,429
Other Current Liabilities	—	127,763	80,752	—	208,515
Current Maturities of Long Term Debt	—	—	14,264	—	14,264

Total Current Liabilities	—	322,567	95,101	—	417,668
Long Term Debt	—	1,248,147	109,874	—	1,358,021
Other Liabilities	—	28,442	197,086	(10,000)	215,528
Deferred Tax Liability	—	89,078	190,201	—	279,279
Commitments and Contingencies	—	—	—	—	—

Stockholder’s (Deficit) Equity:
Common Stock	—	—	—	—	—
Capital in Excess of Par Value	466,754	466,754	663,151	(1,129,905)	466,754
(Accumulated Deficit) Retained Earnings	(279,242)	(279,242)	719,555	(440,313)	(279,242)

Total Stockholder’s Equity (Deficit)	187,512	187,512	1,382,706	(1,570,218)	187,512

Total Liabilities and Stockholder’s Equity (Deficit)	$187,512	$1,875,746	$1,974,968	$(1,580,218)	$2,458,008

BURLINGTON COAT FACTORY INVESTMENTS HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATING BALANCE SHEETS

(All amounts in thousands)

	As of May 1, 2010
	Holdings	BCFW	Guarantors	Eliminations	Consolidated
ASSETS
Current Assets:
Cash and Cash Equivalents	$—	$6,383	$230,796	$—	$237,179
Restricted Cash and Cash Equivalents	—	—	2,595	—	2,595
Accounts Receivable	—	20,806	11,599	—	32,405
Merchandise Inventories	—	560	633,448	—	634,008
Deferred Tax Asset	—	9,867	19,946	—	29,813
Prepaid and Other Current Assets	—	33,460	16,621	—	50,081
Prepaid Income Tax	—	7,482	1,934	—	9,416
Assets Held for Sale	—	—	521	—	521

Total Current Assets	—	78,558	917,460	—	996,018
Property and Equipment—Net of Accumulated Depreciation	—	50,867	789,625	—	840,492
Tradenames	—	238,000	—	—	238,000
Favorable Leases—Net of Accumulation Amortization	—	—	413,267	—	413,267
Goodwill	—	47,064	—	—	47,064
Investment in Subsidiaries	159,795	1,590,605	—	(1,750,400)	—
Other Assets	—	60,511	40,358	(10,000)	90,869

Total Assets	$159,795	$2,065,605	$2,160,710	$(1,760,400)	$2,625,710

LIABILITIES AND STOCKHOLDER’S EQUITY
Current Liabilities:
Accounts Payable	$—	$504,501	$—	$—	$504,501
Income Taxes Payable	—	17,307	3,022	—	20,329
Other Current Liabilities	—	123,767	85,140	—	208,907
Current Maturities of Long Term Debt	—	—	15,449	—	15,449

Total Current Liabilities	—	645,575	103,611	—	749,186
Long Term Debt	—	1,153,989	110,495	—	1,264,484
Other Liabilities	—	22,788	162,759	(10,000)	175,547
Deferred Tax Liability	—	83,458	193,240	—	276,698

Stockholder’s Equity (Deficit):
Common Stock	—	—	—	—	—
Capital in Excess of Par Value	464,722	464,722	1,008,303	(1,473,025)	464,722
(Accumulated Deficit) Retained Earnings	(304,927)	(304,927)	582,302	(277,375)	(304,927)

Total Stockholder’s Equity (Deficit)	159,795	159,795	1,590,605	(1,750,400)	159,795

Total Liabilities and Stockholder’s Equity (Deficit)	$159,795	$2,065,605	$2,160,710	$(1,760,400)	$2,625,710

BURLINGTON COAT FACTORY INVESTMENTS HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

(All amounts in thousands)

	For the Three Months Ended April 30, 2011
	Holdings	BCFW	Guarantors	Eliminations	Consolidated
REVENUES:
Net Sales	$—	$—	$929,081	$—	$929,081
Other Revenue	—	86	7,164	—	7,250

Total Revenue	—	86	936,245	—	936,331

COSTS AND EXPENSES:
Cost of Sales	—	—	577,303	—	577,303
Selling and Administrative Expenses	—	39,152	249,676	—	288,828
Depreciation and Amortization	—	4,879	31,741	—	36,620
Impairment Charges—Long-Lived Assets	—	—	9	—	9
Other Income, Net	—	(1,743)	(1,066)	—	(2,809)
Loss on Extinguishment of Debt		36,042	1,722	—	37,764
Interest Expense	—	29,268	1,586	—	30,854
Loss (Earnings) from Equity Investment	21,057	(49,167)	—	28,110	—

Total Costs and Expenses	21,057	58,431	860,971	28,110	968,569
(Loss) Income Before (Benefit) Provision for Income Taxes	(21,057)	(58,345)	75,274	(28,110)	(32,238)
(Benefit) Provision for Income Taxes	—	(37,288)	26,107	—	(11,181)

Net (Loss) Income	$(21,057)	$(21,057)	$49,167	$(28,110)	$(21,057)

BURLINGTON COAT FACTORY INVESTMENTS HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

(All amounts in thousands)

	For the Three Months Ended May 1, 2010
	Holdings	BCFW	Guarantors	Eliminations	Consolidated
REVENUES:
Net Sales	$—	$361	$894,317	$—	$894,678
Other Revenue	—	112	7,168	—	7,280

Total Revenue	—	473	901,485	—	901,958

COSTS AND EXPENSES:
Cost of Sales	—	347	552,006	—	552,353
Selling and Administrative Expenses	—	42,620	235,908	—	278,528
Restructuring and Separation Costs	—	867	96	—	963
Depreciation and Amortization	—	3,763	32,966	—	36,729
Impairment Charges—Long-Lived Assets	—	23,095	4,270	—	27,365
Other Income, Net	—	—	—	—	—
Interest Expense	—	(2,121)	(845)	—	(2,966)
(Earnings) Loss from Equity Investment	—	—	185	—	185
Total Costs and Expenses	(5,213)	(45,545)	—	50,758	—

	(5,213)	23,026	824,586	50,758	893,157
Income (Loss) Before Income Tax Expense (Benefit)	5,213	(22,553)	76,899	(50,758)	8,801
Income Taxes Expense (Benefit)	—	(27,766)	31,354	—	3,588

Net Income (Loss)	$5,213	$5,213	$45,545	$(50,758)	$5,213

BURLINGTON COAT FACTORY INVESTMENTS HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS

(All amounts in thousands)

	For the Three Months Ended April 30, 2011
	Holdings	BCFW	Guarantors	Elimination	Consolidated
OPERATING ACTIVITIES
Net Cash Provided by Operating Activities	$—	$274,884	$35,670	$—	$310,559

INVESTING ACTIVITIES
Cash Paid For Property and Equipment	—	(4,468)	(28,650)	—	(33,118)
Proceeds Received from Sale of Fixed Assets			(50)	—	(50)
Lease Rights Acquired			(72)	—	(72)
Change in Restricted Cash and Cash Equivalents		(7,010)	—	—	(7,010)
Investing Activity-Other	—	22	—	—	22

Net Cash Used in Investing Activities	—	(11,456)	(28,772)	—	(40,228)

FINANCING ACTIVITIES
Proceeds from Long Term Debt—ABL Line of Credit	—	153,000	—	—	153,000
Proceeds from Long Term Debt—Notes Payable	—	450,000	—	—	450,000
Proceeds from Long Term Debt—Term Loan	—	990,000	—	—	990,000
Principal Payments on Long Term Debt—ABL Line of Credit	—	(321,600)	—	—	(321,600)
Principal Payments on Long Term Debt—Senior Discount Notes	—	(99,309)	—	—	(99,309)
Principal Payments on Long Term Debt—Senior Notes	—	(302,056)	—	—	(302,056)
Principal Payments on Long Term Debt	—	—	(205)	—	(205)
Principal Payments on Long Term Debt—Term Loan	—	(780,050)	—	—	(780,050)
Debt Issuance Cost	—	(25,320)	—	—	(25,320)
Excess Tax Benefit From Stock Based Compensation	—	448	—	—	448
Payment of Dividends	(297,917)	(297,917)	—	297,917	(297,917)
Receipt of Dividends	297,917	—	—	(297,917)	—

Net Cash Used In Financing Activities	—	(232,804)	(205)	—	(233,009)

Increase in Cash and Cash Equivalents	—	30,629	6,693	—	37,322
Cash and Cash Equivalents at Beginning of Period	—	7,168	23,046	—	30,214

Cash and Cash Equivalents at End of Period	$—	$37,797	$29,739	$—	$67,536

BURLINGTON COAT FACTORY INVESTMENTS HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS

(All amounts in thousands)

	For the Three Months Ended May 1, 2010
	Holdings	BCFW	Guarantors	Elimination	Consolidated
OPERATING ACTIVITIES
Net Cash Provided by Operating Activities	$—	$139,945	$229,194	$—	$369,139

INVESTING ACTIVITIES
Cash Paid For Property and Equipment	—	(3,411)	(18,749)	—	(22,160)
Investing Activity-Other	—	9	(30)	—	(21)

Net Cash Used in Investing Activities	—	(3,402)	(18,779)	—	(22,181)

FINANCING ACTIVITIES
Proceeds from Long Term Debt—ABL Line of Credit	—	—	—	—	—
Principal Payments on Long Term Debt	—	—	(193)	—	(193)
Principal Payments on Long Term Debt—Term Loan	—	(12,202)	—	—	(12,202)
Principal Payments on Long Term Debt—ABL Line of Credit	—	(121,200)	—	—	(121,200)
Debt Issuance Cost	—	(934)	—		(934)
Net Cash Used In Financing Activities	—	(134,336)	(193)	—	(134,529)

Increase in Cash and Cash Equivalents	—	2,207	210,222	—	212,429
Cash and Cash Equivalents at Beginning of Period	—	4,176	20,574	—	24,750

Cash and Cash Equivalents at End of Period	$—	$6,383	$230,796	$—	$237,179

$450,000,000

Burlington Coat Factory Warehouse Corporation

Exchange Offer for 10% Senior Notes due 2019

PROSPECTUS

                    , 2011

We have not authorized any dealer, salesperson or other person to give any information or represent anything to you other than the information contained in this prospectus. You may not rely on unauthorized information or representations.

This prospectus does not offer to sell or ask for offers to buy any of the securities in any jurisdiction where it is unlawful, where the person making the offer is not qualified to do so, or to any person who can not legally be offered the securities.

The information in this prospectus is current only as of the date on its cover, and may change after that date. For any time after the cover date of this prospectus, we do not represent that our affairs are the same as described or that the information in this prospectus is correct, nor do we imply those things by delivering this prospectus or selling securities to you.

Until                     , all dealers that effect transactions in these securities, whether or not participating in the exchange offer may be required to deliver a prospectus. This is in addition to the dealers’ obligations to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

General Indemnification

The Merger Agreement provides that, after the Merger, we and Parent will, jointly and severally, and Parent will cause us to, indemnify and hold harmless the individuals who are now, or have been at any time prior to the execution of the Merger Agreement or who become such prior to the effective time of the Merger, our directors or officers or any of our subsidiaries, or our employees or any of its subsidiaries providing services to or for such a director or officer in connection with the Merger Agreement or any of the transactions contemplated by the Merger Agreement, against costs and liabilities incurred in connection with any pending, threatened or completed claim, action, suit, proceeding or investigation arising out of or pertaining to (i) the fact that such individual is or was an officer, director, employee, fiduciary or agent of ours or any of our subsidiaries, or (ii) matters occurring or existing at or prior to the effective time of the Merger (including acts or omissions occurring in connection with the Merger Agreement and the transactions contemplated thereby), whether asserted or claimed prior to, at or after the effective time of the Merger.

The Merger Agreement provides that Holdings will provide, for a period of six years after the Merger becomes effective, directors’ and officers’ liability insurance for the benefit of those persons covered under our officers’ and directors’ liability insurance policy on terms with respect to coverage and amounts no less favorable than those of the policy in effect as of the execution of the Merger Agreement, provided that, subject to certain exceptions, the surviving corporation will not be obligated to pay premiums in excess of 300% of the annualized policy premium based on a rate as of the execution of the Merger Agreement. Notwithstanding the foregoing, prior to the effective time of the Merger we are permitted to purchase prepaid “tail” policies in favor of such indemnified persons with respect to the matters referred to above (provided that the annual premium for such tail policy may not exceed 300% of the annualized policy premium based on a rate as of the execution of the Merger Agreement), in which case Parent has agreed to maintain such tail policies in effect and continue to honor the obligations under such policies.

We and Parent have also agreed (i) to continue in effect for at least six years after the effective time of the Merger all rights to indemnification existing in favor of, and all exculpations and limitations of the personal liability of, our directors, officers, employees, fiduciaries and agents and our subsidiaries in our certificate of incorporation as of the effective time of the Merger with respect to matters occurring at or prior to the effective time of the Merger and (ii) to honor our indemnification agreements with our directors (including one former director, Harvey Morgan) and with certain officers. Each such indemnification agreement provides, among other things, that we will indemnify such indemnified person to the fullest extent permitted by the Delaware General Corporation Law (DGCL), including advancement of legal fees and other expenses incurred by the indemnified person in connection with any legal proceedings arising out the indemnified person’s service as director and/or officer, subject to certain exclusions and procedures set forth in the indemnification agreement.

In addition, our officers and directors under our Certificate of Incorporation and Bylaws are indemnified and held harmless against any and all claims alleged against any of them in their official capacities to the fullest extent authorized by the DGCL as it exists today or as it may be amended but only to the extent that such amendment permits us to provide broader indemnification rights than previously permitted.

Alabama

Both Burlington Coat Factory of Alabama, LLC and Burlington Coat Factory Realty of Huntsville LLC are incorporated under the laws of the State of Alabama.

Section 10-12-24(n) of the Code of Alabama allows limited liability companies to indemnify a member, manager, or employee, or former member, manager, or employee of the limited liability company against expenses actually and reasonably incurred in connection with the defense of an action, suit, or proceeding, civil or criminal, in which the member, manager, or employee is made a party by reason of being or having been a member, manager, or employee of the limited liability company, except in relation to matters as to which the member, manager, or employee is determined in the action, suit, or proceeding to be liable for negligence or misconduct in the performance of duty; to make any other indemnification that is authorized by the articles of organization, the operating agreement, or by a resolution adopted by the members after notice (unless notice is waived); to purchase and maintain insurance on behalf of any person who is or was a member, manager, or employee of the limited liability company against any liability asserted against and incurred by the member, manager, or employee in any capacity or arising out of the member’s, manager’s, or employee’s status as such, whether or not the limited liability company would have the power to indemnify the member, manager, or employee against that liability under the provisions of this section.

The Limited Liability Company Agreements of Burlington Coat Factory of Alabama, LLC and Burlington Coat Factory Realty of Huntsville LLC provide, to the fullest extent authorized by the Code of Alabama, for the indemnification of any member, manager, officer or employee of the company from and against any and all claims and demands arising by reason of the fact that such person is, or was, a member, manager, officer or employee of the companies.

Alaska

Burlington Coat Factory Warehouse of Anchorage, Inc. is incorporated under the laws of the State of Alaska.

Section 10.06.490 of the Alaska Corporations Code permits a corporation to indemnify a person who was, is, or is threatened to be made a party to a completed, pending, or threatened action or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise. To the extent that a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in defense of an action or proceeding or in defense of a claim, issue, or matter in the action or proceeding, the director, officer, employee, or agent shall be indemnified against expenses and attorney fees actually and reasonably incurred in connection with the defense.

In accordance with the provisions of the Alaska Corporations Code, the corporation’s Restated Articles of Incorporation provide for indemnification of directors and officers of the corporation, who are made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the corporation or served any other enterprise as a director or officer at the request of the corporation. The right of indemnification is also applicable to the executors, administrators and other similar legal representative of any such director or officer. The indemnification covers expenses, including attorney’s fees, actually and reasonably incurred in connection with the defense or settlement of an action or suit if the director or officer acted in good faith and in a manner reasonably believed to be in the best interests of the corporation. No indemnification will be made in respect of any claim, issue or matter as to which the director or officer is adjudged to be liable for negligence or misconduct unless the court in which the action or suit was brought determines that the director or officer is fairly and reasonably entitled to indemnity for such expenses.

Arizona

Burlington Coat Factory of Arizona, LLC, Burlington Coat Factory Realty of Desert Sky, Inc. and Burlington Coat Factory Realty of Mesa, Inc. are incorporated under the laws of the State of Arizona.

Section 29-610 of the Arizona Limited Liability Company Act allows a limited liability company to indemnify a member, manager, employee, officer or agent or any other person.

Section 10-851 of the Arizona Revised Statutes permits a corporation to indemnify an individual made a party to a proceeding because the individual is or was a director against liability incurred in the proceeding if all of the following conditions exist: (a) the individual’s conduct was in good faith; (b) the individual reasonably believed in the case of conduct in an official capacity with the corporation, that the conduct was in its best interests and in all other cases, that the conduct was at least not opposed to its best interests; and (c) in the case of any criminal proceedings, the individual had no reasonable cause to believe the conduct was unlawful. Section 10-851 of the Arizona Revised Statutes permits a corporation to indemnify an individual made a party to a proceeding because the director engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation pursuant to section 10-202, subsection B, paragraph 2 of the Arizona Revised Statutes. The termination of a proceeding by judgment, order, settlement or conviction or on a plea of no contest or its equivalent is not of itself determinative that the director did not meet the standard of conduct described in this section. Under Arizona Revised Statutes, a corporation may not indemnify a director under this section either: (a) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or (b) in connection with any other proceeding charging improper financial benefit to the director, whether or not involving action in the director’s official capacity, in which the director was adjudged liable on the basis that financial benefit was improperly received by the director. Indemnification permitted under this section in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

The Burlington Coat Factory of Arizona, LLC Limited Liability Company Agreement provides, to the fullest extent authorized by the Arizona Revised Statutes, for the indemnification of any member, manager, officer or employee of the company from and against any and all claims and demands arising by reason of the fact that such person is, or was, a member, manager, officer or employee of the company.

The bylaws of each of Burlington Coat Factory Realty of Desert Sky, Inc. and Burlington Coat Factory Realty of Mesa, Inc. provide for the indemnification of directors and officers to the fullest extent permitted by the Arizona Revised Statutes.

Arkansas

Burlington Coat Factory of Arkansas, LLC is incorporated under the laws of the State of Arkansas.

Section 4-32-404 of Arkansas’ Small Business Entity Tax Pass Through Act provides that a limited liability company’s operating agreement may: (a) eliminate or limit the personal liability of a member or manager for monetary damages for breach of any duty provided for in Section 4-32-402 and (b) provide for indemnification of a member or manager for judgments, settlements, penalties, fines, or expenses incurred in a proceeding to which a person is a party because the person is or was a member or manager.

The Burlington Coat Factory of Arkansas, LLC Limited Liability Company Agreement provides, to the fullest extent authorized by Arkansas’ Small Business Entity Tax Pass Through Act, for the indemnification of any member, manager, officer or employee of the company from and against any and all claims and demands arising by reason of the fact that such person is, or was, a member, manager, officer or employee of the company.

California

Baby Depot of California, LLC, Burlington Coat Factory of California, LLC, Burlington Coat Factory Realty of Dublin, Inc., Burlington Coat Factory Realty of Florin, Inc., Burlington Coat Factory Realty of Ventura, Inc., Burlington Coat Factory of San Bernardino, LLC and MJM Designer Shoes of California, LLC are incorporated under the laws of the State of California.

Section 17003 of California’s Beverly-Killea Limited Liability Company Act states that a limited liability company organized under this section shall have all of the powers of a natural person in carrying out its business activities, including, without limitation, the power to indemnify or hold harmless any person.

Section 317 of the General Corporation Law of the State of California provides as follows:

A California corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding, including any threatened, pending or completed action, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation to procure a judgment in its favor), by reason of the fact that the person is or was an agent of the corporation, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful. A California corporation also has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was an agent of the corporation, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of the action if the person acted in good faith, in a manner the person believed to be in the best interests of the corporation and its shareholders. When a director, officer, employee or other agent of the corporation is successful on the merits in defense of any proceeding referred to above or in defense of any claim, issue, or matter therein, the corporation must indemnify him against the expenses, including attorney’s fees, actually and reasonably incurred by the agent in connection therewith.

Section 317 further authorizes a corporation to purchase and maintain insurance on behalf of any agent of the corporation against any liability asserted against or incurred by the agent in that capacity or arising out of the agent’s status as such, whether or not the corporation would have the power to indemnify the agent against that liability under Section 317.

The Limited Liability Company Agreements of each of Baby Depot of California, LLC, Burlington Coat Factory of California, LLC, Burlington Coat Factory of San Bernardino, LLC and MJM Designer Shoes of California, LLC provide, to the fullest extent authorized by California’s Beverly-Killea Limited Liability Company Act, for the indemnification of any member, manager, officer or employee of the companies from and against any and all claims and demands arising by reason of the fact that such person is, or was, a member, manager, officer or employee of the companies.

The bylaws of Burlington Coat Factory Realty of Ventura, Inc. and the Articles of Incorporation of each of Burlington Coat Factory Realty of Dublin, Inc. and Burlington Coat Factory Realty of Florin, Inc. provide for the indemnification of directors and officers to the fullest extent permitted by the California General Corporation Law.

Colorado

Burlington Coat Factory of Colorado, LLC is incorporated under the laws of the State of Colorado.

Section 7-80-104(1)(k) of the Colorado Limited Liability Company Act permits a company to indemnify a member or manager or former member or manager of the limited liability company as provided in section 7-80-407. Under Section 7-80-407, a limited liability company shall reimburse a member or manager for payments made, and indemnify a member or manager for liabilities incurred by the member or manager, in the ordinary conduct of the business of the limited liability company or for the preservation of its business or property if such payments were made or liabilities incurred without violation of the member’s or manager’s duties to the limited liability company.

The Burlington Coat Factory of Colorado, LLC Limited Liability Company Agreement provides, to the fullest extent authorized by the Colorado Limited Liability Company Act, for the indemnification of any member, manager, officer or employee of the company from and against any and all claims and demands arising by reason of the fact that such person is, or was, a member, manager, officer or employee of the company.

Notwithstanding the Limited Liability Company Agreement, the company may not indemnify a director under the Colorado Limited Liability Company Act: (a) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or (b) in connection with any other proceeding charging that the director derived an improper personal benefit, whether or not involving action in an official capacity, in which proceeding the director was adjudged liable on the basis that the director derived an improper personal benefit.

Connecticut

Burlington Coat Factory of Connecticut, LLC, Burlington Coat Realty of East Windsor, Inc. and Cohoes Fashions of Connecticut, LLC are incorporated under the laws of the State of Connecticut.

Section 34-143 of the Connecticut Limited Liability Company Act provides for indemnification of a member or manager for judgments, settlements, penalties, fines or expenses incurred in a proceeding to which an individual is a party because such individual is or was a member or manager.

Under Section 33-771 of the Connecticut Business Corporation Act, a corporation may indemnify an individual who is a party to a proceeding because he is a director against liability incurred in the proceeding if: (1) (a) he conducted himself in good faith; (b) he reasonably believed (i) in the case of conduct in his official capacity, that his conduct was in the best interests of the corporation; and (ii) in all other cases, that his conduct was at least not opposed to the best interests of the corporation; and (c) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful; or (2) he engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the certificate of incorporation as authorized by subdivision (5) of subsection (b) of section 33-636. A director’s conduct with respect to an employee benefit plan for a purpose he reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subparagraph (ii) of subdivision (1) of subsection (a) of this section. The termination of a proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the relevant standard of conduct described in this section.

The Limited Liability Company Agreements of each of Burlington Coat Factory of Connecticut, LLC and Cohoes Fashions of Connecticut, LLC provide, to the fullest extent authorized by the Connecticut Limited Liability Company Act, for the indemnification of any member, manager, officer or employee of the companies from and against any and all claims and demands arising by reason of the fact that such person is, or was, a member, manager, officer or employee of the companies.

The Certificate of Incorporation of Burlington Coat Realty of East Windsor, Inc. provides for the indemnification of directors and officers to the fullest extent permitted by the Connecticut Business Corporation Act.

Notwithstanding the Limited Liability Company Agreements and Certificate of Incorporation, the companies may not indemnify a director under the Connecticut Business Corporation Act: (a) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or (b) in connection with any other proceeding charging that the director derived an improper personal benefit, whether or not involving action in an official capacity, in which proceeding the director was adjudged liable on the basis that the director derived an improper personal benefit.

Delaware

Burlington Coat Factory of Delaware, LLC, Burlington Coat Factory of Texas, Inc., Burlington Coat Factory of Texas, L.P., Burlington Coat Factory Investments Holdings, Inc., Burlington Coat Factory Realty Corp., Burlington Coat Factory Warehouse Corporation, C.F.I.C. Corporation and MJM Designer Shoes of Delaware, LLC are incorporated under the laws of the State of Delaware.

Section 15-110 of the Delaware Limited Partnership Act provides that a partnership may, and shall have the power to, indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever.

Section 18-108 of the Delaware Limited Liability Company Act provides that a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

Section 145 of the Delaware General Corporation Law, or the DGCL, provides that a corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal actions and proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or contemplated action or suit by or in the right of such corporation, under the same conditions, except that such indemnification is limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person, and except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to such corporation. Where an officer or director of a corporation is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, or any claim, issue or matter therein, the corporation must indemnify that person against the expenses (including attorneys’ fees) which such officer or director actually and reasonably incurred in connection therewith.

The Limited Liability Company Agreements of each of Burlington Coat Factory of Delaware, LLC and MJM Designer Shoes of Delaware, LLC provide, to the fullest extent authorized by the Delaware Limited Liability Company Act, for the indemnification of any member, manager, officer or employee of the companies from and against any and all claims and demands arising by reason of the fact that such person is, or was, a member, manager, officer or employee of the companies.

The bylaws of each of Burlington Coat Factory of Texas, Inc., Burlington Coat Factory Investments Holdings, Inc. and Burlington Coat Factory Warehouse Corporation and the Certificates of Incorporation of each of Burlington Coat Factory Realty Corp. and C.F.I.C. Corporation, provide for the indemnification of all current and former directors and officers to the fullest extent permitted by the DGCL.

The charter documents of Burlington Coat Factory of Texas, L.P. are silent as to indemnification.

Florida

Bee Ridge Plaza, LLC, Burlington Coat Factory of Florida, LLC, Burlington Coat Factory Realty of Coral Springs, Inc., Burlington Coat Factory Realty of Orlando, Inc., Burlington Coat Factory Realty of Sarasota, Inc., Burlington Coat Factory Realty of University Square, Inc., Burlington Coat Factory Realty of West Colonial, Inc., K&T Acquisition Corp. and MJM Designer Shoes of Florida, LLC are incorporated under the laws of the State of Florida.

Section 608.4229 of the Florida Limited Liability Company Act provides that a limited liability company may, and shall have the power to, but shall not be required to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. Notwithstanding that provision, indemnification or advancement of expenses shall not be made to or on behalf of any member, manager, managing member, officer, employee, or agent if a judgment or other final adjudication establishes that the actions, or omissions to act, of such member, manager, managing member, officer, employee, or agent were material to the cause of action so adjudicated and constitute any of the following: (a) a violation of criminal law, unless the member, manager, managing member, officer, employee, or agent had no reasonable cause to believe such conduct was unlawful; (b) a transaction from which the member, manager, managing member, officer, employee, or agent derived an improper personal benefit; (c) in the case of a manager or managing member, a circumstance under which the liability provisions of Section 608-426 are applicable; or (d) willful misconduct or a conscious disregard for the best interests of the limited liability company in a proceeding by or in the right of the limited liability company to procure a judgment in its favor or in a proceeding by or in the right of a member.

Section 607.0850 of the Florida Business Corporation Act provides that a corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal actions and proceedings, had no reasonable cause to believe that his conduct was unlawful. A Florida corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or contemplated action or suit by or in the right of such corporation, under the same conditions, except that such indemnification is limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person, and except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to such corporation. Where an officer or director of a corporation is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, or any claim, issue or matter therein, the corporation must indemnify that person against the expenses (including attorneys’ fees) which such officer or director actually and reasonably incurred in connection therewith.

The Bee Ridge Plaza, LLC Limited Liability Company Agreement indemnifies and holds harmless the Managing Member or a Member and its successors and assigns from any claim, loss, expense, liability, action or damage resulting from the doing of any act or the omission to do any act by the Managing Member or a Member, the effect of which may cause or result in loss or damage to the Company, if done in good faith and in accordance with the terms of the Limited Liability Company Agreement. The Company will indemnify for reasonable cost and expenses of litigation (including attorney’s fees).

The Limited Liability Company Agreements of each of Burlington Coat Factory of Florida, LLC and MJM Designer Shoes of Florida, LLC provide, to the fullest extent authorized by the Florida Limited Liability Company Act, for the indemnification of any member, manager, officer or employee of the companies from and against any and all claims and demands arising by reason of the fact that such person is, or was, a member, manager, officer or employee of the companies.

The bylaws of Burlington Coat Factory Realty of Coral Springs, Inc., Burlington Coat Factory Realty of Orlando, Inc., Burlington Coat Factory Realty of Sarasota, Inc., Burlington Coat Factory Realty of University Square, Inc., Burlington Coat Factory Realty of West Colonial, Inc. and K&T Acquisition Corp. provide for the indemnification of directors and officers to the fullest extent permitted by the Florida Business Corporation Act.

Georgia

Burlington Coat Factory of Georgia, LLC, Burlington Coat Factory Realty of Morrow, Inc. and Burlington Coat Factory Warehouse of Atlanta, Inc. are incorporated under the laws of the State of Georgia.

Section 14-11-306 of the Georgia Limited Liability Company Act provides that subject to the standards and restrictions, if any, set forth in the article of organization or written operating agreement, a limited liability company may indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever arising in connection with the limited liability company; provided that a limited liability company shall not have the power to indemnify any member or manager for (i) for his or her intentional misconduct or knowing violation of the law or (ii) for any transaction for which the person received a personal benefit in violation of any provision of a written operating agreement.

Sections 14-2-850 through 14-2-859 of the Georgia Business Corporation Code provides for the indemnification of officers and directors by the corporation under certain circumstances against expenses and liabilities incurred in legal proceedings involving such persons because of their being or having been an officer or director of the corporation. Under the Georgia Business Corporation Code, a corporation may purchase insurance on behalf of an officer or director of the corporation incurred in his or her capacity as an officer or director regardless of whether the person could be indemnified under the Georgia Business Corporation Code.

Burlington Coat Factory of Georgia, LLC Limited Liability Company Agreement provides, to the fullest extent authorized by the Georgia Limited Liability Company Act, for the indemnification of any member, manager, officer or employee of the company from and against any and all claims and demands arising by reason of the fact that such person is, or was, a member, manager, officer or employee of the company.

Burlington Coat Factory Realty of Morrow, Inc.’s bylaws provide for the indemnification of directors and officers to the fullest extent permitted by the Georgia Business Corporation Code.

Burlington Coat Factory Warehouse of Atlanta, Inc.’s Articles of Incorporation and bylaws are silent as to indemnification.

Hawaii

Burlington Coat Factory of Hawaii, LLC is incorporated under the laws of the State of Hawaii.

Section 428-403 of the Hawaii Limited Liability Company Act states that a limited liability company shall reimburse a member or manager for payments made and indemnify a member or manager for liabilities incurred by the member or manager in the ordinary course of the business of the company or for the preservation of its business or property.

The Burlington Coat Factory of Hawaii, LLC operating agreement provides for the indemnification of members, managers, officers and employees to the fullest extent authorized by the Hawaii Limited Liability Company Act.

Idaho

Burlington Coat Factory of Idaho, LLC is incorporated under the laws of the State of Idaho.

Section 53-624 of the Idaho Limited Liability Company Act provides for indemnification of a member or manager for judgments, settlements, penalties, fines or expenses incurred in a proceeding to which a person is a party because the person is or was a member or manager.

The Burlington Coat Factory of Idaho, LLC Limited Liability Company Agreement provides, to the fullest extent authorized by the Idaho Limited Liability Company Act, for the indemnification of any member, manager, officer or employee of the company from and against any and all claims and demands arising by reason of the fact that such person is, or was, a member, manager, officer or employee of the company.

Illinois

Burlington Coat Factory of Illinois, LLC, Burlington Coat Factory Realty of Bloomingdale, Inc., Burlington Coat Factory Realty of River Oaks, Inc., Burlington Coat Factory Warehouse of East St. Louis, Inc. and Burlington Coat Realty of Gurnee, Inc. are incorporated under the laws of the State of Illinois.

Section 15-7 of the Illinois Limited Liability Company Act states that a limited liability company shall reimburse a member or manager for payments made and indemnify a member or manager for liabilities incurred by the member or manager in the ordinary course of the business of the company or for the preservation of its business or property.

Section 8.75 of the Illinois Business Corporation Act of 1983 provides that a corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal actions and proceedings, had no reasonable cause to believe that his conduct was unlawful. An Illinois corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or contemplated action or suit by or in the right of such corporation, under the same conditions, except that such indemnification is limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person, and except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to such corporation. Where an officer or director of a corporation is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, or any claim, issue or matter therein, the corporation must indemnify that person against the expenses (including attorneys’ fees) which such officer or director actually and reasonably incurred in connection therewith.

The Burlington Coat Factory of Illinois, LLC Limited Liability Company Agreement provides, to the fullest extent authorized by the Illinois Limited Liability Company Act, for the indemnification of any member, manager, officer or employee of the company from and against any and all claims and demands arising by reason of the fact that such person is, or was, a member, manager, officer or employee of the company.

The bylaws of each of Burlington Coat Factory Realty of Bloomingdale, Inc., Burlington Coat Factory Realty of River Oaks, Inc., Burlington Coat Factory Warehouse of East St. Louis, Inc. and Burlington Coat Realty of Gurnee, Inc. provide for the indemnification of directors and officers to the fullest extent permitted by the Illinois Business Corporation Act of 1983.

Indiana

Burlington Coat Factory of Indiana, LLC and Burlington Coat Factory Realty of Greenwood, Inc. are incorporated under the laws of the State of Indiana.

Under 23-18-2-2 of the Indiana Limited Liability Company Act, a company may indemnify and hold harmless any member, manager, agent, or employee from and against any and all claims and demands, except in the case of action or failure to act by the member, agent, or employee which constitutes willful misconduct or recklessness and subject to any standards and restrictions set forth in a written operating agreement.

Under Section 23-1-37-8 of the Indiana Business Corporation Law, a corporation may indemnify an individual made a party to a proceeding because the individual is or was a director against liability incurred in the proceeding if: (1) the individual’s conduct was in good faith; and (2) the individual reasonably believed: (A) in the case of conduct in the individual’s official capacity with the corporation, that the individual’s conduct was in its best interests; and (B) in all other cases, that the individual’s conduct was at least not opposed to its best interests; and (3) in the case of any criminal proceeding, the individual either: (A) had reasonable cause to believe the individual’s conduct was lawful; or (B) had no reasonable cause to believe the individual’s conduct was unlawful. A director’s conduct with respect to an employee benefit plan for a purpose the director reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subsection (a)(2)(B).

The Burlington Coat Factory of Indiana, LLC Limited Liability Company Agreement provides, to the fullest extent authorized by the Indiana Limited Liability Company Act, for the indemnification of any member, manager, officer or employee of the company from and against any and all claims and demands arising by reason of the fact that such person is, or was, a member, manager, officer or employee of the company.

Burlington Coat Factory Realty of Greenwood, Inc.’s bylaws provide for the indemnification of directors and officers to the fullest extent permitted by the Indiana Business Corporation Law.

Iowa

Burlington Coat Factory of Iowa, LLC is incorporated under the laws of the State of Iowa.

Section 490A, 202 of the Iowa Limited Liability Company Act provides that a company may indemnify and hold harmless a member, manager, or other person against a claim, liability, or other demand, as provided in an operating agreement.

The Burlington Coat Factory of Iowa, LLC Limited Liability Company Agreement provides, to the fullest extent authorized by the Iowa Limited Liability Company Act, for the indemnification of any member, manager, officer or employee of the company from and against any and all claims and demands arising by reason of the fact that such person is, or was, a member, manager, officer or employee of the company.

Kansas

Burlington Coat Factory of Kansas, LLC is incorporated under the laws of the State of Kansas.

Section 17-7670 of the Kansas Limited Liability Company Act provides that a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. To the extent that a member, manager, officer, employee or agent has been successful on the merits or otherwise or the defenses of any action, suits or proceeding, or in defense of any issue or matter therein, such director, officer, employee or agent shall be indemnified against expenses actually and reasonably incurred by such person in connection therewith, including attorney fees.

The Burlington Coat Factory of Kansas, LLC Limited Liability Company Agreement provides, to the fullest extent authorized by the Kansas Limited Liability Company Act, for the indemnification of any member, manager, officer or employee of the company from and against any and all claims and demands arising by reason of the fact that such person is, or was, a member, manager, officer or employee of the company.

Kentucky

Burlington Coat Factory of Kentucky, Inc. is incorporated under the laws of the State of Kentucky.

Section 271B.8-510 of the Kentucky Business Corporation Act permits a corporation to indemnify an individual who is a party to a proceeding because he is a director against liability incurred in the proceeding if: (1) (a) he conducted himself in good faith; (b) he reasonably believed (i) in the case of conduct in his official capacity, that his conduct was in the best interests of the corporation; and (ii) in all other cases, that his conduct was at least not opposed to the best interests of the corporation; and (c) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. A director’s conduct with respect to an employee benefit plan for a purpose he reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subsection (1)(b)2 of this section.

The Amended and Restated Bylaws of Burlington Coat Factory of Kentucky, Inc. provide for the indemnification of directors and officers to the fullest extent permitted by the Kentucky Business Corporation Act.

Louisiana

Burlington Coat Factory of Louisiana, LLC is incorporated under the laws of the State of Louisiana.

Section 1315 of the Louisiana Limited Liability Company Act provides for indemnification of a member or members, or a manager or managers, for judgments, settlements, penalties, fines, or expenses incurred because he is or was a member or manager.

The Burlington Coat Factory of Louisiana, LLC Limited Liability Company Agreement provides, to the fullest extent authorized by the Louisiana Limited Liability Company Act, for the indemnification of any member, manager, officer or employee of the company from and against any and all claims and demands arising by reason of the fact that such person is, or was, a member, manager, officer or employee of the company.

Maine

Burlington Coat Factory of Maine, LLC is incorporated under the laws of the State of Maine.

Under Section 654 of the Maine Limited Liability Company Act, a limited liability company may indemnify or, if provided in the articles of organization or an operating agreement, shall in all cases indemnify a person who was or is a party or is threatened to be made a party to a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, because that person is or was a manager, member, employee or agent of that limited liability company or is or was serving at the request of that limited liability company as a director, officer, trustee, partner, fiduciary, employee or agent of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by that person in connection with such an action, suit or proceeding; provided that no indemnification may be provided for a person with respect to a matter for which that person is finally adjudicated: A) not to have acted honestly or in the reasonable belief that that person’s action was in or not opposed to the best interests of a limited liability company or its members or, in the case of a person serving as a fiduciary of an employee benefit plan or trust, in or not opposed to the best interests of that plan or trust or its participants or beneficiaries; or B) with respect to a criminal action or proceeding, to have had reasonable cause to believe that that person’s conduct was unlawful.

The Burlington Coat Factory of Maine, LLC Limited Liability Company Agreement provides, to the fullest extent authorized by the Maine Limited Liability company Act, for the indemnification of any member, manager, officer or employee of the Company from and against any and all claims and demands arising by reason of the fact that such person is, or was, a member, manager, officer or employee of the company.

Maryland

Burlington Coat Factory of Maryland, LLC is incorporated under the laws of the State of Maryland.

Section 4A-203 of the Maryland Limited Liability Company Act provides that a limited liability company may indemnify and hold harmless any member, agent, or employee from and against any and all claims and demands, except in the case of action or failure to act by the member, agent, or employee which constitutes willful misconduct or recklessness, and subject to the standards and restrictions, if any, set forth in the articles of organization or operating agreement.

The Burlington Coat Factory of Maryland, LLC Limited Liability Company Agreement provides, to the fullest extent authorized by the Maryland Limited Liability Company Act, for the indemnification of any member, manager, officer or employee of the company from and against any and all claims and demands arising by reason of the fact that such person is, or was, a member, manager, officer or employee of the company.

Massachusetts

Burlington Coat Factory of Massachusetts, LLC, Burlington Coat Factory Realty of North Attleboro, Inc. and Cohoes Fashions of Massachusetts, LLC are incorporated under the laws of the State of Massachusetts.

Section 8 of the Massachusetts Limited Liability Company Act provides that a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. Such indemnification may include payment by the limited liability company of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he shall be adjudicated to be not entitled to indemnification under this section which undertaking may be accepted without reference to the financial ability of such person to make repayment. Any such indemnification may be provided although the person to be indemnified is no longer a member or manager.

No indemnification shall be provided for any person with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of the limited liability company.

Section 8.51 of the Massachusetts Business Corporation Act provides that a corporation may indemnify an individual who is a party to a proceeding because he is a director against liability incurred in the proceeding if: (1)(i) he conducted himself in good faith; (ii) he reasonably believed that his conduct was in the best interests of the corporation or that his conduct was at least not opposed to the best interests of the corporation; and (iii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful; or (2) he engaged in conduct for which he shall not be liable under a provision of the articles of organization authorized by clause (4) of subsection (b) of section 2.02. A director’s conduct with respect to an employee benefit plan for a purpose he reasonably believed to be in the interests of the participants in, and the beneficiaries of, the plan is conduct that satisfies the requirement that his conduct was at least not opposed to the best interests of the corporation.

The Limited Liability Company Agreements of each of Burlington Coat Factory of Massachusetts, LLC and Cohoes Fashions of Massachusetts, LLC provide, to the fullest extent authorized by the Massachusetts Limited Liability Company Act, for the indemnification of any member, manager, officer or employee of the companies from and against any and all claims and demands arising by reason of the fact that such person is, or was, a member, manager, officer or employee of the companies.

The bylaws of Burlington Coat Factory Realty of North Attleboro, Inc. provide for the indemnification of directors and officers to the fullest extent permitted by the Massachusetts Business Corporation Act.

Michigan

Burlington Coat Factory of Michigan, LLC, Burlington Coat Factory Warehouse of Detroit, Inc., Burlington Coat Factory Warehouse of Grand Rapids, Inc. and Burlington Coat Factory Warehouse of Redford, Inc. are incorporated under the laws of the State of Michigan.

Section 408 of the Michigan Limited Liability Company Act permits a limited liability company to indemnify and hold harmless a manager from and against any and all losses, expenses, claims, and demands sustained by reason of any acts or omissions or alleged acts or omissions as a manager, including judgments, settlements, penalties, fines, or expenses incurred in a proceeding to which the person is a party or threatened to be made a party because he or she is or was a manager, to the extent provided for in an operating agreement or in a contract with the person, or to the fullest extent permitted by agency law subject to any restriction in an operating agreement or contract, except that the company may not indemnify any person for any of the following: (a) the receipt of a financial benefit to which the manager is not entitled; (b) liability under section 308; (c) a knowing violation of law; and (d) an act or omission occurring before the date when the provision becomes effective.

Section 450.1561 of Michigan’s Business Corporation Act provides that a corporation has the power to indemnify a person who was or is a party or is threatened to be made a party to a threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal, other than an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, against expenses, including attorneys’ fees, judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit, or proceeding, if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and with respect to a criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful.

The Burlington Coat Factory of Michigan, LLC Limited Liability Company Agreement provides, to the fullest extent authorized by the Michigan Limited Liability Company Act, for the indemnification of any member, manager, officer or employee of the companies from and against any and all claims and demands arising by reason of the fact that such person is, or was, a member, manager, officer or employee of the companies.

The bylaws of Burlington Coat Factory Warehouse of Grand Rapids, Inc. provide for the indemnification of directors and officers to the fullest extent permitted by Michigan’s Business Corporation Act.

The charter documents of Burlington Coat Factory Warehouse of Redford, Inc. and Burlington Coat Factory Warehouse of Detroit, Inc. are silent as to indemnification.

Minnesota

Burlington Coat Factory of Minnesota, LLC is incorporated under the laws of the State of Minnesota.

Under Section 322B.699 of the Minnesota Limited Liability Company Act, a limited liability company shall indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorney’s fees and disbursements, incurred by the person in connection with the proceeding, if, with respect to the acts or omissions of the person complained of in the proceeding, the person: (1) has not been indemnified by another organization or employee benefit plan for the same judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorney’s fees and disbursements, incurred by the person in connection with the proceeding with respect to the same acts or omissions; (2) acted in good faith; (3) received no improper personal benefit and section 322B.666 if applicable, has been satisfied; (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (5) in the case of acts or omissions occurring in the official capacity described in subdivision 1, paragraph (c), clause (1) or (2), reasonably believed that the conduct was in the best interests of the limited liability company, or in the case of acts or omissions occurring in the official capacity described in subdivision 1, paragraph (c), clause (3), reasonably believed that the conduct was not opposed to the best interests of the limited liability company. If the person’s acts or omissions complained of in the proceeding relate to conduct as a director, officer, trustee, employee, or agent of an employee benefit plan, the conduct is not considered to be opposed to the best interests of the limited liability company if the person reasonably believed that the conduct was in the best interests of the participants or beneficiaries of the employee benefit plan.

The Burlington Coat Factory of Minnesota, LLC Limited Liability Company Agreement provides, to the fullest extent authorized by the Minnesota Limited Liability Company Act, for the indemnification of any member, manager, officer or employee of the company from and against any and all claims and demands arising by reason of the fact that such person is, or was, a member, manager, officer or employee of the company.

Mississippi

Burlington Coat Factory of Mississippi, LLC is incorporated under the laws of the State of Mississippi.

Section 79-29-110 of the Mississippi Limited Liability Company Act provides that a limited liability company may indemnify and hold harmless any member, manager or other person made a party to a proceeding because he is or was a member, manager or agent of the limited liability company against liability incurred in the proceeding if: (a) he conducted himself in good faith; and (b) he reasonably believed: (i) in the case of conduct in his official capacity with the limited liability company, that his conduct was in its best interests; and (ii) in all other cases, that his conduct was at least not opposed to its best interests; and (c) in the case of any criminal proceeding, he had no reasonable cause to believe that his conduct was unlawful. A member’s, manager’s or other person’s conduct with respect to an employee benefit plan for a purpose he reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirements of paragraph (1)(b)(ii) of this section.

The Burlington Coat Factory of Mississippi, LLC Limited Liability Company Agreement provides, to the fullest extent authorized by the Mississippi Limited Liability Company Act, for the indemnification of any member, manager, officer or employee of the company from and against any and all claims and demands arising by reason of the fact that such person is, or was, a member, manager, officer or employee of the company.

Missouri

Burlington Coat Factory of Missouri, LLC and Burlington Coat Factory Realty of Des Peres, Inc. are incorporated under the laws of the State of Missouri.

The Missouri Limited Liability Company Act is silent as to indemnification.

Section 351-355 of the General and Business Corporation Law of Missouri, provides that a corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal actions and proceedings, had no reasonable cause to believe that his conduct was unlawful. A Missouri corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or contemplated action or suit by or in the right of such corporation, under the same conditions, except that such indemnification is limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person, and except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to such corporation. Where an officer or director of a corporation is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, or any claim, issue or matter therein, the corporation must indemnify that person against the expenses (including attorneys’ fees) which such officer or director actually and reasonably incurred in connection therewith.

The Burlington Coat Factory of Missouri, LLC Limited Liability Company Agreement provides, to the fullest extent authorized by the Missouri Limited Liability Company Act, for the indemnification of any member, manager, officer or employee of the company from and against any and all claims and demands arising by reason of the fact that such person is, or was, a member, manager, officer or employee of the company.

The bylaws of Burlington Coat Factory Realty of Des Peres, Inc. provide for the indemnification of directors and officers to the fullest extent permitted by the General and Business Corporation Law of Missouri.

Montana

Burlington Coat Factory of Montana, LLC is incorporated under the laws of the State of Montana.

Section 38-8-504 of the Montana Limited Liability Company Act states that a limited liability company shall reimburse a member or manager for payments made and indemnify a member or manager for liabilities incurred by the member or manager in the ordinary course of the business of the company or for the preservation of its business or property.

The Burlington Coat Factory of Montana, LLC operating agreement provides for the indemnification of members, managers, officers and employees to the fullest extent authorized by the Montana Limited Liability Company Act.

Nebraska

Burlington Coat Factory of Nebraska, LLC is incorporated under the laws of the State of Nebraska.

Section 21-2603 of the Nebraska Limited Liability Company Act provides that a limited liability company organized pursuant to and existing under the Limited Liability Company Act may (a) indemnify a member, manager, or former member or manager of the limited liability company against expenses actually and reasonably incurred in connection with the defense of a civil or criminal action, suit, or proceeding in which such person is made a party by reason of being or having been a member or manager except in matters as to which such person is adjudged in the action, suit, or proceeding to be liable for negligence or misconduct in the performance of duty and (b) make any other indemnification that is authorized by the articles of organization or by an article of the operating agreement or resolution adopted by the members after notice.

The Burlington Coat Factory of Nebraska, LLC Limited Liability Company Agreement provides, to the fullest extent authorized by the Nebraska Limited Liability Company Act, for the indemnification of any member, manager, officer or employee of the company from and against any and all claims and demands arising by reason of the fact that such person is, or was, a member, manager, officer or employee of the company.

Nevada

Burlington Coat Factory of Nevada, LLC and Burlington Coat Realty of Las Vegas, Inc. are incorporated under the laws of the State of Nevada.

Under Sections 86.411 and 86.412 of Nevada’s Limited Liability Company Act, a limited liability company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a manager, member, employee or agent of the company, or is or was serving at the request of the company as a manager, member, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorney’s fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the limited liability company, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful. To the extent that a manager, member, employee or agent of a limited liability company has been successful on the merits or otherwise in defense of any action, suit or proceeding or in defense of any claim, issue or matter therein, the company shall indemnify him against expenses, including attorney’s fees, actually and reasonably incurred by him in connection with the defense.

Under Nevada General Corporation Law, to the extent that an Indemnitee is successful on the merits in defense of a suit or proceeding brought against him or her by reason of the fact that he or she is or was a director, officer, or agent of the registrant, or serves or served any other enterprise or organization at the request of the registrant, the registrant shall indemnify him or her against expenses (including attorneys’ fees) actually and reasonably incurred in connection with such action.

If unsuccessful in defense of a third-party civil suit or a criminal suit, or if such a suit is settled, an Indemnitee may be indemnified under Nevada law against both (i) expenses, including attorneys’ fees, and (ii) judgments, fines, and amounts paid in settlement if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the registrant, and, with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful.

If unsuccessful in defense of a suit brought by or in the right of the registrant, where the suit is settled, an Indemnitee may be indemnified under Nevada law only against expenses (including attorneys’ fees) actually and reasonably incurred in the defense or settlement of the suit if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the registrant except that if the Indemnitee is adjudged to be liable for a breach of fiduciary duty or misconduct, fraud, or a knowing violation of law in the performance of his or her duty to the registrant, he or she cannot be made whole even for expenses unless a court determines that he or she is fully and reasonably entitled to indemnification for such expenses.

Also under Nevada law, expenses incurred by an officer or director in defending a civil or criminal action, suit, or proceeding may be paid by the registrant in advance of the final disposition of the suit, action, or proceeding upon receipt of an undertaking by or on behalf of the officer or director to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by the registrant. The registrant may also advance expenses incurred by other employees and agents of the registrant upon such terms and conditions, if any, that the board of directors of the registrant deems appropriate.

The Burlington Coat Factory of Nevada, LLC Limited Liability Company Agreement provides, to the fullest extent authorized by the Nevada Limited Liability Company Act, for the indemnification of any member, manager, officer or employee of the company from and against any and all claims and demands arising by reason of the fact that such person is, or was, a member, manager, officer or employee of the company.

The Articles of Incorporation of Burlington Coat Realty of Las Vegas, Inc. provide for the indemnification of directors and officers to the fullest extent permitted by the Nevada General Corporation Law.

New Hampshire

Burlington Coat Factory of New Hampshire, LLC is incorporated under the laws of the State of New Hampshire.

Under Section 304-C:9 of the New Hampshire Limited Liability Company Act, a limited liability company may, and shall have the power to, indemnify any member or manager or other person made a party to a proceeding or threatened to be made a named defendant or respondent in a proceeding because such member, manager, or other person acted on behalf of the limited liability company, against liability for a judgment, settlement, penalty, fine, including an excise tax assessed with respect to an employee benefit plan, or reasonable expenses incurred with respect to a proceeding, if: (a) the member, manager or person conducted himself in good faith; and (b) the member, manager, or person reasonably believed his conduct was not opposed to the best interest of the limited liability company. A limited liability company may not indemnify a member, manager, or other person under this section: (a) in connection with a proceeding by or in the right of the limited liability company in which such person was judged liable to the limited liability company; or (b) in connection with any other proceeding charging improper personal benefit to such person, whether or not involving action on behalf of the limited liability company, in which such person was adjudged liable on the basis that personal benefit was improperly received by him.

The Burlington Coat Factory of New Hampshire, LLC Limited Liability Company Agreement provides, to the fullest extent authorized by the New Hampshire Limited Liability Company Act, for the indemnification of any member, manager, officer or employee of the company from and against any and all claims and demands arising by reason of the fact that such person is, or was, a member, manager, officer or employee of the company.

New Jersey

Burlington Coat Factory Direct Corporation, Burlington Coat Factory of New Jersey, LLC, Burlington Coat Factory Realty of Edgewater Park, Inc., Burlington Coat Factory Realty of Paramus, Inc., Burlington Coat Factory Realty of Pinebrook, Inc., Burlington Coat Factory Warehouse of Edgewater Park, Inc., Burlington Coat Factory Warehouse of Edgewater Park Urban Renewal Corp., Burlington Coat Factory Warehouse of New Jersey, Inc., Cohoes Fashions of New Jersey, LLC, MJM Designer Shoes of Moorestown, Inc., MJM Designer Shoes of New Jersey, LLC and Super Baby Depot of Moorestown, Inc. are incorporated under the laws of the State of New Jersey.

Under Section 42:2B-10 of the New Jersey Limited Liability Company Act, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

Section 14A: 3-5 of the New Jersey Business Corporation Act provides that any corporation organized for any purpose under any general or special law of this State shall have the power to indemnify a corporate agent against his expenses and liabilities in connection with any proceeding involving the corporate agent by reason of his being or having been such a corporate agent, other than a proceeding by or in the right of the corporation, if: (a) such corporate agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; and (b) with respect to any criminal proceeding, such corporate agent had no reasonable cause to believe his conduct was unlawful. Any corporation organized for any purpose under any general or special law of this New Jersey shall have the power to indemnify a corporate agent against his expenses in connection with any proceeding by or in the right of the corporation to procure a judgment in its favor which involves the corporate agent by reason of his being or having been such corporate agent, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation.

The Limited Liability Company Agreements of Burlington Coat Factory of New Jersey, LLC, Cohoes Fashions of New Jersey, LLC and MJM Designer Shoes of New Jersey, LLC provide, to the fullest extent authorized by the New Jersey Limited Liability Company Act, for the indemnification of any member, manager, officer or employee of the companies from and against any and all claims and demands arising by reason of the fact that such person is, or was, a member, manager, officer or employee of the companies.

The bylaws of each of Burlington Coat Factory Direct Corporation, Burlington Coat Factory Realty of Edgewater Park, Inc., Burlington Coat Factory Realty of Paramus, Inc., Burlington Coat Factory Realty of Pinebrook, Inc., Burlington Coat Factory Warehouse of Edgewater Park, Inc., Burlington Coat Factory Warehouse of Edgewater Park Urban Renewal Corp., MJM Designer Shoes of Moorestown, Inc. and Super Baby Depot of Moorestown, Inc. provide for the indemnification of directors and officers to the fullest extent permitted by the New Jersey Business Corporation Act.

The charter documents and bylaws of Burlington Coat Factory Warehouse of New Jersey, Inc. are silent as to indemnification.

New Mexico

Burlington Coat Factory of New Mexico, LLC is incorporated under the laws of the State of New Mexico.

Section 53-19-18 of the New Mexico Limited Liability Company Act states that the articles of organization or an operating agreement may provide for indemnification of a member or manager for judgments, settlements, penalties, fines or expenses incurred in a proceeding to which a person is a party because he is or was a member or manager and for advancement of expenses, including costs of defense, prior to final disposition of such proceeding.

The Limited Liability Company Agreement of Burlington Coat Factory of New Mexico, LLC provides, to the fullest extent authorized by the New Mexico Limited Liability Company Act, for the indemnification of any member, manager, officer or employee of the company from and against any and all claims and demands arising by reason of the fact that such person is, or was, a member, manager, officer or employee of the company.

New York

Burlington Coat Factory of New York, LLC, Burlington Coat Factory Realty of Yonkers, Inc., Cohoes Fashions of New York, LLC, Georgetown Fashions Inc., LC Acquisition Corp., MJM Designer Shoes of New York, LLC and Monroe G. Milstein, Inc. are incorporated under the laws of the State of New York.

Section 420 of the New York Limited Liability Company Law provides that a limited liability company may, and shall have the power to, indemnify and hold harmless, and advance expenses to, any member, manager or other person, or any testator or intestate of such member, manager or other person, from and against any and all claims and demands whatsoever; provided, however, that no indemnification may be made to or on behalf of any member, manager or other person if a judgment or other final adjudication adverse to such member, manager or other person establishes: (a) that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated or (b) that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

Section 722 of the New York Business Corporation Law permits a corporation to indemnify any person made, or threatened to be made, a party to an action or proceeding ( other than one by or in the right of the corporation to procure a judgment in its favor), whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the corporation served in any capacity at the request of the corporation, by reason of the fact that he, his testator or intestate, was a director or officer of the corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys’ fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

New York Business Corporation Law also provides that a corporation may indemnify any person made, or threatened to be made, a party to an action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he, his testator or intestate, is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of any other corporation of any type or kind, domestic or foreign, of any partnership, joint venture, trust, employee benefit plan or other enterprise, against amounts paid in settlement and reasonable expenses, including attorneys’ fees, actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation, except that no indemnification under this paragraph shall be made in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

The Limited Liability Company Agreements of each of Burlington Coat Factory of New York, LLC, Cohoes Fashions of New York, LLC and MJM Designer Shoes of New York, LLC provide, to the fullest extent authorized by the New York Limited Liability Company Law, for the indemnification of any member, manager, officer or employee of the companies from and against any and all claims and demands arising by reason of the fact that such person is, or was, a member, manager, officer or employee of the companies.

The bylaws of each of Burlington Coat Factory Realty of Yonkers, Inc. and Monroe G. Milstein, Inc. and the Certificates of Incorporation of LC Acquisition Corp. provide for the indemnification of directors and officers to the fullest extent permitted by the New York Business Corporation Law.

The bylaws and charter documents of Georgetown Fashions Inc. are silent as to indemnification.

North Carolina

Burlington Coat Factory of North Carolina, LLC is incorporated under the laws of the State of North Carolina.

Section 57C-3-32 of the North Carolina Limited Liability Company Act provides that the articles of organization or a written operating agreement may eliminate or limit the personal liability of a manager, director, or executive for monetary damages for breach of any duty as manager, director, or executive and provides for indemnification of a manager, member, director, or executive for judgments, settlements, penalties, fines, or expenses incurred in a proceeding to which the member, manager, director, or executive is a party because the person is or was a manager, member, director, or executive.

No provision permitted under this section shall limit, eliminate, or indemnify against the liability of a manager, director, or executive for: (i) acts or omissions that the manager, director, or executive knew at the time of the acts or omissions were clearly in conflict with the interests of the limited liability company, (ii) any transaction from which the manager, director, or executive derived an improper personal benefit, or (iii) acts or omissions occurring prior to the date the provision became effective, except that indemnification may be provided if approved by all the members.

The Burlington Coat Factory of North Carolina, LLC Limited Liability Company Agreement provides, to the fullest extent authorized by the North Carolina Limited Liability Company Act, for the indemnification of any member, manager, officer or employee of the company from and against any and all claims and demands arising by reason of the fact that such person is, or was, a member, manager, officer or employee of the company.

North Dakota

Burlington Coat Factory of North Dakota, LLC is incorporated under the laws of the State of North Dakota.

Section 10-32-99 of the North Dakota Limited Liability Company Act provides that a limited liability company may indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person against judgments, penalties, fines, including without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorney’s fees and disbursements, incurred by the person in connection with the proceeding if the person reasonably believed that the conduct was in the best interests of the limited liability company or not opposed to the best interests of the company and: (a) has not been indemnified by another organization or employee benefit plan for the same judgments, penalties, fines; (b) acted in good faith; (c) received no improper personal benefit; and in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful.

The Burlington Coat Factory of North Carolina, LLC Limited Liability Company Agreement provides, to the fullest extent authorized by the North Carolina Limited Liability Company Act, for the indemnification of any member, manager, officer or employee of the company from and against any and all claims and demands arising by reason of the fact that such person is, or was, a member, manager, officer or employee of the company.

Ohio

Burlington Coat Factory of Ohio, LLC and Burlington Coat Factory Warehouse of Cleveland, Inc. are incorporated under the laws of the State of Ohio.

Section 1705.32 of the Ohio Limited Liability Company Act provides that a limited liability company may indemnify or agree to indemnify any person who was or is a party, or who is threatened to be made a party, to any threatened, pending, or completed civil, criminal, administrative, or investigative action, suit, or proceeding, because he is or was a manager, member, partner, officer, employee, or agent of the company or is or was serving at the request of the company as a manager, director, trustee, officer, employee, or agent of another limited liability company, corporation, partnership, joint venture, trust, or other enterprise. The company may indemnify or agree to indemnify a person in that position against expenses, including attorney’s fees, judgments, fines, and amounts paid in settlement that actually and reasonably were incurred by him in connection with the action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the company and, in connection with any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Under Section 1701.13(E) of the Ohio General Corporation Law, generally, a corporation may indemnify any current or former director, officer, employee or agent for reasonable expenses incurred in connection with the defense or settlement of any threatened, pending or completed litigation related to the person’s position with the corporation or related to the person’s service (as a director, trustee, officer, employee, member, manager, or agent) to another corporation at the request of the indemnifying corporation, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation. If the litigation involved a criminal action or proceeding, the person must also have had no reasonable cause to believe his or her conduct was unlawful. Ohio law requires indemnification for reasonable expenses incurred if the person was successful in the defense of the litigation.

The Burlington Coat Factory of Ohio, LLC Limited Liability Company Agreement provides, to the fullest extent authorized by the Ohio Limited Liability Company Act, for the indemnification of any member, manager, officer or employee of the company from and against any and all claims and demands arising by reason of the fact that such person is, or was, a member, manager, officer or employee of the company.

The Amended and Restated Bylaws of Burlington Coat Factory Warehouse of Cleveland, Inc. provide for the indemnification of directors and officers to the fullest extent permitted by the Ohio General Corporation Law.

Oklahoma

Burlington Coat Factory Realty of Tulsa, Inc. and Burlington Coat Factory of Oklahoma, LLC are incorporated under the laws of the State of Oklahoma.

Section 1031 of the Oklahoma General Corporation Act authorizes the indemnification of directors and officers under certain circumstances. The Oklahoma General Corporation Act provides for indemnification of each of the company’s officers and directors against (a) expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any action, suit or proceeding brought by reason of such person being or having been a director, officer, employee or agent of the company, or of any other corporation, partnership, joint venture, trust or other enterprise at the request of the company, other than an action by or in the right of company. To be entitled to indemnification, the individual must have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the company, and with respect to any criminal action, the person seeking indemnification had no reasonable cause to believe that the conduct was unlawful and (b) expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense or settlement of any action or suit by or in the right of the company brought by reason of the person seeking indemnification being or having been a director, officer, employee or agent of the company, or any other corporation, partnership, joint venture, trust or other enterprise at the request of the company, provided the actions were in good faith and were reasonably believed to be in or not opposed to the best interest of the company, except that no indemnification shall be made in respect of any claim, issue or matter as to which the individual shall have been adjudged liable to the company, unless and only to the extent that the court in which such action was decided has determined that the person is fairly and reasonably entitled to indemnity for such expenses which the court deems proper.

Section 2003 of the Oklahoma Limited Liability Company Act provides that a limited liability company may indemnify and hold harmless any member, agent, or employee from and against any and all claims and demands whatsoever, except in the case of action or failure to act by the member, agent, or employee which constitutes willful misconduct or recklessness, and subject to the standards and restrictions, if any, set forth in the articles of organization or operating agreement.

The bylaws of Burlington Coat Factory Realty of Tulsa, Inc. provide for the indemnification of directors and officers to the fullest extent permitted by the Oklahoma General Corporation Law.

The Burlington Coat Factory of Oklahoma, LLC Limited Liability Company Agreement provides, to the fullest extent authorized by Ohio Limited Liability Company Act, for the indemnification of any member, manager, officer or employee of the company from and against any and all claims and demands arising by reason of the fact that such person is, or was, a member, manager, officer or employee of the company.

Oregon

Burlington Coat Factory of Oregon, LLC is incorporated under the laws of the State of Oregon.

Section 63.077 of the Oregon Limited Liability Company Act allows for the indemnification of a member or manager or any other person. Section 63.160 provides for the indemnification of any person for acts or omissions as a member, manager, employee or agent and may eliminate or limit the liability of a member, manager, employee or agent to the limited liability company or its members for damages from such acts or omissions. However, no such provision shall eliminate or limit the liability or provide for indemnification of a member of a member-managed limited liability company or a manager of a manager-managed limited liability company for any act or omission occurring prior to the date when such provision became effective, and no such provision shall eliminate or limit the liability or provide for indemnification of a member or manager for: (1) any breach of the member’s or manager’s duty of loyalty to the limited liability company or its members; (2) acts or omissions not in good faith which involve intentional misconduct or a knowing violation of law; (3) any unlawful distribution; or (4) any transaction from which the member or manager derives an improper personal benefit.

Burlington Coat Factory of Oregon, LLC Agreement provides, to the fullest extent authorized by the Oregon Limited Liability Company Act, for the indemnification of any member, manager, officer or employee of the company from and against any and all claims and demands arising by reason of the fact that such person is, or was, a member, manager, officer or employee of the company.

Pennsylvania

Burlington Coat Factory of Pennsylvania, LLC, Burlington Coat Factory Realty of Langhorne, Inc., Burlington Coat Factory Realty of West Mifflin, Inc., Burlington Coat Factory Realty of Whitehall, Inc., Burlington Coat Factory Warehouse Inc., Burlington Coat Factory Warehouse of Bristol, LLC, Burlington Coat Factory Warehouse of Cheltenham, Inc., Burlington Coat Factory Warehouse of Langhorne, Inc., Burlington Coat Factory Warehouse of Montgomeryville, Inc., Burlington Factory Warehouse of Reading, Inc. and MJM Designer Shoes of Pennsylvania, LLC are incorporated under the laws of the State of Pennsylvania.

Section 8945 of the Pennsylvania Limited Liability Company Act provides that a limited liability company may and shall have the power to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

Sections 1741 through 1750 of the Pennsylvania Business Corporation Law of 1988, as amended, permits, and in some cases requires, the indemnification of officers, directors and employees of the Company. Section 3.1 of our bylaws provides that we shall indemnify any director or officer of the Company who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including actions or suits by or in the right of the Company, its shareholders or otherwise, by reason of the fact that he or she is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, partner, fiduciary or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise to the fullest extent permitted by law, including, without limitation, against expenses (including legal fees), damages, punitive damages, judgments, penalties, fines and amounts paid in settlement, actually and reasonably incurred by him or her in connection with such proceedings unless the act or failure to act giving rise to the claim is finally determined by a court to have constituted willful misconduct or recklessness. Section 3.1 also provides that, if an authorized representative is not entitled to indemnification for a portion of liabilities to which he or she may be subject, the Company will indemnify the person to the maximum extent permitted for the remaining portion of the liabilities.

The Limited Liability Company Agreements of each of Burlington Coat Factory of Pennsylvania, LLC, Burlington Coat Factory Warehouse of Bristol, LLC and MJM Designer Shoes of Pennsylvania, LLC provide, to the fullest extent authorized by Pennsylvania Limited Liability Company Act, for the indemnification of any member, manager, officer or employee of the companies from and against any and all claims and demands arising by reason of the fact that such person is, or was, a member, manager, officer or employee of the companies.

The bylaws of each of Burlington Coat Factory Realty of Langhorne, Inc., Burlington Coat Factory Realty of West Mifflin, Inc., Burlington Coat Factory Realty of Whitehall, Inc., Burlington Coat Factory Warehouse Inc., Burlington Coat Factory Warehouse of Cheltenham, Inc., Burlington Coat Factory Warehouse of Langhorne, Inc., Burlington Factory Warehouse of Reading, Inc. and the Articles of

Incorporation of Burlington Coat Factory Warehouse of Montgomeryville, Inc. provide for the indemnification of directors and officers to the fullest extent permitted by the Pennsylvania Business Corporation Law of 1988.

Puerto Rico

Burlington Coat Factory of Puerto Rico, LLC is incorporated under the laws of Puerto Rico.

Section 3426g of Chapter 218B of the General Corporation Law of 1995 of Puerto Rico states that a limited liability company shall have the authority to indemnify and hold harmless a member or manager from and against all and any type of claim and suit.

The Burlington Coat Factory of Puerto Rico, LLC operating agreement provides for the indemnification of members, managers, officers and employees to the fullest extent authorized by the Puerto Rico Limited Liability Company Act.

Rhode Island

Burlington Coat Factory of Rhode Island, LLC and Cohoes Fashions of Cranston, Inc are incorporated under the laws of the State of Rhode Island.

Under Section 7-16-4 of the Rhode Island Limited Liability Company Act, a limited liability company may indemnify and advance expenses to any member, manager, agent or employee, past or present, to the same extent as a corporation may indemnify any of its directors, officers, employees or agents and subject to the standards and restrictions, if any, set forth in the articles of organization or operating agreement, and to purchase and maintain insurance on behalf of any member, manager, agent or employee against any liability asserted against him and incurred by the member, manager, agent or employee in that capacity or arising out of the member’s, manager’s, agent’s or employee’s status, whether or not the limited liability company would have the power to indemnify under the provisions of this section, the articles of organization or operating agreement.

Section 1-1.2-814 of the Rhode Island Business Corporation Act provides that a corporation has power to indemnify any individual made a party to any proceeding by reason of the fact that he or she is or was a director if: (i) he or she conducted himself or herself in good faith; and (ii) he or she reasonably believed, (A) the case of conduct in his or her official capacity with the corporation, that his or her conduct was in its best interests, and (B) all other cases, that his or her conduct was at least not opposed to the corporations best interests; and (iii) in the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful; or (iv) he or she engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation. A director’s conduct with respect to an employee benefit plan for a purpose he or she reasonably believed to be in the interests of the participants and beneficiaries of the plan is deemed to be for a purpose which is not opposed to the best interests of the corporation in accordance with (b)(1)(ii)(B).

The Limited Liability Company Agreement of Burlington Coat Factory of Rhode Island, LLC, provides, to the fullest extent authorized by Rhode Island Limited Liability Company Act, for the indemnification of any member, manager, officer or employee of the company from and against any and all claims and demands arising by reason of the fact that such person is, or was, a member, manager, officer or employee of the company.

The bylaws and charter documents of Cohoes Fashions of Cranston, Inc. are silent as to indemnification.

South Carolina

Burlington Coat Factory of South Carolina, LLC and Burlington Coat Factory Warehouse of Charleston, Inc. are incorporated under the laws of the State of South Carolina.

Under Section 33-44-403 of the South Carolina Limited Liability Company Act, a limited liability company shall reimburse a member or manager for payments made and indemnify a member or manager for liabilities incurred by the member or manager in the ordinary course of the business of the company or for the preservation of its business or property.

Reference is made to Chapter 8, Article 5 of Title 33 of the 1976 Code of Laws of South Carolina as amended, which provides for indemnification of officers and directors of South Carolina corporations in certain instances in connection with legal proceedings involving any such persons because of being or having been an officer or director.

The Limited Liability Company Agreement of Burlington Coat Factory of South Carolina, LLC, provides, to the fullest extent authorized by South Carolina Limited Liability Company Act, for the indemnification of any member, manager, officer or employee of the company from and against any and all claims and demands arising by reason of the fact that such person is, or was, a member, manager, officer or employee of the company.

The Articles of Incorporation of Burlington Coat Factory Warehouse of Charleston, Inc. provide for the indemnification of directors and officers to the fullest extent permitted by the 1976 Code of Laws of South Carolina as amended.

South Dakota

Burlington Coat Factory of South Dakota, LLC is incorporate under the laws of the State of South Dakota.

Section 47-34A-403 of the South Dakota Limited Liability Company Act states that a limited liability company shall reimburse a member or manager for payments made and indemnify a member or manager for liabilities incurred by the member or manager in the ordinary course of the business of the company or for the preservation of its business or property.

The Burlington Coat Factory of South Dakota, LLC operating agreement provides for the indemnification of members, managers, officers and employees to the fullest extent authorized by the South Dakota Limited Liability Company Act.

Tennessee

Burlington Coat Factory Realty of Memphis, Inc., Burlington Coat Factory Warehouse of Hickory Commons, Inc., Burlington Coat Factory Warehouse of Memphis, Inc. and Burlington Coat Factory Warehouse of Shelby, Inc. are incorporated under the laws of the State of Tennessee.

Section 48-18-507 of the Tennessee Business Corporation Act permits a corporation to indemnify: (1) an officer of the corporation who is not a director is entitled to mandatory indemnification and is entitled to apply for court-ordered indemnification, in each case to the same extent as a director; (2) the corporation may indemnify and advance expenses under this part to an officer, employee, or agent of the corporation who is not a director to the same extent as to a director; and (3) a corporation may also indemnify and advance expenses to an officer, employee, or agent who is not a director to the extent, consistent with public policy, that may be provided by its charter, bylaws, general or specific action of its board of directors, or contract.

The bylaws of each of Burlington Coat Factory Realty of Memphis, Inc., Burlington Coat Factory Warehouse of Memphis, Inc. and Burlington Coat Factory Warehouse of Hickory Commons, Inc., provide for the indemnification of directors and officers to the fullest extent permitted by the Tennessee Business Corporation Act.

The Charter of Burlington Coat Factory Warehouse of Shelby, Inc. provides for the indemnification of directors and officers to the fullest extent permitted by the Tennessee Business Corporation Act.

Texas

Burlington Coat Factory Realty of Bellaire, Inc., Burlington Coat Factory Realty of El Paso, Inc., Burlington Coat Factory Realty of Westmoreland, Inc., Burlington Coat Factory Warehouse of Baytown, Inc., Burlington Coat Factory Realty of Houston, Inc., Burlington Coat Factory Realty of Plano, Inc. and MJM Designer Shoes of Texas, Inc. are incorporated under the laws of the State of Texas.

Under Article 2.02-1 of the Texas Business Corporation Act, a corporation may indemnify a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a director only if it is determined in accordance with Section F of this article that the person: (1) conducted himself in good faith; (2) reasonably believed: (a) in the case of conduct in his official capacity as a director of the corporation, that his conduct was in the corporation’s best interests; and (b) in all other cases, that his conduct was at least not opposed to the corporation’s best interests; and (3) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

The bylaws of Burlington Coat Factory Warehouse of Baytown, Inc. and the Amended and Restated Bylaws of MJM Designer Shoes of Texas, Inc., Burlington Coat Factory Realty of Plano, Inc., Burlington Coat Factory Realty of Houston, Inc., Burlington Coat Factory Realty of Westmoreland, Inc., Burlington Coat Factory Realty of El Paso, Inc. and Burlington Coat Factory Realty of Bellaire, Inc. provide for the indemnification of directors and officers to the fullest extent permitted by the Texas Business Corporation Act.

Utah

Burlington Coat Factory of Utah, LLC is incorporated under the laws of the State of Utah.

Section 48-2c-1802 of the Utah Revised Limited Liability Company Act permits a company to indemnify an individual made a party to a proceeding because he is or was a manager against liability incurred in the proceeding if: (a) his conduct was in good faith; (b) he reasonably believed that his conduct was in, or not opposed to, the company’s best interests; and (c) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. A manager’s conduct with respect to any employee benefit plan for a purpose he reasonably believed to be in, or not opposed to, the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of Subsection (1)(b).

The Limited Liability Company Agreement of Burlington Coat Factory of Utah, LLC, provides, to the fullest extent authorized by the Utah Revised Limited Liability Company Act, for the indemnification of any member, manager, officer or employee of the company from and against any and all claims and demands arising by reason of the fact that such person is, or was, a member, manager, officer or employee of the company.

Vermont

Burlington Coat Factory of Vermont, LLC is incorporated under the laws of the State of Vermont.

Section 3062 of the Vermont Limited Liability Company Act states that a limited liability company shall indemnify a person made a party to a proceeding because such person was a manager or member and the person acted in good faith and reasonably believed the conduct to be in the company’s best interests.

The Burlington Coat Factory of Vermont, LLC operating agreement provides for the indemnification of members, managers, officers and employees to the fullest extent authorized by the Vermont Limited Liability Company Act.

Virginia

Burlington Coat Factory of Virginia, LLC, Burlington Coat Factory of Pocono Crossing, LLC, Burlington Coat Factory Realty of Coliseum, Inc., Burlington Coat Factory Realty of Fairfax, Inc., Burlington Coat Factory Warehouse of Coliseum, Inc., Burlington Coat Realty of Potomac, Inc. and BCF, Cards, Inc. are incorporated under the laws of State of Virginia.

Section 13.1-1009 of the Virginia Limited Liability Company Act permits a limited liability company to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, and to pay for or reimburse any member or manager or other person for reasonable expenses incurred by such a person who is a party to a proceeding in advance of final disposition of the proceeding.

Article 10 of Chapter 9 of Title 13.1 of the Code of Virginia, as amended, permits a Virginia corporation to indemnify any director or officer for reasonable expenses incurred in any legal proceeding in advance of final disposition of the proceeding, if the director or officer furnishes the corporation with a written statement of his or her good faith belief that he or she has met the standard of conduct prescribed by the Code of Virginia and furnishes the corporation with a written undertaking to repay any funds advanced if it is ultimately determined that he or she did not meet the relevant standard of conduct. In addition, a corporation is permitted to indemnify a director or officer against liability incurred in a proceeding if a determination has been made by the disinterested members of the board of directors, special legal counsel or shareholders that the director or officer conducted himself or herself in good faith and otherwise met the required standard of conduct. In a proceeding by or in the right of the corporation, no indemnification shall be made in respect of any matter as to which a director or officer is adjudged to be liable to the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director or officer has met the relevant standard of conduct. In any other proceeding, no indemnification shall be made if the director or officer is adjudged liable to the corporation on the basis that he or she improperly received a personal benefit. Corporations are given the power to make any other or further indemnity, including advance of expenses, to any director or officer that may be authorized by the articles of incorporation or any bylaw made by the shareholders, or any resolution adopted, before or after the event, by the shareholders, except an indemnity against willful misconduct or a knowing violation of the criminal law. Unless limited by its articles of incorporation, indemnification against the reasonable expenses incurred by a director or officer is mandatory when he or she entirely prevails in the defense of any proceeding to which he or she is a party because he or she is or was a director or officer.

The Limited Liability Company Agreements of Burlington Coat Factory of Virginia, LLC and Burlington Coat Factory of Pocono Crossing, LLC, provide, to the fullest extent authorized by the Virginia Limited Liability Company Act, for the indemnification of any member, manager, officer or employee of the companies from and against any and all claims and demands arising by reason of the fact that such person is, or was, a member, manager, officer or employee of the companies.

The bylaws of each of Burlington Coat Factory Realty of Coliseum, Inc., Burlington Coat Factory Realty of Fairfax, Inc., Burlington Coat Factory Warehouse of Coliseum, Inc. and the Articles of Incorporation of Burlington Coat Realty of Potomac, Inc. and , BCF Cards, Inc. provide for the indemnification of directors and officers to the fullest extent permitted by the Code of Virginia.

Washington

Burlington Coat Factory of Washington, LLC and Burlington Coat Factory Realty of Franklin, Inc. are incorporated under the laws of the State of Washington.

Section 25.15.040 of the Washington Limited Liability Company Act provides that a limited liability company agreement may contain provisions not inconsistent with law that: (a) eliminate or limit the personal liability of a member or manager to the limited liability company or its members for monetary damages for conduct as a member or manager, provided that such provisions shall not eliminate or limit the liability of a member or manager for acts or omissions that involve intentional misconduct or a knowing violation of law by a member or manager, for conduct of the member or manager, violating the Washington Limited Liability Company Act or for any transaction from which the member or manager will personally receive a benefit in money, property, or services to which the member or manager is not legally entitled; or (b) indemnify any member or manager from and against any judgments, settlements, penalties, fines, or expenses incurred in a proceeding to which an individual is a party because he or she is, or was, a member or a manager, provided that no such indemnity shall indemnify a member or a manager from or on account of acts or omissions of the member or manager finally adjudged to be intentional misconduct or a knowing violation of law by the member or manager, conduct of the member or manager adjudged to be in violation of the Washington Limited Liability Company Act or any transaction with respect to which it was finally adjudged that such member or manager received a benefit in money, property, or services to which such member or manager was not legally entitled.

Section 23B.08.510 of the Washington Business Corporation Act provides that a corporation may indemnify and hold harmless any member, manager or other person made a party to a proceeding because he is or was a member, manager or agent of the limited liability company against liability incurred in the proceeding if: (a) he conducted himself in good faith; and (b) he reasonably believed: (i) in the case of conduct in his official capacity with the limited liability company, that his conduct was in its best interests; and (ii) in all other cases, that his conduct was at least not opposed to its best interests; and (c) in the case of any criminal proceeding, he had no reasonable cause to believe that his conduct was unlawful. A member’s, manager’s or other person’s conduct with respect to an employee benefit plan for a purpose he reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirements of paragraph (1)(b)(ii) of this section.

The Limited Liability Company Agreement of Burlington Coat Factory of Washington, LLC provides, to the fullest extent authorized by the Washington Limited Liability Company Act, for the indemnification of any member, manager, officer or employee of the company from and against any and all claims and demands arising by reason of the fact that such person is, or was, a member, manager, officer or employee of the company.

The bylaws of Burlington Coat Factory Realty of Franklin, Inc. provide for the indemnification of directors and officers to the fullest extent permitted by the Washington Business Corporation Act.

West Virginia

Burlington Coat Factory of West Virginia, LLC is incorporated under the laws of the State of West Virginia.

Section 31B-3-302 of West Virginia’s Uniform Limited Liability Company Act provides that a limited liability company is liable for loss or injury caused to a person, or for a penalty incurred, as a result of a wrongful act or omission, or other actionable conduct, of a member or manager acting in the ordinary course of business of the company or with authority of the company.

The Limited Liability Company Agreement of Burlington Coat Factory of West Virginia, LLC provides, to the fullest extent authorized by the West Virginia Uniform Limited Liability Company Act, for the indemnification of any member, manager, officer or employee of the company from and against any and all claims and demands arising by reason of the fact that such person is, or was, a member, manager, officer or employee of the company.

Wisconsin

Burlington Coat Factory of Wisconsin, LLC is incorporated under the laws of the State of Wisconsin.

Section 183.0106(2) of the Wisconsin Limited Liability Company Act permits a limited liability company to indemnify a member, manager, employee, officer or agent or any other person. Section 183.0403(2) provides that a company shall indemnify or allow reasonable expenses to and pay liabilities of each member and, if management of the limited liability company is vested in one or more managers, of each manager, incurred with respect to a proceeding if that member or manager was a party to the proceeding in the capacity of a member or manager.

The Limited Liability Company Agreement of Burlington Coat Factory of Wisconsin, LLC provides, to the fullest extent authorized by the Wisconsin Limited Liability Company Act, for the indemnification of any member, manager, officer or employee of the company from and against any and all claims and demands arising by reason of the fact that such person is, or was, a member, manager, officer or employee of the company.

Item 21.	Exhibits and Financial Statement Schedules.

(a)	Exhibits Required by Item 601 of Regulation S-K

The following is a list of exhibits required by Item 601 of Regulation S-K and filed as part of this registration statement. Exhibits that previously have been filed are incorporated herein by reference.

EXHIBIT NO.	DESCRIPTION

1.1(18)	Purchase Agreement, dated February 17, 2011, among Burlington Coat Factory Warehouse Corporation, the guarantors signatory thereto, Goldman, Sachs & Co., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporation and Wells Fargo Securities, LLC.

2.1(1)	Agreement and Plan of Merger, dated as of January 18, 2006, by and among Burlington Coat Factory Warehouse Corporation, BCFWC Acquisition, Inc. and BCFWC Mergersub, Inc.

3.1(19)	Certificate of Incorporation of Burlington Coat Factory Investments Holdings, Inc.

3.2(1)	By-laws of Burlington Coat Factory Investments Holdings, Inc.

3.3(1)	Articles of Organization of Burlington Coat Factory of Alabama, LLC.

3.4(1)	Limited Liability Company Agreement of Burlington Coat Factory of Alabama, LLC.

EXHIBIT NO.	DESCRIPTION

3.5(1)	Articles of Organization of Burlington Coat Factory Realty of Huntsville LLC.

3.6(1)	Amended and Restated Limited Liability Company Agreement of Burlington Coat Factory Realty of Huntsville LLC.

3.7(1)	Certificate of Incorporation of Burlington Coat Factory Warehouse of Anchorage, Inc.

3.8(1)	By-laws of Burlington Coat Factory Warehouse of Anchorage, Inc.

3.9(1)	Articles of Organization of Burlington Coat Factory of Arizona, LLC.

3.10(1)	Limited Liability Company Agreement of Burlington Coat Factory of Arizona, LLC.

3.11(1)	Articles of Incorporation of Burlington Coat Factory Realty of Desert Sky, Inc.

3.12(1)	By-laws of Burlington Coat Factory Realty of Desert Sky, Inc

3.13(1)	Articles of Incorporation of Burlington Coat Factory Realty of Mesa, Inc.

3.14(1)	By-laws of Burlington Coat Factory Realty of Mesa, Inc.

3.15(1)	Articles of Organization of Burlington Coat Factory of Arkansas, LLC.

3.16(1)	Limited Liability Company Agreement of Burlington Coat Factory of Arkansas, LLC.

3.17(1)	Certificate of Formation of Baby Depot of California, LLC.

3.18(1)	Limited Liability Company Agreement of Baby Depot of California, LLC.

3.19(1)	Certificate of Formation of Burlington Coat Factory of California, LLC.

3.20(1)	Limited Liability Company Agreement of Burlington Coat Factory of California, LLC

3.21(1)	Articles of Incorporation of Burlington Coat Factory Realty of Dublin, Inc.

3.22(1)	By-laws of Burlington Coat Factory Realty of Dublin, Inc

3.23(1)	Certificate of Incorporation of Burlington Coat Factory Realty of Florin, Inc.

3.24(1)	By-laws of Burlington Coat Factory Realty of Florin, Inc.

3.25(1)	Articles of Incorporation of Burlington Coat Factory Realty of Ventura, Inc.

3.26(1)	By-laws of Burlington Coat Factory Realty of Ventura, Inc.

3.27(1)	Articles of Organization of Burlington Coat Factory of San Bernardino, LLC.

3.28(1)	Limited Liability Company Agreement of Burlington Coat Factory of San Bernardino, LLC.

3.29(1)	Articles of Organization of MJM Designer Shoes of California, LLC.

3.30(1)	Limited Liability Company Agreement of MJM Designer Shoes of California, LLC.

3.31(1)	Articles of Organization of Burlington Coat Factory of Colorado, LLC.

3.32(1)	Limited Liability Company Agreement of Burlington Coat Factory of Colorado, LLC.

3.33(1)	Articles of Organization of Burlington Coat Factory of Connecticut, LLC.

3.34(1)	Limited Liability Company Agreement of Burlington Coat Factory of Connecticut, LLC.

3.35(1)	Certificate of Incorporation of Burlington Coat Realty of East Windsor, Inc.

3.36(1)	By-laws of Burlington Coat Realty of East Windsor, Inc.

EXHIBIT NO.	DESCRIPTION

3.37(1)	Articles of Organization of Cohoes Fashions of Connecticut, LLC.

3.38(1)	Limited Liability Company Agreement of Cohoes Fashions of Connecticut, LLC.

3.39(1)	Certificate of Formation of Burlington Coat Factory of Delaware, LLC.

3.40(1)	Limited Liability Company Agreement of Burlington Coat Factory of Delaware, LLC.

3.41(1)	Certificate of Incorporation of Burlington Coat Factory of Texas, Inc.

3.42(1)	By-laws of Burlington Coat Factory of Texas, Inc.

3.43(1)	Certificate of Limited Partnership of Burlington Coat Factory of Texas, L.P.

3.44(1)	Limited Partnership Agreement of Burlington Coat Factory of Texas, L.P.

3.45(1)	Certificate of Incorporation of Burlington Coat Factory Realty Corp.

3.46(1)	By-laws of Burlington Coat Factory Realty Corp.

3.47(19)	Certificate of Incorporation of Burlington Coat Factory Warehouse Corporation.

3.48(1)	By-laws of Burlington Coat Factory Warehouse Corporation.

3.49(1)	Certificate of Incorporation of C.F.I.C. Corporation.

3.50(1)	By-laws of C.F.I.C. Corporation.

3.51(1)	Certificate of Formation of MJM Designer Shoes of Delaware, LLC.

3.52(1)	Limited Liability Company Agreement of MJM Designer Shoes of Delaware, LLC.

3.53(1)	Certificate of Formation of Bee Ridge Plaza, LLC.

3.54(1)	Operating Agreement and Regulations of Bee Ridge Plaza, LLC.

3.55(1)	Articles of Organization of Burlington Coat Factory of Florida, LLC.

3.56(1)	Limited Liability Company Agreement of Burlington Coat Factory of Florida, LLC.

3.57(1)	Certificate of Incorporation of Burlington Coat Factory Realty of Coral Springs, Inc.

3.58(1)	By-laws of Burlington Coat Factory Realty of Coral Springs, Inc.

3.59(1)	Articles of Incorporation of Burlington Coat Factory Realty of Orlando, Inc.

3.60(1)	By-laws of Burlington Coat Factory Realty of Orlando, Inc.

3.61(1)	Articles of Incorporation of Burlington Coat Factory Realty of Sarasota, Inc.

3.62(1)	By-laws of Burlington Coat Factory Realty of Sarasota, Inc.

3.63(1)	Certificate of Incorporation of Burlington Coat Factory Realty of University Square, Inc.

3.64(1)	By-laws of Burlington Coat Factory Realty of University Square, Inc.

3.65(1)	Certificate of Incorporation of Burlington Coat Factory Realty of West Colonial, Inc.

3.66(1)	By-laws of Burlington Coat Factory Realty of West Colonial, Inc.

3.67(1)	Certificate of Incorporation of K&T Acquisition Corp.

3.68(1)	By-laws of K&T Acquisition Corp.

3.69(1)	Certificate of Formation of MJM Designer Shoes of Florida, LLC.

EXHIBIT NO.	DESCRIPTION

3.70(1)	Limited Liability Company Agreement of MJM Designer Shoes of Florida, LLC.

3.71(1)	Articles of Organization of Burlington Coat Factory of Georgia, LLC.

3.72(1)	Limited Liability Company Agreement of Burlington Coat Factory of Georgia, LLC.

3.73(1)	Certificate of Incorporation of Burlington Coat Factory Realty of Morrow, Inc.

3.74(1)	By-laws of Burlington Coat Factory Realty of Morrow, Inc.

3.75(1)	Certificate of Incorporation of Burlington Coat Factory Warehouse of Atlanta, Inc.

3.76(1)	By-laws of Burlington Coat Factory Warehouse of Atlanta, Inc.

3.77(1)	Articles of Organization of Burlington Coat Factory of Idaho, LLC.

3.78(1)	Limited Liability Company Agreement of Burlington Coat Factory of Idaho, LLC.

3.79(1)	Articles of Organization of Burlington Coat Factory of Illinois, LLC.

3.80(1)	Limited Liability Company Agreement of Burlington Coat Factory of Illinois, LLC.

3.81(1)	Articles of Incorporation of Burlington Coat Factory Realty of Bloomingdale, Inc.

3.82(1)	By-laws of Burlington Coat Factory Realty of Bloomingdale, Inc.

3.83(1)	Certificate of Incorporation of Burlington Coat Factory Realty of River Oaks, Inc.

3.84(1)	By-laws of Burlington Coat Factory Realty of River Oaks, Inc.

3.85(1)	Certificate of Incorporation of Burlington Coat Factory Warehouse of East St. Louis, Inc.

3.86(1)	Amended and Restated By-laws of Burlington Coat Factory Warehouse of East St. Louis, Inc.

3.87(1)	Certificate of Incorporation of Burlington Coat Realty of Gurnee, Inc.

3.88(1)	By-laws of Burlington Coat Realty of Gurnee, Inc.

3.89(1)	Articles of Organization of Burlington Coat Factory of Indiana, LLC.

3.90(1)	Limited Liability Company Agreement of Burlington Coat Factory of Indiana, LLC.

3.91(1)	Certificate of Incorporation of Burlington Coat Factory Realty of Greenwood, Inc.

3.92(1)	By-laws of Burlington Coat Factory Realty of Greenwood, Inc.

3.93(1)	Articles of Organization of Burlington Coat Factory of Iowa, LLC.

3.94(1)	Limited Liability Company Agreement of Burlington Coat Factory of Iowa, LLC.

3.95(1)	Articles of Organization of Burlington Coat Factory of Kansas, LLC.

3.96(1)	Limited Liability Company Agreement of Burlington Coat Factory of Kansas, LLC.

3.97(1)	Certificate of Incorporation of Burlington Coat Factory of Kentucky, Inc.

3.98(1)	Amended and Restated By-laws of Burlington Coat Factory of Kentucky, Inc.

3.99(1)	Articles of Organization of Burlington Coat Factory of Louisiana, LLC.

3.100(1)	Limited Liability Company Agreement of Burlington Coat Factory of Louisiana, LLC.

3.101(1)	Articles of Organization of Burlington Coat Factory of Maine, LLC.

EXHIBIT NO.	DESCRIPTION

3.102(1)	Limited Liability Company Agreement of Burlington Coat Factory of Maine, LLC.

3.103(1)	Articles of Organization of Burlington Coat Factory of Maryland, LLC.

3.104(1)	Limited Liability Company Agreement of Burlington Coat Factory of Maryland, LLC.

3.105(1)	Certificate of Formation of Burlington Coat Factory of Massachusetts, LLC.

3.106(1)	Limited Liability Company Agreement of Burlington Coat Factory of Massachusetts, LLC.

3.107(1)	Certificate of Incorporation of Burlington Coat Factory Realty of North Attleboro, Inc.

3.108(1)	By-laws of Burlington Coat Factory Realty of North Attleboro, Inc.

3.109(1)	Certificate of Organization of Cohoes Fashions of Massachusetts, LLC.

3.110(1)	Limited Liability Company Agreement of Cohoes Fashions of Massachusetts, LLC.

3.111(1)	Articles of Organization of Burlington Coat Factory of Michigan, LLC.

3.112(1)	Limited Liability Company Agreement of Burlington Coat Factory of Michigan, LLC.

3.113(1)	Certificate of Incorporation of Burlington Coat Factory Warehouse of Detroit, Inc.

3.114(1)	By-laws of Burlington Coat Factory Warehouse of Detroit, Inc.

3.115(1)	Articles of Incorporation of Burlington Coat Factory Warehouse of Grand Rapids, Inc.

3.116(1)	By-laws of Burlington Coat Factory Warehouse of Grand Rapids, Inc.

3.117(1)	Articles of Incorporation of Burlington Coat Factory Warehouse of Redford, Inc.

3.118(1)	By-laws of Burlington Coat Factory Warehouse of Redford, Inc.

3.119(1)	Articles of Organization of Burlington Coat Factory of Minnesota, LLC.

3.120(1)	Limited Liability Company Agreement of Burlington Coat Factory of Minnesota, LLC.

3.121(1)	Certificate of Formation of Burlington Coat Factory of Mississippi, LLC.

3.122(1)	Limited Liability Company Agreement of Burlington Coat Factory of Mississippi, LLC.

3.123(1)	Articles of Organization of Burlington Coat Factory of Missouri, LLC.

3.124(1)	Limited Liability Company Agreement of Burlington Coat Factory of Missouri, LLC.

3.125(1)	Certificate of Incorporation of Burlington Coat Factory Realty of Des Peres, Inc.

3.126(1)	Amended and Restated By-laws of Burlington Coat Factory Realty of Des Peres, Inc.

3.127(1)	Articles of Organization of Burlington Coat Factory of Nebraska, LLC.

3.128(1)	Limited Liability Company Agreement of Burlington Coat Factory of Nebraska, LLC.

3.129(1)	Articles of Organization of Burlington Coat Factory of Nevada, LLC.

3.130(1)	Limited Liability Company Agreement of Burlington Coat Factory of Nevada, LLC.

3.131(1)	Certificate of Incorporation of Burlington Coat Realty of Las Vegas, Inc.

3.132(1)	By-laws of Burlington Coat Realty of Las Vegas, Inc.

3.133(1)	Certificate of Formation of Burlington Coat Factory of New Hampshire, LLC.

EXHIBIT NO.	DESCRIPTION

3.134(1)	Limited Liability Company Agreement of Burlington Coat Factory of New Hampshire, LLC.

3.135(1)	Certificate of Incorporation of Burlington Coat Factory Direct Corporation.

3.136(1)	By-laws of Burlington Coat Factory Direct Corporation.

3.137(1)	Certificate of Formation of Burlington Coat Factory of New Jersey, LLC.

3.138(1)	Limited Liability Company Agreement of Burlington Coat Factory of New Jersey, LLC.

3.139(1)	Certificate of Incorporation of Burlington Coat Factory Realty of Edgewater Park, Inc.

3.140(1)	By-laws of Burlington Coat Factory Realty of Edgewater Park, Inc.

3.141(1)	Certificate of Incorporation of Burlington Coat Factory Realty of Paramus, Inc.

3.142(1)	By-laws of Burlington Coat Factory Realty of Paramus, Inc.

3.143(1)	Certificate of Incorporation of Burlington Coat Factory Realty of Pinebrook, Inc.

3.144(1)	By-laws of Burlington Coat Factory Realty of Pinebrook, Inc.

3.145(1)	Certificate of Incorporation of Burlington Coat Factory Warehouse of Edgewater Park Urban Renewal Corp.

3.146(1)	Amended and Restated By-laws of Burlington Coat Factory Warehouse of Edgewater Park Urban Renewal Corp.

3.147(1)	Certificate of Incorporation of Burlington Coat Factory Warehouse of New Jersey, Inc.

3.148(1)	By-laws of Burlington Coat Factory Warehouse of New Jersey, Inc.

3.149(1)	Certificate of Formation of Cohoes Fashions of New Jersey, LLC.

3.150(1)	Limited Liability Company Agreement of Cohoes Fashions of New Jersey, LLC.

3.151(1)	Certificate of Incorporation of MJM Designer Shoes of Moorestown, Inc.

3.152(1)	By-laws of MJM Designer Shoes of Moorestown, Inc.

3.153(1)	Certificate of Formation of MJM Designer Shoes of New Jersey, LLC.

3.154(1)	Limited Liability Company Agreement of MJM Designer Shoes of New Jersey, LLC.

3.155(1)	Certificate of Incorporation of Super Baby Depot of Moorestown, Inc.

3.156(1)	By-laws of Super Baby Depot of Moorestown, Inc.

3.157(1)	Articles of Organization of Burlington Coat Factory of New Mexico, LLC.

3.158(1)	Limited Liability Company Agreement of Burlington Coat Factory of New Mexico, LLC.

3.159(1)	Articles of Organization of Burlington Coat Factory of New York, LLC.

3.160(1)	Limited Liability Company Agreement of Burlington Coat Factory of New York, LLC.

3.161(1)	Certificate of Incorporation of Burlington Coat Factory Realty of Yonkers, Inc.

3.162(1)	By-laws of Burlington Coat Factory Realty of Yonkers, Inc.

3.163(1)	Articles of Organization of Cohoes Fashions of New York, LLC.

3.164(1)	Limited Liability Company Agreement of Cohoes Fashions of New York, LLC.

3.165(1)	Certificate of Incorporation of Cohoes of Fayetteville, Inc.

EXHIBIT NO.	DESCRIPTION

3.166(1)	By-laws of Cohoes of Fayetteville, Inc.

3.167(1)	Certificate of Incorporation of Georgetown Fashions Inc.

3.168(1)	By-laws of Georgetown Fashions Inc.

3.169(1)	Certificate of Incorporation of LC Acquisition Corp.

3.170(1)	By-laws of LC Acquisition Corp.

3.171(1)	Articles of Organization of MJM Designer Shoes of New York, LLC.

3.172(1)	Limited Liability Company Agreement of MJM Designer Shoes of New York, LLC.

3.173(1)	Certificate of Incorporation of Monroe G. Milstein, Inc.

3.174(1)	Amended and Restated By-laws of Monroe G. Milstein, Inc.

3.175(1)	Articles of Organization of Burlington Coat Factory of North Carolina, LLC.

3.176(1)	Limited Liability Company Agreement of Burlington Coat Factory of North Carolina, LLC.

3.177(1)	Articles of Organization of Burlington Coat Factory of North Dakota, LLC.

3.178(1)	Limited Liability Company Agreement of Burlington Coat Factory of North Dakota, LLC.

3.179(1)	Articles of Organization of Burlington Coat Factory of Ohio, LLC.

3.180(1)	Limited Liability Company Agreement of Burlington Coat Factory of Ohio, LLC.

3.181(1)	Certificate of Incorporation of Burlington Coat Factory Warehouse of Cleveland, Inc.

3.182(1)	Amended and Restated By-laws of Burlington Coat Factory Warehouse of Cleveland, Inc.

3.183(1)	Articles of Incorporation of Burlington Coat Factory of Oklahoma, LLC.

3.184(1)	Limited Liability Company Agreement of Burlington Coat Factory of Oklahoma, LLC.

3.185(1)	Articles of Incorporation of Burlington Coat Factory Realty of Tulsa, Inc.

3.186(1)	By-laws of Burlington Coat Factory Realty of Tulsa, Inc.

3.187(1)	Articles of Organization of Burlington Coat Factory of Oregon, LLC.

3.188(1)	Limited Liability Company Agreement of Burlington Coat Factory of Oregon, LLC.

3.189(1)	Certificate of Organization of Burlington Coat Factory of Pennsylvania, LLC.

3.190(1)	Limited Liability Company Agreement of Burlington Coat Factory of Pennsylvania, LLC.

3.192(1)	Certificate of Incorporation of Burlington Coat Factory Realty of Langhorne, Inc.

3.193(1)	Amended and Restated By-laws of Burlington Coat Factory Realty of Langhorne, Inc.

3.194(1)	Articles of Incorporation of Burlington Coat Factory Realty of West Mifflin, Inc.

3.195(1)	By-laws of Burlington Coat Factory Realty of West Mifflin, Inc.

3.196(1)	Certificate of Incorporation of Burlington Coat Factory Realty of Whitehall, Inc.

3.197(1)	By-laws of Burlington Coat Factory Realty of Whitehall, Inc.

EXHIBIT NO.	DESCRIPTION

3.198(1)	Certificate of Incorporation of Burlington Coat Factory Warehouse Inc.

3.199(1)	By-laws of Burlington Coat Factory Warehouse Inc.

3.200(1)	Certificate of Organization of Burlington Coat Factory Warehouse of Bristol, LLC.

3.201(1)	Limited Liability Company Agreement of Burlington Coat Factory Warehouse of Bristol, LLC.

3.202(1)	Certificate of Incorporation of Burlington Coat Factory Warehouse of Cheltenham, Inc.

3.203(1)	By-laws of Burlington Coat Factory Warehouse of Cheltenham, Inc.

3.204(1)	Articles of Incorporation of Burlington Coat Factory Warehouse of Langhorne, Inc.

3.205(1)	By-laws of Burlington Coat Factory Warehouse of Langhorne, Inc.

3.206(1)	Certificate of Incorporation of Burlington Coat Factory Warehouse of Montgomeryville, Inc.

3.207(1)	By-laws of Burlington Coat Factory Warehouse of Montgomeryville, Inc.

3.208(1)	Certificate of Incorporation of Burlington Factory Warehouse of Reading, Inc.

3.209(1)	By-laws of Burlington Factory Warehouse of Reading, Inc.

3.210(1)	Certificate of Organization of MJM Designer Shoes of Pennsylvania, LLC.

3.211(1)	Limited Liability Company Agreement of MJM Designer Shoes of Pennsylvania, LLC.

3.212(1)	Articles of Organization of Burlington Coat Factory of Rhode Island, LLC.

3.213(1)	Limited Liability Company Agreement of Burlington Coat Factory of Rhode Island, LLC.

3.214(1)	Articles of Incorporation of Cohoes Fashions of Cranston, Inc.

3.215(1)	By-laws of Cohoes Fashions of Cranston, Inc.

3.216(1)	Articles of Organization of Burlington Coat Factory of South Carolina, LLC.

3.217(1)	Limited Liability Company Agreement of Burlington Coat Factory of South Carolina, LLC.

3.218(1)	Articles of Incorporation of Burlington Coat Factory Warehouse of Charleston, Inc.

3.219(1)	By-laws of Burlington Coat Factory Warehouse of Charleston, Inc.

3.220(1)	Charter of Burlington Coat Factory Realty of Memphis, Inc.

3.221(1)	By-laws of Burlington Coat Factory Realty of Memphis, Inc.

3.222(1)	Charter of Burlington Coat Factory Warehouse of Hickory Commons, Inc.

3.223(1)	By-laws of Burlington Coat Factory Warehouse of Hickory Commons, Inc.

3.224(1)	Certificate of Incorporation of Burlington Coat Factory Warehouse of Memphis, Inc.

3.225(1)	Amended and Restated By-laws of Burlington Coat Factory Warehouse of Memphis, Inc.

3.226(1)	Charter of Burlington Coat Factory Warehouse of Shelby, Inc.

3.227(1)	By-laws of Burlington Coat Factory Warehouse of Shelby, Inc.

EXHIBIT NO.	DESCRIPTION

3.228(1)	Certificate of Incorporation of Burlington Coat Factory Realty of Bellaire, Inc.

3.229(1)	By-laws of Burlington Coat Factory Realty of Bellaire, Inc.

3.230(1)	Articles of Incorporation of Burlington Coat Factory Realty of El Paso, Inc.

3.231(1)	By-laws of Burlington Coat Factory Realty of El Paso, Inc.

3.232(1)	Articles of Incorporation of Burlington Coat Factory Realty of Westmoreland, Inc.

3.233(1)	By-laws of Burlington Coat Factory Realty of Westmoreland, Inc.

3.234(1)	Certificate of Incorporation of Burlington Coat Factory Warehouse of Baytown, Inc.

3.235(1)	By-laws of Burlington Coat Factory Warehouse of Baytown, Inc.

3.236(1)	Articles of Incorporation of Burlington Coat Realty of Houston, Inc.

3.237(1)	By-laws of Burlington Coat Realty of Houston, Inc.

3.238(1)	Certificate of Incorporation of Burlington Coat Realty of Plano, Inc.

3.239(1)	Amended and Restated By-laws of Burlington Coat Realty of Plano, Inc.

3.240(1)	Certificate of Incorporation of MJM Designer Shoes of Texas, Inc.

3.241(1)	Amended and Restated By-laws of MJM Designer Shoes of Texas, Inc.

3.242(1)	Articles of Organization of Burlington Coat Factory of Utah, LLC.

3.243(1)	Limited Liability Company Agreement of Burlington Coat Factory of Utah, LLC.

3.244(1)	Articles of Organization of Burlington Coat Factory of Virginia, LLC.

3.245(1)	Limited Liability Company Agreement of Burlington Coat Factory of Virginia, LLC.

3.246(1)	Articles of Organization of Burlington Coat Factory of Pocono Crossing, LLC.

3.247(1)	Limited Liability Company Agreement of Burlington Coat Factory of Pocono Crossing, LLC.

3.248(1)	Articles of Incorporation of Burlington Coat Factory Realty of Coliseum, Inc.

3.249(1)	By-laws of Burlington Coat Factory Realty of Coliseum, Inc.

3.250(1)	Certificate of Incorporation of Burlington Coat Factory Realty of Fairfax, Inc.

3.251(1)	Amended and Restated By-laws of Burlington Coat Factory Realty of Fairfax, Inc.

3.252(1)	Certificate of Incorporation of Burlington Coat Factory Warehouse of Coliseum, Inc.

3.253(1)	By-laws of Burlington Coat Factory Warehouse of Coliseum, Inc.

3.254(1)	Articles of Incorporation of Burlington Coat Realty of Potomac, Inc.

3.255(1)	By-laws of Burlington Coat Realty of Potomac, Inc.

3.256(1)	Certificate of Formation of Burlington Coat Factory of Washington, LLC.

3.257(1)	Limited Liability Company Agreement of Burlington Coat Factory of Washington, LLC.

3.258(1)	Articles of Incorporation of Burlington Coat Factory Realty of Franklin, Inc.

3.259(1)	By-laws of Burlington Coat Factory Realty of Franklin, Inc.

3.260(1)	Articles of Organization of Burlington Coat Factory of West Virginia, LLC.

38

EXHIBIT NO.	DESCRIPTION

3.261(1)	Limited Liability Company Agreement of Burlington Coat Factory of West Virginia, LLC.

3.262(1)	Articles of Organization of Burlington Coat Factory of Wisconsin, LLC.

3.263(1)	Limited Liability Company Agreement of Burlington Coat Factory of Wisconsin, LLC.

3.264(19)	Articles of Organization of Burlington Coat Factory of Hawaii, LLC

3.265(19)	Operating Agreement of Burlington Coat Factory of Hawaii, LLC

3.266(19)	Articles of Organization of Burlington Coat Factory of Montana, LLC

3.267(19)	Operating Agreement of Burlington Coat Factory of Montana, LLC

3.268(19)	Certificate of Incorporation of Burlington Coat Factory Warehouse of Edgewater Park, Inc.

3.269(19)	Bylaws of Burlington Coat Factory Warehouse of Edgewater Park, Inc.

3.270(19)	Certificate of Organization of Burlington Coat Factory of Puerto Rico, LLC

3.271(19)	Operating Agreement of Burlington Coat Factory of Puerto Rico, LLC

3.272(19)	Articles of Organization of Burlington Coat Factory of South Dakota, LLC

3.273(19)	Operating Agreement of Burlington Coat Factory of South Dakota, LLC

3.274(19)	Articles of Organization of Burlington Coat Factory of Vermont, LLC

3.275(19)	Operating Agreement of Burlington Coat Factory of Vermont, LLC

3.276(19)	Articles of Incorporation of BCF Cards, Inc.

3.277(19)	Bylaws of BCF Cards, Inc.

4.1(2)	Senior Discount Notes Indenture, dated as of April 13, 2006, by and among Burlington Coat Factory Investments Holdings, Inc. and Wells Fargo Bank, N.A., as Trustee.

4.2(2)	Form of 14 1/2% Senior Discount Note due 2014 (included in Exhibit 4.1).

4.3(1)	Senior Notes Indenture, dated as of April 13, 2006, by and among Burlington Coat Factory Warehouse Corporation, the Guarantors party thereto and Wells Fargo Bank, N.A., as Trustee.

4.4(13)	First Supplemental Indenture, dated as of December 9, 2009, by and among BCF Cards, Inc., Burlington Coat Factory of Hawaii, LLC, Burlington Coat Factory of Mississippi, LLC, Burlington Coat Factory of Montana, LLC, Burlington Coat Factory of Puerto Rico, LLC, Burlington Coat Factory of Rhode Island, LLC, Burlington Coat Factory of South Dakota, LLC, Burlington Coat Factory of Vermont, LLC, Burlington Coat Factory Warehouse of Edgewater Park, Inc., Burlington Coat Factory of Wyoming, LLC, Burlington Coat Factory Warehouse Corporation, each other then existing Guarantor under that certain Indenture, dated as of April 13, 2006, providing for the issuance of 11 1/8% Senior Notes due 2014 of the Company, and Wells Fargo Bank, N.A., Trustee under the Indenture.

4.5(1)	Form of 11 1/8% Senior Note due 2014 (included in Exhibit 4.3).

4.6(18)	Second Supplemental Indenture, dated February 24, 2011, among Burlington Coat Factory Warehouse Corporation, the guarantors signatory thereto and Wilmington Trust FSB.

EXHIBIT NO.	DESCRIPTION

4.7(18)	First Supplemental Indenture, dated February 24, 2011, between Burlington Coat Factory Investments Holdings, Inc. and Wilmington Trust FSB.

4.8(18)	Indenture, dated February 24, 2011, among Burlington Coat Factory Warehouse Corporation, the guarantors signatory thereto and Wilmington Trust FSB.

4.9(18)	Form of 10.000% Senior Notes due 2019 (included in Exhibit 4.8).

5.1	Opinion of Kirkland & Ellis LLP.

10.1(1)	Credit Agreement, dated as of April 13, 2006, among Burlington Coat Factory Warehouse Corporation, as the Borrower, the Facility Guarantors party thereto, Bear Stearns Corporate Lending Inc., as Administrative Agent and as Collateral Agent, the Lenders party thereto, Banc of America Securities LLC, as Syndication Agent, Wachovia Bank, National Association and JPMorgan Chase Bank, N.A., as Co-Documentation Agents.

10.1.1(3)	First Amendment to Credit Agreement, dated as of December 12, 2006, among Burlington Coat Factory Warehouse Corporation, as the Borrower, the Facility Guarantors party thereto, Bear Stearns Corporate Lending Inc., as Administrative Agent and as Collateral Agent, the Lenders party thereto, Banc of America Securities LLC, as Syndication Agent, Wachovia Bank, National Association and JPMorgan Chase Bank, N.A., as Co-Documentation Agents.

10.1.2(10)	Second Amendment to Credit Agreement, dated as of February 25, 2010, among Burlington Coat Factory Warehouse Corporation, as the Borrower, the Facility Guarantors party thereto, Bear Stearns Corporate Lending Inc., as Administrative Agent and as Collateral Agent, and the Lenders party thereto.

10.2(1)	Guaranty, dated as of April 13, 2006, by Burlington Coat Factory Holdings, Inc., Burlington Coat Factory Investments Holdings, Inc. and each of the Facility Guarantors party thereto in favor of Bear Stearns Corporate Lending Inc., as Administrative Agent and Bear Stearns Corporate Lending Inc., as Collateral Agent.

10.3(1)	Security Agreement, dated as of April 13, 2006, by and among Burlington Coat Factory Warehouse Corporation, as the Borrower, Burlington Coat Factory Holdings, Inc., Burlington Coat Factory Investments Holdings, Inc., and each of the Facility Guarantors party thereto, and Bear Stearns Corporate Lending Inc., as Collateral Agent.

10.4(1)	Intellectual Property Security Agreement, dated as of April 13, 2006, by and among Burlington Coat Factory Warehouse Corporation, as the Borrower, Burlington Coat Factory Holdings, Inc., Burlington Coat Factory Investments Holdings, Inc., and each of the Facility Guarantors party thereto, and Bear Stearns Corporate Lending Inc., as Collateral Agent.

10.5(1)	Pledge Agreement, dated as of April 13, 2006, by and among Burlington Coat Factory Warehouse Corporation, Burlington Coat Factory Holdings, Inc., Burlington Coat Factory Investments Holdings, Inc., Burlington Coat Factory Realty Corp., Burlington Coat Factory Purchasing, Inc., and K&T Acquisition Corp., as the Pledgors, and Bear Stearns Corporate Lending Inc., as Collateral Agent.

EXHIBIT NO.	DESCRIPTION

10.6(12)	Amended and Restated Credit Agreement, dated as of January 15, 2010, by and among Burlington Coat Factory Warehouse Corporation, as Lead Borrower, the Borrowers and the Facility Guarantors party thereto, Bank of America, N.A., as Administrative Agent and as Collateral Agent, the Lenders party thereto, Wells Fargo Retail Finance, LLC and Regions Bank, as Co-Syndication Agent, J.P. Morgan Securities Inc. and UBS Securities LLC, as Co-Documentation Agents and General Electric Capital Corporation, US Bank, National Association and Suntrust Bank as Senior Managing Agents.

10.7(1)	Revolving Credit Note, dated as of April 13, 2006, by the Borrowers party thereto in favor of PNC Bank, National Association.

10.8(1)	Revolving Credit Note, dated as of April 13, 2006, by the Borrowers party thereto in favor of Siemens Financial Services, Inc.

10.9(15)	Amended and Restated Revolving Credit Note, dated January 15, 2010, by the Borrowers party thereto in favor of Wells Fargo Retail Finance, LLC.

10.10(1)	Revolving Credit Note, dated as of April 13, 2006, by the Borrowers party thereto in favor of National City Business Credit, Inc.

10.11(1)	Revolving Credit Note, dated as of April 13, 2006, by the Borrowers party thereto in favor of Citizens Bank of Pennsylvania.

10.12(1)	Revolving Credit Note, dated as of April 13, 2006, by the Borrowers party thereto in favor of HSBC Business Credit (USA), Inc.

10.13(1)	Revolving Credit Note, dated as of April 13, 2006, by the Borrowers party thereto in favor of Sovereign Bank.

10.14(15)	Amended and Restated Revolving Credit Note, dated January 15, 2010, by the Borrowers party thereto in favor of Capital One Leverage Finance Corp.

10.15(7)	Revolving Credit Note, dated as of December 12, 2006, by the Borrowers party thereto in favor of Wachovia Bank, National Association.

10.16(15)	Revolving Credit Note, dated January 15, 2010, by the Borrowers party thereto in favor of U.S. Bank, National Association.

10.17(1)	Form of Swingline Note.

10.18(1)	Guaranty, dated as of April 13, 2006, by the Facility Guarantors party thereto in favor of Bank of America, N.A., as Administrative Agent and Bank of America, N.A., as Collateral Agent.

10.19(1)	Security Agreement, dated as of April 13, 2006, by and among each of the Borrowers party thereto, each of the Facility Guarantors party thereto, and Bank of America, N.A., as Collateral Agent.

10.20(1)	Intellectual Property Security Agreement, dated as of April 13, 2006, by and among each of the Borrowers party thereto, each of the Facility Guarantors party thereto, and Bank of America, N.A., as Collateral Agent.

EXHIBIT NO.	DESCRIPTION

10.21(1)	Pledge Agreement, dated as of April 13, 2006, by and between Burlington Coat Factory Holdings, Inc., Burlington Coat Factory Investments Holdings, Inc., Burlington Coat Factory Warehouse Corporation, Burlington Coat Factory Realty Corp., Burlington Coat Factory Purchasing, Inc., K&T Acquisition Corp., Burlington Coat Factory of New York, LLC, Burlington Coat Factory Warehouse of Baytown, Inc., Burlington Coat Factory of Texas, Inc., as the Pledgors, and Bank of America, N.A., as Collateral Agent.

10.22(15)	Confirmation and Amendment of Ancillary Loan Documents, dated January 15, 2010, by and among the Borrowers party thereto, the Facility Guarantors party thereto, and Bank of America, N.A., as Administrative Agent and Collateral Agent, for its own benefit and for the benefit of the Lenders party thereto, Wells Fargo Retail Finance, LLC and Regions Bank as Co-Syndication Agents, J.P. Morgan Securities Inc. and UBS Securities LLC as Co-Documentation Agents.

10.23(15)	Post-Closing Agreement, dated January 15, 2010, among the Borrowers party thereto, the Facility Guarantors party thereto and Bank of America, N.A.

10.24(15)	Grant of Security Interest in U.S. Trademarks, dated January 15, 2010, by and among BCFWC and Bank of America, N.A., as Collateral Agent.

10.25(15)	Grant of Security Interest in U.S. Trademarks, dated January 15, 2010, by and among BCFWC and Bear Stearns Corporate Lending, Inc., as Collateral Agent.

10.26(7)	Supplement to Pledge Agreement, dated as of May 27, 2008, by and among Burlington Coat Factory Warehouse Corporation, Burlington Coat Factory Purchasing, Inc. and Bear Stearns Corporate Lending Inc., as Collateral Agent.

10.27(7)	Joinder to Loan Documents, dated as of May 27, 2008, by and among Burlington Coat Factory Warehouse Corporation, the Existing Facility Guarantors, the New Facility Guarantors, and Bear Stearns Corporate Lending Inc.

10.28(7)	Supplement to Pledge Agreement, dated as of May 27, 2008, by and among Burlington Coat Factory Warehouse Corporation, Burlington Coat Factory Purchasing, Inc. and Bank of America, N.A., as Collateral Agent.

10.29(7)	Joinder to Loan Documents, dated as of May 27, 2008, by and among the Existing Borrowers, the Facility Guarantors, the New Borrowers and Bank of America, N.A.

10.30(8)	Joinder to Loan Documents, dated as of February 18, 2009, by and among Bear Stearns Corporate Lending Inc., Burlington Coat Factory Warehouse Corporation, the Existing Facility Guarantors and the New Facility Guarantor.

10.31(8)	Joinder to Loan Documents, dated as of February 18, 2009, by and among Bank of America, N.A., the Existing Borrowers, the New Borrower and the Facility Guarantors.

10.32(15)	Joinder to Loan Documents, dated as of January 8, 2010, by and among Bear Stearns Corporate Lending Inc., Burlington Coat Factory Warehouse Corporation, the Existing Facility Guarantors and the New Facility Guarantor.

10.33(15)	Joinder to Loan Documents, dated as of January 8, 2010, by and among Bank of America, N.A., the Existing Borrowers, the New Borrower and the Facility Guarantors.

10.34*(15)	Employment Agreement, dated as of December 22, 2009, by and between Burlington Coat Factory Warehouse Corporation and Michael Geraghty.

EXHIBIT NO.	DESCRIPTION

10.35*(15)	Employment Agreement, dated as of October 13, 2009, by and between Burlington Coat Factory Warehouse Corporation and Joyce Manning Magrini.

10.35.1*(15)	Amendment to Employment Agreement, dated February 26, 2010, by and between Burlington Coat Factory Warehouse Corporation and Joyce Manning Magrini.

10.36*(4)	Employment Agreement, dated as of August 16, 2007, by and between Burlington Coat Factory Warehouse Corporation and Todd Weyhrich.

10.36.1*(5)	Amendment to Employment Agreement, dated as of June 27, 2008, by and between Burlington Coat Factory Warehouse Corporation and Todd Weyhrich.

10.37*(5)	Employment Agreement, dated as of June 26, 2008, by and between Burlington Coat Factory Warehouse Corporation and Marc Katz.

10.38*(8)	Employment Agreement, dated as of December 2, 2008, by and among Burlington Coat Factory Warehouse Corporation, Burlington Coat Factory Holdings, Inc., and Thomas A. Kingsbury.

10.39*(6)	Form of Amendment to Employment Agreement.

10.40*(1)	Form of Restricted Stock Grant Agreement Pursuant to Burlington Coat Factory Holdings, Inc. 2006 Management Incentive Plan.

10.41*(1)	Form of Non-Qualified Stock Option Agreement, dated as of April 13, 2006, between Burlington Coat Factory Holdings, Inc. and Employees without Employment Agreements.

10.42*(1)	Form of Non-Qualified Stock Option Agreement, dated as of April 13, 2006, between Burlington Coat Factory Holdings, Inc. and Employees with Employment Agreements.

10.43*(1)	Burlington Coat Factory Holdings, Inc. 2006 Management Incentive Plan.

10.43.1*(8)	Amendment No. 1 to the Burlington Coat Factory Holdings, Inc. Management Incentive Plan dated as of December 2, 2008.

10.43.2*(9)	Amendment No. 2 to the Burlington Coat Factory Holdings, Inc. 2006 Management Incentive Plan dated as of March 19, 2009.

10.43.3*(13)	Amendment No. 3 to the Burlington Coat Factory Holdings, Inc. 2006 Management Incentive Plan dated as of September 14, 2009.

10.44*(9)	Form of Non-Qualified Stock Option Agreement between Burlington Coat Factory Holdings, Inc. and Employees with Employment Agreements.

10.45*(9)	Form of Non-Qualified Stock Option Agreement between Burlington Coat Factory Holdings, Inc. and Employees without Employment Agreements.

10.46*(9)	Form of Restricted Stock Grant Agreement between Burlington Coat Factory Holdings, Inc. and Employees with Employment Agreements.

10.47*(9)	Form of Restricted Stock Grant Agreement between Burlington Coat Factory Holdings, Inc. and Employees without Employment Agreements.

10.48*(9)	Form of Initial Amendment to Non-Qualified Stock Option Agreement between Burlington Coat Factory Holdings, Inc. and Employees with Employment Agreements.

10.49*(9)	Form of Initial Amendment to Non-Qualified Stock Option Agreement between Burlington Coat Factory Holdings, Inc. and Employees without Employment Agreements.

EXHIBIT NO.	DESCRIPTION

10.50*(9)	Form of Subsequent Amendment to Non-Qualified Stock Option Agreement between Burlington Coat Factory Holdings, Inc. and Employees with Employment Agreements.

10.51*(9)	Form of Subsequent Amendment to Non-Qualified Stock Option Agreement between Burlington Coat Factory Holdings, Inc. and Employees without Employment Agreements

10.52(11)	Stockholders Agreement dated as of April 13, 2006 by and among Burlington Coat Factory Holdings, Inc. and the Investors and Managers named therein.

10.53(1)	Advisory Agreement, dated as of April 13, 2006, by and among Burlington Coat Factory Holdings, Inc., Burlington Coat Factory Warehouse Corporation and Bain Capital Partners, LLC.

10.54*(16)	Employment Agreement, dated as of January 28, 2008, by and between Burlington Coat Factory Warehouse Corporation and Fred Hand.

10.55(18)	Registration Rights Agreement, dated February 24, 2011, among Burlington Coat Factory Warehouse Corporation, the guarantors signatory thereto, Goldman, Sachs & Co., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporation and Wells Fargo Securities, LLC.

10.56(18)	Credit Agreement, dated February 24, 2011, among Burlington Coat Factory Warehouse Corporation, Burlington Coat Factory Investments Holdings, Inc., the facility guarantors signatory thereto, JPMorgan Chase Bank, N.A., as administrative agent and as collateral agent, the lenders party thereto, J.P. Morgan Securities LLC and Goldman Sachs Lending Partners LLC, as joint bookrunners and J.P. Morgan Securities LLC, Goldman Sachs Lending Partners LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as joint arrangers.

10.57(18)	First Amendment, dated February 24, 2011, to the Amended and Restated Credit Agreement, dated as of January 15, 2010, among Burlington Coat Factory Warehouse Corporation, as Lead Borrower, the Borrowers and the Facility Guarantors party thereto, Bank of America, N.A., as Administrative Agent and as Collateral Agent, the Lenders party thereto, Wells Fargo Retail Finance, LLC and Regions Bank, as Co-Syndication Agent, J.P. Morgan Securities Inc. and UBS Securities LLC, as Co-Documentation Agents and General Electric Capital Corporation, US Bank, National Association and Suntrust Bank as Senior Managing Agents.

12.1(18)	Statement re: Calculation of Ratio of Earnings to Fixed Charges.

21.1(17)	Subsidiaries of the Registrant.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature pages hereto).

25.1(19)	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939 of Wilmington Trust, National Association.

99.1(19)	Form of Letter of Transmittal.

(1)	Incorporated by reference to Burlington Coat Factory Warehouse Corporation’s Registration Statement on Form S-4, No. 333-137916, filed on October 10, 2006.

(2)	Incorporated by reference to Registrant’s Registration Statement on Form S-4, No. 333-137917, filed on October 10, 2006.
(3)	Incorporated by reference to Burlington Coat Factory Warehouse Corporation’s Amendment No. 2 to Registration Statement on Form S-4, No. 333-137916, filed on December 29, 2006.
(4)	Incorporated by reference to our Current Report on Form 8-K filed on August 17, 2007.
(5)	Incorporated by reference to our Current Report on Form 8-K filed on June 27, 2008.
(6)	Incorporated by reference to our Annual Report on Form 10-K for the fiscal year ended June 2, 2007 filed on August 30, 2007.
(7)	Incorporated by reference to our Annual Report on Form 10-K for the fiscal year ended May 31, 2008 filed on August 29, 2008.
(8)	Incorporated by reference to our Quarterly Report on Form 10-Q for the quarter ended February 28, 2009 filed on April 14, 2009.
(9)	Incorporated by reference to our Current Report on Form 8-K filed on April 30, 2009.
(10)	Incorporated by reference to our Current Report on Form 8-K filed on February 26, 2010.
(11)	Incorporated by reference to our Annual Report on Form 10-K for the fiscal year ended May 30, 2009 filed on August 27, 2009.
(12)	Incorporated by reference to our Current Report on Form 8-K filed on January 19, 2010.
(13)	Incorporated by reference to our Quarterly Report on Form 10-Q for the quarter ended November 28, 2009 filed on January 12, 2010.
(14)	Incorporated by reference to our Current Report on Form 8-K filed on November 19, 2009.
(15)	Incorporated by reference to our Transition Report on Form 10-K/T for the transition period ended January 30, 2010 filed on April 30, 2010.
(16)	Incorporated by reference to our Quarterly Report on Form 10-Q for the quarter ended March 1, 2008 filed on April 15, 2008.
(17)	Incorporated by reference to our Annual Report on Form 10-K for the fiscal year ended January 29, 2011 filed on April 14, 2011.
(18)	Incorporated by reference to our Current Report on Form 8-K filed on February 24, 2011.
(19)	Incorporated by reference to our Registration Statement on Form S-4, No. 333-175594, filed on July 15, 2011.
*	Management Contract or Compensatory Plan or Arrangement.

(b)	Financial Statement Schedule

Schedule II—Valuation and Qualifying Accounts is presented below. All other financial statement schedules have been omitted here because they are not applicable, not required, or the information is shown in the consolidated financial statements or notes thereto.

BURLINGTON COAT FACTORY INVESTMENTS HOLDINGS, INC. AND SUBSIDIARIES

Schedule II—Valuation and Qualifying Accounts and Reserves

(All amounts in thousands)

Description	Balance at Beginning of Period	Charged to Costs & Expenses	Charged to Other Accounts(1)	Accounts Written Off or Deductions(2)	Balance at End of Period
Year ended January 29, 2011
Allowance for doubtful accounts	$513	$2,098	$—	$2,436	$175
Sales reserves	2,275	(224)	264,585	264,213	2,423
35 weeks ended January 30, 2010
Allowance for doubtful accounts	629	1,995	—	2,111	513
Sales reserves	6,161	(3,498)	177,393	177,781	2,275
Year ended May 31, 2009
Allowance for doubtful accounts	634	2,832	—	2,837	629
Sales reserves	6,400	—	239,511	239,750	6,161
Year ended May 31, 2008
Allowance for doubtful accounts	969	2,977	—	3,312	634
Sales reserves	5,500	—	223,336	222,436	6,400

Notes:

(1)	Charged to merchandise sales.
(2)	Actual returns and allowances.

Item 22.	Undertakings. The undersigned registrants hereby undertake:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for purposes of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(e) That, for the purpose of determining liability of the registrants under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will each be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrants;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrants; and

(iv) any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(f) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions described in Item 20, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(g) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), or 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the date of the registration statement through the date of responding to the request.

(h) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of New Jersey, on August 19, 2011.

BURLINGTON COAT FACTORY WAREHOUSE CORPORATION (Registrant)

By:	/S/ THOMAS A. KINGSBURY
Name:	Thomas A. Kingsbury
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Todd Weyhrich, Robert LaPenta, Jr. and Paul Tang and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/S/ THOMAS A. KINGSBURY Thomas A. Kingsbury	President, Chief Executive Officer and Director	August 19, 2011

/S/ TODD WEYHRICH Todd Weyhrich	Executive Vice President and Chief Financial Officer	August 19, 2011

* John Crimmins	Senior Vice President and Chief Accounting Officer	August 19, 2011

* Joshua Bekenstein	Director	August 19, 2011

* Jordan Hitch	Director	August 19, 2011

* David Humphrey	Director	August 19, 2011

* Mark Verdi	Director	August 19, 2011

* Jay Margolis	Director	August 19, 2011

*By:	/S/ TODD WEYHRICH
Todd Weyhrich
as attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of New Jersey, on August 19, 2011.

BURLINGTON COAT FACTORY INVESTMENTS HOLDINGS, INC. (Registrant)

By:	/s/ THOMAS A. KINGSBURY
Name:	Thomas A. Kingsbury
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Todd Weyhrich, Robert LaPenta, Jr. and Paul Tang and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/S/ THOMAS A. KINGSBURY Thomas A. Kingsbury	President, Chief Executive Officer and Director	August 19, 2011

/s/ TODD WEYHRICH Todd Weyhrich	Executive Vice President and Chief Financial Officer	August 19, 2011

* John Crimmins	Senior Vice President and Chief Accounting Officer	August 19, 2011

* Joshua Bekenstein	Director	August 19, 2011

* Jordan Hitch	Director	August 19, 2011

* David Humphrey	Director	August 19, 2011

* Mark Verdi	Director	August 19, 2011

* Jay Margolis	Director	August 19, 2011

*By:	/s/ TODD WEYHRICH
Todd Weyhrich
as attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of New Jersey, on August 19, 2011.

BURLINGTON COAT FACTORY OF ALABAMA, LLC

BURLINGTON COAT FACTORY OF ARIZONA, LLC

BURLINGTON COAT FACTORY OF ARKANSAS, LLC

BABY DEPOT OF CALIFORNIA, LLC

BURLINGTON COAT FACTORY OF CALIFORNIA, LLC

BURLINGTON COAT FACTORY OF SAN BERNARDINO, LLC

MJM DESIGNER SHOES OF CALIFORNIA, LLC

BURLINGTON COAT FACTORY OF COLORADO, LLC

BURLINGTON COAT FACTORY OF CONNECTICUT, LLC

COHOES FASHIONS OF CONNECTICUT, LLC

BURLINGTON COAT FACTORY OF DELAWARE, LLC

MJM DESIGNER SHOES OF DELAWARE, LLC

BURLINGTON COAT FACTORY OF FLORIDA, LLC

MJM DESIGNER SHOES OF FLORIDA, LLC

BURLINGTON COAT FACTORY OF GEORGIA, LLC

BURLINGTON COAT FACTORY OF HAWAII, LLC

BURLINGTON COAT FACTORY OF IDAHO, LLC

BURLINGTON COAT FACTORY OF ILLINOIS, LLC

BURLINGTON COAT FACTORY OF INDIANA, LLC

BURLINGTON COAT FACTORY OF IOWA, LLC

BURLINGTON COAT FACTORY OF KANSAS, LLC

BURLINGTON COAT FACTORY OF LOUISIANA, LLC

BURLINGTON COAT FACTORY OF MAINE, LLC

BURLINGTON COAT FACTORY OF MARYLAND, LLC

BURLINGTON COAT FACTORY OF MASSACHUSETTS, LLC

COHOES FASHIONS OF MASSACHUSETTS, LLC

BURLINGTON COAT FACTORY OF MICHIGAN, LLC

BURLINGTON COAT FACTORY OF MINNESOTA, LLC

BURLINGTON COAT FACTORY OF MISSISSIPPI, LLC

BURLINGTON COAT FACTORY OF MISSOURI, LLC (REGISTRANTS)

By:	BURLINGTON COAT FACTORY WAREHOUSE CORPORATION
Its:	Sole Member

/s/ THOMAS A. KINGSBURY
Name:	Thomas A. Kingsbury
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Todd Weyhrich, Robert LaPenta, Jr. and Paul Tang and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/S/ THOMAS A. KINGSBURY Thomas A. Kingsbury	President and Chief Executive Officer	August 19, 2011

/S/ TODD WEYHRICH Todd Weyhrich	Executive Vice President and Chief Financial Officer	August 19, 2011

* John Crimmins	Senior Vice President and Chief Accounting Officer	August 19, 2011

/S/ JOSHUA BEKENSTEIN Joshua Bekenstein	Director of the Sole Member	August 19, 2011

/S/ JORDAN HITCH Jordan Hitch	Director of the Sole Member	August 19, 2011

/S/ DAVID HUMPHREY David Humphrey	Director of the Sole Member	August 19, 2011

/S/ MARK VERDI Mark Verdi	Director of the Sole Member	August 19, 2011

/S/ JAY MARGOLIS Jay Margolis	Director of the Sole Member	August 19, 2011

*By:	/S/ TODD WEYHRICH
Todd Weyhrich
as attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of New Jersey, on August 19, 2011.

BURLINGTON COAT FACTORY OF MONTANA, LLC

BURLINGTON COAT FACTORY OF NEBRASKA, LLC

BURLINGTON COAT FACTORY OF NEVADA, LLC

BURLINGTON COAT FACTORY OF NEW HAMPSHIRE, LLC

BURLINGTON COAT FACTORY OF NEW JERSEY, LLC

COHOES FASHIONS OF NEW JERSEY, LLC

MJM DESIGNER SHOES OF NEW JERSEY, LLC

BURLINGTON COAT FACTORY OF NEW MEXICO, LLC

BURLINGTON COAT FACTORY OF NEW YORK, LLC

COHOES FASHIONS OF NEW YORK, LLC

MJM DESIGNER SHOES OF NEW YORK, LLC

BURLINGTON COAT FACTORY OF NORTH CAROLINA, LLC

BURLINGTON COAT FACTORY OF NORTH DAKOTA, LLC

BURLINGTON COAT FACTORY OF OHIO, LLC

BURLINGTON COAT FACTORY OF OKLAHOMA, LLC

BURLINGTON COAT FACTORY OF OREGON, LLC

BURLINGTON COAT FACTORY WAREHOUSE OF BRISTOL, LLC

BURLINGTON COAT FACTORY OF PENNSYLVANIA, LLC

MJM DESIGNER SHOES OF PENNSYLVANIA, LLC

BURLINGTON COAT FACTORY OF RHODE ISLAND, LLC

BURLINGTON COAT FACTORY OF SOUTH CAROLINA, LLC

BURLINGTON COAT FACTORY OF SOUTH DAKOTA, LLC

BURLINGTON COAT FACTORY OF UTAH, LLC

BURLINGTON COAT FACTORY OF VERMONT, LLC

BURLINGTON COAT FACTORY OF VIRGINIA, LLC

BURLINGTON COAT FACTORY OF POCONO CROSSING, LLC

BURLINGTON COAT FACTORY OF WASHINGTON, LLC

BURLINGTON COAT FACTORY OF WEST VIRGINIA, LLC

BURLINGTON COAT FACTORY OF WISCONSIN, LLC

(Registrants)

By:	BURLINGTON COAT FACTORY WAREHOUSE CORPORATION
Its:	Sole Member

/S/ THOMAS A. KINGSBURY
Name:	Thomas A. Kingsbury
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Todd Weyhrich, Robert LaPenta, Jr. and Paul Tang and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/S/ THOMAS A. KINGSBURY Thomas A. Kingsbury	President and Chief Executive Officer	August 19, 2011

/S/ TODD WEYHRICH Todd Weyhrich	Executive Vice President and Chief Financial Officer	August 19, 2011

* John Crimmins	Senior Vice President and Chief Accounting Officer	August 19, 2011

/S/ JOSHUA BEKENSTEIN Joshua Bekenstein	Director of the Sole Member	August 19, 2011

/S/ JORDAN HITCH Jordan Hitch	Director of the Sole Member	August 19, 2011

/S/ DAVID HUMPHREY David Humphrey	Director of the Sole Member	August 19, 2011

/S/ MARK VERDI Mark Verdi	Director of the Sole Member	August 19, 2011

/S/ JAY MARGOLIS Jay Margolis	Director of the Sole Member	August 19, 2011

*By:	/S/ TODD WEYHRICH
Todd Weyhrich
as attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of New Jersey, on August 19, 2011.

BURLINGTON COAT FACTORY WAREHOUSE OF ANCHORAGE, INC.

BURLINGTON COAT FACTORY REALTY OF MESA, INC.

BURLINGTON COAT FACTORY REALTY OF DESERT SKY, INC.

BURLINGTON COAT FACTORY REALTY OF DUBLIN, INC.

BURLINGTON COAT FACTORY REALTY OF FLORIN, INC.

BURLINGTON COAT FACTORY REALTY OF VENTURA, INC.

BURLINGTON COAT REALTY OF EAST WINDSOR, INC.

BURLINGTON COAT FACTORY OF TEXAS, INC.

C.F.I.C. CORPORATION

BURLINGTON COAT FACTORY REALTY CORP.

BURLINGTON COAT FACTORY REALTY OF UNIVERSITY SQUARE, INC.

BURLINGTON COAT FACTORY REALTY OF CORAL SPRINGS, INC.

BURLINGTON COAT FACTORY REALTY OF WEST COLONIAL, INC.

BURLINGTON COAT FACTORY REALTY OF ORLANDO, INC.

BURLINGTON COAT FACTORY REALTY OF SARASOTA, INC.

K&T ACQUISITION CORP.

BURLINGTON COAT FACTORY WAREHOUSE OF ATLANTA, INC.

BURLINGTON COAT FACTORY REALTY OF MORROW, INC.

BURLINGTON COAT FACTORY WAREHOUSE OF EAST ST. LOUIS, INC.

BURLINGTON COAT REALTY OF GURNEE, INC.

BURLINGTON COAT FACTORY REALTY OF BLOOMINGDALE, INC.

BURLINGTON COAT FACTORY REALTY OF RIVER OAKS, INC.

BURLINGTON COAT FACTORY REALTY OF GREENWOOD, INC.

BURLINGTON COAT FACTORY OF KENTUCKY, INC.

BURLINGTON COAT FACTORY REALTY OF NORTH ATTLEBORO, INC.

BURLINGTON COAT FACTORY WAREHOUSE OF DETROIT, INC.

BURLINGTON COAT FACTORY WAREHOUSE OF GRAND RAPIDS, INC.

BURLINGTON COAT FACTORY WAREHOUSE OF REDFORD, INC.

BURLINGTON COAT FACTORY REALTY OF DES PERES, INC.

BURLINGTON COAT REALTY OF LAS VEGAS, INC.

BURLINGTON COAT FACTORY DIRECT CORPORATION

BURLINGTON COAT FACTORY WAREHOUSE OF EDGEWATER PARK, INC.

BURLINGTON COAT FACTORY WAREHOUSE OF NEW JERSEY, INC.

MJM DESIGNER SHOES OF MOORESTOWN, INC.

SUPER BABY DEPOT OF MOORESTOWN, INC.

BURLINGTON COAT FACTORY REALTY OF EDGEWATER PARK, INC.

BURLINGTON COAT FACTORY REALTY OF PARAMUS, INC.

(Registrants)

By:	/S/ THOMAS A. KINGSBURY
Name:	Thomas A. Kingsbury
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Todd Weyhrich, Robert LaPenta, Jr. and Paul Tang and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ THOMAS A. KINGSBURY Thomas A. Kingsbury	President, Chief Executive Officer and Director	August 19, 2011

/s/ TODD WEYHRICH Todd Weyhrich	Executive Vice President and Chief Financial Officer	August 19, 2011

* John Crimmins	Senior Vice President and Chief Accounting Officer	August 19, 2011

* Robert LaPenta, Jr.	Vice President, Treasurer and Director	August 19, 2011

* Stacy Haigney	Director	August 19, 2011

*By:	/s/ TODD WEYHRICH
Todd Weyhrich
as attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of New Jersey, on August 19, 2011.

BURLINGTON COAT FACTORY REALTY OF PINEBROOK, INC.

BURLINGTON COAT FACTORY WAREHOUSE OF EDGEWATER PARK URBAN RENEWAL CORP.

LC ACQUISITION CORP.

GEORGETOWN FASHIONS INC.

MONROE G. MILSTEIN, INC.

BURLINGTON COAT FACTORY REALTY OF YONKERS, INC.

BURLINGTON COAT FACTORY WAREHOUSE OF CLEVELAND, INC.

BURLINGTON COAT FACTORY REALTY OF TULSA, INC.

BURLINGTON COAT FACTORY WAREHOUSE INC.

BURLINGTON COAT FACTORY WAREHOUSE OF CHELTENHAM, INC.

BURLINGTON COAT FACTORY WAREHOUSE OF LANGHORNE, INC.

BURLINGTON COAT FACTORY WAREHOUSE OF MONTGOMERYVILLE, INC.

BURLINGTON COAT FACTORY REALTY OF WEST MIFFLIN, INC.

BURLINGTON COAT FACTORY REALTY OF LANGHORNE, INC.

BURLINGTON COAT FACTORY REALTY OF WHITEHALL, INC.

BURLINGTON FACTORY WAREHOUSE OF READING, INC.

COHOES FASHIONS OF CRANSTON, INC.

BURLINGTON COAT FACTORY WAREHOUSE OF CHARLESTON, INC.

BURLINGTON COAT FACTORY WAREHOUSE OF HICKORY COMMONS, INC.

BURLINGTON COAT FACTORY WAREHOUSE OF MEMPHIS, INC.

BURLINGTON COAT FACTORY WAREHOUSE OF SHELBY, INC.

BURLINGTON COAT FACTORY REALTY OF MEMPHIS, INC.

BURLINGTON COAT REALTY OF PLANO, INC.

BURLINGTON COAT FACTORY WAREHOUSE OF BAYTOWN, INC.

MJM DESIGNER SHOES OF TEXAS, INC.

BURLINGTON COAT REALTY OF HOUSTON, INC.

BURLINGTON COAT FACTORY REALTY OF WESTMORELAND, INC.

BURLINGTON COAT FACTORY REALTY OF BELLAIRE, INC.

BURLINGTON COAT FACTORY REALTY OF EL PASO, INC.

BCF CARDS, INC.

BURLINGTON COAT FACTORY WAREHOUSE OF COLISEUM, INC.

BURLINGTON COAT REALTY OF POTOMAC, INC.

BURLINGTON COAT FACTORY REALTY OF FAIRFAX, INC.

BURLINGTON COAT FACTORY REALTY OF COLISEUM, INC.

BURLINGTON COAT FACTORY REALTY OF FRANKLIN, INC.

(Registrants)

By:	/S/ THOMAS A. KINGSBURY
Name:	Thomas A. Kingsbury
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Todd Weyhrich, Robert LaPenta, Jr. and Paul Tang and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/S/ THOMAS A. KINGSBURY Thomas A. Kingsbury	President, Chief Executive Officer and Director	August 19, 2011

/s/ TODD WEYHRICH Todd Weyhrich	Executive Vice President and Chief Financial Officer	August 19, 2011

* John Crimmins	Senior Vice President and Chief Accounting Officer	August 19, 2011

* Robert LaPenta, Jr.	Vice President, Treasurer and Director	August 19, 2011

* Stacy Haigney	Director	August 19, 2011

*By:	/S/ TODD WEYHRICH
Todd Weyhrich
as attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of New Jersey, on August 19, 2011.

BEE RIDGE PLAZA, LLC (Registrant)

By:	K&T ACQUISITION CORP.
Its:	Sole Member

By:	/S/ THOMAS A. KINGSBURY
Name:	Thomas A. Kingsbury
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Todd Weyhrich, Robert LaPenta, Jr. and Paul Tang and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/S/ THOMAS A. KINGSBURY Thomas A. Kingsbury	President, Chief Executive Officer and Director	August 19, 2011

/S/ TODD WEYHRICH Todd Weyhrich	Executive Vice President and Chief Financial Officer	August 19, 2011

* John Crimmins	Senior Vice President and Chief Accounting Officer	August 19, 2011

/S/ ROBERT LAPENTA Robert LaPenta	Director of the Sole Member	August 19, 2011

*By:	/S/ TODD WEYHRICH
Todd Weyhrich
as attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of New Jersey, on August 19, 2011.

BURLINGTON COAT FACTORY REALTY OF HUNTSVILLE, LLC (Registrant)

By:	BURLINGTON COAT FACTORY REALTY CORP.
Its:	Sole Member

By:	/S/ THOMAS A. KINGSBURY
Name:	Thomas A. Kingsbury
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Todd Weyhrich, Robert LaPenta, Jr. and Paul Tang and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/S/ THOMAS A. KINGSBURY Thomas A. Kingsbury	President, Chief Executive Officer and Director	August 19, 2011

/S/ TODD WEYHRICH Todd Weyhrich	Executive Vice President and Chief Financial Officer	August 19, 2011

* John Crimmins	Senior Vice President and Chief Accounting Officer	August 19 2011

/S/ ROBERT LAPENTA Robert LaPenta	Director of the Sole Member	August 19, 2011

*By:	/S/ TODD WEYHRICH
Todd Weyhrich
as attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of New Jersey, on August 19, 2011.

BURLINGTON COAT FACTORY OF TEXAS, L.P. (Registrant)

By:	BURLINGTON COAT FACTORY WAREHOUSE OF BAYTOWN, INC.
Its:	General Partner

By:	/S/ THOMAS A. KINGSBURY
Name:	Thomas A. Kingsbury
Title:	President and Chief Executive Officer

By:	BURLINGTON COAT FACTORY OF TEXAS, INC.
Its:	Limited Partner

By:	/S/ THOMAS A. KINGSBURY
Name:	Thomas A. Kingsbury
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Todd Weyhrich, Robert LaPenta, Jr. and Paul Tang and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/S/ THOMAS A. KINGSBURY Thomas A. Kingsbury	President and Chief Executive Officer	August 19, 2011

/S/ TODD WEYHRICH Todd Weyhrich	Executive Vice President and Chief Financial Officer	August 19, 2011

* John Crimmins	Senior Vice President and Chief Accounting Officer	August 19, 2011

*By:	/S/ TODD WEYHRICH
Todd Weyhrich
as attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of New Jersey, on August 19, 2011.

BURLINGTON COAT FACTORY OF PUERTO RICO, LLC (Registrant)

By:	BURLINGTON COAT FACTORY WAREHOUSE CORPORATION
Its:	Sole Member

By:	/S/ THOMAS A. KINGSBURY
Name:	Thomas A. Kingsbury
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Todd Weyhrich, Robert LaPenta, Jr. and Paul Tang and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/S/ ANGEL GUZMAN Angel Guzman	President	August 19, 2011

/S/ THOMAS A. KINGSBURY Thomas A. Kingsbury	Executive Vice President	August 19, 2011

/S/ TODD WEYHRICH Todd Weyhrich	Executive Vice President and Chief Financial Officer	August 19, 2011

* John Crimmins	Senior Vice President and Chief Accounting Officer	August 19, 2011

/S/ JOSHUA BEKENSTEIN Joshua Bekenstein	Director of Sole Member	August 19, 2011

Name	Title	Date

/S/ JORDAN HITCH Jordan Hitch	Director of Sole Member	August 19, 2011

/S/ DAVID HUMPHREY David Humphrey	Director of Sole Member	August 19, 2011

/S/ MARK VERDI Mark Verdi	Director of Sole Member	August 19, 2011

/S/ JAY MARGOLIS Jay Margolis	Director of Sole Member	August 19, 2011

*By:	/S/ TODD WEYHRICH
Todd Weyhrich
as attorney-in-fact

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

1.1(18)	Purchase Agreement, dated February 17, 2011, among Burlington Coat Factory Warehouse Corporation, the guarantors signatory thereto, Goldman, Sachs & Co., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporation and Wells Fargo Securities, LLC.

2.1(1)	Agreement and Plan of Merger, dated as of January 18, 2006, by and among Burlington Coat Factory Warehouse Corporation, BCFWC Acquisition, Inc. and BCFWC Mergersub, Inc.

3.1(19)	Certificate of Incorporation of Burlington Coat Factory Investments Holdings, Inc.

3.2(1)	By-laws of Burlington Coat Factory Investments Holdings, Inc.

3.3(1)	Articles of Organization of Burlington Coat Factory of Alabama, LLC.

3.4(1)	Limited Liability Company Agreement of Burlington Coat Factory of Alabama, LLC.

3.5(1)	Articles of Organization of Burlington Coat Factory Realty of Huntsville LLC.

3.6(1)	Amended and Restated Limited Liability Company Agreement of Burlington Coat Factory Realty of Huntsville LLC.

3.7(1)	Certificate of Incorporation of Burlington Coat Factory Warehouse of Anchorage, Inc.

3.8(1)	By-laws of Burlington Coat Factory Warehouse of Anchorage, Inc.

3.9(1)	Articles of Organization of Burlington Coat Factory of Arizona, LLC.

3.10(1)	Limited Liability Company Agreement of Burlington Coat Factory of Arizona, LLC.

3.11(1)	Articles of Incorporation of Burlington Coat Factory Realty of Desert Sky, Inc.

3.12(1)	By-laws of Burlington Coat Factory Realty of Desert Sky, Inc

3.13(1)	Articles of Incorporation of Burlington Coat Factory Realty of Mesa, Inc.

3.14(1)	By-laws of Burlington Coat Factory Realty of Mesa, Inc.

3.15(1)	Articles of Organization of Burlington Coat Factory of Arkansas, LLC.

3.16(1)	Limited Liability Company Agreement of Burlington Coat Factory of Arkansas, LLC.

3.17(1)	Certificate of Formation of Baby Depot of California, LLC.

3.18(1)	Limited Liability Company Agreement of Baby Depot of California, LLC.

3.19(1)	Certificate of Formation of Burlington Coat Factory of California, LLC.

3.20(1)	Limited Liability Company Agreement of Burlington Coat Factory of California, LLC

3.21(1)	Articles of Incorporation of Burlington Coat Factory Realty of Dublin, Inc.

3.22(1)	By-laws of Burlington Coat Factory Realty of Dublin, Inc

3.23(1)	Certificate of Incorporation of Burlington Coat Factory Realty of Florin, Inc.

3.24(1)	By-laws of Burlington Coat Factory Realty of Florin, Inc.

3.25(1)	Articles of Incorporation of Burlington Coat Factory Realty of Ventura, Inc.

3.26(1)	By-laws of Burlington Coat Factory Realty of Ventura, Inc.

1

EXHIBIT NO.	DESCRIPTION

3.27(1)	Articles of Organization of Burlington Coat Factory of San Bernardino, LLC.

3.28(1)	Limited Liability Company Agreement of Burlington Coat Factory of San Bernardino, LLC.

3.29(1)	Articles of Organization of MJM Designer Shoes of California, LLC.

3.30(1)	Limited Liability Company Agreement of MJM Designer Shoes of California, LLC.

3.31(1)	Articles of Organization of Burlington Coat Factory of Colorado, LLC.

3.32(1)	Limited Liability Company Agreement of Burlington Coat Factory of Colorado, LLC.

3.33(1)	Articles of Organization of Burlington Coat Factory of Connecticut, LLC.

3.34(1)	Limited Liability Company Agreement of Burlington Coat Factory of Connecticut, LLC.

3.35(1)	Certificate of Incorporation of Burlington Coat Realty of East Windsor, Inc.

3.36(1)	By-laws of Burlington Coat Realty of East Windsor, Inc.

3.37(1)	Articles of Organization of Cohoes Fashions of Connecticut, LLC.

3.38(1)	Limited Liability Company Agreement of Cohoes Fashions of Connecticut, LLC.

3.39(1)	Certificate of Formation of Burlington Coat Factory of Delaware, LLC.

3.40(1)	Limited Liability Company Agreement of Burlington Coat Factory of Delaware, LLC.

3.41(1)	Certificate of Incorporation of Burlington Coat Factory of Texas, Inc.

3.42(1)	By-laws of Burlington Coat Factory of Texas, Inc.

3.43(1)	Certificate of Limited Partnership of Burlington Coat Factory of Texas, L.P.

3.44(1)	Limited Partnership Agreement of Burlington Coat Factory of Texas, L.P.

3.45(1)	Certificate of Incorporation of Burlington Coat Factory Realty Corp.

3.46(1)	By-laws of Burlington Coat Factory Realty Corp.

3.47(19)	Certificate of Incorporation of Burlington Coat Factory Warehouse Corporation.

3.48(1)	By-laws of Burlington Coat Factory Warehouse Corporation.

3.49(1)	Certificate of Incorporation of C.F.I.C. Corporation.

3.50(1)	By-laws of C.F.I.C. Corporation.

3.51(1)	Certificate of Formation of MJM Designer Shoes of Delaware, LLC.

3.52(1)	Limited Liability Company Agreement of MJM Designer Shoes of Delaware, LLC.

3.53(1)	Certificate of Formation of Bee Ridge Plaza, LLC.

3.54(1)	Operating Agreement and Regulations of Bee Ridge Plaza, LLC.

3.55(1)	Articles of Organization of Burlington Coat Factory of Florida, LLC.

3.56(1)	Limited Liability Company Agreement of Burlington Coat Factory of Florida, LLC.

3.57(1)	Certificate of Incorporation of Burlington Coat Factory Realty of Coral Springs, Inc.

3.58(1)	By-laws of Burlington Coat Factory Realty of Coral Springs, Inc.

3.59(1)	Articles of Incorporation of Burlington Coat Factory Realty of Orlando, Inc.

2

EXHIBIT NO.	DESCRIPTION

3.60(1)	By-laws of Burlington Coat Factory Realty of Orlando, Inc.

3.61(1)	Articles of Incorporation of Burlington Coat Factory Realty of Sarasota, Inc.

3.62(1)	By-laws of Burlington Coat Factory Realty of Sarasota, Inc.

3.63(1)	Certificate of Incorporation of Burlington Coat Factory Realty of University Square, Inc.

3.64(1)	By-laws of Burlington Coat Factory Realty of University Square, Inc.

3.65(1)	Certificate of Incorporation of Burlington Coat Factory Realty of West Colonial, Inc.

3.66(1)	By-laws of Burlington Coat Factory Realty of West Colonial, Inc.

3.67(1)	Certificate of Incorporation of K&T Acquisition Corp.

3.68(1)	By-laws of K&T Acquisition Corp.

3.69(1)	Certificate of Formation of MJM Designer Shoes of Florida, LLC.

3.70(1)	Limited Liability Company Agreement of MJM Designer Shoes of Florida, LLC.

3.71(1)	Articles of Organization of Burlington Coat Factory of Georgia, LLC.

3.72(1)	Limited Liability Company Agreement of Burlington Coat Factory of Georgia, LLC.

3.73(1)	Certificate of Incorporation of Burlington Coat Factory Realty of Morrow, Inc.

3.74(1)	By-laws of Burlington Coat Factory Realty of Morrow, Inc.

3.75(1)	Certificate of Incorporation of Burlington Coat Factory Warehouse of Atlanta, Inc.

3.76(1)	By-laws of Burlington Coat Factory Warehouse of Atlanta, Inc.

3.77(1)	Articles of Organization of Burlington Coat Factory of Idaho, LLC.

3.78(1)	Limited Liability Company Agreement of Burlington Coat Factory of Idaho, LLC.

3.79(1)	Articles of Organization of Burlington Coat Factory of Illinois, LLC.

3.80(1)	Limited Liability Company Agreement of Burlington Coat Factory of Illinois, LLC.

3.81(1)	Articles of Incorporation of Burlington Coat Factory Realty of Bloomingdale, Inc.

3.82(1)	By-laws of Burlington Coat Factory Realty of Bloomingdale, Inc.

3.83(1)	Certificate of Incorporation of Burlington Coat Factory Realty of River Oaks, Inc.

3.84(1)	By-laws of Burlington Coat Factory Realty of River Oaks, Inc.

3.85(1)	Certificate of Incorporation of Burlington Coat Factory Warehouse of East St. Louis, Inc.

3.86(1)	Amended and Restated By-laws of Burlington Coat Factory Warehouse of East St. Louis, Inc.

3.87(1)	Certificate of Incorporation of Burlington Coat Realty of Gurnee, Inc.

3.88(1)	By-laws of Burlington Coat Realty of Gurnee, Inc.

3.89(1)	Articles of Organization of Burlington Coat Factory of Indiana, LLC.

3.90(1)	Limited Liability Company Agreement of Burlington Coat Factory of Indiana, LLC.

3.91(1)	Certificate of Incorporation of Burlington Coat Factory Realty of Greenwood, Inc.

3

EXHIBIT NO.	DESCRIPTION

3.92(1)	By-laws of Burlington Coat Factory Realty of Greenwood, Inc.

3.93(1)	Articles of Organization of Burlington Coat Factory of Iowa, LLC.

3.94(1)	Limited Liability Company Agreement of Burlington Coat Factory of Iowa, LLC.

3.95(1)	Articles of Organization of Burlington Coat Factory of Kansas, LLC.

3.96(1)	Limited Liability Company Agreement of Burlington Coat Factory of Kansas, LLC.

3.97(1)	Certificate of Incorporation of Burlington Coat Factory of Kentucky, Inc.

3.98(1)	Amended and Restated By-laws of Burlington Coat Factory of Kentucky, Inc.

3.99(1)	Articles of Organization of Burlington Coat Factory of Louisiana, LLC.

3.100(1)	Limited Liability Company Agreement of Burlington Coat Factory of Louisiana, LLC.

3.101(1)	Articles of Organization of Burlington Coat Factory of Maine, LLC.

3.102(1)	Limited Liability Company Agreement of Burlington Coat Factory of Maine, LLC.

3.103(1)	Articles of Organization of Burlington Coat Factory of Maryland, LLC.

3.104(1)	Limited Liability Company Agreement of Burlington Coat Factory of Maryland, LLC.

3.105(1)	Certificate of Formation of Burlington Coat Factory of Massachusetts, LLC.

3.106(1)	Limited Liability Company Agreement of Burlington Coat Factory of Massachusetts, LLC.

3.107(1)	Certificate of Incorporation of Burlington Coat Factory Realty of North Attleboro, Inc.

3.108(1)	By-laws of Burlington Coat Factory Realty of North Attleboro, Inc.

3.109(1)	Certificate of Organization of Cohoes Fashions of Massachusetts, LLC.

3.110(1)	Limited Liability Company Agreement of Cohoes Fashions of Massachusetts, LLC.

3.111(1)	Articles of Organization of Burlington Coat Factory of Michigan, LLC.

3.112(1)	Limited Liability Company Agreement of Burlington Coat Factory of Michigan, LLC.

3.113(1)	Certificate of Incorporation of Burlington Coat Factory Warehouse of Detroit, Inc.

3.114(1)	By-laws of Burlington Coat Factory Warehouse of Detroit, Inc.

3.115(1)	Articles of Incorporation of Burlington Coat Factory Warehouse of Grand Rapids, Inc.

3.116(1)	By-laws of Burlington Coat Factory Warehouse of Grand Rapids, Inc.

3.117(1)	Articles of Incorporation of Burlington Coat Factory Warehouse of Redford, Inc.

3.118(1)	By-laws of Burlington Coat Factory Warehouse of Redford, Inc.

3.119(1)	Articles of Organization of Burlington Coat Factory of Minnesota, LLC.

3.120(1)	Limited Liability Company Agreement of Burlington Coat Factory of Minnesota, LLC.

3.121(1)	Certificate of Formation of Burlington Coat Factory of Mississippi, LLC.

3.122(1)	Limited Liability Company Agreement of Burlington Coat Factory of Mississippi, LLC.

3.123(1)	Articles of Organization of Burlington Coat Factory of Missouri, LLC.

3.124(1)	Limited Liability Company Agreement of Burlington Coat Factory of Missouri, LLC.

4

EXHIBIT NO.	DESCRIPTION

3.125(1)	Certificate of Incorporation of Burlington Coat Factory Realty of Des Peres, Inc.

3.126(1)	Amended and Restated By-laws of Burlington Coat Factory Realty of Des Peres, Inc.

3.127(1)	Articles of Organization of Burlington Coat Factory of Nebraska, LLC.

3.128(1)	Limited Liability Company Agreement of Burlington Coat Factory of Nebraska, LLC.

3.129(1)	Articles of Organization of Burlington Coat Factory of Nevada, LLC.

3.130(1)	Limited Liability Company Agreement of Burlington Coat Factory of Nevada, LLC.

3.131(1)	Certificate of Incorporation of Burlington Coat Realty of Las Vegas, Inc.

3.132(1)	By-laws of Burlington Coat Realty of Las Vegas, Inc.

3.133(1)	Certificate of Formation of Burlington Coat Factory of New Hampshire, LLC.

3.134(1)	Limited Liability Company Agreement of Burlington Coat Factory of New Hampshire, LLC.

3.135(1)	Certificate of Incorporation of Burlington Coat Factory Direct Corporation.

3.136(1)	By-laws of Burlington Coat Factory Direct Corporation.

3.137(1)	Certificate of Formation of Burlington Coat Factory of New Jersey, LLC.

3.138(1)	Limited Liability Company Agreement of Burlington Coat Factory of New Jersey, LLC.

3.139(1)	Certificate of Incorporation of Burlington Coat Factory Realty of Edgewater Park, Inc.

3.140(1)	By-laws of Burlington Coat Factory Realty of Edgewater Park, Inc.

3.141(1)	Certificate of Incorporation of Burlington Coat Factory Realty of Paramus, Inc.

3.142(1)	By-laws of Burlington Coat Factory Realty of Paramus, Inc.

3.143(1)	Certificate of Incorporation of Burlington Coat Factory Realty of Pinebrook, Inc.

3.144(1)	By-laws of Burlington Coat Factory Realty of Pinebrook, Inc.

3.145(1)	Certificate of Incorporation of Burlington Coat Factory Warehouse of Edgewater Park Urban Renewal Corp.

3.146(1)	Amended and Restated By-laws of Burlington Coat Factory Warehouse of Edgewater Park Urban Renewal Corp.

3.147(1)	Certificate of Incorporation of Burlington Coat Factory Warehouse of New Jersey, Inc.

3.148(1)	By-laws of Burlington Coat Factory Warehouse of New Jersey, Inc.

3.149(1)	Certificate of Formation of Cohoes Fashions of New Jersey, LLC.

3.150(1)	Limited Liability Company Agreement of Cohoes Fashions of New Jersey, LLC.

3.151(1)	Certificate of Incorporation of MJM Designer Shoes of Moorestown, Inc.

3.152(1)	By-laws of MJM Designer Shoes of Moorestown, Inc.

3.153(1)	Certificate of Formation of MJM Designer Shoes of New Jersey, LLC.

3.154(1)	Limited Liability Company Agreement of MJM Designer Shoes of New Jersey, LLC.

3.155(1)	Certificate of Incorporation of Super Baby Depot of Moorestown, Inc.

3.156(1)	By-laws of Super Baby Depot of Moorestown, Inc.

5

EXHIBIT NO.	DESCRIPTION

3.157(1)	Articles of Organization of Burlington Coat Factory of New Mexico, LLC.

3.158(1)	Limited Liability Company Agreement of Burlington Coat Factory of New Mexico, LLC.

3.159(1)	Articles of Organization of Burlington Coat Factory of New York, LLC.

3.160(1)	Limited Liability Company Agreement of Burlington Coat Factory of New York, LLC.

3.161(1)	Certificate of Incorporation of Burlington Coat Factory Realty of Yonkers, Inc.

3.162(1)	By-laws of Burlington Coat Factory Realty of Yonkers, Inc.

3.163(1)	Articles of Organization of Cohoes Fashions of New York, LLC.

3.164(1)	Limited Liability Company Agreement of Cohoes Fashions of New York, LLC.

3.165(1)	Certificate of Incorporation of Cohoes of Fayetteville, Inc.

3.166(1)	By-laws of Cohoes of Fayetteville, Inc.

3.167(1)	Certificate of Incorporation of Georgetown Fashions Inc.

3.168(1)	By-laws of Georgetown Fashions Inc.

3.169(1)	Certificate of Incorporation of LC Acquisition Corp.

3.170(1)	By-laws of LC Acquisition Corp.

3.171(1)	Articles of Organization of MJM Designer Shoes of New York, LLC.

3.172(1)	Limited Liability Company Agreement of MJM Designer Shoes of New York, LLC.

3.173(1)	Certificate of Incorporation of Monroe G. Milstein, Inc.

3.174(1)	Amended and Restated By-laws of Monroe G. Milstein, Inc.

3.175(1)	Articles of Organization of Burlington Coat Factory of North Carolina, LLC.

3.176(1)	Limited Liability Company Agreement of Burlington Coat Factory of North Carolina, LLC.

3.177(1)	Articles of Organization of Burlington Coat Factory of North Dakota, LLC.

3.178(1)	Limited Liability Company Agreement of Burlington Coat Factory of North Dakota, LLC.

3.179(1)	Articles of Organization of Burlington Coat Factory of Ohio, LLC.

3.180(1)	Limited Liability Company Agreement of Burlington Coat Factory of Ohio, LLC.

3.181(1)	Certificate of Incorporation of Burlington Coat Factory Warehouse of Cleveland, Inc.

3.182(1)	Amended and Restated By-laws of Burlington Coat Factory Warehouse of Cleveland, Inc.

3.183(1)	Articles of Incorporation of Burlington Coat Factory of Oklahoma, LLC.

3.184(1)	Limited Liability Company Agreement of Burlington Coat Factory of Oklahoma, LLC.

3.185(1)	Articles of Incorporation of Burlington Coat Factory Realty of Tulsa, Inc.

3.186(1)	By-laws of Burlington Coat Factory Realty of Tulsa, Inc.

3.187(1)	Articles of Organization of Burlington Coat Factory of Oregon, LLC.

6

EXHIBIT NO.	DESCRIPTION

3.188(1)	Limited Liability Company Agreement of Burlington Coat Factory of Oregon, LLC.

3.189(1)	Certificate of Organization of Burlington Coat Factory of Pennsylvania, LLC.

3.190(1)	Limited Liability Company Agreement of Burlington Coat Factory of Pennsylvania, LLC.

3.192(1)	Certificate of Incorporation of Burlington Coat Factory Realty of Langhorne, Inc.

3.193(1)	Amended and Restated By-laws of Burlington Coat Factory Realty of Langhorne, Inc.

3.194(1)	Articles of Incorporation of Burlington Coat Factory Realty of West Mifflin, Inc.

3.195(1)	By-laws of Burlington Coat Factory Realty of West Mifflin, Inc.

3.196(1)	Certificate of Incorporation of Burlington Coat Factory Realty of Whitehall, Inc.

3.197(1)	By-laws of Burlington Coat Factory Realty of Whitehall, Inc.

3.198(1)	Certificate of Incorporation of Burlington Coat Factory Warehouse Inc.

3.199(1)	By-laws of Burlington Coat Factory Warehouse Inc.

3.200(1)	Certificate of Organization of Burlington Coat Factory Warehouse of Bristol, LLC.

3.201(1)	Limited Liability Company Agreement of Burlington Coat Factory Warehouse of Bristol, LLC.

3.202(1)	Certificate of Incorporation of Burlington Coat Factory Warehouse of Cheltenham, Inc.

3.203(1)	By-laws of Burlington Coat Factory Warehouse of Cheltenham, Inc.

3.204(1)	Articles of Incorporation of Burlington Coat Factory Warehouse of Langhorne, Inc.

3.205(1)	By-laws of Burlington Coat Factory Warehouse of Langhorne, Inc.

3.206(1)	Certificate of Incorporation of Burlington Coat Factory Warehouse of Montgomeryville, Inc.

3.207(1)	By-laws of Burlington Coat Factory Warehouse of Montgomeryville, Inc.

3.208(1)	Certificate of Incorporation of Burlington Factory Warehouse of Reading, Inc.

3.209(1)	By-laws of Burlington Factory Warehouse of Reading, Inc.

3.210(1)	Certificate of Organization of MJM Designer Shoes of Pennsylvania, LLC.

3.211(1)	Limited Liability Company Agreement of MJM Designer Shoes of Pennsylvania, LLC.

3.212(1)	Articles of Organization of Burlington Coat Factory of Rhode Island, LLC.

3.213(1)	Limited Liability Company Agreement of Burlington Coat Factory of Rhode Island, LLC.

3.214(1)	Articles of Incorporation of Cohoes Fashions of Cranston, Inc.

3.215(1)	By-laws of Cohoes Fashions of Cranston, Inc.

3.216(1)	Articles of Organization of Burlington Coat Factory of South Carolina, LLC.

3.217(1)	Limited Liability Company Agreement of Burlington Coat Factory of South Carolina, LLC.

3.218(1)	Articles of Incorporation of Burlington Coat Factory Warehouse of Charleston, Inc.

7

EXHIBIT NO.	DESCRIPTION

3.219(1)	By-laws of Burlington Coat Factory Warehouse of Charleston, Inc.

3.220(1)	Charter of Burlington Coat Factory Realty of Memphis, Inc.

3.221(1)	By-laws of Burlington Coat Factory Realty of Memphis, Inc.

3.222(1)	Charter of Burlington Coat Factory Warehouse of Hickory Commons, Inc.

3.223(1)	By-laws of Burlington Coat Factory Warehouse of Hickory Commons, Inc.

3.224(1)	Certificate of Incorporation of Burlington Coat Factory Warehouse of Memphis, Inc.

3.225(1)	Amended and Restated By-laws of Burlington Coat Factory Warehouse of Memphis, Inc.

3.226(1)	Charter of Burlington Coat Factory Warehouse of Shelby, Inc.

3.227(1)	By-laws of Burlington Coat Factory Warehouse of Shelby, Inc.

3.228(1)	Certificate of Incorporation of Burlington Coat Factory Realty of Bellaire, Inc.

3.229(1)	By-laws of Burlington Coat Factory Realty of Bellaire, Inc.

3.230(1)	Articles of Incorporation of Burlington Coat Factory Realty of El Paso, Inc.

3.231(1)	By-laws of Burlington Coat Factory Realty of El Paso, Inc.

3.232(1)	Articles of Incorporation of Burlington Coat Factory Realty of Westmoreland, Inc.

3.233(1)	By-laws of Burlington Coat Factory Realty of Westmoreland, Inc.

3.234(1)	Certificate of Incorporation of Burlington Coat Factory Warehouse of Baytown, Inc.

3.235(1)	By-laws of Burlington Coat Factory Warehouse of Baytown, Inc.

3.236(1)	Articles of Incorporation of Burlington Coat Realty of Houston, Inc.

3.237(1)	By-laws of Burlington Coat Realty of Houston, Inc.

3.238(1)	Certificate of Incorporation of Burlington Coat Realty of Plano, Inc.

3.239(1)	Amended and Restated By-laws of Burlington Coat Realty of Plano, Inc.

3.240(1)	Certificate of Incorporation of MJM Designer Shoes of Texas, Inc.

3.241(1)	Amended and Restated By-laws of MJM Designer Shoes of Texas, Inc.

3.242(1)	Articles of Organization of Burlington Coat Factory of Utah, LLC.

3.243(1)	Limited Liability Company Agreement of Burlington Coat Factory of Utah, LLC.

3.244(1)	Articles of Organization of Burlington Coat Factory of Virginia, LLC.

3.245(1)	Limited Liability Company Agreement of Burlington Coat Factory of Virginia, LLC.

3.246(1)	Articles of Organization of Burlington Coat Factory of Pocono Crossing, LLC.

3.247(1)	Limited Liability Company Agreement of Burlington Coat Factory of Pocono Crossing, LLC.

3.248(1)	Articles of Incorporation of Burlington Coat Factory Realty of Coliseum, Inc.

3.249(1)	By-laws of Burlington Coat Factory Realty of Coliseum, Inc.

3.250(1)	Certificate of Incorporation of Burlington Coat Factory Realty of Fairfax, Inc.

8

EXHIBIT NO.	DESCRIPTION

3.251(1)	Amended and Restated By-laws of Burlington Coat Factory Realty of Fairfax, Inc.

3.252(1)	Certificate of Incorporation of Burlington Coat Factory Warehouse of Coliseum, Inc.

3.253(1)	By-laws of Burlington Coat Factory Warehouse of Coliseum, Inc.

3.254(1)	Articles of Incorporation of Burlington Coat Realty of Potomac, Inc.

3.255(1)	By-laws of Burlington Coat Realty of Potomac, Inc.

3.256(1)	Certificate of Formation of Burlington Coat Factory of Washington, LLC.

3.257(1)	Limited Liability Company Agreement of Burlington Coat Factory of Washington, LLC.

3.258(1)	Articles of Incorporation of Burlington Coat Factory Realty of Franklin, Inc.

3.259(1)	By-laws of Burlington Coat Factory Realty of Franklin, Inc.

3.260(1)	Articles of Organization of Burlington Coat Factory of West Virginia, LLC.

3.261(1)	Limited Liability Company Agreement of Burlington Coat Factory of West Virginia, LLC.

3.262(1)	Articles of Organization of Burlington Coat Factory of Wisconsin, LLC.

3.263(1)	Limited Liability Company Agreement of Burlington Coat Factory of Wisconsin, LLC.

3.264(19)	Articles of Organization of Burlington Coat Factory of Hawaii, LLC

3.265(19)	Operating Agreement of Burlington Coat Factory of Hawaii, LLC

3.266(19)	Articles of Organization of Burlington Coat Factory of Montana, LLC

3.267(19)	Operating Agreement of Burlington Coat Factory of Montana, LLC

3.268(19)	Certificate of Incorporation of Burlington Coat Factory Warehouse of Edgewater Park, Inc.

3.269(19)	Bylaws of Burlington Coat Factory Warehouse of Edgewater Park, Inc.

3.270(19)	Certificate of Organization of Burlington Coat Factory of Puerto Rico, LLC

3.271(19)	Operating Agreement of Burlington Coat Factory of Puerto Rico, LLC

3.272(19)	Articles of Organization of Burlington Coat Factory of South Dakota, LLC

3.273(19)	Operating Agreement of Burlington Coat Factory of South Dakota, LLC

3.274(19)	Articles of Organization of Burlington Coat Factory of Vermont, LLC

3.275(19)	Operating Agreement of Burlington Coat Factory of Vermont, LLC

3.276(19)	Articles of Incorporation of BCF Cards, Inc.

3.277(19)	Bylaws of BCF Cards, Inc.

4.1(2)	Senior Discount Notes Indenture, dated as of April 13, 2006, by and among Burlington Coat Factory Investments Holdings, Inc. and Wells Fargo Bank, N.A., as Trustee.

4.2(2)	Form of 14 1/2% Senior Discount Note due 2014 (included in Exhibit 4.1).

4.3(1)	Senior Notes Indenture, dated as of April 13, 2006, by and among Burlington Coat Factory Warehouse Corporation, the Guarantors party thereto and Wells Fargo Bank, N.A., as Trustee.

9

EXHIBIT NO.	DESCRIPTION

4.4(13)	First Supplemental Indenture, dated as of December 9, 2009, by and among BCF Cards, Inc., Burlington Coat Factory of Hawaii, LLC, Burlington Coat Factory of Mississippi, LLC, Burlington Coat Factory of Montana, LLC, Burlington Coat Factory of Puerto Rico, LLC, Burlington Coat Factory of Rhode Island, LLC, Burlington Coat Factory of South Dakota, LLC, Burlington Coat Factory of Vermont, LLC, Burlington Coat Factory Warehouse of Edgewater Park, Inc., Burlington Coat Factory of Wyoming, LLC, Burlington Coat Factory Warehouse Corporation, each other then existing Guarantor under that certain Indenture, dated as of April 13, 2006, providing for the issuance of 11 1/8% Senior Notes due 2014 of the Company, and Wells Fargo Bank, N.A., Trustee under the Indenture.

4.5(1)	Form of 11 1/8% Senior Note due 2014 (included in Exhibit 4.3).

4.6(18)	Second Supplemental Indenture, dated February 24, 2011, among Burlington Coat Factory Warehouse Corporation, the guarantors signatory thereto and Wilmington Trust FSB.

4.7(18)	First Supplemental Indenture, dated February 24, 2011, between Burlington Coat Factory Investments Holdings, Inc. and Wilmington Trust FSB.

4.8(18)	Indenture, dated February 24, 2011, among Burlington Coat Factory Warehouse Corporation, the guarantors signatory thereto and Wilmington Trust FSB.

4.9(18)	Form of 10.000% Senior Notes due 2019 (included in Exhibit 4.8).

5.1	Opinion of Kirkland & Ellis LLP.

10.1(1)	Credit Agreement, dated as of April 13, 2006, among Burlington Coat Factory Warehouse Corporation, as the Borrower, the Facility Guarantors party thereto, Bear Stearns Corporate Lending Inc., as Administrative Agent and as Collateral Agent, the Lenders party thereto, Banc of America Securities LLC, as Syndication Agent, Wachovia Bank, National Association and JPMorgan Chase Bank, N.A., as Co-Documentation Agents.

10.1.1(3)	First Amendment to Credit Agreement, dated as of December 12, 2006, among Burlington Coat Factory Warehouse Corporation, as the Borrower, the Facility Guarantors party thereto, Bear Stearns Corporate Lending Inc., as Administrative Agent and as Collateral Agent, the Lenders party thereto, Banc of America Securities LLC, as Syndication Agent, Wachovia Bank, National Association and JPMorgan Chase Bank, N.A., as Co-Documentation Agents.

10.1.2(10)	Second Amendment to Credit Agreement, dated as of February 25, 2010, among Burlington Coat Factory Warehouse Corporation, as the Borrower, the Facility Guarantors party thereto, Bear Stearns Corporate Lending Inc., as Administrative Agent and as Collateral Agent, and the Lenders party thereto.

10.2(1)	Guaranty, dated as of April 13, 2006, by Burlington Coat Factory Holdings, Inc., Burlington Coat Factory Investments Holdings, Inc. and each of the Facility Guarantors party thereto in favor of Bear Stearns Corporate Lending Inc., as Administrative Agent and Bear Stearns Corporate Lending Inc., as Collateral Agent.

10.3(1)	Security Agreement, dated as of April 13, 2006, by and among Burlington Coat Factory Warehouse Corporation, as the Borrower, Burlington Coat Factory Holdings, Inc., Burlington Coat Factory Investments Holdings, Inc., and each of the Facility Guarantors party thereto, and Bear Stearns Corporate Lending Inc., as Collateral Agent.

10

EXHIBIT NO.	DESCRIPTION

10.4(1)	Intellectual Property Security Agreement, dated as of April 13, 2006, by and among Burlington Coat Factory Warehouse Corporation, as the Borrower, Burlington Coat Factory Holdings, Inc., Burlington Coat Factory Investments Holdings, Inc., and each of the Facility Guarantors party thereto, and Bear Stearns Corporate Lending Inc., as Collateral Agent.

10.5(1)	Pledge Agreement, dated as of April 13, 2006, by and among Burlington Coat Factory Warehouse Corporation, Burlington Coat Factory Holdings, Inc., Burlington Coat Factory Investments Holdings, Inc., Burlington Coat Factory Realty Corp., Burlington Coat Factory Purchasing, Inc., and K&T Acquisition Corp., as the Pledgors, and Bear Stearns Corporate Lending Inc., as Collateral Agent.

10.6(12)	Amended and Restated Credit Agreement, dated as of January 15, 2010, by and among Burlington Coat Factory Warehouse Corporation, as Lead Borrower, the Borrowers and the Facility Guarantors party thereto, Bank of America, N.A., as Administrative Agent and as Collateral Agent, the Lenders party thereto, Wells Fargo Retail Finance, LLC and Regions Bank, as Co-Syndication Agent, J.P. Morgan Securities Inc. and UBS Securities LLC, as Co-Documentation Agents and General Electric Capital Corporation, US Bank, National Association and Suntrust Bank as Senior Managing Agents.

10.7(1)	Revolving Credit Note, dated as of April 13, 2006, by the Borrowers party thereto in favor of PNC Bank, National Association.

10.8(1)	Revolving Credit Note, dated as of April 13, 2006, by the Borrowers party thereto in favor of Siemens Financial Services, Inc.

10.9(15)	Amended and Restated Revolving Credit Note, dated January 15, 2010, by the Borrowers party thereto in favor of Wells Fargo Retail Finance, LLC.

10.10(1)	Revolving Credit Note, dated as of April 13, 2006, by the Borrowers party thereto in favor of National City Business Credit, Inc.

10.11(1)	Revolving Credit Note, dated as of April 13, 2006, by the Borrowers party thereto in favor of Citizens Bank of Pennsylvania.

10.12 (1)	Revolving Credit Note, dated as of April 13, 2006, by the Borrowers party thereto in favor of HSBC Business Credit (USA), Inc.

10.13(1)	Revolving Credit Note, dated as of April 13, 2006, by the Borrowers party thereto in favor of Sovereign Bank.

10.14(15)	Amended and Restated Revolving Credit Note, dated January 15, 2010, by the Borrowers party thereto in favor of Capital One Leverage Finance Corp.

10.15(7)	Revolving Credit Note, dated as of December 12, 2006, by the Borrowers party thereto in favor of Wachovia Bank, National Association.

10.16(15)	Revolving Credit Note, dated January 15, 2010, by the Borrowers party thereto in favor of U.S. Bank, National Association.

10.17(1)	Form of Swingline Note.

10.18(1)	Guaranty, dated as of April 13, 2006, by the Facility Guarantors party thereto in favor of Bank of America, N.A., as Administrative Agent and Bank of America, N.A., as Collateral Agent.

11

EXHIBIT NO.	DESCRIPTION

10.19(1)	Security Agreement, dated as of April 13, 2006, by and among each of the Borrowers party thereto, each of the Facility Guarantors party thereto, and Bank of America, N.A., as Collateral Agent.

10.20(1)	Intellectual Property Security Agreement, dated as of April 13, 2006, by and among each of the Borrowers party thereto, each of the Facility Guarantors party thereto, and Bank of America, N.A., as Collateral Agent.

10.21(1)	Pledge Agreement, dated as of April 13, 2006, by and between Burlington Coat Factory Holdings, Inc., Burlington Coat Factory Investments Holdings, Inc., Burlington Coat Factory Warehouse Corporation, Burlington Coat Factory Realty Corp., Burlington Coat Factory Purchasing, Inc., K&T Acquisition Corp., Burlington Coat Factory of New York, LLC, Burlington Coat Factory Warehouse of Baytown, Inc., Burlington Coat Factory of Texas, Inc., as the Pledgors, and Bank of America, N.A., as Collateral Agent.

10.22(15)	Confirmation and Amendment of Ancillary Loan Documents, dated January 15, 2010, by and among the Borrowers party thereto, the Facility Guarantors party thereto, and Bank of America, N.A., as Administrative Agent and Collateral Agent, for its own benefit and for the benefit of the Lenders party thereto, Wells Fargo Retail Finance, LLC and Regions Bank as Co-Syndication Agents, J.P. Morgan Securities Inc. and UBS Securities LLC as Co-Documentation Agents.

10.23(15)	Post-Closing Agreement, dated January 15, 2010, among the Borrowers party thereto, the Facility Guarantors party thereto and Bank of America, N.A.

10.24(15)	Grant of Security Interest in U.S. Trademarks, dated January 15, 2010, by and among BCFWC and Bank of America, N.A., as Collateral Agent.

10.25(15)	Grant of Security Interest in U.S. Trademarks, dated January 15, 2010, by and among BCFWC and Bear Stearns Corporate Lending, Inc., as Collateral Agent.

10.26 (7)	Supplement to Pledge Agreement, dated as of May 27, 2008, by and among Burlington Coat Factory Warehouse Corporation, Burlington Coat Factory Purchasing, Inc. and Bear Stearns Corporate Lending Inc., as Collateral Agent.

10.27(7)	Joinder to Loan Documents, dated as of May 27, 2008, by and among Burlington Coat Factory Warehouse Corporation, the Existing Facility Guarantors, the New Facility Guarantors, and Bear Stearns Corporate Lending Inc.

10.28(7)	Supplement to Pledge Agreement, dated as of May 27, 2008, by and among Burlington Coat Factory Warehouse Corporation, Burlington Coat Factory Purchasing, Inc. and Bank of America, N.A., as Collateral Agent.

10.29(7)	Joinder to Loan Documents, dated as of May 27, 2008, by and among the Existing Borrowers, the Facility Guarantors, the New Borrowers and Bank of America, N.A.

10.30(8)	Joinder to Loan Documents, dated as of February 18, 2009, by and among Bear Stearns Corporate Lending Inc., Burlington Coat Factory Warehouse Corporation, the Existing Facility Guarantors and the New Facility Guarantor.

10.31(8)	Joinder to Loan Documents, dated as of February 18, 2009, by and among Bank of America, N.A., the Existing Borrowers, the New Borrower and the Facility Guarantors.

10.32(15)	Joinder to Loan Documents, dated as of January 8, 2010, by and among Bear Stearns Corporate Lending Inc., Burlington Coat Factory Warehouse Corporation, the Existing Facility Guarantors and the New Facility Guarantor.

12

EXHIBIT NO.	DESCRIPTION

10.33(15)	Joinder to Loan Documents, dated as of January 8, 2010, by and among Bank of America, N.A., the Existing Borrowers, the New Borrower and the Facility Guarantors.

10.34*(15)	Employment Agreement, dated as of December 22, 2009, by and between Burlington Coat Factory Warehouse Corporation and Michael Geraghty.

10.35*(15)	Employment Agreement, dated as of October 13, 2009, by and between Burlington Coat Factory Warehouse Corporation and Joyce Manning Magrini.

10.35.1*(15)	Amendment to Employment Agreement, dated February 26, 2010, by and between Burlington Coat Factory Warehouse Corporation and Joyce Manning Magrini.

10.36*(4)	Employment Agreement, dated as of August 16, 2007, by and between Burlington Coat Factory Warehouse Corporation and Todd Weyhrich.

10.36.1*(5)	Amendment to Employment Agreement, dated as of June 27, 2008, by and between Burlington Coat Factory Warehouse Corporation and Todd Weyhrich.

10.37*(5)	Employment Agreement, dated as of June 26, 2008, by and between Burlington Coat Factory Warehouse Corporation and Marc Katz.

10.38*(8)	Employment Agreement, dated as of December 2, 2008, by and among Burlington Coat Factory Warehouse Corporation, Burlington Coat Factory Holdings, Inc., and Thomas A. Kingsbury.

10.39*(6)	Form of Amendment to Employment Agreement.

10.40*(1)	Form of Restricted Stock Grant Agreement Pursuant to Burlington Coat Factory Holdings, Inc. 2006 Management Incentive Plan.

10.41*(1)	Form of Non-Qualified Stock Option Agreement, dated as of April 13, 2006, between Burlington Coat Factory Holdings, Inc. and Employees without Employment Agreements.

10.42*(1)	Form of Non-Qualified Stock Option Agreement, dated as of April 13, 2006, between Burlington Coat Factory Holdings, Inc. and Employees with Employment Agreements.

10.43*(1)	Burlington Coat Factory Holdings, Inc. 2006 Management Incentive Plan.

10.43.1*(8)	Amendment No. 1 to the Burlington Coat Factory Holdings, Inc. Management Incentive Plan dated as of December 2, 2008.

10.43.2*(9)	Amendment No. 2 to the Burlington Coat Factory Holdings, Inc. 2006 Management Incentive Plan dated as of March 19, 2009.

10.43.3*(13)	Amendment No. 3 to the Burlington Coat Factory Holdings, Inc. 2006 Management Incentive Plan dated as of September 14, 2009.

10.44*(9)	Form of Non-Qualified Stock Option Agreement between Burlington Coat Factory Holdings, Inc. and Employees with Employment Agreements.

10.45*(9)	Form of Non-Qualified Stock Option Agreement between Burlington Coat Factory Holdings, Inc. and Employees without Employment Agreements.

10.46*(9)	Form of Restricted Stock Grant Agreement between Burlington Coat Factory Holdings, Inc. and Employees with Employment Agreements.

10.47*(9)	Form of Restricted Stock Grant Agreement between Burlington Coat Factory Holdings, Inc. and Employees without Employment Agreements.

13

EXHIBIT NO.	DESCRIPTION

10.48*(9)	Form of Initial Amendment to Non-Qualified Stock Option Agreement between Burlington Coat Factory Holdings, Inc. and Employees with Employment Agreements.

10.49*(9)	Form of Initial Amendment to Non-Qualified Stock Option Agreement between Burlington Coat Factory Holdings, Inc. and Employees without Employment Agreements.

10.50*(9)	Form of Subsequent Amendment to Non-Qualified Stock Option Agreement between Burlington Coat Factory Holdings, Inc. and Employees with Employment Agreements.

10.51*(9)	Form of Subsequent Amendment to Non-Qualified Stock Option Agreement between Burlington Coat Factory Holdings, Inc. and Employees without Employment Agreements

10.52(11)	Stockholders Agreement dated as of April 13, 2006 by and among Burlington Coat Factory Holdings, Inc. and the Investors and Managers named therein.

10.53(1)	Advisory Agreement, dated as of April 13, 2006, by and among Burlington Coat Factory Holdings, Inc., Burlington Coat Factory Warehouse Corporation and Bain Capital Partners, LLC.

10.54*(16)	Employment Agreement, dated as of January 28, 2008, by and between Burlington Coat Factory Warehouse Corporation and Fred Hand.

10.55(18)	Registration Rights Agreement, dated February 24, 2011, among Burlington Coat Factory Warehouse Corporation, the guarantors signatory thereto, Goldman, Sachs & Co., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporation and Wells Fargo Securities, LLC.

10.56(18)	Credit Agreement, dated February 24, 2011, among Burlington Coat Factory Warehouse Corporation, Burlington Coat Factory Investments Holdings, Inc., the facility guarantors signatory thereto, JPMorgan Chase Bank, N.A., as administrative agent and as collateral agent, the lenders party thereto, J.P. Morgan Securities LLC and Goldman Sachs Lending Partners LLC, as joint bookrunners and J.P. Morgan Securities LLC, Goldman Sachs Lending Partners LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as joint arrangers.

10.57(18)	First Amendment, dated February 24, 2011, to the Amended and Restated Credit Agreement, dated as of January 15, 2010, among Burlington Coat Factory Warehouse Corporation, as Lead Borrower, the Borrowers and the Facility Guarantors party thereto, Bank of America, N.A., as Administrative Agent and as Collateral Agent, the Lenders party thereto, Wells Fargo Retail Finance, LLC and Regions Bank, as Co-Syndication Agent, J.P. Morgan Securities Inc. and UBS Securities LLC, as Co-Documentation Agents and General Electric Capital Corporation, US Bank, National Association and Suntrust Bank as Senior Managing Agents.

12.1(17)	Statement re: Calculation of Ratio of Earnings to Fixed Charges.

21.1(17)	Subsidiaries of the Registrant.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature pages hereto).

14

EXHIBIT NO.	DESCRIPTION

25.1(19)	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939 of Wilmington Trust, National Association.

99.1(19)	Form of Letter of Transmittal.

(1)	Incorporated by reference to Burlington Coat Factory Warehouse Corporation’s Registration Statement on Form S-4, No. 333-137916, filed on October 10, 2006.
(2)	Incorporated by reference to Registrant’s Registration Statement on Form S-4, No. 333-137917, filed on October 10, 2006.
(3)	Incorporated by reference to Burlington Coat Factory Warehouse Corporation’s Amendment No. 2 to Registration Statement on Form S-4, No. 333-137916, filed on December 29, 2006.
(4)	Incorporated by reference to our Current Report on Form 8-K filed on August 17, 2007.
(5)	Incorporated by reference to our Current Report on Form 8-K filed on June 27, 2008.
(6)	Incorporated by reference to our Annual Report on Form 10-K for the fiscal year ended June 2, 2007 filed on August 30, 2007.
(7)	Incorporated by reference to our Annual Report on Form 10-K for the fiscal year ended May 31, 2008 filed on August 29, 2008.
(8)	Incorporated by reference to our Quarterly Report on Form 10-Q for the quarter ended February 28, 2009 filed on April 14, 2009.
(9)	Incorporated by reference to our Current Report on Form 8-K filed on April 30, 2009.
(10)	Incorporated by reference to our Current Report on Form 8-K filed on February 26, 2010.
(11)	Incorporated by reference to our Annual Report on Form 10-K for the fiscal year ended May 30, 2009 filed on August 27, 2009.
(12)	Incorporated by reference to our Current Report on Form 8-K filed on January 19, 2010.
(13)	Incorporated by reference to our Quarterly Report on Form 10-Q for the quarter ended November 28, 2009 filed on January 12, 2010.
(14)	Incorporated by reference to our Current Report on Form 8-K filed on November 19, 2009.
(15)	Incorporated by reference to our Transition Report on Form 10-K/T for the transition period ended January 30, 2010 filed on April 30, 2010.
(16)	Incorporated by reference to our Quarterly Report on Form 10-Q for the quarter ended March 1, 2008 filed on April 15, 2008.
(17)	Incorporated by reference to our Annual Report on Form 10-K for the fiscal year ended January 29, 2011 filed on April 14, 2011.
(18)	Incorporated by reference to our Current Report on Form 8-K filed on February 24, 2011.
(19)	Incorporated by reference to our Registration Statement on Form S-4, No. 333-175594, filed on July 15, 2011.
*	Management Contract or Compensatory Plan or Arrangement.

15